UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A/A

(Rule 14a-101)

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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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LEVY ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

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LEVY ACQUISITION CORP.

444 North Michigan Avenue, Suite 3500

Chicago, IL 60611

Dear Levy Acquisition Corp. Stockholders:

You are cordially invited to attend the special meeting in lieu of the 2015 annual meeting of stockholders of Levy Acquisition Corp., which we refer to as “we,” “us,” “our,” “LAC” or the “Company,” on [ ], 2015, at [ ], Central Time, at the offices of McDermott Will & Emery LLP, 227 W. Monroe St., Suite 4700, Chicago, IL 60606.

At the special meeting of stockholders, our stockholders will be asked to consider and vote upon a proposal, which we refer to as the “Business Combination Proposal,” to approve an agreement and plan of merger dated as of March 12, 2015 (the “Merger Agreement”) providing for the acquisition by us of Del Taco Holdings, Inc., which we refer to as “Del Taco,” and which acquisition we refer to as the “Merger” or the “Business Combination.” Pursuant to the Merger Agreement, the aggregate consideration to be paid to Del Taco stockholders will consist of (i) 16,553,540 shares of common stock of LAC (“Stock Merger Consideration”) and (ii) $95 million (the “Cash Merger Consideration”), subject in each case to adjustment in accordance with terms of the Merger Agreement if the aggregate amount of cash available to pay the Cash Merger Consideration is less than $95 million. As part of the Business Combination Proposal, you will be asked to consider and vote upon (i) the issuance to certain investors (the “Step 2 Co-Investors”) of 3,500,000 additional shares of LAC common stock upon completion of the Merger for an aggregate purchase price of $35 million, the proceeds of which will be applied towards the Cash Merger Consideration and (ii) the reimbursement of certain expenses and compensation of LAC, its Sponsor and the officers of LAC. A copy of the Merger Agreement is attached to the accompanying proxy statement as Annex A.

It is anticipated that, upon completion of the Business Combination, LAC’s public stockholders will retain an ownership interest of approximately 38.3%, the former equity holders of Del Taco will own approximately 11.7% of the outstanding common stock, the Levy Family and its affiliates will own approximately 9.3%, the investors in the Initial Investment (other than the Levy Family and its affiliates and the Step 2 Co-Investors) will own approximately 23.6%, and the Step 2 Co-Investors will own approximately 16.5% of the outstanding common stock of the post-Merger company, which we refer to as “Del Taco Restaurants, Inc.” These percentages are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the Merger Agreement. These relative percentages assume that: (a) the aggregate amount of cash available to pay the Cash Merger Consideration is $95 million, including $35 million in cash proceeds from the issuance of LAC common stock pursuant to the Step 2 Co-Investment described below, and (b) none of LAC’s stockholders exercise their redemption rights. If the actual facts are different than these assumptions, the percentage ownership retained by LAC’s existing stockholders will be different. These percentages also do not take into account (i) the 150,000 restricted shares of LAC common stock that will be issued as awards to employees of Del Taco in connection with the Business Combination, (ii) 12,250,000 warrants to purchase LAC’s common stock that will remain outstanding following the Business Combination, and (iii) any Private Placement Warrants that LAC may issue to the Sponsor to repay working capital loans owed by LAC to the Sponsor (currently in the amount of $38,070). You should read “Summary—LAC Shares to be Issued in the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Our stockholders will also be asked to consider and vote upon proposals (a) to approve and adopt our second amended and restated certificate of incorporation, a copy of which is attached as Annex B to the accompanying proxy statement, which we refer to as the “Certificate Proposal,” (b) to elect five directors to serve on our board of directors, subject to the closing of the Business Combination, which we refer to as the “Director Election Proposal,” (c) to approve and adopt the Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan (an equity-based incentive plan), a copy of which is attached to the accompanying proxy statement as Annex C, which we refer to as the “Incentive Plan Proposal”, and (d) to approve and adopt a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote, which we refer to as the “Adjournment Proposal”.

Each of these proposals is more fully described in the accompanying proxy statement.

Our common stock, units and warrants are currently listed on The NASDAQ Capital Market under the symbols “TACO,” “TACOU” and “TACOW,” respectively. At the closing, our units will separate into their component shares of common stock and warrants to purchase one share of our common stock.

Pursuant to our amended and restated certificate of incorporation, we are providing our public stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of our initial public offering as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, upon the consummation of the Business Combination. For illustrative purposes, based on funds in the trust account of approximately $150.0 million on March 31, 2015, the estimated per share redemption price would have been approximately $10.00. Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming his, her or its shares with respect to more than an aggregate of 15% of the public shares. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. All of the holders of LAC shares issued prior to our initial public offering, which we refer to as “Founder Shares,” have agreed to waive their redemption rights with respect to their Founder Shares and our Initial Stockholders, other than our independent directors, have agreed to waive their redemption rights with respect to any public shares that they may have acquired during or after our initial public offering in connection with the completion of our Business Combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, Levy Acquisition Sponsor, LLC, which we refer to as our “Sponsor,” owns approximately 19.68% of our issued and outstanding shares of common stock, consisting of 98.4% of the Founder Shares.

We are providing this proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the special meeting and at any adjournments or postponements of the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this proxy statement (and any documents incorporated into this proxy statement by reference) carefully. Please pay particular attention to the section entitled “Risk Factors.”

Our board of directors has unanimously approved and adopted the Merger Agreement and unanimously recommends that our stockholders vote FOR all of the proposals presented to our stockholders. When you consider the board recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Proposal No. 1—Approval of the Business Combination—Certain Benefits of LAC’s Directors and Officers and Others in the Business Combination.”

Approval of the Business Combination Proposal and Incentive Plan Proposal requires the affirmative vote of holders of a majority of the shares of our common stock that are voted at the special meeting of stockholders. Approval of the Certificate Proposal requires the affirmative vote of holders of a majority of our outstanding shares of common stock. Approval of the Director Election Proposal requires the affirmative vote of the holders of a plurality of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the special meeting of stockholders. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the special meeting of stockholders. The board of directors and stockholders of Del Taco have already approved the Merger.

We have no specified maximum redemption threshold under our charter. Each redemption of public shares by our public stockholders will decrease the amount in our trust account and will, to the extent the Cash Merger Consideration is less than $95 million, increase the number of additional shares of LAC common stock that we would need to issue as part of the Merger Consideration. In no event, however, will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Levy Acquisition Sponsor, LLC is our Sponsor and owner of 98.4% of our Founder Shares. Levy Acquisition Sponsor, LLC has agreed to vote the Founder Shares and any shares of common stock acquired during or after our initial public offering in favor of the Business Combination Proposal.

Your vote is very important. If you are a registered stockholder, you must submit the enclosed proxy card or vote by telephone or over the Internet. Please vote as soon as possible using one of the following methods to ensure that your vote is counted, regardless of whether you expect to attend the applicable special meeting(s) in person: (1) call the toll-free number specified on the enclosed proxy card and follow the instructions when prompted, (2) access the Internet website specified on the enclosed proxy card and follow the instructions provided to you, or (3) complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. A failure to vote your shares is the equivalent of a vote “AGAINST” the Certificate Proposal but will have no effect on the other proposals for the special meeting of stockholders.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposals presented at the special meeting. If you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet, or fail to instruct your bank, broker or other nominee how to vote, and do not attend the special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting of stockholders and, if a quorum is present, will have the same effect as a vote against the Certificate Proposal but will have no effect on the other proposals. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

On behalf of our board of directors, I thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,

[ ☐ ], 2015	[ ]
Lawrence F. Levy
Chairman and Chief Executive Officer

This proxy statement is dated [ ☐ ], 2015 and is first being mailed to stockholders of the Company on or about [ ☐ ], 2015.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

LEVY ACQUISITION CORP.

444 North Michigan Avenue, Suite 3500

Chicago, IL 60611

NOTICE OF SPECIAL MEETING IN LIEU OF 2015 ANNUAL MEETING

OF STOCKHOLDERS OF LEVY ACQUISITION CORP.

To Be Held On [__________], 2015

To the Stockholders of Levy Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2015 annual meeting of stockholders (the “special meeting”) of Levy Acquisition Corp., a Delaware corporation (“LAC” or the “Company”), will be held on [ ], 2015, at [ ], Central time, at the offices of McDermott Will & Emery LLP, 227 W. Monroe St., Suite 4700, Chicago, IL 60606. You are cordially invited to attend the special meeting for the following purposes:

(1) The Business Combination Proposal: to consider and vote upon a proposal (i) to approve and adopt the Agreement and Plan of Merger, dated as of March 12, 2015, as it may be amended (the “Merger Agreement”), by and among the Company, Levy Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), and Del Taco Holdings, Inc., a Delaware corporation (“Del Taco”), and the transactions contemplated thereby, (ii) to approve the Common Stock Purchase Agreements dated March 11, 2015 by and between the Company and certain investors (the “Step 2 Co-Investment”), and the transactions contemplated thereby and (iii) to approve the reimbursement of certain expenses accrued by LAC (collectively, the “Business Combination Proposal”);

(2) The Certificate Proposal: to consider and vote upon a proposal to approve our second amended and restated certificate of incorporation to, among other things:

•	change our name to Del Taco Restaurants, Inc.;

•	remove certain provisions related to our status as a blank check company; and

•	make certain other changes that our board of directors deems appropriate for a public operating company, such as including an exclusive forum provision and eliminating the ability for stockholders to act by written consent (the “Certificate Proposal”).

(3) The Director Election Proposal: to consider and vote upon a proposal to elect five directors to serve on LAC’s board of directors upon consummation of the Business Combination (the “Director Election Proposal”);

(4) The Incentive Plan Proposal: to consider and vote upon a proposal to approve and adopt the Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan (the “Incentive Plan Proposal”); and

(5) The Adjournment Proposal: to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote (the “Adjournment Proposal”).

Only holders of record of our common stock at the close of business on [___________], 2015 are entitled to notice of the special meeting of stockholders and to vote at the special meeting and any adjournments or postponements of the special meeting. A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Pursuant to our amended and restated certificate of incorporation, we are providing our public stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of our initial public offering as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, upon the consummation of the Business Combination. For illustrative purposes, based on funds in the trust account of approximately $150.0 million on March 31, 2015, the estimated per share redemption price would have been approximately $10.00. Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming his, her or its shares with respect to more than an aggregate of 15% of the public shares. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. All of the holders of LAC shares issued prior to our initial public offering, which we refer to as “Founder Shares,” have agreed to waive their redemption rights with respect to their Founder Shares and our Initial Stockholders, other than our independent directors, have agreed to waive their redemption rights with respect to any public shares that they may have acquired during or after our initial public offering in connection with the completion of our Business Combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, Levy Acquisition Sponsor, LLC, which we refer to as our “Sponsor,” owns approximately 19.68% of our issued and outstanding shares of common stock, consisting of 98.4% of the Founder Shares.

The transactions contemplated by the Merger Agreement will be consummated only if (x) a majority of the outstanding shares of common stock of the Company that are voted at the special meeting of the stockholders are voted in favor of the Business Combination Proposal and (y) the Certificate Proposal and the Director Election Proposal are approved. We have no specified maximum redemption threshold under our charter. Each redemption of public shares by our public stockholders will decrease the amount in our trust account and increase the number of additional shares of LAC common stock that we would need to issue as part of the Merger Consideration. In no event, however, will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of our proposals. We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, [__________], at [(___) ___-____] (toll free) or [(___) ___-____].

By Order of the Board of Directors,

[ ☐ ], 2015	[ ]
Claire P. Murphy
General Counsel and Secretary

i

ii

Summary Term Sheet

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarize certain information contained in this proxy statement, but do not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the special meeting.

•	LAC is a blank check company incorporated on August 2, 2013 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

•	There currently are 18,750,000 shares of LAC’s common stock issued and outstanding, consisting of:
•	15,000,000 shares originally sold as part of units in LAC’s initial public offering; and
•	3,750,000 Founder Shares that were issued to our Sponsor prior to LAC’s initial public offering (a total of 60,000 of which were subsequently transferred to four LAC directors).

In addition, there currently are 12,250,000 warrants of LAC outstanding, consisting of 7,500,000 warrants originally sold as part of units in LAC’s initial public offering and 4,750,000 private placement warrants that were sold by LAC to our Sponsor in a private sale simultaneously with LAC’s initial public offering (a total of 60,000 of which were subsequently transferred to four LAC directors and a total of 30,000 of which were subsequently transferred to LAC’s Vice President of Acquisitions). Each warrant entitles the holder thereof to purchase one share of our common stock at a price of $11.50 per share. LAC may redeem the outstanding public warrants (but not the private placement warrants when held by the Sponsor and its permitted transferees) at a price of $0.01 per warrant, if the last sale price of LAC’s common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period. LAC may issue additional Private Placement Warrants to the Sponsor to satisfy outstanding working capital loans owed to the Sponsor by LAC, currently in the amount of $38,070. The Sponsor has the right to elect to receive cash or warrants (valued at $1 per warrant) to satisfy such loans up to a maximum of one million warrants.

For more information about LAC and its securities, see the sections entitled “Information About LAC,” “LAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Securities” beginning on pages 150, 163 and 212, respectively.

•	Del Taco is a nationwide operator and franchisor of restaurants featuring fresh and fast made-to-order cuisine, including both Mexican inspired and American classic dishes. Del Taco is the second largest Mexican quick service restaurant (“QSR”) by units with 547 Del Taco restaurants, a majority of these in the Pacific Southwest. Del Taco serves its customers high-quality food typical of fast casual restaurants but with the speed, convenience and value associated with traditional QSRs. With attributes of both a fast casual restaurant and a QSR, Del Taco occupies a place in the restaurant market distinct from its competitors. Del Taco’s food is prepared in working kitchens where Del Taco’s customers see cooks grilling marinated chicken, chopping tomatoes and cilantro for salsa, grating cheddar cheese and slow cooking whole pinto beans. And Del Taco is poised for growth, operating within the fastest growing segment of the restaurant industry, the limited service restaurant (“LSR”) segment. With an average check of $6.49, Del Taco offers a compelling value proposition relative to both QSR and fast casual peers. For more information about Del Taco, see the sections entitled “Information About Del Taco,” “Del Taco Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management After the Business Combination” beginning on pages 167, 185 and 208, respectively.

•	Pursuant to an Agreement and Plan of Merger, dated as of March 12, 2015, by and among LAC, Levy Merger Sub, LLC (“Merger Sub”) and Del Taco, as it may be amended (the “Merger Agreement”), the Company proposes that Merger Sub, a wholly-owned subsidiary of LAC, be merged with and into Del Taco so that Del Taco becomes a wholly-owned subsidiary of LAC (the “Merger”). For more information about the transactions contemplated by the Merger Agreement, which is referred to herein as the “Business Combination,” see the section entitled “Proposal No. 1—Approval of the Business Combination” beginning on page 93. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

•	In order to compete with private equity bidders in Del Taco’s auction who could close a transaction more quickly than a special purpose acquisition company, LAC proposed an initial phase of the merger when Del Taco’s shareholders could cash out a portion of their shares, reduce Del Taco’s total indebtedness and costs of borrowing, and limit any perceived risk that the ultimate merger would not close. To this end, as a first phase of the Merger, on March 20, 2015, Levy Epic Acquisition Company, LLC and Levy Epic Acquisition Company II, LLC, both entities formed by affiliates of the Sponsor (the “Levy Newco Parties”), purchased $91.2 million of Del Taco common stock from Del Taco and $28.8 million of Del Taco common stock from Del Taco stockholders (the “Initial Investment”). The net proceeds received by Del Taco from the Initial Investment, together with the net proceeds of additional senior indebtedness, were used to repay $111.2 million of subordinated indebtedness and certain other transaction expenses.

•	In the Merger, the aggregate consideration to be paid to Del Taco stockholders will consist of (i) $95 million in cash (the “Cash Merger Consideration”) and (ii) 16,553,540 shares of LAC common stock (“Stock Merger Consideration”), subject to adjustment in accordance with the terms of the Merger Agreement if the aggregate amount of cash available to pay the Cash Merger Consideration is less than $95 million. As part of the Business Combination, funds in the trust account will be used to pay transaction expenses and to reimburse certain expenses accrued by LAC (the “Expense Reimbursement”).

•	At the Business Combination closing, LAC has agreed to issue an additional 3,500,000 shares of LAC common stock for an aggregate purchase price of $35 million (the “Step 2 Co-Investment”), the proceeds of which will be applied towards the Cash Merger Consideration. For more information about the Merger Agreement and related transaction agreements, see the section entitled “Proposal No. 1—Approval of the Business Combination” beginning on page 93.

•	In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor, our directors, officers or advisers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. None of the Sponsors, our directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, our directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the trust account.

It is anticipated that, upon effectiveness of the Merger:

•	LAC’s public stockholders will own approximately 38.3% of the outstanding common stock of the post-merger company;
•	former equity holders of Del Taco will own approximately 11.7% of the outstanding common stock of the post-merger company;
•	the Levy Family and its affiliates (including the Sponsor) will own approximately 9.3%;
•	the investors in the Initial Investment (other than the Levy Family and its affiliates and the Step 2 Co-Investors) will own approximately 23.6% of the post-merger company; and
•	the Step 2 Co-Investors will own approximately 16.5% of the outstanding common stock of the post-merger company.

These percentages are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the Merger Agreement.

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These relative percentages assume that (i) the aggregate amount of cash available to pay the Cash Merger Consideration is $95 million and LAC receives $35 million in cash proceeds from the issuance of LAC common stock pursuant to the Step 2 Co-Investment, and (ii) no LAC stockholders exercise their redemption rights. If the actual facts are different than these assumptions, the percentage ownership retained by LAC’s existing stockholders will be different. These percentages also do not take into account (i) 150,000 restricted shares of LAC common stock that will be awarded to employees of Del Taco in connection with the Business Combination, (ii) 12,250,000 warrants to purchase LAC’s common stock that will remain outstanding following the Business Combination, and (iii) any Private Placement Warrants that LAC may issue to the Sponsor to repay working capital loans owed by LAC to the Sponsor (currently in the amount of $38,070).

The following table illustrates three scenarios of varying ownership levels based on the assumptions described above but assuming varying levels of redemptions by LAC stockholders:

Assumptions

	No Shares of LAC Common Stock are Redeemed		6.5 Million Shares of LAC Common Stock are Redeemed ($65 million)		All Shares of LAC Common Stock are Redeemed Other Than Founder Shares
LAC public stockholders	14,850,000	(38.3)%	8,350,000	(25.8)%	--
Levy Family and its affiliates (including the Sponsor)	3,598,781	(9.3)%	3,598,781	(11.1)%	3,598,781	(12.1)%
Former Del Taco stockholders	4,553,540	(11.7)%	4,553,540	(14.1)%	10,553,540	(35.4)%
Investors in the Initial Investment (other than the Levy Family and its affiliates and the Step 2 Co-Investors)	9,169,344	(23.6)%	9,169,344	(28.4)%	9,169,344	(30.8)%
Step 2 Co-Investors	6,421,875	(16.5)%	6,421,875	(19.9)%	6,421,875	(21.5)%

See “Summary—LAC Shares to be Issued in the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

•	Our management and board of directors considered various factors in determining whether to approve the Merger Agreement and the transactions contemplated thereby, and that the value of the Business Combination is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $5.25 million payable to the underwriters of our initial public offering). For more information about our decision-making process, see the section entitled “Proposal No. 1—Approval of the Business Combination—LAC’s Board of Directors’ Reasons for the Approval of the Business Combination” beginning on page 120.

•	In order to address certain potential conflicts of interests, further described in this Proxy Statement, including the investment in Del Taco through the Levy Newco Parties by Levy Family Partners and affiliates of Larry Levy, Ari Levy and Steven Florsheim in the Initial Investment, our board of directors formed a special committee of independent directors not affiliated with our Sponsor in January 2015 to review the terms of the Business Combination and provide an independent recommendation to our board of directors whether to approve the Business Combination. On March 11, 2015, the Special Committee unanimously recommended that the Business Combination be approved by the board of directors.

•	On March 11, 2015, at a meeting of our board of directors, William Blair & Company, L.L.C. (“William Blair”) rendered to our board of directors its oral opinion, which was subsequently confirmed in writing, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by William Blair, (i) from a financial point of view, an aggregate $500 million purchase price to be paid by the Company through the payment of cash and the issuance of common stock of the Company for all of the outstanding shares of common stock and other equity interests of Del Taco, on a cash-free debt-free basis (the “Consideration”), was fair to the Company and (ii) the fair market value of Del Taco (measured by the enterprise values implied by the various financial analyses William Blair conducted in connection with its opinion) equals or exceeds 80% of the amount held by the Company in trust for the benefit of its public stockholders (excluding any deferred underwriting fees and taxes payable on the income earned on the trust account).

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The full text of the written opinion of William Blair, dated March 11, 2015, is attached as Annex D to this proxy statement and is incorporated in its entirety into this proxy statement by reference. The opinion describes important assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by William Blair in conducting its financial analyses and rendering its opinion. The investment banking services and opinion of William Blair were provided for the use and benefit of our board of directors in connection with its consideration of the Merger. The opinion of William Blair is limited to (i) the fairness, from a financial point of view, to the Company of the Consideration to be paid by the Company in the Merger and (ii) whether the fair market value of Del Taco (measured by the enterprise values implied by the various financial analyses William Blair conducted in connection with its opinion) equals or exceeds 80% of the amount held by the Company in trust for the benefit of its public stockholders (excluding any deferred underwriting fees and taxes payable on the income earned on the trust account). The opinion of William Blair does not address any other aspect of the Merger or any related transaction, including the Initial Investment and the transactions contemplated by the Step 2 Agreements, and does not constitute a recommendation to any stockholder as to how that stockholder should vote with respect to the Merger Agreement or the Merger. William Blair also does not make any recommendation as to whether the stockholders of the Company should exercise their right to have their shares redeemed. William Blair did not address the merits of the underlying decision by the Company to engage in the Merger. The foregoing summary of William Blair’s opinion is qualified in its entirety by reference to the full text of its opinion. See “—The Merger— Description of Opinion William Blair & Company, L.L.C.” on page 122.

•	Pursuant to our amended and restated certificate of incorporation, in connection with the Business Combination, holders of our public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our amended and restated certificate of incorporation. As of March 31, 2015, this would have amounted to approximately $10.00 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our common stock for cash and will no longer own shares of the Company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting of stockholders. See the section entitled “Special Meeting in Lieu of 2015 Annual Meeting of LAC Stockholders—Redemption Rights” beginning on page 88 for the procedures to be followed if you wish to redeem your shares for cash.

•	The stockholders of LAC will also be asked to vote on proposals to approve a second amended and restated certificate of incorporation for LAC, to elect five directors to the board of LAC, subject to the closing of the Business Combination, to adopt an equity incentive plan, and to adjourn the special meeting, if necessary. See the sections entitled “Proposal No. 2—Approval of the Second Amended and Restated Certificate of Incorporation ,” beginning on page 138, “Proposal No. 3—Election of Directors to the Board,” beginning on page 140, “Proposal No. 4—Approval and Adoption of the Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan,” beginning on page 141, “Proposal No. 5—The Adjournment Proposal” beginning on page 149, and “Special Meeting in Lieu of 2015 Annual Meeting of LAC Stockholders” beginning on page 88.

•	Upon the closing of the Business Combination, our board of directors will consist of seven directors, five of whom will be voted upon by our stockholders at the special meeting. See the sections entitled “Proposal No. 3—Election of Directors to the Board” and “Management After the Business Combination” on pages 140 and 208, respectively.

•	The closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, receipt of the requisite stockholder approval contemplated by this proxy statement. For more information about the closing conditions to the Business Combination, see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement” beginning on page 93.

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•	The Merger Agreement may be terminated at any time prior to the consummation of the Business Combination in specified circumstances. For more information about the termination rights under the Merger Agreement, see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement” beginning on page 93.

•	The proposed Business Combination involves numerous risks. For more information about these risks, see the section entitled “Risk Factors” beginning on page 36.

•	In considering the recommendation of LAC’s board of directors to vote for the proposals presented at the special meeting of stockholders, you should be aware that our executive officers and members of our board of directors have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. The members of our board of directors were aware of these differing interests and considered them, among other matters, in evaluating and negotiating the transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting. These interests include, among other things:

•	the 1.8 million total Founder Shares that our Sponsor (or its members) will hold following the Business Combination, subject to the lock-up agreements;

•	the 60,000 total Founder shares that our independent directors will continue to own following the Merger, subject to lock-up agreements;

•	the 30,000 total private placement warrants to purchase shares of our common stock held by our Vice President of Acquisitions;

•	the 4.7 million total private placement warrants to purchase shares of common stock that our Sponsor (or its members) will hold following the Business Combination; and

•	the 1.8 million total shares of LAC common stock that Levy Family Partners and our directors and officers will receive as a result of their $18.0 million indirect participation in the Initial Investment through the Levy Newco Parties;

•	the continuation of certain of our officers and directors as directors (but not officers) of the Company;

•	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination; and

•	the investment of Levy Family Partners, LLC (which is the manager of the Sponsor and the Levy Newco Parties and a member of the Sponsor and one of the Levy Newco Parties) in a Del Taco stockholder. This investment had a value (inclusive of interests unrelated to Del Taco) of $533,707 at December 31, 2014. The investment is a passive, limited partnership interest in a fund over which Levy Family Partners has no control and was entered into in 2006. Following the Initial Investment, Levy Family Partners received a distribution of $52,348 from the Del Taco stockholder on account of the Initial Investment.

Further, each of our directors holds Founder Shares that are not subject to redemption and Founder Warrants that would retire worthless if a Business Combination is not consummated; as a result, our directors have a financial incentive to see a Business Combination consummated rather than lose whatever value is attributable to the Founder Shares and Founder Warrants. These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby.

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Frequently Used Terms

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “LAC” refer to Levy Acquisition Corp., and the terms “combined company” and “post-merger company” refer to LAC and Del Taco together following the consummation of the Business Combination.

In this document:

“Adjournment Proposal” means a proposal to adjourn the special meeting of the stockholders of the Company to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote at such special meeting.

“Adjusted EBITDA” represents net income (loss) before interest expense, provision for income taxes, depreciation, amortization and items that Del Taco does not consider representative of ongoing operating performance, as identified below in “Del Taco Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

“broker non-vote” means the failure of an LAC stockholder, who holds his or her shares in “street name” through a broker or other nominee, to give voting instructions to such broker or other nominee.

“Business Combination” and “Merger” each mean the transactions contemplated by the Merger Agreement.

“Business Combination Proposal” means the proposal to approve and adopt the Merger Agreement, and to approve the Expense Reimbursement and the issuance of LAC common stock pursuant to the Step 2 Co-Investment.

“Capital Stock” means the capital stock or other equity securities of LAC.

“Cash Merger Consideration” means the cash portion of the Merger Consideration which will be a maximum of $95 million but is subject to adjustment in accordance with the terms of the Merger Agreement.

“Certificate Proposal” means the proposal to approve and adopt the Company’s second amended and restated certificate of incorporation, a copy of which is attached as Annex B to the proxy statement.

“Charlesbank Parties” means, collectively, Charlesbank Equity Fund V, Limited Partnership, CB Offshore Equity Fund V, LP, Charlesbank Equity Coinvestment Fund V, Limited Partnership and Charlesbank Coinvestment Partners, Limited Partnership.

“Code” means Internal Revenue Code.

“Company” means Levy Acquisition Corp.

“Company’s Piggyback Notice” means the notice that must be provided in accordance with the Stockholders Agreement to all holders of Registrable Stock by LAC at least 10 days prior to the filing of a registration statement, if LAC proposes to register any of its securities for sale for its own account in a Marketed Underwritten Offering (other than (a) a registration relating to the sale of securities to employees of LAC or any of its subsidiaries pursuant to a stock option, stock purchase or similar plan, (b) a transaction under Rule 145 of the Securities Act or (c) a Demand Registration).

“Deferral Period” means the time period during which income may be deferred following the exercise of a nonqualified option as a result of Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder.

“Del Taco” means Del Taco Holdings, Inc., a Delaware corporation, and its subsidiaries.

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“Demand Registrations” means registrations requested pursuant to the terms of the Stockholders Agreement.

“Demand Notice” means the notice that must be given by LAC to all holders of Registrable Stock upon receipt of a request of a Demand Registration that is a Marketed Underwritten Offering.

“Director Election Proposal” means the proposal to elect five directors to serve on the Company’s board of directors, subject to the closing of the Business Combination.

“Distributions” means the distributions by each of the Levy Newco Parties to its members of the shares of LAC common stock received by such Levy Newco Investor pursuant to the Merger.

“EBITDA” represents net income (loss) before interest expense, provision for income taxes, depreciation and amortization.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expense Reimbursement” means the reimbursement of certain expenses accrued by LAC from funds in its Trust Account.

“Founder Earnout Shares” means the 937,500 Founder Shares subject to forfeiture by the Initial Stockholders (or their permitted transferees) on the fifth anniversary of the initial Business Combination, subject to certain restrictions.

“Founder Shares” means the shares of LAC Common Stock issued prior to LAC’s initial public offering, including the Founder Earnout Shares.

“GSMP Parties” means collectively, GSMP 2006 Onshore US, Ltd., GSMP 2006 Offshore US, Ltd., GSMP 2006 Institutional US, Ltd. and GS Mezzanine Partners 2006 Institutional, L.P.

“Incentive Plan Proposal” means the proposal to adopt the Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan.

“Initial Investment” means the purchase by the Levy Newco Parties of $91.2 million of common stock from Del Taco and $28.8 million of common stock from Del Taco stockholders on March 20, 2015.

“Initial Stockholders” means the Sponsor, Howard B. Bernick, Craig J. Duchossois, Greg Flynn and Marc S. Simon.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investors’ Piggyback Notice” means the notice that must be provided in accordance with the Stockholders Agreement by each holder of Registrable Stock within 10 days after receipt of the Company’s Piggyback Notice, if such holder desires to dispose of all of part of its Registrable Stock in connection with LAC’s registration of securities in a Marketed Underwritten Offering.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“KPMG” means KPMG LLP.

“LAC” means Levy Acquisition Corp.

“LAC Common Stock” means common stock, par value $0.0001 per share, of LAC.

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“Leonard Green Parties” means collectively, Green Equity Investors IV, L.P. and SAG Brands Coinvest, LLC.

“Levy Family” means collectively, Lawrence F. Levy, Steven C. Florsheim, Ari B. Levy, Levy Family Partners, LLC, the Steven Florsheim 2003 Investment Trust and the Ari Levy 2003 Investment Trust.

“Levy Newco Parties” means collectively, Levy Epic Acquisition Company, LLC and Levy Epic Acquisition Company II, LLC.

“Levy Parties” means, collectively, the Sponsor, LFP Epic Investor, LLC, Levy Family Partners, LLC, Lawrence F. Levy, Steven C. Florsheim, Ari B. Levy, the Steven Florsheim 2003 Investment Trust and the Ari Levy 2003 Investment Trust.

“Levy/Walsh Investors” means, collectively, the Levy Parties and the Walsh Parties.

“Majority Rollover Investors” means the Rollover Investors holding a majority of the shares of LAC common stock held by the Rollover Investors.

“Market Standoff Period” means the period specified in the Stockholders Agreement during which each Stockholder must not sell or otherwise transfer any Registrable Stock or other Capital Stock in connection with any underwritten public offering of the Capital Stock (except for standard exceptions agreed to by the representatives of the managing underwriter) as specified by LAC’s board of directors at the request of the managing underwriter in accordance with the terms of the Stockholders Agreement.

“Marketed Underwritten Offering” means a public offering in which Common Stock is sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public and which involves a customary “road show” (including an “electronic road show”) or other substantial marketing effort by one or more underwriters that lasts more than two days.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of March 12, 2015, by and among LAC, Del Taco and Merger Sub, as it may be amended from time to time.

“Merger Consideration” means the sum of the Stock Merger Consideration and the Cash Merger Consideration.

“Merger Sub” means Levy Merger Sub, LLC.

“Non-Rollover Investors” means, collectively, the Levy/Walsh Investors and the Other Stockholders.

“Note” means the promissory note pursuant to which the Sponsor has agreed to loan the Company $255,000 to cover expenses.

“Other Securities” means the Capital Stock of the Company other than the Registrable Stock.

“PCAOB” means the Public Company Accounting Oversight Board.

“Priority Registration” means a priority registration as set forth in the Stockholders Agreement, in which (x) the requesting holders (other than any Rollover Investors and the Levy/Walsh Investors) will be entitled to have only 10% of all Registrable Stock held by the requesting holders be included in the registration until the participating Rollover Investors will receive net proceeds in such registration or offering of at least $30,000,000, after which the initiating holders and the requesting holders other than the Levy/Walsh Investors will participate pro rata based on the number of shares of Registrable Stock requested to be included, and (y) the Levy/Walsh Investors will not be entitled to have any Registrable Stock held by them included in such registration or transaction regardless of whether any of the Levy/Walsh Investors requested such inclusion pursuant to requests timely given to LAC, and LAC will not include in any such registration statement filed with the SEC any Registrable Stock specified in any request by the Levy/Walsh Investors as requesting holders.

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“Private Placement Warrants” means the 4,750,000 private placement warrants issued to the Sponsor, at a price of $1.00 per warrant, in a private placement that occurred simultaneously with the completion of LAC’s initial public offering.

“proposed certificate” means the second amended and restated certificate of incorporation of the Company being proposed for approval by the Company’s stockholders, a copy of which is attached as Annex B to the proxy statement.

“Prospectus” means the prospectus associated with the initial public offering.

“Public Offering” means an offer for sale of shares of LAC common stock pursuant to an effective registration statement (other than a public offering relating either to the sale of securities to employees of LAC or any of its subsidiaries pursuant to a stock option, stock purchase or similar plan or a transaction under Rule 145 of the Securities Act).

“public shares” means shares of LAC Common Stock issued in LAC’s initial public offering.

“public warrants” means the warrants issued in LAC’s initial public offering, each of which is exercisable for one share of LAC Common Stock, in accordance with its terms.

“PW Acquisition” means PW Acquisitions LP.

“Registration Expenses” means all fees and expenses incurred in connection with LAC’s performance of its obligations to register securities under the Stockholders Agreement.

“Registrable Stock” means shares of LAC common stock held that are registrable pursuant to the terms of the Stockholders Agreement.

“Reimbursement” means the reimbursement of $347,100 for certain expenses incurred in connection with the initial public offering of the Company and paid by the underwriters involved in the offering.

“Rollover Investors” means the GSMP Parties, the Charlesbank Parties and the Leonard Green Parties.

“Rothstein Kass” means ROTHSTEIN-KASS, P.A. (d/b/a Rothstein Kass & Company, P.C.).

“RR Agreement” means the Registration Rights Agreement, dated as of November 13, 2013, by and between the Company, the Sponsor, Howard B. Bernick, Greg Flynn, Marc S. Simon and Craig J. Duchossois.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions, brokerage fees, and the fees and expenses of counsel for each holder of Registrable Stock (other than the counsel selected by a majority of the holders of Registrable Stock included in the applicable registration or offering to represent all holders of Registrable Stock in such registration or offering).

“Shelf Registration” means the filing of a registration statement with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Sponsor” means Levy Acquisition Sponsor, LLC.

“Step 2 Agreements” means collectively (i) the Common Stock Purchase Agreement, dated as of March 12, 2015, by and between the Company and Del Taco Series, a series of Pleasant Lake Opportunities Fund LP, and (ii) the Common Stock Purchase Agreement, dated as of March 11, 2015, by and between the Company, Belfer Investment Partners L.P. and Lime Partners, LLC.

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“Step 2 Co-Investment” means the investment by the Step 2 Co-Investors in the Step 2 Shares.

“Step 2 Co-Investors” means Belfer Investment Partners L.P., Lime Partners, LLC and Del Taco Series, a series of Pleasant Lake Opportunities Fund LP.

“Step 2 Shares” means the 3,500,000 shares of LAC common stock being sold to the Step 2 Co-Investors at the closing of the Merger for a purchase price of $10.00 per share.

“Stockholders Agreement” means the Stockholders Agreement, dated as of March 12, 2015, by and between the Company, the GSMP Parties, the Charlesbank Parties, the Leonard Green Parties, the Levy Parties, the Walsh Parties, the Levy Newco Parties, the Other Stockholders and such other parties which may from time to time become a party thereto.

“Stock Merger Consideration” means the shares of LAC Common Stock issuable as part of the Merger Consideration, the amount of which is subject to adjustment in accordance with the terms of the Merger Agreement.

“Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of March 12, 2015, by and between Del Taco, the Levy Newco Parties, the stockholders of Del Taco and such other parties which may from time to time become a party thereto.

“Trust Account” means the trust account with Continental Stock Transfer & Trust Company acting as trustee which holds a total of approximately $150,000,000, including approximately $147,000,000 of the proceeds of the Company’s initial public offering, $2,652,900 from the sale of the Private Placement Warrants and $347,100 paid by the underwriters to the Company as reimbursement for certain expenses incurred in connection with the initial public offering.

“Units” means the 15,000,000 units issued in connection with the Company’s initial public offering, each of which consisted of one share of common stock of the Company, $0.0001 par value, and one-half of one warrant. Each warrant can be used to purchase one share of common stock of the Company.

“Walsh Parties” means, collectively, PW Acquisition and Patrick Walsh.

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Questions and Answers about the Proposals for Stockholders

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting of stockholders, including with respect to the proposed Business Combination. The following questions and answers may not include all the information that is important to our stockholders. We urge stockholders to carefully read this entire proxy statement, including the annexes and the other documents referred to herein.

Q:	Why am I receiving this proxy statement?

A:	We have entered into the Merger Agreement pursuant to which Merger Sub, a wholly-owned subsidiary of LAC, will be merged with and into Del Taco with Del Taco becoming a wholly-owned subsidiary of LAC. This agreement, as it may be amended, is referred to as the Merger Agreement, and the transactions contemplated by this agreement are referred to as either the Merger or the Business Combination. A copy of the Agreement and Plan of Merger is attached to this proxy statement as Annex A. Our stockholders are being asked to consider and vote upon a proposal to approve and adopt the Business Combination, including the Merger Agreement, and the issuance of LAC common stock pursuant to the Step 2 Co-Investment, among other proposals, described below. This proxy statement and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the special meeting. You should read this proxy statement and its annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.

In order to compete with private equity bidders in Del Taco’s auction who could close a transaction more quickly than a special purpose acquisition company, LAC proposed an initial phase of the merger when Del Taco’s shareholders could cash out a portion of their shares, reduce Del Taco’s total indebtedness and costs of borrowing, and limit any perceived risk that the ultimate merger would not close. To this end, as a first phase of the Merger, on March 20, 2015, Levy Epic Acquisition Company, LLC and Levy Epic Acquisition Company II, LLC, both entities formed by affiliates of the Sponsor (the “Levy Newco Parties”), purchased $91.2 million of Del Taco common stock from Del Taco and $28.8 million of Del Taco common stock from Del Taco stockholders (the “Initial Investment”). The net proceeds received by Del Taco from the Initial Investment, together with the net proceeds of additional senior indebtedness, were used to repay $111.2 million of subordinated indebtedness of Del Taco and to pay certain expenses.

As part of the Business Combination, we have agreed to issue an additional 3,500,000 shares of LAC common stock for $10.00 per share, the proceeds of which will be applied towards the Cash Merger Consideration (the “Step 2 Co-Investment”).

Q:	How did LAC arrive at the purchase price for Del Taco?

A:	The purchase price of Del Taco was the result of negotiation between LAC and Del Taco. LAC determined the price it was prepared to pay for the equity of Del Taco based on numerous factors, including the trading price of the stock of comparable quick service and fast casual restaurant companies identified by LAC’s management and its investment bankers, the financial performance of Del Taco as a whole and on a per restaurant basis, the growth potential of Del Taco in terms of unit growth and average unit volume, and the ability of Del Taco’s management team to execute its business plan. The Board of Directors of LAC concluded that a $500 million pre-merger and pre-Initial Investment enterprise value for Del Taco was reasonable in light of these numerous factors, the advice of its investment bankers and LAC’s advisors and consultants, and the Opinion of William Blair. In reaching its conclusion, the Board also considered the recapitalization of Del Taco that would take place following the Initial Investment but prior to the Merger in which Del Taco’s indebtedness would be reduced by $76.1 million. As a result of the repayment of its subordinated notes, Del Taco expected an annual net interest savings of over $13 million.

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The per share Merger consideration was computed at the time of the Initial Investment by subtracting the indebtedness of Del Taco from the enterprise value and dividing that amount by the number of shares of Del Taco common stock, on a fully diluted basis.

Q:	Following the Merger, will the LAC securities continue to trade on a stock exchange?

A:	Yes, our common stock, units and warrants will continue to be listed on The NASDAQ Capital Market, or NASDAQ, under the symbols “TACO,” “TACOU” and “TACOW,” respectively. Prior to the closing, our units will separate into their component shares of common stock and warrants to purchase one share of our common stock.

Q:	How has the announcement of the Business Combination affected the trading price of the LAC common stock?

A:	On March 11, 2015, the date immediately prior to the announcement of the Merger, the closing trading price of LAC common stock on NASDAQ was $9.95 per share. On May 8, 2015, the date immediately prior to the date of this Proxy Statement, the closing trading price of LAC common Stock on Nasdaq was $15.34 per share.

Q:	How will the Business Combination impact the shares outstanding after the Merger?

A:	After the Business Combination, the amount of LAC common stock outstanding will increase by 107% to 38,803,540 shares of LAC common stock (assuming that no shares of LAC common stock are redeemed). Further an additional shares of LAC common stock may be issuable in the future as a result of the following amounts that are not currently considered outstanding: (i) 150,000 restricted shares of LAC common stock that will be awarded to employees of Del Taco in connection with the Business Combination, (ii) 12,250,000 warrants to purchase LAC’s common stock that will remain outstanding following the Business Combination, and (iii) Private Placement Warrants that LAC may issue to the Sponsor to repay working capital loans owed by LAC to the Sponsor (currently in the amount of $38,070). The issuance and sale of these shares in the public market could adversely impact the market price of our common stock even if our business is doing well.

Q:	What is being voted on at the special meeting?

A:	Below are proposals on which our stockholders are being asked to vote.

Proposals for the Special Meeting of Stockholders

1.	To approve and adopt the Merger Agreement, the issuance of LAC common stock pursuant to the Step 2 Co-Investment and the Expense Reimbursement (this proposal is referred to herein as the “Business Combination Proposal”);

2.	To consider and vote upon a proposal to approve a second amended and restated certificate of incorporation of the Company, or the proposed certificate, to, among other things:

•	change our name to Del Taco Restaurants, Inc.;

•	remove certain provisions related to our status as a blank check company; and

•	make certain other changes that our board of directors deems appropriate for a public operating company, such as including an exclusive forum provision and removing the ability of stockholders to act by written consent (this proposal is referred to herein as the “Certificate Proposal”);

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3.	To elect five directors to our board of directors, subject to the consummation of the Business Combination (this proposal is referred to herein as the “Director Election Proposal”);

4.	To approve and adopt the Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan (this proposal is referred to herein as the “Incentive Plan Proposal”); and

5.	To approve the adjournment of the special meeting of stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented at the special meeting of stockholders (this proposal is referred to herein as the “Adjournment Proposal”). This proposal will only be presented at the special meeting if there are not sufficient votes to approve one or more of the other proposals presented to stockholders for vote.

Q:	Are the proposals conditioned on one another?

A:	Yes.

•	The Business Combination Proposal is conditioned on the Certificate Proposal and the Director Election Proposal;

•	The Certificate Proposal and the Director Election Proposal are each conditioned on the Business Combination Proposal;

•	The Incentive Plan Proposal is conditioned on the Business Combination Proposal; and

•	The Adjournment Proposal does not require the approval of any other proposal to be effective and will only be presented at the special meeting if there are not sufficient votes to approve one or more of the other proposals. In the event that any of the Business Combination Proposal, the Certificate Proposal or the Director Election Proposal does not receive the requisite vote for approval, then we will not consummate the Business Combination.

Q:	What happens if stockholders do not approve the Business Combination?

A:	If we do not consummate the Business Combination and fail to complete an initial business combination by November 19, 2015, we will be required to dissolve and liquidate our trust account.

Q:	Why is LAC proposing the Business Combination Proposal?

A:	We were organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. In particular, we have sought to focus on the restaurant and hospitality sectors, though we are not limited to any particular industry or sector.

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Q:	What happens to the capital stock of LAC in the Merger?

A:	There currently are 18,750,000 shares of our common stock issued and outstanding, consisting of:
•	15,000,000 shares held by public stockholders, and
•	3,750,000 founder shares held by our Sponsor and LAC directors.

At the closing of the Merger, a total of 1,906,219 founder shares will be transferred by the Sponsor to third party investors who funded the Initial Investment, excluding entities affiliated with the Levy Family. At the closing of the Merger, our Sponsor will sell to one of the third party investors who funded the Initial Investment membership interests in our Sponsor that are expected to convey the right to the eventual distribution of 600,000 of the private placement warrants.

In addition, there currently are 12,250,000 warrants of LAC outstanding, consisting of 7,500,000 public warrants and 4,750,000 private placement warrants held by our Sponsor, LAC directors and an officer of LAC. LAC may issue additional Private Placement Warrants to the Sponsor to satisfy outstanding working capital loans owed to the Sponsor by LAC, currently in the amount of $38,070. The Sponsor has the right to elect to receive cash or warrants (valued at $1 per warrant) to satisfy such loans up to a maximum of one million warrants. Each warrant entitles the holder thereof to purchase one share of our common stock at a price of $11.50 per share. The warrants will become exercisable 30 days after the completion of LAC’s initial Business Combination, and expire at 5:00 p.m., New York City time, five years after the completion of LAC’s initial Business Combination or earlier upon redemption or liquidation. Once the warrants become exercisable, LAC may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants) in whole and not in part at a price of $0.01 per warrant, if the last sale price of LAC’s common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period. The Private Placement Warrants, however, are non-redeemable so long as they are held by our Sponsor or its permitted transferees.

Q:	Can public stockholders redeem their LAC common stock?

A:	Under our amended and restated certificate of incorporation, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial Business Combination either in conjunction with a tender offer or in conjunction with a stockholder vote.

Q:	Does NASDAQ require stockholder approval?

A:	NASDAQ Listing Rule 5635(a) requires shareholder approval where, among other things, the issuance of securities in a transaction exceeds 20% of the number of shares of common stock or the voting power outstanding before the transaction, and NASDAQ Listing Rule 5635(b) requires stockholder approval where the issuance of securities will result in a change of control. We intend to issue approximately 20,053,540 shares of our common stock (including 3,500,000 shares of LAC common stock issued pursuant to the Step 2 Co-Investment), or approximately 107.0% of our 18,750,000 currently outstanding shares of common stock, in the Business Combination (assuming no redemptions of our public shares and no additional issuances of our common stock). Therefore, we are required to obtain the approval of our stockholders under both NASDAQ Listing Rules 5635(a) and 5635(b).

Q:	What will happen in the Business Combination?

A:	At the closing of the Merger, Merger Sub will be merged with and into Del Taco resulting in Del Taco becoming a wholly-owned subsidiary of the Company and former stockholders of Del Taco becoming stockholders of the Company and the name of the Company will change to Del Taco Restaurants, Inc.

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Q:	What revenue and profits/losses has Del Taco generated in the last three years?

A:	For the fiscal years 2014, 2013 and 2012, Del Taco had total revenue of $396.0 million, $371.0 million and $360.1 million, and net losses of $9.3 million, $6.5 million and $8.2 million, respectively. Its EBITDA was $41.5 million, $49.0 million and $49.7 million for the fiscal years 2014, 2013 and 2012, respectively. At the end of fiscal year 2014, Del Taco’s total assets were $550.0 million and its total debt was $323.4 million. In connection with the Initial Investment, Del Taco’s total debt was reduced by $76.1 million. See “Selected Historical Consolidated Financial and Other Data of Del Taco” and “Del Taco Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information located on page 185.

Q:	What equity stake will current LAC stockholders and former Del Taco stockholders hold in the Company after the closing?

A:	It is anticipated that, upon completion of the Business Combination, LAC’s public stockholders will retain an ownership interest of approximately 38.3%, the former equity holders of Del Taco will own approximately 11.7% of the outstanding common stock, the Levy Family and its affiliates will own approximately 9.3%, the investors in the Initial Investment (other than the Levy Family and its affiliates and the Step 2 Co-Investors) will own approximately 23.6%, and the Step 2 Co-Investors will own approximately 16.5% of the outstanding common stock of the post-Merger company, which we refer to as “Del Taco Restaurants, Inc.” These percentages are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the Merger Agreement.

These relative percentages assume that: (a) the aggregate amount of cash available to pay the Cash Merger Consideration is $95 million, including $35 million in cash proceeds from the issuance of LAC common stock pursuant to the Step 2 Co-Investment described below, and (b) none of LAC’s stockholders exercise their redemption rights. If the actual facts are different than these assumptions, the percentage ownership retained by LAC’s existing stockholders will be different. These percentages also do not take into account (i) the 150,000 restricted shares of LAC common stock that will be issued as awards to employees of Del Taco in connection with the Business Combination, (ii) 12,250,000 warrants to purchase LAC’s common stock that will remain outstanding following the Business Combination, and (iii) any Private Placement Warrants that LAC may issue to the Sponsor to repay working capital loans owed by LAC to the Sponsor (currently in the amount of $38,070). You should read “Summary—LAC Shares to be Issued in the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

If the shares referenced in the preceding sentence are taken into account (based on the current level of the Sponsor’s working capital loans), then ownership of the outstanding common stock of the post-Merger company would be expected to be as follows:

•	LAC’s public stockholders will retain an ownership interest of approximately 43.6%

•	the former equity holders of Del Taco will own approximately 9.2% of the outstanding common stock;

•	the Levy Family and its affiliates will own approximately 16.4%;

•	the investors in the Initial Investment (other than the Levy Family and its affiliates and the Step 2 Co-Investors) will own approximately 17.9%; and

•	the Step 2 Co-Investors will own approximately 12.5% of the outstanding common stock of the post-Merger company.

The following table illustrates three scenarios of varying share ownership levels and ownership percentages (in parenthesis) based on the assumptions described above but assuming varying levels of redemptions by LAC stockholders:

Assumptions

	No Shares of LAC Common Stock are Redeemed		6.5 Million Shares of LAC Common Stock are Redeemed ($65 million)		All Shares of LAC Common Stock are Redeemed Other Than Founder Shares
LAC public stockholders	14,850,000	(38.3)%	8,350,000	(25.8)%	--
Levy Family and its affiliates (including the Sponsor)	3,598,781	(9.3)%	3,598,781	(11.1)%	3,598,781	(12.1)%
Former Del Taco stockholders	4,553,540	(11.7)%	4,553,540	(14.1)%	10,553,540	(35.4)%
Investors in the Initial Investment (other than the Levy Family and its affiliates and the Step 2 Co-Investors)	9,169,344	(23.6)%	9,169,344	(28.4)%	9,169,344	(30.8)%
Step 2 Co-Investors	6,421,875	(16.5)%	6,421,875	(19.9)%	6,421,875	(21.5)%

See “Summary—LAC Shares to be Issued in the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

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See “Summary—LAC Shares to be Issued in the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Q:	What is the difference in the composition of stockholders before and after the Business Combination and the transactions related thereto?

A:	The following diagrams show the percentage ownership of LAC as of April 30, 2015 and as of immediately following the Business Combination, including the distribution to investors of the Levy Newco Parties of shares of LAC common stock received in the Merger by the Levy Newco Parties. These percentages are calculated based on 18,750,000 shares outstanding prior to the Business Combination and 38,803,540 shares outstanding after the Business Combination. The percentages assume no redemptions of LAC common stock and do not take into account: (i) 150,000 restricted shares of LAC common stock that will be issued as awards to employees of Del Taco in connection with the Business Combination, (ii) 12,250,000 warrants to purchase LAC’s common stock that will remain outstanding following the Business Combination, and (iii) any Private Placement Warrants that LAC may issue to the Sponsor to repay working capital loans owed by LAC to the Sponsor (currently in the amount of $38,070). The diagram includes the 937,500 Founder Shares that are subject to forfeiture if certain performance conditions are not met. You should read “Summary—LAC Shares to be Issued in the Business Combination”, “Unaudited Pro Forma Condensed Combined Financial Information” and “Beneficial Ownership of Securities” for further information.

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 (1) Includes shares held by the Sponsor. Levy Family Partners LLC is the manager of the Sponsor. Lawrence F. Levy (our Chairman and Chief Executive Officer and Director), Ari B. Levy (our President and Chief Investment Officer and Director), Steven C. Florsheim (our Executive Vice President and Chief Acquisitions Officer and Director) and Sophia Stratton (our Chief Financial Officer and Treasurer) are the managers of Levy Family Partners LLC and, acting by majority vote, exercise voting and dispositive control over the shares held by the Sponsor.

(2) Includes shares held by the Sponsor, Levy Family Partners LLC and SABA Investment Partners, LLC. Levy Family Partners LLC is the manager of the Sponsor. Lawrence F. Levy, Ari B. Levy, Steven C. Florsheim and Sophia Stratton are the managers of Levy Family Partners LLC and, acting by majority vote, exercise voting and dispositive control over the shares held by the Sponsor. Lawrence F. Levy, Ari B. Levy, Steven C. Florsheim and Sophia Stratton are the managers of Levy Family Partners LLC and, acting by majority vote, exercise voting and dispositive control over the shares held by Levy Family Partners LLC. Ari Levy and Steven C. Florsheim are executive officers of SABA Investment Partners, LLC.

(3) Consists of 210,000 shares held by Mr. Simon, Mr. Bernick, Mr. Flynn and Mr. Duchossois, LAC’s independent directors, of which 15,000 shares are subject to forfeiture if certain performance conditions relating to the trading price of LAC’s common stock are not met following the Business Combination. These directors will not be directors of the post-Business Combination company

(4) Consists of shares of the post-Business Combination company common stock to be distributed to the investors in the Levy Newco Parties upon the consummation of the Merger, but does not include (i) the shares that will be distributed by the Levy Newco Parties to SABA Investment Partners, LLC and Levy Family Partners LLC due to their ownership interests in the Levy Newco Parties, which amounts are reflected in the share ownership percent held by Levy Family Affiliates, (ii) the shares held by PW Acquisitions, LP, which amount is reflected in the share ownership percentage held by PW Acquisitions, LP and (iii) the shares held by the Step 2 Co-Investors, which amounts are reflected in the share ownership percentage held by the Step 2 Co-Investors.

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(5) Consists of shares held by PW Acquisitions, LP, which is controlled by Patrick Walsh who is nominated to be a director of the post-Business Combination company under “Proposal No. 3—Election of Directors to the Board.”

Q:	Will LAC obtain new financing in connection with the Business Combination?

A:	In order to compete with private equity bidders in Del Taco’s auction who could close a transaction more quickly than a special purpose acquisition company:

•	LAC proposed an initial phase of the merger when Del Taco’s shareholders could cash out a portion of their shares, reduce Del Taco’s total indebtedness and costs of borrowing, and limit any perceived risk that the ultimate merger would not close. To this end, as a first phase of the Merger, on March 20, 2015, Levy Epic Acquisition Company, LLC and Levy Epic Acquisition Company II, LLC, both entities formed by affiliates of the Sponsor (the “Levy Newco Parties”), purchased $91.2 million of Del Taco common stock from Del Taco and $28.8 million of Del Taco common stock from Del Taco stockholders (the “Initial Investment”);
•	Del Taco increased its borrowing capacity under its existing term loan credit facility (the “2013 Term Loan”) by $25.1 million;
•	Borrowings of $25.1 million under the 2013 Term Loan and $10.0 million under Del Taco’s $40.0 million revolving credit facility and the $91.2 million received by Del Taco in the Initial Investment were used to repay $111.2 million of subordinated indebtedness of Del Taco and to pay certain expenses.

In addition, in connection with the closing of the Merger, we have agreed to issue 3,500,000 shares of common stock for $10 per share, the net proceeds of which will be applied towards the Cash Merger Consideration, which we refer to as the Step 2 Co-Investment.

LAC does not anticipate obtaining any other new financing at the time of the Business Combination but may seek new financing or refinancing in the future.

Q:	Is the Merger the first step in a “going-private” transaction?

A:	The Company does not intend for the Merger to be the first step in a “going-private” transaction. One of the primary purposes of the Business Combination is to provide a platform for Del Taco to access the U.S. public markets.

Q:	What conditions must be satisfied to complete the Business Combination?

A:	There are a number of closing conditions in the Merger Agreement, including, but not limited to, the following:

•	There must not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement.

•	Since the date of the Merger Agreement, there must not have been any event or circumstance which resulted in a Material Adverse Effect with respect to Del Taco, and no change or event shall have occurred that would reasonably be expected to result in such a Material Adverse Effect.

In addition, under its Certificate of Incorporation, LAC may not redeem or repurchase LAC common stock to the extent that such redemption would result in LAC’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended) in excess of $5 million.

For a summary of all of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

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Q:	Why is LAC proposing the Certificate Proposal?

A:	The proposed certificate that we are asking our stockholders to approve in connection with the Business Combination provides for the change of our name to Del Taco Restaurants, Inc., the removal of provisions related to our status as a blank check company and other changes that our board of directors deem appropriate for a public operating company such as adding an exclusive forum provision and removing the stockholders’ ability to act by written consent.

Q:	Why is LAC proposing the Director Election Proposal?

A:	LAC proposes that the board of directors of the Company will continue to consist of seven members, divided into three classes, with each class having a term of three years and that the stockholders elect the following director nominees: Patrick Walsh, Eileen Aptman, Paul J.B. Murphy, III, Joseph Stein and R.J. Melman. At the time of the Merger, five of the Company’s current directors, Howard Bernick, Craig Duchossois, Marc Simon, Greg Flynn, and Steven Florsheim, will resign from the board. See the sections entitled “Proposal No. 3—Election of Directors to the Board of Directors” and “Management After the Business Combination” for additional information.

Q:	Why is LAC proposing the Incentive Plan Proposal?

A:	The purpose of the Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling us to offer eligible employees, directors and consultants cash and stock-based incentive awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and our stockholders.

Q:	What happens if I sell my shares of LAC common stock before the special meeting of stockholders?

A:	The record date for the special meeting of stockholders will be earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of LAC common stock after the record date, but before the special meeting of stockholders, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting of stockholders.

Q:	What vote is required to approve the proposals presented at the special meeting of stockholders?

A:	The approval of the Business Combination Proposal and the Incentive Plan Proposal requires the affirmative vote of holders of a majority of the shares of our common stock that are voted at the special meeting of stockholders. Accordingly, a LAC stockholder’s failure to vote by proxy or to vote in person at the special meeting of stockholders, an abstention from voting, or the failure of an LAC stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee (a “broker non-vote”) will have no effect on the outcome of any vote on the Business Combination Proposal or the Incentive Plan Proposal.

The approval of the Certificate Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Accordingly, a LAC stockholder’s failure to vote by proxy or to vote in person at the special meeting of stockholders, an abstention from voting or a broker non-vote will have the same effect as a vote “AGAINST” the Certificate Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our common stock represented in person or by proxy and entitled to vote thereon at the special meeting of stockholders. This means that the five nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Abstentions and broker non-votes will have no effect on the election of directors.

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the special meeting of stockholders. Accordingly, abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal, while a broker non-vote and shares not in attendance at the special meeting will have no effect on the outcome of any vote on the Adjournment Proposal.

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Q:	How many votes do I have at the special meeting of stockholders?

A:	Our stockholders are entitled to one vote at the special meeting for each share of Company common stock held of record as of the record date. As of the close of business on the record date, there were 18,750,000 outstanding shares of our common stock.

Q:	What constitutes a quorum at the special meeting of stockholders?

A:	Holders of a majority in voting power of the Company’s common stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, a majority of our stockholders, present in person or represented by proxy, will have power to adjourn the special meeting.

As of the record date for the special meeting, 9,375,001 shares of our common stock would be required to achieve a quorum.

Q:	How will LAC’s Sponsor, directors and officers vote?

A:	In connection with our initial public offering, we entered into agreements with our Sponsor, our independent directors and our executive officers, pursuant to which each agreed to vote his, her or its Founder Shares and any other shares acquired during and after the initial public offering in favor of the Business Combination Proposal. Except for an aggregate of 150,000 shares originally sold as part of units in our initial public offering through our directed unit program, neither our founders nor our directors or officers have purchased any shares during or after our initial public offering and neither we nor our Sponsor, directors or officers have entered into agreements, and are not currently in negotiations, to purchase shares. Currently, our Sponsor owns approximately 19.68% of our issued and outstanding shares of common stock, consisting of 98.4% of the Founder Shares.

Q:	What interests do the Sponsor and LAC’s directors and officers have in the Merger?

A:	In the Initial Investment, Levy Family Partners and affiliates of Steven Florsheim and Ari Levy, Sophia Stratton, Claire Murphy, and Michael Wallach indirectly invested an aggregate of $18.0 million in Del Taco through the Levy Newco Parties. Neither the Sponsor nor any other director or officer participated in the Initial Investment, although Larry Levy has an interest in Levy Family Partners. If the Business Combination does not occur, the Levy Newco Parties will hold a minority interest in Del Taco with limited rights to demand a liquidation of the interest. Consequently, if the Business Combination is not completed, they may be required to hold their investment in Del Taco indefinitely. In addition, upon completion of the Business Combination, the Sponsor will hold 1,783,781 Founders Shares (1,337,836 initial and 445,945 earn out shares) and warrants to purchase 4,690,000 shares. Our non-employee directors will hold 60,000 Founders Shares (45,000 initial and 15,000 earn out shares), 150,000 shares of LAC common stock and warrants to purchase 60,000 shares. LAC may also issue up to 1,000,000 additional Private Placement Warrants in repayment of working capital loans from the Sponsor, in lieu of cash repayment, at $1.00 per warrant. At May 8, 2015, the balance of the working capital loan from the Sponsor to LAC was $38,070.

Q:	What interests do LAC’s current officers and directors have in the Business Combination that could conflict with a public stockholder?

A:	Our directors and executive officers may have interests in the Business Combination that are different from, in addition to or in conflict with, yours. These interests include:

•	the 1.8 million total Founder Shares that our Sponsor (or its members) will hold following the Business Combination, subject to the lock-up agreements;

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•	the 60,000 total Founder shares that our independent directors will continue to own following the Merger, subject to lock-up agreements;

•	the 30,000 total private placement warrants to purchase shares of our common stock held by our Vice President of Acquisitions;

•	the 4.7 million total private placement warrants to purchase shares of common stock that our Sponsor (or its members) will hold following the Business Combination;

•	the 1.8 million total shares of LAC common stock that Levy Family Partners and our directors and officers will receive as a result of their $18.0 million indirect participation in the Initial Investment through the Levy Newco Parties;

•	the continuation of certain of our officers and directors as directors of the Company;

•	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination; and

•	the investment of Levy Family Partners, LLC (which is the manager of the Sponsor and the Levy Newco Parties and a member of the Sponsor and one of the Levy Newco Parties) in a Del Taco stockholder, which had a value (inclusive of interests unrelated to Del Taco) of $533,707 at December 31, 2014. The investment is a passive, limited partnership interest in a fund over which Levy Family Partners has no control and was entered into in 2006. Following the Initial Investment, Levy Family Partners received a distribution of $52,348 from the Del Taco stockholder on account of the Initial Investment.

Further, each of our directors holds Founder Shares that are not subject to redemption and Founder Warrants that would retire worthless if a Business Combination is not consummated; as a result, our directors have a financial incentive to see a Business Combination consummated rather than lose whatever value is attributable to the Founder Shares and Founder Warrants. These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other Proposals.

Q:	What happens if the Business Combination Proposal is not approved?

A:	If the Business Combination Proposal is not approved and we do not consummate a business combination by November 19, 2015, we will be required to dissolve and liquidate our trust account.

Q:	What happens if the Business Combination is not consummated?

A:	There are certain circumstances under which the Merger Agreement may be terminated. See the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Merger Agreement or otherwise, we are unable to complete the Business Combination or another business combination transaction by November 19, 2015, our amended and restated certificate of incorporation provides that we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. See the section entitled “Risk Factors—If we are unable to effect a business combination by November 19, 2015, we will be forced to liquidate and the warrants will expire worthless and—If we are forced to liquidate, our stockholders may be held liable for claims by third parties against the Company to the extent of distributions received by them.” Holders of our Founder Shares have waived any right to any liquidation distribution with respect to those shares.

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In the event of liquidation, there will be no distribution with respect to LAC’s outstanding warrants. Accordingly, the warrants will expire worthless.

Q:	Do I have redemption rights?

A:	If you are a holder of public shares, you may redeem your public shares for cash equal to their pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of our initial public offering as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, upon the consummation of the Business Combination. For illustrative purposes, based on funds in the trust account of approximately $150 million on March 31, 2015, the estimated per share redemption price would have been approximately $10.00. This is equal to the $10.00 initial public offering price of LAC’s units. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise, holders of such shares will only be entitled to a pro rata portion of the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less $100,000 of interest to pay dissolution expenses) in connection with the liquidation of the trust account.

Q.	Can the Sponsor redeem its LAC common stock?

A:	All of the holders of Founder Shares, including the Sponsor, have agreed to waive their redemption rights with respect to their Founder Shares and our Initial Stockholders, other than our independent directors, have agreed to waive their redemption rights with respect to any public shares that they may have acquired during or after our initial public offering in connection with the completion of our Business Combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Q.	Is there a limit on the number of shares I may redeem?

A:	A public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 15% or more of public shares of common stock. Accordingly, all shares in excess of 15% owned by a holder will not be redeemed for cash. On the other hand, a public stockholder who holds less than 15% of the public shares of common stock may redeem all of the public shares held by him for cash.

Q:	How will the level of redemptions affect the post-Business Combination Company?

A:	The number of redemptions requested by LAC stockholders could affect the amount of cash from the Trust Account available to pay transaction expenses or the amount of cash from the Trust available for general corporate purposes following the Merger. To the extent that LAC stockholders redeem more than 12.5 million shares in the Merger and the transaction expenses in connection with the Business Combination equal $25 million, the Trust would have insufficient funds to cover the transaction expenses. In this event, the Company would be required to satisfy the transaction expenses with cash on hand, borrowings under its Credit Agreement, increasing the amounts available for borrowing under the Credit Agreement of Del Taco, or obtaining additional financing. LAC believes that in the unlikely event that the amount of redemptions of LAC common stock in the Business Combination result in the post-Business Combination Company needing to obtain additional capital to satisfy transaction expenses, alternative financing arrangements will be available although there are no assurances that such amounts will be available on reasonable terms or at all. To the extent that LAC stockholders redeem less than 6.5 million shares in the Merger, the cash in the Trust following payment of transaction fees and the Cash Consideration would be available for general corporate purposes following the Merger.

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Q:	Will how I vote affect my ability to exercise redemption rights?

A:	No. You may exercise your redemption rights whether you vote your shares of LAC common stock for or against the Business Combination Proposal. As a result, the Business Combination Proposal can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a less liquid trading market, fewer stockholders, less cash and the potential inability to meet the listing standards of NASDAQ.

Q:	How do I exercise my redemption rights?

A:	In order to exercise your redemption rights, you must, prior to 4:30 p.m. Eastern time on [_________], 2015 (two business days before the special meeting), (i) submit a written request to our transfer agent that we redeem your public shares for cash, and (ii) deliver your stock to our transfer agent physically or electronically through Depository Trust Company, or DTC. The address of Continental Stock Transfer & Trust Company, our transfer agent, is listed under the question “Who can help answer my questions?” below.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed under the question “Who can help answer my questions?”

Q:	What are the federal income tax consequences of exercising my redemption rights?

A:	LAC stockholders who exercise their redemption rights to receive cash from the trust account in exchange for their shares of LAC common stock generally will be required to treat the transaction as a sale of such shares and recognize gain or loss upon the redemption in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of LAC common stock redeemed. Such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. See the section entitled “Material U.S. Federal Income Tax Considerations.”

Q:	If I am an LAC warrantholder, can I exercise redemption rights with respect to my warrants?

A:	No. There are no redemption rights with respect to our warrants.

Q:	Do I have appraisal rights if I object to the proposed Business Combination?

A:	No. There are no appraisal rights available to holders of LAC common stock in connection with the Business Combination.

Q:	What happens to the funds held in the trust account upon consummation of the Business Combination?

A:	If the Business Combination is consummated, the funds held in the trust account will be released to pay;

•	unpaid franchise and income taxes of the Company;
•	LAC stockholders who properly exercise their redemption rights;
•	an estimated $25.0 million of certain fees, costs and expenses (including $5.25 million of deferred underwriting compensation to the underwriters of our initial public offering, regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by the Company, the Levy Newco Parties, or Del Taco in connection with the transactions contemplated by the Business Combination; and
•	cash consideration pursuant to the Merger Agreement. Any additional funds available for release from the Trust Account will be used for general corporate purposes of the Company following the Business Combination.

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Q:	When is the Business Combination expected to be completed?

A:	It is currently anticipated that the Business Combination will be consummated promptly following the special meeting of stockholders, provided that all other conditions to the consummation of the Business Combination have been satisfied or waived.

For a description of the conditions to the completion of the Business Combination, see the section entitled “Proposal No. 1—Approval of the Business Combination.”

Q:	What do I need to do now?

A:	You are urged to carefully read and consider the information contained in this proxy statement, including the annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How do I vote?

A:	If you were a holder of record of our common stock on [__________], 2015, the record date for the special meeting of stockholders, you may vote with respect to the applicable proposals:
•	in person at the special meeting of stockholders;
•	by calling the toll-free number specified on the enclosed proxy card and following the instructions when prompted;
•	by accessing the Internet website specified on the enclosed proxy card and following the instructions provided to you; or
•	by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting of stockholders and vote in person, obtain a proxy from your broker, bank or nominee.

Q:	How will the level of redemptions affect the Merger Consideration?

A:	The total Merger Consideration would not be impacted by the level of redemptions. The number of redemptions requested by LAC stockholders could affect the amount of cash available to be used as part of the Merger Consideration. The aggregate maximum amount of cash consideration to be paid in the Merger is $95 million, which would include up to $60 million from the Trust and $35 million from the funds originating with the Step 2 Co-Investors. To the extent LAC common stock redemptions exceed approximately 6.5 million shares and transaction expenses equal or exceed of $25 million, the cash consideration component of the Merger Consideration would be reduced and replaced with additional shares of LAC stock, valued at $10 per share. The Company expects to consummate the Business Combination even if all of the LAC stockholders elect to redeem their LAC Common Stock.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:	Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted in favor of each proposal presented to the stockholders.

Q:	If I am not going to attend the special meeting of stockholders in person, should I return my proxy card instead?

A:	Yes. Whether you plan to attend the special meeting or not, please read the enclosed proxy statement carefully, and vote your shares by one of the following methods: (1) call the toll-free number specified on the enclosed proxy card and follow the instructions when prompted, (2) access the Internet website specified on the enclosed proxy card and follow the instructions provided to you, or (3) complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

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Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:	No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purpose of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares or warrants, as applicable in accordance with directions you provide.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote by sending a later-dated, signed proxy card to our secretary at the address listed below so that it is received by our secretary prior to the special meeting of stockholders, or attending the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to our secretary, which must be received by our secretary prior to the special meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	Will the Management of Del Taco change in the Business Combination?

A:	We anticipate that all of the executive officers of Del Taco will remain with the post-Merger Company. The current directors of Del Taco will resign at the time of the Merger. Lawrence Levy and Ari Levy will continue as directors of the Company and Patrick Walsh, Eileen Aptman, Joseph Stein, R.J. Melman, and Paul Murphy have been nominated by LAC to serve as directors upon completion of the Business Combination.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	LAC will pay the cost of soliciting proxies for the special meeting. LAC has engaged [__________] to assist in the solicitation of proxies for the special meeting. LAC has agreed to pay [__________] a fee of [_________]. LAC will reimburse [______] for reasonable out-of-pocket expenses and will indemnify [__________] and its affiliates against certain claims, liabilities, losses, damages and expenses. LAC also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of LAC’s common stock for their expenses in forwarding soliciting materials to beneficial owners of LAC’s common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

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Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card, you should contact:

Claire P. Murphy, General Counsel and Corporate Secretary

Levy Acquisition Corp.

444 North Michigan Avenue, Suite 3500

Chicago, IL 60611

Tel: (312) 641-4876

Email: cmurphy@levyacquisitioncorp.com

You may also contact our proxy solicitor at:

[___________]

[___________]

[___________]

Toll free: [___________]

Tel: [___________]

Email: [___________]@[___________].com

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the special meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our transfer agent prior to the special meeting of stockholders. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

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Summary of the Proxy Statement

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Business Combination and the proposals to be considered at the special meeting, you should read this entire proxy statement carefully, including the annexes. See also the section entitled “Where You Can Find More Information” beginning on page 236.

Unless otherwise specified, all share calculations (i) assume no exercise of redemption rights by LAC’s public stockholders, (ii) assume 16,553,540 shares of LAC common stock, par value $0.0001 per share (the “LAC common stock”), are issued in the Merger, and 3,500,000 shares are issued in the Step 2 Co-Investment (as described below,) and (iii) do not include any shares of LAC Common Stock issuable upon exercise of LAC’s warrants.

Parties to the Merger

LAC

Levy Acquisition Corp. (“LAC”) is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Levy Acquisition Corp. and one or more businesses.

LAC is a Delaware corporation formed in 2013. Its securities are traded on NASDAQ under the ticker symbols “TACO,” “TACOW” and “TACOU.”

The mailing address of LAC’s principal executive office is 444 North Michigan Avenue, Suite 3500, Chicago, IL 60611.

Merger Sub

Levy Merger Sub, LLC (“Merger Sub”) is a Delaware limited liability company and is a wholly-owned subsidiary of LAC, formed by LAC for the purpose of entering into the Merger Agreement. Upon consummation of the Business Combination Merger Sub will be merged with and into Del Taco, with Del Taco becoming a wholly-owned subsidiary of LAC.

Del Taco

Del Taco Holdings, Inc. (“Del Taco”) is a Delaware corporation and the second largest Mexican quick-service restaurant chain by units in the United States, specializing in offering fresh, high quality Mexican-American food delivered to its guests at a compelling value. Del Taco’s menu features a variety of signature products, including tacos, burritos, quesadillas and burgers, designed to cater to diverse preferences and budgets. Del Taco opened its first location in Yermo, California in 1964, and has grown its restaurant system to 547 restaurants, comprised of 304 company-operated and 243 franchised restaurants as of December 30, 2014. Del Taco’s restaurants are located in 16 states throughout the U.S., with a strong presence in Southern California. Del Taco’s restaurants generated company-operated restaurant revenue of $380.8 million and system-wide sales of $656.1 million, for the year ended December 30, 2014.

The mailing address of Del Taco’s principal executive office is 25521 Commercentre Drive, Lake Forest, CA 92630.

Merger (Page 93)

Pursuant to an Agreement and Plan of Merger, dated as of March 12, 2015, by and among LAC, Merger Sub and Del Taco, as it may be amended (the “Merger Agreement”), the Company proposes that Merger Sub be merged with and into Del Taco so that Del Taco becomes a wholly-owned subsidiary of LAC (the “Merger”). For more information about the transactions contemplated by the Merger Agreement, which is referred to herein as the “Business Combination,” see the section entitled “Proposal No. 1—Approval of the Business Combination” beginning on page 93. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

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Consideration to Del Taco Stockholders in the Business Combination

Pursuant to the Merger Agreement, the aggregate consideration to be paid to Del Taco stockholders will consist of (i) 16,553,540 shares of Common Stock (“Stock Merger Consideration”) and (ii) $95 million (the “Cash Merger Consideration”), subject in each case to adjustment in accordance with terms of the Merger Agreement if the aggregate amount of cash available to pay the Cash Merger Consideration is less than $95 million. In addition, LAC has agreed to issue 3,500,000 shares of LAC Common Stock for an aggregate purchase price of $35 million, the proceeds of which will be used to increase the amount of Merger Consideration that will be paid in cash rather than LAC Common Stock (the “Cash Merger Consideration”).

The percentages below are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the Merger Agreement. These relative percentages assume that (i) the aggregate amount of cash available to pay the Cash Merger Consideration is $95 million (including $35 million to be received by LAC from the Step 2 Co-Investment), and (ii) none of LAC’s stockholders exercise their redemption rights. If the actual facts are different than these assumptions, the percentage ownership retained by LAC’s existing stockholders will be different. These percentages also do not take into account (i) the 150,000 restricted shares of LAC common stock that will be awarded to employees of Del Taco in connection with the Business Combination, (ii) 12,250,000 warrants to purchase LAC’s Common Stock that will remain outstanding following the Business Combination, and (iii) any Private Placement Warrants that LAC may issue to the Sponsor to repay working capital loans owed by LAC to the Sponsor (currently in the amount of $38,070). See “ Summary—LAC Shares to be Issued in the Business Combination “ and “ Unaudited Pro Forma Condensed Combined Financial Information “ for further information.

	Shares Owned	%
LAC public stockholders	14,850,000	(38.3)%
Levy Family and its affiliates	3,598,781	(9.3)%
Former Del Taco stockholders	4,553,540	(11.7)%
Investors in the Initial Investment (other than the Levy Family and its affiliates and the Step 2 Co-Investors)	9,169,344	(23.6)%
Step 2 Co-Investors	6,421,875	(16.5)%

Redemption Rights (Page 134)

Pursuant to our amended and restated certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our amended and restated certificate of incorporation. As of March 31, 2015, this would have amounted to approximately $10.00 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of LAC Common Stock for cash and will no longer own shares of LAC Common Stock. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. See the section entitled “Special Meeting in Lieu of 2015 Annual Meeting of LAC Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

LAC Shares to be Issued in the Business Combination (Page 133)

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The percentages below are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the Merger Agreement. These relative percentages assume (i) the aggregate amount of cash available to pay the Cash Merger Consideration is $95 million (including $35 million to be received by LAC pursuant to the Step 2 Co-Investment), and (ii) none of LAC stockholders exercise their redemption rights. If the actual facts are different than these assumptions, the percentage ownership retained by LAC’s existing stockholders will be different. These percentages also do not take into account (i) the 150,000 restricted stock awards of LAC common stock that will be issued to employees of Del Taco in connection with the Business Combination, and (ii) warrants to purchase LAC Common Stock that will remain outstanding following the Business Combination, and (iii) any Private Placement Warrants that LAC may issue to the Sponsor to repay working capital loans owed by LAC to the Sponsor (currently in the amount of $38,070). You should read “Summary—LAC Shares to be Issued in the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

The following table illustrates three scenarios of varying ownership levels based on the assumptions described above but assuming varying levels of redemptions by LAC stockholders:

Assumptions

	No Shares of LAC Common Stock are Redeemed		6.5 Million Shares of LAC Common Stock are Redeemed ($65 million)		All Shares of LAC Common Stock are Redeemed Other Than Founder Shares
LAC public stockholders	14,850,000	(38.3)%	8,350,000	(25.8)%	--
Levy Family and its affiliates	3,598,781	(9.3)%	3,598,781	(11.1)%	3,598,781	(12.1)%
Former Del Taco stockholders	4,553,540	(11.7)%	4,553,540	(14.1)%	10,553,540	(35.4)%
Investors in the Initial Investment (other than the Levy Family and its affiliates and the Step 2 Co-Investors)	9,169,344	(23.6)%	9,169,344	(28.4)%	9,169,344	(30.8)%
Step 2 Co-Investors	6,421,875	(16.5)%	6,421,875	(19.9)%	6,421,875	(21.5)%

See “Summary—LAC Shares to be Issued in the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Acquisition Financing (Page 134)

In order to compete with private equity bidders in Del Taco’s auction who could close a transaction more quickly than a special purpose acquisition company, LAC proposed an initial phase of the merger when Del Taco’s shareholders could cash out a portion of their shares, reduce Del Taco’s total indebtedness and costs of borrowing, and limit any perceived risk that the ultimate merger would not close. To this end, as a first phase of the Merger, on March 20, 2015, Levy Epic Acquisition Company, LLC and Levy Epic Acquisition Company II, LLC, both entities formed by affiliates of the Sponsor (the “Levy Newco Parties”), purchased $91.2 million of Del Taco common stock from Del Taco and $28.8 million of Del Taco common stock from Del Taco stockholders (the “Initial Investment”). Concurrent with the closing of the Initial Investment, Del Taco increased its borrowing capacity under its existing term loan credit facility (the “2013 Term Loan”) by $25.1 million. Proceeds from the increased borrowings under the 2013 Term Loan, a $10.0 million drawdown under Del Taco’s $40.0 million revolving credit facility (the “2013 Revolver”), and the $91.2 million received by Del Taco from the sale of Del Taco common stock to the Levy Newco Parties was used to repay $111.2 million of subordinated indebtedness of Del Taco and to pay certain expenses.

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Certain investors have separately agreed to purchase from us, at the closing of the Merger, an aggregate 3,500,000 shares of our common stock, at a purchase price of $10.00 per share (the “Step 2 Co-Investment”). The $35 million of proceeds from the sale of the LAC common stock pursuant to the Step 2 Co-Investment is included in the Cash Merger Consideration. LAC does not expect to obtain other additional financing at the time of the Business Combination.

Board of Directors of LAC Following the Business Combination (Page 133)

LAC proposes that the board of directors of the Company will remain at seven members, divided into three classes, with each class having a term of three years and that the stockholders elect the following director nominees: Patrick Walsh, Eileen Aptman, Paul J.B. Murphy, III, Joseph Stein and R.J. Melman. See the sections entitled “Proposal No. 3—Election of Directors to the Board” and “Management After The Business Combination” for additional information.

Adoption of Second Amended and Restated Certificate of Incorporation (Page 138)

Upon the closing of the Business Combination, our amended and restated certificate of incorporation will be amended promptly to:

•	change our name to Del Taco Restaurants, Inc.;

•	remove certain provisions related to our status as a blank check company; and

•	make certain other changes that our board of directors deems appropriate for a public operating company.

See the section entitled “Proposal No. 2—Approval of the Second Amended and Restated Certificate of Incorporation” for additional information.

Adoption of Omnibus Incentive Plan

The Company’s board of directors has unanimously approved and adopted the Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan, and has unanimously approved and recommended that LAC’s stockholders approve and adopt the Omnibus Incentive Plan.  The purpose of the Omnibus Incentive Plan will be to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees, directors and consultants cash and stock-based incentive awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and LAC stockholders.  The Omnibus Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards, other cash-based compensation and performance awards. Directors, officers and other employees and subsidiaries and affiliates, as well as others performing consulting or advisory services for the Company, will be eligible for grants under the Omnibus Incentive Plan. Generally, all classes of employees will be eligible to participate in the Omnibus Incentive Plan.  The aggregate number of shares of common stock which may be issued or used for reference purposes under the Omnibus Incentive Plan or with respect to which awards may be granted may not exceed 3,300,000, which is approximately 8.5% of the Company’s outstanding common stock following the completion of the Business Combination.

Accounting Treatment

The Business Combination will be accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or ASC 805. Pursuant to ASC 805, LAC has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	LAC pays cash and equity consideration for all of the equity in Del Taco;
•	investments by LAC and the Levy Newco Investors were considered to be multiple arrangements that should be treated as a single transaction; and
•	the existing stockholders of LAC and the Levy Newco Investors retain relatively more voting rights in the combined company than the historical Del Taco stockholders.

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A preponderance of the evidence discussed above supports the conclusion that LAC is the accounting acquirer in Business Combination.

Del Taco constitutes a business, with inputs, processes, and outputs. Accordingly, the acquisition of Del Taco in Step 2 constitutes the acquisition of a business for purposes of ASC 805, and due to the change in control, will be accounted for using the acquisition method.

Under the acquisition method, the acquisition-date fair value of the gross consideration paid by LAC to affect the Business Combination is allocated to the assets acquired and the liabilities assumed based on their estimated fair values. Management of Del Taco has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial statements. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

Under ASC 805, acquisition-related costs (such as advisory, legal, valuation and other professional fees) that are non-recurring are expensed. LAC and Del Taco incurred total acquisition-related costs of $15.7 million in Step 1, which included $7.5 million of employee withholding taxes resulting from the acceleration of outstanding stock options and restricted stock units due to the change in control triggered by Step 1. Employee equity redemptions were exchanged for such withholding taxes. LAC expects to incur approximately $25.0 million in the Business Combination, for an estimated total of $33.2 million of acquisition-related costs.

Appraisal Rights (Page 134)

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Reasons for the Business Combination

We were organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have sought to capitalize on the contacts and sources of our management team to identify, acquire and operate a business in the restaurant and hospitality sectors, although we are not limited to a particular industry or sector.

In particular, our board considered the following positive factors, although not weighted or in any order of significance:

•	Del Taco’s competitive position in the Mexican QSR Restaurant Industry.
•	Del Taco’s positive same store sales growth.
•	Del Taco’s re-imaged stores and repositioned brand.
•	Del Taco’s opportunities for growth in per store sales and units.
•	Del Taco’s strong free cash flow.
•	Del Taco’s experienced and motivated management team.

In making its recommendation, the LAC board of directors also considered, among other things, the following potential deterrents to the Business Combination:

—	the potential conflict of interests in the Business Combination;
—	Del Taco’s debt level and history of losses;
—	the risk associated with Del Taco’s ability to execute its business plans and achieve financial results consistent with its projections; and
—	the demand registration rights required by Del Taco stockholders.

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The board of directors concluded that these negative factors did not diminish or outweigh the benefits for entering into the Business Combination. See “Background of the Business Combination” on page 115.

Quorum and Required Vote for Proposals for the Special Meeting of Stockholders (Page 137)

A quorum of LAC stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting of stockholders if a majority of the common stock outstanding and entitled to vote at the special meeting of stockholders is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal and the Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock that are voted at the special meeting of stockholders. Accordingly, an LAC stockholder’s failure to vote by proxy or to vote in person at the special meeting of stockholders, an abstention from voting, or a broker non-vote will have no effect on the outcome of any vote on the Business Combination Proposal or the Incentive Plan Proposal.

The approval of the Certificate Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock. Accordingly, a LAC stockholder’s failure to vote by proxy or to vote in person at the special meeting of stockholders, an abstention from voting, or a broker non-vote will have the same effect as a vote against the Certificate Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our common stock represented in person or by proxy and entitled to vote thereon at the special meeting of stockholders. This means that the five nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Abstentions and broker non-votes will have no effect on the election of directors.

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the special meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal, while a broker non-vote and shares not in attendance at the special meeting will have no effect on the outcome of any vote on the Adjournment Proposal.

The Business Combination Proposal is conditioned on the Certificate Proposal and the Director Election Proposal, and the Certificate Proposal and the Director Election Proposal are each conditioned on the Business Combination Proposal. If the Certificate Proposal and the Director Election Proposal are not approved, the Business Combination Proposal will have no effect, even if the Business Combination Proposal is approved by the requisite vote. If the Business Combination Proposal is not approved, the Certificate Proposal and the Director Election Proposal will have no effect, even if those proposals are approved by the requisite vote. If you wish to approve the Business Combination Proposal, the Certificate Proposal or the Director Election Proposal, you must approve all three proposals.

The Incentive Plan Proposal is conditioned on the Business Combination Proposal.

Formation of Special Committee

In order to address certain potential conflicts of interests, further described in this Proxy Statement, including the investment in Del Taco by Levy Family Partners, LLC and affiliates of Larry Levy, Ari Levy and Steven Florsheim as part of the Initial Investment, our board of directors formed a special committee of independent directors not affiliated with the Levy Newco Parties that made the Initial Investment in January 2015, comprised of Howard B. Bernick, Craig Duchossois, Greg Flynn and Marc Simon, to review the terms of the Business Combination and provide an independent recommendation to our board of directors whether to approve the Business Combination. This committee reviewed the terms of the Business Combination and unanimously recommended that the Business Combination be approved by the board of directors.

Opinion of William Blair & Company, L.L.C.

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On March 11, 2015, at a meeting of the Company’s board of directors, William Blair rendered to the Company’s board of directors its oral opinion, which was subsequently confirmed in writing, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by William Blair, (i) from a financial point of view, an aggregate $500 million purchase price to be paid by LAC through the payment of cash and the issuance of common stock of the Company for all of the outstanding shares of common stock and other equity interests of Del Taco, on a cash-free debt-free basis (the “Consideration”), was fair to the Company and (ii) the fair market value of Del Taco (measured by the enterprise values implied by the various financial analyses William Blair conducted in connection with its opinion) equals or exceeds 80% of the amount held by the Company in trust for the benefit of its public stockholders (excluding any deferred underwriting fees and taxes payable on the income earned on the trust account).

The full text of the written opinion of William Blair, dated March 11, 2015, is attached as Annex D to this proxy statement and is incorporated in its entirety into this proxy statement by reference. The opinion describes important assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by William Blair in conducting its financial analyses and rendering its opinion. The investment banking services and opinion of William Blair were provided for the use and benefit of the Company’s board of directors in connection with its consideration of the Merger. The opinion of William Blair is limited to (i) the fairness, from a financial point of view, to the Company of the Consideration to be paid by the Company in the Merger and (ii) whether the fair market value of Del Taco (measured by the enterprise values implied by the various financial analyses William Blair conducted in connection with its opinion) equals or exceeds 80% of the amount held by the Company in trust for the benefit of its public stockholders (excluding any deferred underwriting fees and taxes payable on the income earned on the trust account). The opinion of William Blair does not address any other aspect of the Merger or any related transaction, including the Initial Investment and the transactions contemplated by the Step 2 Agreements, and does not constitute a recommendation to any stockholder as to how that stockholder should vote with respect to the Merger Agreement or the Merger. William Blair also does not make any recommendation as to whether the stockholders of the Company should exercise their right to have their shares redeemed. William Blair did not address the merits of the underlying decision by the Company to engage in the Merger. The foregoing summary of William Blair’s opinion is qualified in its entirety by reference to the full text of its opinion.

See “Proposal 1 – Approval of the Business Combination —Description of Opinion of William Blair & Company, L.L.C.” on page 122.

Recommendation to LAC Stockholders

Our board of directors believes that each of the Business Combination Proposal, the Certificate Proposal, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the special meeting of stockholders is in the best interests of the Company and our stockholders and unanimously recommends that our stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our board of directors in favor of approval of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•	the 1.8 million total Founder Shares that our Sponsor (or its members) will hold following the Business Combination, subject to the lock-up agreements;

•	the 60,000 total Founder shares that our independent directors will continue to own following the Merger, subject to lock-up agreements;

•	the 30,000 total private placement warrants to purchase shares of our common stock held by our Vice President of Acquisitions;

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•	the 4.7 million total private placement warrants to purchase shares of common stock that our Sponsor (or its members) will hold following the Business Combination;

•	the continuation of Larry Levy and Ari Levy as directors of the Company following the Business Combination;

•	the 1.8 million total shares of LAC common stock that Levy Family Partners and our directors and officers will receive as a result of their $18.0 million indirect participation in the Initial Investment through the Levy Newco Parties;

•	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination; and

•	the investment of Levy Family Partners, LLC (which is the manager of the Sponsor and the Levy Newco Parties and a member of the Sponsor and one of the Levy Newco Parties) in a Del Taco stockholder, which had a value (inclusive of interests unrelated to Del Taco) of $533,707 at December 31, 2014. The investment is a passive, limited partnership interest in a fund over which Levy Family Partners has no control and was entered into in 2006. Following the Initial Investment, Levy Family Partners received a distribution of $52,348 from the Del Taco stockholder on account of the Initial Investment.

Further, each of our directors holds Founder Shares that are not subject to redemption and Founder Warrants that would retire worthless if a Business Combination is not consummated; as a result, our directors have a financial incentive to see a Business Combination consummated rather than lose whatever value is attributable to the Founder Shares and Founder Warrants. These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby.

Risk Factors (Page 36)

In evaluating the proposals set forth in this proxy statement, you should carefully read this proxy statement, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.”

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Selected Historical Financial and Other Data of LAC

The following table sets forth selected historical financial information derived from LAC’s (i) audited financial statements included elsewhere in this proxy statement for the period August 2, 2013 (inception) to December 31, 2013 and for the period ended December 31, 2014. You should read the following selected financial information in conjunction with the section entitled “LAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and LAC’s financial statements and the related notes appearing elsewhere in this proxy statement.

	August 2, 2013 (inception) to December 31, 2013	Year ended December 31, 2014
Statement of Operations Data:
Operating expenses:
Transaction costs		$536,216
Formation and operating costs	$117,124	$861,678
Loss from operations	$(117,124)	$(1,397,896)
Other income (expense):
Interest income	35,663	62,000
State franchise taxes, other than income taxes	(25,448)	(180,000)
Total other expense	10,215	(118,000)
Loss before income tax expense	(106,909)	(1,515,896)
Income tax expense	(12,482)	(8,973)
Net loss	$(119,391)	$(1,524,869)

Loss per common share:
Basic and diluted	$(.03)	$(.32)

Weighted average shares outstanding (excluding shares subject to possible redemption):
Basic and diluted	4,410,352	4,752,646

Balance Sheet Data:
Cash and cash equivalents	$1,078,466	$230,467
Investments and cash equivalents held in trust	$150,035,663	$150,056,895
Total assets	$151,282,721	$150,347,107
Common stock subject to possible redemption: 14,096,157 and 13,943,670 shares (at redemption value) at December 31, 2013 and December 31, 2014, respectively	$140,961,566	$139,436,697

Total stockholders’ equity	$5,000,010	$5,000,010
Cash Flow Data:
Net cash used in operating activities	$(252,501)	$(847,999)
Net cash used in investing activities	$(150,000,000)	$-
Net cash provided by financing activities	$151,330,967	$-

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Selected Historical Consolidated Financial and Other Data Of Del Taco

The following table contains summary historical consolidated financial and other data for Del Taco as of and for the fiscal years ended December 30, 2014, December 31, 2013 and January 1, 2013 derived from Del Taco’s audited consolidated financial statements included elsewhere in this proxy statement. The information below is only a summary and should be read in conjunction with the information contained under the headings “Del Taco Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information About Del Taco” and in Del Taco’s audited consolidated financial statements and the related notes included elsewhere in this proxy statement.

	Fiscal Year Ended (1)
	December 30, 2014	December 31, 2013	January 1, 2013
	(dollar amounts in thousands)
Statement of Operations Data:
Revenues:
Company restaurant sales	$380,800	$356,306	$345,590
Franchise revenue	12,973	12,515	12,409
Franchise sublease income	2,251	2,167	2,142
Total revenue	396,024	370,988	360,141

Operating expenses:
Restaurant operating expenses:
Food and paper costs	110,708	105,492	102,530
Labor and related expenses	116,920	108,788	109,534
Occupancy and other operating expenses	82,021	77,205	73,929
General and administrative	28,136	23,112	23,184
Depreciation and amortization	18,752	19,850	17,699
Occupancy and other – franchise subleases	2,145	2,073	2,060
Pre-opening costs	462	596	1,080
Impairment of long-lived assets	9,617	-	-
Restaurant closure charges, net	82	298	716
(Gain) loss on disposal of assets	(151)	209	35
Total operating expenses	368,692	337,623	330,767
Income from operations	27,332	33,365	29,374
Other expenses:
Interest expense	30,895	35,613	38,291
Transaction-related costs	1,936	-	-
Debt modification costs	1,241	4,178	-
Change in fair value of warrant liability	1,417	33	(2,634)
Total other expenses	35,489	39,824	35,657
Loss from operations before provision for income taxes	(8,157)	(6,459)	(6,283)
Provision for income taxes	1,098	80	1,939
Net loss	$(9,255)	$(6,539)	$(8,222)

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	Fiscal Year Ended (1)
	December 30, 2014	December 31, 2013	January 1, 2013
	(dollar amounts in thousands)
Consolidated Statement of Cash Flows Data:
Net cash provided by operating activities	$45,476	$41,325	$43,654
Net cash used in investing activities	(18,068)	(19,997)	(27,380)
Net cash used in financing activities	(24,926)	(19,527)	(17,258)

Balance Sheet Data – Consolidated
(at period end):
Cash and cash equivalents	$8,553	$6,071	$4,270
Property and equipment, net (2)	85,164	93,464	90,645
Total assets	550,034	556,735	555,949
Total debt (3)	323,398	331,401	325,491
Total stockholders’ equity	81,404	89,898	95,579

Other Operating Data (unaudited):
Restaurant Contribution (4)	$71,151	$64,821	$59,597
As a % of Company Restaurant Sales	18.7%	18.2%	17.2%
EBITDA (5)	$41,490	$49,004	$49,707
As a % of Total Revenue	10.5%	13.2%	13.8%
Adjusted EBITDA (5)	$58,848	$55,608	$51,991
As a % of Total Revenue	14.9%	15.0%	14.4%

 (1) Del Taco uses a 52- or 53-week fiscal year ending on the Tuesday closest to December 31. Fiscal year 2014, fiscal year 2013 and fiscal year 2012 ended on December 30, 2014, December 31, 2013 and January 1, 2013, respectively. In a 52-week fiscal year, the first, second and third quarters each include 12 weeks of operations and the fourth quarter includes 16 weeks of operations; in a 53-week fiscal year, the first, second and third quarters each include 12 weeks of operations and the fourth quarter includes 17 weeks of operations. Approximately every six or seven years a 53-week fiscal year occurs. Fiscal year 2014, fiscal year 2013 and fiscal year 2012 were 52-week fiscal years.

(2) Property and equipment, net consists of property owned, net of accumulated depreciation and amortization.

(3) Total debt consists of borrowings under Del Taco’s senior credit facility and subordinated notes (as defined under the section entitled “Del Taco Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources-Debt and Other Obligations”) as well as capital lease obligations and deemed landlord financing liabilities.

(4) Restaurant contribution is neither required by, nor presented in accordance with, GAAP, and is defined as company restaurant sales less restaurant operating expenses. Restaurant contribution is a supplemental measure of operating performance of Del Taco restaurants and the calculation thereof may not be comparable to that reported by other companies. Restaurant contribution has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of Del Taco’s results as reported under GAAP. Management believes that restaurant contribution is an important tool for investors because it is a widely-used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Del Taco management uses restaurant contribution as a key metric to evaluate the profitability of incremental sales at Del Taco restaurants, to evaluate restaurant performance across periods and to evaluate restaurant financial performance compared with competitors. See the section entitled “Del Taco Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of restaurant contribution and other key performance indicators.

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A reconciliation of restaurant contribution to company restaurant sales is provided below:

	Fiscal Year Ended (1)
	December 30, 2014	December 31, 2013	January 1, 2013
	(dollar amounts in thousands)
Company restaurant sales	$380,800	$356,306	$345,590
Restaurant operating expenses	309,649	291,485	285,993
Restaurant contribution	$71,151	$64,821	$59,597

 (5)            EBITDA and Adjusted EBITDA are neither required by, nor presented in accordance with GAAP, and are included in this proxy statement because they are key metrics used by management of Del Taco and Del Taco’s board of directors to assess financial performance. EBITDA and Adjusted EBITDA are frequently used by analysts, lenders and other interested parties to evaluate companies in Del Taco’s industry.

EBITDA and Adjusted EBITDA are not GAAP measures of financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. Adjusted EBITDA should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not reflect tax payments, debt service requirements, capital expenditures, company restaurant openings and certain other cash costs that may recur in the future, including, among other things, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. Management compensates for these limitations by relying on GAAP results in addition to using EBITDA and Adjusted EBITDA supplementally. Del Taco’s measures of EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

A reconciliation of net loss to EBITDA and Adjusted EBITDA is set forth below:

	Fiscal Year Ended
	2014	2013	2012
	(Amounts in thousands)
Net loss	$(9,255)	$(6,539)	$(8,222)
Non-GAAP Adjustments:
Provision for income taxes	1,098	80	1,939
Interest expense, net	30,895	35,613	38,291
Depreciation and amortization	18,752	19,850	17,699

EBITDA	$41,490	$49,004	$49,707

Stock based compensation expense (a)	954	1,290	3,087
(Gain) loss on disposal of assets (b)	(151)	209	35
Impairment of long-lived assets (c)	9,617	-	-
Restaurant closure charges, net (d)	82	298	716
Debt modification costs (e)	1,241	4,178	-
Transaction-related costs (f)	1,936	-	-
Change in fair value of warrant liability (g)	1,417	33	(2,634)
Pre-opening costs (h)	462	596	1,080
Insurance reserves adjustment (i)	1,800	-	-

Adjusted EBITDA	$58,848	$55,608	$51,991

(a)	Includes non-cash, stock-based compensation.

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(b)	(Gain) loss on disposal of assets includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.

(c)	Includes costs related to impairment of long-lived assets.

(d)	Includes costs related to closing restaurants.

(e)	Includes costs associated with debt refinancing transactions in April 2013 and April 2014.

(f)	Includes costs related to the strategic sale process which commenced during 2014 and resulted in the stock purchase agreement with the Levy Newco Parties and the Merger Agreement.

(g)	Relates to fair value adjustments to the warrants to purchase shares of common stock of Del Taco that had been issued to certain of the GSMP Parties and their affiliates, all of which were exchanged for shares of common stock of Del Taco on March 20, 2015.

(h)	Pre-opening costs consist of costs directly associated with the opening of new restaurants and incurred prior to opening, including restaurant labor, supplies, rent expense and other related pre-opening costs. These are generally incurred over the three to five months prior to opening.

(i)	Includes a $1.8 million increase in workers’ compensation expense due to higher payments and reserves related to underlying claims activity.

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Cautionary Note Regarding Forward-Looking Statements

We make forward-looking statements in this proxy statement. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business, and the timing and ability for us to complete the Business Combination. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the Company following the Business Combination;

•	changes in the markets in which Del Taco competes;

•	expansion plans and opportunities, including restaurant openings; and

•	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the outcome of any legal proceedings that may be instituted against Del Taco or LAC following announcement of the proposed Business Combination and transactions contemplated thereby;

•	the inability to complete the transactions contemplated by the proposed Business Combination due to the failure to obtain approval of the stockholders of LAC, or other conditions to closing in the Merger Agreement;

•	the ability to obtain or maintain the listing of the Company’s common stock on NASDAQ following the Business Combination;

•	the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the Del Taco and LAC businesses, and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the inability to obtain franchisees;

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•	the inability to profitably expand into new markets;

•	the possibility that Del Taco or LAC may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties indicated in this proxy statement, including those under “Risk Factors.”

Risk Factors

Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement. The risks described below are those which we believe are the material risks that we face. Additional risks not presently known to us or which we currently consider immaterial may also have an adverse effect on us. Any risk is described below that could have an adverse impact on Del Taco’s business or financial condition may have a material adverse impact. Some statements in this proxy statement, including such statements in the following risk factors, constitute forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Del Taco’s Business and Industry

Del Taco’s growth strategy depends in part on opening new restaurants in existing and new markets and expanding its franchise system. Del Taco may be unsuccessful in opening new company-operated or franchised restaurants or establishing new markets, which could adversely affect Del Taco’s growth.

One of the key means to achieving Del Taco’s growth strategy will be through opening new restaurants and operating those restaurants on a profitable basis. Del Taco opened five new restaurants in 2014 and plans to open an estimated six to eight new company owned restaurants in 2015. Del Taco’s franchisees opened six new restaurants in 2014 and plan to open seven to nine restaurants in 2015. Del Taco’s ability to open new restaurants is dependent upon a number of factors, many of which are beyond its control, including Del Taco or its franchisees’ ability to:

•	identify available and suitable restaurant sites;

•	compete for restaurant sites;

•	identify, hire and train employees;

•	reach acceptable agreements regarding the lease or purchase of locations;

•	obtain or have available the financing required to acquire and operate a restaurant, including construction and opening costs, and managing such costs;

•	respond to unforeseen engineering or environmental problems with leased premises;

•	avoid the impact of inclement weather, natural disasters and other calamities;

•	hire, train and retain the skilled management and other employees necessary to meet staffing needs;

•	obtain, in a timely manner and for an acceptable cost, required licenses, permits and regulatory approvals and respond effectively to any changes in local, state or federal law and regulations that adversely affect Del Taco’s and its franchisees’ costs or ability to open new restaurants; and

•	control construction and equipment cost increases for new restaurants.

There is no guarantee that a sufficient number of suitable restaurant sites will be available in desirable areas or on terms that are acceptable to Del Taco or its franchisees in order to achieve Del Taco’s growth plan. If Del Taco is unable to open new restaurants or sign new franchisees, or if restaurant openings are significantly delayed, Del Taco’s earnings or revenue growth could be adversely affected and its business negatively affected as Del Taco expects a portion of its growth to come from new locations.

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 As part of Del Taco’s longer term growth strategy, Del Taco may enter into geographic markets in which it has little or no prior operating or franchising experience through company-owned restaurant growth and through franchise development agreements. The challenges of entering new markets include: difficulties in hiring experienced personnel; unfamiliarity with local real estate markets and demographics; consumer unfamiliarity with Del Taco’s brand; and different competitive and economic conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than in Del Taco’s existing markets. Consumer recognition of Del Taco’s brand has been important in the success of company-operated and franchised restaurants in Del Taco’s existing markets. In addition, restaurants Del Taco opens in new markets may take longer to reach expected sales and profit levels on a consistent basis and may have higher construction, occupancy or operating costs than restaurants it opens in existing markets, thereby affecting Del Taco’s overall profitability. Any failure on Del Taco’s part to recognize or respond to these challenges may adversely affect the success of any new restaurants. Expanding Del Taco’s franchise system could require the implementation, expense and successful management of enhanced business support systems, management information systems and financial controls as well as additional staffing, franchise support and capital expenditures and working capital.

Del Taco’s progress in opening new restaurants from quarter to quarter may occur at an uneven rate. If Del Taco does not open new restaurants in the future according to its current plans, the delay could have a material adverse effect on its business, financial condition and results of operations.

Due to brand recognition and logistical synergies, as part of Del Taco’s growth strategy, it also intends to open new restaurants in areas where Del Taco has existing restaurants. The operating results and comparable restaurant sales for Del Taco restaurants could be adversely affected due to close proximity with its other restaurants and market saturation.

Del Taco may not be able to compete successfully with other quick service and fast casual restaurants. Intense competition in the restaurant industry could make it more difficult to expand Del Taco’s business and could also have a negative impact on Del Taco’s operating results if customers favor Del Taco’s competitors or Del Taco is forced to change its pricing and other marketing strategies.

Del Taco faces significant competition from restaurants in the quick service and fast casual dining segments of the restaurant industry. In addition, the Southern California and Las Vegas regions, the primary markets in which Del Taco competes, consist of very competitive Mexican-inspired quick service and fast casual markets. Del Taco expects competition in these markets and each of its other markets to continue to be intense because consumer trends are favoring limited service restaurants that offer healthier menu items made with better quality products and many limited service restaurants are responding to these trends. Competition in Del Taco’s industry is primarily based on price, convenience, quality of service, brand recognition, restaurant location and type and quality of food. If Del Taco’s company-operated and franchised restaurants cannot compete successfully with other quick service and fast casual restaurants in new and existing markets, Del Taco could lose customers and its revenue could decline.

Del Taco company-owned and franchised restaurants compete with national and regional quick service and fast casual restaurant chains for customers, restaurant locations and qualified management and other staff. Many of Del Taco’s competitors have existed longer and have a more established market presence with substantially greater financial, marketing, personnel and other resources than Del Taco does. Among Del Taco’s competitors are a number of multi-unit, multi-market, fast casual restaurant concepts, some of which are expanding nationally. As it expands, Del Taco will face competition from these restaurant concepts as well as new competitors that strive to compete with its market segments. These competitors may have, among other things, lower operating costs, better locations, better facilities, better management, more effective marketing and more efficient operations. Additionally, Del Taco faces the risk that new or existing competitors will copy its business model, menu options, presentation or ambience, among other things.

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Any inability to successfully compete with the restaurants in Del Taco’s markets will place downward pressure on Del Taco’s customer traffic and may prevent Del Taco from increasing or sustaining its revenue and profitability. Consumer tastes, nutritional and dietary trends, traffic patterns and the type, number and location of competing restaurants often affect the restaurant business, and Del Taco’s competitors may react more efficiently and effectively to those conditions. In addition, many of Del Taco’s traditional fast food restaurant competitors offer lower-priced menu options or meal packages, or have loyalty programs. Del Taco’s sales could decline due to changes in popular tastes, “fad” food regimens, such as low carbohydrate diets, and media attention on new restaurants. If Del Taco is unable to continue to compete effectively, its traffic, sales and restaurant contribution could decline which would have a material adverse effect on its business, financial condition and results of operations.

New restaurants, once opened, may not be profitable, and the increases in average restaurant revenue and comparable restaurant sales that Del Taco has experienced in the past may not be indicative of future results.

Some of Del Taco’s restaurants open with an initial start-up period of higher than normal sales volumes, which subsequently decrease to stabilized levels. Typically, Del Taco’s new restaurants have stabilized sales after approximately 26 to 52 weeks of operation, at which time the restaurant’s sales typically begin to grow on a consistent basis. However, Del Taco cannot assure you that this will occur for future restaurant openings. In new markets, the length of time before average sales for new restaurants stabilize is less predictable and can be longer as a result of Del Taco’s limited knowledge of these markets and consumers’ limited awareness of Del Taco’s brand. In addition, Del Taco’s average restaurant revenue and comparable restaurant sales may not increase at the rates achieved over the past several years. Del Taco’s ability to operate new restaurants profitably and increase average restaurant revenue and comparable restaurant sales will depend on many factors, some of which are beyond its control, including:

•	consumer awareness and understanding of Del Taco’s brand;
•	general economic conditions, which can affect restaurant traffic, local labor costs and prices Del Taco pays for the food products and other supplies it uses;
•	changes in consumer preferences and discretionary spending;
•	difficulties obtaining or maintaining adequate relationships with distributors or suppliers in new markets;
•	increases in prices for commodities, including beef and other proteins;
•	inefficiency in Del Taco’s labor costs as the staff gains experience;
•	competition, either from Del Taco’s competitors in the restaurant industry or its own restaurants;
•	temporary and permanent site characteristics of new restaurants;
•	changes in government regulation; and
•	other unanticipated increases in costs, any of which could give rise to delays or cost overruns.

If Del Taco’s new restaurants do not perform as planned, its business and future prospects could be harmed. In addition, an inability to achieve Del Taco’s expected average restaurant revenue would have a material adverse effect on its business, financial condition and results of operations.

Del Taco’s sales growth and ability to achieve profitability could be adversely affected if comparable restaurant sales are less than Del Taco expects.

The level of comparable restaurant sales, which reflect the change in year-over-year sales for restaurants in the accounting period following 18 months of operations, will affect Del Taco’s sales growth and will continue to be a critical factor affecting its ability to generate profits because the profit margin on comparable restaurant sales is generally higher than the profit margin on new restaurant sales. Del Taco’s ability to increase comparable restaurant sales depends in part on its ability to successfully implement its initiatives to build sales. It is possible such initiatives will not be successful, that Del Taco will not achieve its target comparable restaurant sales growth or that the change in comparable restaurant sales could be negative, which may cause a decrease in sales growth and ability to achieve profitability that would have a material adverse effect on its business, financial condition and results of operations. See the section entitled “Del Taco Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Performance Indicators—Same Store Sales of Growth.”

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Del Taco’s long-term success depends in part on its ability to effectively identify and secure appropriate sites for new restaurants.

Del Taco intends to develop new restaurants in its existing markets, expand its footprint into adjacent markets and selectively enter into new markets. In order to build new restaurants, Del Taco must first identify markets where it can enter or expand its footprint, taking into account numerous factors, including the location of its current restaurants, local economic trends, population density, area demographics and geography. Then it must secure appropriate restaurant sites, which is one of its biggest challenges. There are numerous factors involved in identifying and securing an appropriate restaurant site, including:

•	evaluating size of the site, traffic patterns, local retail and business attractions and infrastructure that will drive high levels of customer traffic and sales;
•	competition in new markets, including competition for restaurant sites;
•	financial conditions affecting developers and potential landlords, such as the effects of macro-economic conditions and the credit market, which could lead to these parties delaying or canceling development projects (or renovations of existing projects), in turn reducing the number of appropriate restaurant sites available;
•	developers and potential landlords obtaining licenses or permits for development projects on a timely basis;
•	proximity of potential restaurant sites to existing restaurants;
•	anticipated commercial, residential and infrastructure development near the potential restaurant site; and
•	availability of acceptable lease terms and arrangements.

Given the numerous factors involved, Del Taco may not be able to successfully identify and secure attractive restaurant sites in existing, adjacent or new markets, which could have a material adverse effect on its business, financial condition and results of operations.

Changes in food and supply costs or failure to receive frequent deliveries of food ingredients and other supplies could have an adverse effect on Del Taco’s business, financial condition and results of operations.

Del Taco’s profitability depends in part on Del Taco’s ability to anticipate and react to changes in food and supply costs, and its ability to maintain its menu depends in part on its ability to acquire ingredients that meet specifications from reliable suppliers. Shortages or interruptions in the availability of certain supplies caused by unanticipated demand, problems in production or distribution, food contamination, inclement weather or other conditions could adversely affect the availability, quality and cost of Del Taco’s ingredients, which could harm Del Taco’s operations. Any increase in the prices of the food products most critical to Del Taco’s menu, such as beef, chicken, fresh produce, soybean oil and other proteins, could have a material adverse effect on Del Taco’s results of operations. Particularly, the cost of ground beef, Del Taco’s largest commodity expenditure and the only commodity that accounts for more than 10% of its total food and paper costs, has increased significantly over the past year as a result of a reduction in the U.S. cattle supply, a trend which Del Taco expects to continue for several years, coupled with an increase in world demand for beef. Del Taco currently purchases beef with fixed pricing contracts to reduce its exposure to potential price fluctuations. The market for beef is particularly volatile and is subject to extreme price fluctuations due to seasonal shifts, climate conditions, the price of feed, industry demand, energy demand, relative strength of the U.S. dollar and other factors. Although Del Taco tries to manage the impact that these fluctuations have on its operating results, Del Taco remains susceptible to increases in food costs as a result of factors beyond its control, such as general economic conditions, seasonal fluctuations, weather conditions, demand, food safety concerns, generalized infectious diseases, product recalls and government regulations. Therefore, material increases in the prices of the ingredients most critical to Del Taco’s menu, particularly ground beef, could adversely affect its operating results or cause Del Taco to consider changes to its product delivery strategy and adjustments to its menu pricing.

If any of Del Taco’s distributors or suppliers perform inadequately, or Del Taco’s distribution or supply relationships are disrupted for any reason, there could be a material adverse effect on Del Taco’s business, financial condition, results of operations or cash flows. Although Del Taco often enters into contracts for the purchase of food products and supplies, it does not have long-term contracts for the purchase of all such food products and supplies. As a result, Del Taco may not be able to anticipate or react to changing food costs by adjusting its purchasing practices or menu prices, which could cause its operating results to deteriorate. If Del Taco cannot replace or engage distributors or suppliers who meet its specifications in a short period of time, that could increase its expenses and cause shortages of food and other items at Del Taco’s restaurants, which could cause a restaurant to remove items from its menu. If that were to happen, affected restaurants could experience significant reductions in sales during the shortage or thereafter, if customers change their dining habits as a result. In addition, although Del Taco provides modestly priced food, it may choose not to, or may be unable to, pass along commodity price increases to consumers, including price increases with respect to ground beef. These potential changes in food and supply costs could have a material adverse effect on Del Taco’s business, financial condition and results of operations.

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Failure to manage Del Taco’s growth effectively could harm Del Taco’s business and operating results.

A portion of Del Taco’s growth plan includes opening new restaurants. If Del Taco’s expansion is accelerated greatly, its existing restaurant management systems, financial and management controls and information systems may be inadequate to support its planned expansion. Managing any such growth effectively will require Del Taco to continue to enhance these systems, procedures and controls and to hire, train and retain managers and team members. Del Taco may not respond quickly enough to the changing demands that its expansion will impose on its management, restaurant teams and existing infrastructure, which could harm its business, financial condition and results of operations.

Opening new restaurants in existing markets may negatively impact sales at Del Taco’s existing restaurants.

The consumer target area of Del Taco’s restaurants varies by location, depending on a number of factors, including population density, other local retail and business attractions, area demographics and geography. As a result, the opening of a new restaurant in or near markets in which Del Taco already has restaurants could adversely impact sales at these existing restaurants. Existing restaurants could also make it more difficult to build Del Taco’s consumer base for a new restaurant in the same market. Del Taco’s core business strategy does not entail opening new restaurants that Del Taco believes will materially affect sales at its existing restaurants, but Del Taco may selectively open new restaurants in and around areas of existing restaurants that are operating at or near capacity to effectively serve its customers.

Negative publicity relating to one of Del Taco’s restaurants, including one of its franchised restaurants, could reduce sales at some or all of Del Taco’s other restaurants.

Del Taco’s success is dependent in part upon Del Taco’s ability to maintain and enhance the value of its brand, consumers’ connection to its brand and positive relationships with its franchisees. Del Taco may, from time to time, be faced with negative publicity relating to food quality, public health concerns, restaurant facilities, customer complaints or litigation alleging illness or injury, health inspection scores, integrity of Del Taco’s or its suppliers’ food processing, employee relationships or other matters, regardless of whether the allegations are valid or whether Del Taco is held to be responsible. The negative impact of adverse publicity relating to one restaurant may extend far beyond the restaurant or franchise involved to affect some or all of Del Taco’s other restaurants. The risk of negative publicity is particularly great with respect to Del Taco’s franchised restaurants because Del Taco is limited in the manner in which it can regulate them, especially on a real-time basis. The considerable expansion in the use of social media over recent years can further amplify any negative publicity that could be generated by such incidents.

Additionally, employee claims against Del Taco based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may also create negative publicity that could adversely affect Del Taco and divert its financial and management resources that would otherwise be used to benefit the future performance of its operations. A significant increase in the number of these claims or an increase in the number of successful claims would have a material adverse effect on Del Taco’s business, financial condition and results of operations. Consumer demand for Del Taco’s products and the Del Taco brand’s value could diminish significantly if any such incidents or other matters create negative publicity or otherwise erode consumer confidence in Del Taco or its products, which would likely result in lower sales and could have a material adverse effect on its business, financial condition and results of operations.

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Del Taco’s expansion into new markets may present increased risks.

Del Taco may open restaurants in markets where it has little or no operating experience. Restaurants Del Taco opens in any new markets may take longer to reach expected sales and profit levels on a consistent basis and may have higher construction, occupancy or operating costs than restaurants it opens in existing markets, thereby affecting Del Taco’s overall profitability. New markets may have competitive conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than Del Taco’s existing markets. Del Taco may need to make greater investments than it originally planned in advertising and promotional activity in new markets to build brand awareness. Del Taco may find it more difficult in new markets to hire, motivate and keep qualified employees who share its vision, passion and culture. Del Taco may also incur higher costs from entering new markets if, for example, it assigns regional managers to manage comparatively fewer restaurants than in more developed markets. As a result, these new restaurants may be less successful or may achieve AUVs at a slower rate. Del Taco may not be able to successfully develop critical market presence for its brand in new geographical markets, as it may be unable to find and secure attractive locations, build name recognition or attract new customers. Inability to fully implement or failure to successfully execute its plans to enter new markets could have a material adverse effect on Del Taco’s business, financial condition and results of operations.

Governmental regulation may adversely affect Del Taco’s ability to open new restaurants or otherwise adversely affect Del Taco’s business, financial condition and results of operations.

Del Taco is subject to various federal, state and local regulations, including those relating to building and zoning requirements and those relating to the preparation and sale of food. The development and operation of restaurants depends to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic and other regulations and requirements. Del Taco’s restaurants are also subject to state and local licensing and regulation by health, sanitation, food and occupational safety and other agencies. Del Taco may experience material difficulties or failures in obtaining the necessary licenses, approvals or permits for its restaurants, which could delay planned restaurant openings or affect the operations at its existing restaurants. In addition, stringent and varied requirements of local regulators with respect to zoning, land use and environmental factors could delay or prevent development of new restaurants in particular locations.

Del Taco is subject to the U.S. Americans with Disabilities Act (the “ADA”) and similar state laws that give civil rights protections to individuals with disabilities in the context of employment, public accommodations and other areas, including Del Taco’s restaurants. Del Taco may in the future have to modify restaurants by adding access ramps or redesigning certain architectural fixtures, for example, to provide service to or make reasonable accommodations for disabled persons. The expenses associated with these modifications could be material.

Del Taco’s operations are also subject to the U.S. Occupational Safety and Health Act, which governs worker health and safety, the U.S. Fair Labor Standards Act, which governs such matters as minimum wages and overtime, and a variety of similar federal, state and local laws that govern these and other employment law matters. Del Taco and its franchisees may also be subject to lawsuits from employees, the U.S. Equal Employment Opportunity Commission or others alleging violations of federal and state laws regarding workplace and employment matters, discrimination and similar matters, and Del Taco has been a party to such matters in the past. In addition, federal, state and local proposals related to paid sick leave or similar matters could, if implemented, have a material adverse effect on Del Taco’s business, financial condition and results of operations.

There is also a potential for increased regulation of certain food establishments in the United States, where compliance with a Hazard Analysis and Critical Control Points (“HACCP”) approach would be required. HACCP refers to a management system in which food safety is addressed through the analysis and control of potential hazards from production, procurement and handling, to manufacturing, distribution and consumption of the finished product. Many states have required restaurants to develop and implement HACCP Systems, and the United States government continues to expand the sectors of the food industry that must adopt and implement HACCP programs. For example, the Food Safety Modernization Act (the “FSMA”), signed into law in January 2011, granted the U.S. Food and Drug Administration (the “FDA”) authority regarding the safety of the entire food system, including through increased inspections and mandatory food recalls. Although restaurants are specifically exempted from or not directly implicated by some of these relatively new requirements, Del Taco anticipates that the requirements may impact its industry. Additionally, Del Taco’s suppliers may initiate or otherwise be subject to food recalls that may impact the availability of certain products, result in adverse publicity or require Del Taco to take actions that could be costly for it or otherwise impact its business.

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The impact of current laws and regulations, the effect of future changes in laws or regulations that impose additional requirements and the consequences of litigation relating to current or future laws and regulations, or Del Taco’s inability to respond effectively to significant regulatory or public policy issues, could increase Del Taco’s compliance and other costs of doing business and, therefore, have an adverse effect on Del Taco’s results of operations. Failure to comply with the laws and regulatory requirements of federal, state and local authorities could result in, among other things, revocation of required licenses, administrative enforcement actions, fines and civil and criminal liability. In addition, certain laws, including the ADA, could require Del Taco to expend significant funds to make modifications to its restaurants if it failed to comply with applicable standards. Compliance with the aforementioned laws and regulations can be costly and can increase Del Taco’s exposure to litigation or governmental investigations or proceedings, which could have a material adverse effect on Del Taco’s business, financial condition and results of operations.

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Food safety and foodborne illness concerns could have an adverse effect on Del Taco’s business.

Del Taco cannot guarantee that its internal controls and training will be fully effective in preventing all food safety issues at its restaurants, including any occurrences of foodborne illnesses such as salmonella, E. coli and hepatitis A. In addition, there is no guarantee that Del Taco’s franchise restaurants will maintain the high levels of internal controls and training we require at Del Taco company-owned restaurants. Furthermore, Del Taco and its franchisees rely on third-party vendors, making it difficult to monitor food safety compliance and increasing the risk that foodborne illness would affect multiple locations rather than a single restaurant. Some foodborne illness incidents could be caused by third-party vendors and transporters outside of Del Taco’s control. New illnesses resistant to our current precautions may develop in the future, or diseases with long incubation periods could arise, that could give rise to claims or allegations on a retroactive basis. One or more instances of foodborne illness in any of Del Taco’s restaurants or markets or related to food products Del Taco sells could negatively affect Del Taco’s restaurant revenue nationwide if highly publicized on national media outlets or through social media. This risk exists even if it were later determined that the illness was wrongly attributed to Del Taco or one of its restaurants. A number of other restaurant chains have experienced incidents related to foodborne illnesses that have had a material adverse effect on their operations. The occurrence of a similar incident at one or more of Del Taco’s restaurants, or negative publicity or public speculation about an incident, could have a material adverse effect on Del Taco’s business, financial condition and results of operations.

Del Taco could be party to litigation that could distract management, increase its expenses or subject it to material monetary damages or other remedies.

Del Taco’s customers from time to time file complaints or lawsuits against Del Taco alleging Del Taco caused an illness or injury they suffered at or after a visit to its restaurants, or that Del Taco has problems with food quality or operations. Del Taco also has been subject to a variety of other claims arising in the ordinary course of its business, including personal injury claims, contract claims and claims alleging violations of federal and state law regarding workplace and employment matters, equal opportunity, harassment, discrimination and similar matters, including administrative charges, single-plaintiff lawsuits, class actions, and other types of actions. Del Taco could become subject to class actions or other lawsuits related to any of these or from different types of matters in the future. Such claims may result in the payment of substantial damages by Del Taco. Regardless of whether any claims brought against Del Taco are valid, or whether Del Taco is ultimately held liable, claims may be expensive to defend and may divert time and money away from Del Taco’s operations and hurt its performance. A judgment in excess of Del Taco’s insurance coverage for any claims could materially and adversely affect its financial condition and results of operations. Any adverse publicity resulting from the claims, or even from threatened claims, may also materially and adversely affect Del Taco’s reputation, which in turn could have a material adverse effect on Del Taco’s business, financial condition and results of operations.

In addition, the restaurant industry has been subject to a growing number of claims based on the nutritional content of food products sold and disclosure and advertising practices. Del Taco may also be subject to this type of proceeding in the future and, even if it is not, publicity about these matters (particularly directed at the fast casual or traditional quick service segments of the industry) may harm its reputation and could have a material adverse effect on its business, financial condition and results of operations.

Compliance with environmental laws may negatively affect Del Taco’s business.

Del Taco is subject to federal, state and local laws and regulations concerning waste disposal, pollution, protection of the environment, and the presence, discharge, storage, handling, release and disposal of, and exposure to, hazardous or toxic substances. These environmental laws provide for significant fines and penalties for noncompliance and liabilities for remediation, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of hazardous toxic substances. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such hazardous or toxic substances at, on or from Del Taco’s restaurants. Environmental conditions relating to releases of hazardous substances at a prior, existing or future restaurant could have a material adverse effect on Del Taco’s business, financial condition and results of operations. Further, environmental laws, and the administration, interpretation and enforcement thereof, are subject to change and may become more stringent in the future, each of which could have a material adverse effect on Del Taco’s business, financial condition and results of operations.

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Changes in economic conditions and other unforeseen conditions, particularly in the markets in which Del Taco operates, could have a material adverse effect on its business, financial condition and results of operations.

The restaurant industry depends on consumer discretionary spending. The United States in general or the specific markets in which Del Taco operates may suffer from depressed economic activity, recessionary economic cycles, higher fuel or energy costs, low consumer confidence, high levels of unemployment, reduced home values, increases in home foreclosures, investment losses, personal bankruptcies, reduced access to credit or other economic factors that may affect consumer discretionary spending. Traffic in Del Taco’s restaurants could decline if consumers choose to dine out less frequently or reduce the amount they spend on meals while dining out. Negative economic conditions might cause consumers to make long-term changes to their discretionary spending behavior, including dining out less frequently on a permanent basis, which could have a material adverse effect on Del Taco’s business, financial condition and results of operations.

For example, the recession from late 2007 to mid-2009 reduced consumer confidence to historic lows, impacting the public’s ability and desire to spend discretionary dollars as a result of job losses, home foreclosures, significantly reduced home values, investment losses, bankruptcies and reduced access to credit. If the economy experiences another significant decline, Del Taco’s business, results of operations and ability to comply with the terms of its senior secured credit facilities could be materially adversely affected and may result in a deceleration of the number and timing of new restaurant openings by Del Taco and its franchisees, as well as a potential deterioration in customer traffic or a reduction in average check size which would negatively impact Del Taco’s revenues and its profitability and could result in reductions in staff levels, additional impairment charges and potential restaurant closures.

Adverse weather and natural or man-made disasters in the markets in which Del Taco operates could have a material adverse effect on its business, financial condition and results of operations.

Adverse weather conditions in states in which Del Taco operates, or in the future may operate, could have a disproportionate impact on its overall results of operations. In particular, Del Taco’s business is significantly concentrated in Southern California, and as a result, Del Taco could be disproportionately affected by adverse weather specific to this market. Adverse weather conditions may also impact customer traffic at Del Taco’s restaurants, and, in more severe cases, cause temporary restaurant closures, sometimes for prolonged periods. Most of Del Taco’s restaurants have outdoor seating, and the effects of adverse weather may impact the use of these areas and may negatively impact Del Taco’s revenue. In addition, natural or man-made disasters occurring in the markets in which Del Taco operates, such as terrorist attacks, tornadoes, earthquakes, hurricanes, floods, droughts, fires or other natural or man-made disasters, could have a material adverse effect on Del Taco’s business, financial condition and results of operations, as such events could result in lower customer traffic at Del Taco restaurants.

If restaurant revenue decreases, Del Taco’s profitability could decline as it spreads fixed costs across a lower level of sales. Reductions in staff levels, asset impairment charges and potential restaurant closures could result from prolonged negative restaurant revenue, which would have a material adverse effect on Del Taco’s business, financial condition and results of operations.

Del Taco’s business is geographically concentrated in Southern California, and Del Taco could be negatively affected by conditions specific to that region.

Del Taco’s company-operated and franchised restaurants in Southern California generated, in the aggregate, approximately 84% of Del Taco’s revenue for the year ended December 30, 2014 and approximately 85% of Del Taco’s revenue for the year ended December 31, 2013. During the recent economic crisis and recession, Del Taco’s business was materially adversely affected by a decrease in revenues from these restaurants due to adverse economic conditions in Southern California, including declining home prices and increased foreclosures. Adverse changes in demographic, unemployment, economic or regulatory conditions in Southern California or the State of California as a whole, including but not limited to enforcement policies for and changes in immigration law, have had and may continue to have material adverse effects on Del Taco’s business. As of January 2015, unemployment in California was 6.9% compared to the U.S. unemployment rate of 5.7%. Del Taco believe increases in unemployment will have a negative impact on traffic in its restaurants. As a result of its concentration in this market, Del Taco has been disproportionately affected by these adverse economic conditions compared to other national chain restaurants.

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Furthermore, prolonged or severe inclement weather could affect Del Taco’s sales at restaurants in locations that experience such conditions, which could materially adversely affect Del Taco’s business, financial condition or results of operations. It is possible that weather conditions may impact Del Taco’s business more than other businesses in our industry because of Del Taco’s significant concentration of restaurants in Southern California. Del Taco may also suffer unexpected losses resulting from natural disasters or other catastrophic events affecting these areas, such as earthquakes, fires, droughts, local strikes, terrorist attacks, increases in energy prices, explosions, or other natural or man-made disasters. The incidence and severity of catastrophes are inherently unpredictable and Del Taco’s losses from catastrophes could be substantial.

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The challenging economic environment may affect Del Taco’s franchisees, with adverse consequences to Del Taco.

Del Taco relies in part on its franchisees and the manner in which they operate their locations to develop and promote Del Taco’s business. As of December 30, 2014, Del Taco’s top 12 franchisees operated over 49% of its franchised restaurants and 20 franchisees (the “Significant Franchisees”) operated approximately 65% of Del Taco’s franchised restaurants. Due to the continuing challenging economic environment it is possible that some franchisees could file for bankruptcy or become delinquent in their payments to Del Taco, which could have significant adverse impacts on Del Taco’s business due to loss or delay in payments of royalties, information technology (“IT”) support service fees, contributions to Del Taco’s advertising funds, and other fees. Del Taco’s top 12 franchisees accounted for approximately 63.0% of Del Taco’s total franchise revenue for the year ended December 30, 2014, and the Significant Franchisees accounted for approximately 50.3% of total franchise revenue for the year ended December 31, 2013. Bankruptcies by Del Taco’s franchisees could prevent Del Taco from terminating their franchise agreements so that Del Taco can offer their territories to other franchisees, negatively impact Del Taco’s market share and operating results as Del Taco may have fewer well-performing restaurants, and adversely impact its ability to attract new franchisees.

As of December 30, 2014, Del Taco has executed development agreements that represent commitments to open 167 franchised restaurants at various dates through 2023. Although Del Taco has developed criteria to evaluate and screen prospective developers and franchisees, it cannot be certain that the developers and franchisees it selects will have the business acumen or financial resources necessary to open and operate successful franchises in their franchise areas, and state franchise laws may limit Del Taco’s ability to terminate or modify these franchise arrangements. Moreover, franchisees may not successfully operate restaurants in a manner consistent with Del Taco’s standards and requirements, or may not hire and train qualified managers and other restaurant personnel. The failure of developers and franchisees to open and operate franchises successfully could have a material adverse effect on Del Taco, its reputation, its brand and its ability to attract prospective franchisees and could materially adversely affect Del Taco’s business, financial condition, results of operations and cash flows.

Franchisees may not have access to the financial or management resources that they need to open the restaurants contemplated by their agreements with Del Taco, or be able to find suitable sites on which to develop them. Franchisees may not be able to negotiate acceptable lease or purchase terms for restaurant sites, obtain the necessary permits and government approvals or meet construction schedules. Any of these problems could slow Del Taco’s growth and reduce its franchise revenue. Additionally, Del Taco’s franchisees typically depend on financing from banks and other financial institutions, which may not always be available to them, in order to construct and open new restaurants. For these reasons, franchisees operating under development agreements may not be able to meet the new restaurant opening dates required under those agreements. Also, Del Taco subleases certain restaurants to certain existing franchisees. If any such franchisees cannot meet their financial obligations under their subleases, or otherwise fail to honor or default under the terms of their subleases, Del Taco would be financially obligated under a master lease and could be materially adversely affected.

Del Taco has limited control with respect to the operations of its franchisees, which could have a negative impact on Del Taco’s business.

Franchisees are independent business operators and are not Del Taco’s employees and Del Taco does not exercise control over the day-to-day operations of their restaurants. Del Taco provides training and support to franchisees, and sets and monitors operational standards, but the quality of franchised restaurants may be diminished by any number of factors beyond Del Taco’s control. Consequently, franchisees may not successfully operate restaurants in a manner consistent with Del Taco’s standards and requirements, or may not hire and train qualified managers and other restaurant personnel. If franchisees do not operate to Del Taco’s expectations, Del Taco’s image and reputation, and the image and reputation of other franchisees, may suffer materially and system-wide sales could decline significantly.

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Franchisees, as independent business operators, may from time to time disagree with Del Taco and its strategies regarding the business or its interpretation of Del Taco’s respective rights and obligations under the franchise agreement. This may lead to disputes with Del Taco’s franchisees and Del Taco expects such disputes to occur from time to time in the future as it continues to offer franchises. To the extent Del Taco has such disputes, the attention, time and financial resources of its management and its franchisees will be diverted from Del Taco’s restaurants, which could have a material adverse effect on Del Taco’s business, financial condition, results of operations and cash flows.

New information or attitudes regarding diet and health could result in changes in regulations and consumer consumption habits, which could have an adverse effect on Del Taco’s business, financial condition and results of operations.

Regulations and consumer eating habits may change as a result of new information or attitudes regarding diet and health. Such changes may include responses to scientific studies on the health effects of particular food items or federal, state and local regulations that impact the ingredients and nutritional content of the food and beverages Del Taco offers. The success of Del Taco’s restaurant operations is dependent, in part, upon Del Taco’s ability to effectively respond to changes in any consumer attitudes or health regulations and Del Taco’s ability to adapt its menu offerings to trends in food consumption, especially fast-moving trends. If consumer health regulations or consumer eating habits change significantly, Del Taco may choose or be required to modify or delete certain menu items, which may adversely affect the attractiveness of its restaurants to new or returning customers. While Del Taco generally finds that changes in consumer eating habits occur slowly, providing it with sufficient time to adapt its restaurant concept accordingly, changes in consumer eating habits can occur rapidly, often in response to published research or study information, which puts additional pressure on Del Taco to adapt quickly. To the extent Del Taco is unwilling or unable to respond with appropriate changes to its menu offerings in an efficient manner, it could materially affect consumer demand and have an adverse impact on Del Taco’s business, financial condition and results of operations.

Government regulation and consumer eating habits may impact Del Taco’s business as a result of changes in attitudes regarding diet and health or new information regarding the adverse health effects of consuming certain menu offerings. These changes have resulted in, and may continue to result in, laws and regulations requiring Del Taco to disclose the nutritional content of its food offerings, and they have resulted, and may continue to result in, laws and regulations affecting permissible ingredients and menu offerings. A number of counties, cities and states, including California, have enacted menu labeling laws requiring multi-unit restaurant operators to disclose to consumers certain nutritional information, or have enacted legislation restricting the use of certain types of ingredients in restaurants, which laws may be different or inconsistent with requirements under the Patient Protection and Affordable Care Act of 2010 (the “PPACA”), which establishes a uniform, federal requirement for certain restaurants to post nutritional information on their menus. Specifically, the PPACA requires chain restaurants with 20 or more locations operating under the same name and offering substantially the same menus to publish the total number of calories of standard menu items on menus and menu boards, along with a statement that puts this calorie information in the context of a total daily calorie intake.

Del Taco may not be able to effectively respond to changes in consumer health perceptions, comply with further nutrient content disclosure requirements or adapt its menu offerings to trends in eating habits, which could have a material adverse effect on its business, financial condition and results of operations.

Del Taco relies on only one company to distribute substantially all of its products to company-operated and franchised restaurants. Failure to receive timely deliveries of food or other supplies could result in a loss of revenue and materially and adversely impact Del Taco’s operations.

Del Taco and its franchisees’ ability to maintain consistent quality menu items and prices significantly depends upon Del Taco’s ability to acquire fresh food products from reliable sources in accordance with Del Taco’s specifications on a timely basis. Shortages or interruptions in the supply of fresh food products caused by unanticipated demand, problems in production or distribution, contamination of food products, an outbreak of diseases impacting various proteins, inclement weather or other conditions could materially adversely affect the availability, quality and cost of ingredients, which would adversely affect Del Taco’s business, financial condition, results of operations and cash flows. Del Taco does not control the businesses of its vendors, suppliers and distributors and its efforts to specify and monitor the standards under which they perform may not be successful.

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Del Taco has contracts with a limited number of suppliers for the food and supplies for its restaurants. In addition, one company distributes substantially all of the products Del Taco receives from suppliers to company-operated and franchised restaurants. If that distributor or any supplier fails to perform as anticipated or seeks to terminate agreements with Del Taco, or if there is any disruption in any of Del Taco’s supply or distribution relationships for any reason, Del Taco’s business, financial condition, results of operations and cash flows could be materially adversely affected. If Del Taco or its franchisees temporarily close a restaurant or remove popular items from a restaurant’s menu, that restaurant may experience a significant reduction in revenue during the time affected by the shortage and thereafter if Del Taco customers change their dining habits as a result.

Additionally, any changes Del Taco may make to the services it obtains from its vendors, or new vendors it employs, may disrupt its operations. These disruptions could have a material adverse effect on Del Taco’s business, financial condition and results of operations.

Failure to maintain Del Taco’s corporate culture and changes in consumer recognition of Del Taco’s brand as Del Taco grows could have a material adverse effect on its business, financial condition and results of operations.

Del Taco believes that a critical component to its success has been its corporate culture. Del Taco has invested substantial time and resources in building its team. As it continues to grow, Del Taco may find it difficult to maintain the innovation, teamwork, passion and focus on execution that it believes are important aspects of its corporate culture. Any failure to preserve its culture could negatively affect Del Taco’s future success, including its ability to retain and recruit personnel and to effectively focus on and pursue its corporate objectives. If Del Taco cannot maintain its corporate culture as it grows, it could have a material adverse effect on Del Taco’s business, financial condition and results of operations.

In addition, Del Taco’s future results depend on various factors, including local market acceptance of its restaurants and consumer recognition of the quality of its food and operations. Del Taco’s failure to receive and sustain such local market acceptance and consumer recognition could have a material adverse effect on Del Taco’s business, financial condition and results of operations.

The effect of changes to healthcare laws in the United States may increase the number of employees who choose to participate in Del Taco’s healthcare plans, which may significantly increase Del Taco’s healthcare costs and negatively impact its financial results.

In 2010, the PPACA was signed into law in the United States to require health care coverage for many uninsured individuals and expand coverage to those already insured. The PPACA requires Del Taco to offer healthcare benefits to all full-time employees (including full-time hourly employees) that meet certain minimum requirements of coverage and affordability, or face penalties. Del Taco began to offer such benefits on January 1, 2015 to all eligible employees, and may incur substantial additional expense due to organizing and maintaining the plan which it anticipates will be more expensive on a per person basis and for an increased number of employees who it anticipates at other times may elect to obtain coverage through a healthcare plan Del Taco subsidizes in part. If Del Taco fails to offer such benefits, or the benefits it elects to offer do not meet the applicable requirements, it may incur penalties. Since the PPACA also requires individuals to obtain coverage or face individual penalties, employees who are currently eligible but elect not to participate in Del Taco’s healthcare plans may find it more advantageous to do so when such individual penalties increase in size. It is also possible that by making changes or failing to make changes in the healthcare plans offered by Del Taco, Del Taco will become less competitive in the market for its labor. Finally, implementing the requirements of the PPACA is likely to impose additional administrative costs. The costs and other effects of these new healthcare requirements cannot be determined with certainty, but they may significantly increase Del Taco’s healthcare coverage costs and could have a material adverse effect on Del Taco’s business, financial condition and results of operations.

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Del Taco depends on its senior management team and other key employees, and the loss of one or more key personnel or an inability to attract, hire, integrate and retain highly skilled personnel could have an adverse effect on its business, financial condition and results of operations.

Del Taco’s success depends largely upon the continued services of its key executives. Del Taco also relies on its leadership team in setting its strategic direction, operating its business, identifying, recruiting and training key personnel, identifying expansion opportunities, arranging necessary financing and general and administrative functions. From time to time, there may be changes in Del Taco’s executive management team resulting from the hiring or departure of executives, which could disrupt Del Taco’s business. The loss of one or more of Del Taco’s executive officers or other key employees could have a serious adverse effect on Del Taco’s business. The replacement of one or more of Del Taco’s executive officers or other key employees would involve significant time and expense and may significantly delay or prevent the achievement of Del Taco’s business objectives.

To continue to execute Del Taco’s growth strategy, Del Taco also must identify, hire and retain highly skilled personnel. Del Taco might not be successful in maintaining its corporate culture and continuing to attract and retain qualified personnel. Failure to identify, hire and retain necessary key personnel could have a material adverse effect on Del Taco’s business, financial condition and results of operations.

If Del Taco or its franchisees face labor shortages, unionization activities, labor disputes or increased labor costs, it could negatively impact Del Taco’s growth and could have a material adverse effect on Del Taco’s business, financial condition and results of operations.

Labor is a primary component in the cost of operating Del Taco’s company-owned and franchised restaurants. If Del Taco faces labor shortages or increased labor costs because of increased competition for employees, higher employee turnover rates, increases in the federal, state or local minimum wage or other employee benefits costs (including costs associated with health insurance coverage), its operating expenses could increase and its growth could be negatively impacted. In addition, Del Taco’s success depends in part upon its ability to attract, motivate and retain a sufficient number of well-qualified restaurant operators and management personnel, as well as a sufficient number of other qualified employees, including customer service and kitchen staff, to keep pace with Del Taco’s expansion schedule. In addition, restaurants have traditionally experienced relatively high employee turnover rates. Del Taco’s inability to recruit or retain qualified employees, due to competition or lack of qualified applicants, may delay planned openings of new restaurants, result in higher labor costs or result in higher employee turnover in existing restaurants, which could have a material adverse effect on its business, financial condition and results of operations.

Although none of Del Taco’s employees are currently covered under collective bargaining agreements, if a significant number of Del Taco’s employees were to become unionized and collective bargaining agreement terms were significantly different from Del Taco’s current compensation arrangements, it could adversely affect Del Taco’s business, financial condition and results of operations. In addition, a labor dispute involving some or all of Del Taco’s employees may harm Del Taco’s reputation, disrupt its operations and reduce its revenue, and resolution of disputes may increase its costs.

The minimum wage, particularly in California, continues to increase and is subject to factors outside of Del Taco’s control.

Del Taco has a substantial number of hourly employees who are paid wage rates based on the applicable federal, state or local minimum wage, and increases in the minimum wage may increase Del Taco’s labor costs. Since July 1, 2014, the State of California (where most of Del Taco’s restaurants are located) has had a minimum wage of $9.00 per hour, and it is scheduled to rise to $10.00 per hour on January 1, 2016. Moreover, municipalities may set minimum wages above the applicable state standards. The federal minimum wage has been $7.25 per hour since July 24, 2009. Either federally-mandated or state-mandated minimum wages may be raised in the future. Del Taco may be unable to increase its menu prices in order to pass future increased labor costs on to its customers, in which case its margins would be negatively affected, which could have a material adverse effect on its business, financial condition and results of operations. And if menu prices are increased by Del Taco to cover increased labor costs, the higher prices could adversely affect sales and thereby reduce its margins.

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Del Taco’s insurance programs, including high deductible self-insurance programs, may expose Del Taco to significant and unexpected costs and losses.

Given the nature of Del Taco’s operating environment, Del Taco is subject to workers’ compensation and general liability claims. To mitigate a portion of these risks, Del Taco maintains insurance for individual claims in excess of deductibles per claim. Del Taco currently records a liability for its estimated cost of claims incurred and unpaid as of each balance sheet date. Del Taco’s estimated liability is recorded on an undiscounted basis and includes a number of significant assumptions and factors, including historical trends, expected costs per claim, actuarial assumptions and current economic conditions. Del Taco’s history of claims activity for all lines of coverage is closely monitored and liabilities are adjusted as warranted based on changing circumstances. It is possible, however, that Del Taco’s actual liabilities may exceed its estimates of loss. Del Taco may also experience an unexpectedly large number of claims that result in costs or liabilities in excess of its projections and therefore it may be required to record additional expenses. For these and other reasons, Del Taco’s self-insurance reserves could prove to be inadequate, resulting in liabilities in excess of its available insurance and self-insurance. If a successful claim is made against Del Taco and is not covered by its insurance or exceeds its policy limits, Del Taco’s business may be negatively and materially impacted.

Changes in employment laws may adversely affect Del Taco’s business.

Various federal and state labor laws govern the relationship with Del Taco’s employees and impact operating costs. These laws include employee classification as exempt or non-exempt for overtime and other purposes, minimum wage requirements, unemployment tax rates, workers’ compensation rates, immigration status and other wage and benefit requirements. Significant additional government-imposed increases in the following areas could have a material adverse effect on Del Taco’s business, financial condition and results of operations:

•	minimum wages;
•	mandatory health benefits;
•	vacation accruals;
•	paid leaves of absence, including paid sick leave; and
•	tax reporting.

In addition, various states in which Del Taco operates are considering or have already adopted new immigration laws or enforcement programs, and the U.S. Congress and Department of Homeland Security from time to time consider and may implement changes to federal immigration laws, regulations or enforcement programs as well. Some of these changes may increase Del Taco’s obligations for compliance and oversight, which could subject Del Taco to additional costs and make its hiring process more cumbersome, or reduce the availability of potential employees. Although Del Taco requires all workers to provide it with government-specified documentation evidencing their employment eligibility, some of its employees may, without Del Taco’s knowledge, be unauthorized workers. Del Taco currently participates in the “E-Verify” program, an Internet-based, free program run by the United States government to verify employment eligibility, in states in which participation is required. However, use of the “E-Verify” program does not guarantee that Del Taco will properly identify all applicants who are ineligible for employment. Unauthorized workers are subject to deportation and may subject Del Taco to fines or penalties, and if any of Del Taco’s workers are found to be unauthorized it could experience adverse publicity that negatively impacts its brand and may make it more difficult to hire and keep qualified employees. Termination of a significant number of employees who were unauthorized employees may disrupt Del Taco’s operations, cause temporary increases in its labor costs as it trains new employees and result in additional adverse publicity. Del Taco could also become subject to fines, penalties and other costs related to claims that it did not fully comply with all recordkeeping obligations of federal and state immigration compliance laws. These factors could have a material adverse effect on Del Taco’s business, financial condition and results of operations.

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Del Taco might require additional capital to support business growth, and this capital might not be available.

Del Taco intends to continue to make investments to support its business growth and might require additional funds to respond to business challenges or opportunities, including the need to open additional restaurants, develop new products and menu items or enhance its products and menu items, and enhance its operating infrastructure. Accordingly, Del Taco might need to engage in equity or debt financings to secure additional funds. If Del Taco raises additional funds through issuance of equity securities, its existing stockholders could suffer significant dilution, and any new equity securities Del Taco issues could have rights, preferences and privileges superior to those of holders of Del Taco common stock. Any debt financing secured by Del Taco in the future could involve restrictive covenants relating to its capital-raising activities and other financial and operational matters, which might make it more difficult for Del Taco to obtain additional capital and to pursue business opportunities, including potential acquisitions. Moreover, if Del Taco issues new debt securities, the debt holders would have rights senior to common stockholders to make claims on Del Taco’s assets. In addition, Del Taco might not be able to obtain additional financing on terms favorable to it, if at all. If Del Taco is unable to obtain adequate financing or financing on terms satisfactory to it when it requires, its ability to continue to support its business growth and to respond to business challenges could be significantly limited.

The failure to comply with its debt covenants or the volatile credit and capital markets could have a material adverse effect on Del Taco’s financial condition.

Del Taco’s ability to manage its debt is dependent on its level of positive cash flow from company-operated and franchised restaurants, net of costs. The recent economic downturn negatively impacted Del Taco’s cash flows. Credit and capital markets can be volatile, which could make it more difficult for Del Taco to refinance its existing debt or to obtain additional debt financings in the future. Such constraints could increase Del Taco’s costs of borrowing and could restrict its access to other potential sources of future liquidity. Del Taco’s failure to comply with the debt covenants in its senior secured credit facilities or to have sufficient liquidity to make interest and other payments required by its debt could result in a default of such debt and acceleration of its borrowings which would have a material adverse effect on its business and financial condition.

Del Taco’s substantial level of indebtedness could materially and adversely affect its business, financial condition and results of operations.

Although Del Taco recently recapitalized and reduced its total debt service obligations from their level at December 30, 2014, Del Taco continues to have substantial indebtedness. At March 30, 2015, Del Taco had total debt obligations of $254.6 million (excluding any debt discount and including capital lease obligations and deemed landlord financing liabilities), and $12.4 million available for borrowings under its revolving credit facility. Del Taco’s substantial level of indebtedness could have significant effects on its business, such as:

•	limiting its ability to borrow additional amounts to fund working capital, capital expenditures, acquisitions, debt service requirements, execution of its growth strategy and other purposes;

•	requiring it to dedicate a substantial portion of its cash flow from operations to pay principal and interest on its debt, which would reduce availability of its cash flow to fund working capital, capital expenditures, acquisitions, execution of its growth strategy and other general corporate purposes;

•	making it more vulnerable to adverse changes in general economic, industry and competitive conditions, in government regulation and in its business by limiting its ability to plan for and react to changing conditions;

•	placing it at a competitive disadvantage compared with its competitors that have less debt; and

•	exposing it to risks inherent in interest rate fluctuations because its borrowings are at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates.

Del Taco may not be able to generate sufficient cash flow from its operations to repay its indebtedness when it becomes due and to meet its other cash needs. If Del Taco is not able to pay its debts as they become due, it will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring its indebtedness or selling additional debt or equity securities. Del Taco may not be able to refinance its debt or sell additional debt or equity securities or its assets on favorable terms, if at all, and if Del Taco must sell its assets, it may negatively affect its ability to generate revenue.

Del Taco’s senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, its ability to (i) incur additional indebtedness, (ii) issue preferred stock, (iii) create liens on assets, (iv) engage in mergers or consolidations, (v) sell assets, (vi) make investments, loans, or advances, (vii) make certain acquisitions, (viii) engage in certain transactions with affiliates, (ix) authorize or pay dividends, and (ix) change its lines of business or fiscal year. In addition, Del Taco’s senior secured credit facilities require it not to exceed a maximum total leverage ratio. Del Taco’s ability to borrow under its revolving credit facility depends on its compliance with this test. Events beyond its control, including changes in general economic and business conditions, may affect Del Taco’s ability to meet this test. Del Taco cannot assure you that it will meet this test in the future, or that the lenders will waive any failure to meet this test.

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Del Taco is subject to all of the risks associated with leasing space subject to long-term non-cancelable leases.

Del Taco only owns real property underlying one company operated restaurant. Payments under its operating leases account for a significant portion of Del Taco’s operating expenses and it expects the new restaurants it opens in the future will also be leased. Del Taco is obligated under non-cancelable leases for its restaurants and its corporate headquarters. Del Taco restaurant leases generally have a term of 20 years with up to four renewal options of five years each. Del Taco restaurant leases generally require it to pay a proportionate share of real estate taxes, insurance, common area maintenance charges and other operating costs. Additional sites that Del Taco leases are likely to be subject to similar long-term non-cancelable leases. If an existing or future restaurant is not profitable, and Del Taco decides to close it, it may nonetheless be committed to perform its obligations under the applicable lease including, among other things, paying the base rent and real estate taxes for the balance of the lease term. In addition, as each of its leases expire, Del Taco may fail to negotiate renewals, either on commercially acceptable terms or at all, which could cause Del Taco to pay increased occupancy costs or to close restaurants in desirable locations. These potential increased occupancy costs and closed restaurants could have a material adverse effect on Del Taco’s business, financial condition and results of operations.

Del Taco may not be able to adequately protect its intellectual property, which could harm the value of its brand and have a material adverse effect on its business, financial condition and results of operations.

Del Taco’s intellectual property is material to the conduct of its business. Del Taco’s ability to implement its business plan successfully depends in part on its ability to further build brand recognition using its trademarks, service marks, trade dress and other proprietary intellectual property, including its name and logos and the unique ambience of its restaurants. While it is Del Taco’s policy to protect and defend vigorously its rights to its intellectual property, Del Taco cannot predict whether steps taken by it to protect its intellectual property rights will be adequate to prevent misappropriation of these rights or the use by others of restaurant features based upon, or otherwise similar to, its restaurant concept. It may be difficult for Del Taco to prevent others from copying elements of its concept and any litigation to enforce its rights will likely be costly and may not be successful. Although Del Taco believes that it has sufficient rights to all of its trademarks and service marks, it may face claims of infringement that could interfere with its ability to market its restaurants and promote its brand. Any such litigation may be costly and could divert resources from its business. Moreover, if Del Taco is unable to successfully defend against such claims, it may be prevented from using its trademarks or service marks in the future and may be liable for damages, which in turn could have a material adverse effect on its business, financial condition and results of operations.

In addition, Del Taco licenses certain of its proprietary intellectual property, including its name and logos, to third parties. For example, Del Taco grants its franchisees a right to use certain of its trademarks in connection with their operation of the applicable restaurant. If a franchisee fails to maintain the quality of the restaurant operations associated with the licensed trademarks, its rights to, and the value of, its trademarks could potentially be harmed. Negative publicity relating to the franchisee or licensee could also be incorrectly associated with Del Taco, which could harm Del Taco’s business. Failure to maintain, control and protect its trademarks and other proprietary intellectual property would likely have a material adverse effect on Del Taco’s business, financial condition and results of operations and on its ability to enter into new franchise agreements.

Del Taco may incur costs resulting from breaches of security of confidential consumer information related to its electronic processing of credit and debit card transactions.

A significant amount of Del Taco restaurant sales are by credit or debit cards. Other restaurants and retailers have experienced security breaches in which credit and debit card information has been stolen. Del Taco may in the future become subject to claims for purportedly fraudulent transactions arising out of the actual or alleged theft of credit or debit card information, and it may also be subject to lawsuits or other proceedings relating to these types of incidents. In addition, most states have enacted legislation requiring notification of security breaches involving personal information, including credit and debit card information. Any such claim or proceeding could cause Del Taco to incur significant unplanned expenses, which could have a material adverse effect on its business, financial condition and results of operations. Further, adverse publicity resulting from these allegations may have a material adverse effect on Del Taco’s business and results of operations.

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Del Taco relies heavily on information technology, and any material failure, weakness, interruption or breach of security could prevent it from effectively operating its business.

Del Taco relies heavily on information systems, including point-of-sale processing in its restaurants, for management of its supply chain, payment of obligations, collection of cash, credit and debit card transactions and other processes and procedures. Del Taco’s ability to efficiently and effectively manage its business depends significantly on the reliability and capacity of these systems. Del Taco’s operations depend upon its ability to protect its computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses and other disruptive problems. The failure of these systems to operate effectively, maintenance problems, upgrading or transitioning to new platforms, or a breach in security of these systems could result in delays in customer service and reduce efficiency in Del Taco’s operations. Remediation of such problems could result in significant, unplanned capital investments.

Del Taco’s current insurance may not provide adequate levels of coverage against claims.

Del Taco’s current insurance policies may not be adequate to protect Del Taco from liabilities that it incurs in its business. Additionally, in the future, Del Taco’s insurance premiums may increase, and Del Taco may not be able to obtain similar levels of insurance on reasonable terms, or at all. Any substantial inadequacy of, or inability to obtain, insurance coverage could have a material adverse effect on Del Taco’s business, financial condition and results of operations.

There are types of losses Del Taco may incur that cannot be insured against or that Del Taco believes are not economically reasonable to insure. Such losses could have a material adverse effect on Del Taco’s business, financial condition and results of operations. As a public company, Del Taco intends to enhance its existing directors’ and officers’ insurance. While it expects to obtain such coverage, Del Taco may not be able to obtain such coverage at all or at a reasonable cost now or in the future. Failure to obtain and maintain adequate directors’ and officers’ insurance would likely adversely affect Del Taco’s ability to attract and retain qualified officers and directors.

Failure to obtain and maintain required licenses and permits or to comply with food control regulations could lead to the loss of Del Taco’s food service licenses and, thereby, harm Del Taco’s business.

The restaurant industry is subject to various federal, state and local government regulations, including those relating to the sale of food. Such regulations are subject to change from time to time. The failure to obtain and maintain these licenses, permits and approvals could have a material adverse effect on Del Taco’s results of operations. Typically, licenses must be renewed annually and may be revoked, suspended or denied renewal for cause at any time if governmental authorities determine that Del Taco’s conduct violates applicable regulations. Difficulties or failure to maintain or obtain the required licenses and approvals could adversely affect Del Taco’s existing restaurants and delay or result in Del Taco’s decision to cancel the opening of new restaurants, which would have a material adverse effect on its business.

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Restaurant companies have been the target of class action lawsuits and other proceedings alleging, among other things, violations of federal and state workplace and employment laws. Proceedings of this nature are costly, divert management attention and, if successful, could result in Del Taco’s payment of substantial damages or settlement costs.

Del Taco’s business is subject to the risk of litigation by employees, consumers, suppliers, stockholders or others through private actions, class actions, administrative proceedings, regulatory actions or other litigation. The outcome of litigation, particularly class action and regulatory actions, is difficult to assess or quantify. In recent years, restaurant companies, including Del Taco, have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state laws regarding workplace and employment conditions, discrimination and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been instituted from time to time alleging violations of various federal and state wage and hour laws regarding, among other things, employee meal breaks, rest periods, overtime eligibility of managers and failure to pay for all hours worked. In the past Del Taco has been a party to wage and hour class action lawsuits, and Del Taco presently faces two putative class actions pending in California state court.

In addition, from time to time, Del Taco’s customers file complaints or lawsuits against Del Taco alleging that it is responsible for some illness or injury they suffered at or after a visit to one of its restaurants, including actions seeking damages resulting from food-borne illness or accidents in its restaurants. Del Taco is also subject to a variety of other claims from third parties arising in the ordinary course of its business, including contract claims. The restaurant industry has also been subject to a growing number of claims that the menus and actions of restaurant chains have led to the obesity of certain of their customers. Del Taco may also be subject to lawsuits from its employees, the U.S. Equal Employment Opportunity Commission or others alleging violations of federal and state laws regarding workplace and employment conditions, discrimination and similar matters.

Regardless of whether any claims against Del Taco are valid or whether Del Taco is liable, claims may be expensive to defend and may divert time and money away from its operations. In addition, they may generate negative publicity, which could reduce customer traffic and sales. Although Del Taco maintains what it believes to be adequate levels of insurance, insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of Del Taco’s insurance coverage for any claims or any adverse publicity resulting from claims could adversely affect its business and results of operations.

Del Taco has a history of net losses and may incur losses in the future.

Del Taco has incurred net losses in each of the last three fiscal years principally driven by its level of indebtedness, non-cash impairment of long-lived asset charges and transaction-related costs during 2014 and debt modification costs during 2014 and 2013. Del Taco may incur net losses in the future if its level of indebtedness and associated interest expense increases, if it incurs impairment of long-lived asset charges, transaction-related costs or debt modification costs or other non-operational charges or if its operational performance deteriorates. Accordingly, Del Taco cannot assure you that it will achieve or sustain profitability.

Changes to accounting rules or regulations may adversely affect the reporting of Del Taco’s results of operations.

Changes to existing accounting rules or regulations may impact the reporting of Del Taco’s future results of operations or cause the perception that Del Taco is more highly leveraged. Other new accounting rules or regulations and varying interpretations of existing accounting rules or regulations have occurred and may occur in the future. For instance, accounting regulatory authorities have indicated that they may begin to require lessees to capitalize operating leases in their financial statements in the next few years. If adopted, such change would require Del Taco to record significant lease obligations on its balance sheet and make other changes to its financial statements. This and other future changes to accounting rules or regulations could have a material adverse effect on the reporting of Del Taco’s business, financial condition and results of operations.

Changes to estimates related to Del Taco’s property, fixtures and equipment or operating results that are lower than Del Taco’s current estimates at certain restaurant locations may cause Del Taco to incur impairment charges on certain long-lived assets, which may adversely affect its results of operations.

In accordance with accounting guidance as it relates to the impairment of long-lived assets, Del Taco makes certain estimates and projections with regard to individual restaurant operations, as well as its overall performance, in connection with its impairment analyses for long-lived assets. When impairment triggers are deemed to exist for any location, the estimated undiscounted future cash flows are compared to its value. If the value exceeds the undiscounted cash flows, an impairment charge equal to the difference between the value and the fair value is recorded. The projections of future cash flows used in these analyses require the use of judgment and a number of estimates and projections of future operating results. If actual results differ from Del Taco’s estimates, additional charges for asset impairments may be required in the future. If future impairment charges are significant, this could have a material adverse effect on Del Taco’s results of operations.

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Risks Related to LAC and the Business Combination

References in this “Risks Related to LAC and the Business Combination” section to “LAC,” the “Company,” “we,” “us” and “our” shall refer to Levy Acquisition Corp.

Subsequent to the consummation of the Business Combination, we may be required to take writedowns or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on Del Taco, we cannot assure you that this diligence revealed all material issues that may be present in Del Taco’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our and Del Taco’s control will not later arise. As a result, we may be forced to later write down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the Company or its securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

There can be no assurance that our common stock will be approved for listing on NASDAQ following the closing, or if approved, that we will be able to comply with the continued listing standards of NASDAQ.

Our common stock, units and warrants are currently listed on NASDAQ. Our continued eligibility for listing may depend on the number of our shares that are redeemed. If, after the Business Combination, NASDAQ delists our common stock from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

LAC may apply the net proceeds released from the trust account together with the proceeds from the issuance of LAC common stock pursuant to the Step 2 Co-Investment in a manner that does not increase the value of your investment.

If the Business Combination is consummated, the funds held in the trust account will be released to pay (i) unpaid franchise and income taxes of the Company, (ii) LAC stockholders who properly exercise their redemption rights, (iii) up to $25.0 million with fees, costs and expenses (including $5.25 million in deferred underwriting compensation to the underwriters of our initial public offering, regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by the Company, the Levy Parties or Del Taco in connection with the transactions contemplated by the Business Combination, and (iv) a portion of the cash consideration pursuant to the Merger Agreement. The deferred underwriting commissions will not change as a result of the amount of redemptions of LAC shares. The per share amount that we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission we will pay to the underwriters. We believe that the payment of the deferred underwriting commission will not cause the remaining stockholders to experience dilution because the terms of the Merger Agreement take into account the payment of the transaction expense as a fixed cost regardless of the amount of redemptions of LAC common stock and therefore the payment will not increase the LAC common stock issued in the Merger. The deferred underwriting commission will not be paid in the event that the Business Combination is not completed.

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Other than these uses, we do not have specific plans for any funds remaining from the cash proceeds from the issuance of LAC common stock pursuant to the Step 2 Co-Investment and the trust account and will have broad discretion regarding how we use the funds that remain. These funds could be used in a manner with which you may not agree or applied in ways that do not improve the Company’s results of operations or increase the value of your investment.

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company’s securities prior to the closing of the Business Combination may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination. Because the share exchange ratio in the Merger Agreement will not be adjusted to reflect any changes in the market price of our common stock, the market value of the Company common stock issued in the Business Combination may be higher or lower than the values of these shares on earlier dates.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for Del Taco’s common stock. Accordingly, the valuation ascribed to Del Taco and our common stock in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the Company’s securities may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning the Company or the restaurant market in general;

•	operating and stock price performance of other companies that investors deem comparable to the Company;

•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving the Company;

•	changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

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•	the volume of shares of our common stock available for public sale;

•	sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and NASDAQ in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Warrants will become exercisable for our common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

If the Business Combination is completed, outstanding warrants to purchase an aggregate of 12,250,000 shares of our common stock will become exercisable in accordance with the terms of the warrant agreement governing those securities. These warrants will become exercisable 30 days after the completion of the Business Combination, and will expire at 5:00 p.m., New York time, five years after the completion of the Business Combination or earlier upon redemption or liquidation. The exercise price of these warrants will be $11.50 per share, or $140.9 million in the aggregate for all shares underlying these warrants, assuming none of the warrants are exercised through “cashless” exercise. In addition, LAC may issue additional Private Placement Warrants to the Sponsor to satisfy outstanding working capital loans owed to the Sponsor by LAC, currently in the amount of $38,070. The Sponsor has the right to elect to receive cash or warrants (valued at $1 per warrant) to satisfy such loans up to a maximum of one million warrants. To the extent such warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to the holders of common stock of the Company and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our common stock.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding our common stock adversely, the price and trading volume of our common stock could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company. If no securities or industry analysts commence coverage of the Company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the Company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover the Company were to cease coverage of the Company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

The Company’s certificate of incorporation and bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

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•	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•	the ability of our board of directors to determine whether to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at a special meeting of our stockholders;

•	the requirement that an annual meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	controlling the procedures for the conduct and scheduling of stockholder meetings;

•	providing that directors may be removed prior to the expiration of their terms by stockholders only for cause; and

•	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company’s board of directors.

These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in our management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without approval of the holders of substantially all of LAC’s outstanding common stock. Any provision of our certificate of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

If we are unable to effect a business combination by November 19, 2015, we will be forced to liquidate and the warrants will expire worthless.

If we do not complete a business combination by November 19, 2015, our amended and restated certificate of incorporation provides that we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable (less $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the public stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemptions, subject to the approval of the remaining stockholders and the board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. In the event of liquidation, there will be no distribution with respect to the company’s outstanding warrants. Accordingly, the warrants will expire worthless.

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For illustrative purposes, based on funds in the trust account of $150.0 million on March 31, 2015, the estimated per share redemption price would have been approximately $10.00.

If we are forced to liquidate, our stockholders may be held liable for claims by third parties against the Company to the extent of distributions received by them.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not consummate an initial business combination by November 19, 2015 may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we intend to redeem our public shares as soon as reasonably possible following November 19, 2015 in the event we do not consummate an initial business combination and, therefore, we do not intend to comply with those procedures.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires the Company to adopt a plan, based on facts known to us at such time that will provide for the payment of all existing and pending claims or claims that may be potentially brought against the Company within the 10 years following dissolution. However, because we are a blank check company, rather than an operating company, and our operations have been limited to searching for prospective target businesses, the only likely claims to arise would be from vendors (such as lawyers, investment bankers, and consultants) or prospective target businesses. If the Company’s plan of distribution complies with Section 281(b) of the DGCL, any liability of our stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. There can be no assurance that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of the trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not consummate an initial business combination within the required timeframe is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after November 19, 2015 in the event we do not consummate an initial business combination, this may be viewed or interpreted as giving preference to our stockholders over any potential creditors with respect to access to or distributions from the Company’s assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duties to the Company’s creditors and/or may have acted in bad faith, thereby exposing itself and the Company to claims of punitive damages, by paying our stockholders from the trust account prior to addressing the claims of creditors. There can be no assurance that claims will not be brought against the Company for these reasons.

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Unlike some other blank check companies, the Company does not have a specified maximum redemption threshold. The absence of such a redemption threshold will make it easier for us to consummate the Business Combination even if a substantial number of our stockholders redeem.

Since the Company has no specified maximum redemption threshold, our structure is different in this respect from the structure that has been used by some blank check companies.

As a result, we may be able to consummate the Business Combination even though a substantial number of our public stockholders have redeemed their shares. In no event, however, will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Each redemption of public shares by our public stockholders above approximately 6.5 million shares (assuming $25 million of transaction expenses) will increase the number of additional shares of LAC Common Stock we would need to issue as a result of the reduced amount of cash available. Because each additional share of LAC Common Stock issued as part of the Merger Consideration will reduce the cash Merger Consideration by no more than $10, LAC does not believe that the increase in the redemption amount will have a dilutive effective on the common stock of the Company following the Business Combination.

Activities taken by affiliates of the Company to purchase, directly or indirectly, public shares will increase the likelihood of approval of the Business Combination Proposal and other proposals and may affect the market price of the Company’s securities during the buyback period.

Our Sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of the Business Combination. None of our Sponsor, directors, officers, advisors or their affiliates will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although none of our Sponsor, directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price for such public shares, in the event such parties do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by our Sponsor, directors, officers, advisors or their affiliates, or the price such parties may pay.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals and would likely increase the chances that such proposals would be approved. In addition, if the market does not view the Business Combination positively, purchases of public shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of our securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of our securities.

As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals.

Our Initial Stockholders, including the Sponsor, have agreed to vote in favor of the Business Combination, regardless of how our public stockholders vote.

Unlike blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our Initial Stockholders, including the Sponsor, have agreed to vote any shares of common stock owned by them in favor of our initial business combination. As of the date hereof, our Initial Stockholders own shares equal to 20.8% of our issued and outstanding shares of common stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if our Initial Stockholders agreed to vote any shares of common stock owned by them in accordance with the majority of the votes cast by our public stockholders.

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Our stockholders will experience immediate dilution of their ownership interests as a consequence of the issuance of common stock as consideration in the Business Combination. Having a minority share position may reduce the influence that our current stockholders have on the management of the Company.

We expect to issue 16,553,540 shares of common stock of the Company at the closing to Del Taco’s equity holders, subject to adjustment as described herein. As a result, our public stockholders will hold 14,850,000 shares or approximately 38.3% of the post-merger company and the Levy Family and its affiliates will hold approximately 9.3% of the post-merger company. These percentages assume no LAC shares are redeemed and the assumed transaction expenses are as set forth in the unaudited pro forma condensed combined financial statements. If the actual facts are different than these assumptions, the percentage ownership retained by LAC’s existing stockholders will be different. This percentage also does not take into account (i) the 150,000 restricted shares of LAC common stock that will be awarded to employees of Del Taco in connection with the Business Combination, (ii) 12,250,000 warrants to purchase LAC’s common stock that will remain outstanding following the Business Combination, and (iii) any Private Placement Warrants that LAC may issue to the Sponsor to repay working capital loans owed by LAC to the Sponsor (currently in the amount of $38,070). If our stockholders experience dilution, a further minority share position may reduce the influence that LAC’s current stockholders have on its management. See “Summary — LAC Shares to be Issued in the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information. Consequently, the ability of our current stockholders following the Business Combination to influence management of the Company through the election of directors will be substantially reduced.

If our stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our common stock for a pro rata portion of the trust account.

Holders of public shares are not required to affirmatively vote against the Business Combination Proposal in order to exercise their rights to redeem their shares for a pro rata portion of the trust account. In order to exercise their redemption rights, they are required to submit a request in writing and deliver their stock (either physically or electronically) to our transfer agent at least two business days prior to the special meeting of the Stockholders. Stockholders electing to redeem their shares will receive their pro rata portion of the trust account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. See the section entitled “Special Meeting in Lieu of 2015 Annual Meeting of LAC Stockholders” for additional information on how to exercise your redemption rights.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 15% of the public shares.

A public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 15% of the public shares. Accordingly, if you hold more than 15% of the public shares and the Business Combination Proposal is approved, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold the shares in excess of 15% or sell them in the open market. We cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of our common stock will exceed the per-share redemption price.

Directors of the Company have potential conflicts of interest in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.

When considering our board of directors’ recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that directors and executive officers of the Company have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

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•	the 1.8 million total Founder Shares that our Sponsor (or its members) will hold following the Business Combination, subject to the lock-up agreements;

•	the 60,000 total Founder shares that our independent directors will continue to own following the Merger, subject to lock-up agreements;

•	the 30,000 total private placement warrants to purchase shares of our common stock held by our Vice President of Acquisitions;

•	the 4.7 million total private placement warrants to purchase shares of common stock that our Sponsor (or its members) will hold following the Business Combination;

•	the 1.8 million total shares of LAC common stock that Levy Family Partners and our directors and officers will receive as a result of their $18.0 million indirect participation in the Initial Investment through the Levy Newco Parties;

•	the continuation of Larry Levy and Ari Levy as directors of the Company following the Business Combination;

•	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination; and

•	the investment of Levy Family Partners, LLC (which is the manager of the Sponsor and the Levy Newco Parties and a member of the Sponsor and one of the Levy Newco Parties) in a Del Taco stockholder, which had a value (inclusive of interests unrelated to Del Taco) of $533,707 at December 31, 2014. The investment is a passive, limited partnership interest in a fund over which Levy Family Partners has no control and was entered into in 2006. Following the Initial Investment, Levy Family Partners received a distribution of $52,348 from the Del Taco stockholder on account of the Initial Investment.

Further, each of our directors holds Founder Shares that are not subject to redemption and Founder Warrants that would retire worthless if a Business Combination is not consummated; as a result, our directors have a financial incentive to see a Business Combination consummated rather than lose whatever value is attributable to the Founder Shares and Founder Warrants. These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby.

The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in the best interests of our securityholders.

In the period leading up to the closing of the Business Combination, other events may occur that, pursuant to the Merger Agreement, would require the Company to agree to amend the Merger Agreement, to consent to certain actions or to waive rights that we are entitled to under those agreements. Such events could arise because of changes in the course of Del Taco’s business, a request by Del Taco to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Del Taco’s business and would entitle the Company to terminate the Merger Agreement. In any of such circumstances, it would be in the discretion of the Company, acting through its board of directors, to grant its consent or waive its rights, except that any material amendment to or waiver of material rights or conditions to the Merger Agreement requires the consent of the Special Committee of LAC’s board of directors. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for the Company and our securityholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the Business Combination has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the transaction that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the Business Combination Proposal.

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If we are unable to complete the Business Combination by November 19, 2015, the amended and restated certificate of incorporation provides that LAC’s corporate existence will automatically terminate and we will dissolve and liquidate. In such event, third parties may bring claims against the Company and, as a result, the proceeds held in trust could be reduced and the per share liquidation price received by stockholders could be less than $10.00 per share.

We must complete a business combination by November 19, 2015, when, pursuant to our amended and restated certificate of incorporation, our corporate existence will terminate and we will be required to liquidate. In such event, third parties may bring claims against us. Although we have obtained waiver agreements from many of the vendors and service providers we have engaged and prospective target businesses with which we have negotiated, whereby such parties have waived any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that such parties will not bring claims seeking recourse against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as other claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. Further, we could be subject to claims from parties not in contract with it who have not executed a waiver. Lawrence F. Levy, our Chairman and Chief Executive Officer and director, has agreed that he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account or to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then Mr. Levy will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether Mr. Levy has sufficient funds to satisfy his indemnity obligations, and we have not asked Mr. Levy to reserve for such indemnification obligations. Therefore, we cannot assure you that Mr. Levy would be able to satisfy those obligations. If Mr. Levy asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Mr. Levy to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Levy to enforce his indemnification obligations to us, it is possible that our independent directors, in exercising their business judgment, may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable, or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our public stockholders may be reduced below $10.00 per share.

Stockholders of LAC who wish to redeem their shares for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising redemption rights.

Public stockholders who wish to redeem their shares for a pro rata portion of the trust account must, among other things, tender their certificates to our transfer agent or deliver their shares to the transfer agent electronically through the DTC prior to 4:30 P.M., New York time, on the second business day prior to the special meeting of stockholders. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

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The financial statements included in this proxy statement do not take into account the consequences to LAC of a failure to complete a business combination by November 19, 2015.

The financial statements included in this proxy statement have been prepared assuming that we would continue as a going concern. As discussed in Note 1 to the Notes to the LAC financial statements for the year ended December 31, 2014, we are required to complete the Business Combination by November 19, 2015. The possibility of the Business Combination not being consummated raises some doubt as to our ability to continue as a going concern and the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company and Del Taco will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on the Company and Del Taco. These uncertainties may impair our or Del Taco’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Business Combination, our or Del Taco’s business could be harmed.

We will incur significant transaction and transition costs in connection with the Business Combination.

We expect to incur significant, non-recurring costs in connection with consummating the Business Combination and Del Taco operating as a public company. We may incur additional costs to maintain employee morale and to retain key employees. We will also incur significant fees and expenses relating to financing arrangements and legal, accounting and other transaction fees and costs associated with the Business Combination. Some of these costs are payable regardless of whether the Business Combination is completed.

The unaudited pro forma financial information included in this document may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Our ability to successfully effect the Business Combination and successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel, including the key personnel of Del Taco, all of whom we expect to stay with Del Taco following the Business Combination. The loss of such key personnel could negatively impact the operations and profitability of the post-combination business.

Our ability to successfully effect the Business Combination and successfully operate the business is dependent upon the efforts of certain key personnel including the key personnel of Del Taco. Although we expect all of such key personnel to remain with Del Taco following the Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. Furthermore, while we have scrutinized individuals we intend to engage to stay with Del Taco following the Business Combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Risks Related to LAC Common Stock

Members of our Sponsor, members of the Levy Newco Parties, and their affiliates will have significant influence over us after the Business Combination, which could limit your ability to influence the outcome of key transactions, including a change of control.

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Immediately following the completion of the Business Combination, the Levy Family may beneficially own approximately 8.6% of our outstanding common stock and approximately 31.2% of our outstanding warrants (assuming no redemptions from the Trust Fund). In addition, Patrick Walsh, a director nominee as discussed in Proposal 4, and his affiliates will beneficially own 8.6% of our outstanding common stock. Because of the degree of concentration of voting power (and the potential for such power to increase upon the purchase of additional stock or the exercise of warrants), your ability to elect members of our board of directors and influence our business and affairs, including any determinations with respect to mergers or other business combinations, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional common stock or other equity securities, the repurchase or redemption of common stock and the payment of dividends, may be diminished. Similarly, in the event Patrick Walsh, the Levy Family or anyone else acquires an interest in excess of 50%, they will collectively have the power to determine matters submitted to a vote of our stockholders without the consent of our other stockholders, will have the power to prevent a change in our control and could take other actions that might be favorable to themselves. Even with less than a 50% ownership interest, any stockholders with a significant percentage of our stock may be able to strongly influence or effectively control our decisions.

Additionally, members of our Sponsor are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Such members of our Sponsor may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;
•	expected timing and amount of the release of any tax valuation allowances;
•	tax effects of stock-based compensation;
•	costs related to intercompany restructurings;
•	changes in tax laws, regulations or interpretations thereof; or
•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Our stock price could be extremely volatile, and, as a result, you may not be able to resell your shares at or above the price you paid for them.

In recent years the stock market in general has been highly volatile. As a result, the market price and trading volume of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease, which could be substantial, in the value of their stock, including decreases unrelated to our results of operations or prospects, and could lose part or all of their investment. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including those described elsewhere in this proxy statement and others such as:

•	variations in our operating performance and the performance of our competitors or restaurant companies in general;
•	actual or anticipated fluctuations in our quarterly or annual operating results;
•	publication of research reports by securities analysts about us or our competitors or our industry;
•	the public’s reaction to our press releases, our other public announcements and our filings with the Securities and Exchange Commission (the “SEC”);
•	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

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•	additions and departures of key personnel;
•	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;
•	the passage of legislation or other regulatory developments affecting us or our industry;
•	speculation in the press or investment community;
•	changes in accounting principles;
•	terrorist acts, acts of war or periods of widespread civil unrest;
•	natural disasters and other calamities; and
•	changes in general market and economic conditions.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

•	the timing of new restaurant openings and related expense;
•	restaurant operating costs for our newly-opened restaurants;
•	labor availability and costs for hourly and management personnel;
•	profitability of our restaurants, especially in new markets;
•	changes in interest rates;
•	increases and decreases in AUVs and comparable restaurant sales growth;
•	impairment of long-lived assets and any loss on restaurant closures;
•	macroeconomic conditions, both nationally and locally;
•	negative publicity relating to products we serve;
•	changes in consumer preferences and competitive conditions;
•	expansion to new markets;
•	increases in infrastructure costs; and
•	fluctuations in commodity prices.

Seasonal factors and the timing of holidays cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically slightly lower in the fourth quarter due to holiday closures. Adverse weather conditions may also affect customer traffic. In addition, we have outdoor seating at most of our restaurants, and the effects of adverse weather may impact the use of these areas and may negatively impact our revenue.

Regulatory compliance may divert our management’s attention from day-to-day management of our business, which could have a material adverse effect on our business.

Our management team may not successfully or efficiently manage our continued transition to a public company that will be subject to significant regulatory oversight and reporting obligations under the federal securities laws and the regulations imposed by NASDAQ. In particular, these new obligations will require substantial attention from our senior management and could divert their attention away from the day-to-day management of our business, which could materially and adversely impact our business operations.

Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.

Following the completion of the Business Combination, our board of directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options, or shares of our authorized but unissued preferred stock. Issuances of common stock or voting preferred stock would reduce your influence over matters on which our stockholders vote and, in the case of issuances of preferred stock, would likely result in your interest in us being subject to the prior rights of holders of that preferred stock.

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There may be sales of a substantial amount of our common stock after the Business Combination by our current stockholders, and these sales could cause the price of our common stock to fall.

After the Business Combination, there will be 38,803,540 shares of common stock outstanding (assuming no redemptions by LAC stockholders). Of our issued and outstanding shares that were issued prior to the Business Combination, all will be freely transferable, except for any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. Following completion of the Business Combination, approximately 8.2% of our outstanding common stock will be held by entities affiliated with our Sponsor, executive officers and directors. This percentage does not take into account (i) the 150,000 restricted shares of LAC common stock that will be awarded to employees of Del Taco in connection with the Business Combination, (ii) 12,250,000 warrants to purchase LAC’s common stock that will remain outstanding following the Business Combination, and (iii) any Private Placement Warrants that LAC may issue to the Sponsor to repay working capital loans owed by LAC to the Sponsor (currently in the amount of $38,070). The 150,000 shares of restricted stock to Del Taco employees will vest over three years and none will vest immediately following the Business Combination.

Future sales of our common stock may cause the market price of our securities to drop significantly, even if our business is doing well.

We entered into a stockholders agreement with respect to the Founder Shares, shares of our common stock underlying the private placement warrants, the shares of our common stock that we will issue under the Merger Agreement or in the Step 2 Co-Investment and all shares issued to a holder with respect to the securities referred above by way of any stock split, stock dividend, recapitalization, combination of shares, acquisition, consolidation, reorganization, share exchange, or similar event, which securities we collectively refer to as “registrable securities.” This stockholders agreement replaces the registration rights agreement we entered into in connection with our initial public offering with our founding stockholders. Under the stockholders agreement, we have agreed to register for resale under a shelf registration statement all of the shares received by Del Taco stockholders in the Merger, held by the Levy Family, held by holders of Founder Shares and issuable upon conversion of LAC warrants. The Levy Family and certain Del Taco stockholders are also entitled to a number of demand registration rights. Holders of registrable securities will also have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Business Combination.

Upon effectiveness of the registration statement we file pursuant to the registration rights agreement, or upon the expiration of the lockup periods applicable to the common stock that we will issue to Del Taco equity holders, these parties may sell large amounts of our stock in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in our stock price or putting significant downward pressure on the price of our stock.

Sales of substantial amounts of our common stock in the public market after the Business Combination, or the perception that such sales will occur, could adversely affect the market price of our common stock and make it difficult for us to raise funds through securities offerings in the future.

If securities or industry analysts do not publish research or reports about our business, or publish inaccurate or unfavorable research or reports about our business, our stock price and trading volume could decline.

The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us and our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our common stock or change their opinion of our common stock, our stock price would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

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We will incur significant increased expenses and administrative burdens as a public company, which could have a material adverse effect on our business, financial condition and results of operations.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that we do not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board and NASDAQ, impose additional reporting and other obligations on public companies. We expect that compliance with public company requirements will increase our costs and make some activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously. For example, we will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, we will incur additional expenses associated with our SEC reporting requirements. Furthermore, if we identify any issues in complying with those requirements (for example, if we or our auditors identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us. We also expect that it will be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We expect that the additional reporting and other obligations imposed on us by these rules and regulations will increase our legal and financial compliance costs and the costs of our related legal, accounting and administrative activities by approximately $2 million per year. These increased costs will require us to divert a significant amount of money that we could otherwise use to expand our business and achieve our strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase our costs.

Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur, including our credit facility. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it. See the section entitled “Price Range of Securities and Dividends – Dividends - Dividend Policy of LAC.”

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which we had total annual gross revenue of $1 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock in our initial public offering.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

Del Taco is not currently required to comply with the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act and therefore is not required to make a formal assessment of the effectiveness of its internal control over financial reporting for that purpose. As a publicly traded company, we are required to comply with the SEC’s rules implementing Section 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Though we will be required to disclose changes made in our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. Pursuant to the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an emerging growth company, which may be up to five full fiscal years following LAC’s initial public offering.

To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff. In addition, we may identify material weaknesses in our internal control over financial reporting that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404.

If we identify weaknesses in our internal control over financial reporting, are unable to comply with the requirements of Section 404 in a timely manner or to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by NASDAQ (the exchange on which our securities are listed), the SEC or other regulatory authorities, which could require additional financial and management resources.

A material weakness has been identified in Del Taco’s internal control over financial reporting.

In connection with the preparation of Del Taco’s financial statements for fiscal year 2014, a material weakness was identified in Del Taco’s internal control over financial reporting arising from an error related to Del Taco’s estimation of its workers’ compensation reserve. Under U.S. GAAP, a material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility of a material misstatement of Del Taco’s annual or interim financial statements that may not be prevented or detected and corrected on a timely basis. If the material weakness is not remediated prior to the Merger or if additional material weaknesses are identified in the future, a material weakness may exist in internal control over financial reporting of Del Taco subsequent to the Merger.

Del Taco has begun taking measures and plans to take additional measures to remediate the underlying causes of the material weakness. Del Taco plans to complete this remediation process as quickly as possible. However, Del Taco cannot at this time estimate whether this remediation process will be complete prior to the Merger or if it can successfully remediate the material weakness. If Del Taco is unable to successfully remediate this material weakness prior to the Merger, Del Taco could be unable to produce accurate and timely financial statements. Any failure to timely provide required financial information could materially and adversely impact Del Taco.

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Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined balance sheet as of December 31, 2014 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 are based on the historical financial statements of Levy Acquisition Corp. (the “Company”) and Del Taco Holdings, Inc. (“Del Taco”) giving effect to the Merger (as defined below). The Company and Del Taco shall collectively be referred to herein as “the Companies.” The Companies, subsequent to the Merger, shall be referred to herein as “the Combined Company.”

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 give pro forma effect to the Transactions (as defined below) as if they had occurred on January 1, 2014. The unaudited pro forma condensed combined balance sheet as of December 31, 2014 assumes that the Transactions were completed on December 31, 2014.

The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the year ended December 31, 2014 were derived from Del Taco’s audited consolidated financial statements as of and for the 52 weeks ended December 30, 2014 and the Company’s audited financial statements as of and for the year ended December 31, 2014.

On March 12, 2015, the Company and Del Taco entered into an Agreement and Plan of Merger (the “Agreement and Plan of Merger”). The Agreement and Plan of Merger provides for the combination of the Company and Del Taco through a merger of Levy Merger Sub, LLC (a newly formed wholly owned subsidiary of the Company) with and into Del Taco, whereby Del Taco will become a wholly owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company will acquire all of the common stock of Del Taco.

Concurrent with the execution of the Agreement and Plan of Merger, Levy Epic Acquisition Company, LLC (“Levy Newco”), Levy Epic Acquisition Company II, LLC (“Levy Newco II” and with Levy Newco, the “Levy Newco Parties”), Del Taco and the Del Taco stockholders entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Levy Newco Parties agreed to purchase 2,348,968 shares from Del Taco for $91.2 million in cash, and to purchase 740,564 shares directly from existing Del Taco shareholders for $28.8 million in cash (the “Initial Investment”). As a result of this Initial Investment, an aggregate of 3,089,532 shares of Del Taco were purchased by the Levy Newco Parties for total cash consideration of $120.0 million. Concurrent with the execution of the Initial Investment, Del Taco increased its borrowing capacity under its existing term loan credit facility (the “2013 Term Loan”) by $25.1 million. Proceeds from the increased borrowings under the 2013 Term Loan, a $10.0 million drawdown under Del Taco’s $40.0 million revolving credit facility (the “2013 Revolver”), and the $91.2 million received by Del Taco from the sale of Del Taco common stock to the Levy Newco Parties was used to fully repay the outstanding balance of Del Taco’s subordinated notes issued in May 2010 in the original principal amounts of $110 million (the “Company Sub Notes”) and $40 million (the “F&C RHC Sub Notes”), and pay approximately $15.7 million of transaction costs, which included $7.5 million of employee withholding taxes resulting from the acceleration of outstanding stock options and restricted stock units due to the change in control triggered by Step 1. Employee equity redemptions were exchanged for such withholding taxes. As of December 30, 2014, $35.9 million of the Company Sub Notes and $72.2 million of the F&C RHC Sub Notes were outstanding. The transactions described in this paragraph are hereafter collectively referred to as “Step 1”.

Also concurrent with Step 1, the Company entered into Common Stock Purchase Agreements pursuant to which certain investors committed to acquire upon the closing of the Merger 3,500,000 shares of the Company’s common stock for total consideration of $35 million (the “Step 2 Investment”). The additional funds provided by these investors will be used as additional cash consideration in the Merger.

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If the Merger is consummated, the consideration for the Merger will be provided by (1) the funds remaining in the Company’s trust account, which currently holds $150 million, after taxes, Company stockholder redemptions, and an estimated $25 million of expenses of Del Taco provided that the maximum amount of funds available from the Trust Account as consideration for the Merger is $60 million, (2) the $35 million provided by the Step 2 Investment, and (3) shares of the Company’s common stock. The Levy Newco Parties will only receive stock Merger Consideration in the Merger. The Common Stock Purchase Agreements entered into in connection with the Step 2 Investment and the close of the Merger is hereafter referred to as “Step 2”. The transactions contemplated by Step 1 and Step 2 are collectively referred to herein as the “Transactions”.

Step 2 will be accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or ASC 805. Pursuant to ASC 805, the Company has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	the Company pays cash and equity consideration for all of the equity in Del Taco;
•	investments by the Company and the Levy Newco Parties were considered to be multiple arrangements that should be treated as a single transaction for accounting purposes; and
•	the existing stockholders of the Company and the Levy Newco Parties retain relatively more voting rights in the Combined Company than the historical Del Taco stockholders.

A preponderance of the evidence discussed above supports the conclusion that the Company is the accounting acquirer in the Merger.

Del Taco constitutes a business, with inputs, processes, and outputs. Accordingly, the acquisition of Del Taco constitutes the acquisition of a business for purposes of ASC 805, and due to the change in control from the Merger, will be accounted for using the acquisition method.

The pro forma information contained herein assumes the Company’s stockholders approved the proposed Merger and the Step 2 Investment. Company stockholders may elect to redeem their shares even if they approve the proposed acquisition of Del Taco. The Company cannot predict how many of its public stockholders will elect to convert their stock to cash. As a result it has elected to provide pro forma financial statements under three different assumptions which produce significant differences in long-term debt and stockholders’ equity. The actual results will be within the scenarios described below, however, there can be no assurance regarding which scenario will be closest to the actual results.

The following redemption scenarios are presented in the pro forma information:

•	Assuming No Redemption: This presentation assumes that none of the Company’s stockholders exercise redemption rights with respect to their public shares for a pro rata portion of the trust account.

•	Assuming Redemption of $65 million of Common Stock: This presentation assumes that the stockholders holding the Company’s public shares exercise their redemption rights with respect to 6,500,000 shares of Company common stock, and such shares are redeemed for their pro rata share (assumed to be $10.00 per share) of the funds in the trust account, so that $65 million of the trust account of the Company is used to satisfy redemptions, which would leave $85 million in the trust account, of which a maximum of $60 million would be available to pay the Cash Merger Consideration. As a result, the aggregate amount of cash available to pay the Cash Merger Consideration would be $95 million (including the $35 million received pursuant to the Step 2 Investment) and the remaining $25 million would cover estimated expenses.

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•	Assuming Maximum Redemption: This presentation assumes that the stockholders holding the Company’s public shares exercise their redemption rights and that such shares are redeemed for their pro rata share (assumed to be $10.00 per share) of the funds in the trust account. Therefore, this presentation assumes full redemption of the common stock subject to possible redemption which totals $150 million and additional borrowings of $24.9 million to fund the Cash Merger Consideration, to the extent Del Taco does not have sufficient funds available to cover such consideration.

The following summarizes the Merger Consideration payable to Del Taco stockholders (except for the Levy Newco Parties) and the Company’s capital stock ownership subsequent to completion of Step 2 (including the Merger) assuming the no redemption, the redemption of $65 million of common stock and maximum redemption scenarios:

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		Assuming Redemption
	Assuming No	of $65 million of	Assuming Maximum
(dollars in thousands)	Redemption	Common Stock	Redemption
Estimated cash consideration paid (1)	$185,057	$120,057	$35,057
Estimated value of share consideration issued (2)	65,708	65,708	152,288
Fair value of equity interests acquired in Step 1 (3)	120,000	120,000	120,000
Less: estimated Step 2 transaction expenses	(25,000)	(25,000)	(25,000)
Estimated purchase consideration	$345,765	$280,765	$282,345

(1) The cash component of consideration paid for each outstanding Del Taco share that converts into the right to receive Cash Merger Consideration at closing is $26.27 per share if no Company common stock is redeemed, $26.27 per share if $65 million of the Company’s common stock is redeemed and $9.69 per share if all of the Company’s common stock is redeemed. Cash consideration is payable with respect to all common stock of Del Taco except for shares held by the Levy Newco Parties. The aggregate amount of cash consideration paid to Del Taco stockholders depends on the amount of cash available in the Company’s trust account after stockholder redemptions, if any, and the $35 million provided by the Step 2 Investment, up to $95 million of available cash payable as Cash Merger Consideration.

(2) The Stock Merger Consideration consists of the Company’s common stock issued to Del Taco stockholders as part of the Merger Consideration in exchange for shares of Del Taco common stock. Company shares exchanged for the Del Taco shares held by the Levy Newco Parties are discussed in (3) below. The following summarizes the number of shares of the Company’s common stock issued to Del Taco stockholders other than the Levy Newco Parties:

		Assuming Redemption
	Assuming No	of $65 million of	Assuming Maximum
(dollars in thousands, except share and per share amounts)	Redemption	Common Stock	Redemption

Number of shares issued	4,553,540	4,553,540	10,553,540
Value per share as of April 30, 2015	$14.43	$14.43	$14.43
Estimated value of share consideration transferred	$65,708	$65,708	$152,288

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(3) If the Merger is approved, the Company will exchange its common stock for Del Taco shares held by the Levy Newco Parties acquired in Step 1. The Transactions were accounted for as related events transferring control of Del Taco to the Company through a minority investment in Step 1 and a controlling interest in Step 2. The Levy Newco Parties’ shares of Del Taco common stock were exchanged for shares of the Company’s common stock in the Merger, but represent a previously held equity interest in an acquired company. The previously held equity interest is assumed to have the same value as its $120 million purchase price.

For pro forma purposes, the fair value of consideration given and thus the estimated purchase price was determined based upon the $14.43 per share closing price of Levy common stock on April 30, 2015. The final purchase consideration could significantly differ from the amounts presented in the unaudited pro forma condensed combined financial information due to movements in the Company’s common stock price as of the closing date of the Merger. A sensitivity analysis related to the fluctuation in the Company’s common stock price was performed to assess the impact a hypothetical change of 10% on the closing price of the Company’s common stock on April 30, 2015 would have on the estimated purchase price and goodwill as of the closing date.

The following table shows the change in stock price, estimated purchase price and goodwill:

The following table shows the change in stock price, estimated purchase price and goodwill:

		Assuming No Redemption		Assuming Redemption of $65 million of Common Stock		Assuming Maximum Redemption
	Company	Estimated Purchase		Estimated Purchase		Estimated Purchase
Change in stock price	Stock price	Consideration	Goodwill	Consideration	Goodwill	Consideration	Goodwill
Increase of 10%	$15.87	$352,322	$368,645	$287,322	$368,645	$297,542	$403,808
Decrease of 10%	$12.99	$339,207	$355,530	$274,207	$355,530	$267,147	$373,413

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Assuming No Redemption

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2014

(dollars in thousands, except share and per share amounts)

	Historical							As of
	As of	As of						December 31, 2014
	December 31, 2014	December 30, 2014	Reclassification	Pro Forma Adjustments				Pro Forma
	Company	Del Taco	Adjustments (o)	Step 1	Notes	Step 2	Notes	Combined
Assets
Current assets:
Cash and cash equivalents	$230	$8,553	$-	$126,336	(a)	$185,057	(d)	$11,311
				(123,808)	(a)	(185,057)	(d)
Accounts and other receivables, net	-	3,383	-	-		-		3,383
Inventories	-	2,687	-	-		-		2,687
Prepaid expenses and other current assets	-	3,816	60	-		-		3,876
Income Tax Receivable	1	-	(1)	-		-		-
Prepaid insurance	59	-	(59)	-		-		-
Total current assets	290	18,439	-	2,528		-		21,257
Property and equipment:
Land	-	1,399	-	-		(1,399)	(e)	1,331
						1,331	(e)
Buildings	-	1,887	-	-		(1,887)	(e)	1,298
						1,298	(e)
Restaurant and other equipment	-	70,947	-	-		(70,947)	(e)	33,426
						33,426	(e)
Leasehold improvement	-	71,642	-	-		(71,642)	(e)	68,461
						68,461	(e)
Buildings under capital leases	-	6,396	-	-		(6,396)	(e)	5,237
						5,237	(e)
Construction-in-progress	-	2,836	-	-		-		2,836
	-	155,107	-	-		(42,518)		112,589
Less accumulated depreciation and amortization	-	(69,943)	-	-		69,943		-
Net property and equipment	-	85,164	-	-		27,425		112,589

Deferred financing costs, net	-	715	-	-		(715)	(f)	-
Goodwill	-	281,200	-	-		(281,200)	(e)	362,088
						362,088	(e)
Trademarks	-	144,000	-	-		(144,000)	(e)	168,800
						168,800	(e)
Intangible assets, net	-	17,683	-	-		(17,683)	(e)	42,749
						42,749	(e)
Other assets, net	-	2,833	-	-		-		2,833
Investments held in trust	150,057	-	-	-		(150,057)	(g)	-
Total assets	$150,347	$550,034	$-	$2,528		$7,407		$710,316

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$500	$14,645	$-	$-		$(54)	(h)	$15,091
Franchise tax payable	160	-	(160)	-		-		-
Other accrued liabilities	-	31,906	160	-		(1,375)	(h)	30,691
Current portion of long-term debt, capital lease obligations and deemed landlord financing liabilities	-	1,634	-	-		-		1,634
Deferred income taxes	-	182	-	-		-		182
Total current liabilities	660	48,367	-	-		(1,429)		47,598

Long-term debt, capital lease obligations and deemed landlord financing liabilities, excluding current installments, net	-	321,764	-	35,100	(a)	(65,000)	(d)	184,374
				(108,076)	(a)	(17,882)	(e)
						18,468	(e)
Deferred income taxes	-	64,736	-	-		24,500	(i)	89,236
Deferred income	-	6,612	-	-		(488)	(j)	6,124
Deferred underwriter compensation	5,250	-	-	-		(5,250)	(k)	-
Warrant liability	-	8,309	-	(8,309)	(b)	-		-
Other non-current liabilities	-	18,842	-	-		(10,264)	(l)	33,632
						25,054	(l)
Total liabilities	5,910	468,630	-	(81,285)		(32,291)		360,964

Commitments and contingencies:
Common stock subject to possible redemption	139,437	-	-	-		(139,437)	(m)	-

Stockholders’ equity
Preferred stock	-	-	-	-		-		-
Common stock	-	39	-	-		(39)	(n)	2
						2	(m)
Additional paid-in capital	6,644	110,941	-	-		(110,941)	(n)	146,080
						139,436	(m)
Accumulated other comprehensive loss	-	(409)	-	-		409	(n)	-
Retained earnings	(1,644)	(29,167)	-	83,813	(c)	29,167	(n)	203,270
						121,101	(n)
Total stockholders’ equity	5,000	81,404	-	83,813		179,135		349,352

Total liabilities and stockholders’ equity	$150,347	$550,034	$-	$2,528		$7,407		$710,316

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

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Assumption No Redemption

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

(dollars in thousands, except share and per share amounts)

	Historical
	Twelve Months Ended	52 Weeks Ended				Twelve Months Ended
	December 31, 2014	December 30, 2014				December 31, 2014
			Reclassification	Pro Forma		Pro Forma
	Company	Del Taco	Adjustments (h)	Adjustments	Notes	Combined

Revenues:
Company restaurant sales	$-	$380,800	$-	$-		$380,800
Franchise revenue	-	12,973	-	-		12,973
Franchise sublease income	-	2,251	-	-		2,251
Total revenue	-	396,024	-	-		396,024

Operating expenses:
Restaurant operating expenses:
Food and paper costs	-	110,708	-	-		110,708
Labor and related expenses	-	116,920	-	-		116,920
Occupancy and other operating expenses	-	82,021	-	-		82,021
General and administrative	862	28,136	180	1,323	(a)	30,501
Depreciation and amortization	-	18,752	-	(2,221)	(b)	16,531
Occupancy and other - franchise subleases	-	2,145	-	-		2,145
Pre-opening costs	-	462	-	-		462
Transaction costs	536	-	(536)	-		-
Impairment of long-lived assets	-	9,617	-	-		9,617
Restaurant closure charges, net	-	82	-	-		82
(Gain) loss on disposal of assets	-	(151)	-	-		(151)
Total operating expenses	1,398	368,692	(356)	(898)		368,836

Operating income	(1,398)	27,332	356	898		27,188

Interest (income) expense	(62)	30,895	-	(16,542)	(c)	14,291
Transaction-related costs	-	1,936	536	(2,472)	(d)	-
Debt modification costs	-	1,241	-	-		1,241
Change in fair value of warrant liability	-	1,417	-	(1,417)	(e)	-
State franchise taxes, other than income taxes	180	-	(180)	-		-
Total other expense	118	35,489	356	(20,431)		15,532
Income (loss) from operations before provision for income taxes	(1,516)	(8,157)	-	21,329		11,656
Provision for income taxes	9	1,098	-	7,466	(f)	8,573
Net income (loss)	$(1,525)	$(9,255)	$-	$13,863		$3,083

Weighted average number of common shares outstanding, excludes shares subject to possible redemption
Basic	4,752,646					38,803,540*
Diluted	4,752,646					41,448,623*

Net loss per common share, excludes shares subject to possible redemption
Basic	$(0.32)				(g)	$0.08
Diluted	$(0.32)				(g)	$0.07

* Pro forma basic and diluted weighted average number of common shares outstanding includes shares subject to possible redemption

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

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Assuming Redemption of $65 million of Common Stock

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2014

(dollars in thousands, except share and per share amounts)

	Historical
	As of	As of						As of
	December 31, 2014	December 30, 2014		Pro Forma Adjustments				December 31, 2014
			Reclassification					Pro Forma
	Company	Del Taco	Adjustments (o)	Step 1	Notes	Step 2	Notes	Combined
Assets
Current assets:
Cash and cash equivalents	$230	$8,553	$-	$126,336	(a)	$120,057	(d)	$11,311
				(123,808)	(a)	(120,057)	(d)
Accounts and other receivables, net	-	3,383	-	-		-		3,383
Inventories	-	2,687	-	-		-		2,687
Prepaid expenses and other current assets	-	3,816	60	-		-		3,876
Income Tax Receivable	1	-	(1)	-		-		-
Prepaid insurance	59	-	(59)	-		-		-
Total current assets	290	18,439	-	2,528		-		21,257
Property and equipment:
Land	-	1,399	-	-		(1,399)	(e)	1,331
						1,331	(e)
Buildings	-	1,887	-	-		(1,887)	(e)	1,298
						1,298	(e)
Restaurant and other equipment	-	70,947	-	-		(70,947)	(e)	33,426
						33,426	(e)
Leasehold improvement	-	71,642	-	-		(71,642)	(e)	68,461
						68,461	(e)
Buildings under capital leases	-	6,396	-	-		(6,396)	(e)	5,237
						5,237	(e)
Construction-in-progress	-	2,836	-	-		-		2,836
	-	155,107	-	-		(42,518)		112,589
Less accumulated depreciation and amortization	-	(69,943)	-	-		69,943		-
Net property and equipment	-	85,164	-	-		27,425		112,589

Deferred financing costs, net	-	715	-	-		(715)	(f)	-
Goodwill	-	281,200	-	-		(281,200)	(e)	362,088
						362,088	(e)
Trademarks	-	144,000	-	-		(144,000)	(e)	168,800
						168,800	(e)
Intangible assets, net	-	17,683	-	-		(17,683)	(e)	42,749
						42,749	(e)
Other assets, net	-	2,833	-	-		-		2,833
Investments held in trust	150,057	-	-	-		(150,057)	(g)	-
Total assets	$150,347	$550,034	$-	$2,528		$7,407		$710,316

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$500	$14,645	$-	$-		$(54)	(h)	$15,091
Franchise tax payable	160	-	(160)	-		-		-
Other accrued liabilities	-	31,906	160	-		(1,375)	(h)	30,691
Current portion of long-term debt, capital lease obligations and deemed landlord financing liabilities	-	1,634	-	-		-		1,634
Deferred income taxes	-	182	-	-		-		182
Total current liabilities	660	48,367	-	-		(1,429)		47,598

Long-term debt, capital lease obligations and deemed landlord financing liabilities, excluding current installments, net	-	321,764	-	35,100	(a)	-	(d)	249,374
				(108,076)	(a)	(17,882)	(e)
						18,468	(e)
Deferred income taxes	-	64,736	-	-		24,500	(i)	89,236
Deferred income	-	6,612	-	-		(488)	(j)	6,124
Deferred underwriter compensation	5,250	-	-	-		(5,250)	(k)	-
Warrant liability	-	8,309	-	(8,309)	(b)	-		-
Other non-current liabilities	-	18,842	-	-		(10,264)	(l)	33,632
						25,054	(l)
Total liabilities	5,910	468,630	-	(81,285)		32,709		425,964
Commitments and contingencies:
Common stock subject to possible redemption	139,437	-	-	-		(139,437)	(m)	-
Stockholders’ equity
Preferred stock	-	-	-	-		-		-
Common stock	-	39	-	-		(39)	(n)	1
						1	(m)
Additional paid-in capital	6,644	110,941	-	-		(110,941)	(n)	81,080
						74,436	(m)
Accumulated other comprehensive loss	-	(409)	-	-		409	(n)	-
Retained earnings	(1,644)	(29,167)	-	83,813	(c)	29,167	(n)	203,271
						121,102	(n)
Total stockholders’ equity	5,000	81,404	-	83,813		114,135		284,352

Total liabilities and stockholders’ equity	$150,347	$550,034	$-	$2,528		$7,407		$710,316

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

82

Assuming Redemption of $65 million of Common Stock

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

(dollars in thousands, except share and per share amounts)

	Historical
	Twelve Months Ended	52 Weeks Ended				Twelve Months Ended
	December 31, 2014	December 30, 2014				December 31, 2014
			Reclassification	Pro Forma		Pro Forma
	Company	Del Taco	Adjustments (h)	Adjustments	Notes	Combined

Revenues:
Company restaurant sales	$-	$380,800	$-	$-		$380,800
Franchise revenue	-	12,973	-	-		12,973
Franchise sublease income	-	2,251	-	-		2,251
Total revenue	-	396,024	-	-		396,024

Operating expenses:
Restaurant operating expenses:
Food and paper costs	-	110,708	-	-		110,708
Labor and related expenses	-	116,920	-	-		116,920
Occupancy and other operating expenses	-	82,021	-	-		82,021
General and administrative	862	28,136	180	1,323	(a)	30,501
Depreciation and amortization	-	18,752	-	(2,221)	(b)	16,531
Occupancy and other - franchise subleases	-	2,145	-	-		2,145
Pre-opening costs	-	462	-	-		462
Transaction costs	536	-	(536)	-		-
Impairment of long-lived assets	-	9,617	-	-		9,617
Restaurant closure charges, net	-	82	-	-		82
(Gain) loss on disposal of assets	-	(151)	-	-		(151)
Total operating expenses	1,398	368,692	(356)	(898)		368,836

Operating income	(1,398)	27,332	356	898		27,188

Interest (income) expense	(62)	30,895	-	(12,967)	(c)	17,866
Transaction-related costs	-	1,936	536	(2,472)	(d)	-
Debt modification costs	-	1,241	-	-		1,241
Change in fair value of warrant liability	-	1,417	-	(1,417)	(e)	-
State franchise taxes, other than income taxes	180	-	(180)	-		-
Total other expense	118	35,489	356	(16,856)		19,107
Income (loss) from operations before provision for income taxes	(1,516)	(8,157)	-	17,754		8,081
Provision for income taxes	9	1,098	-	6,214	(f)	7,321
Net income (loss)	$(1,525)	$(9,255)	$-	$11,540		$760

Weighted average number of common shares outstanding, excludes shares subject to possible redemption
Basic	4,752,646					32,303,540*
Diluted	4,752,646					34,948,622*

Net loss per common share, excludes shares subject to possible redemption
Basic	$(0.32)				(g)	$0.02
Diluted	$(0.32)				(g)	$0.02

* Pro forma basic and diluted weighted average number of common shares outstanding includes shares subject to possible redemption

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

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Assuming Maximum Redemption

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2014

(dollars in thousands, except share and per share amounts)

	Historical
	As of	As of						As of
	December 31, 2014	December 30, 2014		Pro Forma Adjustments				December 31, 2014
			Reclassification					Pro Forma
	Company	Del Taco	Adjustments (o)	Step 1	Notes	Step 2	Notes	Combined
Assets
Current assets:
Cash and cash equivalents	$230	$8,553	$-	$126,336	(a)	$60,000	(d)	$11,311
				(123,808)	(a)	(60,000)	(d)
Accounts and other receivables, net	-	3,383	-	-		-		3,383
Inventories	-	2,687	-	-		-		2,687
Prepaid expenses and other current assets	-	3,816	60	-		-		3,876
Income Tax Receivable	1	-	(1)	-		-		-
Prepaid insurance	59	-	(59)	-		-		-
Total current assets	290	18,439	-	2,528		-		21,257
Property and equipment:
Land	-	1,399	-	-		(1,399)	(e)	1,331
						1,331	(e)
Buildings	-	1,887	-	-		(1,887)	(e)	1,298
						1,298	(e)
Restaurant and other equipment	-	70,947	-	-		(70,947)	(e)	33,426
						33,426	(e)
Leasehold improvement	-	71,642	-	-		(71,642)	(e)	68,461
						68,461	(e)
Buildings under capital leases	-	6,396	-	-		(6,396)	(e)	5,237
						5,237	(e)
Construction-in-progress	-	2,836	-	-		-		2,836
	-	155,107	-	-		(42,518)		112,589
Less accumulated depreciation and amortization	-	(69,943)	-	-		69,943		-
Net property and equipment	-	85,164	-	-		27,425		112,589

Deferred financing costs, net	-	715	-	-		(715)	(f)	-
Goodwill	-	281,200	-	-		(281,200)	(e)	388,611
						388,611	(e)
Trademarks	-	144,000	-	-		(144,000)	(e)	168,800
						168,800	(e)
Intangible assets, net	-	17,683	-	-		(17,683)	(e)	42,749
						42,749	(e)
Other assets, net	-	2,833	-	-		-		2,833
Investments held in trust	150,057	-	-	-		(150,057)	(g)	-
Total assets	$150,347	$550,034	$-	$2,528		$33,930		$736,839

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$500	$14,645	$-	$-		$(54)	(h)	$15,091
Franchise tax payable	160	-	(160)	-		-		-
Other accrued liabilities	-	31,906	160	-		(1,375)	(h)	30,691
Current portion of long-term debt, capital lease obligations and deemed landlord financing liabilities	-	1,634	-	-		-		1,634
Deferred income taxes	-	182	-	-		-		182
Total current liabilities	660	48,367	-	-		(1,429)		47,598

Long-term debt, capital lease obligations and deemed landlord financing liabilities, excluding current installments, net	-	321,764	-	35,100	(a)	24,943	(d)	274,317
				(108,076)	(a)	(17,882)	(e)
						18,468	(e)
Deferred income taxes	-	64,736	-	-		24,500	(i)	89,236
Deferred income	-	6,612	-	-		(488)	(j)	6,124
Deferred underwriter compensation	5,250	-	-	-		(5,250)	(k)	-
Warrant liability	-	8,309	-	(8,309)	(b)	-		-
Other non-current liabilities	-	18,842	-	-		(10,264)	(l)	33,632
						25,054	(l)
Total liabilities	5,910	468,630	-	(81,285)		57,652		450,907

Commitments and contingencies:
Common stock subject to possible redemption	139,437	-	-	-		(139,437)	(m)	-

Stockholders’ equity
Preferred stock	-	-	-	-		-		-
Common stock	-	39	-	-		(39)	(n)	1
						1	(m)
Additional paid-in capital	6,644	110,941	-	-		(110,941)	(n)	6,644

Accumulated other comprehensive loss	-	(409)	-	-		409	(n)	-
Retained earnings	(1,644)	(29,167)	-	83,813	(c)	29,167	(n)	279,287
						197,118	(n)
Total stockholders’ equity	5,000	81,404	-	83,813		115,715		285,932

Total liabilities and stockholders’ equity	$150,347	$550,034	$-	$2,528		$33,930		$736,839

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

84

Assuming Maximum Redemption

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

(dollars in thousands, except share and per share amounts)

	Historical					Twelve Months Ended
	Twelve Months Ended	52 Weeks Ended				December 31, 2014
	December 31, 2014	December 30, 2014	Reclassification	Pro Forma		Pro Forma
	Company	Del Taco	Adjustments (h)	Adjustments	Notes	Combined

Revenues:
Company restaurant sales	$-	$380,800	$-	$-		$380,800
Franchise revenue	-	12,973	-	-		12,973
Franchise sublease income	-	2,251	-	-		2,251
Total revenue	-	396,024	-	-		396,024

Operating expenses:
Restaurant operating expenses:
Food and paper costs	-	110,708	-	-		110,708
Labor and related expenses	-	116,920	-	-		116,920
Occupancy and other operating expenses	-	82,021	-	-		82,021
General and administrative	862	28,136	180	1,323	(a)	30,501
Depreciation and amortization	-	18,752	-	(2,221)	(b)	16,531
Occupancy and other - franchise subleases	-	2,145	-	-		2,145
Pre-opening costs	-	462	-	-		462
Transaction costs	536	-	(536)	-		-
Impairment of long-lived assets	-	9,617	-	-		9,617
Restaurant closure charges, net	-	82	-	-		82
(Gain) loss on disposal of assets	-	(151)	-	-		(151)
Total operating expenses	1,398	368,692	(356)	(898)		368,836

Operating income	(1,398)	27,332	356	898		27,188

Interest (income) expense	(62)	30,895	-	(11,595)	(c)	19,238
Transaction-related costs	-	1,936	536	(2,472)	(d)	-
Debt modification costs	-	1,241	-	-		1,241
Change in fair value of warrant liability	-	1,417	-	(1,417)	(e)	-
State franchise taxes, other than income taxes	180	-	(180)	-		-
Total other expense	118	35,489	356	(15,484)		20,479
Income (loss) from operations before provision for income taxes	(1,516)	(8,157)	-	16,382		6,709
Provision for income taxes	9	1,098	-	5,734	(f)	6,841
Net income (loss)	$(1,525)	$(9,255)	$-	$10,648		$(132)

Weighted average number of common shares outstanding, excludes shares subject to possible redemption
Basic	4,752,646					29,803,540
Diluted	4,752,646					29,803,540

Net loss per common share, excludes shares subject to possible redemption
Basic	$(0.32)				(g)	$(0.00)
Diluted	$(0.32)				(g)	$(0.00)

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

85

1. Description of the Merger and Basis of Presentation

Description of the Merger

On March 12, 2015, the Company and Del Taco entered into an Agreement and Plan of Merger. The Agreement and Plan of Merger provides for the combination of the Company and Del Taco through a merger of Levy Merger Sub, LLC (a newly formed wholly owned subsidiary of the Company) with and into Del Taco, whereby Del Taco will become a wholly owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company will acquire all of the common stock of Del Taco.

As part of the Merger, and concurrent with executing the Merger Agreement, the Company entered into Common Stock Purchase Agreements pursuant to which certain investors have agreed to acquire an additional 3,500,000 shares of the Company’s common stock for total consideration of $35 million (the “Step 2 Investment”). The $35 million of proceeds from the sale of the Company’s common stock pursuant to the Common Stock Investment is included in the Cash Merger Consideration. If the Merger is consummated, the consideration for the Merger will be provided by (1) the funds held in the Company’s trust account, up to $60 million, which currently holds $150 million, less taxes, Company shareholder redemptions, and an estimated $25 million of expenses of Del Taco, the Company and the Levy Newco Parties, (2) the $35 million provided by the Step 2 Investment, and (3) shares of the Company’s common stock. The Levy Newco Parties will not receive any Cash Merger Consideration.

Basis of Presentation

The Transactions will be accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or ASC 805. Pursuant to ASC 805, the Company has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	the Company pays cash and equity consideration for all of the equity in Del Taco;
•	investments by the Company and the Levy Newco Parties were considered to be multiple arrangements that should be treated as a single transaction; and
•	the existing stockholders of the Company and the Levy Newco Parties retain relatively more voting rights in the Combined Company than the historical Del Taco stockholders.

A preponderance of the evidence discussed above supports the conclusion that the Company is the accounting acquirer in the Merger.

Del Taco constitutes a business, with inputs, processes, and outputs. Accordingly, the acquisition of Del Taco in Step 2 constitutes the acquisition of a business for purposes of ASC 805, and due to the change in control, will be accounted for using the acquisition method.

Under the acquisition method, the acquisition-date fair value of the gross consideration paid by the Company to effect the Merger is allocated to the assets acquired and the liabilities assumed based on their estimated fair values, as described in Note 4 below. Management of Del Taco has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial statements. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

86

Under ASC 805, acquisition-related costs (such as advisory, legal, valuation and other professional fees) that are non-recurring are expensed. The Company and Del Taco incurred total acquisition-related costs of $15.7 million in Step 1, which included $7.5 million of employee withholding taxes resulting from the acceleration of outstanding stock options and restricted stock units due to the change in control triggered by Step 1. Employee equity redemptions were exchanged for such withholding taxes. The Company and Del Taco expect to incur approximately $25.0 million in Step 2, for an estimated total of $33.2 million of acquisition-related costs.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 give pro forma effect to the Merger as if it had occurred on January 1, 2014. The unaudited pro forma condensed combined balance sheet as of December 31, 2014 assumes that the Merger was completed on December 31, 2014. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Companies and related adjustments.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Merger. Certain reclassification adjustments have been made in the unaudited pro forma condensed combined financial statements to conform the Company’s historical basis of presentation to that of the expected presentation of the Combined Company.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. In accordance with ASC 805, any subsequent changes to the allocation of consideration transferred that result in material changes to the consolidated financial statements during the measurement period will be adjusted retrospectively.

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Merger taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of the Companies.

2. Accounting Policies

Upon consummation of the Merger, Del Taco will adopt the Company’s accounting policies. The Company may identify differences between the accounting policies among the Companies that, when conformed, could have a material impact on the consolidated financial statements of the Combined Company.

3. Adjustments to Unaudited Pro Forma Combined Financial Statements

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations is not necessarily indicative of what the actual results of operations would have been had the Transactions taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the Combined Company. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Companies and should be read in conjunction with their historical financial statements.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Combined Company.

There were no significant intercompany balances or transactions between the Companies as of the dates and for the periods of these unaudited pro forma combined financial statements.

87

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of the Company’s shares outstanding, assuming the transaction occurred on January 1, 2014.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2014 are as follows:

(a)	Represents the cash impact of the Step 1 transaction including the investment in the Company by the Levy Newco Parties, additional borrowings of $25.1 million under the 2013 Term Loan, a $10.0 million drawdown under the 2013 Revolver, the paydown of the Company Sub Notes and F&C RHC Sub Notes and transaction costs paid concurrent with, closing the Step 1 transaction. Additionally, pursuant to the Stock Purchase Agreement, the Levy Newco Parties also purchased 740,564 shares directly from existing Del Taco shareholders for $28.8 million in cash.

(dollars in thousands)
Cash from increased borrowing under 2013 Term Loan	$25,100
Cash from draw on the 2013 Revolver	10,000
Cash received for Del Taco shares	91,236
Cash inflow	$126,336

Paydown of Company Sub Notes and F&C RHC Sub Notes	$(108,076)
Payment of transaction costs in Step 1	(15,732)
Cash outflow	$(123,808)

Net cash inflow	$2,528

(b)	Represents adjustment to reflect the conversion of the warrant liability to equity concurrent with the closing of Step 1.
(c)	Represents the impact on retained earnings to reflect the investment in Del Taco by the Levy Newco Parties and the conversion of the warrant liability to equity concurrent with the closing of Step 1.

(dollars in thousands)
Del Taco shares exchanged for cash	$91,236
Elimination of warrant liability per conversion of warrants in Step 1	8,309
Transaction costs in Step 1	(15,732)
Net adjustment to equity	$83,813

(d)	Represents the use of the merger consideration, and in the maximum redemption scenario assumes additional borrowings of $24.9 million, to purchase shares from Del Taco’s existing shareholders and acquisition costs anticipated to be paid prior to, or concurrent with, closing Step 2.

88

		Assuming Redemption
(dollars in thousands)	Assuming No	of $65 million of	Assuming Maximum
	Redemption	Common Stock	Redemption

Cash from Step 2 Investment	$35,000	$35,000	$35,000
Cash from Company's trust account	150,057	85,057	57
Cash from additional borrowing	-	-	24,943
Cash inflow	$185,057	$120,057	$60,000

Potential paydown of 2013 Term Loan	$(65,000)	$-	$-
Cash paid to Del Taco shareholders	(95,057)	(95,057)	(35,000)
Transaction costs paid in Step 2	(25,000)	(25,000)	(25,000)
Cash outflow	$(185,057)	$(120,057)	$(60,000)

(e)	Reflects the acquisition method of accounting based on the estimated fair value of the assets of Del Taco as discussed in Note 4 below. Additional information regarding the estimated fair value of identifiable intangible assets acquired and tax effect of the purchase accounting is discussed below.

		Assuming Redemption
(dollars in thousands)	Assuming No	of $65 million of	Assuming Maximum
	Redemption	Common Stock	Redemption

Property and equipment, net- carrying value	$(82,328)	$(82,328)	$(82,328)
Property and equipment - fair value	109,753	109,753	109,753
Net pro forma adjustment	$27,425	$27,425	$27,425

Goodwill - carrying value	$(281,200)	$(281,200)	$(281,200)
Goodwill - fair value	362,088	362,088	388,611
Net pro forma adjustment	$80,888	$80,888	$107,411

Trademarks - carrying value	$(144,000)	$(144,000)	$(144,000)
Trademarks - fair value	168,800	168,800	168,800
Net pro forma adjustment	$24,800	$24,800	$24,800

Intangible assets, net - carrying value	$(17,683)	$(17,683)	$(17,683)
Intangible assets - fair value	42,749	42,749	42,749
Net pro forma adjustment	$25,066	$25,066	$25,066

Capital lease and deemed landlord financing liability - carrying value	$(17,882)	$(17,882)	$(17,882)
Capital lease and deemed landlord financing liability - fair value	18,468	18,468	18,468
Net pro forma adjustment	$586	$586	$586

89

(f)	Reflects the elimination of Del Taco’s deferred financing costs of $0.7 million as a purchase accounting adjustment.
(g)	Reflects the adjustment to the Company’s trust account for consideration paid for the Del Taco merger, less any Company shareholder redemptions.

		Assuming Redemption
(dollars in thousands)	Assuming No	of $65 million of	Assuming Maximum
	Redemption	Common Stock	Redemption

Cash consideration for the merger	$150,057	$85,057	$57
Cash paid for shareholder redemptions	-	65,000	150,000
Net adjustment to the Company’s investments held in trust	$150,057	$150,057	$150,057

(h)	Represents adjustments to retained earnings, accounts payable, and other accrued liabilities for $1.4 million of estimated transaction costs incurred in relation to the Transactions.
(i)	Represents adjustments to reflect the deferred tax impact of fair value adjustments to property and equipment, intangibles, and other items.
(j)	Represents the elimination of $488,000 of deferred income as a purchase accounting adjustment.
(k)	Reflects the elimination of the Company’s deferred financial advisor compensation of $5.3 million that is expected to be settled at the close of Step 2.
(l)	Represents the adjustment of $14.8 million in other noncurrent liabilities to reflect the elimination of deferred rent as a purchase accounting adjustment and to record unfavorable lease position related to certain operating leases of Del Taco.

As of
Balance sheet adjustment (dollars in thousands):	December 31, 2014
Deferred rent holiday	$(654)
Deferred income, tenant inducement	(1,316)
Deferred straight-line rent	(2,986)
Total deferred rent adjustment	$(4,956)

Unfavorable leasehold interest - elimination	$(5,308)
Unfavorable leasehold interest - addition	25,054
Net adjustment to unfavorable leasehold interest	$19,746

Total adjustment to non-current liabilities	$14,790

(m)	Reflects the redemption of common stock and transfer of stock Merger consideration.

(n)	Reflects the elimination of Del Taco’s historical equity accounts, including common stock of $39,000, additional paid-in-capital of $110.9 million, accumulated other comprehensive loss of $408,700 and retained earnings of $29.2 million.

(o)	Reflects the reclassification of Company balances to conform to the expected presentation of the Combined Company.

90

Adjustments to Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed statement of operations for year ended December 31, 2014 are as follows:

(a)	Represents adjustment to record general and administrative expense for the grant of 150,000 restricted shares of Company common stock as awards to employees of Del Taco following the Merger, subject to approval of the compensation committee.
(b)	Represents the sum of the adjustments to record elimination of historical depreciation expense and recognition of new depreciation expense based on the fair value of property and equipment on a straight-line basis from January 1, 2014 and to record elimination of historical amortization expense and to record straight line amortization expense related to identifiable definite lived intangible assets. The depreciation of property and equipment is based on the estimated remaining useful lives of the assets.

The net adjustment to depreciation and amortization is as follows:

Combined statement of operations adjustment (dollars in thousands):
Year Ended
December 31, 2014
Calculation of depreciation adjustment:
Depreciation recognized in historical Del Taco statement of operations	$(16,012)
Depreciation after fair value	14,543
Depreciation expense adjustment for the period	$(1,469)

Calculation of amortization adjustment:
Amortization recognized in historical statement of operations	$(2,740)
Amortization after fair value	1,988
Amortization expense adjustment for the period	$(752)

Total net statement of operations adjustment for depreciation and amortization	$(2,221)

For purposes of valuing the intangible assets, the income approach was primarily used. Specifically, the relief from royalty method was used to value the trademarks and trade names, and the Multi-period Excess Earnings method was used to value the favorable and unfavorable leaseholds and the franchise agreements. Additional information regarding the significant assumptions and inputs used to value intangible assets is included in Note 4 below.

(c)	Represents the reversal of historical interest expense of Del Taco and recognition of estimated interest expense with anticipated borrowings.

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Interest expense adjustments
(dollars in thousands)
	Year Ended December 31, 2014
	Assuming
		Redemption of $65
	Assuming No	million of Common	Assuming Maximum
	Redemption	Stock	Redemption
Reversal of Company Sub Notes and F&C RHC Sub Notes interest expense	$(14,898)	$(14,898)	$(14,898)
Estimated additional interest expense for $35.1 million borrowing on 2013 Term Loan and 2013 Revolver	1,931	1,931	1,931
Estimated additional interest expense for additional borrowings of $24.9 million	-	-	1,372
Estimated reduction in interest expense for $65.0 million potential paydown on 2013 Term Loan	(3,575)	-	-
Pro forma interest expense adjustment	$(16,542)	$(12,967)	$(11,595)

In all three scenarios, pro forma debt from the 2013 Term Loan and 2013 Revolver would increase a total of approximately $35.1 million. Additionally, in a maximum redemption scenario, debt would increase with additional borrowings of approximately $24.9 million. The 2013 Term Loan and the 2013 Revolver have an interest rate of at either (i) LIBOR (not to be less than 1.0%) plus a margin of 4.5% or (ii) a base rate defined as the Prime Rate plus a margin of 3.5%. The interest rate of the 2013 Term Loan, the 2013 Revolver, and the additional borrowings of $24.9 million assumed in the calculation of pro forma interest expense was 5.51%. A sensitivity analysis on interest expense for the year ended December 31, 2014 has been performed to assess the effect of a change of 12.5 basis points to the hypothetical interest rate. The following table shows the change in interest expense for the increased borrowings assumed in all three scenarios:

		Year Ended
	Year Ended	December 31, 2014
	December 31, 2014	Assuming Redemption	Year Ended
Change in interest expense assuming	Assuming No	of $65 million of	December 31, 2014
(dollars in thousands)	Redemption	Common Stock	Assuming Maximum
Increase of 0.125%	$44	$44	$75
Decrease of 0.125%	$(44)	$(44)	$(75)

(d)	Represents adjustment to eliminate previously recorded transaction costs.

(e)	Represents adjustment to eliminate previously recorded change in warrant liability because Del Taco’s warrants were exchanged for Del Taco common stock in Step 1.

(f)	Represents adjustment to income tax expense as a result of the tax impact on the pro forma adjustments related to financing and purchase price allocation adjustments based on a statutory tax rate of 35% to compute the income tax expense related to each entity’s pro forma condensed combined statement of operations.

	Year Ended December 31, 2014 Assuming No Redemption			Year Ended December 31, 2014 Assuming Redemption of $65 million of Common Stock			Year Ended December 31, 2014 Assuming Maximum Redemption
(dollars in thousands)	Company	Del Taco	Total	Company	Del Taco	Total	Company	Del Taco	Total
Pro forma adjustments	$536	$20,793	$21,329	$536	$17,218	$17,754	$536	$15,846	$16,382
Statutory rates	35%	35%		35%	35%		35%	35%
Tax impact	$188	$7,278	$7,466	$188	$6,026	$6,214	$188	$5,546	$5,734

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(g)	Represents the income (loss) per share, taking into consideration the pro forma weighted average shares outstanding calculated including the issuance of 3,500,000 shares in the Step 2 Investment, the share consideration transferred for the Merger, the exercise of the 12,250,000 warrants related to the Company’s initial public offering and the sale of the Private Placement Warrants, and, in assuming redemption of $65 million of common stock or maximum redemption, the redemption of 6,500,000 shares or 15,000,000 shares, respectively, as well as the grant of 150,000 restricted shares of LAC common stock to employees of Del Taco, assuming all shares were outstanding for the year ended December 31, 2014.

(h)	Reflects the reclassification of Company balances to conform to the expected presentation of the Combined Company.

4. Estimated Fair Value of Assets Acquired and Liabilities Assumed

The preliminary allocation of the consideration to the tangible and intangible assets acquired and liabilities assumed is based on various preliminary estimates. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates the actual amounts recorded for the acquisition may differ from the information presented.

Allocation of consideration

(dollars in thousands)	Assuming No Redemption	Assuming Redemption of $65 million of Common Stock	Assuming Maximum Redemption
Cash and cash equivalents	$8,553	$8,553	$8,553
Accounts receivable and other receivables, net	3,383	3,383	3,383
Inventories	2,687	2,687	2,687
Prepaid expenses and other current assets	3,816	3,816	3,816
Total current assets	18,439	18,439	18,439
Property and equipment	112,589	112,589	112,589
Trademarks	168,800	168,800	168,800
Intangibles assets, net	42,749	42,749	42,749
Other assets, net	2,833	2,833	2,833
Total identifiable assets acquired	345,410	345,410	345,410
Accounts payable	(14,645)	(14,645)	(14,645)
Other accrued liabilities	(31,906)	(31,906)	(31,906)
Other current liabilities	(1,816)	(1,816)	(1,816)
Long-term debt	(184,374)	(249,374)	(274,317)
Deferred income taxes	(89,236)	(89,236)	(89,236)
Deferred income	(6,124)	(6,124)	(6,124)
Other long-term liabilities	(33,632)	(33,632)	(33,632)
Net identifiable liabilities acquired	(16,323)	(81,323)	(106,266)
Goodwill	362,088	362,088	388,611
Total gross consideration	$345,765	$280,765	$282,345

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Details of acquired intangibles are as follows:

Intangible assets
(dollars in thousands)	Fair Value	Useful Life
Favorable leasehold interests and other intangible asset	$17,749	1 to 20 years
Trademarks	168,800	Indefinite
Franchise agreements	25,000	18 years
Total intangible assets	$211,549

Unfavorable leasehold interests	(25,054)	1 to 20 years
Total other non-current liabilities	$(25,054)

Weighted average life of definite-lived intangibles		13 years

Definite-lived intangible assets — Leasehold interests represent the fair values of acquired lease contracts having contractual rents that differ from fair market rents as of the acquisition date. Franchise rights represent the fair value of franchise contracts based on the projected royalty revenue stream.

All of the definite-lived intangible assets will be amortized on a straight-line basis over their estimated useful lives which Del Taco believes are the best representations of their expected impact on related cash flows. The estimated useful lives of leasehold interests and franchise agreements were based on the lesser of 20 years or the remaining terms of the respective lease or franchise agreements, including the inclusion of option renewal periods in the event that not exercising the option creates an economic penalty.

Combined Company management recorded above-market and below-market leasehold interests for acquired properties based on the present value of the difference between (i) the contractual amounts to be paid pursuant to each in-place lease and (ii) management’s estimate of fair market lease rates for each corresponding in-place lease.

To estimate the fair value of the franchise agreements, the Combined Company management applied the income approach. The key inputs are: (i) the projected revenue and earnings generated by the asset; (ii) the expected life of the asset; (iii) a discount rate of 12.5% that reflects the level of risk associated with receiving future cash flow; and (iv) the effective tax rate. The estimated discount rate is what management of the Combined Company believes to be a reasonable.

Goodwill — Approximately $362.1 million, $362.1 million and $388.6 million has been allocated to goodwill assuming no redemption, redemption of $65 million of common stock and maximum redemption, respectively. Goodwill represents the excess of the gross consideration transferred over the fair value of the underlying net tangible and identifiable definite-lived intangible assets acquired.

Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets apart from goodwill. Intangible assets not recognized apart from goodwill consist primarily of the strong market position and the assembled workforces at Del Taco.

In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the Combined Company determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized.

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Comparative Share Information

The following table sets forth historical comparative share information for Del Taco and LAC and unaudited pro forma combined share information after giving effect to the Business Combination, assuming (i) that no holders of public shares exercise their redemption rights, (ii) LAC stockholders exercise their redemption rights with respect to 6,500,000 shares of LAC stock, and (iii) the full redemption of LAC common stock subject to possible redemption. The historical information should be read in conjunction with “Selected Historical and Pro Forma Financial Information of Del Taco” and “Selected Historical Financial Information of LAC” included elsewhere in this proxy statement and the historical financial statements of Del Taco and LAC included elsewhere in this proxy statement. The unaudited pro forma combined share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined share information does not purport to represent what the actual results of operations of Del Taco and LAC would have been had the Business Combination been completed or to project Del Taco and LAC’s results of operations that may be achieved after the Business Combination. The unaudited pro forma book value per share information below does not purport to represent what the value of Del Taco and LAC would have been had the Business Combination been completed nor the book value per share for any future date or period.

(a) Book value per share is calculated using the following formula:
Book value per share = (Total Shareholders’ Equity/Total Outstanding Shares)

(b)	Shares outstanding includes all options, restricted stock units, and warrants as of December 31, 2014. Basic and diluted loss per share excludes all options and warrants that are anti-dilutive.

(c)	The basic and diluted earnings (loss) per share calculation for LAC excludes shares subject to possible redemption.

	LAC	Del Taco (b)	Pro Forma Assuming No Redemption	Pro Forma Assuming Redemption of $65 million of Common Stock	Pro Forma Assuming Maximum Redemption
	(Historical)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
As of and for the Year Ended December 31, 2014

Book value per share (a)	$7.70	$17.88	$9.00	$8.80	$9.59
Shares outstanding (including redeemable stock)	18,750,000	4,552,757	38,803,540	32,303,540	29,803,540
Basic earnings (loss) attributable to common stock per share (c)	(0.32)	(2.21)	0.08	0.02	(0.00)
Diluted earnings (loss) attributable to common stock per share (c)	$(0.32)	$(2.21)	$0.07	$0.02	$(0.00)

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Unaudited Pro Forma Condensed Combined Financial Information

Description of the Merger and Basis of Presentation

Description of the Merger

On March 12, 2015, the Company and Del Taco entered into an Agreement and Plan of Merger. The Agreement and Plan of Merger provides for the combination of the Company and Del Taco through a merger of Levy Merger Sub, LLC (a newly formed wholly owned subsidiary of the Company) with and into Del Taco, whereby Del Taco will become a wholly owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company will acquire all of the common stock of Del Taco.

As part of the Merger, and concurrent with executing the Merger Agreement, the Company entered into Common Stock Purchase Agreements pursuant to which certain investors have agreed to acquire an additional 3,500,000 shares of the Company’s common stock for total consideration of $35 million (the “Step 2 Investment”). The $35 million of proceeds from the sale of the Company’s common stock pursuant to the Common Stock Investment is included in the Cash Merger Consideration. If the Merger is consummated, the consideration for the Merger will be provided by (1) the funds held in the Company’s trust account, $60 million, which currently holds $150 million, less taxes, Company shareholder redemptions and an estimated $25 million of expenses of Del Taco, the Company and the Levy Newco Parties, (2) the $35 million provided by the Step 2 Investment, and (3) shares of the Company’s common stock. The Levy Newco Parties will not receive any Cash Merger Consideration.

Basis of Presentation

The Transactions will be accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations , or ASC 805. Pursuant to ASC 805, the Company has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	the Company pays cash and equity consideration for all of the equity in Del Taco;
•	investments by the Company and the Levy Newco Parties were considered to be multiple arrangements that should be treated as a single transaction; and
•	the existing stockholders of the Company and the Levy Newco Parties retain relatively more voting rights in the Combined Company than the historical Del Taco stockholders.

A preponderance of the evidence discussed above supports the conclusion that the Company is the accounting acquirer in the Merger.

Del Taco constitutes a business, with inputs, processes, and outputs. Accordingly, the acquisition of Del Taco in Step 2 constitutes the acquisition of a business for purposes of ASC 805, and due to the change in control, will be accounted for using the acquisition method.

Under the acquisition method, the acquisition-date fair value of the gross consideration paid by the Company to effect the Merger is allocated to the assets acquired and the liabilities assumed based on their estimated fair values, as described in Note 4 below. Management of Del Taco has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial statements. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

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Under ASC 805, acquisition-related costs (such as advisory, legal, valuation and other professional fees) that are non-recurring are expensed. The Company and Del Taco incurred total acquisition-related costs of $15.7 million in Step 1, which included $7.5 million of employee withholding taxes for resulting from the acceleration of outstanding stock options and restricted stock units due to the change in control triggered by Step 1. Employee equity redemptions were exchanged for such withholding taxes. The Company and Del Taco expect to incur approximately $25.0 million in Step 2, for an estimated total of $33.2 million of acquisition-related costs.

The unaudited pro forma condensed combined statements of operations for the year ended December 30, 2014 give pro forma effect to the Merger as if it had occurred on January 1, 2014. The unaudited pro forma condensed combined balance sheet as of December 31, 2014 assumes that the Merger was completed on December 31, 2014. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Companies and related adjustments.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Merger. Certain reclassification adjustments have been made in the unaudited pro forma condensed combined financial statements to conform the Company’s historical basis of presentation to that of the expected presentation of the Combined Company.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. In accordance with ASC 805, any subsequent changes to the allocation of consideration transferred that result in material changes to the consolidated financial statements during the measurement period will be adjusted retrospectively.

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Merger taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of the Companies.

Accounting Policies

Upon consummation of the Merger, Del Taco will adopt the Company’s accounting policies. The Company may identify differences between the accounting policies among the Companies that, when conformed, could have a material impact on the consolidated financial statements of the Combined Company.

Adjustments to Unaudited Pro Forma Combined Financial Statements

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations is not necessarily indicative of what the actual results of operations would have been had the Transactions taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the Combined Company. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Companies and should be read in conjunction with their historical financial statements.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Combined Company.

There were no significant intercompany balances or transactions between the Companies as of the dates and for the periods of these unaudited pro forma combined financial statements.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of the Company’s shares outstanding, assuming the transaction occurred on January 1, 2014.

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Adjustments to Unaudited Pro Forma Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2014 are as follows:

(a)	Represents the cash impact of the Step 1 transaction including the investment in the Company by the Levy Newco Parties, additional borrowings of $25.1 million under the 2013 Term Loan, a $10.0 million drawdown under the 2013 Revolver, the paydown of the Company Sub Notes and F&C RHC Sub Notes and transaction costs paid concurrent with closing the Step 1 transaction. Additionally, pursuant to the Stock Purchase Agreement, the Levy Newco Parties also purchased 740,564 shares directly from existing Del Taco shareholders for $28.8 million in cash.

(dollars in thousands)
Cash from increased borrowing under 2013 Term Loan	$25,100
Cash from draw on the 2013 Revolver	10,000
Cash received for Del Taco shares	91,236
Cash inflow	$126,336

Paydown of Company Sub Notes and F&C RHC Sub Notes	$(108,076)
Payment of transaction costs in Step 1	(15,732)
Cash outflow	$(123,808)

Net cash inflow	$2,528

(b)	Represents adjustment to reflect the conversion of the warrant liability to equity concurrent with the closing of Step 1.

(c)	Represents the impact on retained earnings to reflect the investment in Del Taco by the Levy Newco Parties and the conversion of the warrant liability to equity concurrent with the closing of Step 1.

(dollars in thousands)
Del Taco shares exchanged for cash	$91,236
Elimination of warrant liability per conversion of warrants in Step 1	8,309
Transaction costs in Step 1	(15,732)
Net adjustment to equity	$83,813

(d)	Represents the use of the cash in the trust account and from the Step 2 Investment, and in the maximum redemption scenario assumes additional borrowings of $24.9 million, to exchange shares held by certain of Del Taco’s existing shareholders and pay acquisition costs anticipated to be paid prior to, or concurrent with, closing Step 2.

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		Assuming Redemption
(dollars in thousands)	Assuming No	of $65 million of	Assuming Maximum
	Redemption	Common Stock	Redemption

Cash from Step 2 Investment	$35,000	$35,000	$35,000
Cash from Company’s trust account	150,057	85,057	57
Cash from additional borrowing	-	-	24,943
Cash inflow	$185,057	$120,057	$60,000

Potential paydown of 2013 Term Loan	$(65,000)	$-	$-
Cash paid to Del Taco shareholders	(95,057)	(95,057)	(35,000)
Transaction costs paid in Step 2	(25,000)	(25,000)	(25,000)
Cash outflow	$(185,057)	$(120,057)	$(60,000)

(e)	Reflects the acquisition method of accounting based on the estimated fair value of the assets of Del Taco as discussed in Note 4 below. Additional information regarding the estimated fair value of identifiable intangible assets acquired and tax effect of the purchase accounting is discussed below.

		Assuming Redemption
(dollars in thousands)	Assuming No	of $65 million of	Assuming Maximum
	Redemption	Common Stock	Redemption

Property and equipment, net- carrying value	$(82,328)	$(82,328)	$(82,328)
Property and equipment - fair value	108,984	108,984	108,984
Net pro forma adjustment	$26,656	$26,656	$26,656

Goodwill - carrying value	$(281,200)	$(281,200)	$(281,200)
Goodwill - fair value	347,197	347,197	353,440
Net pro forma adjustment	$65,997	$65,997	$72,240

Trademarks - carrying value	$(144,000)	$(144,000)	$(144,000)
Trademarks - fair value	168,800	168,800	168,800
Net pro forma adjustment	$24,800	$24,800	$24,800

Intangible assets, net - carrying value	$(17,683)	$(17,683)	$(17,683)
Intangible assets - fair value	42,749	42,749	42,749
Net pro forma adjustment	$25,066	$25,066	$25,066

Capital lease and deemed landlord financing liability - carrying value	$(17,882)	$(17,882)	$(17,882)
Capital lease and deemed landlord financing liability - fair value	18,468	18,468	18,468
Net pro forma adjustment	$586	$586	$586

(f)	Reflects the elimination of Del Taco’s deferred financing costs of $0.7 million as a purchase accounting adjustment.

(g)	Reflects the adjustment to the Company’s trust account for consideration paid in the Merger, less any Company shareholder redemptions.

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(dollars in thousands)	Assuming No Redemption	Assuming Redemption of $65 million of Common Stock	Assuming Maximum Redemption

Cash consideration for the merger	$150,057	$85,057	$57
Cash paid for shareholder redemptions	-	65,000	150,000
Net adjustment to the Company’s investments held in trust	$150,057	$150,057	$150,057

(h)	Represents adjustments to retained earnings, accounts payable, and other accrued liabilities for $1.4 million of estimated transaction costs incurred in relation to the Transactions.

(i)	Represents adjustments to reflect the deferred tax impact of fair value adjustments to property and equipment, intangibles, and other items.

(j)	Represents the elimination of $488,000 of deferred income as a purchase accounting adjustment.

(k)	Reflects the elimination of the Company’s deferred financial advisor compensation of $5.3 million that is expected to be settled at the close of Step 2.

(l)	Represents the adjustment of $14.8 million in other noncurrent liabilities to reflect the elimination of deferred rent as a purchase accounting adjustment and to record unfavorable lease position related to certain operating leases of Del Taco.

Balance sheet adjustment (dollars in thousands):	As of December 31, 2014
Deferred rent holiday	$(654)
Deferred income, tenant inducement	(1,316)
Deferred straight-line rent	(2,986)
Total deferred rent adjustment	$(4,956)

Unfavorable leasehold interest – elimination	$(5,308)
Unfavorable leasehold interest – addition	25,054
Net adjustment to unfavorable leasehold interest	$19,746

Total adjustment to non-current liabilities	$14,790

(m)	Reflects the redemption of common stock and transfer of Stock Merger Consideration.

(n)	Reflects the elimination of Del Taco’s historical equity accounts, including common stock of $39,000, additional paid-in-capital of $110.9 million, accumulated other comprehensive loss of $408,700 and retained earnings of $29.2 million.

(o)	Reflects the reclassification of Company balances to conform to the expected presentation of the Combined Company.

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Adjustments to Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed statement of operations for year ended December 30, 2014 are as follows:

(a)	Represents the sum of the adjustments to record elimination of historical depreciation expense and recognition of new depreciation expense based on the fair value of property and equipment on a straight-line basis from January 1, 2014 and to record elimination of historical amortization expense and to record straight line amortization expense related to identifiable definite lived intangible assets. The depreciation of property and equipment is based on the estimated remaining useful lives of the assets.

The net adjustment to depreciation and amortization is as follows:

Combined statement of operations adjustment (dollars in thousands):
Year Ended December 31, 2014
Calculation of depreciation adjustment:
Depreciation recognized in historical Del Taco statement of operations	$(16,012)
Depreciation after fair value	13,923
Depreciation expense adjustment for the period	$(2,089)

Calculation of amortization adjustment:
Amortization recognized in historical statement of operations	$(2,740)
Amortization after fair value	1,988
Amortization expense adjustment for the period	$(752)

Total net statement of operations adjustment for depreciation and amortization	$(2,841)

For purposes of valuing the intangible assets, the income approach was primarily used. Specifically, the relief from royalty method was used to value the trademarks and trade names, and the Multi-period Excess Earnings method was used to value the favorable and unfavorable leaseholds and the franchise agreements. Additional information regarding the significant assumptions and inputs used to value intangible assets is included in Note 4 below.

(b)	Represents the reversal of historical interest expense of Del Taco and recognition of estimated interest expense with anticipated borrowings.

Interest expense adjustments

(dollars in thousands)	Year Ended December 31, 2014
	Assuming No Redemption	Assuming Redemption of $65 million of Common Stock	Assuming Maximum Redemption
Reversal of Company Sub Notes and F&C RHC Sub Notes interest expense	$(14,898)	$(14,898)	$(14,898)
Estimated additional interest expense for $35.1 million borrowing on 2013 Term Loan and 2013 Revolver	1,931	1,931	1,931
Estimated additional interest expense for additional borrowings of $24.9 million	-	-	1,372
Estimated reduction in interest expense for $65.0 million potential paydown on 2013 Term Loan	(3,575)	-	-
Pro forma interest expense adjustment	$(16,542)	$(12,967)	$(11,595)

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In all three scenarios, pro forma debt from the 2013 Term Loan and 2013 Revolver would increase a total of approximately $35.1 million. Additionally, in a maximum redemption scenario, debt would increase with additional borrowings of approximately $24.9 million. The 2013 Term Loan and the 2013 Revolver have an interest rate of at either (i) LIBOR (not to be less than 1.0%) plus a margin of 4.5% or (ii) a base rate defined as the Prime Rate plus a margin of 3.5%. The interest rate of the 2013 Term Loan, the 2013 Revolver, and the additional borrowings of $24.9 million assumed in the calculation of pro forma interest expense was 5.51%. A sensitivity analysis on interest expense for the year ended December 30, 2014 has been performed to assess the effect of a change of 12.5 basis points to the hypothetical interest rate. The following table shows the change in interest expense for the increased borrowings assumed in all three scenarios:

	Year Ended	Year Ended	Year Ended
Change in interest	December 31, 2014	December 31, 2014	December 31, 2014
expense assuming	Assuming No	Assuming Redemption of $65	Assuming Maximum
(dollars in thousands)	Redemption	million of Common Stock	Redemption
Increase of 0.125%	$44	$44	$75
Decrease of 0.125%	$(44)	$(44)	$(75)

(c)	Represents adjustment to eliminate previously recorded transaction costs.

(d)	Represents adjustment to eliminate previously recorded change in warrant liability because Del Taco’s warrants were exchanged for Del Taco common stock in Step 1.

(e)	Represents adjustment to income tax expense as a result of the tax impact on the pro forma adjustments related to financing and purchase price allocation adjustments based on a statutory tax rate of 35% to compute the income tax expense related to each entity’s pro forma condensed combined statement of operations.

	Year Ended December 31, 2014 Assuming No Redemption			Year Ended December 31, 2014 Assuming Redemption of $65 million of Common Stock			Year Ended December 31, 2014 Assuming Maximum Redemption
(dollars in thousands)	Company	Del Taco	Total	Company	Del Taco	Total	Company	Del Taco	Total
Pro forma adjustments	$536	$22,736	$23,272	$536	$19,161	$19,697	$536	$17,789	$18,325
Statutory rates	35%	35%		35%	35%		35%	35%
Tax impact	$188	$7,958	$8,146	$188	$6,706	$6,894	$188	$6,226	$6,414

(f)	Represents the loss per share, taking into consideration the pro forma weighted average shares outstanding calculated including the issuance of 3,500,000 shares in the Step 2 Investment, the share consideration transferred for the Merger, and, in assuming redemption of $65 million of common stock or maximum redemption, the redemption of 6,500,000 shares or 15,000,000 shares, respectively, assuming the shares were outstanding for the year ended December 30, 2014.

(g)	Reflects the reclassification of Company balances to conform to the expected presentation of the Combined Company.

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Estimated Fair Value of Assets Acquired and Liabilities Assumed

The preliminary allocation of the consideration to the tangible and intangible assets acquired and liabilities assumed is based on various preliminary estimates. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates the actual amounts recorded for the acquisition may differ from the information presented.

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Allocation of consideration

(dollars in thousands)	Assuming No Redemption	Assuming Redemption of $65 million of Common Stock	Assuming Maximum Redemption
Cash and cash equivalents	$8,553	$8,553	$8,553
Accounts receivable and other receivables, net	3,383	3,383	3,383
Inventories	2,687	2,687	2,687
Prepaid expenses and other current assets	3,816	3,816	3,816
Total current assets	18,439	18,439	18,439
Property and equipment	111,820	111,820	111,820
Trademarks	168,800	168,800	168,800
Intangibles assets, net	42,749	42,749	42,749
Other assets, net	2,833	2,833	2.833
Total identifiable assets acquired	344,641	344,641	344,641
Accounts payable	(14,645)	(14,645)	(14,645)
Other accrued liabilities	(31,906)	(31,906)	(31,906)
Other current liabilities	(1,816)	(1,816)	(1,816)
Long-term debt	(184,374)	(249,374)	(274,317)
Deferred income taxes	(88,967)	(88,967)	(88,967)
Deferred income	(6,124)	(6,124)	(6,124)
Other long-term liabilities	(33,632)	(33,632)	(33,632)
Net identifiable liabilities acquired	(16,823)	(81,823)	(106,766)
Goodwill	347,197	347,197	353,440
Total gross consideration	$330,374	$265,374	$246,674

Details of acquired intangibles are as follows:

In tangible assets

(dollars in thousands)	Fair Value	Useful Life
Favorable leasehold interests and other intangible assets	$17,749	1 to 20 years
Trademarks	168,800	Indefinite
Franchise agreements	25,000	18 years
Total intangible assets	$211,549

Unfavorable leasehold interests	(25,054)	1 to 20 years
Total other non-current liabilities	$(25,054)

Weighted average life of definite-lived intangibles		13 years

Definite-lived intangible assets — Leasehold interests represent the fair values of acquired lease contracts having contractual rents that differ from fair market rents as of the acquisition date. Franchise rights represent the fair value of franchise contracts based on the projected royalty revenue stream.

All of the definite-lived intangible assets will be amortized on a straight-line basis over their estimated useful lives which Del Taco believes are the best representations of their expected impact on related cash flows. The estimated useful lives of leasehold interests and franchise agreements were based on the lesser of 20 years or the remaining terms of the respective lease or franchise agreements, including the inclusion of option renewal periods in the event that not exercising the option creates an economic penalty.

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Combined Company management recorded above-market and below-market leasehold interests for acquired properties based on the present value of the difference between (i) the contractual amounts to be paid pursuant to each in-place lease and (ii) management’s estimate of fair market lease rates for each corresponding in-place lease.

 To estimate the fair value of the franchise agreements, the Combined Company management applied the income approach. The key inputs are: (i) the projected revenue and earnings generated by the asset; (ii) the expected life of the asset; (iii) a discount rate of 12.5% that reflects the level of risk associated with receiving future cash flow; and (iv) the effective tax rate. The estimated discount rate is what management of the Combined Company believes to be a reasonable.

Goodwill — Approximately $347.2 million, $347.2 million and $353.4 million has been allocated to goodwill assuming no redemption, redemption of $65 million of common stock and maximum redemption, respectively. Goodwill represents the excess of the gross consideration transferred over the fair value of the underlying net tangible and identifiable definite-lived intangible assets acquired.

Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets apart from goodwill. Intangible assets not recognized apart from goodwill consist primarily of the strong market position and the assembled workforces at Del Taco.

In accordance with ASC Topic 350, Goodwill and Other Intangible Assets , goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the Combined Company determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized.

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Comparative Share Information

The following table sets forth historical comparative share information for Del Taco and LAC and unaudited pro forma combined share information after giving effect to the Business Combination, assuming (i) that no holders of public shares exercise their redemption rights, (ii) LAC stockholders exercise their redemption rights with respect to 6,500,000 shares of LAC stock, and (iii) the full redemption of LAC common stock subject to possible redemption. The historical information should be read in conjunction with “Selected Historical and Pro Forma Financial Information of Del Taco” and “Selected Historical Financial Information of LAC” included elsewhere in this proxy statement and the historical financial statements of Del Taco and LAC included elsewhere in this proxy statement. The unaudited pro forma combined share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined share information does not purport to represent what the actual results of operations of Del Taco and LAC would have been had the Business Combination been completed or to project Del Taco and LAC’s results of operations that may be achieved after the Business Combination. The unaudited pro forma book value per share information below does not purport to represent what the value of Del Taco and LAC would have been had the Business Combination been completed nor the book value per share for any future date or period.

	LAC	Del Taco (b)	Pro Forma Assuming No Redemption	Pro Forma Assuming Redemption of $65 million of Common Stock	Pro Forma Assuming Maximum Redemption
	(Historical)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
As of and for the Year Ended December 31, 2014
Book value per share (a)	$7.70	$17.88	$8.61	$8.33	$8.40
Shares outstanding (including redeemable stock)	18,750,000	4,552,757	38,803,538	32,303,538	29,803,538
Basic and diluted earnings (loss attributable to common stock) per share (c)	$(0.32)	$(2.21)	$0.11	$0.06	$0.04

(a)	Book value per share is calculated using the following formula: Book value per share = (Total Shareholders’ Equity/Total Outstanding Shares)
(b)	Shares outstanding includes all outstanding options, restricted stock units and warrants as of December 31, 2014. Basic and diluted loss per share excludes all options and warrants that are anti-dilutive.
(c)	The basic and diluted earnings (loss) per share calculation for LAC excludes shares subject to possible redemption.

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Special Meeting in Lieu Of 2015 Annual Meeting of LAC Stockholders

General

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting in lieu of 2015 annual meeting of stockholders to be held on _______, 2015, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about [ • ], 2015. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting of stockholders.

Date, Time and Place of Special Meetings

The special meeting of stockholders of LAC will be held at [___] Central time, on _______, 2015, at the offices of McDermott Will & Emery LLP, 227 West Monroe St., Chicago, Illinois 60606, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting of stockholders if you owned shares of our common stock, respectively, at the close of business on _______ , 2015, which is the record date for the special meetings of stockholders. You are entitled to one vote for each share of our common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were (i) 18,750,000 shares of LAC common stock outstanding, of which 15,000,000 are public shares and 3,750,000 are founder shares held by our Initial Stockholders.

Vote of LAC Founders and Chairman and CEO

In connection with our initial public offering, the underwriters of the initial public offering entered into agreements with each of our Initial Stockholders pursuant to which the Initial Stockholders agreed to vote the founder shares and any other shares acquired during and after our initial public offering in favor of the Business Combination Proposal. This agreement applies to our Sponsor as it relates to the founder shares and the requirement to vote its founder shares in favor of the Business Combination Proposal.

All of the holders of Founder Shares, including the Sponsor, have agreed to waive their redemption rights with respect to their Founder Shares and our Initial Stockholders, other than our independent directors, have agreed to waive their redemption rights with respect to any public shares that they may have acquired during or after our initial public offering in connection with the completion of our Business Combination. The founder shares held by our Initial Stockholders have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us prior to November 19, 2015. However, our Initial Stockholders are entitled to redemption rights upon our liquidation with respect to any public shares they may own.

Quorum and Required Vote for Proposals for the Special Meeting of Stockholders

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting of stockholders if a majority of the common stock outstanding and entitled to vote at the special meeting of stockholders is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal and the Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock that are voted at the special meeting of stockholders. Accordingly, a LAC stockholder’s failure to vote by proxy or to vote in person at the special meeting, an abstention from voting, or a broker non-vote will have no effect on the outcome of any vote on the Business Combination Proposal and the Incentive Plan Proposal.

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The approval of the Certificate Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock. Accordingly, a LAC stockholder’s failure to vote by proxy or to vote in person at the special meeting of stockholders, an abstention from voting, or a broker non-vote will have the same effect as a vote “AGAINST” the Certificate Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our common stock represented in person or by proxy and entitled to vote thereon at the special meeting of stockholders. This means that the five nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Abstentions and broker non-votes will have no effect on the election of directors.

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the special meeting of stockholders. Accordingly, abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal, while a broker non-vote and shares not in attendance at the special meeting will have no effect on the outcome of any vote on the Adjournment Proposal.

The Business Combination Proposal is conditioned on the Certificate Proposal and the Director Election Proposal. The Certificate Proposal and the Director Election Proposal are each conditioned on the Business Combination Proposal. If the Certificate Proposal and the Director Election Proposal are not approved, the Business Combination Proposal will have no effect, even if the Business Combination Proposal is approved by the requisite vote. If the Business Combination Proposal is not approved, the Certificate Proposal and the Director Election Proposal will have no effect, even if those proposals are approved by the requisite vote. If you wish to approve the Business Combination Proposal, the Certificate Proposal or the Director Election Proposal, you must approve all three proposals.

The Incentive Plan Proposal is conditioned on the Business Combination Proposal.

Recommendation to LAC Stockholders

Our board of directors formed a special committee of independent directors in January 2015, comprised of Howard B. Bernick, Craig Duchossois, Greg Flynn and Marc Simon. This committee reviewed the terms of the Business Combination and provided a recommendation to our Board to approve the Business Combination.

Our board of directors believes that each of the Business Combination Proposal, the Certificate Proposal, the Director Election Proposal, the Incentive Plan Proposal, and the Adjournment Proposal to be presented at the special meeting of stockholders is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that our directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•	the 1.8 million total Founder Shares that our Sponsor (or its members) will hold following the Business Combination, subject to the lock-up agreements;

•	the 60,000 total Founder shares that our independent directors will continue to own following the Merger, subject to lock-up agreements;

•	the 30,000 total private placement warrants to purchase shares of our common stock held by our Vice President of Acquisitions;

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•	the 4.7 million total private placement warrants to purchase shares of common stock that our Sponsor (or its members) will hold following the Business Combination;

•	the 1.8 million total Founder Shares that our Sponsor (or its members) will hold following the Business Combination, subject to the lock-up agreements;

•	the continuation of Larry Levy and Ari Levy as directors of the Company following the Business Combination;

•	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination;

•	the $17.8 million investment in Del Taco by Levy Family Partners and affiliates of Larry Levy, Ari Levy and Steven Florsheim, through the Levy Newco Parties, as part of the Initial Investment; and

•	the investment of Levy Family Partners, LLC (which is the manager of the Sponsor and the Levy Newco Parties and a member of the Sponsor and one of the Levy Newco Parties) in a Del Taco stockholder, which had a value (inclusive of interests unrelated to Del Taco) of $533,707 at December 31, 2014. The investment is a passive, limited partnership interest in a fund over which Levy Family Partners has no control and was entered into in 2006. Following the Initial Investment, Levy Family Partners received a distribution of $52,348 from the Del Taco stockholder on account of the Initial Investment.

Further, each of our directors holds Founder Shares that are not subject to redemption and Founder Warrants that would retire worthless if a Business Combination is not consummated; as a result, our directors have a financial incentive to see a Business Combination consummated rather than lose whatever value is attributable to the Founder Shares and Founder Warrants. These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby.

Broker Non-Votes and Abstentions

Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the proposals presented to our stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.”

With respect to the special meeting of stockholders, abstentions are considered present for the purposes of establishing a quorum but will have the same effect as a vote “AGAINST” Certificate Proposal and the Adjournment Proposal but will have no effect on the outcome of any vote on the Business Combination Proposal, the Incentive Plan Proposal and the Director Election Proposal. Broker non-votes will have the effect of a vote “AGAINST” the Certificate Proposal and will have no effect on the Business Combination Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal.

Voting Your Shares

Each share of our common stock that you own in your name entitles you to one vote on each of the proposals for the special meeting of stockholders. Your one or more proxy cards show the number of shares of our common stock that you own.

If you are a registered stockholder, even if you have already voted, you will need to submit new votes and voting instructions as your previously submitted telephonic vote, Internet vote, proxy card or voting instructions will not be voted at the special meeting of stockholders. If you previously voted and do not submit new voting instructions, your previously submitted vote will not be counted in determining the outcome of the proposals being submitted to stockholders. There are several ways to vote your shares:

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•	You have already voted, you do not need to submit any new votes or voting instructions as your previously submitted telephonic vote, Internet vote, proxy card or voting instructions will be voted at the special meeting. You also can change your vote as detailed in this proxy statement.

•	If you have not yet voted, you can vote your shares by one of the following methods: (1) call the toll-free number specified on the enclosed proxy card and follow the instructions when prompted, (2) access the Internet website specified on the enclosed proxy card and follow the instructions provided to you, or (3) complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the applicable special meeting(s). If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our common stock will be voted, as recommended by our board of directors. With respect to proposals for the special meeting of stockholders, that means: “FOR” the Business Combination Proposal, “FOR” the Certificate Proposal, “FOR” the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal.

•	You can attend the special meeting and vote in person. You will be given a ballot when you arrive. However, if your shares of common stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of common stock.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the special meeting, or at such meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Claire Murphy, the Company’s Secretary, in writing before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters May Be Presented at the Special Meetings

The special meeting of stockholders has been called only to consider the approval of the Business Combination Proposal, the Incentive Plan Proposal, the Director Election Proposal, the Certificate Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meetings if they are not included in the notice of the special meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call _______, our proxy solicitor, at _______.

Redemption Rights

Pursuant to our amended and restated certificate of incorporation, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the trust account, less franchise and income taxes payable, calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Merger, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of our initial public offering as of two business days prior to the consummation of the Business Combination, less franchise and income taxes payable, upon the consummation of the Business Combination. For illustrative purposes, based on funds in the trust account of approximately $150.0 million on March 31, 2015, the estimated per share redemption price would have been approximately $10.00.

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Redemption rights are not available to holders of warrants in connection with the Business Combination.

In order to exercise your redemption rights, you must, prior to 4:30 p.m. Eastern time on _______, 2015 (two business days before the special meeting), both:

•	Submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, LAC’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

•	Deliver your public shares either physically or electronically through DTC to our transfer agent. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed above.

Each redemption of public shares by our public stockholders will decrease the amount in our trust account and increase the number of additional shares of LAC Common Stock we would need to issue as a result of the cash shortfall. In no event, however, will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Prior to exercising redemption rights, stockholders should verify the market price of our common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our common stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of our common stock will cease to be outstanding immediately prior to the Merger and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption.

If the Business Combination is not approved and we do not consummate an initial business combination by November 19, 2015, we will be required to dissolve and liquidate and our warrants will expire worthless.

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Appraisal Rights

Appraisal rights are not available to holders of shares of our common stock or warrants in connection with the Business Combination.

Proxy Solicitation Costs

LAC will pay the cost of soliciting proxies for the special meeting. LAC has engaged [__________] to assist in the solicitation of proxies for the special meeting. LAC has agreed to pay [__________] a fee of [_________]. LAC will reimburse [______] for reasonable out-of-pocket expenses and will indemnify [__________] and its affiliates against certain claims, liabilities, losses, damages and expenses. LAC also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of LAC’s common stock for their expenses in forwarding soliciting materials to beneficial owners of LAC’s common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Proposal No. 1—Approval of the Business Combination

We are asking our stockholders to approve and adopt the Merger Agreement. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Merger Agreement” below for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

NASDAQ Listing Rule 5635(a) requires shareholder approval where, among other things, the issuance of securities in a transaction exceeds 20% of the number of shares of common stock or the voting power outstanding before the transaction, and NASDAQ Listing Rule 5635(b) requires shareholder approval where the issuance of securities will result in a change of control. We currently have 18,750,000 shares of common stock outstanding, and we intend to issue approximately 20,053,538 shares of our common stock (including 3,500,000 shares issued in the Step 2 Co-Investment), assuming no redemptions of our public shares and no additional issuances of our common stock. Therefore, we are required to obtain the approval of our shareholders under both NASDAQ Listing Rules 5635(a) and 5635(b).

Because we are holding a stockholder vote on the Business Combination, our amended and restated certificate of incorporation provides that we may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the shares of our common stock that are voted at the special meeting of stockholders.

Structure of the Business Combination

The Merger Agreement provides for the combination of the Company and Del Taco through the merger of Merger Sub, a wholly owned subsidiary of the Company, with and into Del Taco, with Del Taco surviving the merger as a wholly owned subsidiary of the Company. As a result, each outstanding share of common stock of Del Taco and any outstanding options to purchase shares of common stock of Del Taco or restricted stock units (“RSUs”) of Del Taco therefore will convert into the right to receive a combination of cash and shares of our common stock less, in the case of options, the exercise price for such options, except that the Levy Newco Parties will receive only shares of our common stock.

The Merger Agreement

This subsection of the proxy statement describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A hereto. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the Business Combination.

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The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that these schedules contain information that is material to an investment decision.

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Structure of the Merger

The Merger Agreement provides for the merger of Merger Sub with and into Del Taco, with Del Taco surviving the Merger as a wholly-owned subsidiary of LAC. Pursuant to the Merger Agreement, upon the effectiveness of the Merger, all shares of Del Taco stock then outstanding will be converted into either (i) the right to receive cash and common stock of LAC (in the case of all Del Taco stockholders other than the Levy Newco Parties) or (ii) the right to receive only common stock of LAC (with the Levy Newco Parties having only the right to receive shares of common stock of LAC in exchange for their shares of Del Taco stock held prior to the Merger). The consideration payable with respect to outstanding shares of Del Taco stock pursuant to the Merger will be based on the same valuation of Del Taco as determined in connection with the Initial Investment, and any shares of common stock of LAC issued pursuant to the Merger will be valued at a price of $10 per share.

Merger Consideration

Upon the effectiveness of the Merger (the “Effective Time”), each issued and outstanding share of Del Taco stock held by Del Taco stockholders other than the Levy Newco Parties (the “Original Stockholders”) shall be converted into the right to receive the per share merger consideration, which equals $38.84 per Del Taco share, payable in cash and LAC common stock, in accordance with Section 2.6 of the Merger Agreement (the “Per Share Merger Consideration”). The Per Share Merger Consideration was calculated based on Del Taco having an enterprise value of $500 million prior to the Initial Investment. The per share cash consideration payable to the Original Stockholders will equal:

•	the lesser of (x) the sum of (i) the positive amount, if any, of cash remaining in the trust account after completion of redemptions and payment of income and franchise taxes and transaction expenses, provided that the transaction expenses incurred by LAC, Merger Sub or any of their affiliates (other than Del Taco and its subsidiaries) and paid from the trust account may only include certain approved transaction expenses and may not exceed $15,000,000, plus (ii) $35,000,000, and (y) $95,000,000 (the “Available Cash”),

divided by

•	a number equal to (i) the aggregate number of shares of Del Taco common stock issued and outstanding immediately prior to the closing, plus (ii) the aggregate number of shares of Del Taco common stock underlying options outstanding immediately prior to the closing, plus (iii) the aggregate number of shares of Del Taco common stock underlying RSUs outstanding immediately prior to the closing (the “Adjusted Aggregate Shares”), excluding the shares held by the Levy Newco Parties (the “Per Share Cash Consideration”).

The LAC common stock consideration payable to the Original Stockholders for each share of Del Taco common stock will be a number of shares of LAC common stock equal to (i) the Per Share Merger Consideration, less the Per Share Cash Consideration, if any, divided by (ii) $10 (the “Per Share Equity Consideration”).

Pursuant to the Merger Agreement, any Original Stockholder that is or was a holder of options to purchase Del Taco common stock or RSUs may, by timely written notice to LAC, elect to reduce (but not below zero) the Per Share Cash Consideration that it would otherwise receive with respect to the shares of Del Taco common stock received upon exercise of its options or settlement of its RSUs prior to the closing (and as a result receive a corresponding increase in the Per Share Equity Consideration equivalent to such reduced Per Share Cash Consideration amount).

In such an event, the aggregate amount of all additional cash available to the Original Stockholders, holders of RSUs and holders of options to purchase Del Taco common stock will increase the Per Share Cash Consideration payable to each Original Stockholder, holder of RSUs and holder of options to purchase Del Taco common stock that did not make such an election, pro rata based on the ownership of the Adjusted Aggregate Shares held by all Original Stockholders, holders of RSUs and holders of options to purchase Del Taco common stock that did not make such elections. The Per Share Equity Consideration payable to each Original Stockholder, holder of RSUs and holder of options to purchase Del Taco common stock that does not make such an election will be decreased to reflect the increase in the Per Share Cash Consideration described in the preceding sentence.

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At the Effective Time, each issued and outstanding share of Del Taco common stock held the Levy Newco Parties will be converted into the right to receive a number of shares of LAC common stock equal to the Per Share Merger Consideration divided by $10 (the “Levy Merger Consideration”).

Conversion of LLC Interests of Merger Sub

At the Effective Time, all issued and outstanding limited liability company interests of Merger Sub will be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of Del Taco. This share will constitute the only outstanding share of capital stock of Del Taco as of the Effective Time and will be held by LAC.

Exchange of Common Stock

Exchange Fund

At or prior to the Effective Time, LAC will deposit with Continental Stock Transfer & Trust Company, or such other bank or trust company as may be designated by LAC and reasonably satisfactory to the Company (the “Exchange Agent”), for exchange, through the Exchange Agent, certificates representing the shares of LAC common stock issuable as described above under “Merger Consideration.” At or prior to the Effective Time, LAC will provide the Exchange Agent with the cash consideration payable as described above under “Merger Consideration” as of the closing (such shares of LAC common stock and cash, together with any dividends or distributions with respect thereto, the “Exchange Fund”). For the purposes of such deposit, LAC will assume that there will not be any fractional shares of LAC common stock. LAC will make available to the Exchange Agent, for addition to the Exchange Fund, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares and to pay any cash consideration payable at or after the closing. The Exchange Fund will not be used for any other purpose.

Exchange Procedures

At least one (1) business day prior to the closing, Del Taco will deliver to the Exchange Agent (i) a duly executed letter of transmittal from each holder of Del Taco common stock, including the Levy Newco Parties (the “Letter of Transmittal”), and (ii) any physical certificate or certificates (the “Certificates”) that represent outstanding shares of Del Taco common stock held by such holder, in each case, to the extent received by Del Taco at least two (2) business days prior to the closing. Upon the surrender to the Exchange Agent of a Letter of Transmittal, duly executed, together with a Certificate, if any, representing the shares of Del Taco common stock held by such holder immediately prior to the Effective Time and such other documents as may reasonably be required by Del Taco or the Exchange Agent, the holder that surrendered such documents shall be entitled after the Effective Time to receive, in exchange for the shares of Del Taco common stock held by such holder immediately prior to the Effective Time, a certificate representing that number of whole shares of LAC common stock (together with cash in lieu of fractional shares) and other cash consideration that such holder has the right to receive pursuant to the Merger, and any shares of Del Taco common stock so surrendered will be canceled. Until such time as a certificate representing LAC common stock is issued to or at the direction of the holder of a surrendered Letter of Transmittal and Certificate, if any, such LAC common stock will be deemed not outstanding and will not be entitled to vote on any matter. Until surrendered in accordance with these procedures, any shares of Del Taco common stock held and each Certificate representing any shares of Del Taco common stock will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the consideration described above under “Merger Consideration.” No interest will be paid or accrue on any cash payable upon surrender of any Letter of Transmittal or Certificate. Each certificate representing LAC common stock that is issued in the Merger will have a legend indicating that the securities represented by the certificate have not been registered under the Securities Act or the securities laws of any state and may not be sold or transferred in the absence of an effective registration statement under the Securities Act and said laws or an exemption from the registration requirements thereof.

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Distributions With Respect to Unexchanged Shares

No dividends or other distributions with respect to LAC common stock with a record date after the Effective Time will be paid to the holder of any uncertificated Del Taco common stock or any Certificate formerly representing Del Taco common stock with respect to the shares of LAC common stock issuable upon surrender of such Certificate, and no cash payment in lieu of fractional shares will be paid to any such holder until the surrender by such holder to the Exchange Agent of the Letter of Transmittal and such Certificate, if any. Subject to applicable law, following surrender of any such Letter of Transmittal and Certificate, if any, there will be paid to the holder of such shares of Del Taco common stock surrendered thereby in respect of the whole shares of LAC common stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of LAC common stock to which such holder is entitled as described above under “Merger Consideration” and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of LAC common stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of LAC common stock.

Termination of Exchange Fund

Any portion of the Exchange Fund that remains undistributed six (6) months after the Effective Time will be delivered to LAC, upon demand, and any holder of Del Taco common stock or warrants exercisable to purchase Del Taco common stock who has not theretofore complied with the procedures described above under “Exchange Procedures” will thereafter look only to LAC for payment of its claim for consideration for its Del Taco common stock pursuant to the Merger.

Del Taco Options, RSUs and Warrants

Options and RSUs

Upon closing of the transactions contemplated by the Stock Purchase Agreement, all options of Del Taco became fully vested and were exercised for Del Taco common stock and all RSUs became fully vested and were settled for Del Taco common stock.

Warrants

Pursuant to the terms of the Stock Purchase Agreement, all holders of warrants exercisable to purchase shares of Del Taco common stock exchanged all of their warrants for Del Taco common stock at or prior to the closing of the Stock Purchase Agreement.

Material Adverse Effect

Under the Merger Agreement, a “Material Adverse Effect” with respect to any entity is any change, event, circumstance or effect that individually or in the aggregate with all other changes, events, circumstances and effects has a material adverse effect on, or would reasonably be expected to have a material adverse effect on, the (a) business, operations, results of operations or financial condition of such entity and its subsidiaries (taken as a whole), or (b) the ability of such entity to consummate the transactions contemplated by the Merger Agreement, other than a change, event, circumstance or effect to the extent resulting from one or more of the following: (i) the effect of any change in the United States or foreign economies or capital, credit or financial markets in general; (ii) the effect of any change that generally affects any industry in which such entity or any of its subsidiaries operates; (iii) the effect of any change arising in connection with hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of March 12, 2015; (iv) the effect of any action taken by the other party or its affiliates with respect to the transactions contemplated by the Merger Agreement with respect to such entity or its subsidiaries; (v) the effect of any earthquakes, hurricanes, tornadoes or other natural disasters; (vi) the effect of any changes in applicable laws or GAAP; (vii) any effect resulting from the public announcement of the Merger Agreement; or (viii) any effect resulting from compliance with the terms of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement; provided, however, that clauses (i), (ii), (iii), (v), and (vi) may be taken into account to the extent that such conditions have a materially disproportionate effect on such entity and its subsidiaries relative to other similarly situated participants in the industries or markets in which such entity or any of its subsidiaries operates.

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Closing and Effective Time of the Merger

The Merger is expected to be consummated no later than three business days following the satisfaction or waiver of the conditions described below under the subsection entitled “Conditions to the Closing of the Merger.”

Conditions to Closing of the Merger

Conditions to LAC’s and Merger Sub’s Obligations

The obligations of LAC and Merger Sub to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction, on or prior to the closing date, of each of the following conditions (any or all of which may be waived by LAC in whole or in part to the extent permitted by applicable law):

•	The representations and warranties of Del Taco, disregarding all qualifications and exceptions contained in such representations and warranties relating to materiality or Material Adverse Effect, must be true and correct as of the closing date as if made on and as of the closing date (or, if given as of a specific date, at and as of such date), except (x) for changes permitted by the Merger Agreement or (y) where the failure of such representations and warranties to be true and correct would not have (and would not reasonably be expected to have) a Material Adverse Effect with respect to Del Taco.

•	Del Taco must have performed and complied in all material respects with all obligations, covenants and agreements required by the Merger Agreement to be performed or complied with by Del Taco at or prior to the closing.

•	There must not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement.

•	The required vote of the stockholders of LAC with respect to the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement must have been obtained.

•	The waiting period applicable to the transactions contemplated by the Merger Agreement under applicable antitrust laws must have expired or early termination must have been granted.

•	Since the date of the Merger Agreement, there must not have been any event or circumstance which resulted in a Material Adverse Effect with respect to Del Taco, and no change or event shall have occurred that would reasonably be expected to result in such a Material Adverse Effect.

•	The amendment to Del Taco’s senior credit facility (to permit, among other things, the change of control of Del Taco) (the “Credit Agreement Amendment”) must have become effective and be effective on the closing date.

•	The required vote of the stockholders of Del Taco with respect to the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement must have been obtained.

Conditions to Del Taco’s Obligations

The obligations of Del Taco to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction, on or prior to the closing date, of each of the following conditions (any or all of which may be waived by Del Taco in whole or in part to the extent permitted by applicable law):

•	The representations and warranties of LAC and Merger Sub, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, must be true and correct as of the closing date as if made on and as of the closing date (or, if given as of a specific date, at and as of such date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a Material Adverse Effect with respect to LAC or to impair in any material respect the ability of LAC or Merger Sub to perform its obligations under the Merger Agreement or prevent or materially delay consummation of the transactions contemplated by the Merger Agreement.

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•	LAC and Merger Sub each must have performed and complied in all material respects with all obligations, covenants and agreements required by the Merger Agreement to be performed or complied with by LAC or Merger Sub at or prior to the closing.

•	There must not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement.

•	The required vote of the stockholders of LAC with respect to the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement must have been obtained.

•	The waiting period applicable to the transactions contemplated by the Merger Agreement under applicable antitrust laws must have expired or early termination must have been granted.

•	Since the date of the Merger Agreement, there must not have been any event or circumstance which resulted in a Material Adverse Effect with respect to LAC and no change or event shall have occurred that would reasonably be expected to result in such a Material Adverse Effect.

•	The Credit Agreement Amendment must have become effective and be effective on the closing date.

•	The Registration Rights Agreement, dated as of November 13, 2013, by and among LAC, the Sponsor and the other persons party thereto, must have been terminated.

•	LAC must have delivered to the Exchange Agent certificates representing the Per Share Equity Consideration to be delivered in respect of each share of Del Taco common stock held by an Original Stockholder or the Levy Newco Parties.

•	LAC must have delivered to Del Taco certificates representing the Merger Consideration payable in LAC common stock to be delivered in respect of each share of Del Taco common stock underlying an option or RSU.

•	The required vote of the stockholders of Del Taco with respect to the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement shall have been obtained.

•	The shares of LAC common stock to be issued in the Merger shall have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance.

Payments and Deliveries at Closing

At the closing:

•	LAC will cause the Exchange Agent to pay and deliver to each Original Stockholder that has theretofore surrendered to the Exchange Agent a Letter of Transmittal, duly executed, together with a Certificate, if any, representing the shares of Del Taco common stock held by such stockholder immediately prior to the Effective Time and such other documents as may reasonably be required by the Company or the Exchange Agent, in respect of each share of Del Taco common stock surrendered by such Letter of Transmittal or underlying such Certificate, the Per Share Cash Consideration (together with cash in lieu of any fractional shares), by wire transfer of immediately available funds to the account designated by such stockholder in such Letter of Transmittal or by certified check if requested by such stockholder in such Letter of Transmittal, and the Per Share Equity Consideration (less any fractional shares paid in cash);

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•	LAC will cause the Exchange Agent to pay and deliver to the Levy Newco Parties, if the Levy Newco Parties have each theretofore surrendered to the Exchange Agent Letters of Transmittal, duly executed, together with Certificates, if any, representing the shares of Del Taco common stock held by the Levy Newco Parties immediately prior to the Effective Time and such other documents as may reasonably be required by Del Taco or the Exchange Agent, in respect of each share of Del Taco common stock surrendered by such Letters of Transmittal or underlying such Certificates, the Levy Merger Consideration (together with cash in lieu of any fractional shares, by wire transfer of immediately available funds to the account designated by the Levy Newco Parties in such Letters of Transmittal or by certified check if requested by the Levy Newco Parties in such Letters of Transmittal);

•	LAC will pay and deliver to each Del Taco optionholder and RSU holder, in respect of the shares of Del Taco common stock underlying the options and RSUs held by such optionholder or RSU holder, a Certificate representing the Merger Consideration payable to such optionholder or RSU holder in shares of LAC Common Stock;

•	Del Taco will deliver to LAC written resignations, dated as of the closing date, of each of the directors of Del Taco immediately prior to the closing whom LAC determined will cease to serve as directors of Del Taco at the Effective Time;

•	Del Taco and Merger Sub shall execute a certificate of merger, and the certificate of merger will be submitted for immediate filing with the Secretary of State of the State of Delaware;

•	LAC and GS Mezzanine Partners 2006 Institutional, L.P. will enter into a management rights letter agreement; and

•	LAC will, or cause the surviving company or one of its subsidiaries to, pay certain transaction expenses of LAC, Del Taco and its subsidiaries that remain unpaid as of the closing.

Representations and Warranties

Under the Merger Agreement, LAC and Merger Sub made customary representations and warranties, including those relating to: organization and good standing; authorization of agreement; title to assets; conflicts; consents of third parties; capitalization; subsidiaries; no undisclosed liabilities; absence of certain developments; taxes; material contracts; employee benefit plans; litigation; compliance with laws; permits; environmental matters; insurance; transactions with affiliates; no brokers; solvency; condition of the business; filings with the SEC and financial statements; information supplied; board approval; Investment Company Act; trust account; listing; and fairness opinion.

Under the Merger Agreement, Del Taco made customary representations and warranties, including those relating to: organization and good standing; authorization of agreement; title to assets; conflicts; consents of third parties; capitalization; subsidiaries; financial statements; no undisclosed liabilities; absence of certain developments; taxes; real property; intellectual property; material contracts; employee benefit plans; labor; litigation; compliance with laws; permits; environmental matters; insurance; transactions with affiliates; no brokers; franchise matters; suppliers; information supplied; no other representations or warranties; disclosure schedules; and liability of LAC and its affiliates.

Covenants of the Parties

Covenants of LAC

LAC made certain covenants under the Merger Agreement, including, among others, the following:

•	Subject to certain exceptions, LAC will not, and will not permit any of its subsidiaries to:

o	authorize or reserve for issuance, issue or sell any shares of LAC’s or any of its subsidiaries’ capital stock or other equity securities;

o	authorize or reserve for issuance, issue or sell any securities convertible into, or options with respect to, warrants to purchase, or rights to subscribe for, any shares of LAC’s or any of its subsidiaries’ capital stock or other equity securities;

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o	effect any recapitalization, reclassification, stock dividend, stock split or like change in the capitalization of LAC or any of its subsidiaries;

o	declare, set aside or make any payment or distribution of property (or cash) with respect to any security of LAC or its subsidiaries or purchase, redeem or otherwise acquire any securities of LAC or its subsidiaries (including any warrants, options or other rights to acquire any securities);

o	amend the certificate of incorporation or by-laws or comparable organizational documents of LAC or any of its subsidiaries;

o	(A) other than in the ordinary course of business consistent with past practice or as contemplated by an existing benefit plan or employee agreement, agreement, policy or arrangement (including any collective bargaining agreement) increase the compensation or benefits of any employee, (B) materially increase the annual level of compensation of any executive officer of LAC, (C) modify or amend any benefit plan or employee agreement in any manner that materially increases the amount of the liability attributable to LAC or any of its subsidiaries in respect of such benefit plan or employee agreement, (D) enter into, adopt, terminate, establish or materially modify or amend any benefit plans, except as required by law, or (E) accelerate the vesting or payment of any compensation or benefits under any benefit plan (other than as required under any benefit plan or the Merger Agreement);

o	subject to any lien any of the properties or assets (whether tangible or intangible) of LAC or any of its subsidiaries, except (A) in the ordinary course of business consistent with past practice or (B) for certain permitted exceptions;

o	become legally committed to make any capital expenditures;

o	enter into any merger or consolidation with any entity, or acquire the securities or a substantial portion of the assets of any entity;

o	incur or assume any indebtedness or guarantee any indebtedness other than to fund approved transaction expenses;

o	loan or advance any funds;

o	sell, assign, license, transfer, convey or lease or otherwise dispose of any material properties or assets of LAC or any of its subsidiaries except in the ordinary course of business consistent with past practice;

o	make or rescind any material election relating to taxes, settle or compromise any material proceeding relating to taxes, or, except as required by applicable law, make any material change to any of its methods of tax accounting;

o	discharge or satisfy any material lien or pay any material obligation or liability, other than in the ordinary course of business consistent with past practice;

o	delay, postpone or cancel the payment of accounts payable in any material respect other than in the ordinary course of business consistent with past practice;

o	sell, assign, transfer, lease, license, permit to lapse, fail to maintain or abandon any material real property interest of LAC or its subsidiaries, or take any action that could reasonably be expected to cause the loss, lapse or abandonment of any material real property interest of LAC or its subsidiaries;

o	take or fail to take any action that could reasonably be expected to cause the loss, lapse or abandonment of any patents, patent applications, trademarks, service marks, copyright registrations or applications for registration, in each case, that are owned by LAC or any of its subsidiaries and material to their business as currently conducted;

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o	form any subsidiary or make a material investment in any other entity (other than LAC or a subsidiary of LAC);

o	terminate or cancel, or amend or modify in any material adverse respect any material insurance policy of LAC or any of its subsidiaries which is not replaced by a comparable amount of insurance with premiums at a comparable price;

o	cancel or waive any right or claim (or series of related rights and claims) outside the ordinary course of business consistent with past practice;

o	terminate, materially modify or cancel any material contract, or enter into any material contract outside the ordinary course of business consistent with past practice;

o	initiate, compromise or settle any proceeding;

o	use any portion of the trust account to acquire any shares of LAC’s or any of its subsidiaries’ capital stock or other equity securities, other than acquisitions of shares of LAC common stock from holders of LAC common stock who properly exercise their redemption rights in accordance with LAC’s certificate of incorporation; or

o	authorize, or commit or agree to do, anything prohibited by the foregoing covenants.

•	For a period of six (6) years after the closing, LAC will cause to be maintained by the surviving company a “run-off” or “tail” directors’ and officers’ liability insurance policy to the current policy for Del Taco and its subsidiaries (the “D&O Tail”).

•	LAC will make all necessary filings with respect to the transactions contemplated by the Merger Agreement under the Securities Act and the Exchange Act and applicable “blue sky” laws and rules and regulations thereunder.

•	LAC will cause the surviving company and its subsidiaries to provide employees who continue to be employed by the surviving company and its subsidiaries after the closing date (the “Transferred Employees”), (i) for the period through the end of the fiscal year following the closing date (except for employees who are separated from LAC prior to the end of such fiscal year or who change positions or job classifications), (x) at least the same level of base salary and hourly wages as in effect immediately prior to the closing date, (y) employee benefit and incentive plans, programs, contracts and arrangements that are substantially similar, in the aggregate, to the benefit plans (excluding stock-based compensation) provided by Del Taco and its subsidiaries to Transferred Employees prior to the closing date, and (z) at least the same level of severance payments and benefits as would have been provided under Del Taco’s severance plans or policies as in effect immediately prior to the closing date; and (ii) for the period immediately following the closing date until December 31, 2015, the same level of cash incentive bonus opportunity as in effect immediately prior to the closing date. From and after the closing date, LAC or one of its affiliates will honor, and will cause the surviving company and its subsidiaries to honor, in accordance with their terms, all employment, retention and severance agreements and all severance, incentive and bonus plans, programs and arrangements (excluding with respect to stock-based compensation) as in effect immediately prior to the closing date that are applicable to any employees of Del Taco. LAC or one of its affiliates shall recognize the services of the Transferred Employees with Del Taco and its subsidiaries prior to the closing date as service with LAC and its affiliates in connection with any pension or welfare benefit plans and policies (including vacation, paid time off and holiday policies) maintained by LAC or one of its affiliates which is made available following the closing date by LAC or one of its affiliates for purposes of any waiting period, vesting, eligibility and benefit entitlement. Transferred Employees who are considered “at will” employees prior to the Merger will remain “at will” employees thereafter.

•	LAC will cause the surviving company and its subsidiaries to (i) credit each of the Transferred Employees with an amount of paid vacation and sick leave days following the closing date equal to the amount of vacation time and sick leave days each such Transferred Employee has accrued but not yet used or cashed out as of the closing date under Del Taco’s vacation and sick leave policies as in effect immediately prior to the closing date, and (ii) allow each of the Transferred Employees to use such accrued vacation and sick leave days at such times as each would have been allowed under Del Taco’s vacation and sick leave policies as in effect immediately prior to the closing date.

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•	LAC will use its reasonable best efforts to cause the shares of LAC common stock that will be issued in the Merger to be approved for listing on the NASDAQ Capital Market, subject to official notice of issuance, prior to the Effective Time. From the date of the Merger Agreement through the closing, LAC will take all reasonable efforts which are necessary or reasonably desirable for LAC to remain listed as a public company on the NASDAQ Capital Market.

•	LAC will cease any existing discussions and negotiations with any third parties conducted prior to the date of the Merger Agreement with respect to any acquisition proposal and will not enter into any contract with respect to any acquisition proposal until the earlier of the consummation of the Merger or the termination of the Merger Agreement. Until the earlier of the consummation of the transactions contemplated by the Merger Agreement or the valid termination of the Merger Agreement, neither LAC nor Merger Sub will, directly or indirectly, through any affiliate or any of its or their officers, directors, employees, attorneys, equityholders, financial advisors, accountants or other representatives or agents, directly or indirectly, (i) initiate, solicit, pursue, discuss, inquire about or make any proposal that constitutes an acquisition proposal, (ii) continue or engage in negotiations or discussions concerning, or provide any information to or request any information from any person or entity relating to, any acquisition proposal other than information to or from any other person or entity which is traditionally provided in the regular course of business to third parties where LAC, Merger Sub and their officers, directors and affiliates have no reason to believe that such information may be utilized to evaluate any such acquisition proposal, or (iii) agree to, approve or recommend, or otherwise enter into any contract with respect to, any acquisition proposal.

Covenants of Del Taco

Del Taco made certain covenants under the Merger Agreement, including, among others, the following:

•	Subject to the Mutual Nondisclosure Agreement entered into by Del Taco and LAC, dated as of August 25, 2014 (the “Confidentiality Agreement”), prior to the closing date, upon reasonable notice to Del Taco, LAC will be entitled to make such investigation of the personnel, properties, businesses, operations and books and records of Del Taco and its subsidiaries as LAC reasonably requests (provided that any such activities are conducted in such a manner so as not to interfere unreasonably with the business or operations of Del Taco and its subsidiaries) and, at LAC’s cost and expense, to make copies of such books and records. Any such investigation and examination must be conducted during regular business hours upon reasonable advance notice and under reasonable circumstances. LAC must cooperate with Del Taco and use its reasonable best efforts to minimize any disruption to the business in connection with such investigation and examination. No such investigation or examination will be permitted to the extent that it would require Del Taco or any of its subsidiaries to disclose information subject to attorney-client privilege or conflict with any confidentiality obligations to which Del Taco or any of its subsidiaries is bound. Prior to the closing, without the prior written consent of a representative of Del Taco, (i) LAC and Merger Sub may not contact any suppliers to, or franchisees, customers or employees of, Del Taco or any of its subsidiaries about the transactions contemplated by the Merger Agreement or any matter relating to such transactions and (ii) LAC and Merger Sub will have no right to perform invasive or subsurface investigations of the properties or facilities of Del Taco or any of its subsidiaries. LAC and Merger Sub will keep confidential any non-public information received from Del Taco in accordance with the Confidentiality Agreement.

•	Subject to certain exceptions, Del Taco will not, and will not permit any of its subsidiaries to:

o	authorize or reserve for issuance, issue or sell any shares of Del Taco’s or any of its subsidiaries’ capital stock or other equity securities;
o	authorize or reserve for issuance, issue or sell any securities convertible into, or options with respect to, warrants to purchase, or rights to subscribe for, any shares of Del Taco’s or any of its subsidiaries’ capital stock or other equity securities;

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o	effect any recapitalization, reclassification, stock dividend, stock split or like change in the capitalization of Del Taco or any of its subsidiaries;

o	declare, set aside or make any payment or distribution of property (or cash) with respect to any security of Del Taco or its subsidiaries or purchase, redeem or otherwise acquire any securities of Del Taco or its subsidiaries (including any warrants, options or other rights to acquire any securities);

o	amend in any material respect the certificate of incorporation or by-laws or comparable organizational documents of Del Taco or any of its subsidiaries, except for certain limited situations related to the Stock Purchase Agreement and the Stockholders Agreement;

o	subject to any lien any of the properties or assets (whether tangible or intangible) of Del Taco or its subsidiaries, except (A) in the ordinary course of business or (B) for certain other permitted exceptions;

o	become legally committed to make any capital expenditures, except for (A) capital expenditures pursuant to projects for which work has already been commenced or committed and is contemplated in the capital expenditure budget provided to Buyer or (B) capital expenditures related to any emergency or force majeure;

o	enter into any merger or consolidation with any entity, or acquire the securities or a substantial portion of the assets of any entity;

o	incur or assume any indebtedness in excess of $750,000 or guarantee any such indebtedness, other than in the ordinary course of business or pursuant to the Credit Agreement, dated as of April 1, 2013, among F&C Restaurant, Sagittarius, as borrower, General Electric Capital Corporation, as administrative agent, collateral agent, L/C issuer and swing line lender, GE Capital Markets, Inc., as sole lead arranger and sole bookrunner and syndication agent, and the other lenders party thereto, as amended or modified from time to time (the “Credit Agreement”);

o	loan or advance any funds such that the amount of principal of loan advances owed shall be in excess of $50,000;

o	sell, assign, license, transfer, convey or lease or otherwise dispose of any material properties or assets of Del Taco or any of its subsidiaries except in the ordinary course of business;

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o	make or rescind any material election relating to taxes, settle or compromise any material proceeding relating to taxes, or, except as required by applicable law, make any material change to any of Del Taco’s methods of tax accounting;

o	make any material change to the terms of Del Taco’s or any of its subsidiaries’ policies or procedures with respect to its relationships with any franchisees of Del Taco;

o	discharge or satisfy any material lien or pay any material obligation or liability, other than in the ordinary course of business;

o	delay, postpone or cancel the payment of accounts payable, the purchase of inventory, or the replacement of inoperable, worn-out or obsolete assets with assets of comparable quality, in each case in any material respect other than in the ordinary course of business;

o	sell, assign, transfer, lease, license, permit to lapse, fail to maintain or abandon any material real property interest of Del Taco or its subsidiaries, or take any action that could reasonably be expected to cause the loss, lapse or abandonment of any material real property interest of Del Taco or its subsidiaries;

o	other than in the ordinary course of business, take or fail to take any action that could reasonably be expected to cause the loss, lapse or abandonment of any material intellectual property owned by Del Taco;

o	form any subsidiary or make a material investment in any other entity (other than Del Taco or a subsidiary of Del Taco);

o	terminate or cancel, or amend or modify in any material adverse respect any material insurance policy of Del Taco or any of its subsidiaries which is not replaced by a comparable amount of insurance with premiums at a comparable price;

o	cancel or waive any right or claim (or series of related rights and claims) either involving more than $1,000,000 or outside the ordinary course of business;

o	terminate, materially modify or cancel certain material contracts, real property leases, licensed intellectual property contracts, benefit plans or employee agreements, or enter into certain material contracts, real property leases, licensed intellectual property contracts, benefit plans or employee agreement outside the ordinary course of business, except in the case of a benefit plan as required by law; or

o	authorize, or commit or agree to do, anything prohibited by the foregoing covenants.

•	Del Taco will provide LAC with all information concerning the operations of its business and Del Taco’s management and operations and financial condition, in each case, required to be included in this proxy statement. Del Taco will, and will cause its subsidiaries to, make their managers, directors, officers and employees available to LAC and its counsel in connection with the drafting of this proxy statement and responding in a timely manner to comments on the proxy statement from the SEC.

•	Del Taco will cease any existing discussions and negotiations with any third parties conducted prior to the date of the Merger Agreement with respect to any acquisition proposal and will not enter into any contract with respect to any acquisition proposal until the earlier of the consummation of the transactions or the termination of the Merger Agreement. Until the earlier of the consummation of the transactions contemplated by the Merger Agreement or the valid termination of the Merger Agreement, neither Del Taco nor any of its subsidiaries will, directly or indirectly, through any affiliate or any of its or their officers, directors, employees, attorneys, equityholders, financial advisors, accountants or other representatives or agents, directly or indirectly, (i) initiate, solicit, pursue, discuss or encourage any inquiries or the making of any proposal that constitutes an acquisition proposal, (ii) continue or engage in negotiations or discussions concerning, or provide any information to any person or entity relating to, any acquisition proposal other than information to any other person or entity which is traditionally provided in the regular course of business to third parties where Del Taco and its officers, directors and affiliates have no reason to believe that such information may be utilized to evaluate any such acquisition proposal, or (iii) agree to, approve or recommend, or otherwise enter into any contract with respect to, any acquisition proposal.

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Mutual Covenants

•	Prior to the closing, subject to certain exceptions, each of LAC and Del Taco will, and will cause each of its respective subsidiaries to, (i) conduct its business in the ordinary course of business; (ii) use commercially reasonable efforts to preserve substantially intact its corporate existence and business organization; (iii) use commercially reasonable efforts to preserve the goodwill and present business relationships (contractual or otherwise) with material franchisees, suppliers, licensors, distributors and others having material business relationships with it; and (iv) use commercially reasonable efforts to keep available the services of its current officers and employees.

•	From the date of the Merger Agreement until the closing, LAC, Merger Sub and Del Taco will use (and Del Taco will cause its subsidiaries to use) their respective commercially reasonable efforts to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by the Merger Agreement.

•	Each of LAC, Merger Sub and, where applicable, Del Taco will use their reasonable best efforts to obtain the expiration or early termination of any waiting periods, or any applicable approvals required, under antitrust laws, and will (i) make or cause to be made the registrations, declarations and filings required of such party under antitrust laws with respect to the transactions contemplated by the Merger Agreement as promptly as reasonably practicable and advisable after the date of the Merger Agreement (but, with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), in no event later than five (5) business days following the Stock Purchase Closing Date), and any filing fees associated therewith will be borne by Del Taco, and such initial filings from LAC and Del Taco will request early termination of any applicable waiting period under the HSR Act, (ii) agree not to extend any waiting period under the HSR Act or enter into any agreement with any governmental body not to consummate the transactions contemplated by the Merger Agreement, except with the prior written consent of the other party not to be unreasonably withheld, conditioned or delayed, (iii) subject to applicable law, furnish to the other party as promptly as reasonably practicable all information required for any application or other filing to be made by the other party pursuant to any applicable law in connection with the transactions contemplated by the Merger Agreement, (iv) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by, the Antitrust Division of the U.S. Department of Justice (the “DOJ”), the Federal Trade Commission (“FTC”) or any other governmental body in respect of such antitrust filings, the Merger Agreement or the transactions contemplated by the Merger Agreement, (v) promptly notify the other party of any material communication between that party and the FTC, the DOJ or any other governmental body in respect of any antitrust filings or any inquiry or proceeding relating to the Merger Agreement or the transactions contemplated by the Merger Agreement and of any material communication received or given in connection with any proceeding by a private party relating to the transactions contemplated by the Merger Agreement, (vi) subject to applicable law, discuss with and permit the other party (and its counsel) to review in advance, and consider in good faith the other party’s reasonable comments in connection with, any antitrust filing or communication to the FTC, the DOJ or any other governmental body or in connection with any proceeding by a private party to any other person or entity, relating to any antitrust filing or inquiry or other proceeding relating to the Merger Agreement or the transactions contemplated by the Merger Agreement, (vii) not participate or agree to participate in any substantive meeting, telephone call or discussion with the FTC, the DOJ or any other governmental body in respect of any antitrust filing, inquiry or proceeding relating to the Merger Agreement or the transactions contemplated by the Merger Agreement unless it consults with the other party in advance and, to the extent permitted by such governmental body, gives the other party the opportunity to attend and participate in such meeting, telephone call or discussion, (viii) subject to applicable law, furnish the other party promptly with copies of all correspondence, filings and communications between them and their affiliates on the one hand, and the FTC, the DOJ or any other governmental body on the other hand, with respect to any antitrust filing, inquiry or proceeding relating to the Merger Agreement or the transactions contemplated by the Merger Agreement, and (ix) act in good faith and reasonably cooperate with the other party in connection with any antitrust filings and in connection with resolving any investigation or inquiry of any such agency or other governmental body under the HSR Act or any other antitrust law with respect to any such antitrust filing, the Merger Agreement or the transactions contemplated by the Merger Agreement.

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•	Each of LAC, Merger Sub and Del Taco will take any and all steps necessary to (i) resolve, avoid or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by the Merger Agreement under any antitrust law and (ii) avoid the entry of, effect the dissolution of, and have vacated, lifted, reversed or overturned, any order that would prevent, prohibit, restrict or delay the consummation of the transactions contemplated by the Merger Agreement, so as to enable the parties hereto to close the transactions contemplated by the Merger Agreement expeditiously and as promptly as reasonably practicable. Without limiting the foregoing, LAC and Merger Sub will propose, negotiate, commit to and effect, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition or license of, and otherwise take or commit to take actions that after the closing date would limit LAC’s, any of its affiliates’, Del Taco’s or any of its subsidiaries’ freedom of action with respect to, or its or their ability to retain, one or more of the assets, properties, businesses, product lines or services of LAC, any of its affiliates, Del Taco or any of its subsidiaries or any interests therein.

•	Each of LAC, Merger Sub and Del Taco will use (and Del Taco will cause each of its subsidiaries to use) its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by the Merger Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by the Merger Agreement. LAC, Merger Sub and Del Taco will use their best efforts to cause the closing to occur. Each of LAC, Merger Sub and Del Taco will not, and Del Taco will not permit any of its subsidiaries to, take any action that would, or that would reasonably be expected to, result in any of the conditions to closing not being satisfied.

•	Subject to any limitation imposed under applicable laws and NASDAQ listing requirements, the parties to the Merger Agreement will take all necessary actions so that the persons designated by LAC are elected or appointed, as applicable, to the positions of directors and officers of LAC effective immediately after the closing.

•	Prior to the closing, the board of directors of each of LAC and Del Taco, or an appropriate committee of non-employee directors thereof, will adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition of Del Taco common stock, Del Taco RSUs or Del Taco options and the acquisition of LAC common stock, in each case, pursuant to the Merger Agreement by any officer or director of Del Taco who is a covered person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) or by any person who is expected to become a covered person of LAC for purposes of Section 16, as applicable, shall be an exempt transaction for purposes of Section 16.

Survival of Representations, Warranties and Covenants

The representations, warranties and covenants of the parties contained in the Merger Agreement will not survive the closing, except for those covenants contained in the Merger Agreement that by their terms apply or are to be performed in whole or in part after the closing. There are no remedies available to the parties to the Merger Agreement with respect to any breach of the representations, warranties, covenants or agreements of the parties to the Merger Agreement after the closing, except for covenants to be performed in whole or in part after the closing.

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Termination

The Merger Agreement may be terminated and the transactions contemplated by the Merger Agreement may be abandoned any time prior to the closing as follows:

•	by Del Taco or LAC on or after September 30, 2015, if the closing has not occurred by the close of business on that date; provided that this right to terminate will not be available to Del Taco or LAC, as applicable, if the principal reason the closing has not have occurred by close of business on September 30, 2015 is the breach by such party (including Merger Sub, in the case of LAC) of any of its obligations under the Merger Agreement;

•	by mutual written consent of Del Taco and LAC;

•	by Del Taco or LAC if there is in effect a final nonappealable order of a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement; provided that this right to terminate will not be available to Del Taco or LAC, as applicable, if the issuance of such final nonappealable order was primarily due to the breach by such party (including Merger Sub, in the case of LAC) of its obligations under the Merger Agreement;

•	by LAC if (i) LAC is not then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, and (ii) any of certain closing conditions is incapable of fulfillment (other than conditions that by their nature are to be satisfied at closing), or if the breach giving rise to the failure of any such conditions to be satisfied is incurable; or

•	by Del Taco if (i) Del Taco is not then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, and (ii) any of certain closing conditions is incapable of fulfillment (other than conditions that by their nature are to be satisfied at closing), or if the breach giving rise to the failure of any such conditions to be satisfied is incurable.

If the Merger Agreement is validly terminated, the Merger Agreement will become void and of no effect with no liability on the part of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to the Merger Agreement. However, subject to the terms of the Merger Agreement, if such termination is the result of the failure of any party to perform an agreement or covenant contained in the Merger Agreement, such party will not be relieved of any liability as a result of the failure or breach. Certain provisions of the Merger Agreement and the provisions of the Confidentiality Agreement will survive any termination of the Merger Agreement.

Amendments

The Merger Agreement can be amended, supplemented or changed, and any provision of the Merger Agreement can be waived, only by a written instrument making specific reference to the Merger Agreement signed by LAC and Del Taco.

The Stockholders Agreement

Concurrent with the closing of the transactions contemplated by the Merger Agreement, LAC will be bound by the terms of the Stockholders Agreement.

Parties

LAC entered into the Stockholders Agreement with certain parties collectively referred to as the “GSMP Parties,” certain parties collectively referred to as the “Charlesbank Parties”, certain parties collectively referred to as the “Leonard Green Parties,” certain parties collectively referred to as the “Levy Parties,” certain parties collectively referred to as the Walsh Parties, certain parties collectively referred to as the “Levy Newco Parties,” and certain parties collectively referred to as the “Other Stockholders.” The GSMP Parties, the Charlesbank Parties, the Leonard Green Parties, the Levy Parties, the Walsh Parties, the Levy Newco Parties, the Other Stockholders and each other person (except LAC) that becomes a party to the Stockholders Agreement or is otherwise bound by the provisions of the Stockholders Agreement are referred to in this subsection as “Stockholders” or individually as a “Stockholder.”

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Notice of Proposed Transfers

Pursuant to the terms of the Stockholders Agreement, unless there is in effect a registration statement or similar filing under the applicable federal and state securities laws covering a proposed transfer of any capital stock or other equity securities of LAC (the “Capital Stock”) or the transfer will be conducted under Rule 144 of the Securities Act, the Stockholders must give written notice to LAC of their intention to make such transfer not less than five business days prior to the proposed effective date of such transfer. Each such notice must describe the manner and circumstances of the proposed transfer and must be accompanied by either (i) a written opinion of legal counsel reasonably satisfactory to LAC, which opinion must be reasonably satisfactory in form and substance to legal counsel to LAC, or (ii) such other showing as may be reasonably satisfactory to the legal counsel to LAC, in each case that the proposed transfer may be effected without registration or qualification under the applicable federal and state securities laws, whereupon such Stockholder will be entitled to transfer its Capital Stock to the extent permitted by, and in compliance with, the requirements of, the Stockholders Agreement and in accordance with the terms of the written notice delivered by such Stockholder to LAC.

Permitted Transferees

Pursuant to the terms of the Stockholders Agreement, certain “Permitted Transferees” not already party to the Stockholders Agreement must, prior to and as a condition to the effectiveness of such transfer, execute and deliver to LAC an instrument, in form and substance satisfactory to LAC, and such other documentation deemed necessary by the Company to evidence such Permitted Transferee’s agreement to be bound by, and to comply with, the Stockholders Agreement in the same capacity as the transferor of such Capital Stock. Under the Stockholders Agreement, “Permitted Transferee” means:

(i) as to any Stockholder that is an entity, any affiliate of such Stockholder;

(ii) as to any Stockholder that is an individual, (x) any one or more members of a class consisting of the spouse, children and grandchildren of such Stockholder, (y) a trust or family limited partnership created for the sole benefit of such Stockholder or any one or more members of such class, or (z) upon the death or legal incompetence of such Stockholder, such Stockholder’s heirs, executors, administrators, testamentary trustees, legatees or beneficiaries, as applicable; provided, however, that in the case of immediately preceding clauses (x) and (y), such Stockholder (and not the transferee of such Stockholder) retains the exclusive power to exercise all rights under the Stockholders Agreement with respect to the transferred Capital Stock; or

(iii) any stockholder, member or partner of any of the GSMP Parties, the Charlesbank Parties and the Leonard Green Parties (collectively, the “Rollover Investors”) or the Levy Parties upon a pro rata distribution by such Stockholder to its partners, stockholders, members or otherwise, upon the winding up, dissolution or liquidation of such Stockholder; provided, however, that such Stockholder (and not the stockholder, member or partner, as applicable, of such Stockholder) retains the exclusive power to exercise all rights under the Stockholders Agreement with respect to the transferred Capital Stock at all times prior to the dissolution of such Stockholder.

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Lock-Up Provisions

From the Effective Time:

•	until the date that is 12 months following the Effective Time, or six months following the Effective Time if the Rollover Investors no longer hold in the aggregate common stock representing at least 7.5% of LAC common stock outstanding immediately following the Effective Time, each of the Levy Parties and the Walsh Parties (collectively, the “Levy/Walsh Investors”) may not transfer any Capital Stock or any right, title or interest therein or thereto, unless such transfer is to a Permitted Transferee; and

•	until the date that is six months following the Effective Time, each Other Stockholder may not transfer any Capital Stock or any right, title or interest therein or thereto, unless such transfer (A) is to a Permitted Transferee or (B) is made in an offer for sale of shares of LAC common stock pursuant to an effective registration statement (other than a public offering relating either to the sale of securities to employees of LAC or any of its subsidiaries pursuant to a stock option, stock purchase or similar plan or a transaction under Rule 145 of the Securities Act) (a “Public Offering”).

Anti-Takeover Matters

Under the Stockholders Agreement, from the Effective Time until the earlier of (x) such time as the Rollover Investors cease to hold in the aggregate LAC common stock representing at least 7.5% of the LAC common stock outstanding immediately following the Effective Time or (y) the second anniversary of the Effective Time:

•	None of the Stockholders may, directly or indirectly, in any manner, acting alone or in concert with others, (A) acquire, agree to acquire or make any proposal or offer to acquire any Capital Stock or any right, title or interest therein or thereto if such acquisition would result, directly or indirectly, in (1) any of the effects on LAC set forth in Rule 13e-3(a)(3)(iii) under the Exchange Act, or (2) LAC failing to meet any of the standards required to be met to continue the listing of the Capital Stock on NASDAQ pursuant to NASDAQ listing rules, or (B) make any takeover proposal, whether solicited or unsolicited, (x) without the prior approval of a majority of the disinterested directors of LAC’s board of directors and (y) other than a takeover proposal in the form of a merger that will be conditioned upon and subject to receipt of prior approval of stockholders of LAC holding a majority of the Capital Stock held by the Company’s stockholders other than the Levy/Walsh Investors and the Other Stockholders (collectively, the “Non-Rollover Investors”) and their affiliates; and

•	All acquisitions of Capital Stock by any of the Stockholders may be made only in compliance with all applicable securities laws.

Maintenance of Listing

Pursuant to the terms of the Stockholders Agreement, from the Effective Time until such time as the Rollover Investors cease to hold in the aggregate Capital Stock representing at least 7.5% of LAC common stock outstanding immediately following the Effective Time, LAC will use its reasonable best efforts to continue the listing of the Capital Stock on NASDAQ.

Registration Rights – Demand Registrations

Rollover Investors holding a majority of the shares of LAC common stock held by the Rollover Investors (the “Majority Rollover Investors”) or Lawrence F. Levy, Steven C. Florsheim, Ari B. Levy, Levy Family Partners, LLC, the Steven Florsheim 2003 Investment Trust and the Ari Levy 2003 Investment Trust (the “Levy Family”) and PW Acquisitions LP, a Delaware limited partnership (“PW Acquisition”), may request in writing that LAC register under the Securities Act all or a portion of the shares of LAC common stock held by them that are registrable pursuant to the terms of the Stockholders Agreement (collectively, the “Registrable Stock”) on a registration statement or file a prospectus supplement under a short-form registration statement for a shelf registration or offer shares of their LAC common stock in a firm-commitment underwritten offering. However, such a request (i) must cover the registration of LAC common stock which would have an anticipated aggregate offering price (net of underwriting discounts and commissions) of at least $20,000,000, based on the closing price of LAC common stock on NASDAQ on the date of the request, unless the registration is for the balance of the LAC common stock then held by the Rollover Investors, and (ii) shall not count as one of the permitted registrations on a registration statement until both (x) it has become effective and (y) at least 50% of the LAC common stock requested to be included in such registration has been registered pursuant to such registration. All registration requested pursuant to the foregoing are referred to in the Stockholders Agreement as “Demand Registrations.”

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Upon receipt of the request of a Demand Registration that is a Public Offering in which Common Stock is sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public and which involves a customary “road show” (including an “electronic road show”) or other substantial marketing effort by one or more underwriters that lasts more than two days (a “Marketed Underwritten Offering”), LAC must give prompt written notice thereof to all other holders of Registrable Stock (a “Demand Notice”). Subject to certain limitations described below, LAC must, with respect to any Demand Registration, use its reasonable best efforts to promptly file with the SEC the applicable registration statement to register under the Securities Act all Registrable Stock specified in the requests of the requesting holders and, for any Demand Registration that is a Marketed Underwritten Offering, the requests (stating the number of shares of LAC common stock to be disposed of and the intended method of disposition of such shares) of other holders of Registrable Stock (such other holders, the “Requesting Holders”) given within 10 days after receipt of such Demand Notice from LAC.

LAC will not be required to prepare and file, pursuant to the Demand Registration rights described above, more than (i) four registration statements, in the case of the Levy Family, (ii) one registration statement, in the case of PW Acquisition, or (iii) in the case of the Rollover Investors, five registration statements.

Whenever a registration requested by initiating holders is for a firm-commitment underwritten offering, if the managing underwriter of the offering advises LAC in good faith that the aggregate number of shares of LAC common stock requested to be included in the underwritten offering exceeds the number of securities which can be sold in the offering within a price range acceptable to the initiating holders, the number of shares of Registrable Stock and the number of shares of Capital Stock of the Company other than the Registrable Stock (the “Other Securities”) will be reduced as follows: (i) first, among any holders of Other Securities, pro rata, based on the number of Other Securities held by each such holder; (ii) second, the Registrable Stock for which registration was proposed by LAC; and (iii) third, subject to certain limitations, the Registrable Stock for which inclusion in such demand offering was requested by the initiating holders and the requesting holders, pro rata (if applicable), based on the number of shares of Registrable Stock held by each such initiating holder and requesting holder.

The first Demand Registration of the Rollover Investors that is not an Underwritten Block Trade must be a priority registration, in which (x) the requesting holders (other than any Rollover Investors and the Levy/Walsh Investors) will be entitled to have only 10% of all Registrable Stock held by the requesting holders be included in the registration until the participating Rollover Investors receive net proceeds in such registration or offering of at least $30,000,000, after which the initiating holders and the requesting holders other than the Levy/Walsh Investors will participate pro rata based on the number of shares of Registrable Stock requested to be included, and (y) the Levy/Walsh Investors will not be entitled to have any Registrable Stock held by them included in such registration or transaction regardless of whether any of the Levy/Walsh Investors requested such inclusion pursuant to requests timely given to LAC, and LAC will not include in any such registration statement filed with the SEC any Registrable Stock specified in any request by the Levy/Walsh Investors as requesting holders (a “Priority Registration”). If the Available Cash is less than $40,000,000, then the Rollover Investors will be entitled to an additional Priority Registration with respect to their second Demand Registration that is not an Underwritten Block Trade until the earlier of (A) the second anniversary of the Effective Time, or (B) such time as the Rollover Investors cease to hold in the aggregate Capital Stock representing at least 15% of the LAC common stock outstanding immediately following the Effective Time.

LAC will not be required to file a registration statement pursuant to a Demand Registration or assist in a takedown from a shelf registration related to an underwritten public offering or Underwritten Block Trade which could become effective or close within 120 days following the closing of an underwritten public offering of securities of LAC.

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Other than in connection with a registration described below under “Registration Rights – Shelf Registration,” if LAC furnishes to the initiating holders and requesting holders a certificate signed by the Chief Executive Officer of LAC stating that, in the good faith judgment of the board of directors of LAC, any registration of Registrable Stock should not be made or continued because it would (i) materially impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, corporate reorganization, merger or segment reclassification or discontinuance of operations or other material transaction or matter involving LAC or any of its subsidiaries or any negotiations, discussions or pending proposals with respect thereto involving LAC or any of its subsidiaries or (ii) would require disclosure of non-public material information, the disclosure of which would reasonably be expected to materially and adversely affect the Company (each, a “Valid Business Reason”), then (A) LAC may postpone filing a registration statement requested pursuant to a Demand Registration until such Valid Business Reason no longer exists, and (B) in case a registration statement has been filed pursuant to a Demand Registration, LAC may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement, in each case, for a reasonable period of time. If LAC gives notice of its determination to postpone, withdraw or postpone amending or supplementing a registration statement, LAC will extend the period during which such registration statement will be maintained effective pursuant to the Stockholders Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when sellers of such Registrable Stock under such registration statement have received the copies of the supplemented or amended prospectus. Other than in connection with a registration described below under “Registration Rights – Shelf Registration,” LAC may not postpone, withdraw or postpone amending or supplementing a filing due to a Valid Business Reason more than three times for a period of up to 120 days in the aggregate in any consecutive 12-month period.

Registration Rights – Piggyback Registrations

Pursuant to the Stockholders Agreement, if LAC proposes to register any of its securities for sale for its own account in a Marketed Underwritten Offering (other than (a) a registration relating to the sale of securities to employees of LAC or any of its subsidiaries pursuant to a stock option, stock purchase or similar plan, (b) a transaction under Rule 145 of the Securities Act or (c) a Demand Registration), and such registration may include the registration of Registrable Stock, LAC will each such time give written notice (the “Company’s Piggyback Notice”), at its expense, to all holders of Registrable Stock of its intention to do so at least 10 days prior to the filing of a registration statement with respect to such registration with the SEC. Subject to the restrictions described above under “Lock-Up Provisions,” if any holder of Registrable Stock desires to dispose of all or part of its Registrable Stock, it may request registration thereof in connection with LAC’s registration by delivering to LAC, within 10 days after receipt of the Company’s Piggyback Notice, written notice of such request (the “Investors’ Piggyback Notice”) stating the number of shares of Registrable Stock to be disposed of and the intended method of disposition thereof by such holder in the offering. Subject to the restrictions described below, LAC will use its reasonable best efforts to cause all shares of Registrable Stock specified in the Investors’ Piggyback Notice to be registered under the Securities Act so as to permit the sale or other disposition (in accordance with the intended method of distribution) by such holder or holders of the shares of Registrable Stock in the offering proposed by LAC, subject to the limitations described below.

For any registration for which LAC is required to give a Company’s Piggyback Notice, LAC will have the right to limit the aggregate size of the offering or the number of shares to be included in the offering by the requesting holders if requested to do so in good faith by the managing underwriter of the offering because the aggregate number of shares of LAC common stock requested to be included in the offering exceeds the number of securities which can be sold in the offering within a price range acceptable to LAC. The holders of Registrable Stock will have priority as to sales over the holders of Other Securities. Whenever the number of shares which may be registered is still limited after the withdrawal of the holders of Other Securities, LAC will have priority as to sales over the holders of Registrable Stock. The holders of Registrable Stock will share pro rata in the available portion of the piggyback registration in question, such sharing to be based upon the number of shares of Registrable Stock then held by each of the participating holders, respectively.

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Registration Rights – Shelf Registration

Under the Stockholders Agreement, so long as LAC remains eligible to file a short-form registration statement, as promptly as practicable after the Effective Time but no later than 10 business days after the Effective Time, LAC will file a registration statement with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (a “Shelf Registration”) for the sale of all of the Registrable Stock owned by holders of Registrable Stock, and any unregistered shares of LAC common stock held by holders of LAC common stock received in the Merger, holders of LAC common stock received in connection with the distribution by each of the Levy Newco Parties to its members of the shares of LAC common stock received by such Levy Newco Investor pursuant to the Merger (collectively, the “Distributions”) and holders of Founder Shares and all LAC common stock issuable upon exercise of the Private Placement Warrants (collectively, the “Shelf Holders”). Following the filing of the Shelf Registration, LAC will use its commercially reasonable best efforts to cause the Shelf Registration to become effective as promptly as practicable but no later than 90 days after the Effective Time and remain effective until there is no longer any Registrable Stock that is not otherwise registered under a registration statement. If the SEC will not permit LAC to include all unregistered shares of LAC common stock and shares of LAC common stock issuable upon exercise of the Private Placement Warrants in a Shelf Registration, LAC will include as many unregistered shares of LAC common stock as possible and exclude unregistered shares of LAC common stock on a pro rata basis. However, LAC will use its reasonable best efforts to include any unregistered shares of LAC common stock and shares of LAC common stock issuable upon exercise of the Private Placement Warrants excluded from the initial Shelf Registration on a future Shelf Registration as promptly as practicable following such exclusion. A takedown of shares registered under the Shelf Registration that is not an underwritten offering shall not require any minimum anticipated aggregate offering price.

In connection with any offering of Registrable Stock under the Shelf Registration involving an underwritten public offering (other than an Underwritten Block Trade) that occurs or is scheduled to occur within 30 days of a proposed registered underwritten public offering of equity securities for LAC’s own account pursuant to a piggyback registration, LAC will not be required to cause such offering under the Shelf Registration to take the form of an underwritten public offering if it makes available to the requesting holder the ability to include its Registrable Stock in the piggyback registration.

If LAC’s board of directors has a Valid Business Reason, (i) LAC may postpone filing a registration statement relating to a Shelf Registration until such Valid Business Reason no longer exists and (ii) in case a registration statement has been filed relating to a Shelf Registration, LAC may cause the registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing the registration statement or may suspend other required registration actions under the Stockholders Agreement. LAC will give written notice to all holders of Registrable Stock of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for the postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. LAC may not postpone, withdraw or postpone amending or supplementing a filing due to a Valid Business Reason more than three times for a period of up to 45 days in the aggregate in connection with the filing of the initial Shelf Registration and, for any other Shelf Registration, up to 90 days in the aggregate in any consecutive 12-month period.

If any short-form registration statement for a Shelf Registration has been outstanding for at least three years or otherwise ceases to be effective, at the end of the third year LAC must file a new short-form registration statement for a Shelf Registration of all of the Registrable Stock then held by the Rollover Investors.

Registration Rights – Designation of Underwriter

In the case of any registration or offering initiated pursuant to a Demand Registration or a Shelf Registration which is proposed to be effected pursuant to a firm-commitment underwriting, subject to the approval of LAC (which approval will not be unreasonably withheld (provided, that LAC will have the right to withhold approval of any one underwriter, and further provided, that LAC may not unreasonably withhold approval of any of Goldman, Sachs & Co. or any of its affiliates)), the holders of a majority of the Registrable Stock requested to be included in any such registration or offering will have the right to designate the managing underwriter or underwriters, and all holders of Registrable Stock participating in the registration or offering may sell their shares only pursuant to such underwriting.

Registration Rights – Registration Expenses

LAC will pay all fees and expenses incurred in connection with LAC’s performance of its obligations to register securities under the Stockholders Agreement (the “Registration Expenses”) relating to the registrations under the Stockholders Agreement. All underwriting discounts, selling commissions, brokerage fees, and the fees and expenses of counsel for each holder of Registrable Stock (other than the counsel selected by a majority of the holders of Registrable Stock included in the applicable registration or offering to represent all holders of Registrable Stock in such registration or offering) (the “Selling Expenses”) will be borne by the participating sellers (including LAC if it shall be a participating seller) in proportion to the number of shares of LAC common stock sold by each, or in such other manner or proportion as the participating sellers (including LAC if it is a participating seller) may agree. In connection with each Demand Registration, each piggyback registration and each takedown of a Shelf Registration, and any offering in connection therewith, LAC will reimburse the holders of Registrable Stock included in such registration or offering for the reasonable fees and disbursements of one counsel for the holders of Registrable Stock selected by a majority of the holders of Registrable Stock requested to be included in such registration or offering.

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Registration Rights – Rights Which May Be Granted to Other Persons

Except as provided in the Stockholders Agreement, LAC will not grant any person or entity registration rights without the prior written consent of the Majority Rollover Investors and the Levy Family.

Registration Rights – Lockup Agreement

In connection with any underwritten public offering of Capital Stock under the Securities Act, if so requested by LAC or any representative of the managing underwriter, each Stockholder will not sell or otherwise transfer (except for standard exceptions agreed to by the representatives of the managing underwriter) any Registrable Stock or other Capital Stock during the period specified by LAC’s board of directors at the request of the managing underwriter (the “Market Standoff Period”), provided that (i) the Market Standoff Period is applicable on substantially similar terms to LAC and all the executive officers and directors of LAC and (ii) such Market Standoff Period does not exceed 90 days following the pricing date of the offering (plus customary lockup extension periods as reasonably determined by the managing underwriter, not to exceed 35 days) in connection with any public offering of LAC’s securities, except as part of such underwritten public offering. LAC may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

Termination of Preexisting Registration Rights Agreement

In connection with entering into the Stockholders Agreement, effective upon the closing of the Merger, the parties to that certain Registration Rights Agreement (the “RR Agreement”), dated as of November 13, 2013, by and among the Sponsor, Howard Bernick, Greg Flynn, Marc Simon and Craig Duchossois, have agreed to terminate the RR Agreement and their rights and obligations thereunder and have entered into a new agreement under which they are entitled to piggyback registration rights following the completion of the Business Combination.

Effectiveness; Termination

The Stockholders Agreement will only become effective upon the consummation of the Merger.

In the event that the Merger Agreement is validly terminated in accordance with its terms, the Stockholders Agreement will terminate automatically and will cease to be of any force or effect, and all rights and obligations under the Stockholders Agreement will cease, without further action by any of the parties.

The Stockholders Agreement will terminate, and all rights and obligations under the Stockholders Agreement will cease, upon the earlier of (a) mutual written agreement of the Rollover Investors and the Levy/Walsh Investors and (b) such time as none of the Rollover Investors or the Levy/Walsh Investors remains party to the Stockholders Agreement.

In addition, stockholders who are parties to the Stockholders Agreement will cease to be parties if their ownership of common stock of the Company drops below 2% of the total common stock of LAC outstanding immediately following the Effective Time; provided, that such stockholders will continue to have certain registration rights with respect to their LAC common stock and the investors of the Initial Investment will continue to be subject to the six month lockup on their LAC common stock.

Step 2 Co-Investment

Prior to the execution of the Merger Agreement, LAC entered into (i) a Common Stock Purchase Agreement (the “Pleasant Lake Common Stock Purchase Agreement”) with Del Taco Series, a series of Pleasant Lake Opportunities Fund LP, a Delaware limited partnership (“Pleasant Lake), and (ii) a Common Stock Purchase Agreement (the “Belfer Common Stock Purchase Agreement” and, collectively with the Pleasant Lake Common Stock Purchase Agreement, the “Common Stock Purchase Agreements”) with Lime Partners, LLC, a Delaware limited liability company (“Lime Partners”), and Belfer Investment Partners L.P., a Delaware limited partnership (“Belfer,” and, collectively with Pleasant Lake and Lime Partners, the “Step 2 Co-Investors”).

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Pursuant to the Common Stock Purchase Agreements, LAC agreed to sell, subject to the closing of the Merger:

•	2,500,000 shares of LAC common stock to Pleasant Lake for an aggregate purchase price of $25,000,000; and
•	600,000 shares of LAC common stock to Belfer and 400,000 shares of LAC common stock to Lime Partners for an aggregate purchase price of $10,000,000.

LAC will issue the shares of common stock pursuant to the Common Stock Purchase Agreements pursuant to an exemption from registration under the Securities Act. Each certificate evidencing such shares will contain a legend indicating that the shares have not been registered under the Securities Act or the securities laws of any state and may not be sold or transferred in the absence of an effective registration statement under the Securities Act and said laws or an exemption from the registration requirements thereof.

The Step 2 Co-Investors are parties to the Stockholders Agreement. In connection therewith, the shares of common stock issued pursuant to the Common Stock Purchase Agreements will be subject to certain transfer restrictions contained in the Stockholders Agreement. In addition, the Step 2 Co-Investors will hold certain “piggyback” registration rights with respect to the shares purchased by them under the Common Stock Purchase Agreements.

Under the Common Stock Purchase Agreements, LAC made customary representations and warranties, including those relating to: organization; power and authority; enforceability; no violation; necessary approvals; and authorization of the shares. Under the Common Stock Purchase Agreements, each of the Step 2 Co-Investors made customary representations and warranties, including those relating to: organization and good standing; power and authority; enforceability; and investment representations. All of the representations and warranties contained in the Common Stock Purchase Agreements will survive the closing of the Merger.

The obligations of the Step 2 Co-Investors to purchase shares of LAC common stock under the Common Stock Purchase Agreements are subject to the fulfillment, at or prior to the closing of the Merger, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Step 2 Co-Investors:

•	the closing of the Merger must have occurred concurrently with the purchase of the shares;

•	all representations and warranties of LAC contained in the Common Stock Purchase Agreements must be true and correct in all material respects as of the closing of the Merger, and consummation of the Merger will constitute a reaffirmation by LAC that all the representations and warranties of LAC contained in the Common Stock Purchase Agreements are true and correct in all material respects as of the closing of the Merger;

•	no governmental authority shall have enacted, issued, promulgated, enforced or entered any order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated by the Common Stock Purchase Agreements illegal or otherwise preventing or prohibiting consummation of the transactions contemplated by the Common Stock Purchase Agreements;

•	LAC must have delivered the purchased shares to the Step 2 Co-Investors; and

•	each Step 2 Co-Investor must have consummated its investment in Levy Epic Acquisition Company II, LLC and the transactions contemplated by the Stock Purchase Agreement must have been consummated.

The Common Stock Purchase Agreements will terminate at any time prior to the closing of the Merger:

•	by mutual written consent of LAC and the Step 2 Co-Investor; or

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•	automatically upon any termination of the Stock Purchase Agreement or the Merger Agreement prior to the closing of the Merger.

•	The Company may not amend either of the Common Stock Purchase Agreement without Del Taco’s prior written consent.

The Common Stock Purchase Agreements will also terminate if any of the closing conditions described above are not satisfied at the closing of the Merger and, as a result thereof, the transactions contemplated by the Common Stock Purchase Agreements are not consummated at the closing of the Merger. The purchase price of the Step 2 Co-Investment is being held in escrow until the earlier of the closing of the Merger or the termination of the Common Stock Purchase Agreements.

Background of the Business Combination

On November 12, 2013, we consummated our initial public offering, or IPO, of 15,000,000 units, with each unit consisting of one share of our common stock and one half of one warrant. Each whole warrant entitles the holder thereof to purchase one share of our common stock at an exercise price of $11.50 per share. The units in our IPO were sold at an offering price of $10.00 per unit, generating total gross proceeds of $150,000,000. Prior to the consummation of our IPO, in November 2013, the Sponsor purchased 4,312,500 Founder Shares, for an aggregate purchase price of $25,000, or approximately $0.006 per share. As a result of the underwriters not utilizing their over-allotment option, the Sponsor forfeited 562,500 shares which we cancelled. Prior to our initial public offering, the Sponsor transferred 15,000 Founder Shares (not including the forfeited overallotment Founder Shares) to each of the four independent directors, who agreed to serve on LAC’s board of directors upon the closing of our initial public offering.

Simultaneously with our IPO, we consummated the private sale of 4,750,000 Private Placement Warrants to the Sponsor at a price of $1.00 per warrant, generating gross proceeds of $4,750,000. The Sponsor transferred 15,000 Private Placement Warrants to each independent director and 30,000 Private Placement Warrants at no charge to Michael R. Wallach (our Vice President of Acquisitions) at no additional charge. After deducting underwriting discounts and commissions and offering expenses, approximately $150,000,000 (or approximately $10.00 per unit sold in our IPO), including approximately $147,000,000 of the net proceeds of our IPO, $2,652,900 from the sale of the Private Placement Warrants and $347,100 paid by the underwriters to us as reimbursement for certain expenses incurred in connection with our IPO, was placed in a trust account with Continental Stock Transfer & Trust Company as trustee. The trust proceeds are invested in U.S. government treasury bills with a maturity of 180 days or less or money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations.

Except for a portion of the interest income that may be released to us to pay any income or franchise taxes, none of the funds held in the trust account will be released until the earlier of (x) the completion of our initial business combination and (y) the redemption of 100% of our public shares if we are unable to consummate a business combination within 21 months of our IPO (or 24 months if a letter of intent is signed within 21 months), subject to the requirements of law. After the payment of approximately $750,000 in expenses relating to our IPO, approximately $1,000,000 of the net proceeds of our IPO and private placement of the Private Placement Warrants was not deposited into the trust account and was retained by us for working capital purposes. The net proceeds deposited into the trust account remain on deposit in the trust account earning interest. As of December 31, 2014, there was $150,056,895 held in the trust account and $230,467 held outside the trust account available for working capital purposes. Through December 31, 2014, LAC had withdrawn $40,767.36 from interest earned on the trust proceeds to pay franchise taxes.

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Prior to the consummation of our IPO, neither LAC, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with LAC.

After our IPO, our officers and directors commenced an active search for prospective businesses and assets to acquire in our initial business combination. During this search process, we reviewed more than 25 acquisition opportunities and entered into detailed discussions with at least seven possible target businesses (or their representatives). The majority of the possible target businesses with which LAC had detailed discussions were restaurant companies. The balance were either in the food manufacturing business, the hospitality industry, or the broader retail space. LAC did not agree to terms with any of these possible business targets and LAC’s board was never asked to approve a business combination agreement with any other company. Consequently, at the time LAC’s Board of Directors approved the Merger with Del Taco, there was no alternative transaction considered by the Board. At that time, LAC’s management was in discussions with other business combination targets but had not reached any agreement on definitive terms and had no assurance as to when or if such an agreement on definitive terms could be reached.

After some preliminary conversations between our Chairman and Chief Executive Officer, Lawrence F. Levy, and representatives of Del Taco in June and July 2014, on August 14, 2014, a representative of Piper Jaffray, who, along with the Goldman Sachs Investment Banking Division (“GS IBD”) had been retained to run a sales process for Del Taco, called our President and Chief Investment Officer, Ari B. Levy, about the sales process for Del Taco. On August 25, 2014, LAC and Del Taco executed a confidentiality agreement. That same day, Messrs. L. Levy and A. Levy met the senior Del Taco management team at Del Taco’s headquarters in Lake Forest, California. At the meeting, Del Taco’s management team provided an initial presentation on the business and took Messrs. L. Levy and A. Levy to two stores. Following the meeting, LAC and its representatives received a Confidential Information Memorandum and other preliminary background materials on Del Taco.

On or around September 2, 2014, Messrs. L. Levy and A. Levy spoke with representatives of Del Taco about pre-empting the Del Taco sales process. However, Del Taco was not willing to provide exclusivity and a representative of Del Taco encouraged Mr. L. Levy and LAC to continue their evaluation of Del Taco.

Beginning September 5, 2014, LAC began sending employees and agents into Del Taco restaurants around the country as part of its preliminary operational due diligence efforts. Over the ensuing weeks, the LAC team visited company owned and franchised stores in California, Colorado, Florida, Michigan, Nevada, and Texas.

On September 5, 2014, Mr. L. Levy arranged for a call of the board of directors in which he advised the board about Del Taco and the preliminary information that had been received and sought the board’s advice. The board agreed that Del Taco would be a viable candidate for LAC and met LAC’s investment guidelines and encouraged continued discussions.

On September 15, 2014, LAC reviewed valuation and potential transaction terms with Citigroup Global Markets Inc., its capital markets advisor.

On September 16, 2014, LAC submitted its first round non-binding Letter of Intent with a purchase price that valued Del Taco in a range of $550-$650 million on a cash-free debt-free basis. The purchase price was anticipated to be funded with a combination of debt ($195 to $325 million) and equity ($250 to $480 million).

On September 23, 2014 and September 24, 2014, Messrs. L. Levy, A. Levy, Steven C. Florsheim, Executive Vice President and Chief Acquisition Officer of LAC, and other representatives of LAC met with management of Del Taco and representatives of Piper Jaffray and GS IBD at Del Taco’s headquarters. At the meeting, management of Del Taco provided a detailed presentation on Del Taco’s history, current operations and future prospects. The meeting included a visit to Del Taco’s research and development facility at Del Taco’s headquarters as well as a visit to two company owned stores. Following the meeting, LAC and its representatives were given access to a confidential electronic data room containing financial and other information about Del Taco.

On or around September 24, 2014, LAC engaged Alvarez and Marsal (“A&M”), a nationally recognized financial services firm, to assist with financial and tax due diligence. Subsequently, A&M’s role was expanded to encompass diligence on human capital and insurance and insurance reserve issues.

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On September 30, 2014, LAC agreed to retain Jefferies LLC (“Jefferies”) as its financial advisor for the proposed Business Combination with Del Taco.

LAC’s external counsel McDermott Will & Emery LLP, specialty real estate counsel and our general counsel Sperling & Slater, P.C. were engaged to begin legal diligence at or around the beginning of October, 2014.

From the month of October 2014 and until March 2015, LAC continued with the diligence process, internally and with its external advisors.

From October 2014 through January 2015, LAC had a series of discussions with Jefferies about the transaction terms, current market trends and valuation.

On November 21, 2014, LAC submitted to Piper Jaffray and GS IBD a second non-binding Letter of Intent premised on a $485 million enterprise value for Del Taco. In this proposal, LAC anticipated that an identified equity source would provide equity capital to fund a portion of the cash consideration. The proposed purchase price was comprised of $450 million of cash and $35 million of newly issued LAC stock. This non-binding Letter of Intent introduced the concept of a two-step process including an initial private purchase of Del Taco and a public merger thereafter.

At meetings on November 28, 2014 and December 2, 2014, LAC representatives and representatives of the potential equity partner spoke with Del Taco’s management and Piper Jaffray to pursue further diligence. The meetings focused on the history of Del Taco, its plans for growing sales volume and total units in 2015 and 2016, and the evolution of Del Taco’s retail and marketing strategies. The meetings also included visits to multiple Del Taco restaurants.

On December 9, 2014, LAC and the potential equity partner determined that it would not be possible to reach a mutually acceptable arrangement to purchase Del Taco together and the equity partner dropped out of the process.

On December 12, 2014, LAC, Jefferies, GS IBD and Piper Jaffray had a conference call to discuss the transaction. During the call, the parties discussed various options for proceeding with an acquisition of Del Taco with reduced cash consideration. Ultimately, LAC proposed that the Levy Family and other investors to be identified would provide $100 million in equity to fund the cash portion of the consideration. The balance of the cash consideration was proposed to be funded with debt arranged by Jefferies. LAC proposed that the equity consideration would be increased to $82.6 million from $35 million. In addition, LAC proposed that the equity consideration would be paid in convertible preferred stock rather than common stock.

On December 13, 2014, Jefferies on LAC’s behalf submitted to Piper Jaffray and GS IBD comments to the purchase agreement provided in the Del Taco data room as well as drafts of proposed debt financing.

On December 19, 2014, representatives of Del Taco provided their response to LAC’s revised proposal in a telephone call. The representatives of Del Taco proposed that the transaction be structured in two steps and that, as part of the first step of the transaction, the Levy Family and other investors should pay $100 million in cash for a portion of the common stock of Del Taco upon signing of the Merger Agreement. In addition, it was suggested that Del Taco’s existing senior lenders could potentially agree to leave Del Taco’s credit facilities in place and provide the additional financing necessary to complete the transaction, providing lower cost debt and reduced financing fees as compared to LAC’s most recent proposal to Del Taco. Finally, representatives of Del Taco indicated that Del Taco shareholders would roll over a portion of their existing Del Taco common stock into common stock of LAC rather than convertible preferred stock. As a condition to proceeding with its proposal, Del Taco requested (i) that LAC agree to an enterprise valuation for Del Taco of $500 million plus fees and expenses, and (ii) that before December 25, 2014, LAC provide non-binding equity commitment letters showing indications of interest for the purchase of $100 million of Del Taco common stock upon signing of the Merger Agreement.

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On December 24, 2014, LAC submitted to Del Taco non-binding indications of interest from Levy Family Partners, LLC and others to purchase $100-120 million of Del Taco common stock and requested exclusivity to complete remaining diligence.

On December 29, 2014, Mr. A. Levy spoke with Piper Jaffray who indicated that Del Taco was requesting binding equity commitment letters for $100 million in mid-January and a timetable for completion of due diligence.

On January 2, 2015, Steve Florsheim sent an email to the LAC board of directors summarizing the recent developments.

On January 5, 2015, LAC and Del Taco signed an exclusivity agreement through January 14, 2015. The exclusivity date was subsequently extended multiple times up through the date on which the definitive transaction documents were signed.

On January 6, 2015, the LAC board of directors met telephonically to discuss recent developments regarding the Del Taco Business Combination. The board of directors encouraged management to proceed in its pursuit of Del Taco and discussed formation of a special committee.

On January 8, 2015, McDermott Will & Emery LLP sent a revised draft of the Merger Agreement to Fried, Frank, Harris, Shriver & Jacobson LLP reflecting the proposed structure followed on January 13, 2015, by a draft of the Stock Purchase Agreement for the initial investment. During the month of January, 2015, the parties continued to negotiate the structure and the transaction documents.

On January 16, 2015, the independent directors, consisting of Marc Simon, Greg Flynn, Howard Bernick, and Craig Duchossois, convened a special meeting of the independent directors at which the independent directors resolved to recommend to the board of directors the formation of a special committee as further described herein. In addition, the independent directors reviewed the status of the negotiations with Del Taco and the proposed transaction terms. Further, the independent directors reviewed the proposals from various financial advisors to render a fairness opinion in connection with the proposed Merger, as further described below, and after a thorough review, resolved to recommend that the board of directors engage William Blair & Company, L.L.C.

On January 19, 2015, the board of directors of LAC resolved to form a special committee consisting of Marc Simon, Greg Flynn, Howard Bernick, and Craig Duchossois, the directors of the Company who do not also serve as officers and who would not participate directly or indirectly in the Initial Investment. Among other things, the special committee was constituted to deliver a recommendation to the full Board as to the prospective Business Combination. The Board believed the formation of a special committee was appropriate because, under the anticipated structure for the transaction, one or more affiliates of directors of LAC who are also officers would participate in the Initial Investment as members of the Levy Newco Parties. Although Del Taco would be valued at the identical enterprise value for both the Initial Investment and the Merger and the agreements for both transactions would be signed at the same time, the structure made the ultimate Business Combination potentially an Affiliate Transaction, as defined by LAC’s charter. Following its formation, the special committee engaged Kirkland & Ellis LLP as its independent legal advisor.

By late January 2015, a Levy Family affiliate and others provided binding equity commitments for an initial purchase of Del Taco common stock totaling approximately $120 million, including $30 million from the Levy Family affiliate. Subsequently, in order to accommodate the investment goals and requirements of other members of the Levy Newco Parties, Levy Family members indirectly invested approximately $17.5 million in Del Taco as part of the Initial Investment.

On January 20, 2015, LAC sent its directors detailed materials on Del Taco and the potential Business Combination transaction for the Board’s consideration in advance of a February Board meeting. LAC provided analysis and responses to questions that had previously been posed by Board members during discussions regarding Del Taco. Between January 20, 2015 and February 13, 2015, LAC periodically updated the materials provided to the Board as new information and reports became available.

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On January 22, 2015, Messrs. L. Levy, A. Levy and Florsheim, as well as counsel from McDermott Will & Emery LLP, met with Del Taco representatives and counsel from Fried, Frank, Harris, Shriver & Jacobson LLP in New York to discuss the Del Taco transaction and negotiate open points on the documentation. The parties did not resolve all issues. Among the remaining open issues was Del Taco’s continued request for conditions to the Merger with regard to the maximum number of redemptions by LAC stockholders and the minimum amount of cash remaining in the LAC trust account after redemptions. Messrs. Levy and Florsheim also met separately with, a member of Del Taco’s current board of directors to discuss business and strategy issues, including growth opportunities for Del Taco, marketing strategy, evaluations of existing management, and opportunities for increasing the growth of franchised restaurants over time. Mr. Florsheim subsequently sent an email update to the board of directors on the status of the discussions.

On January 29, 2015, LAC representatives and representatives of Del Taco met and discussed many of the remaining open issues in the various contracts relating to the Merger and Initial Investment.

In accordance with recommendation of the Special Committee made at its meeting on January 16, 2015, LAC entered into an engagement letter, dated January 28, 2015 with William Blair. Pursuant to the engagement letter, William Blair was retained solely to (i) render an opinion to the board of directors of LAC as to (x) the fairness, from a financial point of view, to LAC of the consideration to be paid by LAC for Del Taco and (y) whether the fair market value of Del Taco equals or exceeds 80% of the amount held by LAC in trust for the benefit of its public stockholders (excluding any deferred underwriting fees and taxes payable on the income earned on the trust account); or (ii) advise LAC’s board of directors and the Special Committee of LAC’s board of directors that William Blair is unable to render such an opinion.

On February 4, 2015, LAC representatives joined representatives of Del Taco for meetings with ratings agencies in connection with a desired rating improvement for Del Taco at the time of the initial investment transaction. It was anticipated that a rating upgrade would reduce the cost of Del Taco’s debt. Subsequently, Moody’s agreed to improve Del Taco’s rating two levels – up to B2 – and Standard & Poor’s agreed to improve Del Taco’s rating to B+, with both new ratings taking effect following completion of the proposed Initial Investment.

On February 5, 2015, Messrs. A. Levy and Florsheim had a conference call with a representative of Del Taco, who proposed a number of new terms to the deal in exchange for removal of closing conditions to the Merger with regard to a maximum number of redemptions and minimum amount of cash. Among other things, Del Taco requested a $30 million increase to the initial investment in Del Taco common stock but not a change to the $500 million enterprise value on which the Merger Consideration was based.

On February 9, 2015, LAC presented Del Taco with a counterproposal, providing for a $20 million increase to the initial investment in Del Taco common stock and $35 million of additional cash upon closing of the Merger separate from the cash in the LAC trust fund. As part of this counter proposal, Del Taco would borrow $10 million under its credit agreement to facilitate additional redemption of Del Taco common stock. The $35 million of additional cash was anticipated to be obtained through a private placement of common stock by LAC that would close upon closing of the Merger.

On February 11, 2015, a representative of Del Taco spoke with LAC about the various proposals and the following day sent an email accepting most of the terms presented by LAC. Over the following several days, the parties worked out the remaining business issues relating to the prospective Business Combination.

Also on February 11, 2015, the special committee of the board of directors, together with representatives from Kirkland & Ellis LLP, convened a meeting to discuss the updated terms of the potential Merger and the potential conflicts of interest relating to the Initial Investment. The special committee reviewed the key transaction terms and the comparable market for transactions of this nature. Throughout the weeks from its formation until its recommendation to the board of directors to approve the Merger, the special committee directed Kirkland & Ellis LLP to provide regular updates to the special committee as to the terms of the potential Merger and the Initial Investment, which updates were regularly provided and with respect to which members of the special committee had the opportunity to ask questions and gather additional information.

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On February 13, 2015, the LAC board of directors conducted a full day meeting in Miami, Florida, to consider the potential transaction on a preliminary basis. In addition to the Board, all of the officers of LAC were present other than the Chief Financial Officer, Sophia Stratton, who participated by telephone. Also in attendance were representatives of Jefferies, McDermott Will & Emery LLP, Sperling & Slater, P.C., and Kirkland & Ellis LLP, counsel to the special committee. In addition, representatives of William Blair attended a portion of the meeting to present its preliminary analysis in connection with its services. Representatives of A&M participated in the meeting by telephone during the portion of the session when their diligence work was discussed. Finally, senior members of Del Taco management participated in a portion of the meeting by telephone to present financial, strategic, and brand building plan to the Board and to answer questions. During the course of the meeting, LAC management presented their business plans for Del Taco, described the transaction in detail, presented their diligence findings and answered the Board’s questions about Del Taco and the transaction. McDermott Will & Emery LLP informed the Board of their legal obligations in considering the potential Business Combination. Following the meeting, the special committee met separately with its counsel to discuss the proposed Business Combination.

On February 15, 2015, Messrs. A. Levy and Florsheim again spoke to a representative of Del Taco on the phone and confirmed their agreement on most previously open issues and discussed the legal and financial workstreams leading to the signing of the transaction documents and the ultimate closing of the Merger.

Representatives of LAC and Del Taco along with counsel from McDermott Will & Emery LLP and Fried, Frank, Harris, Shriver & Jacobson LLP had numerous phone calls and exchanged multiple drafts of the Merger Agreement and other documentation during the period from March 5, 2015 to March 11, 2015 to finalize documentation for the Business Combination and related transactions.

At 6:00 p.m. Central time on March 11, 2015, the board of directors of LAC met and approved the Business Combination following the delivery of William Blair’s opinion, the recommendation of the Special Committee and approval of the Audit Committee.

In the early morning of March 12, 2015, representatives of LAC and Del Taco and members of their respective legal teams had a conference call at which the final forms of the agreements were approved and executed by all relevant parties and signature pages were exchanged.

On March 12, 2015, a press release was issued announcing the Business Combination and shortly thereafter LAC filed a Current Report on Form 8-K attaching the press release and the investor presentation to be used in meetings later in the day as well as the Merger Agreement and other agreements signed by the parties.

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Special Committee

Our board of directors formed a special committee of independent directors in January 2015, comprised of Howard B. Bernick, Craig Duchossois, Greg Flynn and Marc Simon (the “Special Committee”). This committee reviewed the terms of the Business Combination and provided a recommendation to our Board to approve the Business Combination. In evaluating the Business Combination and in connection with making its recommendation, the Special Committee of the Company, took into consideration that, prior to the consummation of the Merger and Step 2 Co-Investment, (A) certain affiliates of members of the board of directors of the Company (other than the Special Committee) will (i) indirectly acquire interests in Del Taco pursuant to the Initial Investment and (ii) enter into a certain Amended and Restated Stockholders Agreement with Del Taco and certain other stockholders thereof pursuant to which, as of the closing of the Initial Investment, they will have certain rights with respect to their investment in Del Taco, including certain veto rights, rights to appoint directors to the board of directors of Del Taco and rights to serve as the Chairman of such board of directors and (B) members of the Board of the Company will also have the following other interests in the transactions relating to the Business Combination: (v) the continued right of the Company’s Chief Executive Officer and the Sponsor to hold common stock in the Company following the Merger subject to certain lock-up agreements, (w) the continued right of the LAC Chief Executive Officer and Sponsor to hold sponsor warrants to purchase shares of the Company’s common stock following the Merger, (x) the continuation of certain of the current officers and directors of the Company as directors of the Company following the Merger, (y) the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Merger, and (z) the investment of Levy Family Partners, LLC, an affiliate of Lawrence Levy and the Sponsor, in a stockholder of Del Taco, which had a value (inclusive of interests unrelated to Del Taco) of $533,707 at December 31, 2014 (collectively items in the foregoing clauses A and B being, the “Interests”). Further, each of our directors holds Founder Shares that are not subject to redemption and Founder Warrants that would retire worthless if a Business Combination is not consummated; as a result, our directors have a financial incentive to see a Business Combination consummated rather than lose whatever value is attributable to the Founder Shares and Founder Warrants. These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby.

The Special Committee thoroughly reviewed and considered (i) the Interests and the Initial Investment and (ii) the Merger Agreement, the Common Stock Purchase Agreements and the related escrow agreements and the transactions contemplated thereby, including the Merger and the Step Two Co-Investment (collectively, the “Transactions”) and other materials presented to LAC’s board of directors. Based on this review, the Special Committee recommended that the board approve, adopt and ratify the Merger Agreement, the Common Stock Purchase Agreements and the related escrow agreements and the Transactions; provided, that, any material amendment to or waiver of material rights or material conditions under the Merger Agreement, the Common Stock Purchase Agreements and the related escrow agreements and all documents to be executed and delivered in connection therewith and as contemplated thereby shall require a separate and specific approval of the Special Committee.

Our board of directors believes that each of the Business Combination Proposal, the Certificate Proposal, the Director Election Proposal, the Incentive Plan Proposal, and the Adjournment Proposal to be presented at the special meeting of stockholders is in the best interests of, the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

LAC’s Board of Directors’ Reasons for the Approval of the Business Combination

Before reaching its decision, LAC’s board of directors reviewed the results of LAC management’s due diligence and spoke with the entire management team of LAC and discussed the diligence findings of third party advisors and consultants. Such discussions included:

•	An overview of the public markets in general and the restaurant sector in particular by Jefferies.
•	A summary and review of the transaction structure presented by LAC management and McDermott Will & Emery LLP.
•	A review of Del Taco’s existing and historical litigation and major contracts by Sperling & Slater, P.C.
•	A discussion with Del Taco’s CEO, CFO and Chief Brand Officer regarding Del Taco’s strategic direction and recent initiatives.

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•	A summary of the Quality of Earnings, insurance, tax and employee diligence by A&M.

LAC’s board considered a wide variety of factors in connection with its evaluation of the Merger. In light of the complexity of those factors, its board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual directors may have given different weight to different factors. In LAC’s prospectus for its initial public offering, LAC identified the following general criteria and guidelines that it believed would be important in evaluating prospective target businesses:

•	Restaurant and Hospitality Sector Targets. LAC would seek to acquire businesses in the restaurant and hospitality sectors.
•	Established target with a history of and capacity for free cash flow generation. LAC would seek to acquire businesses that have exhibited stable profitability historically and the potential for strong cash flow generation in the future. LAC would focus on companies with sound historical performance and solid balance sheets. LAC would seek businesses with attractive demonstrated unit economics where LAC’s management team’s ability to efficiently expand scale of businesses in our target sectors can translate into a high return on investment.
•	Opportunities for organic growth and add-on acquisitions. LAC would seek to acquire one or more businesses that it believed can grow both organically and through acquisitions.
•	Experienced and motivated management team. LAC would seek to acquire a business with an established management team that LAC intends to complement, not replace.

In considering the Merger, LAC’s board concluded that Del Taco substantially met the above criteria. In particular, the board considered the following positive factors:

•	Leader in the Mexican QSR Restaurant Industry. Del Taco is the 2nd largest Mexican QSR in the nation by number of units. Del Taco falls in the QSR+ segment offering the value and convenience of traditional quick service restaurants alongside the fresh ingredients, working kitchen and high quality food that are characteristic of the fast casual segment. Del Taco has a well-diversified sales mix across the menu with a 24-hour service model and sells its products via three channels including drive-thru, dining in the restaurant and carry-out.
•	Consistent Same Store Sales Growth. Del Taco has had 10 consecutive quarters of positive company-operated same store sales growth. In fiscal year 2014, Del Taco’s company-operated stores had same store sales of 5.3%. Del Taco’s company-operated average unit volumes were $1.3 million in fiscal year 2014
•	Re-imaged Stores and Repositioned Brand. Starting in the Fall of 2012, Del Taco conducted a comprehensive repositioning of Del Taco including a re-image program whereby all the company-operated restaurants and approximately 85% of all system restaurants have been re-imaged. Underlying the company’s repositioning and re-imaging strategy was a desire to accentuate Del Taco’s quality, fresh and affordable offerings. The repositioning concept also included a reinvigorated, multi-tiered menu that was designed to increase traffic and drive additional sales.
•	Opportunities for Growth. Del Taco is currently located in 16 states with opportunities to open additional restaurants in both existing markets (in-fill) as well as new geographies in the United States. As Del Taco evaluates its growth opportunities, it has the ability to open new locations either through franchise agreements or company-operated stores.
•	Strong Free Cash Flow. Del Taco’s business model, including consistent returns from Del Taco’s franchise base, generates substantial free cash flow which should enable it to execute its growth strategy with internally generated funds.
•	Experienced and Motivated Management Team. Del Taco’s management team has significant experience. Paul J.B. Murphy, III, Del Taco’s Chief Executive Officer, has 32 years of restaurant experience including six years at Del Taco. Steven Brake, Del Taco’s Chief Financial Officer, has worked at Del Taco for 12 years after working for Arthur Andersen and KPMG. John Cappasola, Del Taco’s Chief Brand Officer has worked at Del Taco for seven years after working at Blockbuster, Inc. The remaining members of Del Taco’s senior management team have significant restaurant experience including work at other leading restaurant concepts.
•	Step 2 Co-Investment. In evaluating potential market reception to the Merger, the Board considered the decision by the Step 2 Co-Investors to invest $35 million at $10 per LAC share, a price that exceeded the trading price of LAC stock at the time of the commitment.

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In addition, the board considered the following factors:

•	The potential impact on the common stock of the demand registration rights given to Del Taco stockholders in the Amended and Restated Stockholder’s Agreement. The Board felt that any negative impact of the demand registration rights was mitigated by the limited shares that would be owned by the Del Taco stockholders and the likelihood they could sell their interest in a single transaction.
•	The potential conflicts of interest raised by the investment in Del Taco by Levy Family Partners and affiliates of Ari Levy and Steven Florsheim as members of the Levy Newco Parties. The Directors were advised that an initial cash investment in Del Taco was a critical deal term. The Levy Family participation in the Initial Investment was an important factor in attracting other investors to participate in the Initial Investment. The Board took into account that the Initial Investment was predicated on the same enterprise value for Del Taco as the Merger and that all participants in the Initial Investment including the members of the Levy Family would be subject to a six-month lock-up following the Merger and that unlike most of the other members of the Levy Newco Parties, the Levy Family members would not have piggy-back rights with respect to demand registrations during at least the first six months following the Merger. Further, the Board considered that in connection with the Initial Investment, the Sponsor had agreed to assign over 50% of its Founder Shares to the members of the Levy Newco Parties who were not affiliated with the Levy Family.
•	The level of indebtedness and historical losses of Del Taco. The Board noted Del Taco had net losses of $9.3 million, $6.5 million and $8.2 million for the fiscal years 2014, 2013 and 2012, respectively. The net losses in those years primarily reflected the significant interest expense associated with Del Taco’s debt. Specifically, these net losses included $30.9 million, $35.6 million and $38.3 million of interest expense for fiscal years 2014, 2013 and 2012, respectively. Through the sale of Del Taco common stock to the Levy Newco parties, the interest expense of Del Taco’s indebtedness could be significantly reduced through the elimination of $111.2 million of subordinated indebtedness of Del Taco. This improved balance sheet would most likely also result in an upgraded credit rating from both Standard and Poor’s and Moody’s and help reduce Del Taco’s interest rate on its senior debt. In addition, the Board considered that despite its net losses, Del Taco had EBITDA of $41.5 million, $49.0 million and $49.7 million in fiscal years 2014, 2013 and 2012, respectively. The Board was comfortable with Del Taco’s net losses in light of Del Taco’s consistent positive historical EBITDA, elimination of the subordinated debt and corresponding interest burden and potential of Del Taco to generate strong cash flows in the future.

Our board of directors also considered the financial analyses reviewed and discussed with our board of directors by representatives of William Blair & Company, L.L.C. on March 11, 2015, as well as the written opinion of William Blair & Company, L.L.C. delivered to the board on March 11, 2015 as discussed below under “Description of Opinion of William Blair & Company, LLC”. The Company’s Amended and Restated Certificate of Incorporation requires that if LAC enters into an initial Business Combination with a target business that is affiliated with the Sponsor, or the directors or officers of LAC, LAC, or a committee of the independent directors of LAC, shall obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority that such Business Combination is fair to LAC from a financial point of view. As a result of the Initial Investment, the board believed that it was appropriate to obtain an opinion. While the board engaged William Blair & Company, L.L.C. to provide a fairness opinion as described below, the board did not make a fairness determination with respect to the purchase price paid by the Company for Del Taco.

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Description of Opinion of William Blair & Company, L.L.C.

William Blair was retained by the Company to render an opinion to the Company’s board of directors regarding the matters described below or to advise the Company’s board of directors that it was unable to render such an opinion. William Blair did not act as financial advisor to the Company’s board of directors in connection with the transactions contemplated by the Merger Agreement and its services were limited to the provision of the opinion described below. On March 11, 2015, William Blair delivered its oral opinion to the Company’s board of directors, which was subsequently confirmed in writing, that as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by William Blair, (i) from a financial point of view, an aggregate $500 million purchase price to be paid by the Company through the payment of cash and the issuance of common stock of the Company for all of the outstanding shares of common stock and other equity interests of Del Taco, on a cash-free debt-free basis (the “Consideration”), was fair to the Company and (ii) the fair market value of Del Taco (measured by the enterprise values implied by the various financial analyses William Blair conducted in connection with its opinion) equals or exceeds 80% of the amount held by the Company in trust for the benefit of its public stockholders (excluding any deferred underwriting fees and taxes payable on the income earned on the trust account).

William Blair provided its opinion for the use and benefit of the Company’s board of directors in connection with its consideration of the Merger. As described above, William Blair’s opinion was only one of many factors taken into consideration by the Company’s board of directors in making its determination to recommend the approval of the merger and should not be viewed as determinative of the views of the Company’s board of directors or management with respect to the Merger or the Merger Consideration. The terms of the Merger Agreement and the form and amount of the Merger Consideration were determined through negotiations between the Company and Del Taco. The Merger Agreement and the Merger were approved by the Company’s board of directors. William Blair did not recommend any form or amount of consideration to the Company’s board of directors or that any specific form or amount of consideration constituted the only appropriate consideration for the Merger. The opinion of William Blair described above was reviewed and approved by William Blair’s fairness opinion committee. William Blair has consented to the inclusion in this proxy statement of its opinion and the description of its opinion appearing under this subheading “—Description of Opinion of William Blair & Company, L.L.C.”

The full text of the written opinion of William Blair, dated March 11, 2015, is attached as Annex D to this proxy statement and is incorporated in its entirety into this proxy statement by reference. The opinion describes important assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by William Blair in conducting its financial analyses and rendering its opinion, which are summarized in this section. The investment banking services and opinion of William Blair were provided for the use and benefit of the Company’s board of directors in connection with its consideration of the Merger. The opinion of William Blair is limited to (i) the fairness, from a financial point of view, to the Company of the Consideration to be paid by the Company in the Merger and (ii) whether the fair market value of Del Taco (measured by the enterprise values implied by the various financial analyses William Blair conducted in connection with its opinion) equals or exceeds 80% of the amount held by the Company in trust for the benefit of its public stockholders (excluding any deferred underwriting fees and taxes payable on the income earned on the trust account). The opinion of William Blair does not address any other aspect of the Merger or any related transaction, including the Initial Investment or the Step 2 Co-Investment, and does not constitute a recommendation to any stockholder as to how that stockholder should vote with respect to the Merger Agreement or the Merger. William Blair also does not make any recommendation as to whether the stockholders of the Company should exercise their right to have their shares redeemed. William Blair did not address the merits of the underlying decision by the Company to engage in the Merger. The summary of William Blair’s opinion contained in this section is qualified in its entirety by reference to the full text of the opinion.

In connection with the preparation of its opinion, William Blair examined, among other things:

•	a draft, dated March 11, 2015, of the Merger Agreement; a draft dated March 10, 2015 of the Stock Purchase Agreement; and a draft received on March 6, 2015 of a form of the Common Stock Purchase Agreements;

•	certain audited historical consolidated financial statements of Sagittarius Restaurants, LLC, a wholly-owned subsidiary of Del Taco, and its subsidiaries (the “OpCo”), for the two fiscal years ended January 1, 2013 and December 31, 2013 and certain unaudited historical consolidated financial statements of the OpCo provided in draft form for the fiscal year ended December 30, 2014;

•	certain publicly available financial statements of the Company for the fiscal year ended December 30, 2014;

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•	certain internal business, operating and financial information and forecasts of Del Taco prepared by senior management of Del Taco in connection with the proposed sale of Del Taco and provided to potential purchasers, as adjusted by senior management of the Company and approved by the Company for William Blair’s use (the “Forecasts”);

•	certain information regarding the strategic, financial and operational benefits anticipated from the Merger and the prospects of Del Taco (with and without the Merger) provided to William Blair by the Company;

•	certain information regarding publicly available financial terms of certain other business combinations William Blair deemed relevant;

•	financial information (including the financial position and operating results) of Del Taco compared with financial and trading information of certain publicly traded companies deemed relevant by William Blair; and

•	certain other publicly available information regarding Del Taco and its industry.

William Blair also held discussions with members of the senior management of the Company and Del Taco and the Del Taco’s investment banking advisor, Piper Jaffray, to discuss the foregoing, the past and current business operations and the financial condition and future prospects of Del Taco. William Blair considered such other matters deemed relevant by William Blair to its inquiry and took into account such financial and investment banking procedures and considerations as William Blair deemed relevant or appropriate.

In rendering its opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of this opinion, including, without limitation, the Forecasts. William Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities (contingent or otherwise) or solvency of the Company or Del Taco. William Blair was advised by the senior management of the Company that the Forecasts and the other prospective financial information prepared for William Blair’s use by the senior management of the Company and examined by William Blair were reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company. In that regard, William Blair assumed, with the consent of the Company’s board of directors, that (i) the Forecasts will be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company and Del Taco are as set forth in the OpCo’s and Del Taco’s financial statements made available to William Blair. William Blair assumed, with the consent of the Company’s board of directors, that Del Taco does not have any assets or liabilities (contingent or otherwise) that would be material to William Blair’s review and analysis that are not reflected in the financial statements of OpCo made available to William Blair. William Blair expressed no opinion with respect to the Forecasts or other prospective financial information or the estimates and judgments on which they are based.

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William Blair did not consider and expressed no opinion as to the amount or nature of any compensation to any of Del Taco’s or the Company’s officers, directors or employees (or any class of such persons), whether such payments are made to persons holding such positions before or after the Merger, relative to the Consideration or otherwise. William Blair did not consider and expressed no opinion as to the fairness of the Consideration to the holders of any class of securities, creditors or constituencies of the Company. William Blair was not requested to, nor did it, participate in the negotiation or structuring of the Merger or the transactions contemplated by the Stock Purchase Agreement or the Common Stock Purchase Agreements. William Blair was not requested to, nor did it, seek alternative candidates for a transaction with the Company, nor was William Blair requested to consider, and its opinion did not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction or business strategy in which the Company might engage. William Blair’s opinion was based upon economic, market, financial and other conditions as they existed on and could be evaluated as of, and other information disclosed to William Blair as of, the date of the opinion. It should be understood that, although subsequent developments may have affected the opinion, William Blair does not have any obligation to update, revise or reaffirm the opinion. William Blair expressed no view with respect to the tax treatment that will be required to be applied to the Merger, nor did the opinion address any legal, tax, regulatory or accounting matters, as to which William Blair understood that the Company had obtained such advice as it deemed necessary from qualified professionals. William Blair relied as to all legal, tax and accounting matters on advice of the Company’s management and its third-party legal, tax and accounting advisors. William Blair further assumed, with the consent of the Company’s board of directors, that any adjustment of the Consideration pursuant to the Merger Agreement would not be material to the opinion. In rendering its opinion, William Blair assumed that the final terms of the Merger Agreement, the Stock Purchase Agreement, the Common Stock Purchase Agreements and any ancillary agreements would not vary materially from those set forth in the latest drafts reviewed by William Blair, that the transactions contemplated by the Stock Purchase Agreement and the Common Stock Purchase Agreements and the Merger would be consummated on the terms described in the Stock Purchase Agreement and the Common Stock Purchase Agreements and the Merger Agreement, respectively, without any waiver, modification or amendment of any material terms or conditions thereof, and that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger would be obtained without any adverse effect on the Company or Del Taco or on the expected benefits of the Merger. William Blair expressed no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified in the opinion), including, without limitation, the form or structure of the Merger. William Blair also expressed no view or opinion as to (i) the Common Stock Purchase Agreements and the purchase of shares of common stock of the Company or the other transactions contemplated thereby or any terms or other aspects of implications thereof (including the consideration being received by the Company pursuant thereto), (ii) the Stock Purchase Agreement and the purchase of shares of common stock of Del Taco or other transactions contemplated thereby or any terms or other aspects of implications thereof (including the consideration being paid by the investors pursuant to the Stock Purchase Agreement) or (iii) the terms or other aspects or implications of any other agreements or other arrangements entered into in connection with, or contemplated by, the Merger Agreement, including, without limitation, any stockholders’ agreement to be entered into by the Company in connection with the transactions.

For purposes of its analyses, William Blair considered the Consideration assuming the issuance of a number of the Company shares based upon the value per share of the Company common stock of $10, which the Company advised William Blair, and which William Blair assumed with the Company’s consent, is the fair market value of such shares. William Blair was advised by the Company, and William Blair assumed with the Company’s consent, that the amount held by the Company in trust for the benefit of its public stockholders (excluding any deferred underwriting commissions and taxes payable on the income earned on the amount held in trust) did not and would not exceed $150 million.

The following is a summary of the material financial analyses performed and material factors considered by William Blair in connection with its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with the Company’s board of directors the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its opinion. The order of the summaries of analyses described does not represent the relative importance or weight given to those analyses by William Blair. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by William Blair, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by William Blair. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create an incomplete or misleading view of the financial analyses performed by William Blair.

Selected Publicly Traded Companies Analysis.  William Blair reviewed and compared certain financial information relating to Del Taco to corresponding financial information, ratios and public market trading multiples for nine publicly traded limited service restaurant companies that William Blair deemed relevant. The purpose of this analysis was to provide a comparison of the respective trading multiples of certain companies that operate in similar businesses and industries or with similar financial or operating conditions as Del Taco with the multiples implied by the Consideration.

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Although none of the selected companies is identical or directly comparable to Del Taco, William Blair, using its professional judgment and experience, determined that such companies were the most appropriate for purposes of this analysis based on certain criteria that William Blair considered to be appropriate in light of the applicable facts and circumstances. Such criteria included, but was not limited to, the fact that, like Del Taco, the other companies were companies that operated in the limited service restaurant industry and that William Blair considered certain of such companies’ business models and financial profiles to be similar to the business model and financial profile of Del Taco. While there may have been other companies that operate in similar industries to Del Taco or have a similar line of business or similar financial or operating characteristics to Del Taco, William Blair did not specifically identify any other companies for this purpose.

Among the information William Blair considered was Del Taco’s earnings before interest, taxes, depreciation and amortization (as set forth below under “Certain Company Projected Financial Information”), as adjusted to take into account estimated public company expenses provided by management of LAC to William Blair and as adjusted for certain unusual or non-recurring items and other items where deemed appropriate by William Blair (referred to as “adjusted EBITDA”), and (ii) earnings before interest and taxes (as set forth below under “Certain Company Projected Financial Information”), as adjusted to take into account estimated public company expenses provided by management of the Company to William Blair and as adjusted for certain unusual or non-recurring items and other items where deemed appropriate by William Blair (referred to as “adjusted EBIT”), in each case estimated for fiscal years 2014 and 2015. For each selected publicly traded company, William Blair considered its enterprise value (defined as the company’s market capitalization calculated on a fully-diluted basis as of March 5, 2015 plus preferred equity and total debt, less cash and cash equivalents) as a multiple of estimated adjusted EBITDA and estimated adjusted EBIT for each selected company for the two calendar years ending December 31, 2014 and December 31, 2015. These trading multiples are commonly used by professionals in connection with financial analyses of companies that operate in the limited service restaurant industry. The operating results and the corresponding trading multiples derived for each of the selected publicly traded companies were based on each company’s most recent available publicly disclosed financial information and closing share prices as of March 5, 2015. William Blair adjusted the historical results of the selected publicly traded companies, where it deemed appropriate, to eliminate the impact of publicly disclosed unusual or non-recurring items included in their financial information. William Blair did not have access to internal forecasts for any of the selected publicly traded companies other than Del Taco. The group of selected publicly traded companies reviewed is listed below:

Selected Publicly Traded Companies
Chipotle Mexican Grill, Inc.
Dunkin’ Brands Group, Inc.
El Pollo Loco Holdings, Inc.
Fiesta Restaurant Group, Inc.
Jack in the Box Inc.
Popeyes Louisiana Kitchen, Inc.
Sonic Corp.
The Wendy’s Company
Yum! Brands, Inc.

William Blair then calculated the multiples implied by the Consideration and compared these multiples to the range of the trading multiples for the selected publicly traded companies. Information regarding the trading multiples from William Blair’s analysis of selected publicly traded companies is set forth in the following tables:

Selected Publicly Traded Companies – Adjusted EBITDA Multiple Summary

	Del Taco Multiple Implied by the		Selected Publicly Traded Company Trading Multiples
Multiple	Consideration		Minimum		Mean		Median		Maximum
Enterprise Value/2014E Adj. EBITDA	8.7	x	14.1	x	18.1	x	17.1	x	24.4	x
Enterprise Value/2015E Adj. EBITDA	8.1	x	12.9	x	16.0	x	15.3	x	20.1	x

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Selected Publicly Traded Companies – Adjusted EBIT Multiple Summary

	Del Taco Multiple Implied by the		Selected Publicly Traded Company Trading Multiples
Multiple	Consideration		Minimum		Mean		Median		Maximum
Enterprise Value/2014E Adj. EBIT	12.9	x	19.3	x	24.0	x	23.0	x	30.9	x
Enterprise Value/2015E Adj. EBIT	11.2	x	16.3	x	20.6	x	21.1	x	25.5	x

This analysis indicated the following approximate implied enterprise value ranges, as compared to a Consideration amount of $500 million:

Selected Publicly Traded Companies – Adjusted EBITDA Reference Range		Consideration Amount
Implied Enterprise Value Reference Range of Del Taco (Based on Enterprise Value/2014E Adj. EBITDA Multiples of Selected Publicly Traded Companies)	$809 million - $1.403 billion	$500 million
Implied Enterprise Value Reference Range of Del Taco (Based on Enterprise Value/2015E Adj. EBITDA Multiples of Selected Publicly Traded Companies)	$796 million - $1.236 billion	$500 million

Selected Publicly Traded Companies – Adjusted EBIT Reference Range		Consideration Amount
Implied Enterprise Value Reference Range of Del Taco (Based on Enterprise Value/2014E Adj. EBIT Multiples of Selected Publicly Traded Companies)	$747 million - $1.195 billion	$500 million
Implied Enterprise Value Reference Range of Del Taco (Based on Enterprise Value/2015E Adj. EBIT Multiples of Selected Publicly Traded Companies)	$730 million - $1.139 billion	$500 million

Although William Blair compared the trading multiples of the selected publicly traded companies to those implied for Del Taco, none of the selected publicly traded companies is identical or directly comparable to Del Taco. Accordingly, any analysis of the selected publicly traded companies necessarily would involve complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected publicly traded companies.

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Selected Precedent Transactions Analysis.  William Blair performed an analysis of 10 selected precedent transactions with enterprise values of less than $1.5 billion. The purpose of this analysis was to provide a comparison of the transaction multiples implied by the consideration paid by acquirers in recent transactions involving the acquisition of companies operating in the restaurant industry with the multiples implied by the Consideration. William Blair’s analysis was based solely on publicly available information regarding such transactions. The selected transactions were not intended to be representative of the entire range of possible transactions in the restaurant industry because complete information relating to such entire range of transactions is not always publicly available. While none of the companies that participated in the selected transactions is identical or directly comparable to Del Taco, William Blair, using its professional judgment and experience, deemed such transactions relevant after analyzing them in connection with certain criteria that William Blair considered to be appropriate in light of the applicable facts and circumstances. William Blair noted that the selected transactions involved target companies with enterprise values between approximately $100 million and $1.4 billion. In selecting the transactions to analyze, William Blair evaluated criteria in their entirety without application of definitive qualifications or limitations to any individual criterion. As a result, a transaction involving the acquisition of a significantly larger or smaller company relative to Del Taco operating in a line of business and under business and financial conditions similar, in whole or in part, to Del Taco’s may have been included, while a transaction involving the acquisition of a similarly sized company as Del Taco with less similar lines of business and operating under different business and financial conditions may have been excluded. The transactions examined were (identified by target/ acquirer and month and year of closing):

Selected Precedent Transactions

•	Einstein Noah Restaurant Group, Inc. / JAB Holdings BV (November 2014)
•	CEC Entertainment, Inc. / Apollo Global Management, LLC (February 2014)
•	Caribou Coffee Company, Inc. / Joh. A. Benckiser Group (January 2013)
•	Peet’s Coffee & Tea, Inc. / Joh. A. Benckiser Group (October 2012)
•	J. Alexander’s Corporation / Fidelity National Financial, Inc. (September 2012)
•	Yard House USA, Inc. / Darden Restaurants, Inc. (August 2012)
•	Benihana Inc. / Angelo, Gordon & Co.’s Private Equity Group (August 2012)
•	P.F. Chang’s China Bistro, Inc. / Centerbridge Partners, L.P. (July 2012)
•	O’ Charley’s Inc. / Fidelity National Financial, Inc. (American Blue Ribbon Holdings, Inc.) (April 2012)
•	Morton’s Restaurant Group, Inc. / Landry’s Inc. (February 2010)

William Blair calculated the multiples implied by the consideration paid in the selected transactions in terms of the enterprise value of the target as a multiple of adjusted EBITDA for the twelve-month period prior to the announcement of the applicable transaction (“LTM”). These multiples are commonly used by professionals in connection with financial analysis of transactions similar to the transaction involving target companies that operate in the restaurant industry. William Blair compared the resulting ranges of precedent transaction multiples of adjusted EBITDA for the selected transactions to the implied transaction multiple for Del Taco derived using adjusted EBITDA for the fiscal year ended December 30, 2014 based on the Consideration. William Blair adjusted the historical results of the acquired companies, where it deemed appropriate, to eliminate the impact of publicly disclosed unusual or non-recurring items included in their financial information.

Selected Precedent Transactions Analysis Summary

	Del Taco Multiple Implied by the		Selected Precedent Transaction Multiples
Multiple	Consideration		Minimum		Mean		Median		Maximum
Enterprise Value/LTM Adj. EBITDA	8.7	x	5.2	x	10.3	x	9.0	x	21.0	x

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This analysis indicated the following approximate implied enterprise value range, as compared to a Consideration amount of $500 million:

Selected Precedent Transactions Analysis Summary – Reference Range		Consideration Amount
Implied Enterprise Value Reference Range of Del Taco (Based on Enterprise Value/LTM Adj. EBITDA Multiples of Selected Precedent Transactions)	$298 million - $1.203 billion	$500 million

Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of Del Taco, none of these transactions or associated companies is identical to the transaction or Del Taco, respectively. Accordingly, any analysis of the selected transactions necessarily would involve complex considerations and judgments concerning the differences in financial

Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of Del Taco, none of these transactions or associated companies is identical to the transaction or Del Taco, respectively. Accordingly, any analysis of the selected transactions necessarily would involve complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied multiple of the consideration versus the transaction multiples in the selected precedent transactions.

Discounted Cash Flow Analysis.  William Blair utilized information included in the Forecasts to perform a discounted cash flow analysis of Del Taco. A discounted cash flow analysis is a valuation methodology used to derive a valuation of a company or asset by calculating the “present value” of estimated future cash flows of the company or asset. “Future cash flows” refers to projected unlevered free cash flows of the business. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, capital structure, income taxes, expected returns and other appropriate factors.

 William Blair calculated the discounted cash flow value for Del Taco as the sum of the net present value of (i) the projected unlevered, after tax future free cash flows of Del Taco beginning with the third month of fiscal year 2015 through and including fiscal year 2020, which William Blair derived from the Forecasts, and (ii) the assumed value of Del Taco at the end of such period (referred to as the “terminal value”). William Blair calculated the assumed terminal value of Del Taco by multiplying projected adjusted EBITDA figures included in the Forecasts for fiscal year 2020 by multiples ranging from 9.0x to 10.0x. The projected adjusted EBITDA multiples was derived from the approximate mean and median multiples implied by the selected precedent transactions analysis. To discount the projected free cash flows and assumed terminal value to present value, William Blair used discount rates ranging from 6.7% to 8.7%. To select the discount rates, William Blair first calculated the Company’s weighted-average cost of capital, which William Blair calculated as 7.7% using the Capital Asset Pricing Model. William Blair then applied a range of 1% above and below such amount to provide a sensitivity analysis, resulting in a range of discount rates from 6.7% to 8.7%. As noted above, William Blair aggregated (i) the present value of the free cash flows over the applicable forecast period with (ii) the present value of the range of terminal values. The aggregate present values of these items represented the enterprise value range of Del Taco implied by the analysis. William Blair then calculated the range of multiples implied by the range of enterprise values divided by the estimated fiscal year 2014 adjusted EBITDA of Del Taco.

This analysis indicated an implied enterprise value reference range of approximately $749 million to $904 million.

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Satisfaction of the 80% Test.  In connection with its opinion that the fair market value of Del Taco (measured by the enterprise values implied by the various financial analyses William Blair conducted in connection with its opinion) equals or exceeds 80% of the amount held by the Company in trust for the benefit of its public stockholders (excluding any deferred underwriting fees and taxes payable on the income earned on the trust account), William Blair relied on the financial analyses it conducted in support of its fairness opinion and did not conduct any additional analyses. In rendering its opinion, William Blair observed that the enterprise values of Del Taco implied by the range of multiples resulting from its financial analyses in connection with its fairness opinion ranged from a low of approximately $298 million to a high of approximately $1.403 billion. William Blair noted that all figures within such range exceed $120 million, which amount was equal to 80% of the assumed maximum amount of assets in the trust account (excluding any deferred underwriting fees and taxes payable on the income earned on the trust account). William Blair did not separately conduct an evaluation of Del Taco’s assets, historical performance or indebtedness in rendering its opinion that the fair market value of Del Taco (measured by the enterprise values implied by the various financial analyses William Blair conducted in connection with its opinion) equals or exceeds 80% of the amount held by the Company in trust for the benefit of its public stockholders (excluding any deferred underwriting fees and taxes payable on the income earned on the trust account).

Miscellaneous . This summary is not a complete description of the analysis performed by William Blair but describes the material elements of the analysis. The preparation of an opinion regarding fairness is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the financial terms of the Merger and add to the total mix of information available. The analyses were prepared solely for the purpose of William Blair providing its opinion to the board of directors of the Company and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. In reaching its conclusion, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair did not place particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete or misleading view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to Del Taco or the Merger, respectively. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

William Blair & Company is a nationally recognized firm that has been engaged in the investment banking business since 1935. William Blair continually undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of business, William Blair may from time to time trade the securities of the Company or affiliates of Del Taco for William Blair’s own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities.

William Blair was engaged by the Company to provide an opinion to the Company’s board of directors and will receive a fee as a result of the delivery of this opinion, which is not contingent upon the consummation of the Merger or any other transaction. William Blair also in the past has provided, and in the future may provide, certain investment banking services to certain of Del Taco’s affiliates, for which William Blair has received and may receive compensation. In addition, the Company has agreed to reimburse expenses of William Blair and indemnify William Blair against certain liabilities arising out of its engagement.

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The foregoing summary does not purport to be a complete description of the analyses performed by William Blair in connection with its fairness opinion and is qualified in its entirety by reference to the written opinion of William Blair attached as Annex D to this proxy statement, which is incorporated in its entirety into this proxy statement by reference.

Certain Company Projected Financial Information

Projections Provided in Connection with William Blair’s Opinion

LAC and Del Taco do not as a practice make public projections as to future revenues, earnings or other results. However, in connection with LAC’s board of directors’ consideration of the Business Combination and William Blair’s financial analysis of Del Taco described under “—Description of Opinion of William Blair,” LAC provided to William Blair non-public, seven-year internal financial forecasts regarding Del Taco’s anticipated future operations for fiscal year 2014 through fiscal year 2020. The information in the forecasts was prepared by Del Taco management in connection with the proposed sale of Del Taco and was provided to potential purchasers of Del Taco. Such information was based on estimates and assumptions at the time of their preparation, which may differ substantially from future estimates reflecting the decisions and priorities of management and the board of directors following the Merger. The forecasts provided to William Blair reflected certain adjustments made by LAC management which were based on LAC’s due diligence of Del Taco forecasts for fiscal year 2014 and fiscal year 2015. Del Taco has made no representation to LAC or any other person, in the Merger Agreement or otherwise, concerning the internal financial forecasts its management provided. LAC has included summary information from such financial forecasts to give its stockholders access to certain previously non-public information because such information was considered by the board of directors of LAC for purposes of evaluating the Business Combination and by William Blair, for purposes of rendering its fairness opinion to the board of directors of LAC. Inclusion of summary information below regarding the financial forecasts in this proxy statement is not intended to influence a stockholder’s decision whether to vote for the Business Combination.

The unaudited prospective financial information, including the information set forth herein, was not prepared with a view toward public disclosure, nor was it prepared with a view toward complying with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information, or U.S. GAAP.

Neither KPMG LLP, LAC’s independent registered public accounting firm, nor Ernst & Young LLP, the independent registered public accounting firm of Del Taco, has audited, reviewed, compiled, or performed any procedures with respect to the accompanying unaudited prospective financial information for the purpose of its inclusion herein, and accordingly, neither of them expresses an opinion or provides any other form of assurance with respect thereto for the purpose of this proxy statement. The unaudited prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, LAC management. Neither KPMG LLP nor Ernst & Young LLP has audited, reviewed, compiled or performed any procedures with respect to the accompanying unaudited prospective financial information. Accordingly, KPMG LLP and Ernst & Young LLP do not express any opinion or any other form of assurance with respect thereto.

Furthermore, the unaudited prospective financial information, including the information set forth herein, does not take into account any circumstances or events occurring after the date it was prepared. None of the prospective financial information provided herein should be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to rely on the prospective financial information, including information relating to 2014, which was prepared prior to the completion of audited financial statements for that year.

The assumptions and estimates underlying the prospective financial information, including the information set forth herein, are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, risks and uncertainties set forth under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” contained elsewhere in this proxy statement. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of LAC or Del Taco or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this proxy statement should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. In addition, because the prospective financial information covers multiple years by its nature, this information becomes subject to greater uncertainty with each successive year. The prospective financial information should not be utilized as public guidance and may not be provided in the ordinary course of the Company’s business in the future.

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Considering that the LAC special meeting will be held months after the date the financial forecast referenced above was prepared, as well as the uncertainties inherent in any forecasted information, stockholders are cautioned not to rely on the financial forecast. This information constitutes “forward-looking statements” and actual results likely will differ from it and the differences may be material. See “Cautionary Note Regarding Forward-Looking Statements.”

Except as set forth under “Del Taco Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Del Taco’s fiscal year 2014 and fiscal year 2013 audited financial statements, LAC and Del Taco have not updated, and do not intend to update or otherwise revise, the prospective financial information to reflect circumstances existing since its preparation, including any changes in general economic or industry conditions, or to reflect the occurrence of unanticipated events. Neither LAC, Del Taco nor any of our respective representatives or advisers makes any representation to any person with regard to the ultimate performance of LAC, Del Taco or the surviving corporation.

The following table sets forth certain information provided by LAC to William Blair in connection with William Blair’s opinion and related financial analyses.

	Projected (dollars in millions)
	2014	2015	2016	2017	2018	2019	2020
EBITDA, as adjusted (1)	58.6	64.5	67.8	77.2	87.9	100.1	113.1

EBIT, as adjusted (2)	39.9	47.6	46.8	54.4	63.2	73.4	84.3

(1)            EBITDA, as adjusted, is a prospective financial measure that was not calculated in accordance with GAAP. EBITDA, as adjusted, is defined as net income prior to interest income, interest expense and other expense, net and income taxes, and depreciation and amortization. Here, EBITDA, as adjusted, has been adjusted by LAC to add back certain charges such as stock-based compensation, restaurant closing costs, gains/losses on asset sales, non-operating expenses, legal settlements, transaction costs and other noncash charges. EBITDA, as adjusted, is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results.

(2)            EBIT, as adjusted, is a prospective financial measure that was not calculated in accordance with GAAP. EBIT, as adjusted, is defined as net income prior to interest income, interest expense and other expense, net and income taxes. Here, EBIT, as adjusted, has been adjusted by LAC to add back certain charges such as stock-based compensation, restaurant closing costs, gains/losses on asset sales, non-operating expenses, legal settlements, transaction costs and other noncash charges. EBIT is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results.

The above projections do not reflect LAC’s estimate of $2.0 million in incremental costs after the merger related to Del Taco being a public company.

As set forth elsewhere herein, Del Taco’s actual performance for fiscal year 2014 essentially met or exceeded the estimates set forth above. See “Selected Historical Consolidated Financial and Other Date of Del Taco” included elsewhere in this proxy statement.

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The projections described above and set forth in the table below are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the failure of the parties to consummate, or a delay in the consummation of, the transactions contemplated by the Merger Agreement, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against Del Taco or LAC; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of LAC or the failure to satisfy other conditions to closing in the Merger Agreement; (4) the inability to obtain or maintain the listing of the post-combination company’s common stock on NASDAQ following the Business Combination; (5) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably; (7) costs related to the Business Combination; (8) changes in applicable laws or regulations; (9) the possibility that Del Taco or LAC may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties set forth in this proxy statement, including those under “Risk Factors” herein, and other documents filed or to be filed with the SEC and delivered to LAC’s stockholders. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. LAC and Del Taco undertake no commitment to update or revise the projections, whether as a result of new information, future events or otherwise.

The following table sets forth certain forecast information provided to LAC by Del Taco management in early 2015 regarding Del Taco’s anticipated operations for fiscal year 2015 on a quarterly basis, excluding the impact of the anticipated closing of 13 underperforming restaurants in 2015 (expected to occur in the second or third quarters), which had previously been projected to generate negative restaurant contribution of $1.6 million during fiscal year 2015:

	12 Weeks Ended March 24, 2015	12 Weeks Ended June 16, 2015	12 Weeks Ended September 8, 2015	16 Weeks Ended December 29, 2015	52 Weeks Ended December 29, 2015
Revenues:
Company restaurant sales	$87,957,704	$93,296,892	$94,021,320	$128,023,834	$402,299,751
Franchise revenues	2,978,943	3,134,741	3,229,919	4,287,108	13,630,711
Franchise sublease income	530,872	539,694	548,174	714,560	2,333,300
Total revenue	91,467,519	95,971,327	97,799,412	133,025,502	418,263,761

Expenses:
Restaurant operating expenses	72,127,495	74,714,165	76,170,018	102,068,442	325,080,120
Restaurant contribution	15,830,210	17,582,727	17,851,302	25,955,392	77,219,631

General and administrative (1)	6,606,670	6,885,220	6,800,570	8,804,668	29,097,127
Depreciation and amortization	3,823,250	3,840,996	3,859,224	5,335,729	16,859,198
Occupancy and other-franchise subleases	496,788	509,360	517,961	682,202	2,206,312
Pre-opening costs	105,000	40,000	80,000	145,000	370,000
Income from operations	$8,308,317	$9,981,586	$10,371,640	$15,989,461	$44,651,004
Adjusted EBITDA(2)	$12,528,298	$14,097,362	$14,456,053	$21,657,392	$62,739,106

(1)            Adjusted by LAC to include $0.5 million of public company related expenses for each of the last three quarters of fiscal year 2015. General and administrative expenses also include $0.9 million of stock-based compensation for fiscal year 2015.

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(2)            Adjusted EBITDA is a prospective financial measure that was not calculated in accordance with GAAP. Adjusted EBITDA is defined as net income prior to interest income, interest expense and other expense, net and income taxes, and depreciation and amortization, as adjusted to add back certain charges recorded each year, such as stock-compensation expense and transaction costs, as these expenses are not considered an indicator of ongoing company performance. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as measures of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results.

Certain Benefits of LAC’s Directors and Officers and Others in the Business Combination

When you consider the recommendation of our board of directors in favor of approval of the Business Combination, you should keep in mind that our board of directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•	the 1.8 million total Founder Shares that our Sponsor (or its members) will hold following the Business Combination, subject to the lock-up agreements;

•	the 60,000 total Founder shares that our independent directors will continue to own following the Merger, subject to lock-up agreements;

•	the 30,000 total private placement warrants to purchase shares of our common stock held by our Vice President of Acquisitions;

•	the 4.7 million total private placement warrants to purchase shares of common stock that our Sponsor (or its members) will hold following the Business Combination;

•	the 1.8 million total shares of LAC common stock that Levy Family Partners and our directors and officers will receive as a result of their $18.0 million indirect participation in the Initial Investment through the Levy Newco Parties;

•	the continuation of Larry Levy and Ari Levy as directors of the Company following the Business Combination;

•	the continued indemnification of current directors and officers of the Company and the continuation of directors’ and officers’ liability insurance after the Business Combination; and

•	the investment of Levy Family Partners, LLC (which is the manager of the Sponsor and the Levy Newco Parties and a member of the Sponsor and one of the Levy Newco Parties) in a Del Taco stockholder, which had a value (inclusive of interests unrelated to Del Taco) of $533,707 at December 31, 2014. The investment is a passive, limited partnership interest in a fund over which Levy Family Partners has no control and was entered into in 2006. Following the Initial Investment, Levy Family Partners received a distribution of $52,348 from the Del Taco stockholder on account of the Initial Investment.

Further, each of our directors holds Founder Shares that are not subject to redemption and Founder Warrants that would retire worthless if a Business Combination is not consummated; as a result, our directors have a financial incentive to see a Business Combination consummated rather than lose whatever value is attributable to the Founder Shares and Founder Warrants. These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby.

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Potential Purchases of Public Shares

In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor, our directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. None of the Sponsor, our directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, our directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the trust account.

The purpose of any such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination or, where the purchases are made by the Sponsor, our directors, officers or advisors or their respective affiliates, to satisfy a closing condition in an agreement related to the Business Combination.

Total LAC Shares to be Issued in the Business Combination

Based on the number of shares of our common stock outstanding as of December 31, 2014, and assuming that no LAC stockholders exercise their redemption rights, the total number of outstanding shares of our common stock issued to Del Taco equityholders at the closing will be approximately 16,553,540 shares of our common stock. It is anticipated that, upon completion of the Business Combination, LAC’s public stockholders will retain an ownership interest of approximately 38.3%, the former equity holders of Del Taco will own approximately 11.7% of the outstanding common stock, the Levy Family and its affiliates will own approximately 9.3%, the investors in the Initial Investment (other than the Levy Family and its affiliates and the Step 2 Co-Investors) will own approximately 23.6%, and the Step 2 Co-Investors will own approximately 16.5% of the outstanding common stock of the post-Merger company, which we refer to as “Del Taco Restaurants, Inc.” These percentages are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the Merger Agreement.

These relative percentages assume that: (a) the aggregate amount of cash available to pay the Cash Merger Consideration is $95 million, including $35 million in cash proceeds from the issuance of LAC common stock pursuant to the Step 2 Co-Investment described below, and (b) none of LAC’s stockholders exercise their redemption rights. If the actual facts are different than these assumptions, the percentage ownership retained by LAC’s existing stockholders will be different. These percentages also do not take into account (i) the 150,000 restricted shares of LAC common stock that will be issued as awards to employees of Del Taco in connection with the Business Combination, (ii) 12,250,000 warrants to purchase LAC’s common stock that will remain outstanding following the Business Combination, and (iii) any Private Placement Warrants that LAC may issue to the Sponsor to repay working capital loans owed by LAC to the Sponsor (currently in the amount of $38,070).

If the shares referenced in the preceding sentence are taken into account (based on the current level of the Sponsor’s working capital loans), then ownership of the outstanding common stock of the post-Merger company would be expected to be as follows: LAC’s public stockholders will retain an ownership interest of approximately 43.6%; the former equity holders of Del Taco will own approximately 9.2% of the outstanding common stock; the Levy Family and its affiliates will own approximately 16.4%; the investors in the Initial Investment (other than the Levy Family and its affiliates and the Step 2 Co-Investors) will own approximately 17.9%; and the Step 2 Co-Investors will own approximately 12.5% of the outstanding common stock of the post-Merger company. You should read “Summary—LAC Shares to be Issued in the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Board of Directors of LAC Following the Merger

After the Merger, the board of directors of the Company will consist of seven members, divided into three classes, with each class having a term of three years. Current Chairman of the Board Lawrence Levy and Ari Levy will remain as directors of LAC. LAC proposes that the stockholders elect the following director nominees: Patrick Walsh, Eileen Aptman, Paul J.B. Murphy, III, Joseph Stein, and R.J. Melman. See the sections entitled “Proposal No. 3—Election of Directors to the Board” and “Management After the Business Combination” for additional information.

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Certificate of Incorporation

Pursuant to the terms of the Merger Agreement, upon the closing of the Merger, our amended and restated certificate of incorporation will be amended promptly to:

•	change our name to Del Taco Restaurants, Inc.;

•	remove certain provisions related to our status as a blank check company; and

•	make certain other changes that our board of directors deems appropriate for a public operating company.

Name; Headquarters

The name of the Company after the Business Combination will be Del Taco Restaurants, Inc. and our headquarters will be located in Lake Forest, California.

Redemption Rights

Pursuant to our amended and restated certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our amended and restated certificate of incorporation. As of March 31, 2015, this would have amounted to approximately $10.00 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our common stock for cash and will no longer own shares of LAC. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. Each redemption of public shares by our public stockholders will decrease the amount in our trust account and increase the number of additional shares of LAC Common Stock we would need to issue as a result of the cash shortfall or the amount of cash we would need to obtain through acquisition financing. In no event, however, will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See the section entitled “Special Meeting in Lieu of 2015 Annual Meeting of LAC Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Acquisition Financing and Expense Reimbursement

In order to compete with private equity bidders in Del Taco’s auction who could close a transaction more quickly than a special purpose acquisition company, LAC proposed an initial phase of the merger when Del Taco’s shareholders could cash out a portion of their shares, reduce Del Taco’s total indebtedness and costs of borrowing, and limit any perceived risk that the ultimate merger would not close. To this end, as a first phase of the Merger, on March 20, 2015, Levy Epic Acquisition Company, LLC and Levy Epic Acquisition Company II, LLC, both entities formed by affiliates of the Sponsor (the “Levy Newco Parties”), purchased $91.2 million of Del Taco common stock from Del Taco and $28.8 million of Del Taco common stock from Del Taco stockholders (the “Initial Investment”). Concurrent with the closing of the Initial Investment, Del Taco increased its borrowing capacity under its existing term loan credit facility (the “2013 Term Loan”) by $25.1 million. Proceeds from the increased borrowings under the 2013 Term Loan, a $10.0 million drawdown under Del Taco’s $40.0 million revolving credit facility (the “2013 Revolver”), and the $91.2 million received by Del Taco from the sale of Del Taco common stock to the Levy Newco Parties was used to repay $111.2 million of subordinated indebtedness of Del Taco and to pay certain expenses.

Certain investors have separately agreed to purchase from us at the closing of the Merger, an aggregate 3,500,000 shares of our common stock, at a purchase price of $10.00 per share (the “Step 2 Co-Investment”). The $35 million of proceeds from the sale of the LAC common stock pursuant to the Step 2 Co-Investment is included in the Cash Merger Consideration.

As part of the Business Combination Proposal, LAC stockholders will be asked to consider and approve the reimbursement of expenses which were incurred by Levy Family Partners, LLC, an affiliate of the Sponsor (“LFP”), on behalf of LAC, in connection with the provision of services to LAC (the “Expense Reimbursement”). Prior to the Business Combination, the amount reimbursable to LFP by the Company is limited to $15,000 per month. LFP has incurred additional expenses on behalf of the Company above this amount limitation and LFP desires to be reimbursed by the Company for amounts in excess of $15,000 per month, which total $363,432.

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Litigation Relating to the Business Combination

On April 23, 2015, a purported class action and derivative complaint, Jeffery Tomasulo, on behalf of himself and all others similarly situated v. Levy Acquisition Sponsor, LLC, Lawrence F. Levy, Howard B. Bernick, Marc S. Simon, Craig J. Duchossois, Ari B. Levy, Steven C. Florsheim, Gregory G. Flynn, Del Taco Holdings, Inc. and Levy Acquisition Corp. (“Complaint”), was filed in the Circuit Court of Cook County, Illinois, relating to the proposed Merger.  The Complaint, which purports to be brought as class action on behalf of all of the Company’s common stock shareholders, generally alleges that the Company’s directors breached their fiduciary duties to shareholders by facilitating the proposed Merger and in negotiating and approving the Merger Agreement.  The Complaint also alleges that LAC’s preliminary Proxy Statement that was filed with the SEC on April 2, 2015 is materially misleading and/or incomplete.  The complaint further alleges that Del Taco and Levy Acquisition Sponsor aided and abetted the alleged breaches by the Company’s directors.  The Complaint seeks (a) a declaration that the Company’s directors breached their fiduciary duties; (b) injunctive relief enjoining the merger until corrective disclosures are made; (c) compensatory and/or rescissory damages; and (d) an award of costs and attorney’s fees.  The defendants believe that the Complaint is without merit and intend to vigorously defend this lawsuit.

Appraisal Rights

There are no appraisal rights available to our stockholders in connection with the Business Combination.

Material U.S. Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax considerations for beneficial owners of LAC common stock that elect to have their LAC common stock redeemed for cash if the acquisition is completed. This summary, based upon the assumptions and subject to the limitations described below, constitutes the opinion of McDermott Will & Emery LLP. This summary is based upon the Internal Revenue Code of 1986, as amended, or the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the Internal Revenue Service (“IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	traders in securities that elect mark-to-market treatment;

•	S corporations;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

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•	regulated investment companies;

•	real estate investment trusts;

•	persons holding LAC common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding their interest in LAC through a partnership or similar pass-through entity;

•	tax-exempt organizations;

•	stockholders who receive LAC common stock through the exercise of employee stock options or otherwise as compensation;

•	non-U.S. holders (as defined below, and except as otherwise discussed below); and

•	the Sponsor and its affiliates.

This summary assumes that stockholders hold LAC common stock as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF LAC COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. WE URGE BENEFICIAL OWNERS OF LAC COMMON STOCK CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

As used herein, the term “U.S. holder” means any beneficial owner of LAC common stock that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control the trust or (B) it has a valid election in place to be treated as a U.S. person. As used herein, the term “non-U.S. holder” means any beneficial owner of LAC common stock that is not a U.S. holder or a partnership (or similar pass-through entity).

U.S. Federal Income Tax Considerations to U.S. LAC Holders

This subsection is addressed to U.S. holders of LAC common stock that elect to have their LAC common stock redeemed for cash as described in the section entitled “ Special Meeting in Lieu of 2015 Annual Meeting of LAC Stockholders—Redemption Rights .” For purposes of this discussion, a “Redeeming U.S. Holder” is a U.S. holder that so redeems its LAC common stock.

Except as discussed in the following paragraph, a Redeeming U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the redemption and such stockholder’s adjusted basis in the LAC stock exchanged therefor. Such gain or loss will be long-term capital gain or loss if the holding period of such stock is more than one year at the time of the exchange. Stockholders who hold different blocks of LAC stock (generally, shares of LAC stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

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Cash received upon redemption will be treated as a distribution, however, if the redemption does not effect a meaningful reduction of the Redeeming U.S. Holder’s percentage ownership in LAC (including stock such Redeeming U.S. Holder is deemed to own under certain attribution rules, which provide, among other things, that it is deemed to own any stock that it holds a warrant to acquire). Any such distribution will be treated as dividend income for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. However, for the purposes of the dividends-received deduction and “qualified dividend” treatment, due to the redemption right, a Redeeming U.S. Holder may be unable to include the time period prior to the redemption in such holder’s “holding period.” Any distribution in excess of our current and accumulated earnings and profits will reduce the Redeeming U.S. Holder’s basis in the LAC stock (but not below zero), and any remaining excess will be treated as gain realized on the sale or other disposition of the LAC stock. If such Redeeming U.S. Holder’s percentage ownership in LAC is reduced as a result of the redemption by more than 20%, the holder will generally be regarded as having incurred a meaningful reduction in interest. Furthermore, if a Redeeming U.S. Holder has a relatively minimal stock interest and, such percentage interest is reduced by any amount as a result of the redemption, the Redeeming U.S. Holder should generally be regarded as having incurred a meaningful reduction in interest. For example, the IRS has ruled that any reduction in a stockholder’s proportionate interest is a “meaningful reduction” if the stockholder’s relative interest in the corporation was minimal and the stockholder did not have management control over the corporation.

U.S. holders of LAC stock considering exercising their redemption rights should consult their own tax advisors as to whether the redemption will be treated as a sale or as a distribution under the Code.

U.S. Federal Income Tax Considerations to Non-U.S. Holders

This subsection is addressed to non-U.S. holders of LAC stock that elect to have their LAC common stock redeemed for cash as described in the section entitled “Special Meeting in Lieu of 2015 Annual Meeting of LAC Stockholders—Redemption Rights.” For purposes of this discussion, a “Redeeming Non-U.S. Holder” is a non-U.S. holder that so redeems its LAC stock.

Except as discussed in the following paragraph, a Redeeming Non-U.S. Holder who elects to have its LAC stock redeemed will generally be treated in the same manner as a Redeeming U.S. Holder for U.S. federal income tax purposes. See the discussion above under “—U.S. Federal Income Tax Considerations to U.S. LAC Holders.”

Any Redeeming Non-U.S. Holder will not be subject to U.S. federal income tax on any capital gain recognized as a result of the exchange unless (i) such holder is an individual who is present in the United States for 183 days or more during the taxable year in which the redemption takes place and has a “tax home” in the United States (in which case such holder will be subject to a 30% tax on his or her net capital gain for the year) or (ii) such holder is engaged in a trade or business within the United States and any gain recognized in the exchange is treated as effectively connected with such trade or business (in which case such holder will generally be subject to the same treatment as a Redeeming U.S. Holder with respect to the exchange). In addition, with respect to any redemption treated as a distribution rather than a sale, any amount treated as dividend income to a Redeeming Non-U.S. Holder will generally be subject to U.S. withholding tax at a rate of 30%, unless the Redeeming Non-U.S. Holder is entitled to a reduced rate of withholding under an applicable income tax treaty.

Non-U.S. holders of LAC stock considering exercising their redemption rights should consult their own tax advisors as to whether the redemption of their LAC stock will be treated as a sale or as a distribution under the Code.

Under the Foreign Account Tax Compliance Act (“FATCA”) and U.S. Treasury regulations and administrative guidance thereunder, a 30% United States federal withholding tax may apply to any dividends paid to (i) a “foreign financial institution” (as specifically defined in FATCA), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in FATCA) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Non-U.S. holders of LAC stock should consult their own tax advisors regarding this legislation and whether it may be relevant to the redemption of their LAC stock.

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Backup Withholding

In general, proceeds received from the exercise of redemption rights will be subject to backup withholding for a non-corporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS regarding a failure to report all interest or dividends required to be shown on his or her federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Any amount withheld under these rules will be creditable against such holder’s U.S. federal income tax liability or refundable to the extent that it exceeds this liability, provided that the required information is timely furnished to the IRS and other applicable requirements are met.

Vote Required for Approval

Approval of this proposal is a condition to the completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur. This proposal is also conditioned on the Certificate Proposal and the Director Election Proposal. If any of the Certificate Proposal or the Director Election Proposal are not approved, this proposal will have no effect and the Business Combination will not occur, even if it is approved by the requisite vote.

The Merger Agreement will be approved and adopted if the holders of at least a majority of the outstanding shares of our common stock voted at the special meeting of stockholders vote “FOR “ the Business Combination Proposal.

As of the record date, our founders have agreed to vote the Founder Shares and any other shares held by them in favor of the Business Combination. The founders have not purchased any public shares.

Recommendation of the Board

LAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

Proposal No. 2—Approval of the Second Amended and Restated Certificate of Incorporation

Assuming the Business Combination Proposal is approved, our stockholders are also being asked to approve the second amended and restated certificate of incorporation (the “proposed certificate”). The proposed certificate is required pursuant to the terms of the Merger Agreement, and in the judgment of our board of directors, the proposed certificate is necessary to adequately address the post-Business Combination needs of the Company.

The proposed certificate provides for, among other things, (i) the change of the Company’s name to Del Taco Restaurants, Inc.; (ii) the removal of certain provisions related to our status as a blank check company; and (iii) such other changes that our board of directors deems appropriate for a public operating company.

We are required by Delaware law to obtain the approval of holders of a majority of our outstanding shares to amend our certificate of incorporation. The following table sets forth a summary of the material differences between our current certificate of incorporation and the proposed certificate. This summary is qualified by reference to the complete text of the proposed certificate, a copy of which is attached to this proxy statement as Annex C. All stockholders are encouraged to read the proposed certificate in its entirety for a more complete description of its terms.

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	Current Certificate	Proposed Certificate
Name	Our current certificate provides that our name is “Levy Acquisition Corp.”	The proposed certificate provides that our name is “Del Taco Restaurants, Inc.”
Purpose	Our current certificate provides that our purpose is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended, and that, in addition to the powers and privileges conferred upon the Company by law and those incidental thereto, the Company possesses and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Company including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses.	The proposed certificate provides that our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
Action by Written Consent	Our current certificate provides that, subsequent to the consummation of our initial public offering, any action required or permitted to be taken by the stockholders of the Company must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.	The proposed certificate provides that, except as otherwise expressly provided by the terms of any series of preferred stock permitting the holders of such series of preferred stock to act by written consent, any action required or permitted to be taken by the stockholders of the Company must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

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	Current Certificate	Proposed Certificate
Provisions Specific to a Blank Check Company	Under our current certificate, Article IX sets forth various provisions related to our operations as a blank check company prior to the consummation of an initial business combination.	The proposed certificate does not include these blank check company provisions because, upon consummation of the Business Combination, we will cease to be a blank check company. In addition, the provisions requiring that the proceeds from our initial public offering be held in a trust account until a business combination or liquidation of the Company and the terms governing the Company’s consummation of a proposed business combination will not be applicable following consummation of the Business Combination.
Exclusive Forum	Our current certificate does not contain an exclusive forum provision.	The proposed certificate provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware will be the sole and exclusive forum for any stockholder of the Company to bring (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action, suit or proceeding asserting a claim against the Company or any of our directors, officers or employees arising pursuant to any provision of the DGCL, the proposed certificate or our bylaws or (iv) any action, suit or proceeding asserting a claim against the Company or any of our directors, officers or employees governed by the internal affairs doctrine, except for, as to each of clauses (i) through (iv), any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. If any provision of this portion of the proposed certificate is held to be invalid, illegal or unenforceable as applied to any person or circumstance, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance to such person and of the remaining provisions of this portion of the proposed certificate to such person, and the application of such provision to other persons and circumstances, will not in any way be affected or impaired thereby. Any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have received notice of and consented to this portion of the proposed certificate.

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This proposal is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this proposal will have no effect. Approval of this proposal is a condition to the completion of the Business Combination. If the proposal is not approved, the Business Combination will not occur.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our common stock is required to approve our proposed second amended and restated certificate of incorporation. Broker non-votes, abstentions or the failure to vote on the certificate proposal will have the same effect as a vote against this proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

Proposal No. 3—Election of Directors to the Board

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LAC’s board of directors is currently divided into three classes, Classes I, II and III, with each class having a term of three years. If the Certificate Proposal is approved, the proposed certificate will continue the classified structure of the board. At the special meeting, one director is to be elected as a member of Class I along with continuing director Lawrence Levy; two will be elected to serve as members of Class II; and two directors will be elected to serve as a member of Class III along with continuing director Ari Levy. Our board of directors has nominated Eileen Aptman to serve as a Class I director, to take office immediately upon the closing of the Business Combination, with a term expiring at the Company’s annual meeting of stockholders in 2017 and until her successor is duly elected and qualified, or until her earlier resignation, removal or death. Our board of directors has nominated each of Joseph Stein and Patrick Walsh to serve as Class II Directors to take office immediately upon the closing of the Business Combination, with terms expiring at the Company’s annual meeting of stockholders in 2018 and until each of their respective successors is duly elected and qualified, or until their earlier resignation, removal or death. Our board of directors has nominated Paul J.B. Murphy III and R.J. Melman to serve as Class III directors, to take office immediately upon the closing of the Business Combination, with a term expiring at the Company’s annual meeting of stockholders in 2016 and until his successor is duly elected and qualified, or until his earlier resignation, removal or death. We anticipate that Steven C. Florsheim, Marc Simon, Greg Flynn, Howard Bernick, and Craig Duchossois will resign from their positions as directors, effective upon the closing of the Business Combination.

This proposal is not conditioned upon the approval of the Business Combination Proposal. However, if the Business Combination Proposal is not approved, it is not anticipated that any of the current directors will resign.

The following sets forth information regarding each nominee.

Class I Nominees for Election to the Board of Directors

Class II Director Continuing in Office

Class III Director Continuing in Office

Vote Required for Approval

If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that all of the nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Failure to vote by proxy or to vote in person at the special meeting, abstentions and broker non-votes will have no effect on the vote since a plurality of the votes cast is required for the election of each nominee.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE PROPOSED NOMINEES TO THE BOARD OF DIRECTORS.

Proposal No. 4—Approval and Adoption of the Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan

Our board has unanimously approved and adopted the Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan, and our board has unanimously approved and recommended that our stockholders approve and adopt the Omnibus Incentive Plan. Set forth below is a description of the Omnibus Incentive Plan. Our stockholders should read carefully the entire Omnibus Incentive Plan, which is attached as Annex C to this proxy statement, before voting on this proposal.

This proposal is conditioned upon the approval of the Business Combination Proposal and the Certificate Proposal. If the Business Combination Proposal and the Certificate Proposal are not approved, this proposal will have no effect.

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Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan

Background

The Omnibus Incentive Plan has been approved by our board of directors and is subject to approval by our stockholders. The purpose of the Omnibus Incentive Plan will be to enhance the profitability and value of the Company for the benefit of its stockholders by enabling us to offer eligible employees, directors and consultants cash and stock-based incentive awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and our stockholders.

The Omnibus Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards, other cash-based compensation and performance awards. Directors, officers and other employees of us and our subsidiaries and affiliates, as well as others performing consulting or advisory services for us, will be eligible for grants under the Omnibus Incentive Plan. Generally, all classes of employees will be eligible to participate in the Omnibus Incentive Plan.

The following is a summary of the material provisions of the Omnibus Incentive Plan. This summary may not include all of the provisions of the Omnibus Incentive Plan. This summary is qualified in its entirety by reference to the complete text of the Omnibus Incentive Plan, a copy of which is attached to this proxy statement as Annex C.

Share Reserve

The aggregate number of shares of common stock which may be issued or used for reference purposes under the Omnibus Incentive Plan or with respect to which awards may be granted may not exceed 3,300,000 shares. The maximum number of shares of our common stock with respect to which any stock option, stock appreciation right, shares of restricted stock or other stock-based awards that are subject to the attainment of specified performance goals and intended to satisfy Section 162(m) of the Internal Revenue Code (the “Code”) which may be granted under the Omnibus Incentive Plan during any fiscal year to any eligible individual will be 800,000 shares (per type of award). The maximum number of shares of our common stock subject to any performance award which may be granted under the Omnibus Incentive Plan during any fiscal year to any eligible individual will be 800,000 shares. The maximum value of a cash payment made under a performance award which may be granted under the Omnibus Incentive Plan during any fiscal year to any eligible individual will be $2,500,000.

The number of shares available for issuance under the Omnibus Incentive Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the number of outstanding shares of our common stock. In the event of any of these occurrences, we will make any adjustments we consider appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the plan. The shares available for issuance under the plan may be, in whole or in part, either authorized and unissued shares of our common stock or shares of common stock held in or acquired for our treasury. In general, if awards under the Omnibus Incentive Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the Omnibus Incentive Plan.

Administration

The Omnibus Incentive Plan will be administered by the compensation committee of our board of directors. Among the committee’s powers will be to (i) determine the form, amount and other terms and conditions of awards; (ii) construe or interpret any provision of the Omnibus Incentive Plan or any award agreement; (iii) amend the terms of outstanding awards; and (iv) adopt such rules, guidelines and practices for administering the Omnibus Incentive Plan as it deems advisable. The committee will have full authority to administer and interpret the Omnibus Incentive Plan, to grant discretionary awards under the Omnibus Incentive Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of common stock to be covered by each award, to make all other determinations in connection with the Omnibus Incentive Plan and the awards thereunder as the committee deems necessary or desirable and to delegate authority under the Omnibus Incentive Plan to our executive officers.

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Eligibility for Participation

Members of our board of directors, as well as employees of, and consultants to, us or any of our subsidiaries and affiliates will be eligible to receive awards under the Omnibus Incentive Plan.

Award Agreement

Awards granted under the Omnibus Incentive Plan will be evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant’s employment, as determined by the committee.

Stock Options

The committee may grant nonqualified stock options to any individuals eligible to participate in the Omnibus Incentive Plan and incentive stock options to purchase shares of our common stock only to eligible employees. The committee will determine the number of shares of our common stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a 10% or greater stockholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our common stock at the time of grant or, in the case of an incentive stock option granted to a 10% or greater stockholder, 110% of such share’s fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the committee at grant and the exercisability of such options may be accelerated by the committee.

Stock Appreciation Rights

The committee may grant stock appreciation rights (“SARs”) to any individuals eligible to participate in the Omnibus Incentive Plan. A SAR is a right to receive a payment in shares of our common stock or cash, as determined by the committee, equal in value to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share covered by an SAR will be determined by the committee. The committee may also grant limited SARs, which may become exercisable only upon the occurrence of a change in control, or upon such other event as the committee may designate at the time of grant or thereafter.

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Restricted Stock and Performance Shares

The committee may award shares of restricted stock. Except as otherwise provided by the committee upon the award of restricted stock, the recipient generally will have the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period. Recipients of restricted stock will be required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse. If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding, or adjusting for, changes in accounting methods, corporate transactions, including, without limitation, dispositions and acquisitions, and other similar events or circumstances. Section 162(m) of the Code requires that performance awards be based upon objective performance measures. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria discussed in general below.

Other Stock-Based Awards

The committee may, subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, restricted stock and performance units under the Omnibus Incentive Plan that are payable in cash or denominated or payable in or valued by shares of our common stock or factors that influence the value of such shares. The committee may determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and a minimum vesting period. The performance goals for performance-based other stock-based awards will be based on one or more of the objective criteria discussed in general below.

Other Cash-Based Awards

The committee may grant awards payable in cash. Cash-based awards shall be in such form, and dependent on such conditions, as the committee shall determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions. If a cash-based award is subject to vesting conditions, the committee may accelerate the vesting of such award in its discretion.

Performance Awards

The committee may grant a performance award to a participant payable upon the attainment of specific performance goals. The committee may grant performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code as well as performance awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of stock, based on the then current fair market value of such shares, as determined by the committee. Based on service, performance or other factors or criteria, the committee may, at or after grant, accelerate the vesting of all or any part of any performance award.

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Performance Goals

The committee may grant awards of performance shares, performance units, and other stock-based or cash-based awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the committee. These performance goals may be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following measures selected by the committee: (i) earnings including operating income, net operating income, same store net operating income, earnings before or after any one or more of taxes, interest, depreciation, amortization, or extraordinary or special items (which may exclude nonrecurring or non-cash items) or net earnings; (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and other legal matters, information technology, and goals relating to contributions, dispositions, acquisitions, development and development related activity, capital markets activity and credit ratings, joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, and other transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation and reorganization of joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, research or development collaborations, and the completion of other corporate transactions; (xix) funds from operations (FFO) or funds available for distribution (FAD); (xx) economic value added (or an equivalent metric); (xxi) stock price performance; (xxii) improvement in or attainment of expense levels or working capital levels; (xxiii) operating portfolio metrics including leasing and tenant retention, (xxiv) new store results, or (xxv) any combination of, or a specified increase in, any of the foregoing.

To the extent permitted by law, the committee may also exclude the impact of an event or occurrence which the committee determines should be appropriately excluded, such as (1) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; (2) the dilutive effects of acquisitions or joint ventures; or (3) a change in accounting standards required by generally accepted accounting principles. Performance goals may also be based on an individual participant’s performance goals, as determined by the committee. In addition, all performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations. The committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

Change in Control

In connection with a change in control, as will be defined in the Omnibus Incentive Plan, the committee may accelerate vesting of outstanding awards under the Omnibus Incentive Plan. In addition, such awards may be, in the discretion of the committee, (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by us for an amount equal to the excess of the price of a share of our common stock paid in a change in control over the exercise price of the awards; or (3) cancelled if the price of a share of our common stock paid in a change in control is less than the exercise price of the award. The committee may also provide for accelerated vesting or lapse of restrictions of an award at any time.

Stockholder Rights

Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock or performance shares, a participant will have no rights as a stockholder with respect to shares of our common stock covered by any award until the participant becomes the record holder of such shares.

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Amendment and Termination

Notwithstanding any other provision of the Omnibus Incentive Plan, our board of directors may at any time amend any or all of the provisions of the Omnibus Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the Omnibus Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant.

Transferability

Awards granted under the Omnibus Incentive Plan generally will be nontransferable, other than by will or the laws of descent and distribution, except that the committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Recoupment of Awards

The Omnibus Incentive Plan provides that awards granted under the Omnibus Incentive Plan are subject to any recoupment policy we may have, including the clawback of “incentive-based compensation” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or under any applicable rules and regulations promulgated by the SEC.

U.S. Federal Income Taxes

The following is a brief summary of the U.S. federal income tax rules relevant to participants in the Omnibus Incentive Plan, based upon the Code as currently in effect. These rules are highly technical and subject to change in the future. Because U.S. federal income tax consequences will vary as a result of individual circumstances, each participant should consult his or her personal tax advisor with regards to the tax consequences of participating in the Omnibus Incentive Plan. Moreover, the following summary relates only to U.S. federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

Options. Stock options granted under the Omnibus Incentive Plan may be either nonqualified options or incentive options for federal income tax purposes.

Nonqualified Stock Options. Generally, a recipient of a nonqualified option award will not recognize any taxable income at the time of grant. Upon the exercise of the nonqualified portion, the recipient will recognize ordinary income, subject to wage and employment tax withholding, equal to the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price.

The tax basis of common stock acquired on the exercise of a nonqualified option will be equal to the amount of any cash paid on exercise, plus the amount of ordinary income recognized by the recipient as a result of the receipt of such shares. The holding period for such shares for purposes of determining short or long-term capital gain will begin upon the exercise of the option.

The Company generally will be entitled, subject to the possible application of Sections 162(m) and 280G of the Code, to a deduction in connection with the recipient’s exercise of a nonqualified option award in an amount equal to the income recognized by the recipient.

Incentive Stock Options. In general, neither the grant nor the exercise of an option that qualifies as an incentive stock option will result in taxable income to the recipient (except possible alternative minimum tax upon an exercise) or a deduction to the Company. If the recipient makes no disposition of the shares acquired pursuant to an incentive stock option within two years following the date of grant or within one year following the exercise of the option, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

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If the recipient disposes of the shares before the expiration of the required holding period, the recipient will have ordinary income equal to the lesser of (i) the difference between the exercise price of the shares and the fair market value of the shares on the date of exercise and (ii) the difference between the exercise price of the shares and the amount realized on the disposition. Any gain or loss realized in excess of the amount of ordinary income recognized or the loss, if any, will be treated as a capital gain or loss. The Company will be entitled to a corresponding tax deduction, subject to the application of Sections 162(m) and 280G of the Code.

Stock Appreciation Rights. The grant of a SAR will produce no U.S. federal tax consequences for the recipient or the Company. The exercise of a SAR results in taxable income to the recipient equal to the difference between the exercise price of the SAR and the fair market value of the common stock on the date of exercise, and a corresponding tax deduction to the Company, subject to the application of Sections 162(m) and 280G of the Code. The ordinary income recognized with respect to the exercise of a SAR under the Omnibus Incentive Plan granted to an employee will be subject to both wage withholding and employment taxes.

Restricted Stock. A recipient of restricted stock may elect under Section 83(b) of the Code to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of such shares at the time of issuance over the amount paid by the recipient, if any, for such shares. Unless a Section 83(b) election is timely made (no later than the expiration of the 30 day period following the time of issuance), no taxable income will be recognized by the recipient until such shares are no longer subject to a substantial risk of forfeiture (the “ Restrictions “). Absent a Section 83(b) election, when the Restrictions lapse, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of lapse over the amount the recipient paid, if any, for such shares. The ordinary income recognized with respect to restricted stock will be subject to both wage withholding and employment taxes.

If a Section 83(b) election is made, any dividends received on shares which are subject to the Restrictions will be treated as dividend income. If the recipient does not make an election under Section 83(b) of the Code, dividends received on the common stock for the period prior to the time the Restrictions on such shares lapse will be treated as additional compensation, and not dividend income, for federal income tax purposes, and will be, subject to wage withholding and employment taxes.

The recipient’s tax basis in restricted stock will be equal to the sum of the price paid for such shares, if any, and the amount of ordinary income recognized by the recipient with respect to the receipt of such shares or the lapse of the Restrictions thereon. The holding period for purposes of determining gain or loss on a subsequent sale will begin immediately after the transfer of such shares to the recipient if a Section 83(b) election is made with respect to such shares, or immediately after the Restrictions on such shares lapse if no Section 83(b) election is made.

In general, a deduction will be allowed to the Company for federal income tax purposes (subject to the application of Sections 162(m) and 280G of the Code) in an amount equal to the ordinary income recognized by the recipient with respect to restricted stock awarded pursuant to the Omnibus Incentive Plan.

If, subsequent to the lapse of the Restrictions on restricted stock, the recipient sells such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares will ordinarily result in capital gain or loss.

Performance Awards. A recipient will not be taxed at the time of grant of performance awards. If the performance targets and/or the other requirements for a payment of performance awards are achieved, the recipient will receive distributions of common stock and/or cash. The recipient will recognize ordinary income in an amount equal to any cash received and the fair market value of the common stock received, on the date of receipt. If the recipient is an employee, the ordinary income the recipient recognized will be subject to both wage withholding and employment taxes.

The recipient’s tax basis in any shares received will be equal to the sum of the price paid for such shares, if any, and the amount of ordinary income recognized by the recipient with respect to the receipt of such shares. The holding period for such shares for purposes of determining gain or loss on a subsequent sale will begin immediately after the transfer to the recipient of such shares.

In general, a deduction will be allowed to the Company for federal income tax purposes (subject to the possible application of Sections 162(m) and 280G of the Code) in an amount equal to the ordinary income recognized by the recipient.

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If the recipient sells such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares will ordinarily result in capital gain or loss.

Certain Other Tax Issues. In addition, (i) officers and directors of the Company subject to liability under Section 16(b) of the Exchange Act may be subject to special rules regarding the income tax consequences concerning their awards; (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable federal tax rules (including, when applicable, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation); (iii) certain awards under the Omnibus Incentive Plan may be subject to the requirements of Section 409A of the Code (regarding nonqualified deferred compensation); (iv) in the event that the exercisability or vesting of any award is accelerated because of a change in control of the Company, payments relating to awards under the Omnibus Incentive Plan, either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes; and (v) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income.

Company Deductions. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided, among other things, that the deduction meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

We have attempted to structure the Omnibus Incentive Plan in such a manner that the compensation attributable to stock options qualifying stock appreciation rights, and other performance-based awards which meet the other requirements of Section 162(m) will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue. In addition, the committee has the discretion to make awards that do not qualify as performance-based compensation.

We intend to file with the SEC a registration statement on Form S-8 covering the shares of our common stock issuable under the Omnibus Incentive Plan.

The Omnibus Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Omnibus Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

New Plan Benefits

Grants under the Omnibus Incentive Plan will be made at the discretion of the compensation committee. We intend to grant 150,000 restricted shares of LAC common stock as awards to employees of Del Taco following the Business Combination under the Omnibus Incentive Plan, subject to approval of the compensation committee. Any other grants under the Omnibus Incentive Plan are not yet determinable. The value of the awards granted under the Omnibus Incentive Plan will depend on a number of factors, including the fair market value of our common stock on future dates, the exercise decisions made by the participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved.

The table below sets forth information regarding grants awarded to directors, officers and employees of Del Taco by the Company to be effective upon the closing of the Merger, subject to approval of the Omnibus Incentive Plan.

Grants of Plan-Based Awards Proposed Upon Closing of Business Combination

Name and Position	Dollar Value ($) (1)	Number of shares of Restricted Stock Awards (2)
Paul Murphy, President and Chief Executive Officer	$318,750	31,875
Steven Brake, Executive Vice President and Chief Financial Officer	$318,750	31,875
John Cappasola, Jr., Executive Vice President and Chief Brand Officer	$318,750	31,875
Other Del Taco employees as a group	$543,375	54,375

(1) Based on value of LAC common stock used to determine the Stock Merger Consideration.

(2) These restricted stock awards will vest in equal installments on the first, second and third anniversaries of the closing of the Merger.

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Vote Required for Approval

The affirmative vote of holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting is required to approve the Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE DEL TACO RESTAURANTS, INC. 2015 OMNIBUS INCENTIVE PLAN.

Proposal No. 5—The Adjournment Proposal

The Adjournment Proposal, if adopted, will allow our board of directors to adjourn the special meeting of stockholders to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting of stockholders to approve one or more of the proposals presented at the special meeting. In no event will our board of directors adjourn the special meeting of stockholders or consummate the Business Combination beyond the date by which it may properly do so under our amended and restated certificate of incorporation and Delaware law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our board of directors may not be able to adjourn the special meeting of stockholders to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting of stockholders to approve the Business Combination Proposal or the Incentive Plan Proposal.

Vote Required For Approval

Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of our common stock as of the record date represented in person or by proxy at the special meeting of stockholders and entitled to vote thereon. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

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Recommendation of the Board

LAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

Information About LAC

General

We are a blank check company incorporated on August 2, 2013 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While we had the right to pursue an acquisition opportunity in any business industry or sector, we intended to focus on industries or sectors that complement our management team’s background, and to capitalize on the ability of our management team to identify, acquire and operate a business in these industries or sectors. We believed that our management team was well positioned to take advantage of investment opportunities in the restaurant and hospitality sectors, and that our contacts and sources in these sectors would allow us to generate attractive acquisition opportunities.

On November 19, 2013, we consummated our initial public offering of 15,000,000 units (the “Units”), with each Unit consisting of one share of our common stock, $0.0001 par value per share (the “Public Shares”), and one-half of one warrant (the “Public Warrants”). Each whole Public Warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $11.50 per whole share. The Units were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $150,000,000. The underwriters of our initial public offering paid us $347,100 as reimbursement for certain expenses incurred in connection with the initial public offering (the “Reimbursement”).

Prior to the consummation of our initial public offering, on August 5, 2013, the Sponsor purchased 4,312,500 shares of common stock (the “Founder Shares”) for $25,000, or approximately $0.006 per share. On October 17, 2013, the Sponsor transferred 17,250 Founder Shares to each of Howard B. Bernick, Craig J. Duchossois, Greg Flynn and Marc S. Simon (the Company’s independent directors), each of whom paid a purchase price of $100 for their respective shares (the same per-share purchase price initially paid by the Sponsor). Our independent directors also purchased an aggregate of 150,000 Units in our initial public offering through our directed unit program. On November 19, 2013, as a result of the underwriters’ election not to exercise the over-allotment option in connection with our initial public offering, the Company’s Initial Stockholders forfeited an aggregate of 562,500 Founder Shares, consisting of a forfeiture of 2,250 Founder Shares by each of Messrs. Bernick, Duchossois, Flynn and Simon, and a forfeiture of 553,500 Founder Shares by the Sponsor. As a result of the forfeiture, the Sponsor was left with 3,690,000 Founder Shares, and each of Messrs. Bernick, Duchossois, Flynn and Simon were left with 15,000 Founder Shares, so that there were 3,750,000 Founder Shares outstanding. When these 3,750,000 Founder Shares were added to the aggregate of 150,000 Units that Messrs. Bernick, Duchossois, Flynn and Simon purchased through our directed unit program, the Company’s Initial Stockholders, consisting of the Sponsor and Messrs. Bernick, Duchossois, Flynn and Simon, owned 3,900,000, or 20.8%, of our issued and outstanding shares. 937,500 Founder Shares (the “Founder Earnout Shares”) will be subject to forfeiture by our Initial Stockholders (or their permitted transferees) on the fifth anniversary of our initial business combination, unless, following our initial business combination, the last sale price of our common stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

Simultaneously with the consummation of our initial public offering, we consummated the private sale of 4,750,000 warrants (the “Private Placement Warrants”), each exercisable to purchase one share of our common stock at $11.50 per share, to the Sponsor at a price of $1.00 per warrant, generating gross proceeds of $4,750,000. Immediately after the closing of the private placement, the Sponsor transferred 15,000 Private Placement Warrants at no charge to each of Messrs. Bernick, Duchossois, Flynn and Simon and 30,000 Private Placement Warrants at no charge to Michael R. Wallach (our Vice President of Acquisitions). After deducting the underwriting discounts and commissions (excluding the deferred portion of $5,250,000 in underwriting discounts and commissions, which amount will be payable upon consummation of our initial business combination, if consummated) and the estimated offering expenses, the total net proceeds from our initial public offering, the private placement of the Private Placement Warrants and the Reimbursement was approximately $151,000,000, of which $150,000,000 (or approximately $10.00 per Unit) was placed in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”). The trust proceeds are invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Our amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay income taxes and franchise taxes, none of the funds held in trust will be released until the earlier of: (i) the completion of our initial business combination; or (ii) the redemption of 100% of the Public Shares if we are unable to complete an initial business combination within 21 months from the closing of our initial public offering (August 19, 2015), or 24 months from the closing of our initial public offering (November 19, 2015) if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 21 months from the closing of our initial public offering but have not completed the initial business combination within such 21-month period (subject to the requirements of law).

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After the payment of underwriting discounts and commissions (excluding the deferred portion of $5,250,000 in underwriting discounts and commissions, which amount will be payable upon consummation of our initial business combination) and approximately $750,000 in expenses relating to our initial public offering, approximately $1,000,000 of the net proceeds of our initial public offering and private placement of the Private Placement Warrants was not deposited into the Trust Account and was retained by us for working capital purposes. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of December 31, 2014, there was $150,056,895 in investments and cash held in the Trust Account and $230,467 held outside the Trust Account available for working capital purposes. Through December 31, 2014, the Company had withdrawn $40,767.36 from interest earned on the trust proceeds to pay franchise taxes.

Effecting Our Initial Business Combination

     We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time. We intend to effect the Business Combination using cash held in our Trust Account and shares of common stock. As not all of the funds released from the Trust Account will be used for payment of the purchase price in connection with the Business Combination or used for redemptions of purchases of our common stock, we may apply the cash released to us from the Trust Account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of the acquired Del Taco business, for the payment of principal or interest due on indebtedness assumed in the Business Combination, to fund the purchase of other companies or for working capital.

Standard for Selection of Del Taco Business and Structuring of our Initial Business Combination

     Our initial Business Combination must occur with one or more target businesses that together have a fair market value of at least 80% of our assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA with respect to the satisfaction of such criteria. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial Business Combination with another blank check company or a similar company with nominal operations. In any case, we will only complete an initial business combination in which we acquire 50% or more of the outstanding voting securities of the target or are otherwise not required to register as an investment company under the Investment Company Act. If we acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that we acquire is what will be valued for purposes of the 80% of net assets test. Our board has determined based on its own assessment with input from its advisors, that Del Taco meets or exceeds each of the minimum standards for a Business Combination.

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Redemption Rights for Holders of Public Shares

We are providing our public stockholders with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, upon the consummation of the Business Combination, subject to the limitations described herein. As of March 31, 2015, the amount in the Trust Account, net of income and franchise tax payable, is approximately $10.00 per public share. All of the holders of Founder Shares, including the Sponsor, have agreed to waive their redemption rights with respect to their Founder Shares and our Initial Stockholders, other than our independent directors, have agreed to waive their redemption rights with respect to any public shares that they may have acquired during or after our initial public offering in connection with the completion of our Business Combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Redemption of Public Shares and Liquidation if no Initial Business Combination

Our Sponsor, executive officers and directors have agreed that we will have until November 19, 2015 to complete our initial business combination. If we are unable to complete our business combination before November 19, 2015, we will:

☐	cease all operations except for the purpose of winding up;

☐	as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and

☐	as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate,

subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Submission of Our Initial Business Combination to a Stockholder Vote

We are providing our public stockholders with redemption rights upon consummation of the Business Combination. Public stockholders electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less franchise and income taxes payable, provided that such stockholders follow the specific procedures for redemption set forth in this proxy statement relating to the stockholder vote on a Business Combination. Our public stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments.

Limitation on Redemption Rights

Notwithstanding the foregoing our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our initial public offering.

Employees

We currently have four executive officers. Members of our management team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any member of our management team will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process. We estimate that our officers will dedicate an average of 15 to 25 hours per week to our affairs. We do not intend to have more than three full time employees prior to the consummation of our initial business combination.

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Management

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position
Lawrence F. Levy	71	Chairman and Chief Executive Officer and Director
Ari B. Levy	35	President and Chief Investment Officer and Director
Steven C. Florsheim	50	Executive Vice President and Chief Acquisitions Officer and Director
Sophia Stratton	54	Chief Financial Officer and Treasurer
Howard B. Bernick	62	Director
Craig J. Duchossois	70	Director
Marc S. Simon	66	Director
Greg Flynn	50	Director

Lawrence F. Levy has served as our Chairman and Chief Executive Officer since August 2, 2013 and as a director since November 19, 2013. Mr. Levy is a Co-Founder and Chairman Emeritus of the Chicago-based Levy Restaurants, an international food service company that Mr. Levy co-founded with his brother in 1978. Mr. Levy was Executive Chairman and Chief Executive Officer of Levy Restaurants until 2004, a few years before the company was sold to Compass Group USA, or Compass. Between 2004 and the sale in 2006, Mr. Levy retained the role of Executive Chairman and promoted his top executive to Chief Executive Officer of Levy Restaurants. As Executive Chairman and Chief Executive Officer, Mr. Levy was responsible for all aspects of operations, strategy, growth, and various other functions of the company. During his time as Executive Chairman and after he became non-executive Chairman in 2006, Mr. Levy continued to actively participate in significant company initiatives and to advise senior management on all aspects of the company, including strategy, operations and corporate development. Currently, Mr. Levy serves as Chairman Emeritus of Levy Restaurants. Mr. Levy is also the Founder and a Managing Partner of Levy Family Partners, LLC, a family investment office that oversees a broad portfolio of public and private investments, including hospitality, real estate, and technology companies. Since the Initial Investment, Mr. Levy has served as the Chairman of the Board of Del Taco Holdings, Inc. but receives no compensation for this service. Mr. Levy received his B.S. and M.B.A. from Northwestern University. Ari B. Levy and Steven C. Florsheim are the sons of Lawrence F. Levy.

Mr. Levy is qualified to serve on our board due to his extensive experience as a chief executive officer of an international food service company and in-depth knowledge of the foodservice industry and his experience on boards of public companies.

Ari B. Levy has served as our President and Chief Investment Officer since September 30, 2013 and as a director since November 19, 2013. Ari B. Levy is a Managing Partner of Levy Family Partners, LLC, a position that he has held since March 2007. At Levy Family Partners, LLC, Ari B. Levy has served on the Investment Committee responsible for evaluating, executing and managing the company’s portfolio of investments. Ari B. Levy also founded Lakeview Investment Group, or Lakeview, in February 2005 as an independent, employee-owned asset management firm that has had in excess of $100 million under management over the past eight years. Prior to founding Lakeview, Ari B. Levy served as a Vice President and Share Partner at Advisory Research, Inc., a Chicago-based investment management firm with approximately $3 billion in assets under management at the time of his departure in August 2004. Prior to his time at Advisory Research, Inc., Ari B. Levy served as an analyst in the investment banking division of Mesirow Financial, working on a number of middle market sell and buy side merger and acquisition advisory engagements across a broad group of sectors. Upon the closing of the Initial Investment, Mr. Levy became a member of the board of directors of Del Taco Holdings, Inc. but receives no compensation for this service. Ari B. Levy holds a B.A. in International Relations from Stanford University. Lawrence F. Levy is Ari B. Levy’s father and Steven C. Florsheim is Ari B. Levy’s half-brother.

Ari B. Levy’s extensive quantitative skills, combined with his years of assessing public and private companies in the restaurant and hospitality sectors, among others, qualify him to serve on our board of directors.

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Steven C. Florsheim has served as a director since August 2, 2013 and as our Executive Vice President and Chief Acquisitions Officer since September 30, 2013. Since March 2007, Mr. Florsheim has been a Managing Partner of Levy Family Partners, LLC. From June 2007 to October 2010, Mr. Florsheim was Vice President, and since October 2010 he has been President of LFP Real Estate Management. Mr. Florsheim has also been an officer of LFP Resorts since June 2007 and of LFP Restaurant Management since July 2009. In these capacities, Mr. Florsheim oversees and manages the Levy family’s operating businesses, primarily in the restaurant, hotel and resort, and real estate sectors. Mr. Florsheim has served on the Executive Committees and Advisory Boards of many of the Levy family’s holdings, including for Esperanza Resort in Cabo San Lucas, Mexico and Christophe Harbour, a 2400 acre resort development in the Caribbean. Mr. Florsheim also has assisted in the development of numerous restaurant concepts and served on the Advisory Board to Levy Restaurants prior to its acquisition by Compass. Mr. Florsheim is also the Managing Partner of the law firm of Sperling & Slater, P.C. Mr. Florsheim joined the firm as a partner in January 2000 and has been Managing Partner since October 2006. Mr. Florsheim’s legal practice encompasses large-scale, complex commercial litigation matters and corporate transactions, including mergers and acquisitions, financing transactions, and bankruptcy matters. Upon the closing of the Initial Investment, Mr. Florsheim became a member of the board of directors of Del Taco Holdings, Inc. but receives no compensation for this service. Mr. Florsheim holds a J.D., Order of the Coif, from the University of Michigan Law School and a B.A. in Political Science, cum laude, from Yale University. Lawrence F. Levy is Steven C. Florsheim’s step-father and Ari B. Levy is Steven C. Florsheim’s half-brother.

Mr. Florsheim’s extensive experience as a practicing attorney for over 20 years and business executive for various Levy family businesses qualify him to serve on our board of directors.

Sophia Stratton has served as our Chief Financial Officer and Treasurer since August 2, 2013. Ms. Stratton is the Chief Financial Officer of Levy Family Partners, LLC, a position that she has held since January 2006. Prior to that time, beginning March 2005, Ms. Stratton was Controller for the Levy family’s restaurant operations. In these capacities, Ms. Stratton established the accounting and tax policies, practices and procedures at the parent and subsidiary levels of the Levy family investment portfolio, including operating, real estate, and passive entities. In addition, she oversees treasury, human resources and benefits, risk management, purchasing, investment performance, IT, forecasting, and estate and tax planning. Since March 2010, she has been a Manager of Levy Family Partners, LLC. Ms. Stratton is also member of Levy Family Partners, LLC’s Investment Committee, and has provided consulting services to several portfolio companies. Prior to joining the firm, Ms. Stratton was a Chief Financial Officer in the health care industry from September 2001 to December 2004, preceded by a senior management position at Crowe Horvath (f/k/a Crowe Chizek), an international consulting and public accounting firm. While at Crowe, Ms. Stratton developed, managed and marketed tax, business assurance and operational consulting services to the hospitality and other industries. Ms. Stratton holds a B.A. from Indiana University, post-Baccalaureate Certificate in Accounting and is a certified public accountant .

Howard B. Bernick has served on our board of directors since November 19, 2013. Since November 2006, Mr. Bernick has served as the president of Bernick Advisory Limited, a private investment advisory company. Since 2009, Mr. Bernick has been a member of the board of directors and compensation committee of Mead Johnson Nutrition Company, a publicly traded pediatric nutrition company. Mr. Bernick previously served as a member of the audit committee of Mead Johnson Nutrition Company and currently serves as a member of the risk management and compliance committee of Mead Johnson Nutrition Company. From November 1994 to November 2006, Mr. Bernick served as president, chief executive officer and a director of Alberto-Culver Company, a publicly traded global branded consumer products and beauty supply distribution company. From August 2001 through October 2008, Mr. Bernick served as a director of the Wm. Wrigley Jr. Company, a global confectionery company that was publicly traded before it was acquired by Mars, Incorporated in 2008. Since 2011, Mr. Bernick has served on the board of directors of The Duchossois Group, Inc., a private holding company with diversified business interests comprised of companies with brands in the residential security, lighting and convenience products markets and the commercial control, automation and digital media markets. Since 2011, Mr. Bernick has also served on the board of the HAVI Group LP, a private company that owns and manages a portfolio of businesses in the packaging, supply chain, and marketing industries. Mr. Bernick’s community involvement includes membership on the board of trustees of The Field Museum in Chicago and service as a director of the American Committee for the Weizmann Institute of Science and the Juvenile Diabetes Research Foundation.

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Mr. Bernick is qualified to serve on our board of directors due to his global business experience as former president, chief executive officer and director of Alberto-Culver Company, his private investment advisory experience as president of Bernick Advisory Limited and his board and audit and compensation committee experience with publicly traded companies.

Craig J. Duchossois has served on our board of directors since November 19, 2013. Since 1994, Mr. Duchossois has been the chief executive officer and since 1983 has been a director of The Duchossois Group, Inc., a private holding company with diversified business interests in companies with leading brands in the residential security, lighting and convenience products markets and the commercial control, automation and digital media markets. Since 2000, Mr. Duchossois has served on the board of directors of Churchill Downs Incorporated, a publicly traded company that provides horseracing, casino gaming, entertainment and online account wagering on horseracing events.

In addition, Mr. Duchossois currently holds the following leadership positions: Chairman, The Chamberlain Group, Inc.; Chief Executive Officer, Duchossois Capital Management; and Director, Amsted Industries, Inc. His not-for-profit board memberships include Culver Education Foundation, Illinois Institute of Technology, University of Chicago, Kellogg Graduate School of Management, World Business Chicago, the University of Chicago Hospitals, Executive’s Club of Chicago, Economic Club, Chicago Council on Global Affairs and the Marine Corps Scholarship Foundation. He is a member of the Chief Executive Officer’s Organization, World Presidents Organization, and the Civic Committee of the Commercial Club of Chicago. Mr. Duchossois also serves as an advisory board member for Frontenac Company and The Edgewater Funds.

Mr. Duchossois is qualified to serve on our board of directors due, among other things, to his experience as a director of a publicly traded company and his executive management experience. Mr. Duchossois holds a BBA and an MBA from Southern Methodist University. He is past-Chairman of the Board of Visitors for the United States Naval Academy.

Marc S. Simon has served on our board of directors since November 19, 2013. Since February 2001, Mr. Simon has served as chief executive officer and a director of HALO Branded Solutions, Inc., or HALO, a private company that distributes promotional products. Mr. Simon served in the same capacities for HALO’s predecessor, HALO Industries, Inc., which was publicly traded at the beginning of Mr. Simon’s tenure until the business was sold in 2003. Mr. Simon also currently serves on the boards of Smalley Steel Ring Co., a private company that manufactures steel rings and springs, and Expert Global Solutions, Inc. (formerly NCO Group, Inc.), a private company that provides business process outsourcing services. NCO Group’s bonds were publicly traded prior to Mr. Simon joining the Board in 2011 and were retired in 2012. Mr. Simon has also served on the boards of two private holding companies during their respective periods of distress: ALC Holdings, LLC, from August 3, 2011 through November 7, 2011, and Kingpin Holdings, LLC (the holding company for AMF Bowling Worldwide, Inc.), from July 6, 2012 through July 1, 2013. From 1995 through 2001, Mr. Simon served in various roles (including chief financial officer, executive vice president and president, and as a member of the board of directors and audit committee) with APAC Customer Services, Inc., a company that provides call center outsourcing, contact center outsourcing and customer care services and which was publicly traded during Mr. Simon’s tenure. From 1992 through 1995, Mr. Simon was a director of HA-LO Industries, Inc., a publicly traded company at that time and the predecessor to HALO. Mr. Simon is also an attorney, and has been a member of the Illinois and Federal Bars since 1973. Mr. Simon has 22 years of experience in the private practice of corporate law, with an emphasis in mergers and acquisitions. Mr. Simon’s community service includes more than 20 years of service on the board of the Fraida Foundation. He is also a past chairman of the board of Promotional Products Association International, the trade association for the promotional products industry. In July 2001, HA-LO Industries, Inc. filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Mr. Simon successfully led HALO Industries through the bankruptcy proceedings to profitability within 10 months, paying off all secured lenders in full and making significant payments to unsecured creditors. Mr. Simon subsequently led HALO through three successful acquisitions by private equity investors. The bankruptcy court entered a final decree in 2011.

Mr. Simon is qualified to serve on our board of directors due to his prior service as a director and officer of several public and private companies, executive management experience, audit committee experience and his knowledge of and experience with corporate law. Mr. Simon holds a B.S. in accountancy and a J.D. from the University of Illinois.

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Greg Flynn has served on our board of directors since November 19, 2013. Since 1994, Mr. Flynn has served as the chairman and chief executive officer of Flynn Properties Inc. (and its predecessors), a private company in the commercial real estate market. In addition, since 1998, Mr. Flynn has served as the chairman and chief executive officer of Flynn Restaurant Group LLC (and its predecessors), a private franchisee of restaurants. From 2009 to January 2015, Mr. Flynn served as a member of the board of directors of the Applebee’s® division of Centralized Supply Chain Services, LLC, a private purchasing cooperative that negotiates purchase and distribution agreements with vendors on behalf of restaurant franchisees. Mr. Flynn’s community involvement includes membership on the board of directors of the Exploratorium®, membership on the President’s Leadership Council of Brown University and service as a past co-chairman of the capital campaign for Schools of the Sacred Heart in San Francisco.

Mr. Flynn is qualified to serve on our board of directors due to his 19 years of experience as a chief executive officer, the knowledge of the foodservice industry that he has acquired through his experience with Flynn Restaurant Group LLC, and his service on the board of directors of the Applebee’s® division of Centralized Supply Chain Services, LLC. Mr. Flynn holds an A.B. from Brown University, an M.Lit.St. from the University of Queensland, an M.A. from Yale University, and an M.B.A. from Stanford University.

Terms of Office of Directors

Our board of directors is divided into three classes, with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. L. Levy and Bernick, will expire at our 2017 annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Florsheim and Simon, will expire at the 2015 annual meeting of stockholders. The term of office of the third class of directors, consisting of Messrs. Ari B. Levy, Duchossois and Flynn, will expire at the 2016 annual meeting of stockholders.

Committees of the Board of Directors

Our board of directors has established an audit committee and a compensation committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

We established an audit committee of the board of directors prior to the consummation of our initial public offering. Messrs. Duchossois, Simon and Flynn serve as members of our audit committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. Messrs. Duchossois, Simon and Flynn are independent, as independence for audit committee members is defined in NASDAQ listing standards.

Each member of the audit committee is financially literate, and our board of directors has determined that Mr. Simon qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee. Responsibilities of the audit committee include:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•	pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships that the auditors have with us in order to evaluate their continued independence;

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•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•	obtaining a report, at least annually, from the independent auditors describing (i) the independent auditors’ internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The compensation committee of our board of directors was established on November 14, 2014. The members of our compensation committee are Messrs. Simon and Duchossois. Under the NASDAQ listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, both of whom must be independent. Messrs. Simon and Duchossois are independent, as independence for compensation committee members is defined in NASDAQ listing standards.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•	overseeing the Company’s compensation and employee benefit plans and practices, including its executive compensation plans relating to the compensation of the Company’s chief executive officer and other executive officers, and its incentive-compensation and equity-based plans;

•	reviewing and discussing with management the Company’s compensation discussion and analysis to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC;

•	preparing the Compensation Committee Report as required by the rules of the SEC;

•	evaluating annually the appropriate level of compensation for board and committee service by non-employee directors;

•	considering the results of the most recent shareholder advisory vote on executive compensation as required by Section 14A of the Securities Exchange Act of 1934, as amended, and, to the extent the committee determines it appropriate to do so, taking such results into consideration in connection with the review and approval of compensation policies and executive officer compensation; and

•	reviewing compensation arrangements for the Company’s employees to evaluate whether incentive and other forms of pay encourage unnecessary or excessive risk taking, and reviewing and discussing, at least annually, the relationship between risk management policies and practices, corporate strategy and the Company’s compensation arrangements.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

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Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the NASDAQ Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who shall participate in the consideration and recommendation of director nominees are Howard B. Bernick, Craig J. Duchossois, Marc S. Simon and Gregory G. Flynn. In accordance with Rule 5605(e)(1)(A) of the NASDAQ Rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in Section 3.2 of our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Code of Ethics and Audit and Compensation Committee Charters

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics as an exhibit to the registration statement associated with our initial public offering. You can review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. Copies of our audit and compensation committee charters were included as annexes to the proxy statement that we filed with the SEC on November 21, 2014, which can be reviewed by accessing our public filings at the SEC’s website at www.sec.gov.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and ten percent stockholders are required by regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that, during the fiscal year ended December 30, 2014, all Section 16(a) filing requirements applicable to our officers and directors were complied with.

Executive Compensation

Compensation Discussion and Analysis

Other than as described below, none of LAC’s executive officers or directors has received any cash compensation for services rendered. LAC has agreed to pay an affiliate of its Sponsor a total of (i) $10,000 per month for office space, utilities, secretarial support and administrative services, and (ii) $15,000 per month as reimbursement for a portion of the compensation paid to its personnel including certain of our officers who work on our behalf.

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LAC does not intend to take any action to ensure that members of our management team maintain their positions with LAC after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with LAC after the initial business combination. The existence or terms of any such employment or consulting arrangements may influence LAC’s management’s motivation in identifying or selecting a target business, but LAC does not believe that the ability of its management to remain with LAC after the consummation of an initial business combination will be a determining factor in LAC’s decision to proceed with any potential business combination. LAC is not party to any agreements with its executive officers and directors that provide for benefits upon termination of employment.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee. Lawrence F. Levy (our Chairman and Chief Executive Officer and Director), Ari B. Levy (our President and Chief Investment Officer and Director), Steven C. Florsheim (our Executive Vice President and Chief Acquisitions Officer and Director) and Sophia Stratton (our Chief Financial Officer and Treasurer), are the managers of Levy Family Partners, LLC. Lawrence F. Levy, Ari B. Levy and Steven C. Florsheim serve on our board of directors.

Compensation Committee Report

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on that review and discussion, the compensation committee has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Marc S. Simon
Craig J. Duchossois

Audit Committee Report

The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB regarding our independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by:

Audit Committee of the Board of Directors

Marc S. Simon, Chairman
Craig J. Duchossois
Greg Flynn

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

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Fees and Services

During LAC’s fiscal year ended December 31, 2013, ROTHSTEIN-KASS, P.A. (d/b/a Rothstein Kass & Company, P.C.) (“Rothstein Kass”), served as LAC’s independent registered public accounting firm. On June 30, 2014 KPMG LLP (“KPMG”) acquired certain assets of Rothstein Kass and certain of its affiliates. As a result of this transaction, as of June 30, 2014, Rothstein Kass resigned as the independent registered public accounting firm for the Company. On August 7, 2014, LAC’s audit committee approved the engagement of KPMG as its independent registered public accounting firm to audit its financial statements for our fiscal year ending December 31, 2014.

The audit report of Rothstein Kass on the Company’s financial statements for the year ended December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. As LAC was formed on August 2, 2013, it did not have financial statements for the year ended December 31, 2012.

During the period from August 2, 2013 (the date of LAC’s inception) through December 31, 2013 and through the subsequent interim period preceding Rothstein Kass’s resignation, there were no disagreements between LAC and Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rothstein Kass, would have caused them to make reference to the subject matter of the disagreements in their report on LAC’s financial statements for such year.

During the period from August 2, 2013 (the date of LAC’s inception) through December 31, 2013 and through the subsequent interim period preceding Rothstein Kass’s resignation, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

LAC provided Rothstein Kass a copy of the disclosures set forth above prior to its filing of a Current Report on Form 8-K with the SEC disclosing Rothstein Kass’s resignation as LAC’s independent registered public accounting firm and requested that Rothstein Kass furnish LAC with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of this letter, dated July 7, 2014, is filed as Exhibit 16.1 to LAC’s Current Report on Form 8-K filed with the SEC on July 7, 2014.

During the fiscal year ended December 31, 2013 and through the subsequent interim period prior to the LAC’s engagement of KPMG, LAC did not consult KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on LAC’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to the Independent Registered Public Accounting Firm

Rothstein Kass acted as our independent registered public accounting firm for our fiscal year ended December 31, 2013. The following table presents fees for professional audit services and other services rendered to the Company by Rothstein Kass for our fiscal year ended December 31, 2013.

Fees	(In Thousands)
Audit Fees(1)	$46
Audit-Related Fees(2)	$–
Tax Fees(3)	$–
All Other Fees(4)	$–
Total Fees	$46

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(1)	Audit Fees consist of professional services rendered in connection with the audit of our annual financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the fiscal year. Fees for fiscal year 2013 also consisted of professional services rendered in connection with our Registration Statement on Form S-1 related to our initial public offering completed in November 2013.
(2)	Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.
(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.
(4)	All Other Fees consist of permitted services other than those that meet the criteria described above.

The firm of Rothstein Kass acted as our independent registered public accounting firm from January 1, 2014 until June 30, 2014. On June 30, 2014 KPMG LLP (“KPMG”) acquired certain assets of Rothstein Kass. As a result of this transaction, as of June 30, 2014, Rothstein Kass resigned as the independent registered public accounting firm for the Company. On August 7, 2014, our audit committee approved the engagement of KPMG as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2014. The following table presents fees for professional audit services and other services rendered to the Company by Rothstein Kass and KPMG for our fiscal year ended December 30, 2014.

(In Thousands)	KPMG	Rothstein Kass
Audit Fees(1)	$35	$26
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$—
Total Fees	$35	$26

(1)	Audit Fees consist of professional services rendered in connection with the audit of our annual financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the fiscal year.
(2)	Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.
(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.
(4)	All Other Fees consist of permitted services other than those that meet the criteria described above.

Pre-Approval Policy

Our audit committee was not formed until November 13, 2013. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has pre-approved and will pre-approve all auditing services and permitted non-audit services to be performed for us by Rothstein Kass or KPMG, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

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Auditor Independence

In our fiscal year ended December 31, 2014, there were no other professional services provided by KPMG, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG.

In our fiscal year ended December 31, 2013, there were no other professional services provided by Rothstein Kass, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Rothstein Kass.

LAC Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the consolidated financial statements and related notes of LAC included elsewhere in this report. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

References in this “LAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to the “Company,” “us” or “we” refer to Levy Acquisition Corp. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the condensed financial statements and the notes thereto contained elsewhere in this proxy statement. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Overview

We are a blank check company incorporated on August 2, 2013 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While we may pursue an acquisition opportunity in any business industry or sector, we intend to focus on industries or sectors that complement our management team’s background, and to capitalize on the ability of our management team to identify, acquire and operate a business in these industries or sectors. We believe that our management team is well positioned to take advantage of investment opportunities in the restaurant and hospitality sectors, and that our contacts and sources in these sectors will allow us to generate attractive acquisition opportunities. Under our amended and restated certificate of incorporation, we are not permitted to effectuate our business combination with another blank check company or similar company with nominal operations. We intend to effectuate our initial business combination using cash from the proceeds of our initial public offering and the sale of the Private Placement Warrants, our capital stock, debt or a combination of cash, stock and debt.

RESULTS OF OPERATIONS

Results of Operations

Through December 31, 2014 and 2013, our efforts were limited to organizational activities, activities relating to our initial public offering, activities relating to identifying and evaluating prospective acquisition candidates and activities relating to general corporate matters. We have not generated any revenues, other than interest income earned on the proceeds held in the Trust Account. As of December 31, 2014 and 2013, $150,056,895 and $150,035,663, respectively, was held in the Trust Account (including $5,250,000 of deferred underwriting commissions and $7,500,000 from the sale of the Private Placement Warrants), and we had cash outside of trust of $230,467 and $1,078,466, respectively, and $660,400 and $71,145, respectively, in accounts payable and accrued expenses. Our amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay income taxes and franchise taxes, none of the funds held in trust will be released until the earlier of: (i) the completion of our initial business combination; or (ii) the redemption of 100% of the shares of common stock included in the Units sold in our initial public offering if we are unable to complete a business combination by November 19, 2015. Through December 31, 2014 and 2013, the Company had withdrawn $40,767 and $0, respectively, from interest earned on the trust proceeds to pay franchise taxes. Other than the deferred underwriting discounts and commissions, no amounts are payable to the underwriters of our initial public offering in the event of a business combination.

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For the period from January 1, 2014 through December 31, 2014, we earned $62,000 in interest income. All of our funds in the Trust Account are invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.

We have agreed to pay an affiliate of our Sponsor a total of (i) $10,000 per month for office space, utilities, secretarial support and administrative services, and (ii) $15,000 per month as reimbursement for a portion of the compensation paid to its personnel including certain of our officers who work on our behalf. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. For the period from January 1, 2014 through December 31, 2014, the Company paid $300,000 under this agreement.

Liquidity and Capital Resources

For the period from January 1, 2014 through December 31, 2014, we disbursed an aggregate of approximately $288,487 out of the proceeds of our initial public offering not held in trust, for legal and accounting fees and filing fees relating to our SEC reporting obligations and general corporate matters, and miscellaneous expenses.

We believe that we have sufficient available funds outside of the Trust Account or available on our line of credit to operate through August 19, 2015, or November 19, 2015 (as applicable), assuming that a business combination is not consummated during that time. However, we cannot assure you that this will be the case. Over this time period, we currently anticipate incurring expenses for the following purposes:

•	continued expenses for office space, utilities, secretarial support and administrative service and compensation for certain personnel as described above.

•	legal and accounting fees relating to our SEC reporting obligations and general corporate matters;

•	transaction expenses related to our proposed Merger with Del Taco; and

•	other miscellaneous expenses.

As indicated in the accompanying financial statements, at December 31, 2014 and 2013, we had outside of trust cash in the amount of $230,467 and $1,078,466, respectively, and $660,400 and $71,145, respectively, in accounts payable and accrued expenses. We have the right to borrow money from the Sponsor and presently have a loan balance of $38,069.82

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial assets.

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Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an agreement to pay an affiliate of our Sponsor a total of (i) $10,000 per month for office space, utilities, secretarial support and administrative services, and (ii) $15,000 per month as reimbursement for a portion of the compensation paid to its personnel including certain of our officers who work on our behalf. Upon completion of our business combination or our liquidation, we will cease paying these monthly fees.

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Going Concern Consideration

If the Company does not complete a Business Combination by November 19, 2015, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the common stock sold as part of the units in the initial public offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. This mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern.

In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be approximately equal to the initial public offering price per share (assuming no value is attributed to the warrants contained in the units offered in the initial public offering).

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following as our critical accounting policies:

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Cash Held in Trust

A total of approximately $150,000,000, including approximately $147,000,000 of the net proceeds from our initial public offering, $2,652,900 from the sale of the Private Placement Warrants and $347,100 paid by the underwriters to the Company as reimbursement for certain expenses incurred in connection with the initial public offering, was placed in the Trust Account with Continental Stock Transfer & Trust Company serving as trustee. The trust proceeds are invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. As of December 31, 2014 and 2013, the balance in the Trust Account was $150,056,895 and $150,035,663, respectively, which includes $62,000 and $35,663, respectively, of interest earned since the inception of the trust.

Loss per Common Share

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding, excluding shares subject to possible redemption, for the period. The weighted average common shares issued and outstanding, excluding shares subject to possible redemption, of 4,752,646 for the period from January 1, 2014 to December 31, 2014 takes into effect the 4,312,500 shares issued on August 5, 2013 to the Sponsor; the aggregate of 69,000 shares transferred by the Sponsor to Howard B. Bernick, Craig J. Duchossois, Greg Flynn and Marc S. Simon (the Company’s independent directors), on October 17, 2013; 15,000,000 shares sold in our initial public offering and outstanding since November 19, 2013; and the aggregate of 562,500 Founder Shares forfeited by the Initial Stockholders on November 19, 2013 as a result of the underwriters’ election not to exercise their over-allotment option in connection with our initial public offering. The 12,250,000 warrants related to our initial public offering and the sale of the Private Placement Warrants are contingently issuable shares and are excluded from the calculation of diluted earnings per share because they are anti-dilutive.

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Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Recent Accounting Pronouncements

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and stockholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s balance sheet has not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. The Company has decided to adopt this standard for its reporting for the year ended December 30, 2014.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the sensitivity of income to changes in interest rates, foreign exchanges, commodity prices, equity prices and other market driven rates or prices. We are not presently engaged in and, if we do not consummate a suitable business combination prior to the prescribed liquidation date of the Trust Account, we may not engage in, any substantive commercial business. Accordingly, we are not and, until such time as we consummate a business combination, we will not be, exposed to risks associated with foreign exchange rates, commodity prices, equity prices or other market driven rates or prices. The net proceeds of our initial public offering held in the Trust Account may be invested by the trustee only in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Given our limited risk in our exposure to government securities and money market funds, we do not view the interest rate risk to be significant.

Information About Del Taco

Unless otherwise stated, references in this section to “Del Taco” generally refer to Del Taco Holdings, Inc. and its consolidated subsidiaries.

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Company Overview

Del Taco is a nationwide operator and franchisor of restaurants featuring fresh and fast made-to-order cuisine, including both Mexican inspired and American classic dishes. Del Taco is the second largest Mexican quick service restaurant (“QSR”) by units with 547 Del Taco restaurants, a majority of these in the Pacific Southwest. Del Taco serves its customers high-quality food typical of fast casual restaurants but with the speed, convenience and value associated with traditional QSRs. With attributes of both a fast casual restaurant and a QSR — a combination we call QSR+ — Del Taco occupies a place in the restaurant market distinct from its competitors. Del Taco’s food is prepared in working kitchens where Del Taco’s customers see cooks grilling marinated chicken, chopping tomatoes and cilantro for salsa, grating cheddar cheese and slow cooking whole pinto beans. And Del Taco is poised for growth, operating within the fastest growing segment of the restaurant industry, the limited service restaurant (“LSR”) segment. With an average check of $6.49, Del Taco offers a compelling value proposition relative to both QSR and fast casual peers.

Del Taco’s distinctive menu offers a combination of Mexican-inspired food, such as tacos and burritos, and American classics, such as “Double Del” cheeseburgers, crinkle-cut fries and milkshakes. The dual menu offers something for everyone, helping Del Taco attract a broader customer base than other Mexican LSRs while eliminating the “veto vote.” Additionally, Del Taco’s menu features both premium items such as its Epic Burritos® and Fresca Bowls as well as lower priced items on its Buck & Under Menu®. While the lower priced items appeal to a value-oriented customer, the Buck & Under Menu® is designed to increase the average check by offering variety for customers wishing to supplement their order with an additional menu item. For the year ended December 30, 2014, approximately 22% of company-operated restaurant sales consisted of Buck & Under Menu® items while less than 10% of customers purchased exclusively Buck & Under Menu® items. With its tiered pricing strategy, Del Taco appeals to customers from a wide variety of socio-economic backgrounds and price sensitivities.

Del Taco opened its first restaurant in Yermo, California in 1964. The original restaurant had a simple menu consisting of 19 cent tacos, tostadas and french fries and 24 cent cheeseburgers. Over the last 50 years, located now in 16 states, Del Taco had grown to 304 company-operated and 243 franchised restaurants as of December 30, 2014. In 2014, company-operated restaurants generated revenue of $380.8 million while system-wide Del Taco restaurant revenues were $656.1 million.

Del Taco believes that its operating results are driven by the quality of its food and dining experience coupled with the convenience and value it offers customers. In reaching our decision to acquire Del Taco, we found the following operating metrics to be significant:

•	Del Taco achieved positive same store sales growth in 10 consecutive quarters through the quarter ended December 30, 2014, in its company-operated restaurants;

•	In company-operated restaurants, the annual average unit volume (“AUV”) grew from $1.2 million in 2013 to $1.3 million in 2014;

•	From 2012 to 2014, Del Taco increased its restaurant contribution margin for company-operated restaurants by 150 basis points to 18.7%; and

•	From 2012 to 2014, Del Taco increased its total revenue by 10.0% to $396.0 million and increased its Adjusted EBITDA by 13.2% to $58.8 million. For a reconciliation of Adjusted EBITDA to net income, see “Del Taco Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Performance Indicators—EBITDA and Adjusted EBITDA.”

Competitive Strengths

Del Taco believes the following strengths differentiate it from its competitors and serve as the foundation for its continued growth:

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Meeting Many Needs, the Concept has Broad Appeal . Del Taco is able to appeal to a broad group of customers due to its diverse menu featuring both Mexican and American staples, its 24-hour service model, the range of options it offers for any time of day or night, the comfort of its dining room paired with the convenience of its drive-thru, and its carefully considered pricing strategy with items of exceptional quality and value at different price points. Del Taco’s QSR+ positioning sources traffic from both QSR and fast casual dining segments and Del Taco believes the diversified sales mix creates a flexible business model with multiple levers to drive restaurant sales growth. Because Del Taco is able to meet the varied needs of a wide range of customers, it has appeal in a variety of urban, suburban and other settings and in many different parts of the United States.

Un freshing Believable® Food . Del Taco is committed to delivering made-to-order food, using fresh high quality ingredients in working kitchens. It emphasizes both quality and speed and effectively markets these strengths to customers both within the restaurants and beyond. The menu offers items that have been enjoyed by customers for decades in combination with newer offering addressing market trends, such as tacos featuring Jennie-O® Seasoned Ground Turkey and limited-time specials to drive traffic, such as Crispy Shrimp and Slow Simmered Carnitas. With flexible menu variety such as burritos, quesadillas and bowls, Del Taco is able to be highly responsive to customer demands and target underutilized day-parts with new initiatives. Del Taco prepares entrées to order, but is able to deliver the entrée to the customer, on average, in just over 2 minutes across all day-parts and service modes. Even with new products, the coordinated work of operational and marketing leadership ensures that a new item is only launched when it is ready to deliver on Del Taco’s promises of speed, quality and value. Del Taco believes that the way it integrates the complexity of creating freshly prepared food in working kitchens with the speed of its service model and the skill of its trained and certified team members provides a layer of competitive insulation.

Inviting Atmosphere . In order to enhance its competitive positioning, Del Taco implemented a new restaurant design that targets both QSR and fast casual dining occasions. In the new design, restaurant exteriors feature a signature Del Taco logo, color palette and artwork that reinforces the brand identity and interiors feature open kitchens and visual “freshness cues” to highlight the commitment to freshly prepared food. Del Taco has already implemented key elements of its new restaurant design across the chain as part of a system-wide re-image program. As of the date of this proxy statement, 100% of company-operated restaurants and 85% of the restaurants in the entire Del Taco system have been re-imaged. Company-operated restaurants have shown rating improvements of 57% post re-image on “restaurant appearance” according to Del Taco customer surveys. Del Taco believes its atmosphere, quality of service, and consistency of product quality encourages repeat visits and drives increased sales. It also transforms Del Taco customers into promoters of the brand, as evidenced by our own surveys of customers during our due diligence process. Based on its own customer experience surveys, Del Taco has achieved 9 consecutive quarters of overall customer satisfaction increases.

Promising Industry Segment . According to Technomic, a research and consulting firm servicing the foodservice industry, 2014 total sales increased 4.2% to $200.0 billion for Limited Service Restaurants (“LSRs”) in the Technomic Top 500. In 2014, the Mexican menu category for LSRs in the Technomic Top 500 grew 10.4%, outpacing the broader LSR category. Del Taco operates within the Mexican menu category of the broader LSR segment. With its QSR+ model, Del Taco believes that it offers QSR convenience and value with high quality fresh food associated with fast casual dining.  According to the Technomic Top 500, the fast casual sub-segment grew 12.8% in 2014, to $30.1 billion in total sales and the total fast casual sub-segment is projected to grow to exceed $50 billion by 2018. Del Taco believes that its differentiated menu, enhanced restaurants, aligned service model and convenient locations position it to compete successfully against other LSR concepts, providing it with a large addressable market.

Positive Demographic Trends. Del Taco believes it is well positioned to benefit from a number of culinary and demographic trends in the United States. Del Taco expects that the improving macroeconomic environment will raise consumer demand for restaurant services, increasing sales. Furthermore, as indicated by recent growth in the Mexican restaurant segment, Del Taco expects to benefit from increased acceptance of and preference for Mexican food in the United States in the general marketplace. Finally, Del Taco also anticipates benefits from the continued growth of the Hispanic population in the United States, which, according to the U.S. Census Bureau, has grown from 50.5 million people in 2009 to 55.4 million people in 2014, and is projected to reach 78.7 million in 2030. The growth of the Hispanic population is expected to outpace overall population growth, and the Hispanic population as a percentage of the total U.S. population is expected to increase from 16.3% in 2011 to 21.9% by 2030.

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Data Driven Operations Culture. To deliver on the brand promise and ensure that “every guest leaves happy,” Del Taco utilizes a balanced measurement system for all its restaurants. Elements included are customer surveys, internal audits, staffing metrics, speed of service metrics, sales metrics, and key controllable costs. This provides corporate and field management, as well as restaurant-level operators, insight into how they are performing both from the customer’s perspective but also through the lens of Del Taco’s internal standards, enabling operational initiatives to be tied to the needs of the customer. Del Taco takes a disciplined approach to developing operational improvement initiatives; it evaluates results-driven behaviors in top performing restaurants using restaurant questing studies, general manager roundtables, and a formal Operations Advisory Committee comprised of both company and franchise operators. Del Taco believe its deep attention to research and customer feedback gives it a competitive advantage over restaurants less committed to understanding their customers and allows it to be proactive in its initiatives instead of merely responding to the competition.

Experienced Leadership .  Del Taco’s senior management team has extensive operating experience, with an average of 20 years of experience each in the restaurant industry. It is led by Chief Executive Officer, Paul Murphy, who joined Del Taco in 2009. Other key members of its senior leadership team include Steven Brake, Chief Financial Officer, John Cappasola, Chief Brand Officer, and David Pear, Senior Vice President of Operations. Under Paul’s leadership, the team has developed and executed a successful brand re-launch, with data-driven menu innovation, a dramatically improved customer experience through both operations and restaurant design, and new messaging through the Un freshing Believable® campaign. We not only found significant the positive financial results of these efforts, including an acceleration in same store sales growth, but also the ability of the senior leadership team to balance the cost of the initiatives with the results they expected to achieve and to coordinate the implementation of the comprehensive plan in a way that minimized disruption for customers, employees, and franchisees. We also feel the proven ability of the senior officers to work as a team will play a critical role in their ability to continue to achieve success in the future. We believe the senior management team is a key driver of Del Taco’s success and has positioned it well for long-term growth.

Our Growth Strategy

We believe that Del Taco’s differentiated QSR+ positioning within a growing market segment combined with a disciplined business model and strong unit economics, will lead to significant growth opportunities. Our plan to enhance the brand’s competitive positioning and generate strong earnings per share involves several distinct strategies, including: expanding the Del Taco store count in established markets where brand recognition is strong, driving restaurant sales growth, improving margins, and over time taking advantage of the significant “white space” in the United States where the Del Taco brand is not yet established.

Growing the Restaurant Base .  We believe Del Taco is in the early stages of its growth story with 547 current locations in 16 states (including one franchised restaurant in Guam) as of December 30, 2014. We estimate, based on internal analysis and a study prepared by a leading national consulting firm, a long-term total restaurant potential in the United States of at least 2,000 locations. For the year ended December 30, 2014, Del Taco opened five new company-operated and six new franchised restaurants, and in 2015 we intend to open six to eight new company-operated and seven to nine new franchise restaurants across established and emerging markets including California, Nevada, Colorado, Oregon, Utah, Idaho, Georgia and Oklahoma. We believe that after 2016, the pace of development will increase, with an initial focus for company-operated stores in markets where the brand is well established.

•	In established markets where there is strong brand awareness and a loyal following, Del Taco has identified an in-fill opportunity of an additional 400+ potential new trade areas for restaurant development. We believe this presents a low risk, high return expansion strategy, leveraging brand awareness, infrastructure and efficiencies of scale. Del Taco is currently in the process of accelerating its pipeline of in-fill locations, particularly in the Western United States.

•	As Del Taco continues to increase and strengthen its position in established markets, we also intend to continue to expand Del Taco’s presence in key emerging markets such as Oklahoma and Georgia, where the brand has been well received and where demand for additional units is high. We believe new restaurants in emerging markets tend to generate higher average unit volumes as markets become closer to an optimum penetration level.

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•	We view Del Taco’s franchise program as an important resource for expanding the brand. In many new markets, the knowledge of a strategically selected franchisee as to local real estate, customers, employees, and marketing may enhance each restaurant’s prospects for greater success more quickly. Where appropriate, we will consider opportunities to seed new territories with company-operated restaurants, but ultimately have the majority of growth occur through franchisees. In both established and new markets, we expect Del Taco will continue to strategically develop franchise relationships and grow its franchise restaurant base. We believe we are well positioned for growth in comparison to other national QSR concepts, many of which are heavily saturated in the United States and/or are highly limited by existing franchise commitments.

Growing Same Store Sales. Del Taco has developed an integrated strategic approach that aligns restaurant operations initiatives with marketing and menu innovation.  This is the foundation for Del Taco’s sales growth within its existing restaurants. Del Taco plans to drive continued same store sales growth by increasing customer frequency, attracting new customers and improving per transaction spend. To accomplish this, we aim to enhance Del Taco’s QSR+ positioning and customer perceptions with targeted investment in the restaurant experience, optimized marketing spend across traditional and non-traditional channels, and an accelerated introduction of new products and packaging driven by customer demand, industry trends, and a focus on day-part opportunities.  We also believe Del Taco is well positioned in the Mexican LSR segment to benefit from shifting culinary and demographic trends in the United States.

Menu Strategy and Innovation .  We will continue to evolve Del Taco’s menu to create platforms that convey the differentiated QSR+ positioning and reinforce its “We Start with Fresh and Serve with Value” brand position. We believe Del Taco has opportunities for menu innovation as it looks to provide customers more choices through quality/value platforms such as Epic Burritos® and Fresca Bowls. In addition, we will continue to tap in to the need for price/value offerings by building on the success of Del Taco’s value/variety Buck & Under Menu® and mid-tier products. Del Taco’s marketing and operations teams have demonstrated an ability to collaborate to ensure that the items developed in their test kitchen can be executed to high standards in the restaurants with the speed, value and quality that Del Taco customers expect.

Driving Brand Awareness and Consumer Engagement .   Del Taco engages consumers through 8 to 9 promotional windows which feature seasonal favorites such as Crispy Shrimp, quality enhancing platforms such as Fresca Bowls, and strong value propositions showcased by the Buck & Under Menu® platform. The key points of differentiation are communicated through Del Taco’s advertising campaign “Un freshing Believable®” which highlights the preparation of fresh food at an “unbelievable” value. Del Taco tailors its message differently for television and direct mail, which each garner broad exposure, and for its cost effective e-mail marketing program, Raving Fan E-club and social media platforms, including Facebook and Twitter, where it engages in conversation to strengthen the relationship between its customers and its brand.

Restaurant Re-image Program .   In 2012, Del Taco launched its restaurant re-image program, called Ambience Shake-Up, which was completed by all company-operated restaurants by mid-2013 at an average cost of approximately $45,000 per restaurant. The Ambience Shake-Up, together with the other elements of its integrated strategy, has contributed to the acceleration in same store sales by aligning the restaurant appearance with its brand image to support and drive its QSR + positioning. The re-imaged restaurants include revitalized exteriors and visual cues which highlight the quality and freshness of its ingredients, and provides a more modern feel and inviting experience in the dining areas. As of March 2015, 100% of company-operated restaurants and 85% of total system restaurants feature the new image and we expect Del Taco to have re-imaged approximately 90% of its restaurant system by the end of 2015.

Leverage Our Infrastructure .  Since 2012, Del Taco has increased its restaurant contribution margin by 150 basis points, to 18.7%. We believe we can further improve Del Taco’s margins by maintaining fiscal discipline, increasing fixed-cost leverage and enhancing Del Taco’s supply chain efforts. Del Taco currently has an infrastructure that allows it and its franchisees to grow and manage the productivity of each restaurant on a real-time basis. Additionally, we believe, as Del Taco’s restaurant base matures and AUVs increase, we will be able to leverage corporate costs and improve margins, as general and administrative expenses are expected to grow at a slower rate than revenues. As the restaurant base and sales expand, we will potentially have larger media budgets, allowing Del Taco to target specific opportunistic areas with incremental marketing campaigns.

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Properties

Del Taco restaurants are primarily free-standing or, to a lesser extent, end-cap facilities. Ninety-nine percent of restaurants feature a drive-thru. For all but one of the company-operated restaurants, Del Taco leases the land on which its restaurants are built. Leases generally have initial terms of 20 years, with two or four renewal terms of five years each. Most restaurant leases provide for a specified annual rent, although some call for additional or contingent rent. Generally, leases are “net leases” that require the restaurant to pay a pro rata share of property taxes, insurance and maintenance costs. Del Taco owns one property and currently operates the restaurant on this property. In addition, Del Taco leases 303 properties for company-operated restaurants. As of December 30, 2014, Del Taco’s restaurant system consisted of 547 restaurants comprised of 304 company-operated restaurants and 243 franchised restaurants located in 16 states throughout the United States, including one franchise located in Guam.

Del Taco leases its executive offices, consisting of approximately 32,000 square feet in Lake Forest, California, for a term expiring in 2020, with no further options. We believe Del Taco’s current office space is suitable and adequate for its intended purposes and provides opportunity for expansion. The following chart shows the number of restaurants in each of the states in which we operated as of December 30, 2014.

State	Company- Operated	Franchised	Total
California	243	122	365
Nevada	39	1	40
Arizona	3	34	37
Utah	0	28	28
Colorado	0	22	22
Texas	12	2	14
Oregon	0	7	7
Idaho	0	6	6
New Mexico	0	5	5
Georgia	5	1	6
Michigan	0	6	6
Washington	0	3	3
Alabama	0	2	2
Florida	0	2	2
Ohio	0	1	1
Oklahoma	2	0	2
Guam	0	1	1
Total	304	243	547

Site Selection and Expansion

New Restaurant Development

We believe Del Taco is well positioned for growth with improving unit economics, desirable returns on invested capital, and a strong cash flow available for investment. For the year ended December 30, 2014, Del Taco opened five new company-operated restaurants and its franchisees added six new restaurants, and in 2015 it intends to open between six and eight new company-operated restaurants and its franchisees plan to open seven to nine new franchised restaurants across Del Taco’s established and emerging markets. We believe that after 2016, the pace of development will increase, with an initial focus for company-operated stores in markets where the brand is well established.

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The strategy for restaurant development is three fold. First, in the near term, with an in-fill opportunity of an additional 400+ potential new trade area restaurants in established markets (company-operated and franchise), Del Taco is accelerating its pipeline of in-fill locations to leverage the brand awareness, infrastructure and efficiencies of scale through what Del Taco believes is a lower risk, higher return expansion opportunity. Second, we will continue to develop company-operated restaurants in emerging markets such as Atlanta and Oklahoma City, establishing operational expertise, while recruiting additional franchisees to enable us to embed and scale our brand more rapidly. In some markets, we may explore a re-franchising strategy if we believe it will enhance growth opportunities and longer term earnings per share. Finally, we will be entering new markets, primarily with new franchise partners and where appropriate, with company-operated restaurants. With substantial growth opportunities in established and emerging markets, efforts to expand into new markets will be carefully vetted and researched before they are undertaken and we expect that expansion into new markets will be limited for at least 2-3 years.

To date in 2015, Del Taco has three new company-operated restaurants and one new franchise restaurant under construction and 13 other new system restaurants in various stages of development with 10 in permitting and another three in lease negotiations.

Site Selection Process

Del Taco considers the location of a restaurant to be a critical variable in its long-term success and as such, it devotes significant effort to the investigation and evaluation of potential restaurant locations, utilizing quantitative and qualitative modeling. Its in-house development team has over 60 years of combined experience building such brands as Carls Jr., Popeyes and Steak & Shake. For company-operated restaurants, it uses a combination of the in-house development team and outside real estate brokers to locate, evaluate and negotiate leases for new sites, taking into account demographic characteristics, daytime population thresholds, traffic counts and traffic patterns, along with the potential visibility and accessibility of the restaurant. The process for selecting locations applies management’s experience and expertise to an extensive set of objective data. Because Del Taco’s restaurants perform well across a variety of neighborhoods and demographics, Del Taco has great flexibility in selecting new restaurant locations without taking on excessive operating risk.

Del Taco has primarily focused on developing freestanding sites with drive-thrus. In the future, Del Taco may consider developing a prototype appropriate for other promising locations where a drive-thru is not feasible.

Del Taco approves sites only after formal review by its real estate site approval committee, which includes senior management. The committee monitors ongoing performance to inform future site selection decisions.

Restaurant Design

A typical Del Taco restaurant is a free-standing building with drive-thru service that ranges in size from 2,000 to 2,600 square feet. The design creates a colorful, bright and contemporary restaurant environment. The exterior of each restaurant features a signature Del Taco logo, color palette and artwork that reinforces the brand identify; the interior generally features an open kitchen and various visual “freshness cues” to highlight the commitment to freshly prepared food. The colorful and contemporary dining rooms, with seating for approximately 60 people, include a variety of comfortable booths and seating arrangements with contemporary surfaces and a color palette that reinforces brand identity. The typical design features large windows and soft lighting.

Del Taco’s new company-operated restaurants are typically ground-up prototypes or conversions. Del Taco estimates that a restaurant will require an average total cash investment of approximately $0.9 million, net of tenant allowances. On average, it takes approximately 12 to 18 months from identification of the specific site to the opening the restaurant. Del Taco has set processes and timelines to follow for all restaurant openings. Company-operated restaurants are constructed in approximately 13 weeks and the development and construction of new sites is the responsibility of the construction department. A conversion typically takes approximately 10 weeks to complete. The real estate department is responsible for locating and leasing potential restaurant sites and the construction department is then responsible for building the restaurants.

Underperforming Restaurants

During our due diligence process, we observed 13 restaurants that generated atypically low sales volumes and negative restaurant contribution. These restaurants had been built before the current site selection criteria were established and many featured end-cap drive-thru facilities that current site selection criteria would suggest are not advisable. Further, these restaurants used an earlier iteration of the current prototype, which lacked certain design elements that are now included and that we believe contribute to higher sales volumes. Based on an analysis completed in March 2015, we concluded that the most efficient and accretive outcome is for Del Taco to close these restaurants.

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During the year ended December 30, 2014, Del Taco recorded impairment of long-lived assets charges totaling $9.6 million related to these thirteen underperforming restaurants that generated negative restaurant contribution of approximately $1.6 million during the 52 weeks ended December 30, 2014.  During 2015, we and Del Taco commenced a plan to close these underperforming restaurants and enter into subleases with third parties.  Upon closure, which is expected to occur during the second or third quarter of 2015, Del Taco will record restaurant closure charges. Based on initial indications of interest and analyses by real estate brokers in the multiple cities where the restaurants are located, Del Taco estimates the subleases permit a substantial recovery of the future lease obligations, which will help to mitigate the initial restaurant closure charge and the annual cash sublease shortfall.

Restaurant Management and Operations

Operations

Del Taco utilizes a balanced scorecard measurement system for all company-operated restaurants. Elements included in the scorecard are customer surveys, internal audits, staffing metrics, speed of service metrics, sales metrics, and key controllable costs. Each period, managers of company-operated stores who are top performers on the scorecard are eligible for bonuses to reinforce this balanced approach to the business. The scorecard is also used by the operations leadership team to mine best practices.

To ensure brand consistency and integrity across all system restaurants, Del Taco utilizes an internal operations audit program. Each restaurant is audited two or more time per year, and each audit results in two scores – a customer experience score and a brand standards score. Del Taco also has food safety and quality assurance programs for all system restaurants. Del Taco’s auditors are part of the operations support team and provide regular performance analysis to the leadership team.

Managers and Team Members

Each Del Taco restaurant typically has a general manager, four to six shift leaders, and two or three team leaders. There are also typically between 15 and 20 team members who prepare food and service customers. Area Directors lead company-operated restaurants, with each typically responsible for approximately 6 to 13 restaurants. Overseeing the Area Directors are five Regional Directors, each responsible for approximately 50 to 80 restaurants. The franchise operations team utilizes 5 Franchise Business Consultants to coach and oversee 40 to 70 franchised restaurants. The Franchise Business Consultants report to the Vice President of Franchise Operations. The Senior Vice President of Operations has full accountability for both company-operated and franchise-operated restaurants, managing both sales and profitability targets and customer experience metrics.

Del Taco’s hiring process is focused on identifying team members that are genuinely friendly, committed to preparing fresh food, and willing to ensure “every guest leaves happy”. Del Taco frequently cross-trains its team members so they can fill any one of several positions to maximize labor efficiency. The investment in helping team members learn multiple skills and its internal promotion path has helped Del Taco build loyal teams that care about the success of their restaurant. Many team members and managers have been employed by Del Taco for longer than 5 years, and it is not rare to have team members with more than 10 years of seniority.

Training

Del Taco’s senior management team fosters a culture of continuous learning and career growth at Del Taco. On the first day of employment, every team member receives the first of three training modules focused on helping the team member clearly understand the brand and their role. Subsequent modules focus on the specifics of how to provide a consistent customer experience. The current training program is a blended learning approach including self-paced reading, hands-on exercises and written knowledge validation tests. In 2015, Del Taco plans to launch the next phase of its training program with the addition of tablet-based bilingual e-learning which includes interactive exercises, video tutorials and online testing.

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A significant portion of the restaurant leadership is comprised of former team members who have advanced along the Del Taco career path. Top performing team members who display leadership qualities take the first step in the management development program and become team leaders. As team leader candidates enter the management development program, they receive additional training and are regularly tested on their knowledge and skills. Shift leader candidates will have completed the three modules, passed all of the required testing and have their knowledge validated during a practical evaluation of one of their shifts. An external candidate for a general manager role will complete six to seven weeks of intensive classroom and hands-on training in a certified training restaurant.

Franchise Program

Overview

Del Taco uses a franchising strategy to augment new restaurant growth in new and established markets, allowing for brand expansion without significant capital investment. As of December 30, 2014, there were a total of 243 franchise restaurants. Franchisees range in size from single restaurant operators to multi-unit operators, the largest of which owns 30 locations. The existing franchise base consists of numerous successful, longstanding restaurant operators.

We believe that franchise revenue provides stable and recurring cash flows to Del Taco and, as such, we plan to continue expanding the base of franchised restaurants. In established markets, Del Taco will encourage continued growth from current franchisees and assist them in identifying and securing new locations. In emerging and new markets, Del Taco will source highly qualified and experienced new franchisees for multi-unit development opportunities, leveraging relationships developed by Chairman Larry Levy over his long career in the restaurant business. Del Taco generally seeks franchisees from successful, non-competitive brands operating within the expansion markets. Del Taco markets franchise opportunities through strategic networking, participation in select industry conferences, its existing website and printed materials.

Del Taco has several groups to enhance participation and engagement with the franchise community. The Franchise Marketing Advisory Team provides input and feedback on marketing strategy and initiatives. Del Taco’s Operations Advisory Committee (“OAC”), comprised of experienced franchise and company operators, proposes and analyzes new equipment, training and procedures. The OAC has an ad hoc Design and Construction Advisory Team to advise on restaurant design standards.

Franchise Owner Support

Del Taco has structured its corporate staff, training programs, operational systems and communication systems to ensure it is delivering strong support to franchisees. Del Taco assists franchisees with the site selection process, and every new franchise location is scrutinized by its corporate real estate committee. Del Taco provides template plans franchisees may use for new restaurant construction and works with franchisees and their design and construction vendors to ensure compliance with brand specifications. A training program is required for all franchisees, operating partners and restaurant management staff. Training materials introduce new franchisees to Del Taco’s operational performance standards and the metrics that help maintain these high standards.

For the first two store openings in a market, Del Taco typically provides significant on-site support, with more modest support for subsequent locations. On an ongoing basis, Del Taco collects and disseminates customer experience feedback on a real time basis through a third party vendor. Del Taco also conducts regular on-site audits at each franchise location. Del Taco’s Franchise Business Consultants are dedicated to ongoing franchise support and oversight, regularly visiting each franchise territory. Del Taco also employs dedicated Franchise Field Marketing Managers to assist franchisees with local marketing programs. Del Taco typically communicates with franchisees through an operations newsletter and holds regular regional workshops to update franchise teams and conduct training. It also holds an annual conference for franchisees, vendors and company operations leaders to review overall performance, celebrate shared success, communicate best practices, and plan for the year ahead.

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Marketing and Advertising

Del Taco runs a highly coordinated marketing and advertising campaign to create customer awareness, engage fans, and maximize positive brand associations. Del Taco uses multiple marketing channels, including television, radio, and direct mail to broadly drive brand awareness. It advertises on local TV/Cable and local radio in its primary markets, and utilizes local radio, print, internet advertising, and billboards for some of the less developed markets. Del Taco complements this with email marketing to its Raving Fan E-Club, which allows it to reach more than 485,000 members, and via social media through Facebook, which allows it to reach nearly 600,000 followers. Del Taco uses its Raving Fan e-Club database to survey and solicit new product ideas as well as to invite sub-sets of members to the taste panel facility, located at its corporate office.

Through its public relations efforts, Del Taco engages notable food editors and bloggers on a range of topics to help promote products. In addition, Del Taco engages in one on one conversations using a portfolio of social media platforms which include Facebook, Twitter and Instagram. It also uses social media as a research and customer service tool, and applies insight we gain to future marketing efforts.

Purchasing and Distribution

To ensure an adequate supply of high-quality ingredients and other necessary supplies, Del Taco carefully selects its suppliers. Del Taco’s quality assurance department performs comprehensive supplier audits on a regular schedule to ensure that products conform to company standards. To ensure that prices are competitive, Del Taco uses forward, fixed and formula pricing protocols where possible. It monitors industry news, trade issues, weather, and world events that may affect supply prices and proactively attempts to lock in favorable pricing.

Del Taco contracts with a single primary foodservice distributor for a large percentage of its food and supplies. Del Taco’s relationship with its primary distributor has been in place since 1990, and we believe the long-term relationship yields benefits to Del Taco and its franchisees in terms of reliability and pricing. Franchisees are required to use the primary distributor and must purchase all food and supplies from approved suppliers. In its normal course of business, Del Taco evaluates bids from multiple suppliers for various products. Taco meat is the largest product cost item and represented approximately 10.7% of the total cost for food and paper for 2014. Fluctuations in supply and prices can significantly impact Del Taco’s restaurant profit performance. Del Taco actively manages cost volatility for its significant food and paper items by negotiating with multiple suppliers and entering into what it believes are the most favorable contract terms given existing market conditions. In the past, Del Taco has entered into contracts ranging from three months to two years depending on market conditions.

Intellectual Property

Del Taco has registered Del Taco®, Un freshing Believable®, Buck & Under Menu®, Epic Burritos®, and certain other names used by its restaurants as trademarks or service marks with the United States Patent and Trademark Office and in approximately nine foreign countries. Del Taco current brand campaign, Un freshing Believable®, has been approved for registration with the United States Patent and Trademark Office. In addition, the Del Taco logo, website name and domain name and the content on its Facebook and Twitter accounts are its intellectual property. Del Taco maintains the recipes for its taco meat, marinated grilled chicken and signature salsas, as well as certain proprietary standards, specifications and operating procedures, as trade secrets or confidential proprietary information.

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Del Taco licenses the use of its registered trademarks to franchisees through franchise contracts. The franchise agreements restrict franchisees’ activities with respect to the use of the trademarks and impose quality control standards in connection with goods and services offered in connection with the trademarks. Del Taco’s general policy is to pursue and maintain registration of the service marks, trademarks and other intellectual property rights it uses for its business in those countries where business strategy requires Del Taco to do so and to oppose vigorously any infringement or dilution of the service marks or trademarks in such countries.

Competition

Del Taco operates in the restaurant industry, which is highly competitive and fragmented. The number, size and strength of competitors vary by region. Its competition includes a variety of locally owned restaurants and national and regional chains that may offer dine-in, carry-out and delivery services. The competition includes restaurants, convenience food stores, delicatessens, supermarkets and club stores. Based on Del Taco’s differentiated QSR+ positioning, it competes both with fast casual restaurants, including Chipotle, El Pollo Loco, Panera, Qdoba, Rubio’s, and the Habit, among others, and with traditional QSRs, such as Taco Bell, McDonald’s, Burger King and Jack In the Box. In addition, Del Taco competes with franchisors of other restaurant concepts for prospective franchisees.

Environmental Matters

Del Taco’s operations are subject to federal, state and local laws and regulations relating to environmental protection, including regulation of discharges into the air and water, storage and disposal of waste and clean-up of contaminated soil and groundwater. Under these laws, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances.

Certain of Del Taco’s properties may be located on sites that have been used by prior owners or operators as retail gas stations or other historical uses with the potential for environmental impacts, such as dry cleaning facilities. It is possible that properties on which Del Taco restaurants are located or which Del Taco owned in the past may contain forms of environmentally hazardous materials. We are aware of contamination from a release of hazardous materials by a previous owner or operator at two of Del Taco’s leased properties. We do not believe that Del Taco contributed to the contamination at these properties. The appropriate state agencies have been notified and these issues are being handled without disruption to Del Taco’s business. Under applicable federal and state environmental laws, the current owner or operator of these sites may be jointly and severally liable for the costs of investigation and remediation of any contamination. Although Del Taco leases almost all of its properties, or when it owns the property it obtains certain assurances from the prior owner or seeks to obtain indemnity agreements from third parties, we cannot assure you that Del Taco will not be liable for environmental conditions relating to prior, existing or future restaurants or restaurant sites. If Del Taco is found liable for the costs of remediation of contamination at or emanating from any of our properties, operating expenses would likely increase and operating results could be materially adversely affected.

We have reviewed “Phase I” and “Phase II” environmental reports received by Del Taco, but we have not conducted a comprehensive environmental review of all properties or operations. No assurance can be given that we have identified all of the potential environmental liabilities at the properties or that such liabilities will not have a material adverse effect on Del Taco’s financial condition.

Regulation and Compliance

Del Taco is subject to extensive federal, state and local government regulation, including those relating to, among others, public health and safety, zoning and fire codes, and franchising. Although Del Taco has not experienced and does not anticipate any significant problems in obtaining required licenses, permits or approvals, any difficulties, delays or failures in this regard could delay or prevent the opening of a new restaurant or adversely impact the viability of an existing restaurant.

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The development and construction of additional restaurants will be subject to compliance with applicable zoning, land use and environmental regulations. We believe existing laws and regulations in these areas has not had a material effect on Del Taco, but should such laws become more stringent or should Del Taco face different regulations in new territories, it could delay construction and increase development costs for new restaurants.

Del Taco is also subject to the Fair Labor Standards Act, the Americans with Disabilities Act, the Immigration Reform and Control Act of 1986 and various federal, state, and local laws governing such matters as minimum wages, overtime, unemployment tax rates, workers’ compensation rates, citizenship requirements and other working conditions. A significant portion of the hourly staff is paid at rates consistent with the applicable federal or state minimum wage and, accordingly, increases in the minimum wage will increase labor costs.

For a discussion of the various risks Del Taco may face from regulation and compliance matters, see “Risk Factors.”

Management Information Systems

All of Del Taco’s company-operated and most franchised restaurants use Aloha, a leading computerized point-of-sale system, which we believe is scalable to support our long-term growth plans. The point-of-sale system provides integrated, high speed credit card and gift card processing, specifically designed for the restaurant industry. The system collects daily transaction data, which generates information about daily sales, product mix and average transaction size that Del Taco actively analyzes. It allows Del Taco to manage its products in every company-operated restaurant from the corporate office.

Del Taco’s in-restaurant back office computer system assists in the management of its restaurants and provides labor and food cost management tools. The system provides corporate office and restaurant operations management quick access to detailed business data and reduces the time spent on administration. The system also provides sales, bank deposit and variance data to the accounting department on a daily basis. For company-operated restaurants, Del Taco uses this data to generate daily sales information and weekly consolidated reports regarding sales and other key measures. Restaurant managers also have the ability to submit food and paper orders electronically to Del Taco’s primary distributor. Del Taco is currently implementing a cloud-based information system which includes on-line recruiting tools, paperless employee files, and an on-line training system. Its systems and data are protected by advanced communication and data security systems.

Employees

As of December 30, 2014, Del Taco had approximately 6,930 employees, of whom approximately 6,480 were hourly restaurant employees comprised of 4,976 crewmembers, 1,438 shift leaders and 66 assistant managers, and 289 salaried general managers. The remaining 161 employees were corporate office personnel or above restaurant level management. None of the employees are part of a collective bargaining agreement.

Legal Proceedings

Del Taco is currently involved in various claims and legal actions that arise in the ordinary course of business. Although the results of litigation and claims can never be predicted with certainty, neither we nor Del Taco believe that the ultimate resolution of these actions will have a material adverse effect on Del Taco’s business, results of operations, or financial condition. Regardless of the outcome, litigation can have an adverse impact on Del Taco because of defense and settlement costs, diversion of management resources and other factors.

In July 2013, in Jennifer Gossette v. Del Taco LLC (Case No. RG 14716936), a former Del Taco employee filed a class action in the Superior Court of California in the County of Almeda, alleging that Del Taco has failed to pay overtime wages and has not appropriately provided meal breaks to its California hourly employees. Discovery is in process and the Company intends to assert all of its defenses to this threatened class action and the individual claims. The Company has several defenses to the action that it believes should prevent the certification of the class, as well as the potential assessment of any damages on a class basis. Legal proceedings are inherently unpredictable, and the Company is not able to predict the ultimate outcome or cost of the unresolved matter. However, based on management’s current understanding of the relevant facts and circumstances, the Company does not believe that these proceedings give rise to a probable or estimable loss and should not have a material adverse effect on the Company’s financial position, operations or cash flows. Therefore, the Company has not recorded any amount for the claim as of December 30, 2014.

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In March 2014, in Manuel Lopez v. Del Taco LLC (Case No. CIVDS1308075), a former Del Taco employee filed a class action in the Superior Court of California in the County of San Bernardino that Del Taco has not appropriately provided meal breaks and failed to pay wages to its California general managers. Discovery is in process and the Company intends to assert all of its defenses to this threatened class action and the individual claims. The Company has several defenses to the action that it believes should prevent the certification of the class, as well as the potential assessment of any damages on a class basis. Legal proceedings are inherently unpredictable, and the Company is not able to predict the ultimate outcome or cost of the unresolved matter. However, based on management’s current understanding of the relevant facts and circumstances, the Company does not believe that these proceedings give rise to a probable or estimable loss and should not have a material adverse effect on the Company’s financial position, operations or cash flows. Therefore, the Company has not recorded any amount for the claim as of December 30, 2014.

On April 23, 2015, a purported class action and derivative complaint, Jeffery Tomasulo, on behalf of himself and all others similarly situated v. Levy Acquisition Sponsor, LLC, Lawrence F. Levy, Howard B. Bernick, Marc S. Simon, Craig J. Duchossois, Ari B. Levy, Steven C. Florsheim, Gregory G. Flynn, and Del Taco Holdings, Inc. (“Complaint”), was filed in the Circuit Court of Cook County, Illinois, relating to the proposed merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of March 12, 2015 (the “Merger Agreement”), by and among Levy Acquisition Corp. (“Company”), Levy Merger Sub, LLC, a wholly-owned subsidiary of LAC (“Merger Sub”), and Del Taco Holdings, Inc. (“Del Taco”). The Complaint, which purports to be brought as class action on behalf of all of the Company’s common stock shareholders, generally alleges that the Company’s directors breached their fiduciary duties to shareholders by facilitating the proposed Merger and in negotiating and approving the Merger Agreement.  The Complaint also alleges that LAC’s preliminary Proxy Statement that was filed with the SEC on April 2, 2015 is materially misleading and/or incomplete.  The complaint further alleges that Del Taco and Levy Acquisition Sponsor aided and abetted the alleged breaches by the Company’s directors.  The Complaint seeks (a) a declaration that the Company’s directors breached their fiduciary duties; (b) injunctive relief enjoining the merger until corrective disclosures are made; (c) compensatory and/or rescissory damages; and (d) an award of costs and attorney’s fees.  The defendants believe that the Complaint is without merit and intend to vigorously defend this lawsuit.

Del Taco Management

The following table sets forth Del Taco’s current executive officers. LAC expects that these executive officers will continue as executive officers of LAC following the Business Combination.

Name	Age	Position
Paul J.B. Murphy, III	60	President and Chief Executive Officer
Steven L. Brake	42	Executive Vice President and Chief Financial Officer
John D. Cappasola, Jr.	41	Executive Vice President and Chief Brand Officer
David Pear	51	Senior Vice President of Operations

Paul J.B. Murphy, III has been Del Taco’s President and Chief Executive Officer since February 2009. From 1996 to 2008, Mr. Murphy held various roles with Einstein Noah Restaurant Group, Inc. Mr. Murphy originally joined Einstein as Senior Vice President, Operations in 1997. He was promoted to Executive Vice President, Operations in 1998, and to Chief Operating Officer in 2002. In 2003, he was appointed President and Chief Executive Officer. Mr. Murphy holds a Bachelor’s Degree in Religious Studies from Washington & Lee University. Based on his extensive industry and management experience in the quick-service sector, his familiarity with us, his understanding of restaurant operations and his work at a franchisee organization, Mr. Murphy is well qualified to lead us and to serve on our board.

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Steven L. Brake has been Del Taco’s Executive Vice President since July 2012. He is also the Chief Financial Officer and has held that position since April 2010 and previously served as Treasurer from March 2006 to April 2010 and as the Corporate Controller from September 2003 to March 2006. From December 1995 until September 2003 Mr. Brake was with Arthur Andersen and KPMG LLP. Mr. Brake is a licensed certified public accountant (inactive) and holds a Bachelor of Arts degree in Economics from the University of California, Irvine and a Masters in Business Administration from the Paul Merage School of Business at the University of California, Irvine.

John D. Cappasola, Jr. has been Del Taco’s Executive Vice President since July 2012. He is also Del Taco’s Chief Brand Officer and has held that position since February 2011. Prior to that, Mr. Cappasola served as Vice President of Marketing since March 2009. From September 2008 to March 2009, he served as Vice President of Marketing Development. From August 2002 to September 2008, Mr. Cappasola held positions in marketing, strategic development, and operations at Blockbuster, Inc. of Dallas, Texas. Mr. Cappasola earned a Bachelor of Science degree in Business Management from California Coast University.

David Pear has been Del Taco’s Senior Vice President of Operations since January 2012. From January 2009 to January 2012, Mr. Pear served as Director of DMA Operations for Taco Bell of Yum Brands. From 1985 to January 2009, Mr. Pear held various positions with Domino’s Pizza, Inc., including Vice President Operations for Arizona from 2004 to 2008, and West Zone Vice President from 1994 to 2004. Mr. Pear has over 25 years of restaurant experience. Mr. Pear earned a Bachelor of Business Administration degree from Eastern Michigan University.

EXECUTIVE COMPENSATION

As an emerging growth company, Del Taco has opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act, which require compensation disclosure for Del Taco’s principal executive officer and the next two most highly-compensated executive officers.

The tabular disclosure and discussion that follow describe Del Taco’s executive compensation program during the most recently completed fiscal year, ended December 30, 2014, with respect to Del Taco’s named executive officers, including: Paul Murphy, Del Taco’s President and Chief Executive Officer; Steven Brake, Del Taco’s Executive Vice President and Chief Financial Officer and John Cappasola, Del Taco’s Executive Vice President and Chief Brand Officer (collectively, Del Taco’s “named executive officers”).

Summary Compensation Table

The following table sets forth the compensation paid to the named executive officers that is attributable to services performed during fiscal year 2014.

Name and Principal Position	Year	Salary ($)(*)	Option Awards ($) (1)	Non- Long Term Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)

Paul J.B. Murphy, III, President & Chief Executive Officer	2014	681,851	–	860,021	155,141	1,696,452

Steven L. Brake, Chief Financial Officer	2014	272,404	47,400	257,839	18,308	595,390

John D. Cappasola, Jr., Chief Brand Officer	2014	277,293	47,400	262,467	19,964	606,563

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(*)	Salary information presented in this table reflects actual salary amounts received both before and after changes in the levels of base compensation that occurred as of April 23, 2014 and, therefore, the salary information included in the table is less than the current base salary of each executive.

(1)	Amounts in this column reflect the aggregate grant date fair value of stock options granted pursuant to the Del Taco Holdings, Inc. Long Term Incentive Plan, computed in accordance with FASB ASC Topic 718, which were granted to Mr. Brake and Mr. Cappasola, in each case based on the assumptions set forth in Note 11 to Del Taco’s audited financial statements for fiscal year 2014 included in this proxy statement.

(2)	For Messrs. Murphy, Brake and Cappasola, amounts in this column include the following perquisites and benefits for fiscal year 2014:

•	Auto Allowance: $7,440, $6,300 and $7,440, respectively;

•	Health Savings Account Contribution: $1,000, $1,000, and $0, respectively;

•	Other Benefits (including life insurance, health and welfare benefits): $11,909, $11,008 and $12,524, respectively; and

•	Relocation: $134,792, $0 and $0, respectively.

Executive Agreements

Each of Del Taco’s current named executive officers has entered into an employment or severance agreement with Del Taco, the key terms of which are described below.

Mr. Murphy, the President and Chief Executive Officer, entered into an employment letter agreement with Del Taco on January 15, 2009, as amended on December 15, 2014. Mr. Murphy’s agreement provides for base compensation, currently at a rate of $688,016.68, and eligibility for an annual cash bonus under Del Taco’s annual incentive plan. Mr. Murphy’s target bonus under the annual incentive plan is 100% of his annual base salary, with the actual bonus amount determined based on achievement of Del Taco’s annual EBITDA target. Mr. Murphy’s agreement also provides for participation in Del Taco’s health and welfare benefit package, which currently consists of the following: (i) medical, dental, vision and life insurance, (ii) four weeks of paid leave each year, and (iii) monthly car allowance of $620 and reimbursement of eligible mileage expenses.

Mr. Cappasola entered into an employment letter with Del Taco dated July 17, 2008, as amended on May 3, 2011 and December 15, 2014. Pursuant to the amended employment letter, Mr. Cappasola is entitled to base compensation, which is currently at an annual rate of $279,964, and an annual incentive bonus with a target of 75% of his annual base salary. In addition, he is eligible to participate in Del Taco’s health and welfare benefit package.

Mr. Murphy and Mr. Cappasola are entitled to certain severance benefits under their employment agreements, the terms of which are described under the heading “ Potential Payments upon Termination or Change in Control .”

Mr. Brake entered into a severance agreement with Del Taco as of July 21, 2009, as amended on December 15, 2014, the terms of which are also described under the heading “ Potential Payments upon Termination or Change in Control .”

Annual Cash Incentive Awards

Del Taco sponsors an annual cash incentive plan under which participants, including Del Taco’s named executive officers, are eligible to receive cash bonus payments if Del Taco achieves specific annual EBITDA performance targets as determined by Del Taco’s board of directors as part of Del Taco’s annual business plan. For purposes of annual cash bonuses, EBITDA is determined under a formula that takes into account certain adjustments that may be different from how EBITDA is calculated for purposes of Del Taco’s financial statements. The annual cash bonus EBITDA is referred to as the “Bonus Plan EBITDA.” A summary of the differences between the Bonus Plan EBITDA and Adjusted EBITDA reflected in “ Del Taco Management’s Discussion and Analysis of Financial Condition and Results of Operation – Key Performance Indicators – EBITDA and Adjusted EBITDA” is outlined in Annex E attached to this proxy statement. Each participant’s annual cash incentive plan payment, including Del Taco’s named executive officers, is based on a target cash bonus amount which is a set percentage of the participant’s base salary. The target award amounts for Del Taco’s named executive officers for 2014, as set percentages of such officers’ base salaries, were as follows: 100% for Mr. Murphy and 75% for each of Mr. Brake and Mr. Cappasola.

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Each year, the achievement thresholds and Bonus Plan EBITDA targets are approved by Del Taco’s board of directors. For fiscal year 2014, the Bonus Plan EBITDA target was set at $63.118 million (before bonus amounts are taken into account). It was also determined that if fiscal year 2014 performance was less than 90% of the Bonus Plan EBITDA target, no bonus amount would be awarded. Under the annual cash incentive plan, if the Bonus Plan EBITDA target is met, annual bonus payments will equal the participant’s target bonus amount, and if performance exceeds the Bonus Plan EBITDA target, amounts above the participant’s target bonus amount are awarded. Therefore, depending on Del Taco’s performance relative to the Bonus Plan EBITDA target, participant award amounts may range from zero (for performance that does not meet the threshold Bonus Plan EBITDA target) up to a maximum of 200% of the participant’s target award amount (for fiscal year 2014 Bonus Plan EBITDA achievement of approximately 111% or more of the Bonus Plan EBITDA target). For fiscal year 2014, Del Taco’s board of directors has determined that each of Del Taco’s named executive officers has earned an annual bonus of 125% of his target bonus amount, based on achievement of 103% of the fiscal year 2014 Bonus Plan EBITDA target. These amounts were paid on March 6, 2015.

Equity Incentive Awards Granted in 2014

Del Taco sponsors a Long Term Incentive Plan, which is currently Del Taco’s primary plan for granting equity-based compensation awards. As of December 30, 2014, each of the named executive officers held awards of restricted stock units (RSUs). In May 2014, Mr. Brake and Mr. Cappasola, along with certain other key employees, were granted options to purchase shares of Del Taco’s common stock pursuant to the Long Term Incentive Plan, and related stock option agreements were entered into between each respective executive and Del Taco.

The stock option awards vested ratably over five years, subject to continued employment, and entitled the stock option holder to purchase shares of Del Taco’s common stock at a per share exercise price of $22.60. The stock option agreements for Mr. Brake and Mr. Cappasola, as well as the other key employees, included forfeiture and clawback provisions that required the forfeiture of any unvested portion of the option or, in certain cases, the repayment of any gains the named executive officer may have received as a result of the vesting and exercise of a portion of the options in the prior 12 months, if he engaged in conduct that harmed the interests of Del Taco, such as competing with any of the businesses of Del Taco, soliciting employees to terminate their employment, soliciting customers to terminate their relationship with Del Taco, disclosing any confidential information or disparaging Del Taco’s business or employees. The named executive officers did not have any rights as a stockholder under the terms of the stock option agreements until shares of Del Taco common stock were delivered upon the exercise of the stock option, at which time the shares became subject to the Del Taco stockholders’ agreement then in effect. Treatment of the stock options in the event of the termination of employment of the named executive officer and in the event of a change of control of Del Taco is described below under the heading “ Termination and Change of Control Payments .”

The Outstanding Equity Awards at Fiscal Year End table below reflects outstanding option and RSU awards as of December 30, 2014. The Initial Investment constituted a change in control of Del Taco under the terms of the Long Term Incentive Plan. Consequently, the vesting of any unvested option and RSU awards outstanding was accelerated. As a result, vested RSUs were immediately settled for shares of Del Taco common stock and option holders were provided the opportunity to and did immediately exercise their vested options, in each case at the closing of the Initial Investment. Any stock options that remain exercisable immediately prior to closing of the Merger will be cancelled in the Merger in exchange for consideration consisting of shares of LAC common stock and cash. The RSU awards listed on the Outstanding Equity Awards at Fiscal Year End table and were exercised for shares of Del Taco common stock vested and were settled in accordance with the terms of the Stock Purchase Agreement, and the options listed on the Outstanding Equity Awards at Fiscal Year End table vested in accordance with the terms of the Stock Purchase Agreement. The treatment of outstanding equity awards in the Merger is more fully described above under “ Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Merger Consideration .”

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Outstanding Equity Awards at End of Fiscal Year 2014

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Paul Murphy						183,000	7,107,720
Steven Brake		10,000	(2)	$22.60	5/20/2024	45,000	1,747,800
John Cappasola		10,000	(2)	$22.60	5/20/2024	45,000	1,747,800

(1)	RSUs vested ratably in equal installments over five years, beginning May 18, 2010, but were not scheduled to be settled until 30 months following the final vesting date (November 17, 2017), unless certain termination of employment events or a change in control occurs prior to the settlement date and therefore were included in the table above as “unvested.” However, certain awards set forth in this column were in fact considered “vested” for purposes of the Long Term Incentive Plan as of December 30, 2014. The portions of the RSUs that were considered “vested” and “unvested” as of December 30, 2014 for purposes of the Long Term Incentive Plan and were settled for shares of common stock of Del Taco, were as follows: Mr. Murphy held 146,400 vested RSUs and 36,600 unvested RSUs, and Mr. Brake and Mr. Cappasola each held 36,000 vested RSUs and 9,000 unvested RSUs. In each case, the remaining unvested RSUs were scheduled to vest on May 18, 2015. Upon the completion of the Initial Investment, all RSUs vested and were settled for shares of common stock of Del Taco.

(2)	The grant to each of Mr. Brake and Mr. Cappasola consisted of an option to purchase shares of Del Taco’s common stock, which was scheduled to vest ratably in equal installments over five years (i.e., 20% was to vest on May 20 of 2015, 2016, 2017, 2018 and 2019). Upon completion of the Initial Investment, all options fully vested and were exercised for shares of common stock of Del Taco.

Retirement Benefit Programs

Del Taco offers its executive officers, including its named executive officers, retirement and health and welfare benefits in the same manner as other employees, including eligibility to participate in Del Taco’s 401(k) Plan (the “401(k) Plan”). None of Del Taco’s named executive officers contributed to the 401(k) Plan in 2014.

Potential Payments Upon Termination or Change in Control

Pursuant to the employment letter agreements with Mr. Murphy and Mr. Cappasola, the severance agreement with Mr. Brake and the equity award agreements, each of Del Taco’s named executive officers is entitled to receive certain payments and benefits in connection with certain employment termination events upon a Change in Control (as defined in the Long Term Incentive Plan) of Del Taco.

Voluntary Resignation or Termination by Del Taco for Cause

No severance benefits are provided in the letter agreements with Mr. Murphy and Mr. Cappasola, or in the severance agreement with Mr. Brake, in the event the named executive officer is terminated for cause or he resigns from his employment with Del Taco for any reason.

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In these same circumstances, pursuant to the RSU agreements with each of the named executive officers, all unvested RSUs as of the termination date would have been forfeited and any vested RSUs would have become payable and would have been settled in stock or cash, in the discretion of Del Taco’s board of directors, within 90 days after the termination of employment.

In the event of a resignation by the named executive officer for any reason, any unvested portion of an outstanding option as of the termination date would have been forfeited and any vested portion of the option would have remained exercisable for 90 days following the date of termination. However, in the event of a termination by Del Taco with cause, all outstanding options, whether vested or unvested, would have been immediately canceled without consideration.

Termination without Cause

Pursuant to the letter agreements with Mr. Murphy and Mr. Cappasola and the severance agreement with Mr. Brake, in the event that the employment of the applicable named executive officer is terminated by Del Taco without cause, the executive would receive the following severance payments and benefits:

•	a payment each month equal to one-twelfth of his current base salary (which, for Mr. Brake, shall be the higher of his base salary at the time of entering into his severance agreement or on the date of termination);

•	for Messrs. Brake and Murphy, a pro-rata portion of the bonus paid to the executive for the year prior to termination based on the amount of time for which he was employed in the year of termination; and

•	for Messrs. Brake and Cappasola, continued participation, for a period of 12 months following termination, in Del Taco’s health plan or reimbursement of premiums for comparable health benefits (125% of the cost to Del Taco of providing the coverage prior to termination).

In the event of a termination of employment initiated by Del Taco without Cause (as defined in the Long Term Incentive Plan), (a) all unvested RSUs as of the termination date would have been forfeited and any vested RSUs would have become payable and would have been settled in stock or cash (at the fair market value as of the termination) within 90 days after the termination of employment; and (b) any unvested portion of any outstanding stock options as of the termination date would have been forfeited and any vested portion of any outstanding stock options would have remained exercisable for 90 days following the date of termination. Any shares previously issued to a named executive officer upon exercise of an option are subject to a repurchase right that may be exercised by Del Taco within 210 days of the later of (a) the employment termination date or (b) the date the stock option was exercised. In such an event, the repurchase price would have been the fair market value of the repurchased shares at the time of the repurchase.

Death or Disability

Under Mr. Brake’s severance agreement, in the event that his employment is terminated by reason of death or disability, in addition to any accrued and unpaid salary, he (or his estate) would also receive any accrued and unpaid incentive compensation.

Under the RSU and option award agreements, in the event that a named executive officer ceases active employment due to death or permanent and total disability, (i) vested RSUs shall continue to be held and unvested RSUs shall continue to vest for a period of one year, with payment to occur as of the regularly scheduled payment date in 2017 or upon a Change in Control, if earlier, and (ii) the unvested portion of any options shall continue to vest for one year and the vested portion shall continue to be exercisable by the executive (or his estate) for one year.

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Change in Control

The Initial Investments constituted a change in control of Del Taco under the terms of the Long Term Incentive Plan. Consequently, the vesting of any unvested options and RSU awards outstanding was accelerated. As a result, vested RSUs were immediately settled for shares of Del Taco common stock and option holders were provided the opportunity to and did immediately exercise their vested options, in each case, at the closing of the Initial Investment. Any stock options that remain exercisable immediately prior to closing of the Merger will be cancelled in the Merger in exchange for consideration consisting of shares of LAC common stock and cash. The treatment of outstanding equity awards in the Merger is more fully described above under “ Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Merger Consideration .”

Other Potential Compensation

The Rollover Investors currently contemplate that certain key executives of Del Taco, including the Del Taco named executive officers, will become entitled to receive a cash bonus in the discretion of the Rollover Investors upon the Rollover Investors receiving satisfactory cash proceeds in the Merger. Any bonus of this type would be payable out of the proceeds the Rollover Investors receive as part of the Merger. The amounts of the individual bonuses are discretionary and subject to approval of the Rollover Investors at the time of the closing of the Merger.

Compensation of Directors

Del Taco’s current board of directors consists of the President and Chief Executive Officer, Paul Murphy, and seven directors affiliated with Del Taco’s shareholders, including (i) Mark Wetzel and Tanya Barnes, affiliated with the Goldman Sachs Group, Inc., (ii) Timothy J. Flynn, affiliated with Leonard Green & Partners, L.P., (iii) Andrew S. Janower, affiliated with Charlesbank Capital Partners, LLC and (iv) Lawrence Levy, Ari Levy, and Steven Florsheim, affiliated with LAC and the Levy Newco Parties. Edward Pallesen and Frank Vizcarra served on the Del Taco board in 2014 and in 2015 until the completion of the Initial Investment, at which point they resigned. Del Taco’s directors are not compensated by Del Taco for their service as directors, other than Frank Vizcarra who received annual compensation totaling $70,000, payable in quarterly installments in fiscal year 2014 and in 2015 until the completion of the Initial Investment. All directors are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.

Director Compensation in Fiscal Year 2014

Name	Year	Salary ($)	Option Awards ($) (1)	Total ($)

Frank Vizcarra	2014	70,000	208,000	70,000

(1)	As of December 31, 2014, Mr. Vizcarra held a fully vested stock option in respect of 20,000 shares of Del Taco common stock. Amounts in this column reflect the aggregate grant date fair value of stock options granted pursuant to the Del Taco Holdings, Inc. Long Term Incentive Plan, computed in accordance with FASB ASC Topic 718, which were granted to Mr. Vizcarra based on the assumptions set forth in Note 11 to Del Taco’s audited financial statements for fiscal year 2014 included in this proxy statement. This stock option was treated in the same manner as other stock options at the closing of the Initial Investment.

Del Taco Management’s Discussion and Analysis
of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the “Selected Historical Consolidated Financial and Other Data of Del Taco,” and Del Taco’s consolidated financial statements and related notes thereto included elsewhere in this proxy statement. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from Del Taco management’s expectations. Factors that could cause such differences are discussed in “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.” LAC and Del Taco assume no obligation to update any of these forward-looking statements.

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Fiscal Year

Del Taco operates on a 52- or 53-week fiscal year ending on the Tuesday closest to December 31 for financial reporting purposes. Fiscal year 2014 is the 52-week period ended December 30, 2014 (Fiscal 2014). Fiscal year 2013 is the 52-week period ended December 31, 2013 (Fiscal 2013). Fiscal year 2012 is the 52-week period ended January 1, 2013 (Fiscal 2012). Fiscal year 2015 will be a 52-week period ended December 29, 2015 (Fiscal 2015).

Overview

Del Taco is a nationwide operator and franchisor of restaurants featuring fresh and fast cuisine, including both Mexican inspired and American classic dishes. There are 547 Del Taco restaurants, a majority of these in the Pacific Southwest. In each of its restaurants, Del Taco’s food is made to order in working kitchens. Del Taco serves its customers fresh and high-quality food typical of fast casual restaurants but with the speed, convenience and value associated with traditional quick service restaurants (“QSRs”). With attributes of both a fast casual restaurant and a QSR — a combination we call QSR+ — Del Taco occupies a place in the restaurant market distinct from its competitors. With a menu designed to appeal to a wide variety of budgets and tastes and recently updated interior and exterior designs across virtually its entire system, Del Taco is poised for growth, operating within the fastest growing segment of the restaurant industry, the limited service restaurant (“LSR”) segment. With an average check of $6.49, Del Taco offers a compelling value proposition relative to both QSR and fast casual peers.

History

Del Taco was founded in 1964 in Yermo, California, by entrepreneur Edward Hackbarth with the idea of combining traditional American fare with Mexican-inspired food. Del Taco opened its first franchised locations during 1966. In 1976, the business was sold to W.R. Grace & Company, and by the end of 1978, there were 100 restaurants. In 1988, an acquisition combined the Del Taco concept with the Naugles Restaurant chain to create a combined concept of over 270 restaurants. The concept came under new private ownership during the 1990s until it was acquired by a consortium of private equity firms in March 2006 and subsequently recapitalized in May 2010 by equity sponsors, Goldman Sachs Mezzanine Partners, Leonard Green & Partners, L.P., and Charlesbank Capital Partners, LLC. On March 20, 2015, the Levy Newco Parties purchased approximately 46% of the equity in Del Taco as the first step of the Business Combination.

Growth Strategies and Outlook

Del Taco is focused on expanding its business, driving restaurant sales growth, enhancing its competitive positioning, and achieving strong earnings per share in the short term and over time.

Del Taco believes it has significant potential for growth in terms of average unit sales, profitability and total number of company-operated and franchised restaurants. Del Taco estimates, based on internal analysis and a study prepared by a leading national consulting firm, a total restaurant potential in the United States of approximately 2,000 domestic locations. For the year ended December 30, 2014, Del Taco opened five new company-operated and six new franchised restaurants, and in 2015, Del Taco intends to open six to eight new company-operated and seven to nine new franchised restaurants across established markets within California, Nevada, Oregon, Utah, Idaho, Georgia and Oklahoma. Del Taco plans to accelerate the pace of growth after 2016, with an increasing emphasis on growing its system of franchisees. To increase same store sales, Del Taco plans to increase customer frequency, attract new customers, improve throughput and improve per person spend. With a series of new menu initiatives that Del Taco expects to roll out over the next 36 months, Del Taco has a strategy to enhance profitability and sales while continuing to deliver on its mission of providing excellent food quickly and at an appealing price. Del Taco believes it is well positioned for future growth, with a developed corporate infrastructure capable of supporting an expanded restaurant base. Additionally, Del Taco believes it has an opportunity to optimize costs and enhance profitability as it benefits from increased economies of scale. However, no aspect of growth is guaranteed.

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Highlights and Trends

Same Store Sales

Same store sales growth reflects the change in year-over-year sales for the same store base. Del Taco includes a restaurant in the same store base in the accounting period following its 18th full month of operations. For Fiscal 2014 and Fiscal 2013, system-wide same store sales increased 5.2% and 1.1%, respectively. Same store sales at company-operated restaurants increased 5.3% for Fiscal 2014 and 1.8% for Fiscal 2013. The increase in company-operated same store sales in Fiscal 2014 was driven by an increase in average check size of 3.1% and an increase in traffic of 2.2% compared to Fiscal 2013. The increase in company-operated same store sales in Fiscal 2013 was driven by an increase in average check size of 1.2% and an increase in traffic of 0.6% compared to Fiscal 2012. Same store sales at franchised restaurants increased 5.2% and 0.2% for Fiscal 2014 and Fiscal 2013, respectively.

Restaurant Development

Del Taco restaurant counts at the end of each of the last three fiscal years are as follows:

	Fiscal Year Ended
	2014	2013	2012

Company-operated restaurant activity:
Beginning of period	300	298	287
Openings	5	5	11
Closures	(1)	(3)	(1)
Purchased from franchisee	-	-	1
Restaurants at end of period	304	300	298
Franchised restaurant activity:
Beginning of period	247	253	245
Openings	6	6	12
Closures	(10)	(12)	(3)
Restaurants sold to Company	-	-	(1)
Restaurants at end of period	243	247	253
Total restaurant activity:
Beginning of period	547	551	532
Openings	11	11	23
Closures	(11)	(15)	(4)
Restaurants at end of period	547	547	551

Since 2012, Del Taco has focused on repositioning its brand, increasing brand awareness, re-imaging its restaurants, strengthening operational capabilities and refinancing indebtedness to build a foundation for future organic and new unit growth. New restaurant development is expected to contribute to Del Taco’s growth strategy. Del Taco plans to open an estimated six to eight company-operated restaurants in Fiscal 2015. Additionally, Del Taco estimates that franchisees will open seven to nine new restaurants in Fiscal 2015. From time to time Del Taco and its franchisees close restaurants and Del Taco anticipates closing approximately 14 company-operated restaurants in Fiscal 2015, including the 13 restaurants discussed in “Information About Del Taco Properties Underperforming Restaurants.”

Restaurant Re-Imaging

Del Taco and its franchisees commenced the Ambience Shake Up (ASU) re-imaging program in 2012 and, as of December 30, 2014, a total of 465 restaurants feature Del Taco’s current image through a re-image or new prototype design, including all 304 restaurants that are company-operated. Del Taco expects over 90% of its restaurant system to feature the current image by the end of 2015. The ASU remodeling program involved a use of cash and impacted net property and depreciation line items on the consolidated balance sheets and statements of comprehensive loss, among others. The cost of the Ambience Shake Up restaurant remodels varied depending on the scope of work required, but on average the company-operated investment was $45,000 per restaurant. Del Taco believes the ASU remodeling program is an important element of its strategy that has led to higher system restaurant sales and a strengthened brand.

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Recent Events

On March 12, 2015, the Company and Del Taco entered into an Agreement and Plan of Merger (the “Agreement and Plan of Merger”). The Agreement and Plan of Merger provides for the combination of the Company and Del Taco through a merger of Levy Merger Sub, LLC (a newly formed wholly owned subsidiary of the Company) with and into Del Taco, whereby Del Taco will become a wholly owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company will acquire all of the common stock of Del Taco.

Concurrent with the execution of the Agreement and Plan of Merger, Levy Epic Acquisition Company, LLC (“Levy Newco”), Levy Epic Acquisition Company II, LLC (“Levy Newco II” and with Levy Newco, the “Levy Newco Parties”), Del Taco and the Del Taco stockholders entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Levy Newco Parties agreed to purchase 2,348,968 shares from Del Taco for $91.2 million in cash, and to purchase 740,564 shares directly from existing Del Taco shareholders for $28.8 million in cash (the “Initial Investment”). As a result of the Initial Investment, an aggregate of 3,089,532 shares of Del Taco were purchased by the Levy Newco Parties for total cash consideration of $120.0 million. Concurrent with the closing of the Initial Investment, Del Taco increased its borrowing capacity under its existing term loan credit facility by $25.1 million. Proceeds from the increased borrowings under the term loan credit facility, a $10.0 million drawdown under Del Taco’s $40.0 million revolving credit facility, and the $91.2 million received by Del Taco from the sale of Del Taco common stock to the Levy Newco Parties was used to repay the outstanding balance of Del Taco’s subordinated notes of $111.2 million and pay transaction costs. As a result of the repayment of the subordinated notes, Del Taco expected an annual net interest savings of over $13 million.

In addition, on March 12, 2015, Del Taco satisfied the rating condition in its senior credit facility resulting in a decrease in interest rates to LIBOR (not to be less than 1.00%) plus a margin of 4.25% as of March 25, 2015.

During the year ended December 30, 2014, Del Taco recorded impairment of long-lived assets charges totaling $9.6 million related to 13 underperforming restaurants that generated negative restaurant contribution of approximately $1.6 million during the 52 weeks ended December 30, 2014.  In the second quarter of 2015, Del Taco commenced a plan to close these underperforming restaurants and enter into subleases with third parties.  Upon closure, which is expected to occur during the second or third quarter of 2015, Del Taco will record restaurant closure charges that will include the present value of the future lease obligations net of estimated sublease income, as well as brokerage commissions and other direct costs associated with the closure.  Del Taco estimates the subleases will include a substantial recovery of the future lease obligation which will help to mitigate the initial restaurant closure charge and the annual cash sublease shortfall.

Key Performance Indicators

In assessing the performance of Del Taco’s business, Del Taco utilizes a variety of financial and performance measures. These key measures for determining how its business is performing include company restaurant sales, same store sales, company-operated average unit volumes, restaurant contribution and restaurant contribution margin, number of new restaurant openings, EBITDA and Adjusted EBITDA.

Company Restaurant Sales

Company restaurant sales consists of sales of food and beverages in company-operated restaurants net of promotional allowances, employee meals and other discounts. Company restaurant sales in any period is directly influenced by the number of operating weeks in such period, the number of open restaurants, same store sales and per restaurant sales.

Seasonal factors and the timing of holidays cause revenue to fluctuate from quarter to quarter. Revenue per restaurant is typically lower in the first quarter due to reduced January traffic. As a result of seasonality, quarterly and annual results of operations and key performance indicators such as company restaurant sales and same store sales may fluctuate.

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Same Store Sales Growth

Del Taco regularly monitors company, franchise and total system same store sales. Same store sales growth reflects the change in year-over-year sales for the comparable company, franchise and total system restaurant base. Del Taco includes a restaurant in the same store base in the accounting period following its 18th full month of operations. As of December 30, 2014, December 31, 2013 and January 1, 2013, there were 296, 288 and 281 restaurants, respectively, in the comparable company-operated restaurant base. As of December 30, 2014, December 31, 2013 and January 1, 2013, there were 235, 238 and 235 restaurants, respectively, in the comparable franchise-operated restaurant base. This measure highlights the performance of existing restaurants as the impact of new restaurant openings is excluded. Same store sales growth can be generated by an increase in the number of transactions and/or by increases in the average check resulting from a shift in menu mix and/or higher prices resulting from new products, promotions or price increases.

Company-Operated Average Unit Volumes

Del Taco measures company-operated average unit volumes (AUVs) on both a weekly and an annual basis. Weekly AUVs are calculated by dividing the sales from comparable company-operated restaurants over a seven day period from Wednesday to Tuesday by the number of comparable restaurants. Annual AUVs are calculated by dividing sales for the trailing 52-week period for all company-operated restaurants that are in the comparable base by the total number of restaurants in the comparable base for such period. This measurement allows management to assess changes in consumer traffic and spending patterns at Del Taco restaurants and the overall performance of the restaurant base.

Restaurant Contribution and Restaurant Contribution Margin

Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution is defined as company restaurant sales less restaurant operating expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant sales. Restaurant contribution and restaurant contribution margin are supplemental measures of operating performance of restaurants and the calculations thereof may not be comparable to those reported by other companies. Restaurant contribution and restaurant contribution margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of results as reported under GAAP. Del Taco’s management believes that restaurant contribution and restaurant contribution margin are important tools for investors because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Del Taco’s management uses restaurant contribution and restaurant contribution margin as key performance indicators to evaluate the profitability of incremental sales at Del Taco restaurants, to evaluate restaurant performance across periods and to evaluate restaurant financial performance compared with competitors. See “Selected Historical Consolidated Financial and Other Data of Del Taco” included elsewhere in this proxy statement for a reconciliation of restaurant contribution to company restaurant sales.

Number of New Restaurant Openings

The number of restaurant openings reflects the number of new restaurants opened by Del Taco and its franchisees during a particular reporting period. Before a new restaurant opens, Del Taco and its franchisees incur pre-opening costs, as described below. Some new restaurants open with an initial start-up period of higher than normal sales volumes, which subsequently decrease to stabilized levels. Typically new restaurants experience normal inefficiencies in the form of higher food and paper, labor and other direct operating expenses and, as a result, restaurant contribution margins are generally lower during the start-up period of operation. Typically, the average start-up period after which new company restaurant sales and restaurant operating expenses normalize is approximately 13 to 26 weeks. In new markets, the length of time before average company restaurant sales and restaurant operating expenses for new restaurants stabilize is less predictable and can be longer as a result of limited knowledge of these markets and consumers’ limited awareness of Del Taco’s brand. When Del Taco enters new markets, it may be exposed to start-up times that are longer and restaurant contribution margins that are lower than typical historical experience, and these new restaurants may not be profitable and their sales performance may not follow historical patterns.

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EBITDA and Adjusted EBITDA

EBITDA represents net income (loss) before interest expense, provision for income taxes, depreciation and amortization. Adjusted EBITDA represents net income (loss) before interest expense, provision for income taxes, depreciation, amortization and items that Del Taco does not consider representative of ongoing operating performance, as identified in the reconciliation table below.

EBITDA and Adjusted EBITDA as presented in this proxy statement are supplemental measures of performance that are neither required by, nor presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as alternatives to net income (loss), income from operations or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as a measure of liquidity. In addition, in evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future Del Taco will incur expenses or charges such as those added back to calculate EBITDA and Adjusted EBITDA. Del Taco’s presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of results as reported under GAAP. Some of these limitations include but are not limited to:

(i)	they do not reflect cash expenditures, or future requirements for capital expenditures or contractual commitments;

(ii)	they do not reflect changes in, or cash requirements for, working capital needs;

(iii)	they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt;

(iv)	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

(v)	they do not adjust for all non-cash income or expense items that are reflected in the statements of cash flows;

(vi)	they do not reflect the impact of earnings or charges resulting from matters Del Taco considers not to be indicative of ongoing operations; and

(vii)	other companies in the industry may calculate these measures differently than Del Taco does, limiting their usefulness as comparative measures.

Del Taco compensates for these limitations by providing specific information regarding the GAAP amounts excluded from such non-GAAP financial measures. Del Taco further compensates for the limitations in the use of non-GAAP financial measures by presenting comparable GAAP measures more prominently.

Del Taco believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). Del Taco also presents EBITDA and Adjusted EBITDA because (i) it believes these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in its industry, (ii) it believes investors will find these measures useful in assessing its ability to service or incur indebtedness, and (iii) it uses EBITDA and Adjusted EBITDA internally as benchmarks to compare performance to that of competitors.

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The following table sets forth reconciliations of EBITDA and Adjusted EBITDA to net loss:

	Fiscal Year Ended
	2014	2013	2012
	(Amounts in thousands)
Net loss	$(9,255)	$(6,539)	$(8,222)
Non-GAAP adjustments:
Provision for income taxes	1,098	80	1,939
Interest expense, net	30,895	35,613	38,291
Depreciation and amortization	18,752	19,850	17,699

EBITDA	$41,490	$49,004	$49,707

Stock based compensation expense (a)	954	1,290	3,087
(Gain) loss on disposal of assets (b)	(151)	209	35
Impairment of long-lived assets (c)	9,617	-	-
Restaurant closure charges, net (d)	82	298	716
Debt modification costs (e)	1,241	4,178	-
Transaction-related costs (f)	1,936	-	-
Change in fair value of warrant liability (g)	1,417	33	(2,634)
Pre-opening costs (h)	462	596	1,080
Insurance reserves adjustment (i)	1,800	-	-

Adjusted EBITDA	$58,848	$55,608	$51,991

(a)	Includes non-cash, stock-based compensation.

(b)	(Gain) loss on disposal of assets includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.

(c)	Includes costs related to impairment of long-lived assets.

(d)	Includes costs related to closing restaurants.

(e)	Includes costs associated with debt refinancing transactions in April 2013 and April 2014.

(f)	Includes costs related to the strategic sale process which commenced during 2014 and resulted in the stock purchase agreement with the Levy Newco Parties and the Merger Agreement.

(g)	Relates to fair value adjustments to the warrants to purchase shares of common stock of Del Taco that had been issued to certain of the GSMP Parties and their affiliates, all of which were exchanged for shares of common stock of Del Taco on March 20, 2015.

(h)	Pre-opening costs consist of costs directly associated with the opening of new restaurants and incurred prior to opening, including restaurant labor, supplies, rent expense and other related pre-opening costs. These are generally incurred over the three to five months prior to opening.

(i)	Includes a $1.8 million increase in workers’ compensation expense due to higher payments and reserves related to underlying claims activity.

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Key Financial Definitions

Company Restaurant Sales

Company restaurant sales represents sale of food and beverages in company-operated restaurants, net of promotional allowances, employee meals and other discounts. Company restaurant sales in any period is directly influenced by the number of operating weeks in such period, the number of open restaurants, same store sales and per restaurant sales.

Franchise Revenue

Franchise revenue consists of franchise royalty income from the franchisee and, to a lesser extent, franchise fees from franchise owners for new franchise restaurant openings. Franchise fees are recognized when all material obligations have been performed and conditions have been satisfied, typically when operations of a new franchise restaurant have commenced. The fees Del Taco collects upon signing a franchise agreement are deferred until operations have commenced.

Franchise Sublease Income

Franchise sublease income consists of rental income received from franchisees related to properties where Del Taco has subleased a leasehold interest to the franchisee but remains primarily liable to the landlord.

Food and Paper Costs

Food and paper costs include the direct costs associated with food, beverage and packaging of menu items. The components of food and paper costs are variable in nature, change with sales volume and are impacted by menu mix and are subject to increases or decreases based on fluctuations in commodity costs. Other important factors causing fluctuations in food and paper costs include seasonality, promotional activity and restaurant level management of food and paper waste. Food and paper are a significant expense and can be expected to grow proportionally as company restaurant sales grows.

Labor and Related Expenses

Labor and related expenses include all restaurant-level management and hourly labor costs, including wages, benefits, bonuses, workers’ compensation expense, group health insurance, paid leave and payroll taxes. Like other expense items, Del Taco expects labor and related expenses to grow proportionately as company restaurant sales grows. Factors that influence fluctuations in labor and related expenses include minimum wage and payroll tax legislation, health care costs and the performance of Del Taco restaurants.

Occupancy and Other Operating Expenses

Occupancy and other operating expenses include all other restaurant-level operating expenses, such as rent, utilities, restaurant supplies, repairs and maintenance, credit and debit card processing fees, advertising, insurance, common area maintenance, real estate taxes and other restaurant operating costs.

General and Administrative Expenses

General and administrative expenses are comprised of expenses associated with corporate and regional supervision functions that support the operations of existing restaurants and development of new restaurants, including compensation and benefits, travel expenses, stock-based compensation expenses, legal and professional fees, information systems, corporate office occupancy costs and other related corporate costs. Also included are expenses above the restaurant level, including salaries for field management, such as area and regional managers, and franchise operational support. General and administrative expenses are expected to grow as Del Taco grows, including incremental legal, accounting, insurance, investor relations and other expenses that will be incurred as a public company.

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Depreciation and Amortization

Depreciation and amortization expenses are periodic non-cash charges that consist of depreciation of fixed assets, including leasehold improvements and equipment, and amortization of various intangible assets primarily including leasehold interests and franchise rights.

Occupancy and Other – Franchise Subleases

Occupancy and other – franchise subleases includes rent and property taxes paid on properties subleased to franchisees where Del Taco remains primarily liable to the landlord.

Pre-opening Costs

Pre-opening costs are incurred in connection with opening of new restaurants and incurred prior to opening, including restaurant labor related to the hiring and training of restaurant employees, as well as supplies, occupancy and other operating expenses associated with the opening of new restaurants. Pre-opening costs are expensed as incurred.

Impairment of Long-Lived Assets

Del Taco reviews long-lived assets such as leasehold improvements, equipment and intangibles on a unit-by unit basis for impairment whenever events or circumstances indicate the value of the assets may not be recoverable and records an impairment charge when appropriate.

Restaurant Closure Charges, Net

Restaurant closure charges, net, consists primarily of the future obligations associated with the closure or net sublease shortfall of a restaurant, including the present value of future lease obligations net of estimated sublease income, if any, accretion of the liability during the reporting period and any positive or negative adjustments to the liability as more information becomes available.

(Gain) Loss on Disposal of Assets

(Gain) loss on disposal of assets includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements, furniture, fixtures or equipment in the ordinary course of business, net of the amortization of gains on asset sales associated with sale-leaseback transactions that do not qualify for sale-leaseback accounting treatment and gains from disposal of assets related to eminent domain.

Interest Expense, Net

Interest expense, net, consists primarily of interest expense on outstanding debt. Debt issuance costs are amortized at cost over the life of the related debt.

Transaction-Related Costs

Transaction-related costs consists of direct costs incurred in connection with the strategic sale process which commenced during 2014.

Debt Modification Costs

In April 2013, Del Taco refinanced its existing debt by entering into a new senior secured credit facility and incurred charges for a call premium, write-off of previous deferred financing costs and new lender and third party costs.

In April 2014, Del Taco refinanced its existing debt by amending the senior secured credit facility and incurred charges for a write-off of previous deferred financing costs and new lender and third party costs.

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Change in Fair Value of Warrant Liability

Change in fair value of warrant liability represents the non-cash adjustment to record the warrant liability to its determined fair market value.

Provision for Income Taxes

Provision for income taxes consists of federal and state current and deferred income tax expense.

Results of Operations

Fiscal 2014 Compared to Fiscal 2013

The following table presents operating results for the fiscal years ended December 30, 2014 and December 31, 2013 in absolute terms and expressed as a percentage of total revenue, as compared below:

	Fiscal Year Ended
	2014		2013		Increase / (Decrease)
(Amounts in thousands)	($)	(%)	($)	(%)	($)	(%)
Statement of Operations Data:
Revenues
Company restaurant sales	$380,800	96.2	$356,306	96.0	$24,494	6.9
Franchise revenue	12,973	3.3	12,515	3.4	458	3.7
Franchise sublease income	2,251	0.5	2,167	0.6	84	3.9
Total Revenues	396,024	100.0	370,988	100.0	25,036	6.7

Operating expenses
Restaurant operating expenses (1) :
Food and paper costs (1)	110,708	29.1	105,492	29.6	5,216	4.9
Labor and related expenses (1)	116,920	30.7	108,788	30.5	8,132	7.5
Occupancy and other operating expenses (1)	82,021	21.5	77,205	21.7	4,816	6.2
Total restaurant operating expenses (1)	309,649	81.3	291,485	81.8	18,164	6.2
General and administrative	28,136	7.1	23,112	6.2	5,024	21.7
Depreciation and amortization	18,752	4.7	19,850	5.4	(1,098)	(5.5)
Occupancy and other-franchise subleases	2,145	0.5	2,073	0.6	72	3.5
Pre-opening costs	462	0.1	596	0.2	(134)	(22.5)
Impairment of long-lived assets	9,617	2.4	-	-	9,617	-
Restaurant closure charges, net	82	*	298	0.1	(216)	(72.5)
(Gain) loss on disposal of assets	(151)	*	209	0.1	(360)	(172.2)
Total operating expenses	368,692	93.1	337,623	91.0	31,069	9.2
Income from operations	27,332	6.9	33,365	9.0	(6,033)	(18.1)
Other expenses:
Interest expense	30,895	7.7	35,613	9.7	(4,718)	(13.2)
Transaction-related costs	1,936	0.5	-	-	1,936	-
Debt modification costs	1,241	0.3	4,178	1.1	(2,937)	(70.3)
Change in fair value of warrant liability	1,417	0.4	33	*	1,384	*
Total other expenses	35,489	8.9	39,824	10.8	(4,335)	(10.9)
Loss from operations before provision for income taxes	(8,157)	(2.0)	(6,459)	(1.8)	(1,698)	26.3
Provision for income taxes	1,098	0.3	80	*	1,018	*
Net Loss	$(9,255)	(2.3)	$(6,539)	(1.8)	$(2,716)	41.5

(1)	As a percentage of company restaurant sales.

* Immaterial/not meaningful

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Company Restaurant Sales

Company restaurant sales increased $24.5 million, or 6.9%, for Fiscal 2014, primarily due to an increase in company-operated same store sales of $18.3 million, or 5.3%. The growth in company-operated same store sales was primarily the result of an increase in average check size of 3.1% and an increase in traffic of 2.2% compared to the prior year. Company restaurant sales also increased by $6.9 million of additional sales from restaurants not in the comparable restaurant base. This increase was partially offset by $ 0.7 million from restaurant closures.

Franchise Revenue

Franchise revenue increased $0.5 million, or 3.7%, for Fiscal 2014, primarily due to an increase in franchised same store sales of 5.2%, partially offset by the impact of the closure of 12 franchised restaurants in Fiscal 2013 and of 10 closures in Fiscal 2014.

Franchise Sublease Income

Franchise sublease income increased $0.1 million, or 3.9%, for Fiscal 2014, primarily due to an increase in franchised same store sales of 5.2% to which rental income is tied.

Food and Paper Costs

Food and paper costs increased $5.2 million, or 4.9%, for Fiscal 2014, consisting of a $5.1 million increase in food costs and a $0.1 million increase in paper costs. The increase in food and paper costs was primarily due to increased company restaurant sales and to a lesser extent higher commodity costs related to cheddar cheese, ground beef and shrimp, partially offset by reductions in chicken, french fries and cooking oil. Food and paper costs as a percentage of company restaurant sales were 29.1% for Fiscal 2014 compared to 29.6% for Fiscal 2013. The percentage decrease resulted primarily from menu price increases, partially offset by food and paper inflation.

Labor and Related Expenses

Labor and related expenses increased $8.1 million, or 7.5%, for Fiscal 2014, primarily due to increased labor costs resulting from higher company restaurant sales, the impact from a California minimum wage increase on July 1, 2014, a $1.8 million increase in workers’ compensation expense due to higher payments and reserves related to underlying claims activity and additional labor needs arising from the opening of five new restaurants in Fiscal 2014 and five new restaurants in Fiscal 2013. This increase was partially offset by decreased labor needs relating to one restaurant that closed in Fiscal 2014 and three restaurants that closed in Fiscal 2013. Labor and related expenses as a percentage of company restaurant sales were 30.7% for Fiscal 2014 compared to 30.5% for Fiscal 2013. This percentage increase resulted primarily from the impact of the California minimum wage and the increase in workers’ compensation expense discussed above, partially offset by menu price increases and the same store sales increase in traffic which helps to leverage the fixed components of labor costs.

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Occupancy and Other Operating Expenses

Occupancy and other operating expenses increased $4.8 million, or 6.2%, for Fiscal 2014, primarily due to an increase in operating expenses resulting primarily from higher company restaurant sales, increased utilities expense, credit and debit card processing fees, advertising, rent, and repairs and maintenance expense. These increases were partially offset by a reduction in general insurance expenses. Occupancy and other operating expenses as a percentage of company restaurant sales were 21.5% for Fiscal 2014 compared to 21.7% for Fiscal 2013. This reduction was primarily due to menu price increases and the same store sales increase in traffic which helps to leverage the fixed components of occupancy and other operating expenses, partially offset by the inflation discussed above.

General and Administrative Expenses

General and administrative expenses increased $5.0 million, or 21.7%, for Fiscal 2014, primarily due to a $2.8 million increase in incentive compensation based on performance, increased compensation, consulting expense related to the renewal of a beverage agreement and increased legal fees. These increases were partially offset by a decrease in stock-based compensation due to the use of an accelerated grade vesting accounting method. General and administrative expense as a percentage of total revenue was 7.1% for Fiscal 2014 compared to 6.2% for Fiscal 2013. This increase was primarily due to the increase in general and administrative expense discussed above partially offset by the impact from increased total revenues.

Depreciation and Amortization

Depreciation and amortization decreased $1.1 million, or 5.5%, for Fiscal 2014, primarily due to a reduction in leasehold interest amortization and certain assets which became fully depreciated during Fiscal 2014. Depreciation and amortization as a percentage of total revenue decreased to 4.7% in Fiscal 2014 compared to 5.4% in Fiscal 2013.

Occupancy and Other – Franchise Sublease

Occupancy and other – franchise sublease increased $0.1 million, or 3.5%, for Fiscal 2014, primarily due to an increase in the restaurant revenues to which the rent expense is tied.

Pre-opening Costs

Pre-opening costs decreased by $0.1 million, or 22.5%, for Fiscal 2014, with five company-operated restaurants opening in both 2014 and 2013 and a higher proportion of new company-operated restaurants opening in established markets during 2014 which required lower pre-opening costs in Fiscal 2014 compared to Fiscal 2013. As a percentage of total revenue, pre-opening costs decreased from 0.2% in Fiscal 2013 to 0.1% in Fiscal 2014.

Impairment of Long-Lived Assets

Impairment charges related to Del Taco’s evaluation of certain long-lived assets underlying 13 company-operated restaurants which had potential indicators of impairment based on operating performance resulted in a $9.6 million charge in Fiscal 2014. No such impairment charges were recorded in Fiscal 2013.

Restaurant Closure Charges, net

Restaurant closure charges, net, decreased by $0.2 million from $0.3 million in Fiscal 2013 to $0.1 million in Fiscal 2014, due to Fiscal 2014 primarily consisting of accretion expense while Fiscal 2013 included accretion expense and an adjustment to increase the lease termination liability for two closed restaurants partially offset by a decrease to the lease termination liability for one closed restaurant.

(Gain) loss on Disposal of Assets

(Gain) loss on disposal of assets decreased by $0.4 million from a $0.2 million loss in Fiscal 2013 to $0.2 million gain in Fiscal 2014, due to Fiscal 2014 primarily consisting of the closure of one restaurant, net of the amortization of gains on asset sales associated with sale-leaseback transactions that do not qualify for sale-leaseback accounting treatment and gain from eminent domain proceeds. Fiscal 2013 included the closure of three restaurants, net of the amortization of gains on asset sales associated with sale-leaseback transactions that do not qualify for sale-leaseback accounting treatment.

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Interest Expense, Net

Interest expense, net, decreased $4.7 million, or 13.2%, for Fiscal 2014, primarily due to benefits from the debt refinance in April 2014 (“2014 Refinancing”) and debt refinance in April 2013 (“2013 Refinancing”) both including reduced interest rates on the senior secured credit facility and a lower proportion of subordinated note debt outstanding.

Transaction-Related Costs

Transaction-related costs totaling $1.9 million in Fiscal 2014 consists of direct costs incurred in connection with the strategic sale process which commenced during 2014.

Debt Modification Costs

Debt modification costs totaled $1.2 million in Fiscal 2014 and related to the 2014 Refinancing whereby additional senior secured debt was raised through an amendment to Del Taco’s senior secured credit facility and the proceeds were used to partially redeem the subordinated notes. Debt modification costs totaled $4.2 million in Fiscal 2013 and related to the 2013 Refinancing whereby additional senior secured debt was raised through a new senior secured credit facility and the proceeds were used to partially redeem the subordinated note debt outstanding.

Change in Fair Value of Warrant Liability

Change in fair value of warrant liability represents the non-cash adjustment to record the warrant liability to its determined fair market value and totaled a charge of $1.4 million in Fiscal 2014 and a charge of $0.03 million in Fiscal 2013.

Provision for Income Taxes

The provision for income taxes consisted of income tax expense of $1.1 million for Fiscal 2014 and $0.1 million for Fiscal 2013. The Fiscal 2014 income tax expense consisted of an income tax expense of $1.1 million primarily related to the effect of changes in deferred taxes and the related effect of maintaining a full valuation allowance against certain of deferred tax assets as of the end of Fiscal 2014. During Fiscal 2013, despite having a net loss, the provision for income taxes consisted of an income tax expense of $0.1 million, primarily related to state minimum taxes. The tax provision for Fiscal 2013 did include income tax expense of $0.9 million related to the effect of changes in deferred taxes which was offset by a decrease in uncertain tax positions of $0.9 million related to state tax positions that had the statute of limitations lapse during the year.

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Fiscal Year 2013 Compared to Fiscal Year 2012

The following table presents Del Taco operating results for the fiscal years ended December 31, 2013 and January 1, 2013 in absolute terms and expressed as a percentage of total revenue, as compared below:

	Fiscal Year Ended
	2013		2012		Increase / (Decrease)
(Amounts in thousands)	($)	(%)	($)	(%)	($)	(%)
Statement of Operations Data:
Revenues
Company restaurant sales	$356,306	96.0	$345,590	96.0	$10,716	3.1
Franchise revenue	12,515	3.4	12,409	3.4	106	0.9
Franchise sublease income	2,167	0.6	2,142	0.6	25	1.2
Total Revenues	370,988	100.0	360,141	100.0	10,847	3.0

Operating expenses
Restaurant operating expenses (1) :
Food and paper costs (1)	105,492	29.6	102,530	29.7	2,962	2.9
Labor and related expenses (1)	108,788	30.5	109,534	31.7	(746)	(0.7)
Occupancy and other operating expenses (1)	77,205	21.7	73,929	21.4	3,276	4.4
Total restaurant operating expenses (1)	291,485	81.8	285,993	82.8	5,492	1.9
General and administrative	23,112	6.2	23,184	6.4	(72)	(0.3)
Depreciation and amortization	19,850	5.4	17,699	4.9	2,151	12.2
Occupancy and other-franchise subleases	2,073	0.6	2,060	0.6	13	0.6
Pre-opening costs	596	0.2	1,080	0.3	(484)	(44.8)
Restaurant closure charges, net	298	0.1	716	0.2	(418)	(58.4)
Loss on disposal of assets	209	0.1	35	*	174	*
Total operating expenses	337,623	91.0	330,767	91.8	6,856	2.1
Income from operations	33,365	9.0	29,374	8.2	3,991	13.6
Other expenses:
Interest expense	35,613	9.7	38,291	10.6	(2,678)	(7.0)
Debt modification costs	4,178	1.1	-	-	4,178	100.0
Change in fair value of warrant liability	33	*	(2,634)	(0.7)	2,667	(101.3)
Total other expenses	39,824	10.8	35,657	9.9	4,167	11.7
Loss from operations before provision for income taxes	(6,459)	(1.8)	(6,283)	(1.7)	(176)	2.8
Provision for income taxes	80	*	1,939	0.5	(1,859)	(95.9)
Net Loss	$(6,539)	(1.8)	$(8,222)	(2.2)	$1,683	(20.5)

(1)	As a percentage of company restaurant sales.

* Immaterial/not meaningful

Company Restaurant Sales

Company restaurant sales increased $10.7 million, or 3.1%, for Fiscal 2013, primarily due to an increase in company-operated same store sales of $6.6 million, or 1.8%. The growth in company-operated same store sales was primarily the result of an increase in average check size of 1.2% and an increase in traffic of 0.6% compared to the prior year. Company restaurant sales also increased by $5.2 million of additional sales from restaurants not in the comparable restaurant base. This increase was partially offset by $1.1 million from restaurant closures.

Franchise Revenue

Franchise revenue increased $0.1 million, or 0.9%, for Fiscal 2013, primarily due to franchised same store sales of 0.2% and the impact from six and 12 new franchised restaurants opened in Fiscal 2013 and Fiscal 2012, respectively, partially offset by the impact of the closure of 12 franchised restaurants in Fiscal 2013 and of three closures in Fiscal 2012.

Franchise Sublease Income

Franchise sublease income remained consistent in both Fiscal 2013 and Fiscal 2012, primarily due to relatively consistent same store sales for subleased property locations to which rental income is tied.

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Food and Paper Costs

Food and paper costs increased $3.0 million, or 2.9%, for Fiscal 2013, consisting of a $2.6 million increase in food costs and a $0.4 million increase in paper costs. The increase in food and paper costs was primarily due to higher commodity costs and to a lesser extent increased company restaurant sales. Food and paper costs as a percentage of company restaurant sales were 29.6% for Fiscal 2013 compared to 29.7% for Fiscal 2012. The percentage decrease resulted primarily from menu price increases, partially offset by food and paper inflation.

Labor and Related Expenses

Labor and related expenses decreased $0.7 million, or 0.7%, for Fiscal 2013, primarily due to a $2.7 million reduction in workers’ compensation expense due to lower payments and reserves related to underlying claims activity and decreased labor needs relating to three restaurant that closed in Fiscal 2013 and one restaurant that closed in Fiscal 2012, partially offset by increased labor costs in Fiscal 2013 resulting from higher company restaurant sales, modest wage inflation and additional labor needs arising from the opening of five new restaurants in Fiscal 2013 and 11 new restaurants in Fiscal 2012. Labor and related expenses as a percentage of company restaurant sales were 30.5% for Fiscal 2013 compared to 31.7% for Fiscal 2012. This percentage decrease resulted primarily from decreased worker’s compensation expense, menu price increases and the same store sales increase in traffic which helps to leverage the fixed components of labor costs, partially offset by the impact of the modest wage inflation.

Occupancy and Other Operating Expenses

Occupancy and other operating expenses increased $3.3 million, or 4.4%, for Fiscal 2013, primarily due to an increase in operating expenses resulting primarily from higher company restaurant sales, increased utilities expense, credit and debit card processing fees, advertising, general insurance, rent, and repairs and maintenance expense. Occupancy and other operating expenses as a percentage of company restaurant sales were 21.7% for Fiscal 2013 compared to 21.4% for Fiscal 2012. This increase was primarily due to the inflation discussed above, partially offset by menu price increases and the same store sales increase in traffic which helps to leverage the fixed components of occupancy and other operating expenses.

General and Administrative Expenses

General and administrative expenses decreased $0.1 million, or 0.3%, for Fiscal 2013, primarily due to a $1.5 million increase in incentive compensation based on performance and increased travel expense. These increases were partially offset by a decrease in stock-based compensation due to the use of an accelerated grade vesting accounting method. General and administrative expense as a percentage of total revenue was 6.2% for Fiscal 2013 compared to 6.4% for Fiscal 2012. This decrease was primarily due to the decrease in general and administrative expense discussed above coupled with higher total revenue.

Depreciation and Amortization

Depreciation and amortization increased $2.2 million, or 12.2%, for Fiscal 2013, primarily due to an increase in depreciation related to the completion of the Ambience Shake Up remodeling program in 2013 for all company-operated restaurants, partially offset by a reduction in leasehold interest amortization. Depreciation and amortization as a percentage of total revenue increased to 5.4% in Fiscal 2013 compared to 4.9% in Fiscal 2012.

Occupancy and Other – Franchise Sublease

Occupancy and other – franchise sublease increased $13,000, or 0.6%, for Fiscal 2013, primarily due to an increase in the restaurant revenues to which the rent expense is tied.

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Pre-opening Costs

Pre-opening costs decreased by $0.5 million, or 44.8%, for Fiscal 2013, primarily due to opening five new company-operated restaurants in Fiscal 2013 compared to 11 new company-operated restaurants in Fiscal 2012. As a percentage of total revenue, pre-opening costs decreased from 0.3% in Fiscal 2012 to 0.2% in Fiscal 2013.

Restaurant Closure Charges, net

Restaurant closure charges, net, decreased by $0.4 million from $0.7 million in Fiscal 2012 to $0.3 million in Fiscal 2013, due to Fiscal 2013 primarily consisting of accretion expense and an adjustment to increase the lease termination liability for two closed restaurants partially offset by a decrease to the lease termination liability for one closed restaurant, while Fiscal 2012 included accretion expense and an adjustment to increase the lease termination liability for four closed restaurants and to decrease the lease termination liability for one closed restaurant.

Loss on Disposal of Assets

Loss on disposal of assets increased $0.2 million for Fiscal 2013, which primarily included the closure of three restaurants, net of the amortization of gains on asset sales associated with sale-leaseback transactions that do not qualify for sale-leaseback accounting treatment, while Fiscal 2012 included the closure of only one restaurant.

Interest Expense, Net

Interest expense, net, decreased $2.7 million, or 7.0%, for Fiscal 2013, primarily due to benefits from the 2013 Refinancing including a reduced interest rate on the senior secured credit facility and a lower proportion of subordinated note debt outstanding.

Debt Modification Costs

Debt modification costs totaled $4.2 million in Fiscal 2013 and related to the 2013 Refinancing whereby additional senior secured debt was raised through a new senior secured credit facility and the proceeds were used to partially redeem subordinated notes.

Change in Fair Value of Warrant Liability

Change in fair value of warrant liability represents the non-cash adjustment to record the warrant liability to its determined fair market value and totaled a charge of $0.03 million in Fiscal 2013 and a credit of $2.6 million in Fiscal 2012.

Provision for Income Taxes

The provision for income taxes consisted of income tax expense of $0.1 million for Fiscal 2013 and $1.9 million for Fiscal 2012. During Fiscal 2013, despite having a net loss, the provision for income taxes consisted of an income tax expense of $0.1 million primarily related to state minimum taxes. The tax provision for Fiscal 2013 did include income tax expense of $0.9 million related to the effect of changes in deferred taxes which was offset by a decrease in uncertain tax positions of $0.9 million related to state tax positions that had the statute of limitations lapse during the year. The Fiscal 2012 income tax expense of $1.9 million primarily related to the effect of changes in deferred taxes and the related effect of maintaining a full valuation allowance against certain deferred tax assets as of the end of Fiscal 2012.

Seasonality

Seasonal factors and the timing of holidays cause revenue to fluctuate from quarter to quarter. Revenue per restaurant is typically lower in the first quarter due to reduced January traffic. As a result of seasonality, quarterly and annual results of operations and key performance indicators such as company restaurant sales and franchise revenue may fluctuate.

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Liquidity and Capital Resources

Potential Impacts of Market Conditions on Capital Resources

Del Taco continues to experience positive trends in consumer traffic and increases in same store sales, operating cash flows and restaurant contribution margin. However, the restaurant industry continues to be challenged and uncertainty exists as to the sustainability of these favorable trends.

Del Taco believes that expected cash flow from operations and planned borrowing capacity are adequate to fund debt service requirements, operating lease obligations, capital expenditures and working capital obligations for at least the next 12 months. However, the ability to continue to meet these requirements and obligations will depend on, among other things, the ability to achieve anticipated levels of revenue and cash flow and the ability to manage costs and working capital successfully.

Summary of Cash Flows

Del Taco’s primary sources of liquidity and capital resources have been cash provided from operations, cash and cash equivalents, and its senior secured credit facilities. Del Taco’s primary requirements for liquidity and capital are new restaurants, existing restaurant capital investments (primarily maintenance), investments in infrastructure and information technology, principal and interest payments on debt, lease obligations and working capital and general corporate needs. The working capital requirements are not significant since customers pay for their purchases in cash or by payment card (credit or debit) at the time of sale. Thus, Del Taco is able to sell many inventory items before it has to pay suppliers for such items since it typically has payment terms for its food and paper suppliers. Del Taco restaurants do not require significant inventories. Del Taco believes these sources of liquidity and capital will be sufficient to finance continued operations and expansion plans for at least the next 12 months.

The following table presents summary cash flow information for the periods indicated (in thousands).

	Fiscal Year Ended
	December 30, 2014	December 31, 2013	January 1, 2013
	(dollar amounts in thousands)
Net cash provided by (used in)
Operating activities	$45,476	$41,325	$43,654
Investing activities	(18,068)	(19,997)	(27,380)
Financing activities	(24,926)	(19,527)	(17,258)
Net increase (decrease) in cash	2,482	1,801	(984)

Cash Flows Provided by Operating Activities

For Fiscal 2014, net cash provided by operating activities increased by $4.2 million as compared to Fiscal 2013, as the larger net loss was offset by non-cash charges related to the impairment of long-lived assets and the change in fair value of the warrant liability was partially offset by the increase in the outstanding balances at year end of accounts payable, accrued liabilities and deferred income taxes and the reduced non-cash paid-in-kind interest for the subordinated notes.

Net cash provided by operating activities decreased by $2.3 million in Fiscal 2013 as compared to Fiscal 2012 primarily due to decreased non-cash paid-in-kind interest for the subordinated notes, decreased stock-based compensation and reduced outstanding balances at year end of accounts payable and deferred income taxes partially offset by increased depreciation and amortization expenses and debt modification costs not incurred in Fiscal 2012.

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Cash Flows Used in Investing Activities

Cash used in investing activities decreased by $1.9 million in Fiscal 2014 as compared to Fiscal 2013 primarily due to a decrease in purchases of property and equipment due to completion of the ASU re-imaging program during Fiscal 2013, partially offset by a decrease in proceeds received from the disposal of property and equipment.

Cash used in investing activities decreased by $7.4 million in Fiscal 2013 as compared to Fiscal 2012 primarily due to a reduction in purchases of property and equipment due to opening five company-operated restaurants in Fiscal 2013 compared to opening 11 company-operated restaurants in Fiscal 2012, as well as the acquisition of one franchise restaurant in Fiscal 2012 with zero franchise restaurant acquisitions in Fiscal 2013, partially offset by a decrease in proceeds received from the disposal of property and equipment.

Del Taco expects to spend approximately $24.0 million to $28.5 million in Fiscal 2015 on capital expenditures, including $10.0 million to $12.5 million for new restaurant construction, $6.0 million to $7.0 million for capitalized maintenance and $8.0 million to $9.0 million on equipment, technology and other capital goods.

Cash Flows Used in Financing Activities

Cash used in financing activities increased by $5.4 million in Fiscal 2014 as compared to Fiscal 2013 primarily due to a net increase in overall principal payments related to the term loans, partially offset by a reduction in payments for debt issue costs.

Cash used in financing activities increased by $2.3 million in Fiscal 2013 as compared to Fiscal 2012 primarily due to payments for debt issue costs related to the 2013 Refinancing.

Debt and Other Obligations

Senior Credit Facility

On April 1, 2013, Del Taco entered into a Senior Credit Facility (the “Senior Credit Facility”) totaling $215 million consisting of a $175.0 million Term Loan Facility (the “Term Loan”) and $40.0 million Revolving Credit Facility (the “Revolver”) with maturity dates of October 1, 2018 and April 1, 2018, respectively. On April 21, 2014, Del Taco amended the Senior Credit Facility whereby the then outstanding balance of the Term Loan was increased by $62.0 million to $220.0 million and the revolving credit facility remained at $40 million. The amended Term Loan bears interest at LIBOR (not to be less than 1.00%) plus a margin of 4.50%. The weighted-average interest rate on the amended Term Loan at December 30, 2014 was 5.51%. Principal borrowings are payable on a quarterly basis in the amount of $550,000 beginning with June 30, 2014, with mandatory annual prepayment equal to 50% of excess cash flow beginning for the year ended December 29, 2015 which may be reduced by voluntary prepayments made during the fiscal year and which may be further reduced if the senior leverage ratio is less than 2.75 to 1.00, with the remaining principal and accrued interest payable in full at maturity on October 1, 2018. Del Taco’s Senior Credit Facility contains various covenants that, among other things, require mandatory prepayments upon certain events, do not allow Del Taco to exceed a maximum consolidated total leverage ratio and places certain limitations on incurrence of indebtedness, disposition of property, restricted payments including dividends, certain investments and affiliated transactions. Del Taco was in compliance with all of the covenants under its Senior Credit Facility as of December 30, 2014. Failure to comply with these covenants could have a material adverse impact on Del Taco’s business, financial condition and results of operations. Del Taco made mandatory and voluntary prepayments on the Term Loan in the aggregate of $22.5 million during Fiscal 2014. The voluntary prepayments have been designated to cover the mandatory quarterly principal payments through the maturity of the Term Loan in October 2018. As discussed in Recent Events above, on March 20, 2015, Del Taco increased the borrowings on its Senior Credit Facility by $25.1 million and borrowed $10.0 million on its Revolver. In addition, as discussed in Recent Events above, on March 12, 2015, Del Taco satisfied the rating condition in its Senior Credit Facility resulting in a decrease in interest rates to LIBOR (not to be less than 1.00%) plus a margin of 4.25% as of March 25, 2015.

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Subordinated Notes

On May 18, 2010, Del Taco underwent a restructuring transaction (the “Restructuring”). In connection with the Restructuring, Sagittarius Restaurants LLC (“Sagittarius”) and F&C Restaurant Holding Co. (“F&C RHC”), wholly owned subsidiaries of Del Taco, issued subordinated notes in the aggregate principal amount of $110.0 million (“Company Sub Notes”) and $40.0 million (F&C RHC Sub Notes), respectively, to funds affiliated with Goldman Sachs Mezzanine Partners (“GSMP”), Leonard Green & Partners, L.P. and Charlesbank Capital Partners, LLC and issued warrants to purchase 597,802 shares of common stock of Del Taco to GSMP. The Company Sub Notes and the F&C RHC Sub Notes were amended on April 1, 2013, and the Company Sub Notes were amended again on April 21, 2014. Both the Company Sub Notes and F&C RHC Sub Notes, as amended, had no scheduled principal repayments until their scheduled maturity on April 29, 2022 and March 29, 2019, respectively. The Company Sub Notes had an interest rate of 13.0%, with interest accrued to principal so long as, pursuant to the Senior Credit Facility, the fixed charge coverage ratio was less than 1.50 to 1.00 or senior leverage ratio was greater than 2.00 to 1.00. If the fixed charge coverage was greater than 1.50 to 1.00 and senior leverage ratio was less than 2.00 to 1.00 and greater than 1.50 to 1.00, then Del Taco had the option to pay cash interest at 6.0% with the balance payable in kind for a total interest rate of 12.5%. If the fixed charge coverage ratio was greater than 1.50 to 1.00 and the senior leverage ratio was equal to or less than 1.50 to 1.00, then Del Taco had the option to pay cash interest at 12.0%. Interest on the F&C RHC Sub Notes was to be capitalized at an interest rate of 13.0% during its entire term through March 29, 2019 with no cash interest option. The aggregate balance outstanding on the Company Sub Notes and F&C RHC Sub Notes, including interest accrued to principal, was $108.1 million and $155.2 million for Fiscal 2014 and Fiscal 2013, respectively. The outstanding balance of the Company Sub Notes and F&C RHC Sub Notes of $111.3 million in aggregate was paid in full on March 20, 2015 as discussed in Recent Events above.

Hedging Arrangements

Effective June 30, 2013, Del Taco entered into an interest rate cap agreement with a three-year term with a fixed notional amount of $87.5 million of the Term Loan that effectively converted that portion of the loan outstanding from variable rate debt to capped variable rate debt, resulting in a change in the applicable interest rate from an interest rate of three-month LIBOR plus the applicable percentage (as provided by the Senior Credit Facility) to a capped interest rate of 1.00% to 2.25% plus the applicable percentage.

Contractual Obligations

The following table represents Del Taco’s contractual commitments (which include expected interest expense, calculated based on current interest rates) to make future payments pursuant to debt and other obligations disclosed above and pursuant to restaurant operating leases outstanding as of December 30, 2014:

	Payments Due by Period
(Amounts in thousands)	Total	1 Year	2 – 3 Years	4 – 5 Years	5+ Years
Operating leases	$222,079	$23,259	$44,292	$38,265	$116,263
Capital leases and deemed landlord financing	33,131	3,483	6,105	4,646	18,897
Long-term debt (1)	310,076	108,076	-	202,000	-
Interest on long-term debt	45,713	12,190	24,380	9,143	-
Purchase commitments	89,281	14,431	27,960	26,498	20,392
Total	$700,280	$161,439	$102,737	$280,552	$155,552

(1)	Company Sub Notes and F&C RHC Sub Notes balance as of December 30, 2014 of $108.1 million was paid in full on March 20, 2015 along with accrued interest since December 30, 2014 of $3.1 million.

Interest on long-term debt includes quarterly interest due on the Term Loan and Revolver at a 5.5% interest rate and a 0.5% interest rate on the unused balance of the Revolver (rates as of December 30, 2014).

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Purchase commitments included in the table above are for commitments in excess of one year related to both company-operated and franchised restaurants for food purchases and supplies, information technology service agreements and a long-term beverage supply agreement.

The above table excludes purchase commitments related to certain vendors that supply food products, construction, marketing and other service-related arrangements which occur in the normal course of business and are typically short-term in nature.

Other obligations excluded from the above table include contingent rent payments, property taxes, insurance payments and common area maintenance costs.

Off-Balance Sheet and Other Arrangements

At December 30, 2014, Del Taco had a $40.0 million revolving credit facility of which $17.6 million was reserved for outstanding letters of credit and $22.4 million was unused and available for borrowings. Del Taco did not have any other material off-balance sheet arrangements, except for restaurant operating leases entered into in the normal course of business.

Quantitative and Qualitative Disclosure about Market Risk

Interest Rate Risk

Del Taco is exposed to market risk from changes in interest rates on debt, which bears interest at variable rates and currently has a LIBOR floor of 1.0%. As of December 30, 2014, Del Taco had outstanding variable rate borrowings of $202.0 million. A 1.00% increase in the effective interest rate applied to this borrowing would result in a pre-tax interest expense increase of $2.0 million on an annualized basis.

Del Taco manages interest rate risk through normal operating and financing activities and, when determined appropriate, through the use of derivative financial instruments.

To mitigate exposure to fluctuations in interest rates, Del Taco entered into an interest rate cap agreement as discussed under “—Liquidity and Capital Resources—Debt and Other Obligations—Hedging Arrangements” above.

Commodity Price Risk

Del Taco purchases certain products that are affected by commodity prices and are, therefore, subject to price volatility caused by weather, market conditions and other factors which are not considered predictable or within its control. Although these products are subject to changes in commodity prices, certain purchasing contracts or pricing arrangements used contain risk management techniques designed to minimize price volatility. In many cases, Del Taco believes it will be able to address material commodity cost increases by adjusting menu pricing or making other operational adjustments that increase productivity. However, increases in commodity prices, without adjustments to menu prices, could increase restaurant operating costs as a percentage of restaurant sales.

Inflation

Inflation has an impact on food, paper, construction, utility, labor and benefits, rent, general and administrative and other costs, all of which can materially impact operations. Del Taco has a substantial number of hourly employees who are paid wage rates at or based on the applicable federal, state or local minimum wage and increases in the minimum wage will increase labor costs. Since July 1, 2014, the State of California (where a majority of company-operated restaurants are located) has had a minimum wage of $9.00 per hour. From January 1, 2008 to June 30, 2014, California minimum wage had been $8.00 per hour. The California minimum wage is scheduled to rise to $10.00 per hour on January 1, 2016. In general, Del Taco has been able to substantially offset costs increases resulting from inflation by increasing menu prices, managing menu mix, improving productivity or through other adjustments. Del Taco may or may not be able to offset cost increases in the future.

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Critical Accounting Policies and Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Del Taco believes that such estimates have been based on reasonable and supportable assumptions and the resulting estimates are reasonable for use in the preparation of the consolidated financial statements. Actual results could differ from these estimates. Del Taco’s significant estimates include estimates for impairment of goodwill, intangible assets and property and equipment, insurance reserves, restaurant closure reserves, stock-based compensation, contingent liabilities and income tax valuation allowances.

Accounting policies are an integral part of Del Taco’s financial statements. A thorough understanding of these accounting policies is essential when reviewing Del Taco’s reported results of operations and Del Taco’s financial position. Del Taco’s management believes that the critical accounting policies and estimates discussed below involve the most difficult management judgments due to the sensitivity of the methods and assumptions used. Del Taco’s significant accounting policies are described in Note 2 to the consolidated financial statements included elsewhere in this proxy statement.

Revenue Recognition

Del Taco restaurant sales from the operation of company-operated restaurants are recognized when food and service is delivered to customers. Franchise revenue comprise (i) initial development fees, (ii) initial franchise fees, (iii) on-going royalties and (iv) renewal fees. Franchise fees received pursuant to individual development agreements, which grant the right to develop franchised restaurants in future periods in specific geographic areas, are deferred and recognized as revenue when the franchisee has substantially fulfilled its obligation for a specific franchised restaurant pursuant to the development agreement, which is generally upon restaurant opening. Initial franchise fees are also recognized as revenue when the franchised location opens. Deferred development and initial franchise fees are included in deferred income on the consolidated balance sheets. Royalties from franchised restaurants are recorded in revenue when food and service are delivered to customers. Renewal fees are recognized when a renewal agreement becomes effective. Del Taco reports revenue net of sales taxes collected from customers and remitted to governmental taxing authorities. Franchise sublease income is composed of rental income associated with properties leased or subleased to franchisees. Del Taco sells gift cards to customers in its restaurants. The gift cards sold to customers have no stated expiration dates and are recorded in deferred income on the consolidated balance sheets. It recognizes revenue from gift cards: (i) when the gift card is redeemed by the customer; or (ii) under the delayed recognition method, when the likelihood of the gift card being redeemed by the customer is remote (gift card breakage) and Del Taco determines that there is not a legal obligation to remit the unredeemed gift cards to the relevant jurisdiction. The determination of the gift card breakage rate is based upon Del Taco’s specific historical redemption patterns. Recognized breakage revenue was not significant to any period presented in the consolidated statements of comprehensive loss. Any future revisions to the estimated breakage rate may result in changes in the amount of breakage revenue recognized in future periods.

Goodwill and Indefinite-Lived Intangible Assets, Net

Indefinite-lived intangible assets consist of goodwill and trademarks.

Del Taco’s goodwill and trademarks are not amortized, but tested annually for impairment and tested more frequently for impairment if events and circumstances indicate that the asset might be impaired. Del Taco conducts annual goodwill and trademark impairment tests on the first day of the fourth quarter of each fiscal year or whenever an indicator of impairment exists.

Del Taco uses a quantitative goodwill impairment analysis that compares the fair value of a single reporting unit, based on discounted future cash flows and market valuation based on similar companies, with the carrying amount, including goodwill. Key assumptions included in the cash flow model include future revenues, operating costs, working capital changes, capital expenditures and a discount rate that approximates Del Taco’s weighted average cost of capital. If the carrying amount of a reporting unit exceeds its fair value, an impairment loss is measured as the difference between the implied fair value of the reporting unit’s goodwill and the carrying amount of goodwill.

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Del Taco’s indefinite-lived trademark is not amortized, but tested at least annually for impairment using a quantitative impairment analysis, and more frequently if events and circumstances indicate that the asset might be impaired. The quantitative impairment analysis compares the fair value of the indefinite-lived trademark, based on discounted future cash flows using a relief from royalty methodology. If the carrying amount of the indefinite-lived trademark exceeds its fair value, an impairment loss is measured as the difference between the implied fair value of the trademark and its carrying amount.

Long-Lived Assets

Long-lived assets, including property and equipment and definite lived intangible assets (other than goodwill and indefinite-lived intangible assets), are reviewed by Del Taco for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Long-lived assets are grouped and evaluated for impairment at the lowest level for which there are identifiable cash flows that are independent of the cash flows of other groups of assets. Del Taco evaluates such cash flows for individual restaurants and franchise contracts on an undiscounted basis. If it is determined that the carrying amounts of such long-lived assets are not recoverable, the assets are written down to their estimated fair values. Del Taco generally estimates fair value using either the land and building real estate value for the respective restaurant or the discounted value of the estimated cash flows associated with the respective restaurant or contract.

Insurance Reserves

Given the nature of Del Taco’s operating environment, it is subject to workers’ compensation and general liability claims. To mitigate a portion of these risks, Del Taco maintains insurance for individual claims in excess of deductibles per claim (insurance deductibles range from $0.25 million to $0.50 million per occurrence for workers’ compensation and are $0.35 million per occurrence for general liability). The amount of self-insurance loss reserves and loss adjustment expenses is determined based on an estimation process that uses information obtained from both specific and industry data, as well as general economic information. Self-insurance loss reserves are based on estimates of expected losses for determining reported claims and as the basis for estimating claims incurred but not reported. The estimation process for self-insurance loss exposure requires Del Taco to continuously monitor and evaluate the life cycle of claims. Del Taco also monitors the reasonableness of the judgments made in the prior year’s estimation process (referred to as a hindsight analysis) and adjusts current year assumptions based on the hindsight analysis. Del Taco utilizes actuarial methods to evaluate open claims and estimate the ongoing development exposure related to workers’ compensation and general liability.

Leases and Deferred Rent

Del Taco leases a substantial number of restaurant properties. At inception, each lease is evaluated to determine whether it will be classified as an operating or capital lease. Rent expense on operating leases with scheduled or minimum rent increases is recorded on the straight-line basis over the lease term, which includes the period of time from when Del Taco takes possession of the leased space until the restaurant opening date (the rent holiday period). Deferred rent represents the excess of rent charged to expense over the rent obligations under the lease agreement, as well as leasehold improvements funded by lessor incentives which are amortized as reductions to rent expense over the expected lease term and unfavorable leasehold interests which are amortized on a straight-line basis over the expected lease term.

Income Taxes

Del Taco uses the liability method of accounting for income taxes. Deferred income taxes are provided for temporary differences between financial statement and income tax reporting, using tax rates scheduled to be in effect at the time the items giving rise to the deferred taxes reserve. Del Taco recognizes the impact of a tax position in the financial statements if that position is more likely than not of being sustained by the taxing authority. Accordingly, it reports a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. Del Taco recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

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Del Taco maintains deferred tax liabilities related to trademarks and other indefinite lived assets that are not netted against the deferred tax assets as reversal of the taxable temporary difference cannot serve as a source for realization of the deferred tax assets, because the deferred tax liability will not reverse until some indefinite future period when the assets are either sold or written down due to an impairment. Federal and state net operating loss carryforwards begin to expire in 2029 and 2028, respectively. Because Del Taco has generated losses in recent years, the conclusion is that it cannot rely on long-term financial forecasts to a more-likely-than-not level. Therefore, Del Taco has determined that it does not meet the “more likely than not” threshold that all NOLs, tax credits and other deferred tax assets will be realized. Accordingly, a valuation allowance is required.

Stock-Based Compensation prior to the Merger

Del Taco measures and recognizes compensation expense for all share-based payment awards made to employees based on their estimated grant date fair values using an option pricing model for option grants and a third-party valuation for grants of restricted stock units. Compensation expense for Del Taco’s share-based compensation awards is generally recognized using an accelerated or graded vesting schedule.

In order to calculate stock options’ fair values and the associated compensation costs for share-based awards, Del Taco utilizes the Black-Scholes option pricing model, and Del Taco has developed estimates of various inputs including forfeiture rate, expected term, expected volatility and risk-free interest rate. These assumptions generally require significant judgment. The forfeiture rate is based on historical rates and reduces the compensation expense recognized. The expected term for options granted is derived using the “simplified” method, in accordance with SEC guidance. Expected volatility is estimated using publicly-traded peer companies in Del Taco’s market category. These are selected based on similarities of size and other financial and operational characteristics. Volatility is calculated with reference to the historical daily closing equity prices of peer companies, prior to the grant date, over a period equal to the expected term. Del Taco calculates the risk-free interest rate using the implied yield for a U.S. Treasury security with constant maturity and a remaining term equal to the expected term of employee stock options. Del Taco does not anticipate paying any cash dividends for the foreseeable future and therefore uses an expected dividend yield of zero for option valuation purposes.

The following table summarizes the assumptions relating to stock options granted during the year ended December 30, 2014. Del Taco did not grant any stock options in the year ended December 31, 2013.

Fiscal Year Ended
2014
Risk-free interest rates	0.77%
Expected term	3.00 years
Expected dividend yield	0.00%
Expected volatility	29.32%

If in the future Del Taco determines that another method is more reasonable, or if another method for calculating these input assumptions is prescribed by authoritative guidance, and, therefore, should be used to estimate volatility or expected life, the fair value calculated for stock options could change significantly. Higher volatility and longer expected lives result in an increase to stock-based compensation expense determined at the date of grant. Stock-based compensation expense affects general and administrative expense.

Del Taco estimates forfeiture rates based on an analysis of actual forfeitures and will continue to evaluate the appropriateness of the forfeiture rate based on actual forfeiture experience, analysis of employee turnover behavior and other factors. Changes in the estimated forfeiture rate can have a significant effect on reported stock-based compensation expense, as the cumulative effect of adjusting the rate for all expense amortization is recognized in the period the forfeiture estimate is changed. If a revised forfeiture rate is higher than the previously estimated forfeiture rate, an adjustment is made that will result in a decrease to the stock-based compensation expense recognized in the financial statements. If a revised forfeiture rate is lower than the previously estimated forfeiture rate, an adjustment is made that will result in an increase to the stock-based compensation expense recognized in the financial statements. The effect of forfeiture adjustments was insignificant for the year ended December 30, 2014. Del Taco will continue to use significant judgment in evaluating the expected term, volatility and forfeiture rate related to stock-based compensation.

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It is necessary to estimate the fair value of the common stock underlying equity awards when computing fair value calculations under the Black-Scholes option pricing model. The fair value of common stock was assessed on each grant date by Del Taco’s board of directors. Given the absence of an active market for Del Taco’s common stock, Del Taco’s board of directors estimated Del Taco’s common stock’s fair value based on a third-party valuation report.

Del Taco has historically granted stock options with exercise prices not less than the fair value of common stock underlying such stock options, as determined on the date of grant by Del Taco’s board of directors, with input from management and from an independent third-party valuation expert. In Fiscal 2014, Del Taco granted stock options with strike prices of $22.60 per share, which was the estimated fair value of its common stock on the grant dates. These options were intended to incentivize management to increase profitability and expand the business. The following table summarizes, by grant date, the stock options granted as of December 30, 2014 and their associated per share exercise prices:

Grant Date	Common Shares Underlying Options Granted	Exercise Price Per Share	Fair Value Per Common Share as Determined by Del Taco’s Board at Grant Date
May 20, 2014	70,000	$22.60	$22.60
September 20, 2011	20,000	$25.00	$25.00

The estimates used in determining the fair value of common stock are considered highly complex and subject to significant judgment. For example, the percentage weighting that is used between the different valuation approaches, the selection of the comparable public companies used in the guideline public company analysis, and the non-marketability discount used can all have different assumptions. There is also inherent uncertainty in forecasts and projections. If Del Taco had made different assumptions and estimates than those described above, the amount of stock-based compensation expense and net income (loss) could have been materially different. Such estimates will not be necessary to determine fair value of new awards once the underlying shares begin trading.

Del Taco’s board of directors intended that all options granted be exercisable at prices per share not less than the per share fair market value of Del Taco’s common stock underlying those options on the date of grant.

On March 20, 2015, the $120.0 million minority equity investment from the Levy Newco Parties triggered a change in control as defined in the long-term incentive plan governing the outstanding stock options and restricted stock units (“RSUs”) of Del Taco. As a result, vesting on all unvested stock options and RSUs was accelerated. All vested stock options were then exercised and shares were issued, net of the applicable option strike price. Shares for all vested RSUs were also issued. No stock options or RSUs remained outstanding after March 20, 2015.

Management After the Business Combination

Management and Board of Directors

LAC expects that the current executive officers of Del Taco will become executive officers of LAC following the Business Combination. The following persons are anticipated to be the directors of LAC, which will be renamed “Del Taco Restaurants, Inc.” following the Business Combination:

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Name	Age
Lawrence F. Levy	71
Ari B. Levy	35
Patrick Walsh	39
Eileen Aptman	47
R.J. Melman	35
Paul J.B. Murphy, III	60
Joseph Stein	54

Class I Directors

Lawrence F. Levy’s biographical information is set forth above under “Information About LAC — Management.”

Eileen Aptman has served as the Chief Investment Officer for Belfer Management LLC, a family investment firm active in the global capital markets, since 2002. Prior to joining Belfer Management LLC, Ms. Aptman managed the small and midcap value investment strategy in the asset management division of Goldman Sachs. Ms. Aptman started her investment career as an equity analyst for Scott Black at Delphi Management. From September 2011 to March 2014, Ms. Aptman served as a member of the board of directors of the general partner of American Midstream Partners, LP (NYSE: AMID), an owner, operator, developer, and acquirer of midstream energy assets. Ms. Aptman serves as a trustee and chair of the finance and endowment committees for The Town School, a K-8 school in New York City. She is also a member of The Brookings Council. Ms. Aptman holds a B.A. from Tufts University in Political Science and Asian Studies and is a Chartered Financial Analyst.

Ms. Aptman is qualified to serve on our board due to her general business knowledge, investment experience and prior service as a member of the board of directors of the general partner of a publicly traded company.

Class II Directors

Joseph Stein has served as a restaurant and franchise consultant since February 2011. Mr. Stein has also served as President of R&J Restaurants, LLC, a Blaze Pizza franchise, since August 2013. Since June 2013, Mr. Stein has been a member of the board of directors of Ignite Restaurant Group, Inc. (NASDAQ: IRG), a restaurant company that operates a portfolio of three restaurant brands: Joe’s Crab Shack, Brick House Tavern + Tap and Romano’s Macaroni Grill, and currently serves as chairman of its compensation committee. Since February 2014, Mr. Stein has served on the board of the Orange County affiliate of Susan G. Komen Foundation, a non-profit charity. From January 2009 to February 2011, Mr. Stein was the Senior Vice President of Strategy & Innovation for El Pollo Loco, Inc., a restaurant concept, and was previously the Senior Vice President and Chief Financial Officer of El Pollo Loco, Inc. from 2002 to 2009. Mr. Stein has served in a variety of executive positions with other restaurant companies during his over 25-year career, including with Rubio’s Restaurants, Inc., Checkers Drive-In Restaurants, Inc. and CKE Restaurants, Inc. Mr. Stein was also previously a certified public accountant for KPMG LLP. From February 2012 to May 2013, Mr. Stein served as a director of ROI Acquisition Corp., a special purpose acquisition company that completed its business combination in May 2013. Mr. Stein holds a B.A. in accounting from California State University-Long Beach.

Mr. Stein is qualified to serve on our board due to his extensive experience as a senior executive officer in the restaurant industry, his accounting and financial expertise, and his significant experience in serving on other public boards.

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Patrick D. Walsh is the Founder and Chief Executive Officer of PW Partners, LLC, and PW Partners Atlas Funds, LLC. Prior to founding PW Partners, LLC in August 2012, Mr. Walsh was Managing Partner of PWK Partners, LLC, a private investment firm. From March 2008 to September 2011, Mr. Walsh served as a Partner at Oak Street Capital Management, LLC, a private investment management firm. Mr. Walsh has served as a director of Famous Dave’s of America, Inc. (NASDAQ: DAVE), an owner, operator and franchisor of barbecue restaurants, since April 2013, where he also serves as Chairman of the Compensation Committee and as a member of the Strategic Planning and Audit Committees. Mr. Walsh has served as a director of BJ’s Restaurants Inc. (NASDAQ: BJRI), an owner and operator of casual dining restaurants, since June 2014, where he also serves as a member of the Compensation Committee. In March 2015, Mr. Walsh was appointed to the Board of Directors of Town Sports International Holdings, Inc. (NASDAQ: CLUB), an owner and operator of fitness clubs in the Northeast and Mid-Atlantic regions of the United States, where he also serves as Chairman of the Board. Mr. Walsh received his B.S. in Accounting from Boston College and is a Chartered Financial Analyst.

Mr. Walsh is qualified to serve on our board due to his significant experience in the restaurant industry as both an investor and as a director, as well his broad understanding of operational, financial and strategic issues facing public companies.

Class III Directors

Ari B. Levy’s biographical information is set forth above under “Information About LAC — Management.”

Paul J.B. Murphy, III’s biographical information is set forth above under “Del Taco Management.”

R.J. Melman has served as a partner of Lettuce Entertain You Enterprises, Inc. (“LEYE”), a Chicago- based operator and manager of more than 90 restaurants, since June 2001, and is currently a member of LEYE’s Executive Committee. Mr. Melman has served as the managing partner of Hub 51, Paris Club Bistro and Bar, Studio Paris, RPM Italian, RPM Steak, Bub City, Three Dots and a Dash, Ramen-san, Summer House Santa Monica, Stella Barra Pizza and M Street Kitchen. Mr. Melman received his B.A. in Political Science and Communication Studies from the University of Kansas.

Mr. Melman is qualified to serve on our board due to his significant management experience in the restaurant industry and his general executive experience as a member of LEYE’s Executive Committee.

Classified Board of Directors

LAC’s board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Except as otherwise provided by law and subject to the rights of any class or series of preferred stock, vacancies on our board of directors (including a vacancy created by an increase in the size of the board of directors) may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the board of directors to fill a vacancy (other than a vacancy created by an increase in the size of the board of directors) serves for the unexpired term of such director’s predecessor in office and until such director’s successor is elected and qualified. A director appointed to fill a position resulting from an increase in the size of the board of directors serves until the next annual meeting of stockholders at which the class of directors to which such director is assigned by the board of directors is to be elected by stockholders and until such director’s successor is elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Upon the consummation of the Business Combination, the combined company’s directors will be divided among the three classes and are anticipated to be as follows:

•	The nominees for Class I directors will be Lawrence F. Levy and Eileen Aptman, with initial terms expiring at LAC’s 2017 annual meeting of stockholders;

•	The Class II directors will be Joseph Stein and Patrick D. Walsh, with initial terms expiring at the 2018 annual meeting of stockholders; and

•	The Class III directors will be Ari B. Levy, Paul J.B. Murphy, III and R.J. Melman, with terms expiring at the 2016 annual meeting of stockholders.

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Committees of the Board of Directors

Upon the closing of the Business Combination, the standing committees of our board of directors will consist of an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Each of the committees reports to the board of directors as it deems appropriate and as the board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The Audit Committee is responsible for, among other matters: (1) appointing, retaining and evaluating our independent registered public accounting firm and approving all services to be performed by them; (2) overseeing our independent registered public accounting firm’s qualifications, independence and performance; (3) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (4) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (5) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (6) reviewing and approving related person transactions.

Upon consummation of the Business Combination, our Audit Committee will consist of Joseph Stein (chair), Eileen Aptman and Patrick D. Walsh. We believe that Mr. Stein, Ms. Aptman and Mr. Walsh qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. We also believe that Mr. Stein qualifies as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. Our board of directors has adopted a written charter for the Audit Committee, which will be available on our corporate website at http://www.deltaco.com/ upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans.

Upon consummation of the Business Combination, our Compensation Committee will consist of Eileen Aptman (chair), Patrick D. Walsh and R.J. Melman. Our board of directors has adopted a written charter for the Compensation Committee, which will be available on our corporate website at http://www.deltaco.com/ upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee is responsible for, among other matters: (1) identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors; (2) overseeing the organization of our board of directors to discharge the board’s duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; and (4) developing and recommending to our board of directors a set of corporate governance guidelines and principles applicable to us.

Upon consummation of the Business Combination, our Corporate Governance and Nominating Committee will consist of Patrick D. Walsh (chair), Joseph Stein and R.J. Melman. Our board of directors has adopted a written charter for the Corporate Governance and Nominating Committee, which will be available on our corporate website at http://www.deltaco.com/ upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

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Compensation Committee Interlocks and Insider Participation

During 2014, no officer or employee served as a member of the Company’s Compensation Committee. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

Chairman and Lead Director

Larry Levy is expected to continue to serve as Chairman of the board of directors of the Company following the Business Combination. To ensure independent oversight, following the Business Combination, the board intends to designate Patrick Walsh as the lead director of the board. In subsequent years, the Company’s Lead Director will be designated by our independent directors. In addition to collaborating with the Company’s Chairman and the CEO on a regular basis, the role of the Lead Director is to prepare board agendas with our Chairman, chair the executive sessions of the independent directors, call meetings of the independent directors and perform such other functions as our board or independent directors may direct.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics will be available on our website http://www.deltaco.com upon the completion of the Business Combination. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at the above address. Our website is not part of this proxy statement.

Director and Executive Officer Compensation

Executive Compensation

Overview

Following the closing of the Business Combination, Del Taco intends to develop an executive compensation program that is consistent with Del Taco’s existing compensation policies and philosophies, which are designed to align compensation with Del Taco’s business objectives and the creation of stockholder value, while enabling Del Taco to attract, motivate and retain individuals who contribute to the long-term success of Del Taco.

Decisions on the executive compensation program will be made by a compensation committee of the board of directors, which will be established at the closing of the Business Combination. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the compensation committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive based compensation in the form of stock-based awards.

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Base Salary

It is expected that our Named Executive Officers’ base salaries will continue as described under “Information about Del Taco—Executive Compensation” subject to the terms of any employment agreements or severance agreement and will be reviewed annually by the compensation committee based upon advice and counsel of its advisors.

Annual Bonuses

Del Taco intends to use annual cash incentive bonuses for the Named Executive Officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. Del Taco expects that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the Named Executive Officers, subject to the terms of any employment agreements or severance agreement. Following the end of each year, the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the Named Executive Officers. For 2015, Del Taco established an annual cash bonus plan that links the payment of cash bonus awards to the achievement of targeted financial performance goals.

Del Taco expects that future annual cash incentive bonuses for the Named Executive Officers will be awarded under the Omnibus Incentive Plan described below.

Stock-Based Awards

Del Taco intends to use stock-based awards to reward long-term performance of the Named Executive Officers. Del Taco believes that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of its Named Executive Officers with the interests of its stockholders and serve to motivate and retain the individual Named Executive Officers. Stock-based awards will be awarded under the Omnibus Incentive Plan, which has been adopted by LAC’s board of directors and is being submitted to our stockholders for approval at the special meeting of stockholders. For a description of the Omnibus Incentive Plan, please see the section of this proxy statement under the heading “Proposal No. 4—Approval and Adoption of the Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan.”

Employment Agreements

We anticipate that the employment or severance agreements for the Named Executive Officers will remain in place following the consummation of the Business Combination. Any new employment agreements for the Named Executive Officers following the Business Combination will be subject to compensation committee approval.

Other Compensation

Del Taco expects to continue to maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the Named Executive Officers will participate. Del Taco also expects to continue to provide certain perquisites to its Named Executive Officers, subject to the compensation committee’s ongoing review.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to the chief executive officer and the three other most highly-paid executive officers (other than a company’s chief executive officer and chief financial officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. We expect our policy will be to qualify compensation paid to our executive officers for deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, the compensation committee may authorize compensation that would not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of Del Taco and its stockholders.

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Director Compensation

Following the Business Combination, LAC intends to pay its directors who are not employees of the Company total base consideration of $100,000, payable quarterly. Half of the total compensation will be in the form of restricted stock, valued at the time it is transferred, and the remaining amount to be taken as cash or restricted stock at the election of each director, with the election to be made in advance of each calendar year for the upcoming year. The four directors who are affiliated with major investors (Larry Levy, Ari Levy, Patrick Walsh and Eileen Aptman) have agreed to waive their base compensation for at least one year.

In addition to the base consideration provided above, the following consideration is expected to be paid to the Company’s directors:

•	The audit committee chair will receive an additional $25,000 annually;
•	The compensation committee chair will receive an additional $20,000 annually;
•	The nominating committee chair will receive an additional $15,000 annually beginning in fiscal year 2016;
•	To the extent any director serves as a voting member of more than 2 committees beginning in fiscal year 2016, they will receive an additional $10,000;
•	The Lead Director will receive an additional $20,000 and the Chairman of the Board will receive an additional $30,000; and
•	Each director will receive $1,500 per meeting of the Board (not committees), but the fee will not apply to telephonic meetings.

Description of Securities

The following summary of the material terms of the Company’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our proposed certificate in its entirety for a complete description of the rights and preferences of the Company’s securities following the Business Combination. The proposed certificate is described in “Proposal No. 2—Approval of the Second Amended and Restated Certificate of Incorporation” and the full text of the proposed certificate is attached as Annex C to this proxy statement.

Authorized and Outstanding Stock

The proposed certificate authorizes the issuance of 400,000,000 shares of common stock, $0.0001 par value per share and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The outstanding shares of our common stock are, and the shares of LAC common stock issued in the Business Combination will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the special meeting, there were 18,750,000 shares of LAC common stock outstanding.

Common Stock

The proposed certificate, which we will adopt if the Certificate Proposal is approved, provides that all of the shares of common stock will have identical rights, powers, preferences and privileges.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

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Dividends

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Our board of directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Common Stock Prior to the Business Combination

We are providing stockholders with the opportunity to redeem their shares upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, subject to the limitations described herein. All of the holders of Founder Shares, including the Sponsor, have agreed to waive their redemption rights with respect to their Founder Shares and our Initial Stockholders, other than our independent directors, have agreed to waive their redemption rights with respect to any public shares that they may have acquired during or after our initial public offering in connection with the completion of our Business Combination.

We will consummate the Business Combination only if a majority of the outstanding shares of common stock voted at the special meeting are voted in favor of the Business Combination Proposal. However, the participation of our Sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this proxy statement), if any, could result in the approval of the Business Combination even if a majority of the stockholders vote, or indicate their intention to vote, against the Business Combination.

Our Initial Stockholders have agreed to vote the Founder Shares and any public shares purchased during or after the initial public offering in favor of the Business Combination. Public stockholders may elect to redeem their public shares whether they vote for or against the Business Combination.

Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our Business Combination by November 19, 2015, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our Initial Stockholders have entered into letter agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their Founder Shares if we fail to complete our Business Combination by November 19, 2015. However, if our Initial Stockholders have acquired or acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our Business Combination within the prescribed time period.

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In the event of a liquidation, dissolution or winding up of the company after the Business Combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein.

Founder Shares

The Founder Shares are identical to the shares of common stock sold in our initial public offering, and holders of these shares have the same stockholder rights as public stockholders, except that (A) all of the holders of Founder Shares, including the Sponsor, have agreed to waive their redemption rights with respect to their Founder Shares and our Initial Stockholders, other than our independent directors, have agreed to waive their redemption rights with respect to any public shares that they may have acquired during or after our initial public offering in connection with the completion of our Business Combination and (B) all of the holders of Founder Shares have agreed to waive their redemption rights with respect to their Founder Shares if the Company fails to consummate a business combination by November 19, 2015, although they will be entitled to redemption rights with respect to any public shares they hold if the Company fails to consummate a business combination within such time period. Our Sponsor and Initial Stockholders have agreed to vote the Founder Shares and any public shares purchased during or after our initial public offering in favor of our initial Business Combination.

Pursuant to a letter agreement, the Founder Shares are not transferable, other than (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our Sponsor, or any affiliates of our Sponsor, (b) by gift to a member of one of the members of our Sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the members of our Sponsor’s immediate family, to an affiliate of our Sponsor or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of one of the members of our Sponsor; (d) pursuant to a qualified domestic relations order; (e) by virtue of the laws of the state of Delaware or our Sponsor’s limited liability company agreement upon dissolution of our Sponsor; (f) in the event of our liquidation prior to our completion of our initial Business Combination; or (g) in the event of our completion of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial Business Combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. The Founder Shares held by our Sponsor and certain directors will be released from the lock-up one year following closing of the Business Combination, except that if, subsequent to the Business Combination, the Founder Shares will be released earlier when the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination. Notwithstanding the foregoing, the Founder Shares will be released from the lock-up on the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial Business Combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

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Preferred Stock

Our amended and restated certificate of incorporation currently provides, and the proposed certificate will provide, that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. The Company has no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued in connection with in the Business Combination.

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of our initial public offering or 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of the Company’s common stock. For example, if a warrantholder holds one warrant to purchase one-half of a share of the Company’s common stock, such warrant shall not be exercisable. If a warrantholder holds two warrants, such warrants will be exercisable for one share of the Company’s common stock. Warrants must be exercised for a whole share. The warrants will expire five years after the date on which they first became exercisable, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

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•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $24.00 redemption trigger price as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

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In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

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No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of our common stock to be issued to the warrant holder.

Private Placement Warrants

Pursuant to a letter agreement, the Private Placement Warrants will not be released until 30 days after the completion of the Business Combination. During the lock-up period, the Private Placement Warrants will not be transferable, other than (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our Sponsor, or any affiliates of our Sponsor, (b) by gift to a member of one of the members of our Sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the members of our Sponsor’s immediate family, to an affiliate of our Sponsor or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of one of the members of our Sponsor; (d) pursuant to a qualified domestic relations order; (e) by virtue of the laws of the state of Delaware or our Sponsor’s limited liability company agreement upon dissolution of our Sponsor; (f) in the event of our liquidation prior to our completion of our initial Business Combination; or (g) in the event of our completion of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial Business Combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. The Private Placement Warrants are not redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the public warrants, except that such warrants may be exercised by the holders on a cashless basis. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our Sponsor or its affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

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Registration Rights

Upon the closing of the Business Combination, the Stockholders Agreement will become effective under which we granted certain registration rights to holders of Del Taco common stock, our Initial Stockholders and investors in the Step 2 Co-Investment, among others. Under the Stockholders Agreement, Rollover Investors holding a majority of the shares of LAC common stock held by the Rollover Investors (the “Majority Rollover Investors”) or Lawrence F. Levy, Steven C. Florsheim, Ari B. Levy, Levy Family Partners, LLC, the Steven Florsheim 2003 Investment Trust and the Ari Levy 2003 Investment Trust (the “Levy Family”) and PW Acquisitions LP, a Delaware limited partnership (“PW Acquisition”), may request in writing that LAC register under the Securities Act all or a portion of the shares of LAC common stock held by them that are registrable pursuant to the terms of the Stockholders Agreement (collectively, the “Registrable Stock”) on a registration statement or file a prospectus supplement under a short-form registration statement for a shelf registration or offer shares of their LAC common stock in a firm-commitment underwritten offering. However, such a request (i) must cover the registration of LAC common stock which would have an anticipated aggregate offering price (net of underwriting discounts and commissions) of at least $20,000,000, based on the closing price of LAC common stock on NASDAQ on the date of the request, unless the registration is for the balance of the LAC common stock then held by the Rollover Investors, and (ii) shall not count as one of the permitted registrations on a registration statement until both (x) it has become effective and (y) at least 50% of the LAC common stock requested to be included in such registration has been registered pursuant to such registration. All registration requested pursuant to the foregoing are referred to in the Stockholders Agreement as “Demand Registrations.” LAC will not be required to prepare and file, pursuant to the Demand Registration rights described above, more than (i) four registration statements, in the case of the Levy Family, (ii) one registration statement, in the case of PW Acquisition, or (iii) in the case of the Rollover Investors, five registration statements.

Upon receipt of the request of a Demand Registration that is a Public Offering in which Common Stock is sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public and which involves a customary “road show” (including an “electronic road show”) or other substantial marketing effort by one or more underwriters that lasts more than two days (a “Marketed Underwritten Offering”), LAC must give prompt written notice thereof to all other holders of Registrable Stock (a “Demand Notice”). Subject to certain limitations described below, LAC must, with respect to any Demand Registration, use its reasonable best efforts to promptly file with the SEC the applicable registration statement to register under the Securities Act all Registrable Stock specified in the requests of the requesting holders and, for any Demand Registration that is a Marketed Underwritten Offering, the requests (stating the number of shares of LAC common stock to be disposed of and the intended method of disposition of such shares) of other holders of Registrable Stock (such other holders, the “Requesting Holders”) given within 10 days after receipt of such Demand Notice from LAC.

Under the Stockholders Agreement, so long as LAC remains eligible to file a short-form registration statement, as promptly as practicable after the Effective Time but no later than 10 business days after the Effective Time, LAC will file a registration statement with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (a “Shelf Registration”) for the sale of all of the Registrable Stock owned by holders of Registrable Stock, and any unregistered shares of LAC common stock held by holders of LAC common stock received in the Merger, holders of LAC common stock received in connection with the distribution by each of the Levy Newco Parties to its members of the shares of LAC common stock received by such Levy Newco Party pursuant to the Merger (collectively, the “Distributions”) and holders of Founder Shares and all LAC common stock issuable upon exercise of the Private Placement Warrants (collectively, the “Shelf Holders”). The form and content of this Shelf Registration will be subject to the prior review and approval of the Majority Rollover Investors, which approval may not be unreasonably withheld. Following the filing of the Shelf Registration, LAC will use its commercially reasonable best efforts to cause the Shelf Registration to become effective as promptly as practicable but no later than 90 days after the Effective Time and remain effective until there is no longer any Registrable Stock that is not otherwise registered under a registration statement.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends following the Business Combination will be dependent upon our revenues and earnings, capital requirements and general financial condition, and will be within the discretion of the board of directors at such time. We are not currently contemplating and do not anticipate declaring any dividends in the foreseeable future.

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “Merger” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “Merger” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the Merger is approved by our board of directors and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell such securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company that has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which is expected to be filed promptly after completion of the Business Combination, reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement, we had 18,750,000 shares of common stock outstanding. Of these shares, the 15,000,000 shares sold in our initial public offering are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,750,000 founder shares owned collectively by our Sponsor and four of our directors and the 4,750,000 Private Placement Warrants owned by our Sponsor, four of our directors and one of our officers are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Similarly, the shares of our common stock that we will issue in the Business Combination and the Step 2 Co-Investment will be restricted securities for purposes of Rule 144.

As of the date of this proxy statement, there are a total of 12,250,000 warrants to purchase shares of LAC common stock outstanding. Each warrant is exercisable for one share of our common stock, in accordance with the terms of the warrant agreement governing the warrants.7,500,000 of these warrants are public warrants and are freely tradable. In addition, we will be obligated to maintain an effective registration statement under the Securities Act covering the 12,250,000 shares of our common stock that may be issued upon the exercise of the public warrants. Following the Business Combination, each outstanding whole warrant will be exercisable for one share of common stock. LAC may issue additional Private Placement Warrants to the Sponsor to satisfy outstanding working capital loans owed to the Sponsor by LAC, currently in the amount of $38,070. The Sponsor has the right to elect to receive cash or warrants (valued at $1 per warrant) to satisfy such loans up to a maximum of one million warrants.

Transfer Agent and Warrant Agent

The transfer agent for the shares of Company common stock and warrants is Continental Stock Transfer & Trust Company.

Quotation of Securities

We intend to apply to continue the listing of our common stock on The NASDAQ Stock Market under the symbol “TACO” following the closing of the Business Combination. Our application has not yet been approved. In particular, we have not yet been able to demonstrate that we meet NASDAQ’s listing requirement that there are at least 300 round lot holders of our common stock. See “Risk Factors—There can be no assurance that our common stock will be approved for listing on NASDAQ following the closing, or if approved, that we will be able to comply with the continued listing standards of NASDAQ.”

Beneficial Ownership of Securities

The following table sets forth information known to the Company regarding (i) the actual beneficial ownership of our common stock as of April 30, 2015 (pre-Business Combination) and (ii) expected beneficial ownership of our common stock immediately following consummation of the Business Combination (post-Business Combination), assuming that no public shares of the Company are redeemed, and alternatively, that the maximum number of shares of the Company are redeemed, by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our current executive officers and directors;

•	each person who will become an executive officer or director of the Company post-Business Combination; and

•	all executive officers and directors of the Company as a group pre-Business Combination and post-Business Combination.

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Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty days.

The beneficial ownership of our common stock pre-Business Combination is based on 18,750,000 shares of common stock issued and outstanding as of April 30, 2015. The expected beneficial ownership of shares of our common stock post-Business Combination assuming none of our public shares are redeemed has been determined based upon the following: (i) no LAC stockholder has exercised its redemption rights to receive cash from the trust account in exchange for shares of LAC common stock, (ii) 20,053,540 shares of our common stock are issued pursuant to the Merger Agreement (including 3,500,000 Step 2 Shares), (iii) there will be an aggregate of 38,803,540 shares of our common stock issued and outstanding at closing of the Business Combination, and (iv) that certain management stockholders of Del Taco, holding current stock in Del Taco, have elected to reduce the amount of their cash consideration in the Merger for additional stock consideration as permitted under the Merger Agreement. Unless otherwise noted, the business address of each of the following persons listed below is 444 North Michigan Avenue, Suite 3500, Chicago, IL 60611.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

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	Before the Business Combination		After the Business Combination
			Assuming No Redemption		Assuming Redemption of $65 million		Assuming Maximum Redemption
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Outstanding LAC Common Stock	Shares Beneficially Owned	Percentage of Outstanding LAC Common Stock Owned	Shares Beneficially Owned	Percentage of LAC Common Stock owned	Shares Beneficially Owned	Percentage of LAC Common Stock Owned
Charlesbank Equity Fund V, Limited Partnership and affiliate(2)	—	—	675,657	1.7%	675,657	2.1%	1,689,759	5.7%
Green Equity Investors IV, L.P. and affiliate(3)	—	—	932,207	2.4%	935,207	2.9%	2,338,867	7.8%
Goldman Sachs Mezzanine Partners (4)	—	—	2,266,954	5.8%	2,266,954	7.0%	5,669,442	19.0%
Levy Acquisition Sponsor, LLC (the Sponsor)(5)(6)	3,690,000	19.7%	1,783,781	4.6%	1,783,781	5.5%	1,783,781	6.0%
Lawrence F. Levy(5)(6)	3,690,000	19.7%	3,307,781	8.5%	3,307,781	10.2%	3,307,781	11.1%
Ari B. Levy(5)(6)(7)	3,690,000	19.7%	3,598,781	9.3%	3,598,781	11.1%	3,598,781	12.1%
Steven C. Florsheim(5)(6)(7)	3,690,000	19.7%	3,598,781	9.3%	3,598,781	11.1%	3,598,781	12.1%
Sophia Stratton(5)(6)	3,690,000	19.7%	3,307,781	8.5%	3,307,781	10.2%	3,307,781	11.1%
PW Acquisitions, LP (8)	—	—	3,343,125	8.6%	3,343,125	10.3%	3,343,125	11.2%
Pleasant Lake Partners LLC(9)	—	—	4,253,125	11.0%	4,253,125	13.2%	4,253,125	14.3%
Patrick Walsh(8)	—	—	3,343,125	8.6%	3,343,125	10.3%	3,343,125	11.2%
Belfer Investment Partners L.P.(10)	—	—	2,168,750	5.6%	2,168,750	6.7%	2,168,750	7.3%
North Pole Capital Master Fund(13)	1,862,935	9.9%	1,862,935	4.8%	1,862,935	5.8%	—
Davidson Kempner Capital Management LLC(14)	1,485,000	7.9%	1,485,000	3.8%	1,485,000	4.6%	—
Fir Tree Inc.(15)	1,485,000	7.9%	1,485,000	3.8%	1,485,000	4.6%	—
Mounte LLC(16)	1,400,000	7.5%	1,400,000	3.6%	1,400,000	4.3%	—
Moore Capital Management, LP(12)	1,250,000	6.7%	1,250,000	3.1%	1,250,000	3.8%	—
Pine River Capital Management L.P.(17)	992,496	5.3%	992,496	2.6%	992,496	3.1%	—
Barclays PLC(18)	992,496	5.3%	992,496	2.6%	992,496	3.1%	—
Howard B. Bernick(5)(19)	30,000	*	30,000	*	30,000	*	15,000	*
Craig J. Duchossois(20)	115,000	*	115,000	*	115,000	*	15,000	*
Marc S. Simon(22)	25,000	*	25,000	*	25,000	*	15,000	*
Greg Flynn(23)	40,000	*	40,000	*	40,000	*	15,000	*
Eileen Aptman.(10)	—	—	467,500	1.2%	467,500	1.4%	467,500	1.6%
Joseph Stein	–	–
R.J. Melman(11)	5,000	*	5,000	*	5,000	*	5,000	*
Paul J.B. Murphy	–	–	187,907	*	187,907	*	248,499	*
Steven L. Brake	–	–	84,822	*	84,822	*	84,822	*
John D. Cappasola, Jr.	–	–	77,316	*	77,316	*	82,021	*
All directors and executive officers as a group (8 persons)	3,900,000	20.8%	–	–	–	–	–	–
All directors and executive officers as a group (10) persons post-Merger)			7,805,396	20.1%	7,805,396	24.1%	6,223,818	26.4%

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* Less than one percent.

(1)            For purposes of the calculation of percent ownership, the percentages are calculated assuming that no public stockholders in the table redeem their shares, except with respect to the maximum redemption scenario. The table also includes any Founder Shares held by a stockholder, including shares that are subject to forfeiture. An aggregate of 937,500 Founder Shares will be subject to forfeiture on the fifth anniversary of our initial business combination unless following our initial business combination the last sale price of our common stock equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

(2)            Shares owned by Charlesbank Equity Fund V, Limited Partnership (“Fund V”), CB Offshore Equity Fund V, L.P. (“Offshore V”), Charlesbank Equity Coinvestment Fund V, Limited Partnership (“Coinvestment V”) and Charlesbank Coinvestment Partners, Limited Partnership (“Coinvestment Partners”). Charlesbank Capital Partners, LLC (“Charlesbank”) is the general partner of Charlesbank Equity Fund V GP, Limited Partnership (“Charlesbank GP”), which is the general partner of Fund V, Offshore V and Coinvestment V. Charlesbank is also the general partner of Coinvestment Partners. Charlesbank and Charlesbank GP may be deemed to have shared voting and investment power with respect to the shares of our Common Stock held by Fund V, Offshore V, Coinvestment V and Coinvestment Partners (collectively the “Charlesbank Funds”), as applicable. Each of Samuel P. Bartlett, Jon M. Biotti, J. Ryan Carroll, Michael W. Choe, Kim G. Davis, Michael R. Eisenson, Joshua A. Klevens, Andrew S. Janower, Tim R. Palmer and Brandon C. White, each a Managing Director of Charlesbank and each a member of Charlesbank’s Investment Committee, share investment and voting control over the Charlesbank Funds. Each of the Managing Directors disclaims beneficial ownership of the shares of our Common Stock held by the Charlesbank Funds except the extent of his pecuniary interest therein. The address for the Charlesbank entities is 200 Clarendon Street, Floor 54, Boston, Massachusetts 02116.

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(3)            Voting and investment power with respect to the shares of our common stock held by Green Equity Investors IV, L.P. (“Green”) and SAG Brands Coinvest, LLC (“SAG” and, together with Green, the “LGP Funds”) may be deemed to be shared by certain affiliated entities. GEI Capital IV, LLC (“GEIC”), a Delaware limited liability company, is the general partner of Green. Green IV Holdings, LLC (“Holdings”), a Delaware limited liability company, is a limited partner of Green. Leonard Green & Partners, L.P. (“LGP”), a Delaware limited partnership, is the manager of Green and Peridot Coinvest Manager LLC (“Peridot”), a Delaware limited liability company, and is an affiliate of GEIC and Holdings. LGP Management, Inc. (“LGPM”), a Delaware corporation, is the general partner of LGP. Peridot is the manager of LGP Associates I LLC (“Associates I”), a Delaware limited liability company. Associates I is the manager of SAG. GEIC, as the general partner of Green, Holdings, as a limited partner of Green, LGP, as the manager of Green and Peridot, LGPM, as the general partner of LGP, Peridot, as the manager of Associates I, and Associates I, as the manager of SAG, either directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed to share voting and investment power with respect to the shares of our common stock held by the LGP Funds. As such, GEIC, Holdings, LGP, Peridot, LGPM, and Associates I may be deemed to have indirect beneficial ownership of shares of our common stock held by the LGP Funds. Each of GEIC, Holdings, LGP, Peridot, LGPM and Associates I disclaims such shared beneficial ownership of the shares of our common stock held by the LGP Funds, except to the extent of its pecuniary interest therein. Each of Messrs. John G. Danhakl, Peter J. Nolan, Jonathan D. Sokoloff, Jonathan A. Seiffer, John M. Baumer, Timothy J. Flynn, James D. Halper, Todd M. Purdy, Michael S. Solomon, and W. Christian McCollum (collectively, the “Partners”) either directly (whether through ownership interest or position) or through one or more intermediaries, may be deemed to control LGP. As such, the Partners may be deemed to have shared voting and investment power with respect to the shares of our common stock held by the LGP Funds. Each of the Partners disclaims such beneficial ownership of the shares of our common stock held by the LGP Funds, except to the extent of his pecuniary interest therein. Each of the LGP Funds’ business address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

(4)           Shares beneficially owned by Goldman Sachs Mezzanine Partners, assuming no redemption or redemptions of $65 million of common stock, consist of (i) 1,361,305 shares owned by GSMP 2006 Onshore US, Ltd.; (ii) 934,487 shares owned by GSMP 2006 Offshore US, Ltd.; and (iii) 184,289 shares owned by GSMP 2006 Institutional US, Ltd. (collectively, the “GS Entities”). The GS Entities, of which affiliates of The Goldman Sachs Group, Inc. are the investment manager, share voting and investment power with certain of their respective affiliates. Goldman, Sachs & Co. is a direct and indirect wholly-owned subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. each disclaim beneficial ownership of the shares held directly or indirectly by the GS Entities, except to the extent of its pecuniary interest therein, if any. Ms. Tanya Barnes is a Managing Director of Goldman, Sachs & Co. and Mark Wetzel is a Vice President of Goldman, Sachs & Co. and each may be deemed to have beneficial ownership of the shares held by the GS Entities. The GS Entities, of which affiliates of The Goldman Sachs Group, Inc. (“GSG”) are the general partner, managing general partner or investment manager, share voting and investment power with certain of their respective affiliates. GSG, Goldman, Sachs & Co., Ms. Barnes and Mr. Wetzel each disclaim beneficial ownership of the shares held directly or indirectly by the GS Entities, except to the extent of their pecuniary interest therein, if any. The business address of the GS Entities, The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. is c/o The Goldman Sachs Group, 200 West Street, New York, New York 10282.

(5)           Includes 1,783,781 Founder Shares (which includes 445,945 shares subject to forfeiture) held by the Sponsor.

(6)           Includes shares held by the Sponsor and by Levy Family Partners LLC, the manager of the Sponsor. Lawrence F. Levy (our Chairman and Chief Executive Officer and Director), Ari B. Levy (our President and Chief Investment Officer and Director), Steven C. Florsheim (our Executive Vice President and Chief Acquisitions Officer and Director) and Sophia Stratton (our Chief Financial Officer and Treasurer) are the managers of Levy Family Partners LLC and, acting by majority vote, exercise voting and dispositive control over the shares held by the Sponsor. These stockholders disclaim beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(7)            Includes 291,000 shares held by SABA Investment Partners, LLC. Messrs. Ari Levy and Florsheim are executive officers of SABA Investment Partners, LLC. These stockholders disclaim beneficial ownership of these shares except to the extent of his pecuniary interest therein.

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(8)           Reflects shares held by PW Acquisitions, LP. Patrick Walsh is the chief executive officer and managing member of the General Partner of PW Acquisitions, LP and exercises voting and dispositive power over these shares. The business address of this stockholder is 141 W. Jackson Blvd., Chicago, IL 60604.

(9)            Consists of 1,753,125 shares held for the account of Pleasant Lake Offshore Master Fund L.P. (the “Master Fund”) and 2,500,000 shares held for the account of the Del Taco Series, a series of Pleasant Lake Opportunities Fund L.P. (the “Opportunities Fund”). Pleasant Lake Partners LLC (“PLP”) serves as the investment manager of the Master Fund. Pleasant Lake Onshore GP LLC (“GP LLC”) serves as the General Partner of the Master Fund. PLP MM LLC is the managing member of PLP. Jonathan Lennon serves as the manager of PLP MM LLC and GP LLC. Pleasant Lake Partners LLC (“PLP”) serves as the investment manager of the Opportunities Fund. PL Opportunities GP LLC (“Opportunities GP LLC”) serves as the General Partner of the Opportunities Fund. PLP MM LLC is the managing member of PLP. Jonathan Lennon serves as the manager of PLP MM LLC and Opportunities GP LLC and exercises voting and dispositive power over these shares. Each of the Reporting Persons disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein. The business address of this stockholder is 110 Green Street, Suite 604, New York, NY 10013.

(10)            The shares in the table held by Belfer Investment Partners, L.P. consist of 1,301,250 shares held by of Belfer Investment Partners, L.P. and 867,500 shares held by Lime Partners, LLC. The General Partner of Belfer Investment Partners, L.P. is Belfer Management LLC. Laurence Belfer is the sole manager of Belfer Management LLC and exercises voting and dispositive power over the shares held by Belfer Investments Partners, L.P. Eileen Aptman and Belfer Management LLC are the managers of Lime Partners, LLC and the sole manager of Belfer Management LLC is Laurence D. Belfer. Ms. Aptman and Mr. Belfer exercise voting and dispositive power over the shares held by Lime Partners, LLC. The shares in the table held by Ms. Aptman consist of the shares held by Lime Partners, LLC. Each of the Reporting Persons disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein. The business address of this stockholder and Lime Partners, LLC is 767 Fifth Avenue, 46th Floor, New York, NY 10153.

(11)            Reflects shares in an investment trust.

(12)           According to a Schedule 13G/A filed with the SEC on March 27, 2015 on behalf of the parties referenced in this footnote, consists of shares held by (1) Moore Capital Management, LP, a Delaware limited partnership (“MCM”), (2) Moore Equity Strategies, LP, a Bahamian limited partnership (“MES”), (3) MMF ET Investments, LP, a Bahamian limited partnership (“MMFET”), (4) Moore Advisors, Ltd., a Bahamian company (“MAL”), (5) Moore Capital Advisors, L.L.C., a Delaware limited liability company (“MCA”), and (6) Louis M. Bacon (“Mr. Bacon”), a United States citizen, in his capacity as chairman, chief executive officer and director of MCM. MCM serves as discretionary investment manager to MES and MMFET (collectively, the “Funds”). MAL and MCA are co-general partners of each of the Funds. Mr. Bacon is the chairman and director of MCA. Each of MCM, MES, MMFET, MCA, MAL and Mr. Bacon, in the capacities set forth above, may be deemed to be the beneficial owner of Shares.

(13)           According to a Schedule 13G/A filed with the SEC on February 13, 2015 on behalf of North Pole Capital Master Fund, a Cayman Islands exempted company (“North Pole”) and Polar Securities Inc., a company incorporated under the laws of Ontario, Canada (“Polar Securities”), the shares reported above are directly held by North Pole. Polar Securities serves as investment advisor to North Pole with respect to the shares reported above. The business address of this stockholder is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.

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(14)           According to a Schedule 13G filed with the SEC on November 21, 2013 on behalf of Davidson Kempner Partners, a New York limited partnership (“DKP”); MHD Management Co., a New York limited partnership (“MHD”) and the general partner of DKP; MHD Management Co. GP, L.L.C., a Delaware limited liability company and the general partner of MHD; Davidson Kempner Institutional Partners, L.P., a Delaware limited partnership (“DKIP”); Davidson Kempner Advisers Inc., a New York corporation and the general partner of DKIP; Davidson Kempner International, Ltd., a British Virgin Islands corporation (“DKIL”); Davidson Kempner International Advisors, L.L.C., a Delaware limited liability company and the investment manager of DKIL; Davidson Kempner Capital Management LLC, a New York limited liability company (“DKCM”); and Thomas L. Kempner, Jr., Stephen M. Dowicz, Timothy I. Levart, Robert J. Brivio, Jr., Anthony A. Yoseloff, Eric P. Epstein, Avram Z. Friedman, Conor Bastable, Shulamit Leviant and Morgan Blackwell, who are the managing members of DKCM, DKCM acts as investment manager to each of DKP, DKIP and DKIL either directly or by virtue of a sub-advisory agreement with the investment manager of the relevant fund and is responsible for the voting and investment decisions of DKP, DKIP and DKIL. Thomas L. Kempner, Jr. and Stephen M. Dowicz, through DKCM, are responsible for the voting and investment decisions relating to the shares reported above that are held by DKP, DKIP and DKIL. The business address of this stockholder is c/o Davidson Kempner Partners, 65 East 55th Street, 19th Floor, New York, New York 10022.

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(15)           According to a Schedule 13G filed with the SEC on February 13, 2014 on behalf of Fir Tree Inc., a New York corporation (“Fir Tree”), the shares reported above include shares purchased by certain private investment funds for which Fir Tree serves as the investment manager (the “Fir Tree Funds”). Fir Tree has been granted investment discretion over portfolio investments, including the shares reported above that are held by the Fir Tree Funds. The business address of this stockholder is Fir Tree Inc., 505 Fifth Avenue, 23rd Floor, New York, New York 10017.

(16)           According to a Schedule 13G filed with the SEC on November 29, 2013 on behalf of Silver Rock Financial LLC, a Delaware limited liability company (“Silver Rock”), Mounte LLC, a Delaware limited liability company (“Mounte”), Ralph Finerman and Carl Meyer, Silver Rock is the record holder of 1,000,000 of the shares reported above, and Mounte is the record holder of 400,000 of the shares reported above. Mr. Finerman is the manager of each of Silver Rock and Mounte and, in this capacity, has the power to vote and dispose of the shares held by each of Silver Rock and Mounte. As such, Mr. Finerman may be deemed to share beneficial ownership of all of the shares of the Company’s common stock that are held by Silver Rock and Mounte. Mr. Meyer is the Chief Investment Officer of Silver Rock and has the power to vote and dispose of the shares held by each of Silver Rock and Mounte. As such, Mr. Meyer may be deemed to share beneficial ownership of all of the shares reported above that are held by Silver Rock and Mounte. Silver Rock is managed by a management committee consisting of four individuals: Mr. Finerman, Jeffrey Green, Stanley Maron and Richard Sandler. The Silver Rock management committee has the power to vote and dispose of the shares held by Silver Rock by approval of a majority of the management committee. Mr. Sandler is also a trustee of certain trusts which, together, hold a majority of the membership interests of Silver Rock. In such capacities, each of the foregoing individuals may be deemed to share beneficial ownership of the shares of common stock held by Silver Rock. The business address of this stockholder is 1250 Fourth Street, Santa Monica, California 90401.

(17)           According to a Schedule 13G/A filed with the SEC on February 2, 2015 on behalf of Brian Taylor, Pine River Capital Management L.P., a Delaware limited partnership (“Pine River”) and Pine River Master Fund Ltd., Brian Taylor and Pine River share voting and investment power over the shares reported above. The business address of this stockholder is 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305.

(18)           According to a Schedule 13G filed with the SEC on February 13, 2015 on behalf of Barclays PLC, an entity organized under the laws of the United Kingdom (“Barclays PLC”), Barclays Capital Inc., a Connecticut corporation (“Barclays Capital”), and Barclays Capital Securities Limited, an entity organized under the laws of the United Kingdom (“Barclays Capital Securities”), the shares reported above are owned, or may be deemed to be beneficially owned, by Barclays Capital, a broker or dealer registered under Section 15 of the Exchange Act, Barclays Bank PLC, a non-US banking institution registered with the Financial Conduct Authority authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom and Barclays Capital Securities, a non-US broker or dealer registered with the Financial Conduct Authority regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom. Barclays Capital, Barclays Bank PLC, Barclays Capital Derivative Funding and Barclays Capital Securities are wholly-owned subsidiaries of Barclays PLC. The business address of this stockholder is 1 Churchill Place, London, E14 5HP, England.

(19)           Includes 15,000 Founder Shares and shares that are a part of 15,000 units that Mr. Bernick purchased in our initial public offering through our directed unit program. The 15,000 units that Mr. Bernick purchased in our initial public offering are held by the Howard B. Bernick Revocable Trust dated April 23, 1993.

(20)           Includes 15,000 Founder Shares and shares that are a part of 100,000 units that Mr. Duchossois purchased in our initial public offering through our directed unit program. The 100,000 units that Mr. Duchossois purchased in our initial public offering are held by the Craig J. Duchossois Revocable Trust UAD 9/11/1989.

(21)           Includes 15,000 Founder Shares and shares that are a part of 10,000 units that Mr. Simon purchased in our initial public offering through our directed unit program. The units that Mr. Simon purchased in our initial public offering are held by Mr. Simon and his spouse, Marcy Simon, as joint tenants.

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(22)           Includes 15,000 Founder Shares and shares that are a part of 25,000 units that Mr. Flynn purchased in our initial public offering through our directed unit program. The units that Mr. Flynn purchased in our initial public offering are held by the Gregory & Julie Flynn 2002 Revocable Trust UAD 10/30/02.

Certain Relationships and Related Transactions

LAC Related Person Transactions

Founder Shares

On August 5, 2013, our Sponsor purchased 4,312,500 Founder Shares for $25,000, or approximately $0.006 per share. On October 17, 2013, our Sponsor transferred 17,250 Founder Shares to each of Howard B. Bernick, Craig J. Duchossois, Greg Flynn and Marc S. Simon (our independent directors), each of whom paid a purchase price of $100 for their respective shares (the same per-share purchase price initially paid by our Sponsor). Our independent directors also purchased an aggregate of 150,000 Units in our initial public offering through our directed unit program. On November 19, 2013, the Initial Stockholders, consisting of the Sponsor and Messrs. Bernick, Duchossois, Flynn and Simon, forfeited an aggregate of 562,500 Founder Shares. As a result, the Initial Stockholders own 20.80% of the Company’s issued and outstanding shares.

In addition, 937,500 Founder Shares, representing 5.0% of the Company’s issued and outstanding shares, are subject to forfeiture by the Initial Stockholders under certain conditions described in this report.

Our Initial Stockholders have agreed that, subject to certain limited exceptions described in the prospectus associated with our initial public offering, the Founder Shares may not be transferred, assigned, sold or released from escrow until one year after the date of the consummation of our initial business combination or earlier if, subsequent to our initial business combination, (i) the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Rights — The Founder Shares are identical to the Public Shares except that (i) the Founder Shares are subject to certain transfer restrictions, as described above, and (ii) the Initial Stockholders have agreed to waive their redemption rights in connection with the Business Combination with respect to the Founder Shares and to waive their redemption rights with respect to the Founder Shares if we fail to complete a business combination by August 19, 2015 (or November 19, 2015, as applicable).

Voting — If we seek stockholder approval of a business combination, the Initial Stockholders have agreed to vote their Founder Shares and any Public Shares purchased during or after our initial public offering in favor of the business combination.

Liquidation — Although the Initial Stockholders and their permitted transferees will waive their redemption rights with respect to the Founder Shares if the Company fails to complete a business combination within the prescribed time frame, they will be entitled to redemption rights with respect to any Public Shares they may own.

Private Placement Warrants

On November 19, 2013, the Sponsor purchased from the Company an aggregate of 4,750,000 warrants at a price of $1.00 per warrant (a purchase price of $4.75 million), in a private placement that occurred simultaneously with the completion of the Company’s initial public offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one share of common stock at $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the initial public offering held in the trust account pending completion of an initial business combination. Immediately after the closing of the private placement, the Sponsor transferred 15,000 Private Placement Warrants at no charge to each of Messrs. Bernick, Duchossois, Flynn and Simon and 30,000 Private Placement Warrants at no charge to Michael Wallach, the Company’s Vice President of Acquisitions.

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The Private Placement Warrants (including the common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of an initial business combination, and they will be non-redeemable so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers of the Private Placement Warrants or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the units that were sold in the Company’s initial public offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the Company’s initial public offering and have no net cash settlement provisions.

If the Company does not complete an initial business combination, then the proceeds from the sale of the Private Placement Warrants will be part of the liquidating distribution to the public stockholders and the Private Placement Warrants will expire worthless.

Registration Rights

The holders of the Founder Shares and Private Placement Warrants hold registration rights to require the Company to register the sale of any of the securities held by them pursuant to a registration rights agreement, which will terminate upon completion of the Merger and instead such holders will have registration rights under the Stockholders Agreement, discussed in “Proposal No. 1 Approval of the Business Combination The Stockholders Agreement”.

Loans

The Sponsor agreed to loan the Company up to an aggregate of $200,000 by the issuance of an unsecured promissory note (the “Note”) to cover expenses related to our initial public offering. The loan was payable, without interest, on the completion of our initial public offering. From inception through November 19, 2013, the Sponsor loaned a total of $254,388 to the Company. The majority of the then outstanding balance on the Note was repaid on November 19, 2013. On November 24, 2013, the Company entered into an Amended and Restated Promissory Note, which increased the aggregate principal amount of the Note to $255,000. The unpaid principal balance of the Note became due and payable, at the option of the Sponsor, on November 19, 2013, the date on which we completed our initial public offering. On November 25, 2013, the Company repaid the unpaid balance of the Note.

At the closing of the Business Combination, LAC intends to issue 38,070 Private Placement Warrants to the Sponsor to repay $38,070 of working capital loans owed by LAC to the Sponsor.

Administrative Services

We have entered into an Amended and Restated Administrative Services Agreement with Levy Family Partners, LLC, pursuant to which we pay Levy Family Partners, LLC a total of (i) $10,000 per month for office space, utilities, secretarial support and administrative services and (ii) $15,000 per month as reimbursement for a portion of the compensation paid to its personnel, including certain of the Company’s officers who work on our behalf. Upon completion of our initial business combination or the Company’s liquidation, we will cease paying these monthly fees. As part of the Business Combination Proposal, we are asking stockholders to approve the Expense Reimbursement.

Other Potential Conflicts

Each of our executive officers and directors presently has, and any of them in the future may have, additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is required to present acquisition opportunities to such entity. Accordingly, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the fiduciary duties or contractual obligations of our executive officers will materially undermine our ability to complete our business combination.

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In particular, all of our executive officers have fiduciary duties to Levy Family Partners and may have fiduciary duties to certain companies in which Levy Family Partners or its affiliates have invested. However, we do not expect these duties to present a significant actual conflict of interest with our search for an initial business combination because Levy Family Partners and the companies in which it or its affiliates holds investments typically invest less than $25 million, while our initial business combination must be with a company or companies whose fair market value is at least equal to 80% of the balance in the Trust Account (less the deferred underwriting commissions and taxes payable on the income earned on the Trust Account), which initially would be approximately $120,000,000. In addition, in order to minimize potential conflicts, or the appearance of conflicts, which may arise from this affiliation, Levy Family Partners has granted us a “right of first refusal” with respect to an acquisition of 50% or more of the outstanding voting securities of any company or business whose fair market value is at least equal to 80% of the balance of the Trust Account (less the deferred underwriting discounts and commissions and taxes payable) at such time, which is the minimum size of a target business for our initial business combination. Pursuant to this right of first refusal, Levy Family Partners has agreed that it will provide written notice of any investment or purchase opportunity in a company meeting these criteria to a committee of our independent directors for our review and that it will not enter into any agreement to purchase or invest in such company for 90 days once written notice has been given. This right of first refusal will expire upon the earlier of (i) our consummation of an initial business combination or (ii) 24 months after the consummation of our initial public offering, or November 19, 2015. Furthermore, we agreed that any target company with respect to which Levy Family Partners had initiated any contacts or entered into any discussions, formal or informal, or negotiations regarding such company’s acquisition prior to the completion of our initial public offering would not be a potential acquisition target for us, unless Levy Family Partners declines to pursue an investment in such company and notified us in writing. As Levy Family Partners did not identify any such target companies prior to the completion of our initial public offering, this agreement did not restrict our potential acquisition targets. Since the formation of LAC, neither Levy Family Partners nor any of its affiliates considered or consummated any transaction with any business that met LAC’s criteria for a potential business combination. More specifically, during this time period, neither LFP nor its affiliates have purchased a controlling interest in any existing business nor made a proposal to do so.

Each of our officers and directors may become involved with subsequent blank check companies similar to our Company, although they have agreed not to participate in the formation of, or become an officer or director of, any blank check company until November 19, 2015, as applicable. Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.
•	Our Sponsor purchased Founder Shares prior to our initial public offering. Our Sponsor also purchased Private Placement Warrants in a transaction that closed simultaneously with the closing of our initial public offering. Our Sponsor has agreed to waive its redemption rights with respect to its Founder Shares and Public Shares in connection with the consummation of our initial business combination. Additionally, our Sponsor has agreed to waive its redemption rights with respect to its Founder Shares if we fail to consummate our initial business combination by August 19, 2015 (or November 19, 2015, as applicable). If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of our Public Shares, and the Private Placement Warrants will expire worthless. The Founder Shares have been placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned, sold or released from escrow until one year after the date of the consummation of our initial business combination or earlier if, subsequent to our business combination, (i) the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the Private Placement Warrants and the common stock underlying such warrants will not be transferable, assignable or salable until 30 days after the completion of our initial business combination. Accordingly, our officers and directors who directly or indirectly own Founder Shares or Private Placement Warrants may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

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Del Taco Related Person Transactions

Master Restructuring Agreement

On April 23, 2010, Del Taco (formerly known as Sagittarius Brands, Inc.) entered into a Master Restructuring Agreement (as amended or modified from time to time, the “Master Restructuring Agreement”) with certain holders of more than 5% of Del Taco’s outstanding shares of common stock, including GSMP 2006 Onshore US, Ltd. (together with certain affiliates, the “GSMP Parties”), Charlesbank Equity Fund V, Limited Partnership (together with certain affiliates, the “Charlesbank Parties”), Green Equity Investors IV, L.P. (together with certain affiliates, the “Leonard Green Parties”), and other persons, pursuant to which the parties agreed to engage in a series of transactions (the “Restructuring Transactions”) to restructure the equity and debt securities of Del Taco and its subsidiaries.

On May 18, 2010, as part of the Restructuring Transactions, Sagittarius Restaurants LLC (“OpCo”), an indirect, wholly-owned subsidiary of Del Taco, issued an aggregate amount of $110,000,000 of 12.00%/13.00% Senior Subordinated Notes due 2016 (the “OpCo Notes”) and F&C Restaurant Holding Co. (“Holdco”), a direct, wholly-owned subsidiary of Del Taco, issued an aggregate amount of $40,000,000 of 13.00% Senior Subordinated Notes due 2016 (the “Holdco Notes” and, together with the OpCo Notes, the “Notes”), in each case to the GSMP Parties, the Charlesbank Parties and the Leonard Green Parties. In addition, the GSMP Parties subscribed for shares of common stock of a predecessor entity that merged with and into Del Taco upon the consummation of the Restructuring Transactions.

On April 1, 2013, Holdco extended the maturity of the remaining Holdco Notes, and OpCo redeemed a portion of the OpCo Notes and extended the maturity of the remaining OpCo Notes.

On April 21, 2014, OpCo redeemed a further portion of the OpCo Notes and extended the maturity of the remaining OpCo Notes.

On March 20, 2015, in connection with the Initial Investment, Holdco and OpCo redeemed the balance of the Notes from the GSMP Parties, the Charlesbank Parties and the Leonard Green Parties.

Note Exchange Agreement

On May 18, 2010, in connection with the Restructuring Transactions, Del Taco, OpCo and Holdco entered into a Note Exchange Agreement with the GSMP Parties (as amended or modified from time to time, the “Note Exchange Agreement”). Under the Note Exchange Agreement, the GSMP Parties exchanged certain debt securities of subsidiaries of Del Taco for a portion of the Notes and for the Warrants (as defined below).

Warrant Agreement

On May 18, 2010, in connection with the Restructuring Transactions, Del Taco entered into a Warrant Agreement with the GSMP Parties (as amended or modified from time to time, the “Warrant Agreement”). Under the Warrant Agreement, the GSMP Parties acquired warrants to purchase 597,802 shares of common stock of Del Taco (collectively, the “Warrants”).

On March 20, 2015, in connection with the Initial Investment, the GSMP Parties exchanged all of the Warrants for shares of Del Taco.

Stock Purchase Agreement

On March 12, 2015, Del Taco entered into a Stock Purchase Agreement (as amended or modified from time to time, the “Stock Purchase Agreement”) with certain holders of more than 5% of Del Taco’s outstanding shares of common stock, including the GSMP Parties, the Charlesbank Parties, the Leonard Green Parties, Levy Epic Acquisition Company, LLC (“Levy Newco”), Levy Epic Acquisition Company II, LLC (together with Levy Newco, the “Levy Newco Parties”), and other persons, pursuant to which the Levy Newco Parties agreed to purchase $120,000,000 of shares of common stock of Del Taco from Del Taco and its stockholders (the “Initial Investment”).

257

Del Taco Stockholders Agreement

On March 12, 2015, in connection with the Initial Investment, Del Taco entered into an Amended and Restated Stockholders Agreement (as amended or modified from time to time, the “Stockholders Agreement”) with certain holders of more than 5% of Del Taco’s outstanding shares of common stock, including the GSMP Parties, the Charlesbank Parties, the Leonard Green Parties and the Levy Newco Parties, and other persons, which provides for certain rights of such stockholders of Del Taco, including preemptive rights, tag-along rights, other special corporate governance provisions and registration rights, as well as certain limitations on the parties thereto, including certain transfer restrictions, lockup provisions and other customary limitations (including customary indemnification provisions). The Stockholders Agreement became effective upon the consummation of the Initial Investment on March 20, 2015.

Equity Award Settlement Agreements

On March 13, 2015, in connection with the Stock Purchase Agreement, Del Taco entered into certain equity award settlement agreements with certain of its directors, officers and securityholders, which provided for the accelerated vesting of all unvested options and RSUs of Del Taco, each option holder’s election to exercise vested options of Del Taco for shares of Del Taco common stock and the settlement of all vested RSUs of Del Taco for shares of Del Taco common stock. In connection with such agreements, certain of Del Taco’s directors, officers and securityholders entered into voting agreements with Del Taco whereby such directors, officers and securityholders agreed to vote the Del Taco common stock issued to them pursuant to the equity award settlement agreements in accordance with the recommendation of the board of directors of Del Taco in all matters requiring the action of Del Taco stockholders, including, without limitation, the election of directors and any transaction that could result in a change in control of Del Taco.

Lock-Up Agreement

On March 12, 2015, in connection with the Merger Agreement, Del Taco entered into a Lock-Up Agreement (as amended or modified from time to time, the “Lock-Up Agreement”) with certain of its directors, the Company and the Company’s sponsor, among other parties thereto, which provides for certain restrictions on such directors and other persons, including certain voting obligations and conditions to transfer with respect to shares of common stock of the Company.

Lease Agreements

Del Taco has entered into long-term leases for 22 Del Taco restaurants whereby the lessor is one of four public partnerships for which Del Taco serves as general partner with a 1% ownership interest. The leases require monthly rent payments in an amount equal to 12% of gross sales which were recorded within occupancy and other operating expenses in the consolidated statement of comprehensive loss and totaled $2.9 million for Fiscal 2014 and Fiscal 2013, respectively, and $2.8 million for Fiscal 2012, and as of December 30, 2014 and December 31, 2013 approximately $0.2 million was recorded as accrued rent within other accrued liabilities in the consolidated balance sheet. The 1% general partner ownership interest resulted in partnership income totaling $0.02 million during Fiscal 2014, Fiscal 2013 and Fiscal 2012, respectively, recorded within occupancy and other operating expenses in the consolidated statement of comprehensive loss.

Indemnification Agreements

Del Taco has entered into indemnification agreements with certain of its directors and officers, which provide generally for customary indemnification provisions, including indemnification for certain legal proceedings, legal expenses and expenses of witnesses, of such directors and officers during the course of their service as directors and officers at Del Taco.

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Policies and Procedures for Related Person Transactions

Effective upon the consummation of the Business Combination, our board of directors will adopt a written related person transaction policy that will set forth the policies and procedures for the review and approval or ratification of related person transactions. Our policy will require that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we are or will be a participant and the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest) in which such related person has or will have a direct or indirect material interest and all material facts with respect thereto. The general counsel will promptly communicate such information to our Audit Committee or another independent body of our board of directors. No related person transaction will be entered into without the approval or ratification of our Audit Committee or another independent body of our board of directors. It is our policy that directors interested in a related person transaction will recuse themselves from any such vote. Our policy does not specify the standards to be applied by our Audit Committee or another independent body of our board of directors in determining whether or not to approve or ratify a related person transaction and we accordingly anticipate that these determinations will be made in accordance with Delaware law.

Price Range of Securities and Dividends

LAC

Price Range of LAC Securities

LAC’s units, common stock and warrants are listed on NASDAQ under the symbols “TACOU,” “TACO” and “TACOW,” respectively. LAC’s common stock and warrants began separate trading on NASDAQ on January 6, 2014. On March 11, 2015, the date before the public announcement of the Merger, LAC’s units, common stock and warrants closed at $10.36, $9.95 and $0.70, respectively. The following table includes the high and low sales prices for our units, common stock and warrants for the periods presented.

	Units (1)		Common Stock (2)		Warrants (3)
2013	High	Low	High	Low	High	Low
Fourth Quarter	$10.05	$9.91	-	-	-	-
2014
First Quarter	$10.71	$9.98	$10.99	$9.01	$5.00	$0.46
Second Quarter	$10.44	$9.97	$9.95	$9.62	$0.64	$0.38
Third Quarter	$10.50	$9.79	$9.80	$9.60	$0.55	$0.32
Fourth Quarter	$10.25	$9.20	$9.88	$9.64	$0.42	$0.35
2015
First Quarter	$15.96	$9.86	$13.53	$9.69	$4.25	$0.35
Second Quarter (through May 8, 2015)	$19.88	$15.25	$15.88	$13.22	$6.31	$4.19

_____________

(1)	Our Units began trading on NASDAQ on November 14, 2013. As a result, the figures for the fourth quarter of 2013 are for the period from November 14, 2013 through December 31, 2013.

(2)	Our common stock began separate trading on NASDAQ on January 6, 2014. As a result, the figures for the first quarter of 2014 are for the period from January 6, 2014 through March 31, 2014.

(3)	Our warrants began separate trading on NASDAQ on January 6, 2014. As a result, the figures for the first quarter of 2014 are for the period from January 6, 2014 through March 31, 2014.

Holders

As of March 3, 2015, there was one holder of record of our Units, six holders of record of our common stock and seven holders of record of our warrants.

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Dividends

LAC has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to the completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants that we may agree to in connection therewith.

Dividend Policy of LAC

LAC has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the Merger. Following completion of the Business Combination, LAC’s board of directors will consider whether or not to institute a dividend policy. It is the present intention of LAC to retain any earnings for use in its business operations and, accordingly, LAC does not anticipate the board of directors declaring any dividends in the foreseeable future.

Del Taco

Price Range of Del Taco Securities

Historical market price information regarding Del Taco is not provided because there is no public market for Del Taco’s common stock.

As of the date of this proxy statement (taking into account the Initial Investment), there were 41 holders of Del Taco common stock.

Dividend Policy of Del Taco

In 2012, Del Taco paid a dividend of $10.0 million to its stockholders, and in 2011, Del Taco paid a dividend of $30.5 million to its stockholders.

Dividend Policy of the Combined Company Following the Business Combination

Following completion of the Business Combination, the combined company’s board of directors will consider whether or not to institute a dividend policy. It is the present intention of the combined company to retain any earnings for use in its business operations and, accordingly, the combined company does not anticipate the board of directors declaring any dividends in the foreseeable future.

Independent Registered Public Accounting Firms

Representatives of our independent registered public accounting firm, KPMG, LLP, will be present at the special meeting of the stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

If the Business Combination is completed, Ernst & Young, LLP will audit the financial statements of the Company for 2015.

The audited financial statements of LAC as of December 31, 2014, and for the year then ended, included in this proxy statement have been so included in reliance on a report of KPMG, LLP, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

The audited financial statements of LAC as of December 31, 2013, and for the period from August 9, 2013 (inception) through December 31, 2013, included in this proxy statement have been so included in reliance on a report of Rothstein Kass, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

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The consolidated financial statements of Del Taco Holdings, Inc. at December 30, 2014 and December 31, 2013, and for each of the three fiscal years in the period ended December 30, 2014, appearing in this proxy statement have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Appraisal Rights

Our stockholders do not have appraisal rights in connection with the Business Combination under Delaware law.

Delivery of Documents to Stockholders

Pursuant to the rules of the SEC, we and servicers that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement. Upon written or oral request, we will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement may likewise request that we deliver single copies of the proxy statement in the future. Stockholders may notify us of their requests by calling or writing us at our principal executive offices at 444 North Michigan Avenue, Suite 3500, Chicago, IL 60611, telephone: (312) 267-4190.

Transfer Agent and Registrar

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Submission of Stockholder Proposals

Our board of directors is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

Future Stockholder Proposals

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is either (i) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors or (iii) otherwise properly brought before the annual meeting by any stockholder of the Company (x) who is a stockholder of record on the date of the giving of the notice provided for in our bylaws and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in our bylaws.

Stockholder proposals for the 2016 annual meeting must be received at our principal executive offices by __________, and must otherwise comply with the SEC’s rules, to be considered for inclusion in our proxy materials relating to our 2016 annual meeting. If, however, the 2016 annual meeting is more than 30 days from the anniversary of the special meeting of stockholders, then stockholder proposals for the 2016 annual meeting must be received at our principal executive offices a reasonable time before the Company begins to print and mail its annual meeting proxy materials, to be considered for inclusion in our proxy materials relating to our 2016 annual meeting.

261

If you intend to present a proposal at the 2016 annual meeting, or if you want to nominate one or more directors, you must give timely notice thereof in writing to the Company. The Company must receive this notice no earlier than __________ and no later than ___________; provided, however, that in the event that the 2016 annual meeting is called for a date that is not within 45 days before or after the anniversary of the special meeting of stockholders, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the 2016 annual meeting and not later than the later of (x) the close of business on the 90th day before the 2016 annual meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the 2016 annual meeting is first made by the Company.

If you intend to present a proposal at the 2016 annual meeting, or if you want to nominate one or more directors at the 2016 annual meeting, you must comply with the advance notice provisions of our bylaws. You may contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Where You Can Find More Information

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read LAC’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the special meeting, you should contact us by telephone or in writing:

[name/address]

You may also obtain these documents by requesting them in writing or by telephone from LAC’s proxy solicitation agent at the following address and telephone number:

[name/address]

If you are a stockholder of LAC and would like to request documents, please do so by ________, 2015 to receive them before the LAC special meeting of stockholders. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained or incorporated by reference in this proxy statement relating to LAC has been supplied by LAC, and all such information relating to Del Taco has been supplied by Del Taco. Information provided by either LAC or Del Taco does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of LAC for the special meeting of our stockholders. We have not authorized anyone to give any information or make any representation about the Business Combination, the Company or Del Taco that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

262

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Levy Acquisition Corp.

We have audited the accompanying balance sheet of Levy Acquisition Corp. (the “Company”), as of December 31, 2013, and the related statements of operations, changes in stockholders’ equity and cash flows for period from August 2, 2013 (inception) to December 31, 2013. Levy Acquisition Corp.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Levy Acquisition Corp. as of December 31, 2013, and the results of its operations and its cash flows for the period from August 2, 2013 (inception) to December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein Kass

Boston, Massachusetts

March 24, 2014

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Levy Acquisition Corp.:

We have audited the accompanying balance sheet of Levy Acquisition Corp. (the “Company”) as of December 31, 2014, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Levy Acquisition Corp. as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the financial statements, the Company has adopted Financial Accounting Standards Board Accounting Standards Update No. 2014-10 for the year ended December 31, 2014, which resulted in the Company revising its financial statement presentation by removing references to being a development stage company and eliminating incremental financial reporting requirements to present inception-to-date financial information in the statements of operations, stockholder’s equity and cash flows.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, if the Company does not complete a business combination by August 19, 2015, or November 19, 2015 if the Company has executed a letter of intent, agreement in principle or definitive agreement for a business combination on or prior to August 19, 2015, then the Company will cease all operations except for the purpose of winding down and liquidating, thus there is a substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

Boston, Massachusetts

March 4, 2015

F-3

LEVY ACQUISITION CORP.

BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash	$230,467	$1,078,466
Prepaid expenses	-	7,908
Income tax receivable	545	-
Prepaid insurance	59,200	101,485
Total current assets	290,212	1,187,859
Noncurrent assets:
Prepaid insurance	-	59,199
Investments held in trust	150,056,895	150,035,663
Total assets	$150,347,107	$151,282,721

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Franchise tax payable	$159,641	$25,448
Accrued operating expenses and accounts payable	500,759	45,697
Total current liabilities	660,400	71,145
Deferred underwriter compensation	5,250,000	5,250,000
Total liabilities:	5,910,400	5,321,145

Commitment and contingencies:

Common stock subject to possible redemption: 13,943,670 and 14,096,157 shares (at redemption value) as of December 31, 2014 and 2013, respectively	139,436,697	140,961,566

Stockholders’ equity
Preferred stock, $.0001 par value, 1,000,000 shares authorized: none issued and outstanding	-	-
Common stock, $.0001 par value, 400,000,000 shares authorized; 4,806,330 and 4,653,843 shares issued and outstanding as of December 31, 2014 and 2013, respectively	480	465
Additional paid-in capital	6,643,790	5,118,936
Accumulated deficit	(1,644,260)	(119,391)
Total stockholders’ equity	5,000,010	5,000,010
Total liabilities and stockholders’ equity	$150,347,107	$151,282,721

The accompanying notes are an integral part of these financial statements.

F-4

LEVY ACQUISITION CORP.

STATEMENT OF OPERATIONS

	Year Ended December 31, 2014	August 2, 2013 (inception) to December 31, 2013
Revenue	$-	$-
Transaction costs	536,218	-
Formation, general & administrative costs	861,678	117,124
Loss from operations	(1,397,896)	(117,124)
Other income (expense):
Interest income	62,000	35,663
State franchise taxes, other than income taxes	(180,000)	(25,448)
Total other income	(118,000)	10,215
Loss before income tax expense	(1,515,896)	(106,909)
Income tax expense	(8,973)	(12,482)
Net loss attributable to common shares	(1,524,869)	(119,391)

Weighted average number of common shares outstanding, excludes shares subject to possible redemption - basic and diluted	4,752,646	4,410,352
Net loss per common share, excludes shares subject to possible redemption - basic and diluted	$(0.32)	$(0.03)

The accompanying notes are an integral part of these financial statements.

F-5

LEVY ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Period from August 2, 2013 (inception) to December 31, 2014

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Sale of common stock issued to initial stockholder on August 5, 2013 at approximately $0.006 per share	4,312,500	$431	$24,569	$-	$25,000
Sale on November 19, 2013 of 15,000,000 units at $10 per unit	15,000,000	1,500	149,998,500		150,000,000
Underwriters’ discount and offering expenses			(8,694,033)		(8,694,033)
Sale on November 19, 2013 of 4,750,000 private placement warrants			4,750,000		4,750,000
Proceeds subject to possible redemption of 14,108,096 ordinary shares	(14,108,096)	(1,411)	(141,079,546)		(141,080,957)
Sponsor shares forfeited	(562,500)	(56)	56
Change in proceeds subject to possible redemption of 11,939 ordinary shares at redemption value	11,939	1	119,390		119,391
Net loss attributable to ordinary shares not subject to possible redemption				(119,391)	(119,391)
Balances, at December 31, 2013	4,653,843	465	5,118,936	$(119,391)	5,000,010
Change in proceeds subject to possible redemption of 152,487 ordinary shares at redemption value	152,487	15	1,524,854		1,524,869
Net loss attributable to ordinary shares not subject to possible redemption				(1,524,869)	(1,524,869)
Balances, at December 31, 2014	4,806,330	480	6,643,790	(1,644,260)	5,000,010

The accompanying notes are an integral part of these financial statements.

F-6

LEVY ACQUISITION CORP.

STATEMENT OF CASH FLOWS

	Year Ended December 31, 2014	August 2, 2013 (inception) to December 31, 2013
Cash flows from operating activities:
Net loss attributable to common shares	$(1,524,869)	$(119,391)
Changes in operating assets and liabilities
Accrued operating expenses and accounts payable	433,830	10,034
Income tax receivable	(545)	-
Prepaid insurance	101,484	(160,684)
Prepaid expenses	7,908	(7,908)
Franchise tax payable	134,193	25,448
Net cash used in operating activities	(847,999)	(252,501)
Cash flows from investing activities:
Principal deposited in Trust Account	-	(150,000,000)
Cash flows from financing activities:
Proceeds from sale of common stock to Sponsor	-	25,000
Net proceeds from Public Offering, after payment of upfront underwriting fee	-	147,000,000
Net proceeds from private placement warrants	-	4,750,000
Payment of offering expenses	-	(444,033)
Net cash provided by financing activities	-	151,330,967
Net increase in cash	(847,999)	1,078,466
Cash at beginning of the period	1,078,466	-
Cash at end of the period	$230,467	$1,078,466

Supplemental disclosure of non-cash financing activities:
Deferred underwriting commissions	$-	$5,250,000

The accompanying notes are an integral part of these financial statements.

F-7

LEVY ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

Incorporation

Levy Acquisition Corp. (the “Company”), was incorporated in Delaware on August 2, 2013.

Sponsor

The Company’s sponsor is Levy Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). Members of the Sponsor include Sophia Stratton, the Company’s Chief Financial Officer and Treasurer; Claire P. Murphy, the Company’s General Counsel and Corporate Secretary; Michael R. Wallach, the Company’s Vice President of Acquisitions; and Adam Cummis, the Company’s Vice President of Restaurants and Hospitality. In addition, Ari B. Levy, the Company’s President and Chief Investment Officer and a member of the Company’s Board of Directors, and Steven C. Florsheim, the Company’s Executive Vice President and Chief Acquisitions Officer and a member of the Company’s Board of Directors, are beneficiaries of trusts that are members of the Sponsor. The managing member of the Sponsor is Levy Family Partners, LLC (“Levy Family Partners”). Lawrence F. Levy, the Company’s Chief Executive Officer and the Chairman of the Company’s Board of Directors, Steven C. Florsheim, Ari B. Levy and Sophia Stratton are the managers of Levy Family Partners.

Fiscal Year End

The Company has selected December 31 as its fiscal year end.

Business Purpose

The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more operating businesses or assets that the Company has not yet identified (“Business Combination”). The Company has neither engaged in any operations nor generated revenue to date.

The Company’s management has broad discretion with respect to the Business Combination. However, there is no assurance that the Company will be able to successfully complete a Business Combination.

Financing

The registration statement for the Company’s initial public offering (the “Public Offering”) (as described in Note 3) was declared effective by the United States Securities and Exchange Commission on November 13, 2013. On August 5, 2013, the Sponsor agreed to purchase simultaneously with the closing of the Public Offering $4,750,000 of warrants in a private placement (Note 4).

Upon the closing of the Public Offering and the private placement, $150,000,000 was placed in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”).

Trust Account

The Trust Account can be invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.

F-8

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay income taxes and franchise taxes, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; or (ii) the redemption of 100% of the shares of common stock included in the units sold in the Public Offering if the Company is unable to complete a Business Combination within 21 months from the closing of the Public Offering, or 24 months from the closing of the Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination within 21 months from the closing of this offering but has not completed the Business Combination within such 21-month period (subject to the requirements of law).

Business Combination

A Business Combination is subject to the following size, focus and stockholder approval provisions.

Size/Control — The Company’s Business Combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the Business Combination. The Company will not complete a Business Combination unless it acquires a controlling interest in a target company or is otherwise not required to register as an investment company under the Investment Company Act.

Focus — The Company’s efforts in identifying prospective target businesses will initially be focused on businesses in the restaurant and hospitality sectors, but the Company may pursue opportunities in other business sectors.

Tender Offer/Stockholder Approval — The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.

Regardless of whether the Company holds a stockholder vote or a tender offer in connection with a Business Combination, a public stockholder will have the right to redeem their shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes. As a result, such shares of common stock are recorded at conversion/tender value and classified as temporary equity upon the completion of the Public Offering, in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 480, “Distinguishing Liabilities from Equity.”

F-9

Going Concern Consideration

If the Company does not complete a Business Combination by August 19, 2015, or November 19, 2015 if the Company has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination on or prior to August 19, 2015, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the common stock sold as part of the units in the Public Offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. This mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern.

In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be approximately equal to the initial public offering price per share in the Public Offering (assuming no value is attributed to the warrants contained in the units offered in the Public Offering discussed in Note 3).

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

2. Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission.

While preparing its financial statements for the six months ended June 30, 2014, the Company identified and corrected an error related to the accounting for the Company’s changes in amounts subject to possible redemption for the period from August 2, 2013 (inception) to December 31, 2013. The Company determined that its changes in amounts subject to possible redemption should have been accounted for as an adjustment to additional paid-in capital instead of as an adjustment to accumulated deficit. There was no change in previously reported total assets, total liabilities, common stock subject to possible redemption or net loss attributable to common shares for any of the periods. The accompanying financial statements have been revised to reflect a balance in accumulated deficit with a corresponding increase of additional paid-in capital as of December 31, 2013. In accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin Nos. 99 and 108 (“SAB 99” and “SAB 108”), the Company has evaluated this error and, based on an analysis of quantitative and qualitative factors, has determined that it was not material to each of the prior reporting periods affected and no amendments of previously filed 10-Q or 10-K reports with the SEC are required.

F-10

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period in accordance with FASB ASC 260, “Earnings Per Share”. Diluted net loss per share is computed by dividing net loss per share by the weighted average number of shares of common stock outstanding, plus, to the extent dilutive, the incremental number of shares of common stock to settle warrants issued in the Public Offering and private placement, as calculated using the treasury stock method. As the Company reported a net loss for the period from August 2, 2013 (inception) to December 31, 2014, the effect of the 7,500,000 warrants issued in the initial public offering and 4,750,000 warrants issued to the Sponsor in connection with the private placement have not been considered in the diluted loss per common share, because their effect would be anti-dilutive. As a result, dilutive loss per common share is equal to basic loss per common share.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Offering Costs

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A, “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and that were charged to stockholders’ equity upon the completion of the Public Offering. Accordingly, at December 31, 2014, offering costs totaling approximately $8,694,000 (including $7,903,000 in underwriter’s fees, which is net of reimbursable expenses) have been charged to stockholders’ equity.

Development Stage Company

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. The Company has decided to adopt this standard for its reporting for the year ended December 31, 2014.

F-11

Redeemable Common Stock

As discussed in Note 1, all of the 15,000,000 common shares sold as part of a unit in the Public Offering contain a redemption feature which allows for the redemption of common shares under the Company’s Liquidation or Tender Offer/Stockholder Approval provisions. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against retained earnings.

Accordingly, at December 31, 2014 and 2013, 13,943,670 and 14,096,157 respectively, of the 15,000,000 public shares were classified outside of permanent equity at its redemption value.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company complies with the accounting and reporting requirements of FASB ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

There were no unrecognized tax benefits as of December 31, 2014. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2014. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities and has been since inception.

Recent Accounting Pronouncements

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and stockholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s balance sheet has not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. The Company has decided to adopt this standard for its reporting for the year ended December 31, 2014.

F-12

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. Public Offering

Public Units

On November 19, 2013, the Company sold 15,000,000 units at a price of $10.00 per unit (the “Public Units”) in the Public Offering. Each Public Unit consists of one share of common stock of the Company, $0.0001 par value per share (the “Public Shares”), and one-half of one warrant (the “Public Warrants”). Each whole Public Warrant entitles the holder thereof to purchase one share of the Company’s common stock.

Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act for the shares of common stock issuable upon exercise of the Public Warrants as soon as practicable, but in no event later than 15 business days after the closing of the Company’s Business Combination. Each whole Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50. No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. Each Public Warrant will become exercisable on the later of 30 days after the completion of the Company’s Business Combination or 12 months from the closing of the Public Offering. However, if the Company does not complete a Business Combination on or prior to the 21-month (or 24-month) period allotted to complete the Business Combination, the Public Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of Public Warrants during the exercise period, there will be no net cash settlement of the Public Warrants and the Public Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement.

The Company paid an upfront underwriting discount of $0.20 per unit ($3,000,000 in the aggregate) to the underwriters at the closing of the Public Offering, with an additional fee (the “Deferred Discount”) equal to the difference between (a) the product of the number of shares of common stock sold as part of the units and $0.55 and (b) the upfront underwriting discount paid at the closing of $3,000,000, or a total Deferred Discount of $5,250,000 ($0.35 per unit sold). The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination. The underwriters are not entitled to any interest accrued on the Deferred Discount.

The underwriters paid the Company $347,100 as reimbursement for certain expenses incurred in connection with the Public Offering which was recorded in additional paid in capital in the accompanying balance sheets.

4. Related Party Transactions

Founder Shares

On August 5, 2013, the Sponsor purchased 4,312,500 shares of common stock (the “Founder Shares”) for $25,000, or approximately $0.006 per share. On October 17, 2013, the Sponsor transferred 17,250 Founder Shares to each of Howard B. Bernick, Craig J. Duchossois, Greg Flynn and Marc S. Simon (the Company’s independent directors), each of whom paid a purchase price of $100 for their respective shares (the same per-share purchase price initially paid by the Sponsor).

The Founder Shares are identical to the Public Shares except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below.

F-13

On November 19, 2013, the Company’s initial stockholders forfeited an aggregate of 562,500 Founder Shares, so that the initial stockholders, consisting of the Sponsor and Messrs. Bernick, Duchossois, Flynn and Simon, own 20.8% of the Company’s issued and outstanding shares after the Public Offering.

In addition, 937,500 Founder Shares, representing 5.0% of the Company’s issued and outstanding shares after the Public Offering, are subject to forfeiture by the Sponsor under certain conditions described in the prospectus associated with the Public Offering (the “Prospectus”).

The Founder Shares have been placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions discussed in the Prospectus, the Founder Shares may not be transferred, assigned, sold or released from escrow until one year after the date of the consummation of the Business Combination or earlier if, subsequent to the Business Combination, (i) the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Rights — The Founder Shares are identical to the Public Shares except that (i) the Founder Shares are subject to certain transfer restrictions, as described above, (ii) all of the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares in connection with the completion of the Business Combination and (iii) all of the initial stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the Business Combination by August 19, 2015, or November 19, 2015 (as applicable), although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares that they hold if the Company fails to complete the Business Combination within the prescribed time frame.

Voting — If the Company seeks stockholder approval of a Business Combination, the initial stockholders have agreed to vote their Founder Shares and any Public Shares purchased during or after the Public Offering in favor of the Business Combination.

Liquidation — Although the initial stockholders and their permitted transferees will waive their redemption rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the prescribed time frame, they will be entitled to redemption rights with respect to any Public Shares that they may own.

Private Placement Warrants

The Sponsor purchased from the Company an aggregate of 4,750,000 warrants at a price of $1.00 per warrant (a purchase price of $4.75 million), in a private placement that occurred simultaneously with the completion of the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one share of common stock at $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering held in the Trust Account pending completion of the Company’s Business Combination. Immediately after the closing of the private placement, the Sponsor transferred 15,000 Private Placement Warrants at no charge to each of Messrs. Bernick, Duchossois, Flynn and Simon and 30,000 Private Placement Warrants at no charge to Mr. Wallach.

The Private Placement Warrants (including the common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination, and they will be non-redeemable so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers of the Private Placement Warrants or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants and have no net cash settlement provisions.

F-14

If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Private Placement Warrants will expire worthless.

Registration Rights

The holders of the Founder Shares and Private Placement Warrants will hold registration rights to require the Company to register the sale of any of the securities held by them pursuant to a registration rights agreement. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities for sale under the Securities Act. In addition, these stockholders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the costs and expenses of filing any such registration statements.

Directed Unit Program

The Company’s independent directors also purchased an aggregate of 150,000 Public Units in the Public Offering through the Company’s directed unit program.

Sponsor Loans

The Sponsor also agreed to loan the Company up to an aggregate of $200,000 by the issuance of an unsecured promissory note (the “Note”) to cover expenses related to the Public Offering. The loan was payable without interest on the completion of the Public Offering. From inception through November 19, 2013, the Sponsor loaned a total of $254,388 to the Company. The majority of the then outstanding balance on the Note was repaid on November 19, 2013. On November 24, 2013, the Company amended and restated the terms of the Note. The amended terms increased the aggregate total permitted under the Note to $255,000. The remaining terms of the Note were substantially the same as the original. The unpaid principal balance of the Note was due and payable upon the earlier of February 1, 2014 or the consummation of a public offering of the Company’s securities. On November 19, 2013, the Company completed its Public Offering making the entire unpaid amount immediately due at the option of the Sponsor. The Sponsor was repaid the remaining balance on November 25, 2013.

Administrative Services

The Company has entered into an Amended and Restated Administrative Services Agreement with Levy Family Partners, LLC, pursuant to which the Company will pay Levy Family Partners, LLC a total of (i) $10,000 per month for office space, utilities, secretarial support and administrative services and (ii) $15,000 per month as reimbursement for a portion of the compensation paid to its personnel, including certain of the Company’s officers who work on the Company’s behalf. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.

5. Deferred Underwriting Compensation

The Company is committed to pay the Deferred Discount totaling $5,250,000, or 3.5% of the gross offering proceeds of the Public Offering, to the underwriters upon the Company’s consummation of a Business Combination. The underwriters will not be entitled to any interest accrued on the Deferred Discount, and no Deferred Discount is payable to the underwriters if there is no Business Combination.

6. Trust Account

A total of $150,000,000, which includes $147,000,000 of the net proceeds from the Public Offering, $2,652,900 from the sale of the Private Placement Warrants and $347,100 paid by the underwriters to the Company as reimbursement for certain expenses incurred in connection with the Public Offering, has been placed in the Trust Account. As of December 31, 2014, the balance in the Trust Account was $150,056,895. The Trust Account assets will be maintained until the earlier of (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account.

F-15

As of December 31, 2014 and 2013, investment securities in the Company’s Trust Account consist of $149,992,537 and $150,034,983, respectively, in United States Treasury Bills and $64,358 and $680, respectively, of cash equivalents. The Company classifies its United States Treasury and equivalent securities as held-to-maturity in accordance with FASB ASC 320, “Investments – Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts. At December 31, 2014 and 2013, the carrying amount held in trust is stated at its fair value, which approximates amortized cost.

7. Fair Value Measurements

The Company has adopted ASC 820, “Fair Value Measurement” for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. The adoption of ASC 820 did not have an impact on the Company’s financial position or results of operations.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2014 and 2013, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

Description	December 31, 2014	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust:	$150,056,895	$150,056,895	$-	$-

Description	December 31, 2013	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust:	$150,035,663	$150,035,663	$-	$-

8. Stockholders’ Equity

Common Stock — The authorized common stock of the Company includes up to 400,000,000 shares. Holders of the Company’s common stock are entitled to one vote for each share of common stock. At December 31, 2014 and 2013, there were 18,750,000 shares of common stock outstanding, including 13,943,670 and 14,096,157 shares subject to possible redemption, respectively.

Preferred Shares — The Company is authorized to issue 1,000,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2014 and 2013, there were no preferred shares issued or outstanding.

F-16

Report of Independent Registered Accounting Firm

The Board of Directors and Shareholders of Del Taco Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Del Taco Holdings, Inc. (the Company) as of December 30, 2014 and December 31, 2013, and the related consolidated statements of comprehensive loss, shareholders’ equity and cash flows for each of the fifty-two week periods ended December 30, 2014, December 31, 2013 and January 1, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Del Taco Holdings, Inc. at December 30, 2014 and December 31, 2013, and the consolidated results of its operations and its cash flows for each of the fifty-two week periods ended December 30, 2014, December 31, 2013 and January 1, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Irvine, California

March 30, 2015

F-17

Del Taco Holdings, Inc.

Consolidated Balance Sheets

(In thousands)

	December 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$8,553	$6,071
Accounts and other receivables, net	3,383	2,018
Inventories	2,687	2,591
Prepaid expenses and other current assets	3,816	3,238
Total current assets	18,439	13,918

Property and equipment:
Land	1,399	1,399
Buildings	1,887	1,883
Restaurant and other equipment	70,947	66,735
Leasehold improvements	71,642	69,274
Buildings under capital leases	6,396	6,396
Construction-in-progress	2,836	3,952
	155,107	149,639
Less accumulated depreciation and amortization	(69,943)	(56,175)
Net property and equipment	85,164	93,464

Deferred financing costs, net	715	925
Goodwill	281,200	281,200
Trademarks	144,000	144,000
Intangible assets, net	17,683	20,390
Other assets, net	2,833	2,838
Total assets	$550,034	$556,735

See accompanying notes

F-18

Del Taco Holdings, Inc.

Consolidated Balance Sheets (continued)

(In thousands, except share and per share data)

	December 30,	December 31,
	2014	2013
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$14,645	$12,983
Other accrued liabilities	31,906	26,983
Current portion of long-term debt, capital lease obligations
and deemed landlord financing liabilities	1,634	1,653
Deferred income taxes	182	383
Total current liabilities	48,367	42,002

Long-term debt, capital lease obligations and deemed landlord
financing liabilities, excluding current installments, net	321,764	329,748

Deferred income taxes	64,736	63,370
Deferred income	6,612	5,923
Warrant liability	8,309	6,892
Other non-current liabilities	18,842	18,902
Total liabilities	468,630	466,837

Commitments and contingencies (Note 14 )

Shareholders' equity:
Preferred stock $0.01 par value; 200,000 shares authorized;
none issued	–	–
Common Stock $0.01 par value; authorized 5,800,000 shares;
issued and outstanding 3,907,835 shares at December 30, 2014
and December 31, 2013, respectively	39	39
Additional paid-in capital	110,941	110,074
Accumulated other comprehensive loss	(409)	(303)
Retained earnings	(29,167)	(19,912)
Total shareholders' equity	81,404	89,898
Total liabilities and shareholders' equity	$550,034	$556,735

See accompanying notes

F-19

Del Taco Holdings, Inc.

Consolidated Statements of Comprehensive Loss

(In thousands, except per share data)

	52 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	December 30,	December 31,	January 1,
	2014	2013	2013
Revenues:
Company restaurant sales	$380,800	$356,306	$345,590
Franchise revenue	12,973	12,515	12,409
Franchise sublease income	2,251	2,167	2,142
Total revenue	396,024	370,988	360,141

Operating expenses:
Restaurant operating expenses:
Food and paper costs	110,708	105,492	102,530
Labor and related expenses	116,920	108,788	109,534
Occupancy and other operating expenses	82,021	77,205	73,929
General and administrative	28,136	23,112	23,184
Depreciation and amortization	18,752	19,850	17,699
Occupancy and other - franchise subleases	2,145	2,073	2,060
Pre-opening costs	462	596	1,080
Impairment of long-lived assets	9,617	–	–
Restaurant closure charges, net	82	298	716
(Gain) loss on disposal of assets	(151)	209	35
Total operating expenses	368,692	337,623	330,767

Income from operations	27,332	33,365	29,374

Interest expense	30,895	35,613	38,291
Transaction-related costs	1,936	–	–
Debt modification costs	1,241	4,178	–
Change in fair value of warrant liability	1,417	33	(2,634)
Total other expense	35,489	39,824	35,657

Loss from operations before provision for
income taxes	(8,157)	(6,459)	(6,283)

Provision for income taxes	1,098	80	1,939
Net loss	$(9,255)	$(6,539)	$(8,222)

Other comprehensive (loss) income:
Change in fair value of interest rate cap	(125)	(303)	(7)
Reclassification of interest rate cap amortization
included in net loss (includes provision for income
taxes of $0 and $38 for the 52 weeks ended
December 30, 2014 and December 31, 2013, respectively,
and income tax benefit of $38 for the
52 weeks ended January 1, 2013)	19	156	63
Total other comprehensive (loss) income, net	(106)	(147)	56
Comprehensive loss	$(9,361)	$(6,686)	$(8,166)

See accompanying notes.

F-20

Del Taco Holdings, Inc.

Consolidated Statements of Shareholders’ Equity

(In thousands)

				Accumulated
			Additional	Other		Total
	Preferred	Common	Paid-in	Comprehensive	Retained	Shareholders'
	Stock	Stock	Capital	Loss	Earnings	Equity

Balance at January 3, 2012	$–	$39	106,265	$(212)	$(5,151)	$100,941
Net loss	–	–	–	–	(8,222)	(8,222)
Other comprehensive income, net of tax	–	–	–	56	–	56
Comprehensive loss	–	–	–	–	–	(8,166)
Stock-based compensation	–	–	3,087	–	–	3,087
Settlement of vested restricted stock units	–	–	(283)	–	–	(283)
Balance at January 1, 2013	–	39	109,069	(156)	(13,373)	95,579
Net loss	–	–	–	–	(6,539)	(6,539)
Other comprehensive loss, net of tax	–	–	–	(147)	–	(147)
Comprehensive loss	–	–	–	–	–	(6,686)
Stock-based compensation	–	–	1,290	–	–	1,290
Settlement of vested restricted stock units	–	–	(285)	–	–	(285)
Balance at December 31, 2013	–	39	110,074	(303)	(19,912)	89,898
Net loss	–	–	–	–	(9,255)	(9,255)
Other comprehensive loss, net of tax	–	–	–	(106)	–	(106)
Comprehensive loss	–	–	–	–	–	(9,361)
Stock-based compensation	–	–	954	–	–	954
Settlement of vested restricted stock units	–	–	(87)	–	–	(87)
Balance at December 30, 2014	$–	$39	$110,941	$(409)	$(29,167)	$81,404

See accompanying notes

F-21

Del Taco Holdings, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	52 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	December 30,	December 31,	January 1,
	2014	2013	2013
Operating activities
Net loss	$(9,255)	$(6,539)	$(8,222)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Allowance for (recovery of) doubtful accounts	(10)	114	33
Depreciation and amortization	18,608	19,472	17,082
Amortization and write-off of leasehold interests	144	378	617
Amortization of deferred financing costs	1,418	1,460	2,064
Subordinated note interest paid-in-kind	14,897	20,935	25,056
Debt modification costs	1,241	4,178	–
Payment for interest rate cap	–	(453)	–
Stock-based compensation	954	1,290	3,087
Change in fair value of warrant liability	1,417	33	(2,634)
Impairment of long-lived assets	9,617	–	–
Deferred income taxes	1,165	848	1,674
(Gain) loss on disposal of assets	(151)	209	35
Changes in operating assets and liabilities:
Accounts receivable	(1,355)	(308)	623
Inventories	(96)	(320)	(119)
Prepaid expenses and other current assets	(598)	189	(210)
Accounts payable	1,662	(1,633)	1,415
Other accrued liabilities	4,468	3,510	1,114
Deferred income and other non-current liabilities	1,350	(2,038)	2,039
Net cash provided by operating activities	45,476	41,325	43,654

Investing activities
Purchases of property and equipment	(17,416)	(22,292)	(30,051)
Proceeds from disposal of property and equipment	212	2,931	4,435
Purchases of other assets	(864)	(636)	(914)
Acquisition of franchisee	–	–	(850)
Net cash used in investing activities	(18,068)	(19,997)	(27,380)

Financing activities
Proceeds from 2013 Term Loan, net of original
issue discount	60,388	170,648	–
Proceeds from deemed landlord financing liabilities	1,450	1,500	1,000
Payments on term loans	(22,500)	(112,000)	(16,500)
Payments on capital leases and deemed landlord financing	(1,785)	(1,562)	(1,475)
Payment on Company Subordinated Note	(62,000)	(75,500)	–
Proceeds from revolving credit facility	–	6,000	–
Payments on revolving credit facility	–	(6,000)	–
Payments for debt issue costs	(392)	(2,328)	–
Settlement of vested restricted stock units	(87)	(285)	(283)
Net cash used in financing activities	(24,926)	(19,527)	(17,258)

Increase (decrease) in cash and cash equivalents	2,482	1,801	(984)
Cash and cash equivalents at beginning of period	6,071	4,270	5,254
Cash and cash equivalents at end of period	$8,553	$6,071	$4,270

Supplemental cash flow information:
Cash paid during the period for interest	$12,500	$13,196	$11,212
Cash paid during the period for income taxes	37	60	551
Supplemental schedule of non-cash activities:
Accrued property and equipment purchases	$911	$712	$829
Write-offs against bad debt reserves	33	5	28
Amortization of interest rate cap into net loss,
net of tax	19	156	63
Change in other asset for fair value of interest rate cap recorded
to other comprehensive loss, net	(125)	(303)	(7)

See accompanying notes.

F-22

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements

1. Description of Business

Del Taco Holdings, Inc. (Del Taco Holdings) is a Delaware corporation headquartered in Lake Forest, California. The consolidated financial statements include the accounts of Del Taco Holdings and its wholly owned subsidiaries (collectively, the Company). The Company’s activities are conducted principally through its subsidiary Del Taco LLC (Del Taco) which develops, franchises, owns, and operates Del Taco quick-service Mexican-American restaurants. At December 30, 2014, there were 304 company-operated and 243 franchised Del Taco restaurants located in 16 states, including one franchised unit in Guam. At December 31, 2013, there were 300 company-operated and 247 franchised Del Taco restaurants located in 18 states, including one franchised unit in Guam.

Del Taco Holdings has no material assets or operations. Del Taco Holdings’ direct subsidiary, F&C Restaurant Holding Co. (F&C RHC) also has no material assets or operations, but was the issuer of subordinated notes in May 2010. F&C RHC’s direct subsidiary, Sagittarius Restaurants LLC (SAG Restaurants), also has no material assets or operations and was also an issuer of subordinated notes in May 2010.

2. Summary of Significant Accounting Policies

Liquidity

The Company’s principal liquidity requirements are to service its debt and fund capital expenditure needs. At December 30, 2014, the Company’s total debt (including capital lease liabilities and deemed landlord financing liabilities) was $323.4 million. The Company’s ability to make payments on its indebtedness and to fund planned capital expenditures will depend on available cash and its ability to generate adequate cash flows in the future, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond the Company’s control. Based on current operations, the Company believes that its cash flows from operations, available cash of $8.6 million at December 30, 2014 and available capacity under the 2013 Revolver (such availability was $22.4 million at December 30, 2014) will be adequate to meet the Company’s liquidity needs for the next 12 months.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly and majority owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

F-23

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Variable Interest Entities

In accordance with Accounting Standards Codification (ASC) 810, Consolidation, the Company applies the guidance related to variable interest entities (VIE), which defines the process for how an enterprise determines which party consolidates a VIE as primarily a qualitative analysis. The enterprise that consolidates the VIE (the primary beneficiary) is defined as the enterprise with (1) the power to direct activities of the VIE that most significantly affect the VIEs economic performance and (2) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE. The Company does not possess any ownership interests in franchise entities or other affiliates. The franchise agreements are designed to provide the franchisee with key decision-making ability to enable it to oversee its operations and to have a significant impact on the success of the franchise, while the Company’s decision-making rights are related to protecting the Company’s brand. Additionally, the Company holds a 1% ownership interest in four public limited partnerships in which the Company serves as general partner. The limited partners have substantive kick-out rights over the general partner giving the limited partners power to direct the activities of the limited partnerships. Based upon the Company’s analysis of all the relevant facts and considerations of the franchise entities, the limited partnerships and other affiliates, the Company has concluded that these entities are not variable interest entities.

Basis of Presentation

The Company’s fiscal year ends on the Tuesday closest to December 31. Fiscal year 2014, 2013 and 2012 are all 52-week periods ended on December 30, 2014 (Fiscal 2014), December 31, 2013 (Fiscal 2013) and January 1, 2013 (Fiscal 2012), respectively.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that such estimates have been based on reasonable and supportable assumptions and the resulting estimates are reasonable for use in the preparation of the consolidated financial statements. Actual results could differ from these estimates. The Company’s significant estimates include estimates for impairment of goodwill, intangible assets and property and equipment, insurance reserves, restaurant closure reserves, stock-based compensation, contingent liabilities and income tax valuation allowances.

F-24

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

Company restaurant sales from the operation of Company restaurants are recognized when food and service is delivered to customers. Franchise revenues comprise (i) initial development fees, (ii) initial franchise fees, (iii) on-going royalties and (iv) renewal fees. Franchise fees received pursuant to individual development agreements, which grant the right to develop franchised restaurants in future periods in specific geographic areas, are deferred and recognized as revenue when the Company has substantially fulfilled its obligation pursuant to the development agreement, which is generally upon restaurant opening. Initial franchise fees are also recognized as revenue when the franchised location opens. Deferred development and initial franchise fees are included in deferred income on the consolidated balance sheets and totaled $1.7 million and $1.4 million as of December 30, 2014 and December 31, 2013, respectively. Royalties from franchised restaurants are recorded in revenue when food and service are delivered to customers. Renewal fees are recognized when a renewal agreement becomes effective. The Company reports revenue net of sales taxes collected from customers and remitted to governmental taxing authorities and promotional allowances. Promotional allowances totaled approximately $11.0 million, $9.6 million and $9.8 million during Fiscal 2014, Fiscal 2013 and Fiscal 2012, respectively. Franchise sublease income is composed of rental income associated with properties leased or subleased to franchisees.

Gift Cards

The Company sells gift cards to customers in its restaurants. The gift cards sold to customers have no stated expiration dates and are subject to potential escheatment laws in the various jurisdictions in which the Company operates. Deferred gift card income of $2.0 million and $1.9 million is recorded in deferred income on the consolidated balance sheets as of December 30, 2014 and December 31, 2013, respectively. The Company recognizes revenue from gift cards: (i) when the gift card is redeemed by the customer; or (ii) under the delayed recognition method, when the likelihood of the gift card being redeemed by the customer is remote (gift card breakage) and the Company determines that there is not a legal obligation to remit the unredeemed gift cards to the relevant jurisdiction. The determination of the gift card breakage rate is based upon Company specific historical redemption patterns. Recognized breakage revenue was not significant to any period presented in the consolidated statements of comprehensive loss. Any future revisions to the estimated breakage rate may result in changes in the amount of breakage revenue recognized in future periods.

F-25

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. Amounts receivable from credit card issuers are typically converted to cash within 2 to 4 days of the original sales transaction and are considered to be cash equivalents.

Accounts and Other Receivables, Net

Accounts and other receivables, net consist primarily of receivables from franchisees, sublease tenants, a vendor and a landlord. Receivables from franchisees include sublease rents, royalties, services and contractual marketing fees associated with the franchise agreements. Sublease tenant receivables relate to subleased properties where the Company is a party and obligated on the primary lease agreement. The vendor receivable is for earned reimbursements from a vendor and the landlord receivable is for an earned landlord reimbursement related to a restaurant that opened in December 2014. The allowance for doubtful accounts is based on historical experience and a review on a specific identification basis of the collectability of existing receivables and totaled $0.1 million and $0.2 million as of December 30, 2014 and December 31, 2013, respectively.

Vendor Allowances

The Company receives support from one of its vendors in the form of reimbursements. The reimbursements are agreed upon with the vendor, but do not represent specific, incremental, identifiable costs incurred by the Company in selling the vendor’s products. Such reimbursements are recorded as a reduction of the costs of purchasing the vendor’s products. The non-current portion of reimbursements received by the Company in advance is included in deferred income on the consolidated balance sheets and totaled $2.4 million and $2.1 million as of December 30, 2014 and December 31, 2013, respectively. The current portion of these reimbursements is included in other accrued liabilities on the consolidated balance sheets and totaled $0.4 million and $2.0 million as of December 30, 2014 and December 31, 2013, respectively.

Inventories

Inventories, consisting of food items, packaging and beverages, are valued at the lower of cost (first-in, first-out method) or market.

F-26

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment includes land, buildings, leasehold improvements, restaurant and other equipment and buildings under capital leases. Land, property and equipment acquired in business combinations are initially recorded at their estimated fair value. Land, property and equipment acquired or constructed in the normal course of business are initially recorded at cost. The Company provides for depreciation and amortization based on the estimated useful lives of assets using the straight-line method.

Estimated useful lives are as follows:

Buildings	20–35 years
Leasehold improvements	Shorter of useful life (typically 20 years) or lease term
Buildings under capital leases	Shorter of useful life (typically 20 years) or lease term
Restaurant and other equipment	3–15 years

Leasehold improvements are amortized on the straight-line basis over the shorter of the estimated useful lives of the assets or the related lease term, which generally includes reasonably assured option periods expected to be exercised by the Company when the Company would suffer an economic penalty if not exercised. Depreciation and amortization expense associated with property and equipment totaled $16.0 million, $16.9 million and $14.4 million and includes $0.7 million, $0.8 million and $0.9 million related to buildings under capital leases for Fiscal 2014, Fiscal 2013 and Fiscal 2012, respectively. Accumulated depreciation and amortization associated with property and equipment includes $4.1 million and $3.4 million of accumulated amortization related to buildings under capital leases as of December 30, 2014 and December 31, 2013, respectively.

Gains and losses on the disposal of assets are recorded as the difference between the net proceeds received and net carrying values of the assets disposed and are included in (gain) loss on disposal of assets in the consolidated statements of comprehensive loss.

Deferred Financing Costs

Deferred financing costs represent third-party debt costs that are capitalized and amortized to interest expense over the associated term using the effective interest method. The impact of changes in estimated future cash flows on the effective interest method calculation is accounted for using the prospective method, whereby upon a change in estimated future cash flows, a new

F-27

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

effective interest rate is calculated based on the carrying amount and remaining cash flows. Lender discount and other lender fees are presented net of debt balances and are amortized to interest expense over the associated term using the effective interest method.

Goodwill and Trademarks

The Company’s goodwill and trademarks are not amortized, but tested annually for impairment and tested more frequently for impairment if events and circumstances indicate that the asset might be impaired. The Company conducts annual goodwill and trademark impairment tests on the first day of the fourth quarter of each fiscal year or whenever an indicator of impairment exists.

The Company uses a quantitative goodwill impairment analysis that compares the fair value of the Company’s single reporting unit, based on discounted future cash flows and market valuation based on similar companies, with its carrying amount, including goodwill. Key assumptions included in the cash flow model include future revenues, operating costs, working capital changes, capital expenditures and a discount rate that approximates the Company’s weighted average cost of capital. If the carrying amount of a reporting unit exceeds its fair value, an impairment loss is measured as the difference between the implied fair value of the reporting unit’s goodwill and the carrying amount of goodwill.

The Company’s indefinite-lived trademark is not amortized, but tested at least annually for impairment using a quantitative impairment analysis, and more frequently if events and circumstances indicate that the asset might be impaired. The quantitative impairment analysis compares the fair value of the indefinite-lived trademark, based on discounted future cash flows using a relief from royalty methodology. If the carrying amount of the indefinite-lived trademark exceeds its fair value, an impairment loss is measured as the difference between the implied fair value of the trademark and its carrying amount.

Intangible Assets, Net

Intangible assets primarily include leasehold interests and franchise rights. Leasehold interests represent the fair values of acquired lease contracts having contractual rents that differ from fair market rents as of the acquisition date, and are amortized on the straight-line basis over the lease term to rent expense (occupancy and other operating expense). Franchise rights, which represent the fair value of franchise contracts based on the projected royalty revenue stream, are amortized on the straight-line basis to general and administrative expense over the term of the franchise agreements.

F-28

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Other Assets and Other Capitalized Costs

Other assets consist of security deposits and other capitalized costs. The Company capitalizes certain computer software and software development costs incurred in connection with developing or obtaining computer software for internal use when both the preliminary project stage is completed and it is probable that the software will be used as intended. Capitalized software costs include only (i) external direct costs of materials and services utilized in developing or obtaining computer software, (ii) compensation and related benefits for employees who are directly associated with the software project and (iii) interest costs incurred while developing internal-use computer software. Capitalized software costs are amortized over the estimated useful life, typically three years. The net carrying value of capitalized software costs for the Company totaled $1.4 million and $1.1 million as of December 30, 2014 and December 31, 2013, respectively, and is included in other assets in the consolidated balance sheets. Capitalized software costs totaled $1.0 million for Fiscal 2014 and $0.7 million for both Fiscal 2013 and Fiscal 2012, respectively, and amortization expense totaled $0.7 million, for Fiscal 2014, Fiscal 2013 and Fiscal 2012, respectively.

The Company has elected to account for construction costs in a manner such that costs with a future benefit for the projects are capitalized. Capitalized construction costs totaled $1.0 million, $1.1 million and $1.2 million for Fiscal 2014, Fiscal 2013 and Fiscal 2012, respectively. If the Company subsequently makes a determination that a site for which development costs have been capitalized will not be acquired or developed, any previously capitalized development costs are expensed and included in occupancy and other operating expenses in the consolidated statements of comprehensive loss. The Company capitalizes interest in connection with the construction of its restaurants. Interest capitalized totaled $0.1 million for both Fiscal 2014 and Fiscal 2013, respectively, and $0.2 million for Fiscal 2012.

Long-Lived Assets

Long-lived assets, including property and equipment and definite lived intangible assets (other than goodwill and indefinite-lived intangible assets), are reviewed by the Company for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Long-lived assets are grouped and evaluated for impairment at the lowest level for which there are identifiable cash flows that are independent of the cash flows of other groups of assets. The Company evaluates such cash flows for individual restaurants and franchise contracts on an undiscounted basis. If it is determined that the carrying amounts of such long-lived assets are not recoverable, the assets are written down to their estimated fair

F-29

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

values. The Company generally estimates fair value using either the land and building real estate value for the respective restaurant or the discounted value of the estimated cash flows associated with the respective restaurant or contract.

Rent Expense and Deferred Rent

At inception, each lease is evaluated to determine whether it will be classified as an operating or capital lease. Rent expense on operating leases with scheduled or minimum rent increases is recorded on the straight-line basis over the lease term, which includes the period of time from when the Company takes possession of the leased space until the restaurant opening date (the rent holiday period). Deferred rent represents the excess of rent charged to expense over the rent obligations under the lease agreement, as well as leasehold improvements funded by lessor incentives which are amortized as reductions to rent expense over the expected lease term and unfavorable leasehold interests which are amortized on a straight-line basis over the expected lease term. As of December 30, 2014 and December 31, 2013, unfavorable leasehold interests had a carrying value of $8.4 million and $8.6 million, respectively, with accumulated amortization of $3.1 million and $2.6 million, respectively. Amortization credits for unfavorable leasehold interests recorded during Fiscal 2014, Fiscal 2013, and Fiscal 2012 were $0.7 million for each year. The weighted-average amortization period as of December 30, 2014, for unfavorable leasehold interests equaled 8.3 years. The estimated future amortization for unfavorable leasehold interests for the next five fiscal years is as follows (in thousands):

Unfavorable Leasehold Interests

2015	$(679)
2016	(678)
2017	(663)
2018	(646)
2019	(645)

Deferred rent is recorded in other non-current liabilities on the consolidated balance sheets. Contingent rentals are generally based on sales levels in excess of stipulated amounts as defined in the lease agreement, and thus are not considered minimum lease payments and are included in rent expense as incurred.

F-30

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The Company may expend cash for structural additions on leased premises that may be reimbursed in whole or in part by landlords as construction contributions pursuant to agreed-upon terms in the leases. Depending on the specifics of the leased space and the lease agreement, the amounts paid for structural components will be recorded during the construction period as either prepaid rent or construction-in-progress and the landlord construction contributions will be recorded as either an offset to prepaid rent or as a deemed landlord financing liability. Upon completion of construction for those leases that meet certain criteria, the lease may qualify for sale-leaseback treatment. For these leases, the deemed landlord financing liability and the associated construction-in-progress will be removed and the difference will be reclassified to prepaid or deferred rent and amortized over the lease term as an increase or decrease to rent expense. If the lease does not qualify for sale-leaseback treatment, the deemed landlord financing liability will be amortized over the lease term based on the rent payments designated in the lease agreement.

Insurance Reserves

Given the nature of the Company’s operating environment, the Company is subject to workers’ compensation and general liability claims. To mitigate a portion of these risks, the Company maintains insurance for individual claims in excess of deductibles per claim (the Company’s insurance deductibles range from $0.25 million to $0.50 million per occurrence for workers’ compensation and are $0.35 million per occurrence for general liability). The amount of self-insurance loss reserves and loss adjustment expenses is determined based on an estimation process that uses information obtained from both Company-specific and industry data, as well as general economic information. Self-insurance loss reserves are based on estimates of expected losses for determining reported claims and as the basis for estimating claims incurred but not reported. The estimation process for self-insurance loss exposure requires management to continuously monitor and evaluate the life cycle of claims. Management also monitors the reasonableness of the judgments made in the prior year’s estimation process (referred to as a hindsight analysis) and adjusts current year assumptions based on the hindsight analysis. The Company utilizes actuarial methods to evaluate open claims and estimate the ongoing development exposure related to workers’ compensation and general liability.

Advertising Costs

Franchisees pay a monthly fee to the Company of 4% of their restaurants’ net sales as reimbursement for advertising and promotional services the Company provides. Fees received in advance of provided services are included in other accrued liabilities and were $0.9 million and $1.1 million at December 30, 2014 and December 31, 2013, respectively. Company-operated

F-31

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

restaurants contribute to the advertising fund on the same basis as franchised restaurants. At December 30, 2014, the Company was obligated to spend an additional $1.3 million in future periods to comply with this requirement.

Production costs for radio and television advertising are expensed when the commercials are initially aired. Costs of distribution of advertising are charged to expense on the date the advertising is aired or distributed. These costs, as well as other marketing-related expenses for advertising are included in occupancy and other operating expenses in the consolidated statements of comprehensive loss. Advertising expenses for the Company were $15.2 million, $14.3 million and $13.9 million for Fiscal 2014, Fiscal 2013 and Fiscal 2012, respectively.

Pre-opening Costs

Pre-opening costs, which include restaurant labor, supplies, rent expense and other costs incurred prior to the opening of a new restaurant are expensed as incurred. Pre-opening costs were $0.5 million, $0.6 million and $1.1 million for Fiscal 2014, Fiscal 2013 and Fiscal 2012, respectively.

Restaurant Closure Charges, Net

The Company makes decisions to close restaurants based on their cash flows, anticipated future profitability and leasing arrangements. The Company determines if discontinued operations treatment is appropriate and estimates the future obligations, if any, associated with the closure of restaurants and records the corresponding liability at the time the restaurant is closed. These restaurant closure obligations primarily consist of the liability for the present value of future lease obligations, net of estimated sublease income, if any. Restaurant closure charges, net are comprised of initial charges associated with the recording of the liability at fair value, accretion of the liability during the period, and any positive or negative adjustments to the liability in subsequent periods as more information becomes available. To the extent that the disposal or abandonment of related property and equipment results in gains or losses, such gains or losses are included in (gain) loss on disposal of assets in the consolidated statements of comprehensive loss.

Stock-Based Compensation Expense

The Company measures and recognizes compensation expense for all share-based payment awards made to employees based on their estimated grant date fair values using an option pricing

F-32

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

model for option grants and a third-party valuation for grants of restricted stock units. Compensation expense for the Company’s share-based compensation awards is generally recognized using an accelerated or graded vesting schedule.

Income Taxes

The Company uses the liability method of accounting for income taxes. Deferred income taxes are provided for temporary differences between financial statement and income tax reporting, using tax rates scheduled to be in effect at the time the items giving rise to the deferred taxes reverse. The Company recognizes the impact of a tax position in the financial statements if that position is more likely than not of being sustained by the taxing authority. Accordingly, the Company reports a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

Derivative Instruments and Hedging Activities

The Company is exposed to variability in future cash flows resulting from fluctuations in interest rates related to its variable rate debt. As part of its overall strategy to manage the level of exposure to the risk of fluctuations in interest rates, the Company has used various interest rate contracts including interest rate caps. The Company recognizes all derivative instruments as either assets or liabilities at fair value in the consolidated balance sheets. When they qualify as hedging instruments, the Company designates interest rate caps as cash flow hedges of forecasted variable rate interest payments on certain debt principal balances.

For derivative instruments that are designated and qualify as cash flow hedges, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive income (OCI) and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative representing hedge ineffectiveness are recognized in current earnings. As of December 30, 2014, the Company was hedging forecasted interest payments expected to occur through June 2016 with an interest rate cap.

The Company enters into interest rate derivative contracts with major banks and is exposed to losses in the event of nonperformance by these banks. The Company anticipates, however, that these banks will be able to fully satisfy their obligations under the contracts. Accordingly, the Company does not obtain collateral or other security to support the contracts.

F-33

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Contingencies

The Company recognizes liabilities for contingencies when an exposure that indicates it is probable that an asset has been impaired or that a liability has been incurred and the amount of impairment or loss can be reasonably estimated. The Company’s ultimate legal and financial liability with respect to such matters cannot be estimated with certainty and requires the use of estimates. When the reasonable estimate is a range, the recorded loss will be the best estimate within the range. The Company records legal settlement costs when those costs are probable and reasonably estimable.

Comprehensive (Loss) Income

Comprehensive (loss) income includes changes in equity from transactions and other events and circumstances from nonoperational sources, including, among other things, the Company’s unrealized gains and losses on effective interest rate caps which are included in other comprehensive (loss) income, net of tax.

Segment Information

An operating segment is defined as a component of an enterprise that engages in business activities from which it may earn revenues and incur expenses, and about which separate financial information is regularly evaluated by the Company’s chief operating decision makers in deciding how to allocate resources. Similar operating segments can be aggregated into a single operating segment if the businesses are similar. Management has determined that the Company has one operating segment, and therefore one reportable segment. The Company’s chief operating decision maker (CODM) is its Chief Executive Officer; its CODM reviews financial performance and allocates resources at a consolidated level on a recurring basis.

Related Party Transactions

The Company has entered into long-term leases for 22 Del Taco restaurants whereby the lessor is one of four public partnerships where the Company serves as general partner with a 1% ownership interest. The leases require monthly rent payments in an amount equal to 12% of gross sales which were recorded within occupancy and other operating expenses in the consolidated statement of comprehensive loss and totaled $2.9 million for Fiscal 2014 and Fiscal 2013, respectively, and $2.8 million for Fiscal 2012, and as of December 30, 2014 and December 31, 2013 approximately $0.2 million was recorded as accrued rent within other accrued liabilities

F-34

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

in the consolidated balance sheet. The 1% general partner ownership interest resulted in partnership income totaling $0.02 million during Fiscal 2014, Fiscal 2013 and Fiscal 2012, respectively, recorded within occupancy and other operating expenses in the consolidated statement of comprehensive loss.

In 2010, SAG Restaurants and F&C RHC issued subordinated notes which bear interest at 13.0%, with interest accrued to principal, to its three largest equity owners. As of December 30, 2014 and December 31, 2013, the aggregate balance for the subordinated notes was $108.1 million and $155.2 million, respectively. For Fiscal 2014, Fiscal 2013 and Fiscal 2012, interest expense related to subordinated notes was $14.9 million, $20.9 million and $25.1 million, respectively, which was all accrued to principal. See Note 5 for further discussion regarding the subordinated notes.

Fair Value of Financial Instruments

The Company measures fair value using the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company uses valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the underlying inputs, each fair value measurement in its entirety is reported in one of the three tiers in the fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include:

•	Level 1, defined as observable inputs such as quoted prices in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

•	Level 3, defined as unobservable inputs which reflect the Company’s own estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques may include the use of third-party pricing services, option pricing models, discounted cash flow models and similar techniques.

Concentration of Risks

Financial instruments that potentially subject the Company to a concentration of credit risk are cash and cash equivalents. The Company maintains its day-to-day operating cash balances in non-interest-bearing accounts. Although the Company at times maintains balances that exceed amounts insured by the Federal Deposit Insurance Corporation, it has not experienced any losses related to these balances and management believes the credit risk to be minimal.

F-35

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The Company extends credit to franchisees for franchise and advertising fees on customary credit terms, which generally do not require collateral or other security. In addition, management believes there is no concentration of risk with any single franchisee or small group of franchisees whose failure or nonperformance would materially affect the Company’s results of operations.

The Company has entered into a long-term purchase agreement with a distributor for delivery of essentially all food and paper supplies to all company-operated and franchised restaurants except for Guam. Disruption in shipments from this distributor could have a material adverse effect on the results of operations and financial condition of the Company. However, management of the Company believes it would be able to negotiate a similarly priced contract with another distributor.

Including its franchise locations, as of December 30, 2014, Del Taco operated a total of 365 restaurants in California (243 were company-operated and 122 were franchised locations). As a result, the Company is particularly susceptible to adverse trends and economic conditions in California. In addition, given this geographic concentration, negative publicity regarding any of the restaurants in California could have a material adverse effect on the Company’s business and operations, as could other regional occurrences such as local strikes, earthquakes or other natural disasters.

Recently Issued Accounting Standards

In April 2014, the Franchise Accounting Standards Board (FASB) issued ASU 2014-08, Presentation of Financial Statements and Property, Plant, and Equipment: Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, which modifies the definition of discontinued operations to include only disposals of an entity that represent strategic shifts that have or will have a major effect on an entity's operations and financial results. This ASU also expands the disclosure requirements for disposals which meet the definition of a discontinued operation and requires entities to disclose information about disposals of individually significant components that do not meet the definition of discontinued operations. The standard is effective prospectively for annual and interim periods beginning after December 15, 2014, with early adoption permitted. The Company does not expect the adoption of this new standard to have a material impact on its consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which will supersede most existing U.S. GAAP revenue recognition guidance. This new standard requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. In addition, ASU 2014-09 contains expanded disclosure requirements

F-36

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASU 2014-09 is effective for fiscal periods beginning after December 15, 2016 and permits the use of either the full retrospective or cumulative effect transition method. Early adoption is not permitted. The Company has not yet selected a transition method and is evaluating the impact that this new standard will have on the Company’s consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments when the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period, which requires a reporting entity to treat a performance target that affects vesting and that could be achieved after the requisite service period as a performance condition. This standard is to be applied prospectively for annual and interim periods beginning after December 15, 2015, with early adoption permitted. This pronouncement is not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

In February 2015, the FASB issued ASU 2015-02, Amendments to the Consolidation Analysis, which modifies the consolidation requirements related to limited partnerships, variable interest entities (VIEs) and other previously deferred or excluded investment entities. This ASU could result in many VIEs being deconsolidated from the general partner’s financial statements. The standard is effective prospectively for annual and interim periods beginning after December 15, 2016, with early adoption permitted. The Company has elected to early adopt this standard effective for its year ended December 30, 2014. The Company has considered the impact of the adoption of ASU 2015-2 with respect to its investment in limited partnerships and concluded its investment in such limited partnerships are not VIEs and as a result, there is no impact on the Company’s consolidated financial statements.

3. Goodwill and Intangible Assets

Intangible assets primarily consist of franchise rights, leasehold interests and trademarks. Goodwill represents the excess of purchase price over the estimated fair value of net assets acquired. Amortizable intangible assets are summarized as follows (in thousands):

	December 30, 2014		December 31, 2013
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization

Favorable leasehold interests	$6,788	$(3,282)	$7,862	$(3,517)
Franchise rights	20,882	(6,828)	21,544	(5,636)
Other	263	(140)	263	(126)
Total	$27,933	$(10,250)	$29,669	$(9,279)

F-37

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

3. Goodwill and Intangible Assets (continued)

Leasehold interests include favorable lease assets related to below-market leasing arrangements. Leasehold interests are amortized on a lease-by-lease basis using the straight-line method over the remaining lease terms of the underlying leases. Franchise rights are amortized using the straight-line method over the remaining life of the franchise agreements or 40 years, whichever is less. The weighted-average amortization periods as of December 30, 2014, for leasehold interests and franchise rights equaled 6.6 years and 12.1 years, respectively.

Aggregate amortization expense for amortizable intangible assets totaled $2.7 million, $2.9 million and $3.3 million for Fiscal 2014, Fiscal 2013 and Fiscal 2012, respectively, and includes amortization of leasehold interests of $0.8 million, $1.1 million and $1.3 million for Fiscal 2014, Fiscal 2013 and Fiscal 2012, respectively, and amortization of franchise rights of $1.9 million, $1.8 million and $2.0 million for Fiscal 2014, Fiscal 2013 and Fiscal 2012, respectively. The estimated future amortization for leasehold interests and franchise rights for the next five fiscal years is as follows (in thousands):

	Leasehold Interests	Franchise Rights

2015	$676	$1,433
2016	610	1,415
2017	508	1,388
2018	419	1,343
2019	235	1,276

The carrying value of trademarks totaled $144.0 million as of both December 30, 2014 and December 31, 2013. The carrying value of goodwill totaled $281.2 million as of both December 30, 2014 and December 31, 2013.

During the fourth quarters of Fiscal 2014 and of Fiscal 2013, the Company completed its annual impairment test of goodwill and determined that the fair value is greater than the carrying value for Del Taco, the Company’s single reporting unit, and therefore, there is no impairment of goodwill as of December 30, 2014 or December 31, 2013.

As of December 30, 2014 and December 31, 2013, the Company completed its annual impairment test of its indefinite-lived trademark intangible assets and determined that Del Taco’s trademark was not impaired as of December 30, 2014 or December 31, 2013.

F-38

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

4. Impairment or Disposal of Long-Lived Assets and Restaurant Closures

Impairment

The Company evaluates long-lived assets for indicators of impairment on a periodic basis or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. During Fiscal 2014, the Company evaluated certain restaurants that had indicators of impairment based on operating performance and recorded an impairment charge totaling $9.6 million. The Company wrote-off the value of leasehold improvements for those restaurants and wrote-off the value of restaurant and other equipment based on the estimate of future recoverable cash flows of the restaurant and other equipment assets. No impairment charges were recorded in continuing operations in the accompanying consolidated statements of comprehensive loss for any of the other periods presented.

Restaurant Closures and Lease Reserves

The Company records restaurant closure charges to accrue the estimated liability for future lease obligations on closed restaurants and for shortfalls between contractual rent and sublease income. Charges are estimated by discounting future minimum lease payments, net of expected sublease income, for remaining lease obligations extending beyond one year. Changes to the estimated liability for future lease obligations based on new facts and circumstances are considered to be a change in estimate and are recorded prospectively. Accretion expense is recorded in order to appropriately reflect the present value of the lease obligations as of the end of a reporting period. Lease payments made related to these obligations reduce the overall liability.

The following table presents restaurant closure liability activity for each period presented (dollars in thousands):

	52 Weeks Ended
	December 30, 2014	December 31, 2013	January 1, 2013

Number of units closed due to lease expiration	1	3	1
Total number of units closed	1	3	1

Restaurants with sublease shortfalls at end of period	2	2	2

Closure liability at beginning of period	$(1,396)	$(1,495)	$(1,107)
Charges related to current period activity	-	-	(515)
Adjustments to prior period activity	5	(186)	(116)
Charges for accretion in current period	(87)	(112)	(85)
Cash payments made	335	397	328
Closure liability at end of period	$(1,143)	$(1,396)	$(1,495)

F-39

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

4. Impairment or Disposal of Long-Lived Assets and Restaurant Closures (continued)

No discontinued operations treatment was required for any of the closures noted in the above table. The current portion of the restaurant closure liability is $0.3 million at both December 30, 2014 and December 31, 2013, and is included in other accrued liabilities in the consolidated balance sheets. The non-current portion of the restaurant closure liability is $0.8 million and $1.1 million at December 30, 2014 and December 31, 2013, respectively, and is included in other non-current liabilities in the consolidated balance sheets.

5. Debt, Obligations Under Capital Leases and Deemed Landlord Financing Liabilities

Debt, obligations under capital leases and deemed landlord financing liabilities as of December 30, 2014 and December 31, 2013 consisted of the following (in thousands):

	Maturity Dates	December 30, 2014	December 31, 2013
2013 Term Loan, net of debt discount of $4,559 and $4,529, respectively at December 30, 2014 and December 31, 2013	October 1, 2018	$197,441	$157,972
Company Sub Notes	April 29, 2022	35,887	91,636
F&C RHC Sub Notes	March 29, 2019	72,189	63,542
2013 Revolver	April 1, 2018	–	–
		305,517	313,150

Obligations under capital leases and deemed landlord financing liabilities	March 14, 2014– November 30, 2033	17,881	18,251
Total debt		323,398	331,401
Less: amounts due within one year		1,634	1,653
Amounts due after one year		$321,764	$329,748

In May 2010, the SAG Restaurants and F&C RHC issued subordinated notes in the aggregate principal amount of $110.0 million (Company Sub Notes) and $40.0 million (F&C RHC Sub Notes), respectively, and issued warrants to Goldman Sachs Mezzanine Partners (GSMP) to purchase 597,802 shares of common stock of the Company. The Company also entered into a senior secured credit facility (2010 Senior Credit Facility) totaling $199.0 million consisting of a $160.0 million term loan borrowing (2010 Term Loan) and a $39.0 million revolving credit facility (2010 Revolver).

F-40

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

5. Debt, Obligations Under Capital Leases and Deemed Landlord Financing Liabilities (continued)

On April 1, 2013, the Company entered into a new secured senior credit facility (2013 Senior Credit Facility) consisting of a $175.0 million term loan borrowing (2013 Term Loan) and $40.0 million revolving credit facility (2013 Revolver), the proceeds of which were used to pay off the outstanding balance of $99.5 million on the 2010 Term Loan and for a $75.5 million partial redemption of the Company Sub Notes (2013 Debt Refinance). In connection with the 2013 Debt Refinance, the Company also extended the maturity date of the Company Sub Notes and F&C RHC Sub Notes to March 29, 2019.

In connection with the $75.5 million partial redemption of the Company Sub Notes, the Company paid a 1.75% prepayment premium of $1.3 million which is also included in debt modification costs in the consolidated statements of comprehensive loss for Fiscal 2013. In addition, the Company incurred direct costs associated with the 2013 Debt Refinance of $0.6 million that were recorded as debt modification costs in the consolidated statements of comprehensive loss for Fiscal 2013. Debt modification costs also includes $0.1 million expense associated with an interest rate cap agreement related to the 2010 Senior Credit Facility (see Note 7) and deferred financing costs and debt discount associated with the 2010 Senior Credit Facility lenders who did not participate in the 2013 Senior Credit Facility totaling $1.3 million and $0.9 million, respectively.

On April 21, 2014, the Company amended its 2013 Senior Credit Facility whereby the term loan was increased by $62.0 million to $220.0 million and the revolving credit facility remained at $40 million, the proceeds of which were used for a $62.0 million partial redemption of the Company Sub Notes (2014 Debt Refinance). In connection with the 2014 Debt Refinance, the Company also extended the maturity date of the Company Sub Notes to April 29, 2022.

In connection with the $62.0 million partial redemption of the Company Sub Notes, the Company incurred direct costs associated with the 2014 Debt Refinance of $1.2 million that were recorded as debt modification costs in the consolidated statements of comprehensive loss for Fiscal 2014, including deferred financing costs and debt discount associated with the 2013 Senior Credit Facility lenders who did not participate in the amendment of the 2013 Senior Credit Facility totaling $0.1 million and $0.4 million, respectively.

2013 Senior Credit Facility, as Amended

In connection with the 2014 Debt Refinance, the amended 2013 Term Loan bears interest at either (i) LIBOR (not to be less than 1.0%) plus a margin of 4.5% or (ii) a base rate defined as the Prime Rate plus a margin of 3.5%. The weighted-average interest rate on the 2013 Term

F-41

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

5. Debt, Obligations Under Capital Leases and Deemed Landlord Financing Liabilities (continued)

Loan at December 30, 2014 was 5.51%. Principal borrowings are payable on a quarterly basis in the amount of $0.6 million beginning with June 30, 2014, with mandatory annual prepayment equal to 50% of excess cash flow beginning for the year ended December 29, 2015 which may be reduced by voluntary prepayments made during the fiscal year and which may be further reduced if the senior leverage ratio is less than 2.75 to 1.00, with the remaining principal and accrued interest payable in full at maturity on October 1, 2018. The Company made mandatory and voluntary prepayments on the 2013 Term Loan in the aggregate of $18.0 million during Fiscal 2014. The voluntary prepayments have been designated to cover the mandatory quarterly principal payments through the maturity of the 2013 Term Loan in October 2018. Interest accrued on the borrowings is due and payable in arrears upon termination of each underlying LIBOR contract which Company’s management expects to be on a quarterly or monthly basis. The drawn portion of the 2013 Revolver with $40.0 million borrowing availability bears interest at LIBOR (not to be less than 1.0%) plus a margin of 4.5%, with the unused commitment subject to a 0.5% fee. The 2013 Revolver capacity used to support letters of credit incurs fees equal to the margin of 4.5%. The 2013 Revolver capacity of $17.6 million was used to support outstanding letters of credit at December 30, 2014. Unused 2013 Revolver capacity at December 30, 2014 was $22.4 million. Both the margin and commitment fee are subject to future reductions based on certain financial ratios measured on a quarterly basis. Substantially all of the assets of the Company are pledged as collateral under the 2013 Senior Credit Facility. In addition, the 2013 Senior Credit Facility contains provisions that (1) require satisfaction of certain financial ratios, (2) require mandatory prepayments upon certain events, and (3) include other affirmative and negative covenants. The Company was in compliance with all these financial covenants as of December 30, 2014.

2013 Senior Credit Facility

On April 1, 2013, the Company entered into a 2013 Senior Credit Facility totaling $215 million consisting of a $175.0 million 2013 Term Loan and $40.0 million 2013 Revolver with maturity dates of October 1, 2018 and April 1, 2018, respectively. The 2013 Term Loan bears interest at either (i) LIBOR (not to be less than 1.25%) plus a margin of 5.0% or (ii) a base rate defined as the Prime Rate plus a margin of 4.0%. The weighted-average interest rate on the 2013 Term Loan at December 31, 2013 was 6.28%. Principal borrowings are payable on a quarterly basis in the amount of $0.4 million beginning with June 28, 2013, with mandatory annual prepayment equal to 50% of excess cash flow beginning in Fiscal 2014 which may be reduced by voluntary prepayments made during the fiscal year and which may be further reduced if the senior leverage ratio is less than 2.75 to 1.00, with the remaining principal and accrued interest payable in full at maturity on October 1, 2018. The Company made mandatory and voluntary prepayments on the 2013 Term Loan in the aggregate of $4.5 million and $12.5 million during Fiscal 2014 and Fiscal

F-42

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

5. Debt, Obligations Under Capital Leases and Deemed Landlord Financing Liabilities (continued)

2013, respectively. The voluntary prepayments have been designated to cover the mandatory quarterly principal payments through the maturity of the 2013 Term Loan in October 2018. Interest accrued on the borrowings is due and payable in arrears upon termination of each underlying LIBOR contract which Company’s management expects to be on a quarterly basis. The drawn portion of the 2013 Revolver with $40.0 million borrowing availability bears interest at LIBOR (not to be less than 1.25%) plus a margin of 5.0%, with the unused commitment subject to a 0.5% fee. 2013 Revolver capacity used to support letters of credit incurs fees equal to the margin of 5.0%. 2013 Revolver capacity of $17.0 million was used to support outstanding letters of credit at December 31, 2013. Unused 2013 Revolver capacity at December 31, 2013 was $23.0 million. Both the margin and commitment fee are subject to future reductions based on certain financial ratios measured on a quarterly basis. Substantially all of the assets of the Company are pledged as collateral under the 2013 Senior Credit Facility. In addition, the 2013 Senior Credit Facility contains provisions that (1) require satisfaction of certain financial ratios, (2) require mandatory prepayments upon certain events, and (3) include other affirmative and negative covenants. The Company was in compliance with all these financial covenants as of December 31, 2013. On April 21, 2014, the 2013 Senior Credit Facility was amended as discussed above.

2010 Senior Credit Facility

The 2010 Senior Credit Facility consisted of the 2010 Term Loan borrowing of $160.0 million and the 2010 Revolver of $39.0 million. The 2010 Senior Credit Facility was paid off through the 2013 Debt Refinance on April 1, 2013 discussed above. The 2010 Term Loan bore interest at either (i) LIBOR (not to be less than 2.0%) plus a margin of 5.5% or (ii) a base rate defined as the Prime Rate plus a margin of 4.0%. The drawn portion of the Revolver with $39.0 million borrowing availability bore interest at LIBOR (not to be less than 2.0%) plus a margin of 4.5%, with the unused commitment subject to a 0.5% fee. Revolver capacity used to support letters of credit incurs fees equal to the margin of 4.5%.

Subordinated Notes

In connection with the 2014 Debt Refinance discussed above, the Company made a $62.0 million partial redemption of the Company Sub Notes and amended the maturity date of the Company Sub Notes to April 29, 2022.

F-43

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

5. Debt, Obligations Under Capital Leases and Deemed Landlord Financing Liabilities (continued)

In connection with the 2013 Debt Refinance discussed above, the Company made a $75.5 million partial redemption of the Company Sub Notes and incurred a 1.75% prepayment premium of $1.3 million which is included in debt modification costs in the consolidated statements of comprehensive loss for Fiscal 2013. As part of the 2013 Debt Refinance, the Company also amended the maturity date of the Company Sub Notes and F&C RHC Sub Notes to March 29, 2019.

Both the Company Sub Notes and F&C RHC Sub Notes have no scheduled principal repayments until their maturity on April 29, 2022 and March 29, 2019, respectively. The Company Sub Notes bear an interest rate of 13.0%, with interest accrued to principal so long as, pursuant to the 2013 Senior Credit Facility, the fixed charge coverage ratio is less than 1.50 to 1.00 or senior leverage is greater than 2.00 to 1.00. If the fixed charge coverage is greater than 1.50 to 1.00 and senior leverage ratio is less than 2.00 to 1.00 and greater than 1.50 to 1.00, then the Company has the option to pay cash interest at 6.0% with the balance payable in kind for a total interest rate of 12.5%. If the fixed charge coverage ratio is greater than 1.50 to 1.00 and the senior leverage is equal to or less than 1.50 to 1.00, then the Company has the option to pay cash interest at 12.0%. Interest on the F&C RHC Sub Notes is to be capitalized at an interest rate of 13.0% during its entire term through March 29, 2019 with no cash interest option. Pay-in-kind interest on the Company Sub Notes and F&C RHC Sub Notes totaled $14.9 million, $20.9 million and $25.1 million for Fiscal 2014, Fiscal 2013 and Fiscal 2012, respectively.

The Company Sub Notes had a financial covenant which limited capital expenditures until the 2013 Debt Refinance when this covenant was eliminated. The F&C RHC Sub Notes do not have any financial covenants. Both have other affirmative and negative covenants. As of December 30, 2014, the Company was in compliance with all of the covenants associated with the Company Sub Notes and the F&C RHC Sub Notes.

As of December 30, 2014 and December 31, 2013, there were no borrowings under the 2013 Revolver.

Other Debt Information

Based on debt agreements and leases in place as of December 30, 2014, future maturities of debt, obligations under capital leases and deemed landlord financing liabilities were as follows (in thousands):

F-44

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

5. Debt, Obligations Under Capital Leases and Deemed Landlord Financing Liabilities (continued)

2015	$1,634
2016	1,538
2017	1,352
2018	203,209
2019	73,014
Thereafter	47,210
Total maturities	327,957
Less: debt discount	4,559
Total debt	$323,398

6. Deferred Financing Costs

The Company determined that the 2014 Debt Refinance did not result in a troubled debt restructuring or significant debt modification. Accordingly, deferred financing costs and debt discount associated with the 2013 Senior Credit Facility lenders who did not participate in the amendment of the 2013 Senior Credit Facility totaling $0.1 million and $0.4 million, respectively, were expensed as debt modification costs in the consolidated statements of comprehensive loss for Fiscal 2014. The remaining deferred financing costs and debt discount associated with the 2013 Senior Credit Facility related to lenders who also participated in the amendment of the 2013 Senior Credit Facility totaling $0.7 million and $2.3 million, respectively, were carried over as deferred financing costs and lender debt discount under the 2013 Senior Credit Facility. There were no prior deferred financing costs related to the Company Sub Notes and R&C RHC Sub Notes.

The Company incurred lender and third-party costs associated with the 2014 Debt Refinance of $2.5 million of which $0.2 million was capitalized as deferred financing costs, $1.6 million was capitalized as lender debt discount and $0.7 million was expensed as debt modification costs in the consolidated statements of comprehensive loss for Fiscal 2014.

The Company determined that the 2013 Debt Refinance did not result in a troubled debt restructuring or significant debt modification. Accordingly, deferred financing costs and debt discount associated with the 2010 Senior Credit Facility lenders who did not participate in the 2013 Senior Credit Facility totaling $1.3 million and $0.9 million, respectively, were expensed as debt modification costs in the consolidated statements of comprehensive loss for Fiscal 2013. The remaining deferred financing costs and debt discount associated with the 2010 Senior Credit Facility related to lenders who also participated in the 2013 Senior Credit Facility totaling $0.6 million and $1.0 million, respectively, were carried over as deferred financing costs and lender

F-45

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

6. Deferred Financing Costs (continued)

debt discount under the 2013 Senior Credit Facility. There were no prior deferred financing costs related to the Company Sub Notes and R&C RHC Sub Notes.

The Company incurred lender and third-party costs associated with the 2013 Debt Refinance of $6.7 million of which $0.4 million was capitalized as deferred financing costs, $4.4 million was capitalized as lender debt discount and $1.9 million was expensed as debt modification costs in the consolidated statements of comprehensive loss for Fiscal 2013.

Lender debt discount costs associated with the amendment of the 2013 Senior Credit Facility are presented net of the 2013 Term Loan in the consolidated balance sheets and are amortized to interest expense over the new term using the effective interest method. Capitalized debt discount included in the net 2013 Term Loan balance as of December 30, 2014 and December 31, 2013 was $4.6 million and $4.5 million, respectively. Other lender and third-party costs associated with the amendment of the 2013 Senior Credit Facility were recorded as deferred financing costs on the consolidated balance sheets and are amortized to interest expense over the applicable term using the effective interest method.

Amortization of deferred financing costs including debt discount totaled $1.4 million, $1.5 million and $2.1 million during Fiscal 2014, Fiscal 2013 and Fiscal 2012, respectively. As of December 30, 2014 and December 31, 2013, the carrying value of debt issue costs was $0.7 million and $0.9 million, respectively, and was presented as deferred financing costs on the consolidated balance sheets.

7. Derivative Instruments

Financial Position

The following interest rate derivative instruments were outstanding as of the end of each fiscal year (in thousands):

	December 30, 2014		December 31, 2013
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments:
Interest rate cap	Other assets	$25	Other assets	$150

Total derivatives		$25		$150

F-46

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

7. Derivative Instruments (continued)

Financial Performance

The following is a summary of the accumulated other comprehensive income activity related to the Company’s interest rate derivate instruments (in thousands):

		52 Weeks Ended
	Location	December 30, 2014	December 31, 2013	January 1, 2013

(Loss) gain recognized in OCI	N/A	$(125)	$(303)	$(7)
Loss (income) reclassified from accumulated OCI into net earnings	Interest expense	19	118	101
Income tax (provision) benefit associated with change in fair value of interest rate cap	Provision for income taxes	-	38	(38)

As of December 30, 2014 and December 31, 2013, the Company had an interest rate cap agreement to hedge cash flows associated with interest rate fluctuations on variable rate debt. This agreement had a notional amount of $87.5 million as of both years ended December 30, 2014 and December 31, 2013. The individual caplet contracts within the remaining interest rate cap agreement expire at various dates through June 30, 2016. During Fiscal 2014, Fiscal 2013 and Fiscal 2012, the Company interest rate cap agreement had no hedge ineffectiveness.

Interest Rate Cap Agreements

The 2010 Senior Credit Facility and the 2013 Senior Credit Facility required the Company, within 120 days of closing, to enter into, and thereafter maintain, hedging agreements to provide that at least 50% of the aggregate principal amount of the outstanding term loan was subject to either a fixed interest rate or interest rate protection for a period of not less than three years from date of issuance.

Effective June 30, 2013, the Company entered into an interest rate cap agreement with a three-year term with a fixed notional amount of $87.5 million of the 2013 Term Loan that effectively converted that portion of the loan outstanding from variable rate debt to capped variable rate debt, resulting in a change in the applicable interest rate from an interest rate of three-month LIBOR plus the applicable percentage to a capped interest rate of 1.25% to 2.25% plus the applicable percentage.

F-47

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

7. Derivative Instruments (continued)

Effective June 29, 2010, the Company entered into an interest rate cap agreement with a three-year term on an initial notional amount of $80.0 million of the 2010 Term Loan that effectively converted that portion of the loan outstanding from variable rate debt to capped variable rate debt, resulting in a change in the applicable interest rate from an interest rate of three-month LIBOR plus the applicable percentage to a capped interest rate of 2.0% to 4.0% plus the applicable percentage. At the end of each calendar quarter commencing December 31, 2010 through the three-year term, the notional amount of the 2010 Term Loan subject to the cap decreases by $750,000. Subsequent to the 2013 Debt Refinance (see Note 5), the fair market value of the interest rate cap agreement related to the 2010 Senior Credit Facility of $0.1 million was expensed as debt modification costs on the consolidated statements of comprehensive loss for Fiscal 2013.

To ensure the effectiveness of both interest rate cap agreements, the Company elected the three-month LIBOR rate option for its variable rate interest payments on term balances equal to or in excess of the applicable notional amount of the interest rate cap agreement as of each reset date. The reset dates and other critical terms on the term loans perfectly match with the interest rate cap reset dates and other critical terms during Fiscal 2014, Fiscal 2013 and Fiscal 2012.

As of December 30, 2014 and December 31, 2013, the Company determined that, based upon counterparty quotes, with appropriate adjustments for nonperformance risk of the parties to the interest rate cap contract, the fair value of the interest rate cap agreement was an asset of $0.03 million and $0.1 million, respectively. The interest rate cap asset is included in other assets in the consolidated balance sheets as of December 30, 2014 and December 31, 2013.

As of December 30, 2014, the Company was hedging forecasted transactions expected to occur through June 2016. Assuming interest rates at December 30, 2014 remain constant, $0.4 million of interest expense related to hedges of these transactions is expected to be reclassified into earnings over the next 18 months. The Company intends to ensure that this hedge remains effective, therefore, approximately $0.2 million is expected to be reclassified into interest expense over the next 12 months in conjunction with the expiration of individual caplet contracts within the interest rate cap agreement entered into in June 2013.

Warrant Liability

The Company issued warrants to GSMP to purchase 597,802 shares of the Company’s common stock. The warrants have an exercise price of $25.00 per share and are exercisable at any time until the expiration of the ten-year term on May 18, 2020. The exercise of the warrants is subject to certain restrictions, including: (1) that any such exercise must be exempt from the registration

F-48

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

7. Derivative Instruments (continued)

requirements of the Securities Act, and (2) that the warrants are qualified for sale or exempt from qualification under the applicable securities laws. In the event that the Company enters into any transaction as defined per the warrant agreement, then the holders of the warrant shall be entitled, in their sole discretion, to either exercise the warrants prior to consummation of such transaction or surrender the warrants to the Company concurrently with the consummation of such transaction in exchange for a cash payment equal to the excess value the current common stock price over the exercise price multiplied by the number of warrants surrendered. The fair value of the warrants is recorded as a liability. As of December 30, 2014 and December 31, 2013, the Company determined that the fair value of the warrant liability was $8.3 million and $6.9 million, respectively. The Company recorded mark-to-market adjustments totaling an increase of approximately $1.4 million and $33,000 for Fiscal 2014 and Fiscal 2013, respectively, and a reduction of $2.6 million for Fiscal 2012, in the consolidated statements of comprehensive loss.

8. Fair Value Measurements

The fair values of cash and cash equivalents, accounts receivable, accounts payable and other accrued liabilities approximate their carrying amounts due to their short maturities. The fair value of the Company’s long-term debt instruments was determined using a market valuation approach, using market-corroborated data such as applicable interest rates for similarly rated companies’ instruments as of the balance sheet dates (Level 2). The interest rate cap agreement and the warrant liability are recorded at fair value in the consolidated balance sheets.

As of December 30, 2014 and December 31, 2013, the Company held certain assets and liabilities that are required to be measured at fair value on a recurring basis. These included the Company’s derivative instruments related to interest rates and warrants to purchase the Company’s common stock, which are not traded on a public exchange. The Company determines the fair values of the interest rate cap contracts based on counterparty quotes, with appropriate adjustments for any significant impact of nonperformance risk of the parties to the interest rate cap contracts. Therefore, the Company has categorized these interest rate cap contracts as Level 2 fair value measurements.

The warrant liability represents warrants to purchase shares of the Company’s non-public, common stock (Common Stock), which has limited marketability. As of December 31, 2013, the fair value of the warrant liability was determined using the Black-Scholes option pricing model. This model includes as its inputs, an estimated fair value of the Common Stock, an expected warrant term, estimated Common Stock volatility and the risk-free interest rate. Determining the fair value and volatility of the Common Stock involves a significant degree of management estimates and judgment as no quoted prices exist and there are transfer restrictions on such

F-49

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

8. Fair Value Measurements (continued)

securities. As an input to the estimate of the fair value of the Common Stock, the Company uses an independent third-party valuation of the Common Stock which applies commonly accepted valuation techniques, including the use of earnings multiples based on comparable public securities, industry-specific non-earnings-based multiples and discounted cash flow models. In determining the fair value and volatility of the Common Stock, the Company also considers events such as equity issuances or other observable transactions. For the year ended December 30, 2014 management took into consideration the enterprise value of the Company as it relates to the transaction it entered into with Levy Epic Acquisition Company, LLC (see Note 16) when recording its warrant liability as of December 30, 2014 (i.e. the computed value of the warrants was based on their relative fair value as part of the overall transaction discussed above). As a result of certain unobservable inputs, the Company has categorized the warrant liability as a Level 3 fair value measurement.

The assumptions used to fair value the warrants at December 31, 2013 were as follows:

December 31, 2013

Range of expected volatility	27.94%
Expected dividends	0.00%
Range of expected term (in years)	3.37
Range of risk-free rate	0.96%
Warrant exercise price	$25.00
Fair value of Common Stock	$22.60

The following is a summary of the estimated fair values for the Company’s long-term debt instruments, warrant liability and interest rate cap agreement (in thousands):

	December 30, 2014		December 31, 2013
	Estimated Fair Value	Book Value	Estimated Fair Value	Book Value

2013 Term Loan	$199,172	$197,441	$166,725	$157,972
Company Sub Notes	34,846	35,887	94,569	91,636
F&C RHC Sub Notes	70,962	72,189	65,575	63,542
Warrant liability	8,309	8,309	6,893	6,893
Interest rate cap agreement	25	25	150	150

The Company’s assets and liabilities measured at fair value on a recurring basis as of December 30, 2014 and December 31, 2013 were as follows (in thousands):

F-50

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

8. Fair Value Measurements (continued)

	December 30, 2014	Markets for Identical Assets (Level 1)	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)

Warrant liability	$(8,309)	$–	$–	$(8,309)
Interest rate cap	25	–	25	–
Total (liabilities) assets measured at fair value	$(8,284)	$–	$25	$(8,309)

	December 31, 2013	Markets for Identical Assets (Level 1)	Observable Inputs (Level 2)	Unobservable Inputs (Level 3)

Warrant liability	$(6,893)	$–	$–	$(6,893)
Interest rate cap	150	–	150	–
Total (liabilities) assets measured at fair value	$(6,743)	$–	$150	$(6,893)

The Company’s non-financial instruments, which primarily consist of property and equipment, goodwill and intangible assets, are reported at carrying value and are not required to be measured at fair value on a recurring basis. However, on a periodic basis (at least annually for goodwill and intangible assets) or whenever events or changes in circumstances indicate that their carrying value may not be recoverable, non-financial instruments are assessed for impairment. If applicable, the carrying values are written down to fair value.

The following table presents the non-financial assets that were measured and recorded at fair value on a non-recurring basis as of December 30, 2014, and the losses recorded during Fiscal 2014 on those assets (in thousands):

	Net Carrying Value as of	Fair Value Measured and Recorded Using			Total Losses for 52 Weeks Ended
	December 30, 2014	(Level 1)	(Level 2)	(Level 3)	December 30, 2014

Restaurant and other equipment	$1,510	$–	$–	$1,510	$(2,756)
Leasehold improvements	–	–	–	–	(6,861)
Total losses for assets held as of December 30, 2014					$(9,617)

During Fiscal 2014, the Company evaluated certain restaurants that had indicators of impairment and recorded an impairment charge totaling $9.6 million as further discussed in Note 4.

F-51

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

8. Fair Value Measurements (continued)

Changes in Level 3 Fair Value Category

The following tables present the changes in the Level 3 fair value category at December 30, 2014, December 31, 2013 and January 1, 2013. The Company classifies financial instruments in Level 3 of the fair value hierarchy when there is reliance on at least one significant unobservable input to the valuation model. In addition to these unobservable inputs, the valuation models for Level 3 financial instruments typically also rely on a number of inputs that are readily observable either directly or indirectly. Thus, the charges or credits included below, which are included in non-cash change in fair value of warrant liability in the consolidated statements of comprehensive loss, includes changes in the fair value related to both observable and unobservable inputs (dollars in thousands):

	Number of Warrants Outstanding	Fair Value

January 3, 2012	597,802	$(9,493)
Change in fair value of warrant liability	–	2,634
January 1, 2013	597,802	(6,859)
Change in fair value of warrant liability	–	(33)
December 31, 2013	597,802	(6,892)
Change in fair value of warrant liability	–	(1,417)
December 30, 2014	597,802	$(8,309)

9. Other Accrued Liabilities

A summary of other accrued liabilities follows (in thousands):

	December 30, 2014	December 31, 2013

Employee compensation and related items	$7,395	$6,862
Accrued insurance	6,198	6,692
Accrued bonus	4,563	1,715
Accrued sales tax	3,161	3,309
Accrued advertising	2,129	2,562
Accrued interest payable	2,056	–
Accrued transaction-related costs	1,374	–
Accrued real property tax	1,301	1,049
Accrued rent	491	637
Unearned trade discount	415	2,008
Other	2,823	2,149
	$31,906	$26,983

F-52

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

10. Other Non-current Liabilities

A summary of other non-current liabilities follows (in thousands):

	December 30, 2014	December 31, 2013

Deferred rent liability	$10,264	$10,231
Insurance reserves	7,289	7,130
Accrued restaurant closure costs	818	1,071
Other	471	470
	$18,842	$18,902

11. Stock-Based Compensation

During Fiscal 2011, a stock-based payment plan was finalized under which 499,515 shares of Common Stock, representing approximately 10% of the outstanding of common shares on a fully diluted basis, were reserved for a management stock-based compensation program of which 459,500 restricted stock units (RSUs) were issued to employees of the Company in May 2011 with a fair value of $25.00 per RSU. The RSUs are subject to graded vesting over five years starting from May 18, 2010 and, accordingly, 20% of the RSUs vest each anniversary through May 18, 2015. In addition, 41,500 RSUs were granted during Fiscal 2012, which also had a fair value of $25.00 per RSU and vest over five years. The Company estimates fair value by obtaining periodic third-party valuations of the Company’s common stock. The Company records stock-based compensation expense as the RSUs vest using an accelerated recognition schedule. The following is a summary of the nonvested RSUs as of December 30, 2014, December 31, 2013 and January 1, 2013, and changes during Fiscal 2014, Fiscal 2013 and Fiscal 2012:

F-53

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

11. Stock-Based Compensation (continued)

Restricted Stock Unit Activity	RSUs	Weighted-Average Grant-Date Fair Value

Non-vested at January 3, 2012	352,800	$25.00
Granted	41,500	$25.00
Vested	(79,500)	$25.00
Forfeited	(34,800)	$25.00
Non-vested at January 1, 2013	280,000	$25.00
Granted	–	–
Vested	(81,300)	$25.00
Forfeited	(25,500)	$25.00
Non-vested at December 31, 2013	173,200	$25.00
Granted	–	–
Vested	(79,100)	$25.00
Forfeited	–	–
Non-vested at December 30, 2014	94,100	$25.00
Vested and outstanding at December 30, 2014	301,400	$25.00

During Fiscal 2014, Fiscal 2013, and Fiscal 2012, the Company settled 4,200, 13,800 and 11,300 vested RSUs, respectively. The RSUs were settled at per unit prices of $20.65 during both Fiscal 2013 and Fiscal 2014 and $25.00 during Fiscal 2012.

In September 2011, a member of the Board of Directors purchased 10,000 shares of Common Stock for $25.00 per share and was granted 20,000 options to purchase Common Stock with an exercise price of $25.00 per share which vest over three years and have 10-year contractual terms. The Company records stock-based compensation as the options vest using an accelerated graded vesting schedule. The grant-date fair value of the options was calculated using a Black-Scholes valuation model.

The assumptions used to value this stock option grant were as follows:

Expected volatility	43.91%
Expected dividend yield	0.00%
Expected term (in years)	5.66
Risk-free interest rate	1.03%
Grant-date fair value of Common Stock	$25.00

F-54

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

11. Stock-Based Compensation (continued)

In May 2014, an additional 20,000 shares of Common Stock were reserved for the management stock-based compensation program and 70,000 non-qualified stock options to purchase Common Stock were granted to employees of the Company with an exercise price of $22.60 per share which vest over five years and have 10-year contractual terms. The Company records stock-based compensation as the options vest using an accelerated graded vesting schedule. The grant-date fair value of the options was calculated using a Black-Scholes valuation model.

The assumptions used to value this stock option grant were as follows:

Expected Volatility	29.32%
Expected dividend yield	0.00%
Expected term (in years)	3.00
Risk-free interest rate	0.77%
Grant-date fair value of Common Stock	$22.60

The following is a summary of the options as of December 30, 2014, December 31, 2013, and January 1, 2013, and changes during Fiscal 2014, Fiscal 2013 and Fiscal 2012:

Stock Option Activity	Options	Weighted-Average Exercise Price	Weighted- Average Remaining Contractual Term

Outstanding at January 3, 2012	20,000	$25.00	9.7
Granted	–	–	–
Exercised	–	–	–
Forfeited/Expired	–	–	–
Outstanding at January 1, 2013	20,000	25.00	8.7
Granted	–	–	–
Exercised	–	–	–
Forfeited/Expired	–	–	–
Outstanding at December 31, 2013	20,000	25.00	7.7
Granted	70,000	22.60	9.3
Exercised	–	–	–
Forfeited/Expired	–	–	–
Outstanding at December 30, 2014	90,000	$23.10	8.7
Exercisable at December 30, 2014	22,000	$24.80	6.7

F-55

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

11. Stock-Based Compensation (continued)

The grant-date fair values of the options granted in Fiscal 2011 and Fiscal 2014 were $10.40 and $4.74 per option, respectively. The intrinsic value of options outstanding and options exercisable, calculated as the difference between the market value as of December 30, 2014 and the exercise price, are $1.4 million and $0.3 million, respectively.

All share-based payments to employees, including grants of employee RSUs or stock options, are recognized in the consolidated statements of comprehensive loss based upon their estimated fair values. The Company recorded $1.0 million, $1.3 million and $3.1 million, respectively, of stock-based compensation expense during Fiscal 2014, Fiscal 2013 and Fiscal 2012, respectively, for share-based payments. The Company recognized income tax benefits in the statements of comprehensive loss for stock-based compensation arrangements of $0.4 million, $0.5 million and $1.2 million for Fiscal 2014, Fiscal 2013 and Fiscal 2012, respectively, but the related deferred tax assets have been fully reserved for in the valuation allowance. In Fiscal 2014 and 2013, the Company reversed deferred tax assets of approximately $0.04 million and $0.1 million, respectively, related to the difference between the value of the RSU settlements during the respective fiscal years and amounts recognized as stock-based compensation expense.

As of December 30, 2014, there was $0.5 million of unrecognized compensation cost related to nonvested stock-based compensation arrangements which is expected to be recognized through May 2019.

12. Income Taxes

The components of the provision for income taxes are as follows (in thousands):

	52 Weeks Ended
	December 30, 2014	December 31, 2013	January 1, 2013
Current:
Federal	$–	$–	$–
State	(67)	(806)	303
	(67)	(806)	303
Deferred:
Federal	(128)	241	15
State	1,293	645	1,621
	1,165	886	1,636
Income tax provision	$1,098	$80	$1,939

F-56

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

12. Income Taxes (continued)

The effective tax rates for Fiscal 2014, Fiscal 2013 and Fiscal 2012, were (13.5)%, (1.2)% and (30.9)%, respectively. The difference between these effective rates and the statutory federal income tax rate is composed of the following items (dollars in thousands):

	52 Weeks Ended
	December 30, 2014		December 31, 2013		January 1, 2013
Federal income taxes based on the statutory tax rate of 35%	$(2,855)	(35.0)%	$(2,261)	(35.0)%	$(2,199)	(35.0)%
State and local income taxes, net of federal tax benefit	(348)	(4.2)	(245)	(3.8)	(193)	(3.1)
Targeted job credits	(289)	(3.5)	(1,050)	(16.3)	–	–
Warrant liability	496	6.1	12	0.2	(922)	(14.7)
Investment in subsidiary	560	6.9	744	11.5	(147)	(2.3)
Change in deferred tax rate	31	0.4	(326)	(5.0)	517	8.2
Change in valuation allowance	3,097	38.0	4,018	62.2	6,220	99.0
Uncertain tax position adjustment	-	-	(460)	(7.1)	(69)	(1.0)
Permanent tax differences and other	406	4.8	(352)	(5.5)	(1,268)	(20.2)
Income tax provision	$1,098	13.5%	$80	1.2%	$1,939	30.9%

Significant components of the Company’s deferred tax assets and liabilities are as follows (in thousands):

	December 30, 2014	December 31, 2013
Deferred tax assets:
Straight-line rent	$2,170	$1,824
Accrued insurance	5,335	5,404
Reserve for restructuring and closed restaurants	455	556
Net operating loss carryforwards and state tax credits	6,640	5,629
Deferred income	2,174	2,484
Stock-based compensation	3,921	3,579
Other, net	2,408	1,389
Deferred tax assets	23,103	20,865
Less valuation allowance	(20,217)	(17,077)
Net deferred tax assets	2,886	3,788

Deferred tax liabilities:
Property, equipment and intangibles	(60,161)	(60,570)
Investment in subsidiary	(4,853)	(4,280)
Prepaid expenses	(2,790)	(2,691)
Deferred tax liabilities	(67,804)	(67,541)
Net deferred tax liabilities	$(64,918)	$(63,753)

F-57

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

12. Income Taxes (continued)

The balance sheet classification of the net deferred tax liabilities is as follows (in thousands):

	December 31, 2014	December 31, 2013

Current deferred tax liabilities	$(182)	$(383)
Non-current deferred tax liabilities	(64,736)	(63,370)
Total net deferred tax liabilities	$(64,918)	$(63,753)

The Company maintains deferred tax liabilities related to trademarks and other indefinite lived assets that are not netted against the deferred tax assets as reversal of the taxable temporary difference cannot serve as a source for realization of the deferred tax assets, because the deferred tax liability will not reverse until some indefinite future period when the assets are either sold or written down due to an impairment. As of December 30, 2014 and December 31, 2013, a valuation allowance of $20.2 million and $17.1 million, respectively, has been provided for certain deferred tax assets that management believes may not be realized.

Federal and state net operating loss carryforwards as of December 30, 2014 totaled $5.2 million and $35.9 million, respectively, and begin to expire in 2029 and 2028, respectively. Federal tax credit carryforwards as of December 30, 2014 totaled $2.5 million and begin to expire in 2031. State tax credit carryforwards as of December 30, 2014 totaled $0.3 million and begin to expire in 2024.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of December 30, 2014 and December 31, 2013, accrued interest and penalties related to uncertain tax positions totaled zero, respectively. The Company does not expect any significant increases or decreases within the next twelve months to its unrecognized tax benefits. The Company’s unrecognized tax benefit was $0.9 million as of January 1, 2013. During Fiscal 2013 the unrecognized tax benefit was reduced to zero as the statute expired. There was no unrecognized tax benefit as of December 30, 2014 or December 31, 2013.

The Company is subject to U.S. and state income taxes. The Company is currently under audit by the California Franchise Tax Board for years ended January 3, 2012 and January 1, 2013. The Company does not expect any material adjustments to its financial statements as a result of this audit. The Company is no longer subject to federal and state income tax examinations for years before 2011 and 2010, respectively.

F-58

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

12. Income Taxes (continued)

The Company received tax refunds of approximately zero, $0.2 million and $0.03 million during Fiscal 2014, Fiscal 2013 and Fiscal 2012, respectively.

The American Taxpayer Relief Act of 2012 was enacted on January 2, 2013. Included within this legislation was an extension of the work opportunity credit (WOTC), a component of which had previously expired on December 31, 2011. This legislation retroactively reinstates and extends the credit from the previous expiration date through December 30, 2014. As the legislation was not enacted until after the close of the year ended December 31, 2013, the income tax impact of the retroactive reinstatement and extension of $0.4 million was recognized in Fiscal 2013. The Company did not realize any federal income tax benefit due to the existence of deferred tax assets offset by a valuation allowance in Fiscal 2013.

13. Leases

The Company has non-cancelable lease agreements for certain restaurant land and buildings under terms ranging up to 35 years, with one to four options to extend the lease generally for five to ten years per option period, which are classified as either operating or capital leases. Certain leases provide for contingent rentals based on percentages of net sales or have other provisions obligating the Company to pay related property taxes and certain other expenses. Certain leases contain fixed and determinable escalation clauses for which the Company recognizes rental expense under these leases on the straight-line basis over the lease terms, which includes the period of time from when the Company takes possession of the leased space until the restaurant opening date, and the cumulative expense recognized on the straight-line basis in excess of the cumulative payments is included in other non-current liabilities. As of December 30, 2014 and December 31, 2013, deferred rent liability was $10.3 million and $10.2 million, respectively, which includes net unfavorable leasehold interests of $5.3 million and $6.0 million, respectively. In addition, the Company subleases certain buildings and equipment to franchisees, licensees and other nonrelated third parties, which are classified as direct financing leases and/or operating leases. Direct financing leases are presented on a net present value basis within other assets on the consolidated balance sheets with interest income being recognized over the lease term to provide a constant rate of return.

In some cases, the land and building the Company will lease requires construction to ready the space for its intended use, and in certain cases, the Company has involvement with the construction of leased assets. The construction period begins when the Company executes the lease agreement with the landlord and continues until the space is substantially complete and ready for its intended use. In accordance with ASC 840, Leases, the Company must consider the nature and extent of its involvement during the construction period, and in some cases, the

F-59

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

13. Leases (continued)

involvement results in the Company being considered the accounting owner of the construction asset during the construction period. In such cases, the Company capitalizes the landlord’s construction costs and costs incurred during the remainder of the construction period. Additionally, ASC 840 requires the Company to recognize a financing obligation for construction costs incurred by the landlord.

Once construction is complete, the Company is required to perform a sale-leaseback analysis pursuant to ASC 840 to determine if the Company can remove the landlord’s assets and associated financing obligations from the consolidated balance sheet. In certain leases, the Company maintains various forms of “continuing involvement” in the property, thereby precluding the Company from derecognizing the asset and associated financing obligations following the construction completion. In those cases, the Company will continue to account for the asset as if the Company is the legal owner, and the financing obligation similar to other debt, until the lease expires or is modified to remove the continuing involvement that prohibits derecognition.

Franchise sublease expenses which include minimum rent, percentage rent and real estate taxes are classified separately under occupancy and other – franchise subleases on the consolidated statements of comprehensive loss and was $2.1 million for each of Fiscal 2014, Fiscal 2013 and Fiscal 2102.

Total rent expense for the Company for all non-cancelable operating leases and third party subleases is included in occupancy and other operating expenses in the consolidated statements of comprehensive loss, and comprise the following (in thousands):

	52 Weeks Ended
	December 30, 2014	December 31, 2013	January 1, 2013

Minimum rentals	$23,819	$22,403	$21,286
Leasehold interest amortization	144	379	617
Straight-line rent	648	863	943
Contingent rent	3,912	3,735	3,754
Sublease rent	(2,087)	(2,019)	(2,008)
	$26,436	$25,361	$24,592

Sublease rental income includes contingent rentals based on sales totaling $0.5 million during each of Fiscal 2014, Fiscal 2013 and Fiscal 2012. As of December 30, 2014, the Company is obligated under various capital leases having interest rates that average approximately 12%.

F-60

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

13. Leases (continued)

Minimum rental commitments and sublease minimum rental receipts as of December 30, 2014, under capital and operating leases having an initial non-cancelable term of one year or more are shown in the following table (in thousands):

	Rental Payments		Rental Receipts
	Capital Lease and Sale Leaseback Obligations	Operating Leases	Operating Subleases	Net Lease Commitments

2015	$3,483	$24,617	$(1,358)	$26,742
2016	3,232	24,004	(1,335)	25,901
2017	2,873	22,908	(1,285)	24,496
2018	2,575	21,524	(1,209)	22,890
2019	2,071	19,161	(1,212)	20,020
Thereafter	18,897	126,271	(10,007)	135,161
Total minimum lease payments	33,131	$238,485	$(16,406)	$255,210
Imputed interest	(15,250)
Present value of payments	$17,881

The Company has subleased its leasehold interest with respect to 14 properties to other third parties where the Company remains primarily liable to the landlord for the performance of all obligations in the event that the sub-lessee does not perform its obligations under the lease. As a result of the sublease arrangements, future minimum rental commitments under operating leases will be offset by sublease amounts to be paid by the sub-lessee. The total of minimum sublease amounts to be received in the future under non-cancelable subleases is $16.4 million as of December 30, 2014.

During Fiscal 2013, the Company had assigned its leasehold interest with respect to one property to another third party where the Company remained secondarily liable to the landlord for the performance of all obligations in the event that the assignee did not perform its obligations under the lease. The Company did not incur any expenses under this arrangement for any of the periods presented.

During Fiscal 2013, the Company entered into two sale-leaseback arrangements with third party private investors. These sale-leaseback transactions do not provide for any continuing involvement by the Company other than normal leases where the Company intends to use the properties during the lease terms. The leases have been accounted for as operating leases. The net proceeds from these transactions were $2.9 million. Under one of these arrangements, the Company sold the land and building of an existing restaurant in Gardena, California and leased it back for a term of 20 years. The sale of this property resulted in a deferred gain of $0.5 million which is classified in deferred income on the consolidated balance sheet and will be amortized

F-61

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

13. Leases (continued)

in proportion to the related rent expense recognized over the lease term of 20 years. During Fiscal 2014, the Company recognized gains of approximately $26,000 for the related amortization of deferred gain which is included in (gain) loss on disposal of assets in the consolidated statements of comprehensive loss. Under the other sale-leaseback transaction, the Company acquired land and constructed the building, sold the property and simultaneously leased the property back for a term of 20 years. The Company realized a net loss of approximately $20,000 during Fiscal 2013 for the sale of this property which is included in (gain) loss on disposal of assets in the consolidated statements of comprehensive loss.

During Fiscal 2012, the Company entered into three sale-leaseback arrangements with third party private investors. Under one of these arrangements, the Company sold the land and building of a restaurant in Frisco, Texas and leased it back for a term of 20 years. Under the other two transactions, the Company acquired and simultaneously sold two of its restaurants and leased them back for 20 year terms. These sale-leaseback transactions do not provide for any continuing involvement by the Company other than normal leases where the Company intends to use the properties during the lease terms. The leases have been accounted for as operating leases. The net proceeds from these transactions were $4.2 million. The Company realized net losses of $0.2 million during Fiscal 2012 which are included in (gain) loss on disposal of assets in the consolidated statements of comprehensive loss.

During 2010, the Company entered into a sale-leaseback arrangement with a third party private investor that contained a form of continuing involvement. Accordingly, the arrangement was not accounted for as a sale-leaseback, but as a financing transaction whereby the sold property remained as an asset to the Company and the proceeds from the sale were recorded as a deemed landlord financing liability which totaled $2.1 million and $2.3 million as of December 30, 2014 and December 31, 2013, respectively.

The current and non-current present value of the direct financing sublease payments are recorded within accounts receivable and other assets, respectively.

14. Commitments and Contingencies

The primary claims in the Company’s business are workers’ compensation and general liabilities. These insurance programs are self-insured or high deductible programs with excess coverage that management believes is sufficient to adequately protect the Company. In the opinion of management, adequate provision has been made for all incurred claims up to the self-insured or high deductible limits, including provision for estimated claims incurred but not

F-62

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

14. Commitments and Contingencies (continued)

reported. Because of the uncertainty of the ultimate resolution of outstanding claims, as well as the uncertainty regarding claims incurred but not reported, it is possible that management’s provision for these losses could change materially. However, no estimate can currently be made of the range of additional losses.

Purchasing Commitments

The Company enters into various purchase obligations in the ordinary course of business, generally of short term nature. Those that are binding primarily relate to commitments for food purchases and supplies, amounts owed under contractor and subcontractor agreements, orders submitted for equipment for restaurants under construction, information technology service agreements and marketing initiatives, some of which are related to both Company-operated and franchised locations. The Company also has a long-term beverage supply agreement with a major beverage vendor whereby marketing rebates are provided to the Company and its franchisees based upon the volumes of purchases for system-wide restaurants which vary according to demand for beverage syrup. This contract has terms extending into 2021. The Company’s future estimated cash payments under existing contractual purchase obligations for goods and services as of December 30, 2014, are approximately $89.3 million. The Company has excluded agreements that are cancelable without penalty.

Severance and Executive Employment Agreements

The Company has Severance Agreements and Executive Employment Agreements with certain key officers of the Company, which provide for payment of one year base salary and bonus incentive plan payments, in the event that the officers are terminated without cause. As of December 30, 2014 and December 31, 2013 the Company’s total contingent liability with respect to the aforementioned agreements is $3.3 million and $1.4 million, respectively, which was not recorded in the consolidated financial statements.

Litigation

In July 2013, a former Del Taco employee filed a class action alleging that Del Taco has failed to pay overtime wages and has not appropriately provided meal breaks to its California general managers. Discovery is in process and the Company intends to assert all of its defenses to this threatened class action and the individual claims. The Company has several defenses to the action that it believes should prevent the certification of the class, as well as the potential assessment of any damages on a class basis. Legal proceedings are inherently unpredictable,

F-63

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

14. Commitments and Contingencies (continued)

and the Company is not able to predict the ultimate outcome or cost of the unresolved matter. However, based on management’s current understanding of the relevant facts and circumstances, the Company does not believe that these proceedings give rise to a probable or estimable loss and should not have a material adverse effect on the Company’s financial position, operations or cash flows. Therefore, the Company has not recorded any amount for the claim as of December 30, 2014.

In March 2014, a former Del Taco employee filed a class action that Del Taco has not appropriately provided meal breaks and failed to pay wages to its California hourly employees. Discovery is in process and the Company intends to assert all of its defenses to this threatened class action and the individual claims. The Company has several defenses to the action that it believes should prevent the certification of the class, as well as the potential assessment of any damages on a class basis. Legal proceedings are inherently unpredictable, and the Company is not able to predict the ultimate outcome or cost of the unresolved matter. However, based on management’s current understanding of the relevant facts and circumstances, the Company does not believe that these proceedings give rise to a probable or estimable loss and should not have a material adverse effect on the Company’s financial position, operations or cash flows. Therefore, the Company has not recorded any amount for the claim as of December 30, 2014.

The Company and its subsidiaries are parties to other legal proceedings incidental to their businesses, including claims alleging the Company’s restaurants do not comply with the Americans with Disabilities Act of 1990. In the opinion of management, based upon information currently available, the ultimate liability with respect to those other actions will not have a material effect on the operating results, cash flows or the financial position of the Company.

15. Retirement Plans

The Company has a 401(k) retirement plan which covers all employees who meet certain age and minimum service hour requirements who elect to participate and provided for matching contributions totaling approximately $0.06 million, $0.05 million, and $0.05 million (consisting of approximately $0.01 million from forfeitures and approximately $0.04 million of cash), during Fiscal 2014, Fiscal 2013 and Fiscal 2012, respectively.

16. Subsequent Events

The Company evaluated subsequent events through March 30, 2015, the date the financial statements were available for issuance. In August 2014, the Company engaged Piper Jaffray & Co. and Goldman, Sachs & Co. as financial advisors to explore strategic alternatives that may include the sale of all or a portion of the Company. As a result of this process, the Company

F-64

Del Taco Holdings, Inc. Notes to Consolidated Financial Statements (continued)

16. Subsequent Events (continued)

entered into a stock purchase agreement dated March 12, 2015 with Levy Epic Acquisition Company, LLC (Levy Epic) and Levy Epic Acquisition Company II, LLC (Levy Epic II) whereby Levy Epic and Levy Epic II will make a $120 million minority equity investment in the Company (Levy Investment). On March 20, 2015, the Levy Investment was completed and the Company also borrowed $10.0 million on the 2013 Revolver and amended its 2013 Senior Credit Facility to increase the 2013 Term Loan by $25.1 million to $227.1 million. A portion of the proceeds from the Levy Investment were used to purchase existing shares of Company Common Stock from current shareholders and the remaining proceeds, together with the revolver borrowing and amended term loan proceeds, were used to fully redeem the outstanding balance of the Company Sub Notes and F&C Sub Notes of $111.2 million on March 20, 2015 and pay transaction costs.

In addition, the Company entered into an agreement and plan of merger dated March 12, 2015 with Levy Acquisition Corp. (LAC), a publicly traded special purpose acquisition company currently listed on NASDAQ, and Levy Merger Sub, LLC (Levy Sub) whereby Levy Sub will merge into Del Taco Holdings and become a wholly owned subsidiary of LAC. This merger is expected to be completed during the second quarter of 2015 and following the merger LAC will be renamed to Del Taco Restaurants Inc. and will remain a public company listed on NASDAQ. During Fiscal 2014, the Company incurred related transaction costs of $1.9 million, of which $1.4 million was accrued in other accrued liabilities as of December 30, 2014.

F-65

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

DEL TACO HOLDINGS, INC.,

LEVY ACQUISITION CORP.

AND

LEVY MERGER SUB, LLC

Dated as of March 12, 2015

ii

iii

iv

Exhibits

Exhibit A	Form of Credit Agreement Amendment
Exhibit B	Form of Amended Company Charter
Exhibit C	Form of Amended Buyer Charter
Exhibit D	Form of Letter of Transmittal
Exhibit E	Form of Equity Award Payment Letter
Exhibit F	Form of Management Rights Letter

†The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

v

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (as amended or modified from time to time, this “Agreement”), dated as of March 12, 2015, is by and among (i) Levy Acquisition Corp., a Delaware corporation (“Buyer”), (ii) Levy Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Buyer (“Merger Sub”), and (iii) Del Taco Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS the respective Boards of Directors of Buyer and the Company, and Buyer as the sole member of Merger Sub, have approved the merger (the “Merger”) of Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) not owned by Buyer, Merger Sub or the Company shall be converted into the right to receive Common Stock, par value $0.0001 per share, of Buyer (the “Buyer Common Stock”) and, in the case of the Original Stockholders, available cash;

WHEREAS, concurrently with the execution and delivery of this Agreement (the Contracts referred to below being the “Preliminary Contracts”):

i.	In order to induce the Company to enter into this Agreement, (A) Levy Epic Acquisition Company, LLC, a Delaware limited liability company (“Levy Newco”), and Levy Epic Acquisition Company II, LLC, a Delaware limited liability company (“Levy Newco II”), entered into the Stock Purchase Agreement (as amended or modified from time to time, the “Stock Purchase Agreement”) with the Company and the Original Stockholders, pursuant to which Levy Newco and Levy Newco II agreed to purchase Common Stock from the Company (the “Levy Subscription”) and the Original Stockholders and those of the Optionholders, the RSU Holders and the Warrant Holders that exercise, settle or exchange their Options, RSUs or Warrants prior to such purchase (the “Levy Stock Purchase”), (B) certain investors (the “Common Stock Investors”) agreed to purchase Buyer Common Stock upon the closing of the Merger pursuant to common stock purchase agreements (as amended or modified from time to time in accordance with Section 5.23, the “Common Stock Purchase Agreements”) with Buyer, the proceeds of which will fund a portion of the cash component of the Per Share Merger Consideration, and (C) each of the Common Stock Investors entered into an Escrow Agreement (as amended or modified from time to time in accordance with Section 5.23, the “Escrow Agreements”) with Buyer and Wells Fargo Bank, National Association, pursuant to which such Common Stock Investor has deposited into escrow cash in the amount of the purchase price to be paid by such Common Stock Investor for Buyer Common Stock under its Common Stock Purchase Agreement with Buyer;

ii.	The Company, the Original Stockholders, Levy Newco and Levy Newco II entered into an Amended and Restated Stockholders Agreement (as amended or modified from time to time, the “Company Stockholders Agreement”), to become effective upon the consummation of the Levy Stock Purchase, pursuant to which the Company, Levy Newco, Levy Newco II and the Original Stockholders agreed to certain corporate governance and other matters, and each Original Stockholder delivered to the Company a duly executed letter of transmittal and any physical certificates that represented shares of Common Stock or Warrants held of record by each such Original Stockholder;

iii.	In order to induce the Company to enter into this Agreement, Levy Acquisition Sponsor, LLC, a Delaware limited liability company and Buyer’s sponsor (“Buyer Sponsor”), and the other Levy Parties (as defined in the Buyer Stockholders Agreement) entered into a Lock-Up Agreement with Buyer and the Company, pursuant to which Buyer Sponsor and such other Persons agreed not to transfer any shares of Buyer Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Buyer Common Stock or other equity interests in Buyer prior to the Closing; and

iv.	Buyer, Buyer Sponsor, certain of the Original Stockholders, Levy Newco, Levy Newco II, the Common Stock Investors and certain other Persons entered into a Stockholders Agreement (as amended or modified from time to time, the “Buyer Stockholders Agreement”), to become effective upon the consummation of the Merger, pursuant to which Buyer, Buyer Sponsor, such Original Stockholders, Levy Newco, Levy Newco II and the other Persons party thereto agreed to certain corporate governance and other matters;

WHEREAS, in connection with Levy Newco’s and Levy Newco II’s purchase of Common Stock under the Stock Purchase Agreement, certain lenders party to the Credit Agreement and certain Subsidiaries of the Company will enter into an amendment to the Credit Agreement substantially in the form attached as Exhibit A hereto (and with such other changes as the Company and Buyer reasonably agree) (as amended or modified from time to time with the consent of the Company and Buyer (such consent not to be unreasonably withheld, conditioned or delayed), the “Credit Agreement Amendment”), providing for additional loans under the Credit Agreement and permitting the change of control with respect to the Company contemplated by this Agreement and the Stock Purchase Agreement and the repayment of all Indebtedness owed under the Notes;

WHEREAS, the Board of Directors of Buyer, and Buyer as the sole member of Merger Sub, respectively, have unanimously approved this Agreement and have determined that this Agreement and the Transactions are advisable and in the respective best interest of each of Buyer and Merger Sub, respectively, and the Board of Directors of Buyer has unanimously resolved to recommend that Buyer’s stockholders adopt this Agreement;

WHEREAS, the Board of Directors of the Company has unanimously approved this Agreement and has determined that this Agreement and the Transactions are advisable and in the best interest of the Company; and

2

WHEREAS, immediately following the execution of this Agreement, the Company will obtain and deliver to Buyer copies of (i) the written consents of all of the Stockholders pursuant to which they will adopt this Agreement and approve the Merger (the “Stockholder Written Consent”) and (ii) Letters of Transmittal from all of the Original Stockholders; provided that the Company will obtain Letters of Transmittal (a) at the Stock Purchase Closing from Levy Newco, Levy Newco II and certain Optionholders and RSU Holders that become Stockholders at the Stock Purchase Closing and (b) as promptly as practicable after the Stock Purchase from the remaining Optionholders and RSU Holders that become Stockholders at the Stock Purchase Closing.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements hereinafter contained, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1     Certain Definitions.

(a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Adjusted Aggregate Exercise Amount” means the aggregate amount of the per share exercise price payable for all of the Options outstanding immediately prior to the Closing.

“Adjusted Aggregate Shares” means a number equal to (i) the aggregate number of shares of Common Stock issued and outstanding immediately prior to the Closing, plus (ii) the aggregate number of shares of Common Stock underlying Options outstanding immediately prior to the Closing, plus (iii) the aggregate number of shares of Common Stock underlying RSUs outstanding immediately prior to the Closing.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code.

“Aggregate Option Exercise Amount” means the aggregate amount of the per share exercise price payable for all of the Options outstanding immediately prior to the Stock Purchase Closing.

3

“Aggregate Shares” means a number equal to (i) the aggregate number of shares of Common Stock issued and outstanding immediately prior to the Stock Purchase Closing, plus (ii) the aggregate number of shares of Common Stock underlying Options outstanding immediately prior to the Stock Purchase Closing, plus (iii) the aggregate number of shares of Common Stock underlying RSUs outstanding immediately prior to the Stock Purchase Closing, plus (iv) the aggregate number of shares of Common Stock underlying Warrants outstanding immediately prior to the Stock Purchase Closing.

“Aggregate Warrant Exercise Amount” means the aggregate amount of the per share exercise price payable for all of the Warrants outstanding immediately prior to the Stock Purchase Closing.

“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, as amended, the Sherman Act, as amended, the Clayton Act, as amended, and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Approved Transaction Expenses” means the fees, costs and expenses of the parties incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Stock Purchase Agreement and the Transactions and the transactions contemplated by the Stock Purchase Agreement and payable to the Persons as described on Schedule 1.1(a), good faith estimates of which fees, costs and expenses payable at the Stock Purchase Closing and payable to certain Persons at the Closing are set forth on Schedule 1.1(a).

“Available Cash” means the lesser of (x) the sum of (i) the positive amount, if any, of cash remaining in the Trust Account after completion of the Buyer Stockholder Redemption and payment of the Permitted Releases and Transaction Expenses, provided that the Transaction Expenses incurred by Buyer, Merger Sub or any of their Affiliates (other than the Company and its Subsidiaries) and paid from the Trust Account shall only include Approved Transaction Expenses and shall not exceed $15,000,000, plus (ii) the amount received by Buyer at Closing pursuant to the Common Stock Purchase Agreements, and (y) $95,000,000.

“Business Day” means any day of the year on which national banking institutions in New York, New York are open to the public for conducting business and are not required or authorized to close.

“Buyer Benefit Plan” means a Plan (i) which is maintained or sponsored by Buyer or any of its Subsidiaries, (ii) with respect to which contributions, premiums or other payments are made or required to be made by Buyer or any of its Subsidiaries with respect to any current or former employee, officer, director or consultant of Buyer or any of its Subsidiaries or (iii) pursuant to which Buyer or any of its Subsidiaries could have any liability (other than a Buyer Employee Agreement).

“Buyer Employee Agreement” means any employment, consulting, severance, termination, bonus or incentive compensation, change in control, retention, deferred compensation or other compensatory agreement, contract, understanding, obligation or commitment with any current or former employee, officer, director or consultant of Buyer or any of its Subsidiaries and to which Buyer or any of its Subsidiaries is a party or under which Buyer or any of its Subsidiaries could have any liability.

4

“Buyer Stockholder Redemption” means the right held by certain stockholders of Buyer to redeem all or a portion of their public Buyer Common Stock, upon the completion of the Merger, for a per share redemption price of cash equal to (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Merger, divided by (b) the total number of then outstanding shares of public Buyer Common Stock, as provided in Buyer’s certificate of incorporation.

“Capitalization Schedule” means the list, delivered by the Company to Buyer in connection with this Agreement, of the holders of Common Stock, Options, RSUs and Warrants as of the date hereof and the number of shares of Common Stock or Options, RSUs or Warrants held by each.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Benefit Plan” means a Plan (i) which is maintained or sponsored by the Company or any of its Subsidiaries, (ii) with respect to which contributions, premiums or other payments are made or required to be made by the Company or any of its Subsidiaries with respect to any Employee or (iii) pursuant to which the Company or any of its Subsidiaries could have any liability (other than a Company Employee Agreement).

“Company Cash” means the amount of all cash, cash equivalents and marketable securities held by the Company and its Subsidiaries (other than cash held at restaurants owned or operated by the Company and its Subsidiaries), determined in accordance with GAAP.

“Company Employee Agreement” means any employment, consulting, severance, termination, bonus or incentive compensation, change in control, retention, deferred compensation or other compensatory agreement, contract, understanding, obligation or commitment with any Employee and to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries could have any liability.

“Company FDD” means any franchise disclosure document used by the Company or any of its Subsidiaries in connection with the offer or sale of Company Franchises in the United States.

“Company Franchisee” means a Person other than the Company or any of its Subsidiaries that is granted a right (whether directly by the Company or any of its Subsidiaries or by another Company Franchisee) to develop or operate, or is granted a right to license others to develop or operate, a Company Franchise within a specific geographic area or at a specific location.

“Confidentiality Agreement” means that certain Mutual Nondisclosure Agreement entered into by the Company and Buyer, dated as of August 25, 2014.

“Contract” means any contract, indenture, note, bond, lease, license, commitment, instrument or other agreement.

5

“Credit Agreement” means that certain Credit Agreement, dated as of April 1, 2013, among F&C Restaurant, Sagittarius, as borrower, General Electric Capital Corporation, as administrative agent, collateral agent, L/C issuer and swing line lender, GE Capital Markets, Inc., as sole lead arranger and sole bookrunner and syndication agent, and the other lenders party thereto, as amended or modified from time to time.

“Credit Agreement Agent” means General Electric Capital Corporation in its capacity as administrative agent under the Credit Agreement.

“Debt Financing Sources” means the Credit Agreement Agent and the lenders party to the Credit Agreement.

“DGCL” means the General Corporation Law of the State of Delaware.

“Emergency” means an emergency situation which presents a direct risk of human injury or loss of life or of material damage or destruction of material property or material tangible assets.

“Employee” means any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries.

“Environmental Law” means all Laws and Orders relating to public or worker health and safety (to the extent related to exposure to Hazardous Materials), natural resources and pollution or protection of the environment, including all those relating to the use, production, generation, handling, transportation, treatment, storage, distribution, processing, Release, or cleanup of any Hazardous Materials.

“Environmental Permits” means any Permits required by applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“F&C Restaurant” means F&C Restaurant Holding Co., a Delaware corporation and a direct wholly owned Subsidiary of the Company.

“Force Majeure” means acts of terrorism, fire, explosion, earthquake, storm, flood, strike, wars, insurrection, riot, acts of God, any Order or any other similar change, event, circumstance or effect not reasonably within the control of the party claiming force majeure.

“GAAP” means generally accepted accounting principles in the United States in effect from time to time; provided that leases accounted for as operating leases on the date hereof shall continue to constitute operating leases notwithstanding any changes to GAAP to the contrary.

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“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“GSMP Entities” means, collectively, GSMP 2006 Onshore US, Ltd., GSMP 2006 Offshore US, Ltd. and GSMP 2006 Institutional US, Ltd.

“Hazardous Material” means (a) any petroleum or petroleum products, radioactive materials, radon gas, lead-based paint, asbestos in any form, urea formaldehyde foam insulation, polychlorinated biphenyls (PCBs), and toxic mold or toxic fungus, (b) any chemicals or other materials or substances which are defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “toxic pollutants,” “contaminants,” “pollutants,” or words of similar import under any Environmental Law, and (c) any other chemical, material or substance exposure to which is prohibited, limited or regulated under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” of any Person means, without duplication: (i) the principal of and accrued and unpaid interest in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of any property, including all conditional sale obligations of such Person (but excluding trade accounts payable and other current liabilities); (iii) all obligations of such Person under capitalized leases; and (iv) all obligations of the type referred to in clauses (i) through (iii) of another Person secured by any Lien on any property or asset of such first Person (whether or not such obligation is assumed by such Person) in each case including any and all accrued interest, prepayment fees, expenses, premiums or penalties related thereto; provided that Indebtedness shall not include, with respect to the Company and its Subsidiaries, (a) any such indebtedness or obligations of Del Taco Restaurant Properties I, a California limited partnership, Del Taco Restaurant Properties II, a California limited partnership, Del Taco Restaurant Properties III, a California limited partnership, or Del Taco Income Properties IV, a California limited partnership, or (b) any intercompany indebtedness solely between the Company and any Subsidiary thereof or any two Subsidiaries of the Company.

“Intellectual Property” means (i) patents, (ii) trademarks and service marks, (iii) copyrights, (iv) trade secrets, and (v) applications and registrations for any of the foregoing.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the United States Internal Revenue Service.

“Knowledge of the Company” means the actual knowledge of Paul J.B. Murphy III, Steven L. Brake, Jack T. Tang, Rebecca H. Yang, David Pear and John Cappasola.

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“Law” means any foreign or domestic federal, state or local law, statute, code, ordinance, regulation, rule, consent agreement, constitution or treaty of any Governmental Body, including common law.

“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction.

“Material Adverse Effect” with respect to any entity means any change, event, circumstance or effect that individually or in the aggregate with all other changes, events, circumstances and effects has a material adverse effect on, or would reasonably be expected to have a material adverse effect on, the (a) business, operations, results of operations or financial condition of such entity and its Subsidiaries (taken as a whole), or (b) the ability of such entity to consummate the Transactions, other than a change, event, circumstance or effect to the extent resulting from one or more of the following: (i) the effect of any change in the United States or foreign economies or capital, credit or financial markets in general; (ii) the effect of any change that generally affects any industry in which such entity or any of its Subsidiaries operates; (iii) the effect of any change arising in connection with hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; (iv) the effect of any action taken by the other party or its Affiliates with respect to the Transactions with respect to such entity or its Subsidiaries; (v) the effect of any earthquakes, hurricanes, tornadoes or other natural disasters; (vi) the effect of any changes in applicable Laws or GAAP; (vii) any effect resulting from the public announcement of this Agreement; or (viii) any effect resulting from compliance with the terms of this Agreement or the consummation of the Transactions; provided, however, that clauses (i), (ii), (iii), (v), and (vi) may be taken into account to the extent that such conditions have a materially disproportionate effect on such entity and its Subsidiaries relative to other similarly situated participants in the industries or markets in which such entity or any of its Subsidiaries operates.

“Notes” means, collectively, (i) the 12.00%/13.00% senior subordinated notes due 2022 of Sagittarius and (ii) the 13.00% senior subordinated notes due 2019 of F&C Restaurant.

“Option” means the unexercised portion of each and every outstanding option to purchase Common Stock, pursuant to the terms of the Del Taco Holdings, Inc. Long-Term Incentive Plan.

“Optionholder” means any holder of Options.

“Order” means any order, injunction, judgment, decree, subpoena, ruling, writ, verdict, assessment or award entered, issued, made or rendered by any Governmental Body.

“Ordinary Course of Business” means the ordinary and usual course of business of the Company and its Subsidiaries consistent with past practice.

“Original Stockholders” means the holders of outstanding shares of Common Stock listed on the Capitalization Schedule and, from and after the Stock Purchase Closing, includes the Optionholders, the RSU Holders and the Warrant Holders to the extent such Persons hold outstanding shares of Common Stock prior to Closing.

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“Per Share Merger Consideration” means (i) the amount equal to (a) $500,000,000, plus (b) Company Cash as of the close of business on the day immediately preceding the Stock Purchase Closing Date, less (c) the amount of all Indebtedness of the Company and its Subsidiaries as of the close of business on the day immediately preceding the Stock Purchase Closing Date, less (without duplication) (d) any incremental amount required to repay the Notes as of the Stock Purchase Closing Date, plus (e) the Aggregate Option Exercise Amount, plus (f) the Aggregate Warrant Exercise Amount, divided by (ii) the Aggregate Shares.

“Per Share Option Consideration” means, with respect to a share of Common Stock underlying an Option, (i) the Per Share Merger Consideration less (ii) the exercise price for such share underlying such Option.

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

“Permitted Exceptions” means all (i) defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance made available to Buyer or the Company, as applicable, prior to the date hereof; (ii) Liens for Taxes, assessments or other governmental charges not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings (promptly instituted and conducted) and for which adequate reserves have been established in accordance with GAAP; (iii) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the Ordinary Course of Business, or in the ordinary course of business consistent with past practice in Buyer’s case, or that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (iv) zoning, entitlement and other similar land use regulations by any Governmental Body, none of which, individually or in the aggregate, materially impairs the continued use and operation of the owned real property or leased real property to which they relate in the conduct of the Company’s or any of its Subsidiaries’, or Buyer’s or any of its Subsidiaries’, business as presently conducted thereon; (v) title of a lessor under a capital or operating lease; (vi) licenses granted in the Ordinary Course of Business, or in the ordinary course of business consistent with past practice in Buyer’s case; (vii) Liens that will be released prior to or as of the Closing; (viii) Liens arising under this Agreement, the Credit Agreement, the Company Stockholders Agreement or the Buyer Stockholders Agreement; (ix) Liens created by or through Buyer (in the case of the Company or any of its Subsidiaries); (x) Liens set forth on Schedule 1.1(b); and (xi) other Liens, if any, that are not, individually or in the aggregate, material.

“Person” means any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Plan” or “Plans” means (a) any employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and (b) any retirement, deferred compensation, severance, retention, incentive, stock option or other equity compensation, fringe benefit, insurance, vacation, paid-time off, supplemental unemployment, supplemental or excess benefit, or other employee benefit plan, program or arrangement.

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“Proceeding” means any action, suit, hearing, claim, lawsuit, litigation, investigation, arbitration or proceeding (in each case, whether civil, criminal or administrative) pending by or before any Governmental Body.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Material into the environment (including the abandonment or discarding of barrels, containers, or other closed receptacles containing any Hazardous Material).

“RSU” means each and every outstanding restricted stock unit in respect of Common Stock, pursuant to the terms of the Del Taco Holdings, Inc. Long-Term Incentive Plan.

“RSU Holder” means any holder of RSUs.

“Sagittarius” means Sagittarius Restaurants LLC, a Delaware limited liability company and an indirect wholly owned Subsidiary of the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Sellers” means the Original Stockholders, the Warrant Holders, the RSU Holders and the Optionholders collectively.

“Stock Purchase Closing” means the closing of the transactions contemplated by the Stock Purchase Agreement.

“Stock Purchase Closing Date” means the date of the Stock Purchase Closing.

“Stockholder” means each holder of outstanding Common Stock.

“Subsidiary” of any Person means any other Person of which 50% or more of the outstanding voting securities or other voting equity interests, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such other Person, are owned or controlled, directly or indirectly, by such first Person or one or more of the other Subsidiaries of such first Person or a combination thereof.

“Tax” or “Taxes” means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, alternative, environmental, inventory, abandoned or unclaimed property, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, and property (real or personal) taxes, customs duties, fees, assessments and similar charges, and (ii) all interest, penalties, fines, additions to Tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i).

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“Tax Return” means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes, including any amendments thereof.

“Taxing Authority” means the IRS and any other Governmental Body responsible for the administration of any Tax.

“Transactions” means the transactions contemplated by this Agreement, the Company Documents and the Buyer Documents.

“Trust Account” means the U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, in which certain proceeds from Buyer’s initial public offering and sale of warrants to purchase shares of Buyer Common Stock to members of Buyer Sponsor are held in trust for the public stockholders of Buyer.

“Warrant” means the unexercised portion of each and every outstanding warrant in respect of Common Stock.

“Warrant Holders” means the holders of Warrants.

(b) For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term	Section

Acquisition Proposal	5.14(b)
Agreement	Preamble
Amended Buyer Charter	2.4(c)
Antitrust Filings	5.4(a)
Balance Sheet	3.7
Balance Sheet Date	3.7
Bankruptcy and Equity Exception	3.2
Books and Records	5.11(a)
Business Combination	9.13
Business Property	3.11(b)
Buyer	Preamble
Buyer Acquisition Proposal	5.14(d)
Buyer Board Recommendation	5.9(d)
Buyer Common Stock	Recitals
Buyer Disclosure Schedules	Introductory paragraph to Article IV
Buyer Documents	4.2
Buyer SEC Reports	4.20(a)
Buyer Sponsor	Recitals
Buyer Stockholders Agreement	Recitals
Buyer Stockholder Meeting	5.9(d)
Certificate of Merger	2.2
Certificates	2.7(b)

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Term	Section

Chosen Courts	9.6
Closing	2.2
Common Stock	Recitals
Common Stock Investors	Recitals
Common Stock Purchase Agreements	Recitals
Company	Preamble
Company Disclosure Schedules	Introductory paragraph to Article III
Company Documents	3.2
Company Franchise	3.22(a)
Company Intellectual Property	3.12(a)
Company Leased Real Property Leases	3.11(c)
Company Pension Plan	3.14(b)
Company Specified Agreements	3.22(a)
Company Stockholders Agreement	Recitals
Credit Agreement Amendment	Recitals
DOJ	5.4(a)
D&O Tail	5.7(b)
Effective Time	2.2
Escrow Agreements	Recitals
Exchange Agent	2.7(a)
Exchange Fund	2.7(a)
Fairness Opinion	4.26
Financial Statements	3.7
Fried Frank	9.14(a)
FTC	5.4(a)
Indemnitee	5.7(a)
Levy Merger Consideration	2.6(c)
Levy Newco	Recitals
Levy Newco II	Recitals
Levy Stock Purchase	Recitals
Levy Subscription	Recitals
Leased Real Property	3.11(b)
Leased Real Property Leases	3.11(b)
Letter of Transmittal	2.7(b)
Licensed Intellectual Property	3.12(a)
Material Contract(s)	3.13(a)
Merger	Recitals
Merger Closing Date	2.2
Merger Sub	Preamble
Merger Sub Documents	4.2
Option Amount	2.8(a)
Option Cash Consideration	2.8(b)
Owned Real Property	3.11(a)
Per Share Cash Consideration	2.6(b)
Per Share Equity Consideration	2.6(b)

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Term	Section

Permitted Releases	4.24
Preliminary Contracts	Recitals
Prospectus	9.13
Proxy Statement	5.9(a)
RSU Settlement Amount	2.8(c)
Sarbanes-Oxley Act	4.20(a)
Section 16	5.20
Stock Purchase Agreement	Recitals
Stockholder Written Consent	Recitals
Suppliers	3.23
Surviving Corporation	2.3
Transaction Expenses	9.2
Transferred Employees	5.10(a)
Trust Agreement	4.24

(c) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(i) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step is to be taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(ii) Dollars. Any reference in this Agreement to “$” means U.S. dollars. The specification of any dollar amount in the representations and warranties or otherwise in this Agreement, in the Company Disclosure Schedules or in the Buyer Disclosure Schedules is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.

(iii) Exhibits/Schedules. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein and are an integral part of this Agreement. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. References to the transactions contemplated by this Agreement include the transactions contemplated by the Company Documents and Buyer Documents.

(iv) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

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(v) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement unless otherwise specified.

(vi) Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(vii) Including. The word “including” or any variation thereof means “including, without limitation,” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(viii) Reflected On or Set Forth In. An item arising with respect to a specific representation or warranty shall be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (A) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that related to the subject matter of such representation, (B) such item is otherwise specifically set forth on the balance sheet or financial statements or (C) such item is reflected on the balance sheet or financial statements and is specifically set forth in the notes thereto.

(ix) Joint Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements contemplated hereby and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(x) Disclosure Schedules. Each section of the Company Disclosure Schedules and the Buyer Disclosure Schedules will be deemed to incorporate by reference all information disclosed in any other section of the Company Disclosure Schedules or the Buyer Disclosure Schedules, as applicable, to the extent reasonably apparent that such information applies to such other section. No reference to or disclosure of any item or other matter in the Company Disclosure Schedules or the Buyer Disclosure Schedules shall be construed as an admission or indication that such item or other matter is material (nor shall it establish a standard of materiality for any purpose whatsoever) or that such item or other matter is required to be referred to or disclosed in the Company Disclosure Schedules or the Buyer Disclosure Schedules, as applicable. The information set forth in the Company Disclosure Schedules and the Buyer Disclosure Schedules is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including any violation of Law or breach of any agreement or other instrument or obligation.

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ARTICLE II

MERGER

SECTION 2.1     The Merger. Upon the terms set forth in this Agreement and subject to the conditions set forth in Article VI of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company.

SECTION 2.2     Effective Time; Closing. As promptly as practicable, but in no event later than the third Business Day after the satisfaction or written waiver (where permissible) of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or written waiver (where permissible) of those conditions at the Closing), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing of the Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger as the date and time of the effectiveness of the Merger) being the “Effective Time”). Immediately prior to such filing of the Certificate of Merger, a closing (the “Closing”) shall be held at the offices of McDermott Will & Emery LLP, in Chicago, Illinois, commencing at 9:00 a.m. local time (the “Merger Closing Date”).

SECTION 2.3     Effect of the Merger. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). At the Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 2.4     Certificate of Incorporation; By-laws.

(a) At the Effective Time, the certificate of incorporation of the Company, as amended and restated to be in the form of Exhibit B, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by Law and such certificate of incorporation (and subject to Section 5.7).

(b) At the Effective Time, the by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such by-laws (and subject to Section 5.7).

(c) Buyer shall cause the certificate of incorporation of Buyer, as in effect immediately prior to the Effective Time, to be amended and restated at the Effective Time to be in the form attached hereto as Exhibit C (the “Amended Buyer Charter”) and, as so amended, the Amended Buyer Charter shall be the certificate of incorporation of Buyer until thereafter amended as provided by Law and the Amended Buyer Charter.

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SECTION 2.5     Directors and Officers. The initial directors of the Surviving Corporation shall be as determined by Buyer prior to the Effective Time. Each such director will hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation, and the officers of the Company as of immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

SECTION 2.6     Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities, subject to Section 2.7 and Section 2.8:

(a) All issued and outstanding limited liability company interests of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and such share shall constitute the only outstanding share of capital stock of the Surviving Corporation as of the Effective Time.

(b) Each issued and outstanding share of Common Stock held by the Original Stockholders shall be converted into the right to receive the Per Share Merger Consideration, which shall be paid in Buyer Common Stock and cash. The per share cash consideration payable to the Original Stockholders shall equal (i) the Available Cash, plus the Adjusted Aggregate Exercise Amount, if any, divided by (ii) the Adjusted Aggregate Shares, excluding the shares held by Levy Newco and Levy Newco II (the “Per Share Cash Consideration”). The Buyer Common Stock consideration payable to the Original Stockholders for each share of Common Stock shall be a number of shares of Buyer Common Stock equal to (i) the Per Share Merger Consideration, less the Per Share Cash Consideration, if any, divided by (ii) $10 (the “Per Share Equity Consideration”). Notwithstanding the foregoing, the Per Share Cash Consideration payable to each Original Stockholder and RSU Holder that makes an election pursuant to Section 2.6(d) or Section 2.8(f), as applicable, and the Option Cash Consideration payable to each Optionholder that makes an election pursuant to Section 2.8(f), shall be decreased, in each case, by the percentage of the Per Share Merger Consideration that such Original Stockholder, RSU Holder or Optionholder elected to receive in additional shares of Buyer Common Stock, and the aggregate amount of all additional cash available to the Original Stockholders, RSU Holders and Optionholders as a result of such elections shall increase the Per Share Cash Consideration payable to each Original Stockholder, RSU Holder and Optionholder that did not make such an election, pro rata based on the ownership of the Adjusted Aggregate Shares held by all Original Stockholders, RSU Holders and Optionholders that did not make such elections. The Per Share Equity Consideration payable to each Original Stockholder, RSU Holder and Optionholder that does not make the election described in the preceding sentence shall be decreased to reflect the increase in the Per Share Cash Consideration described in the preceding sentence.

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(c) Each issued and outstanding share of Common Stock held by Levy Newco and Levy Newco II shall be converted into the right to receive a number of shares of Buyer Common Stock equal to the Per Share Merger Consideration divided by $10 (the “Levy Merger Consideration”).

(d) Notwithstanding Section 2.6(b), any Original Stockholder that is or was an Optionholder or RSU Holder may, by written notice to Buyer at any time prior to (i) the initial filing of the Proxy Statement with the SEC, in the case of the Optionholders and RSU Holders set forth on Schedule 2.6(d), and (ii) fifteen (15) calendar days following the initial filing of the Proxy Statement with the SEC, in the case of each other Optionholder and RSU Holder, elect to reduce (but not below zero) the Per Share Cash Consideration that it would otherwise receive pursuant to Section 2.6(b) with respect to the shares of Common Stock received upon exercise of its Options or settlement of its RSUs prior to the Closing (and as a result receive a corresponding increase in the Per Share Equity Consideration as calculated pursuant to Section 2.6(b) equivalent to such reduced Per Share Cash Consideration amount).

As of the Effective Time, all shares of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive consideration described above in this Section 2.6, in accordance with Section 2.8, without interest.

SECTION 2.7     Exchange of Common Stock.

(a) Exchange Agent. At or prior to the Effective Time, Buyer shall deposit with Continental Stock Transfer & Trust Company, or such other bank or trust company as may be designated by Buyer and reasonably satisfactory to the Company (the “Exchange Agent”), for exchange in accordance with this Section 2.7, through the Exchange Agent, certificates representing the shares of Buyer Common Stock issuable pursuant to Section 2.6. At or prior to the Effective Time, Buyer shall provide the Exchange Agent with the cash consideration payable pursuant to Section 2.6 as of the Closing (such shares of Buyer Common Stock and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”). For the purposes of such deposit, Buyer shall assume that there will not be any fractional shares of Buyer Common Stock. Buyer shall make available to the Exchange Agent, for addition to the Exchange Fund, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares and to pay any cash consideration payable at or after the Closing. The Exchange Fund shall not be used for any other purpose.

(b) Exchange Procedures. At least one (1) Business Day prior to the Closing, the Company will deliver to the Exchange Agent (i) a duly executed letter of transmittal in the form set forth on Exhibit D from each Stockholder, including Levy Newco and Levy Newco II (the “Letter of Transmittal”), and (ii) any physical certificate or certificates (the “Certificates”) that represent outstanding shares of Common Stock held by such Stockholder, in each case, to the extent received by the Company at least two (2) Business Days prior to the Closing. Upon the surrender to the Exchange Agent of a Letter of Transmittal, duly executed, together with a Certificate, if any, representing the shares of Common Stock held by such Stockholder immediately prior to the Effective Time and such other documents as may reasonably be required by the Company or the Exchange Agent, the Stockholder that surrendered such documents shall be entitled after the Effective Time to receive, in exchange for the shares of Common Stock held by such Stockholder immediately prior to the Effective Time, a certificate representing that number of whole shares of Buyer Common Stock (together with cash in lieu of fractional shares) and other cash consideration that such holder has the right to receive pursuant to the Merger, and any shares of Common Stock so surrendered shall forthwith be canceled. Until such time as a certificate representing Buyer Common Stock is issued to or at the direction of the holder of a surrendered Letter of Transmittal and Certificate, if any, such Buyer Common Stock shall be deemed not outstanding and shall not be entitled to vote on any matter. Until surrendered as contemplated by this Section 2.7, any shares of Common Stock held by a Stockholder and each Certificate representing any shares of Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the consideration contemplated by Section 2.6. No interest shall be paid or accrue on any cash payable upon surrender of any Letter of Transmittal or Certificate. Each certificate representing Buyer Common Stock that is issued in the Merger shall have the legend set forth below:

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“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”

(c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Buyer Common Stock with a record date after the Effective Time shall be paid to the holder of any uncertificated Common Stock or any Certificate formerly representing Common Stock with respect to the shares of Buyer Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.6, until the surrender by such Stockholder to the Exchange Agent of the Letter of Transmittal and such Certificate, if any, in accordance with this Section 2.7. Subject to applicable Law, following surrender of any such Letter of Transmittal and Certificate, if any, there shall be paid to the holder of such shares of Common Stock surrendered thereby in respect of the whole shares of Buyer Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Buyer Common Stock to which such holder is entitled pursuant to Section 2.6 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Buyer Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Buyer Common Stock.

(d) No Further Ownership Rights in Common Stock. The consideration issued (and paid) in the Merger in accordance with the terms of Section 2.6 and this Section 2.7 shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to shares of Common Stock, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 2.7.

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(e) No Fractional Shares. No fractional shares of Buyer Common Stock shall be issued pursuant to Section 2.6, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Buyer Common Stock. For purposes of this Section 2.7(e), all fractional shares to which a single record holder would be entitled shall be aggregated. In lieu of any such fractional shares, each holder of Common Stock who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of Buyer Common Stock to which such holder would be entitled under Section 2.6 and (B) $10. The Exchange Agent shall make available such amounts, without interest, after the Effective Time to the holders of Common Stock entitled to receive such cash upon surrender to the Exchange Agent of a Letter of Transmittal, duly executed, together with a Certificate, if any, representing the shares of Common Stock held by such Stockholder immediately prior to the Effective Time and such other documents as may reasonably be required by the Company or the Exchange Agent.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed six (6) months after the Effective Time shall be delivered to Buyer, upon demand, and any holder of Common Stock or Warrants who has not theretofore complied with this Section 2.7 shall thereafter look only to Buyer for payment of its claim for consideration for its Common Stock pursuant to the Merger.

(g) No Liability. None of Buyer, Merger Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Buyer Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Letter of Transmittal and Certificate, if any, in respect of shares of Common Stock outstanding immediately prior to the Effective Time has not been surrendered prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which the consideration contemplated by Section 2.6 or any dividends or distributions with respect to Buyer Common Stock as contemplated by Section 2.7 in respect of such Letter of Transmittal and Certificate, if any, would otherwise escheat to or become the property of any Governmental Body), any such shares, cash, dividends or distributions in respect of such Letter of Transmittal and Certificate, if any, shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Buyer, on a daily basis; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A1 or P1 or better by Moody’s Investors Service or Standard & Poor’s, respectively, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. Any interest and other income resulting from such investments shall be paid to Buyer.

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(i) Withholding Rights. Buyer shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

SECTION 2.8     Equity Awards.

(a) In accordance with the terms of the Del Taco Holdings, Inc. Long-Term Incentive Plan, the Company shall (i) take all actions necessary to cause all unvested Options to become fully vested on the Stock Purchase Closing Date immediately following the purchase of Common Stock by Levy Newco and Levy Newco II from the Company and immediately prior to the purchase of Common Stock by Levy Newco and Levy Newco II from the Stockholders, (ii) use its best efforts to cause all vested Options to be exercised on the Stock Purchase Closing Date immediately following the purchase of Common Stock by Levy Newco and Levy Newco II from the Company and immediately prior to the purchase of Common Stock by Levy Newco and Levy Newco II from the Stockholders, and (iii) take all actions necessary to cause each Option that remains outstanding as of the Closing to be converted into the right to receive, with respect to each share of Common Stock underlying such Option, the Per Share Option Consideration, which shall be paid in Buyer Common Stock and cash (the aggregate amount payable in respect of Options pursuant to this Section 2.8(a), the “Option Amount”), in each case, less required withholding Taxes.

(b) The portion of the Per Share Option Consideration payable in cash in respect of each Option held by an Optionholder immediately prior to the Effective Time shall equal (i) the Per Share Option Consideration multiplied by (ii) the quotient of (x) the Per Share Cash Consideration divided by (y) the Per Share Merger Consideration (such cash amount the “Option Cash Consideration”). The portion of the Per Share Option Consideration payable in Buyer Common Stock in respect of each Option held by an Optionholder immediately prior to the Effective Time shall be a number of shares of Buyer Common Stock equal to (1) the Per Share Option Consideration less the Option Cash Consideration, divided by (2) $10.

(c) In accordance with the terms of the Del Taco Holdings, Inc. Long-Term Incentive Plan, the Company shall (i) take all actions necessary to cause all unvested RSUs to become fully vested on the Stock Purchase Closing Date immediately following the purchase of Common Stock by Levy Newco and Levy Newco II from the Company and immediately prior to the purchase of Common Stock by Levy Newco and Levy Newco II from the Stockholders, (ii) use its best efforts to cause each RSU to be settled on the Stock Purchase Closing Date immediately following the purchase of Common Stock by Levy Newco and Levy Newco II from the Company and immediately prior to the purchase of Common Stock by Levy Newco and Levy Newco II from the Stockholders and (iii) take all actions necessary to cause each RSU that remains outstanding as of the Closing to be settled and exchanged for the Per Share Merger Consideration, which shall be paid in Buyer Common Stock and cash in the same proportions as payable to the Original Stockholders under Section 2.6(b) (the aggregate amount payable in respect of RSUs pursuant to this Section 2.8(c), the “RSU Settlement Amount”), in each case, less required withholding Taxes.

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(d) The cash portion of the merger consideration payable to the Optionholders and the RSU Holders shall be paid by the Surviving Corporation through payroll processing and distribution at the next administratively practicable payroll date following the Closing to each Optionholder and RSU Holder (less required withholding Taxes). All disbursements to each Optionholder or RSU Holder shall be made only after delivery by such Optionholder or RSU Holder of an equity award payment letter in substantially the form attached as Exhibit E (the “Equity Award Payment Letter”) and such other documents, in each case, as reasonably satisfactory to the Company. Buyer and the Company shall establish procedures to enable each Optionholder and RSU Holder to deliver an Equity Award Payment Letter prior to the Closing and to receive cash payment for the shares of Common Stock underlying the Options or RSUs covered thereby that were outstanding at the Effective Time at the next administratively practicable payroll date following the Closing or, if the Equity Award Payment Letter is delivered after the Closing, at the next administratively practicable payroll date following the delivery thereof.

(e) Each Optionholder and RSU Holder shall be entitled after the Effective Time to receive, in exchange for the shares of Common Stock underlying the Options or RSUs held by such Optionholder or RSU Holder at the Effective Time, a certificate representing that number of whole shares of Buyer Common Stock that such Optionholder or RSU Holder has the right to receive pursuant to this Section 2.8. No fractional shares of Buyer Common Stock shall be issued pursuant to this Section 2.8 and such fractional share interests shall not entitle the Optionholder or RSU Holder thereof to vote or to any rights of a holder of Buyer Common Stock. In lieu of fractional shares, the Optionholder shall be entitled to a payment calculated in the same manner as applies to a holder of Common Stock under Section 2.7(e) and added to the cash portion of the merger consideration payable to the Optionholder or RSU Holder in accordance with this Section 2.8.

(f) Notwithstanding Section 2.8(b) or 2.8(c), any Optionholder or RSU Holder may, by written notice to Buyer at any time prior to (i) the initial filing of the Proxy Statement with the SEC, in the case of the Optionholders and RSU Holder set forth on Schedule 2.6(d), and (ii) fifteen (15) calendar days following the initial filing of the Proxy Statement with the SEC, in the case of each other Optionholder and RSU Holder, elect to reduce (but not below zero) the Option Cash Consideration (in the case of an Optionholder) or the Per Share Cash Consideration (in the case of an RSU Holder) that it would otherwise receive (and as a result receive a corresponding increase in the Buyer Common Stock that it receives pursuant to the Merger as calculated pursuant to Section 2.8(b) or 2.8(c), as applicable, equivalent to such reduced cash amount).

SECTION 2.9     Warrants. Pursuant to the terms of the Stock Purchase Agreement, all Warrant Holders shall exchange all of their Warrants for Common Stock at or prior to the Closing of the Stock Purchase Agreement.

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SECTION 2.10     Payments and Deliveries at Closing. At the Closing:

(a) Buyer shall cause the Exchange Agent to pay and deliver to each Original Stockholder that has theretofore surrendered to the Exchange Agent a Letter of Transmittal, duly executed, together with a Certificate, if any, representing the shares of Common Stock held by such Stockholder immediately prior to the Effective Time and such other documents as may reasonably be required by the Company or the Exchange Agent, in respect of each share of Common Stock surrendered by such Letter of Transmittal or underlying such Certificate, the Per Share Cash Consideration (together with cash in lieu of any fractional shares), by wire transfer of immediately available funds to the account designated by such Stockholder in such Letter of Transmittal or by certified check if requested by such Stockholder in such Letter of Transmittal, and the Per Share Equity Consideration (less any fractional shares paid in cash);

(b) Buyer shall cause the Exchange Agent to pay and deliver to Levy Newco and Levy Newco II, if Levy Newco and Levy Newco II have each theretofore surrendered to the Exchange Agent a Letter of Transmittal, duly executed, together with a Certificate, if any, representing the shares of Common Stock held by Levy Newco and Levy Newco II immediately prior to the Effective Time and such other documents as may reasonably be required by the Company or the Exchange Agent, in respect of each share of Common Stock surrendered by such Letter of Transmittal or underlying such Certificate, the Levy Merger Consideration (together with cash in lieu of any fractional shares, by wire transfer of immediately available funds to the account designated by each of Levy Newco and Levy Newco II in such Letter of Transmittal or by certified check if requested by either Levy Newco or Levy Newco II in such Letter of Transmittal);

(c) Buyer shall pay and deliver to each Optionholder and RSU Holder, in respect of the shares of Common Stock underlying the Options and RSUs held by such Optionholder or RSU Holder, a Certificate representing the merger consideration payable to such Optionholder or RSU Holder in shares of Buyer Common Stock;

(d) The Company shall deliver to Buyer written resignations, dated as of the Merger Closing Date, of each of the directors of the Company immediately prior to the Closing whom Buyer determined shall cease to serve as directors of the Company at the Effective Time;

(e) The Company and Merger Sub shall execute the Certificate of Merger and the Certificate of Merger shall be submitted for immediate filing with the Secretary of State of the State of Delaware;

(f) Buyer and GS Mezzanine Partners 2006 Institutional, L.P. shall enter into a management rights letter agreement in the form attached as Exhibit F hereto; and

(g) Buyer shall, or cause the Surviving Corporation or one of its Subsidiaries to, pay the Transaction Expenses of Buyer, the Company and its Subsidiaries that remain unpaid as of the Closing, including any Approved Transaction Expenses that were not paid at the Stock Purchase Closing.

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SECTION 2.11     Sample Calculation. A sample calculation of the Per Share Cash Consideration, the Per Share Equity Consideration and the Levy Merger Consideration is set forth on Schedule 2.11(a). A sample calculation of the aggregate number of shares of Buyer Common Stock issued and outstanding immediately following the Closing, assuming the exercise and settlement of all of the Options and RSUs and the exchange of all of the Warrants at the Stock Purchase Closing, is set forth on Schedule 2.11(b). A sample calculation of the sources and uses of all cash amounts to be paid at the Closing pursuant to this Agreement is set forth on Schedule 2.11(c).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the disclosure schedules (the “Company Disclosure Schedules”) delivered to Buyer in connection with this Agreement, the Company hereby represents and warrants to Buyer that each statement contained in this Article III is true and correct as of the date hereof.

SECTION 3.1     Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is duly licensed or qualified to do business in each jurisdiction listed on Schedule 3.1 of the Company Disclosure Schedules and in each other jurisdiction in which it owns, leases or operates properties, or conducts business, so as to require such qualification, except where the lack of such license or qualification would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

SECTION 3.2     Authorization of Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby or to be executed by the Company in connection with the consummation of the Transactions (the “Company Documents”). This Agreement has been, and each of the Company Documents has been or will be at or prior to the Closing, duly and validly executed and delivered by the Company, and this Agreement constitutes, and each Company Document constitutes or when so executed and delivered will constitute, the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (the “Bankruptcy and Equity Exception”). The Stockholder Written Consent is the only vote or approval of the holders of any class or series of capital stock of the Company that is necessary to adopt this Agreement and to approve the Transactions. Other than the Stockholder Written Consent, there are no other votes of the holders of any class or series of the Company’s capital stock necessary with respect to the approval of the Merger and the Transactions.

SECTION 3.3     Title to Assets. Either the Company or one of its Subsidiaries owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by the Company and its Subsidiaries in the operation of their business and which are material to the Company and its Subsidiaries taken as a whole, free and clear of any Liens other than Permitted Exceptions.

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SECTION 3.4     Conflicts; Consents of Third Parties.

(a) None of the execution and delivery by the Company of this Agreement or the Company Documents, the consummation by the Company of the Transactions, or compliance by the Company with any of the provisions hereof or thereof will result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation or by-laws or comparable organizational documents of the Company or any of its Subsidiaries; (ii) any Material Contract, Leased Real Property Lease, Company Specified Agreement, Licensed Intellectual Property Contract or material Permit to which the Company or any of its Subsidiaries is a party or by which any of the properties or assets of the Company or any of its Subsidiaries is bound; (iii) any Order applicable to the Company or any of its Subsidiaries or by which any of the properties or assets of the Company or any of its Subsidiaries is bound; or (iv) any applicable Law, other than, in the case of clauses (ii), (iii) and (iv), such items that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

(b) No consent, waiver, approval or authorization of, or declaration or filing with, or notification to, any Governmental Body is required on the part of the Company or any of its Subsidiaries in connection with the execution and delivery by the Company of this Agreement or the Company Documents or the consummation by the Company of the Transactions, except for (i) compliance with the applicable requirements of the HSR Act and any other applicable Antitrust Laws and (ii) such consents, waivers, approvals, authorizations, declarations or filings that are not material.

SECTION 3.5     Capitalization.

(a) The record owners of all of the outstanding shares of Common Stock, Warrants, Options and RSUs are set forth on the Capitalization Schedule. Except for the securities listed on the Capitalization Schedule, there is no share of capital stock, Option, RSU or other equity interest of the Company outstanding or which, as of the Merger Closing Date, will be outstanding (other than (i) shares of Common Stock to be issued upon the exercise of outstanding Options or Warrants or the settlement of outstanding RSUs and (ii) shares of Common Stock to be issued to Levy Newco and Levy Newco II pursuant to the Stock Purchase Agreement).

(b) All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the certificate of incorporation or by-laws of the Company or any Contract to which the Company is a party or otherwise bound. All outstanding Warrants, Options and RSUs are duly authorized, validly issued and not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the certificate of incorporation or by-laws of the Company or any Contract to which the Company is a party or otherwise bound.

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(c) There are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of or other equity (or phantom equity) interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any of its Subsidiaries.

(d) Since December 31, 2013, the Company has not declared, set aside or made any payment or distribution of property (or cash) with respect to any security of the Company or its Subsidiaries or purchased, redeemed or otherwise acquired any securities of the Company or its Subsidiaries (including any warrants, options or other rights to acquire any securities) except for the redemption by Sagittarius in 2014 of certain senior subordinated notes of Sagittarius for a total amount of $62,470,166.67.

SECTION 3.6     Subsidiaries.

(a) Schedule 3.6(a) sets forth a true and complete list of each of the Company’s Subsidiaries and each such Subsidiary’s jurisdiction of incorporation or organization. All outstanding shares of capital stock or other equity interests of each such Subsidiary are owned by the Company, directly or indirectly, free and clear of any Liens, other than restrictions under applicable securities Laws and Permitted Exceptions.

(b) Each Subsidiary of the Company is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite corporate, limited liability company or limited partnership power and authority and governmental authorizations to own, operate, lease and otherwise hold its assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each other jurisdiction in which it owns, operates, leases or otherwise holds assets, or conducts any business, so as to require such qualification, except where the lack of such power, authority, authorization, license or qualification would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

SECTION 3.7     Financial Statements. The Company has delivered to Buyer copies of (i) the audited consolidated balance sheet (the “Balance Sheet”) of Sagittarius and its Subsidiaries as of December 31, 2013 and the related audited consolidated statements of operations, comprehensive income, changes in members’ equity, and cash flows of Sagittarius and its Subsidiaries for the fifty-two (52) weeks ended December 31, 2013, and (ii) the unaudited consolidated condensed balance sheet of Sagittarius and its Subsidiaries as of September 9, 2014 (the “Balance Sheet Date”) and the related unaudited consolidated condensed statements of income and cash flows of Sagittarius and its Subsidiaries for the nine (9) fiscal months ended September 9, 2014 (the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP consistently applied except as described therein and fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Sagittarius and its Subsidiaries as of the dates and for the periods indicated therein (in the case of the unaudited Financial Statements, subject to normal year-end audit adjustments and the absence of footnotes). The accountants of the Company and its Subsidiaries have not notified the Company or any of its Subsidiaries of any deficiencies in the design or operation of the internal controls of the Company or any of its Subsidiaries in connection with the audits of the Financial Statements.

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SECTION 3.8     No Undisclosed Liabilities. Except as set forth in the Financial Statements, neither the Company nor any of its Subsidiaries has any liabilities of any nature, other than (i) liabilities incurred in the Ordinary Course of Business after the Balance Sheet Date, (ii) liabilities incurred in connection with the Stock Purchase Agreement and the Transactions, (iii) liabilities that have been discharged or paid in full prior to the date hereof in the Ordinary Course of Business, and (iv) any other liabilities that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

SECTION 3.9     Absence of Certain Developments. Except as contemplated by this Agreement or the Stock Purchase Agreement, since the Balance Sheet Date, (i) the Company and its Subsidiaries have conducted their respective businesses in the Ordinary Course of Business, and (ii) there has not been any event, condition or change that, individually or in the aggregate, constitutes (or would reasonably be expected to constitute) a Material Adverse Effect with respect to the Company. Since the Balance Sheet Date, the Company has not taken any action that would have been prohibited pursuant to Section 5.2(b) if this Agreement had been in effect on the Balance Sheet Date.

SECTION 3.10     Taxes. Except as set forth on Schedule 3.10 or as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company:

(a) The Company and each of its Subsidiaries has timely filed all income and other Tax Returns required to be filed by it, all such Tax Returns are true, correct and complete in all respects, and all Taxes due and payable by the Company and each of its Subsidiaries (whether or not shown as due on a Tax Return) have been timely paid;

(b) All Taxes that the Company or any of its Subsidiaries is obligated to collect or withhold from amounts owing to any employee, creditor or third party have been collected or withheld and all such amounts collected or withheld have been, or will be, timely remitted to the Taxing Authority to whom such payment is due;

(c) No examination, claim, assessment, deficiency or other Proceeding is pending or, to the Knowledge of the Company, threatened with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries;

(d) No requests for waivers of the time to assess any Tax have been made that are still pending (other than extensions of time to file Tax Returns obtained in the ordinary course);

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(e) Except for any group of which the Company or any of its Subsidiaries is or was the common parent, none of the Company or any of its Subsidiaries is or was a member of an Affiliated Group or has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any analogous or similar provision of law, as a transferee or successor, by contract, or otherwise;

(f) No written claim has been made in the last three (3) years by a Taxing Authority in any jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction or required to file Tax Returns in that jurisdiction;

(g) There are no Liens for Taxes (other than Permitted Exceptions) upon any of the assets of the Company or any of its Subsidiaries;

(h) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude an item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Merger Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Merger Closing Date, (B) use of an improper method of accounting for a taxable period ending on or prior to the Merger Closing Date, (C) “closing agreement” as described in Section 7121 of the Code or any analogous or similar provision of law executed on or prior to the Merger Closing Date, (D) installment sale or open transaction disposition made on or prior to the Merger Closing Date or (E) election under Section 108(i) of the Code or any analogous or similar provision of law;

(i) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4 or any analogous or similar provision of law;

(j) In the last five (5) years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution that was purported or intended to be governed in whole or in part by Section 355 of the Code; and

(k) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or, in connection with the Transactions, will result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code and the Treasury Regulations thereunder. Neither the Company nor any of its Subsidiaries has any liability to “gross-up” any Person for excise taxes under Section 4999 of the Code.

SECTION 3.11     Real Property.

(a) Schedule 3.11(a) sets forth a list of all real property owned by the Company and its Subsidiaries (the “Owned Real Property”). Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, the Company or one of its Subsidiaries has good fee simple title to all Owned Real Property free and clear of all Liens, other than Permitted Exceptions.

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(b) Schedule 3.11(b) sets forth (i) a list of all leases or subleases for real property leased by the Company or its Subsidiaries as tenant or lessee (including as subtenant or sublessee), other than leases of real property related to a restaurant, and (ii) a list of all leases or subleases for real property leased by the Company or its Subsidiaries as tenant or lessee (including as subtenant or sublessee) related to a restaurant that provide for annual payments by the Company or its Subsidiaries in excess of $50,000 (collectively, the “Leased Real Property”, which together with the Owned Real Property is referred to as the “Business Property”) (collectively, the “Leased Real Property Leases”). Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, the Leased Real Property Leases, and all other leases of real property by the Company or its Subsidiaries as tenant or lessee (including as subtenant or sublessee) related to a restaurant, are in full force and effect and binding and enforceable in accordance with their respective terms, subject to proper authorization and execution of such lease by the other party thereto and the Bankruptcy and Equity Exception. The Company or one of its Subsidiaries now has, and on the Merger Closing Date shall have, peaceful and undisturbed possession under all of the Leased Real Property Leases. There is not, under any Leased Real Property Lease, any existing default, event of default or event which with notice or lapse of time or both would constitute a default by the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. Schedule 3.11(b) sets forth a list of all leases accounted for by the Company or its Subsidiaries as a capital lease. Complete and correct copies of all Leased Real Property Leases listed in the Company Disclosure Schedules, together with all modifications and amendments thereto, have been delivered to Buyer.

(c) Schedule 3.11(c) sets forth (i) a list of all leases or subleases for real property leased by the Company or its Subsidiaries as landlord or lessor (including as sublandlord or sublessor), other than leases related to a restaurant, and (ii) a list of all leases or subleases for real property leased by the Company or its Subsidiaries as landlord or lessor (including as sublandlord or sublessor) related to a restaurant that provide for annual payments to the Company or its Subsidiaries in excess of $50,000 (collectively, the “Company Leased Real Property Leases”). Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, the Company Leased Real Property Leases, and all other leases of real property by the Company or its Subsidiaries landlord or lessor (including as sublandlord or sublessor) related to a restaurant, are in full force and effect and binding and enforceable in accordance with their respective terms, subject to proper authorization and execution of such lease by the other party and the Bankruptcy and Equity Exception. There is not, under any Company Leased Real Property Lease, any existing default, event of default or event which with notice or lapse of time or both would constitute a default by the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. Complete and correct copies of all Company Leased Real Property Leases listed in the Company Disclosure Schedules, together with all modifications and amendments thereto, have been delivered to Buyer.

(d) The Company is not a party to any agreement or option to purchase any real property or interest therein.

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SECTION 3.12     Intellectual Property.

(a) Schedule 3.12(a) sets forth a list of all (i) patents and patent applications and trademark, service mark and copyright registrations and applications for registration, in each case, that are owned by the Company or any of its Subsidiaries and material to their business as currently conducted (collectively, “Company Intellectual Property”) and (ii) licenses of Intellectual Property (other than licenses concerning commercially available off-the-shelf software) granted by third parties to the Company or any of its Subsidiaries that are material to the business (“Licensed Intellectual Property”).

(b) Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, the Company or one of its Subsidiaries: (i) is the sole owner of all right, title and interest in and to each item of Company Intellectual Property listed in Schedule 3.12(a) free and clear of all Liens, other than Permitted Exceptions, and (ii) to the Knowledge of the Company, is entitled to use each item of Licensed Intellectual Property in the operation of its business as currently conducted in all material respects.

(c) Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, (i) the Company Intellectual Property and operation of the Company’s business (or any products thereof or materially used therein) do not infringe, conflict with, misappropriate, or otherwise violate any rights of any Person in or to any Intellectual Property; (ii) no Proceeding is currently pending or, to the Knowledge of the Company, threatened in writing by any Person that the current use by the Company or any of its Subsidiaries of the Company Intellectual Property or the operation of the Company’s business (or any products thereof or materially used therein) infringes the Intellectual Property of a third party; and (iii) no Proceeding is currently pending or, to the Knowledge of the Company, threatened in writing against any third party involving an infringement or misappropriation by such third party of any Company Intellectual Property and, to the Knowledge of the Company, no third party is engaging in any activity that infringes or misappropriates Company Intellectual Property.

(d) To the Knowledge of the Company, the Company Intellectual Property and the Licensed Intellectual Property is all of the material Intellectual Property used in or necessary for the operation of the Company’s business.

(e) The Company has taken commercially reasonable steps to obtain, maintain and protect the Company Intellectual Property.

SECTION 3.13     Material Contracts.

(a) Schedule 3.13(a) sets forth a list of the following Contracts (excluding any Contract covered by Section 3.11, 3.12, 3.14, 3.15 or 3.22) (each a “Material Contract” and, collectively, the “Material Contracts”) to which the Company or any of its Subsidiaries is a party or by which any of them is bound and which:

(i) involve payments of more than $750,000 per year and relate to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of the assets of the Company or any of its Subsidiaries, other than Permitted Exceptions;

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(ii) relate to joint ventures;

(iii) provide for severance, retention, change of control or other similar payments to employees involving payments in excess of $75,000;

(iv) impose any restrictions upon the ability of the Company and its Subsidiaries to freely engage in their businesses anywhere in the world;

(v) constitute a guaranty of any obligation of any Person (other than the Company or any of its Subsidiaries);

(vi) relate to the supply, manufacturing, distribution, marketing, advertising or promotion of products or services involving in any such case payments by the Company or any of its Subsidiaries of more than $500,000 per year (other than purchases made pursuant to purchase orders in the Ordinary Course of Business);

(vii) relate to the supply of products or services by the Company or its Subsidiaries involving in any such case payments to the Company or any of its Subsidiaries of more than $500,000 per year;

(viii) relate to the pending acquisition or sale of a business;

(ix) constitute an employment agreement, option agreement or restricted stock unit agreement;

(x) constitute a consulting agreement providing for payments thereunder in excess of $100,000 in the aggregate that have not yet been paid;

(xi) constitute a Contract under which a Person (other than the Company or any of its Subsidiaries) is advanced or loaned an amount exceeding $50,000; or

(xii) other than this Agreement or any Preliminary Contract, constitute a Contract that is otherwise material to the Company or its operations taken as a whole.

(b) Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, each of the Material Contracts is, and immediately after the Closing shall continue to be, legal, valid, binding and enforceable against the Company or one of its Subsidiaries, as the case may be, and to the Knowledge of the Company, the other parties thereto, in accordance with its terms subject to proper authorization and execution of such Material Contract by the other party thereto and the Bankruptcy and Equity Exception. Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, (i) no party has repudiated any material provision of any Material Contract, (ii) neither the Company nor any of its Subsidiaries is in default under, in breach of, or in receipt of any claim of default or breach under, any Material Contract, (iii) no event has occurred which with the passage of time or the giving of notice or both would result in a default or breach by the Company or any of its Subsidiaries under any Material Contract, and, to the Knowledge of the Company, there is no existing or threatened material breach or cancellation by the other parties to any Material Contract, and (iv) neither the Company nor any of its Subsidiaries has received any written notice of any default or event that with or without notice or lapse of time, or both, would constitute a default by the Company and its Subsidiaries under any Material Contract. None of the rights of the Company under any of such Material Contracts will be subject to termination or modification (nor will the Company be required to make any payment or incur any other liability or obligation) as a result of the consummation of the Transactions, except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

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(c) The Company provided Buyer with a true, complete and correct copy of each written Material Contract, together with all material amendments, waivers or other changes thereto.

SECTION 3.14     Employee Benefits Plans.

(a) Schedule 3.14(a) sets forth a list of each material Company Benefit Plan or Company Employee Agreement. The Company has made available to Buyer true, correct and complete copies of (i) each Company Benefit Plan or Company Employee Agreement (or, in the case of any such Company Benefit Plan or Company Employee Agreement that is unwritten, a description thereof), (ii) the most recent annual reports on Form 5500 required to be filed with the IRS with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required, (iv) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan, and (v) each material correspondence with any Governmental Body with respect to any Company Benefit Plan in the last two (2) years. The Company Benefit Plans and Company Employee Agreements are all in compliance with their terms and the applicable provisions of ERISA, the Code and all other applicable Laws, except for any noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

(b) All Company Benefit Plans that are “employee pension plans” (as defined in Section 3(3) of ERISA) and that are intended to be tax qualified under Section 401(a) of the Code that are sponsored or maintained by the Company or any of its Subsidiaries (each, a “Company Pension Plan”) are so qualified. No event has occurred since the date of the most recent determination letter or application therefor relating to any such Company Pension Plan that would adversely affect the qualification of such Company Pension Plan. The Company has made available to Buyer a complete copy of the most recent determination letter received with respect to each Company Pension Plan.

(c) Except as set forth on Schedule 3.14(c), none of the Company Benefit Plans or Company Employee Agreements nor any other obligation of the Company provides retiree medical or other retiree welfare benefits to any Person, other than health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

(d) All material contributions, premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made in accordance with the terms of the Company Benefit Plans have been timely made.

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(e) No Company Benefit Plan is and none of the Company or any of its Subsidiaries or any entity treated as a single employer with the Company or any of its Subsidiaries under Section 414 of the Code contributes to (i) an employee benefit plan subject to Title IV of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA), (iii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA. Neither the Company nor any of its Subsidiaries or ERISA Affiliates (as defined in ERISA) has incurred or is reasonably likely to incur any material liability under Title IV of ERISA that has not been satisfied in full.

(f) All material contributions (including all employer contributions and employee salary reduction contributions), premiums or payments required to be made with respect to any Company Benefit Plan have been made on or before their due dates, or, to the extent not yet due, have been adequately accrued on the Financial Statements.

(g) Neither the Company nor any of its Subsidiaries has any obligations to provide health, accident, disability, life insurance or death benefits with respect to any current and former employees, consultants or directors or any retirees of the Company or any of its Subsidiaries, or the spouses, dependents or beneficiaries of any of the foregoing, beyond the termination of employment or service of any such employee, consultant, director or retiree, whether under a Company Benefit Plan or otherwise, other than as required under Section 4980B of the Code or other applicable law.

(h) No Company Benefit Plan, and none of the Company, any of its Subsidiaries nor any Company Benefit Plan fiduciary with respect to any Company Benefit Plan, in any case, is currently the subject of an audit or investigation by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Body, nor is any such audit or investigation pending or, to the Knowledge of the Company, threatened.

(i) The Company, its Subsidiaries and each of their respective ERISA Affiliates (as defined in ERISA) are in compliance in all material respects with all applicable Laws relating to the provision of employee benefits.

(j) Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions herein, will result in any payment (including any bonus or severance payment) by the Company or any Subsidiaries to any Employee, or materially increase the benefits payable by the Company or any Subsidiary under any Company Benefit Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

SECTION 3.15     Labor.

(a) Neither the Company nor any of its Subsidiaries is a party to any unexpired labor or collective bargaining agreement.

(b) Neither the Company nor any of its Subsidiaries is a party or subject to any pending or, to the Knowledge of the Company, threatened material labor strike, organized work stoppage, slowdown, lock out, unfair labor practice charge or similar labor activity or dispute affecting the Company or any of its Subsidiaries.

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(c) Neither the Company nor any Subsidiary thereof is a “joint employer” with any Company Franchisee or other entity.

SECTION 3.16     Litigation. There are no (a) investigations by a Governmental Body pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (b) Proceedings pending against the Company or any of its Subsidiaries, (c) to the Knowledge of the Company, Proceedings pending or threatened against any Company Franchisee for which the Company could have any liability, or (d) to the Knowledge of the Company, Proceedings threatened against the Company or any of its Subsidiaries, in each case, which would, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. Neither the Company nor any of its Subsidiaries is a party or subject to any material Order.

SECTION 3.17     Compliance with Laws; Permits.

(a) The Company and its Subsidiaries have at all times during the past three (3) years been and are in compliance in all material respects with all Laws of any Governmental Body applicable to their respective businesses or operations. The current use by the Company of the restaurants and other facilities located on the Business Property does not violate any local zoning or similar land use or government regulations, except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. Neither the Company nor any of its Subsidiaries has received any written notice of a violation of any Laws by the Company or any such Subsidiary, except for violations that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

(b) The Company and its Subsidiaries currently each have in its name all Permits required for the operation of their respective businesses as presently conducted, except where the absence of which would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. Each of the Company and its Subsidiaries is in compliance with the terms of the Permits to which it is a party, except for failures to comply or violations that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. During the past three (3) years, neither the Company nor its Subsidiaries have received notice of any proceedings relating to the revocation or modification of any such Permits the loss of which, individually or in the aggregate, has had and would reasonably be expected to have a Material Adverse Effect with respect to the Company.

(c) Since January 1, 2014, (i) there have been no recalls of any food or beverage product of the Company or any of its Subsidiaries, whether ordered by a Governmental Body or undertaken voluntarily by the Company or any of its Subsidiaries, and (ii) none of the food or beverage products of the Company or any of its Subsidiaries have been adulterated, misbranded, mispackaged, or mislabeled in violation of applicable Law, or pose an inappropriate threat to the health or safety of a consumer when consumed in the intended manner, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

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SECTION 3.18     Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to result in material liabilities to the Company, (i) the Company and each of its Subsidiaries is and for the previous three (3) years has been in material compliance with all applicable Environmental Laws; (ii) the Company and each of its Subsidiaries has obtained and for the previous three (3) years has materially complied with, and is currently in compliance with, in all material respects, all Environmental Permits, and to the Knowledge of the Company there is no action pending or threatened to revoke, cancel, terminate, materially modify or otherwise materially limit any Environmental Permit; (iii) neither the Company nor any of its Subsidiaries is a party to any pending or, to the Knowledge of the Company, threatened Proceeding alleging non-compliance by the Company or its Subsidiaries with, or that the Company or its Subsidiaries have a liability under, Environmental Laws and Environmental Permits; (iv) to the Knowledge of the Company, no Owned Real Property or any real property leased by the Company or any of its Subsidiaries contains any underground storage tanks currently, nor, to the Knowledge of the Company, has contained any underground storage tanks in the past, in each case for which the Company or its Subsidiaries would reasonably be expected to incur any material liability; (v) there have been no Releases of Hazardous Materials at, on or under the Owned Real Property or, to the Knowledge of the Company, any other properties currently or formerly owned, operated or leased by the Company either in material violation of Environmental Laws or in concentrations or quantities that could give rise to any material liability under any Environmental Law; and (vi) the Company and its Subsidiaries have provided or made available to Buyer all material reports, assessments, audits, citations, notices, surveys, studies and investigations in the possession, custody or control of the Company or its Subsidiaries concerning compliance by the Companies or its Subsidiaries with or liability or obligation of the Company or its Subsidiaries under Environmental Law. Section 3.7, Section 3.8, Section 3.9, Section 3.13 and this Section 3.18 constitute the sole and exclusive representations of the Company with respect to matters arising under Environmental Law.

SECTION 3.19     Insurance. The material insurance policies maintained by the Company or any of its Subsidiaries with respect to the Company and its Subsidiaries and their respective assets and properties are set forth on Schedule 3.19. Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, all such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet but may be required to be paid with respect to any period ending prior to the Merger Closing Date) and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

SECTION 3.20     Transactions with Affiliates. Except for Contracts contemplated by this Agreement, no Contract between the Company or any of its Subsidiaries, on the one hand, and any of the Stockholders or the Warrant Holders, on the other hand, will continue in effect subsequent to the Closing.

SECTION 3.21     No Brokers. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the Transactions and no such Person is entitled to any fee or commission or like payment from the Company in respect thereof. Except as set forth on Schedule 1.1(a), none of the Stockholders nor any of their Affiliates is entitled to receive any fee, commission or like payment from the Company or any of its Subsidiaries in connection with any of the Transactions.

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SECTION 3.22     Franchise Matters.

(a) Schedule 3.22(a) sets forth a list of all (i) development agreements in which the Company or any of its Subsidiaries has granted exclusive rights to develop or operate “Del Taco” restaurants, or license others to develop or operate “Del Taco” restaurants, within specific geographic areas or at specific locations, and (ii) franchise agreements (collectively, the “Company Specified Agreements”) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or their properties is bound and that grant or purport to grant to any Person the right to develop or operate “Del Taco” restaurants, or license others to develop or operate “Del Taco” restaurants, within specific geographic areas or at specific locations (each, a “Company Franchise”).

(b) Schedule 3.22(b) sets forth a list of the top ten (10) Company Franchisees based upon the total royalties paid by each such Company Franchisee to the Company or any of its Subsidiaries during the 2013 fiscal year and during the first nine (9) fiscal months of 2014.

(c) Each of the Company Specified Agreements is valid and binding on the Company or the Subsidiary of the Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, (i) neither the Company nor any of its Subsidiaries is in default under, in breach of, or in receipt of any claim of default or breach under, any Company Specified Agreement, (ii) no event has occurred which with the passage of time or the giving of notice or both would result in a default or breach by the Company or any of its Subsidiaries under any Company Specified Agreement, and, to the Knowledge of the Company, there is no existing or threatened material breach or cancellation by the other parties to any Company Specified Agreement, and (iii) neither the Company nor any of its Subsidiaries has received any written notice of any default or event that with or without notice or lapse of time, or both, would constitute a default by the Company and its Subsidiaries under any Company Specified Agreement. None of the rights of the Company under any Company Specified Agreement will be subject to termination or modification (nor will the Company be required to make any payment or incur any other liability or obligation) as a result of the consummation of the Transactions, except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. The Company has provided Buyer with a complete and correct copy of each Company Specified Agreement.

(d) Schedule 3.22(d) sets forth a list of all Company FDDs that the Company or any of its Subsidiaries have used to offer or sell Company Franchises within the United States at any time since January 1, 2014. The Company has made available to Buyer true and complete copies of each such Company FDD.

(e) Neither the Company nor any of its Subsidiaries is subject to any Order that would prohibit or restrict the offer or sale of Company Franchises in any jurisdiction within the United States.

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(f) To the Knowledge of the Company, all funds administered by or paid to the Company or any of its Subsidiaries by or on behalf of one or more Company Franchises at any time since January 1, 2014, including funds that Company Franchises contributed for advertising and promotion and rebates and other payments made by suppliers and other third parties on account of Company Franchises’ purchases from those suppliers and third parties, have been administered and spent in accordance in all material respects with the applicable franchise agreements, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

SECTION 3.23     Suppliers. Schedule 3.23 sets forth a list of the five (5) largest food and paper suppliers or vendors (“Suppliers”) to the Company and its Subsidiaries (based on purchases during the 2013 fiscal year and the first nine (9) fiscal months of 2014). To the Knowledge of the Company, no Supplier has adversely changed the terms of, canceled or otherwise terminated, or threatened to adversely change the terms of, cancel or otherwise terminate, its relationship with the Company or any Subsidiary of the Company, except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

SECTION 3.24    Information Supplied. None of the information supplied or to be supplied by the Company relating to the Company, the Original Stockholders or the Warrant Holders expressly for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to Buyer’s stockholders or at the time of the Buyer Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Company or that is included in the Proxy Statement). Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to (i) statements made or incorporated by reference therein based on information supplied by Buyer or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or any filings made by Buyer or Merger Sub with the SEC or (ii) any projections or forecasts included in the Proxy Statement.

SECTION 3.25     No Other Representations or Warranties; Disclosure Schedules. Except for the representations and warranties contained in this Article III (as modified by the Company Disclosure Schedules hereto) or in the Letters of Transmittal, neither the Company nor any other Person, including any Original Stockholder or Warrant Holder, makes any other express or implied representation or warranty with respect to the Company, its Subsidiaries or the Transactions. Except for the representations and warranties contained in this Article III (as modified by the Company Disclosure Schedules hereto), the Company hereby disclaims all liability and responsibility for any other representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to Buyer or its Affiliates or representatives (including any opinion, information, projection or advice that may have been or may be provided to Buyer or any of its Affiliates or representatives by any director, officer, employee, agent, consultant or representative of the Company or any of its Affiliates), and the Company will not have or be subject to any liability or obligation to Buyer or any other Person resulting from the distribution to Buyer of, or any such party’s use of or reliance upon, any such information.

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SECTION 3.26     Liability of Buyer and its Affiliates. Without limiting the generality of Section 4.27, the Company acknowledges and agrees that (a) except with respect to the representations and warranties contained in Article IV, Buyer and Merger Sub are not making any representations or warranties in connection with the Transactions, and (b) except with respect to the representations and warranties contained in Article IV, Buyer and Merger Sub shall not have any liability, and the Company, the Stockholders or their Affiliates shall not have any recovery against Buyer or Merger Sub hereunder, in connection with any breach or alleged breach of any representation, warranty or covenant made by Levy Newco or Levy Newco II in connection with the Transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as disclosed in the disclosure schedules (the “Buyer Disclosure Schedules”) delivered to the Company in connection with this Agreement, Buyer hereby represents and warrants to the Company that each statement contained in this Article IV is true and correct as of the date hereof.

SECTION 4.1     Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted. Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and carry on its business as now being conducted.

SECTION 4.2     Authorization of Agreement. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby or to be executed by Buyer in connection with the consummation of the Transactions (the “Buyer Documents”). This Agreement has been, and each Buyer Document has been or will be at or prior to the Closing, duly and validly executed and delivered by Buyer, and this Agreement constitutes, and each Buyer Document constitutes or when so executed and delivered will constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the Bankruptcy and Equity Exception. Merger Sub has all requisite limited liability company power and authority to execute and deliver this Agreement and the other agreements contemplated hereby or to be executed by Merger Sub in connection with the consummation of the Transactions (the “Merger Sub Documents”). This Agreement has been, and each Merger Sub Document has been or will be at or prior to the Closing, duly and validly executed and delivered by Merger Sub, and this Agreement constitutes, and each Merger Sub Document constitutes or when so executed and delivered will constitute, the legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

SECTION 4.3     Title to Assets. Subject to the restrictions on use of the Trust Account described in the Prospectus, either Buyer or Merger Sub owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by Buyer and Merger Sub in the operation of their business and which are material to Buyer and Merger Sub taken as a whole, free and clear of any Liens other than Permitted Exceptions.

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SECTION 4.4     Conflicts; Consents of Third Parties.

(a) Neither of the execution and delivery by Buyer or Merger Sub of this Agreement or the Buyer Documents or the Merger Sub Documents or the consummation of the Transactions, nor compliance by Buyer or Merger Sub with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation or by-laws of Buyer or the certificate of formation or limited liability company agreement of Merger Sub; (ii) any Contract or Permit to which Buyer or Merger Sub is a party or by which any of the properties or assets of Buyer or Merger Sub is bound; (iii) any Order applicable to Buyer or Merger Sub or by which any of the properties or assets of Buyer or Merger Sub is bound; or (iv) any applicable Law, other than, in the case of clauses (ii), (iii) and (iv), such items that would not, individually or in the aggregate, have an adverse effect on the ability of Buyer or Merger Sub to consummate the Transactions or a Material Adverse Effect with respect to Buyer.

(b) No consent, waiver, approval or authorization of, or declaration or filing with, or notification to, any Governmental Body is required on the part of Buyer or Merger Sub in connection with the execution and delivery of this Agreement or the Buyer Documents or the Merger Sub Documents or the consummation by Buyer or Merger Sub of the Transactions, except for compliance with the applicable requirements of the HSR Act and any other applicable Antitrust Laws, filings with the Federal Securities and Exchange Commission as set forth in Section 5.9 and approvals for listing shares of Buyer Common Stock on the Nasdaq Capital Market.

SECTION 4.5     Capitalization.

(a) The authorized capital stock of Buyer consists of (i) 400,000,000 shares of Buyer Common Stock and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. The issued and outstanding shares of Buyer’s capital stock consist of (A) 18,750,000 shares of Buyer Common Stock and (B) no shares of preferred stock. Buyer owns all of the issued and outstanding limited liability company interests of Merger Sub.

(b) All outstanding shares of Buyer Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws and are not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the certificate of incorporation or by-laws of Buyer or any Contract to which Buyer is a party or otherwise bound. All outstanding warrants of Buyer have been duly authorized and validly issued, are fully paid and were issued in compliance with all applicable federal and state securities laws and are not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the certificate of incorporation or by-laws of Buyer or any Contract to which Buyer is a party or otherwise bound.

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(c) Other than (i) the warrants of Buyer set forth in Schedule 4.5, and (ii) the Common Stock Purchase Agreements, dated as of the date hereof, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Buyer or Merger Sub is a party or by which any of them is bound obligating Buyer or Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of or other equity (or phantom equity) interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Buyer or Merger Sub.

(d) Each holder of any of the shares of Buyer Common Stock initially issued to Buyer Sponsor in connection with Buyer’s initial public offering (i) is obligated to vote all of such shares of Buyer Common Stock in favor of adopting this Agreement and approving the Merger and (ii) is not entitled to elect to redeem any of such shares of Buyer Common Stock pursuant to Buyer’s certificate of incorporation, as amended.

SECTION 4.6     Subsidiaries. Except for Merger Sub, Buyer does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other Person.

SECTION 4.7     No Undisclosed Liabilities.

(a) The accountants of Buyer and its Subsidiaries have not notified Buyer or any of its Subsidiaries of any deficiencies in the design or operation of the internal controls of Buyer or any of its Subsidiaries in connection with the audits of the financial statements of Buyer and its Subsidiaries.

(b) None of Buyer’s Subsidiaries have ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(c) Buyer and its Subsidiaries do not now conduct and have never conducted any business or operations and have not engaged in any other material transaction other than valuation and pursuit of transactions such as the Merger and any related transactions.

(d) Neither Buyer nor any of its Subsidiaries has any liabilities of any nature, other than (i) liabilities incurred in connection with the Transactions and (ii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a material impact on Buyer.

SECTION 4.8     Absence of Certain Developments. Since the date of Buyer’s incorporation, (i) Buyer and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice, (ii) there has not been any event, condition or change that, individually or in the aggregate, has had (or would reasonably be expected to have) a material impact on Buyer and (iii) there has not been any circumstance, action or activity which, if taken after the date hereof, would be a violation of Section 5.2(c).

SECTION 4.9     Taxes. No election has been made to treat Merger Sub as an association taxable as a corporation for U.S. federal income Tax purposes.

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SECTION 4.10     Material Contracts. Except as set forth on Schedule 4.10, none of Buyer or any of its Subsidiaries is party to any Contract (a) that is required to be included or incorporated by reference as an exhibit to Buyer’s Annual Report on Form 10-K for the year ended December 31, 2014, or (b) except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, that would after the Effective Time be binding upon the Company or any of its Subsidiaries.

SECTION 4.11     Employee Benefits Plans. Except as set forth on Schedule 4.11, Buyer does not maintain or have any liability under any Plan, and neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director, officer or employee of Buyer or Merger Sub, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

SECTION 4.12     Litigation. There are no Proceedings pending or, to the knowledge of Buyer or Merger Sub, threatened that are reasonably likely to prohibit or restrain the ability of Buyer or Merger Sub to enter into this Agreement or consummate the Transactions.

SECTION 4.13     Compliance with Laws; Permits.

(a) Buyer and its Subsidiaries have at all times since Buyer’s and each such Subsidiary’s incorporation or organization been and are in compliance in all material respects with all Laws of any Governmental Body applicable to their respective businesses or operations, except as would not reasonably be expected, individually or in the aggregate, to result in material liabilities to Buyer. Neither Buyer nor any of its Subsidiaries has received any written notice of a violation of any Laws by Buyer or any such Subsidiary, except for violations that would not, individually or in the aggregate, have a Material Adverse Effect with respect to Buyer.

(b) Buyer and its Subsidiaries currently each have in its name all Permits required for the operation of their respective businesses as presently conducted, except where the absence of which would not, individually or in the aggregate, have a Material Adverse Effect with respect to Buyer. Each of Buyer and its Subsidiaries is in compliance with the terms of the Permits to which it is a party, except for failures to comply or violations that would not, individually or in the aggregate, have a Material Adverse Effect with respect to Buyer. Since Buyer’s and each such Subsidiary’s incorporation or organization, neither Buyer nor its Subsidiaries have received notice of any proceedings relating to the revocation or modification of any such Permits the loss of which, individually or in the aggregate, has had and would reasonably be expected to have a Material Adverse Effect with respect to Buyer.

SECTION 4.14     Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to result in material liabilities to Buyer, (a) to the knowledge of Buyer, no real property owned or leased by Buyer or Merger Sub contains any underground storage tanks currently, nor, to the knowledge of Buyer, has contained any underground storage tanks in the past, in each case for which Buyer or Merger Sub would reasonably be expected to incur any material liability, and (b) there have been no Releases of Hazardous Materials at, on or under, to the knowledge of Buyer, any properties currently or formerly owned, operated or leased by Buyer or Merger Sub either in material violation of Environmental Laws or in concentrations or quantities that could give rise to any material liability under any Environmental Law.

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SECTION 4.15     Insurance. Except for directors’ and officers’ liability insurance, neither Buyer nor Merger Sub maintains any insurance policies.

SECTION 4.16    Transactions with Affiliates. No Contract between Buyer or any of its Subsidiaries, on the one hand, and any of the present or former directors, officers, employees, stockholders or warrant holders or Affiliates of Buyer or any of its Subsidiaries or a member of his or her immediate family, on the other hand, will continue in effect subsequent to the Closing.

SECTION 4.17     No Brokers. Except for Approved Transaction Expenses, none of Buyer or any of its Affiliates has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder’s fees, commissions or other amounts with respect to this Agreement, the other documents contemplated hereby or the Transactions. Neither Buyer nor any of its Affiliates, including Buyer Sponsor, Levy Newco and Levy Newco II, is entitled to receive any fee, commission or like payment from Buyer or any of its Subsidiaries in connection with any of the Transactions.

SECTION 4.18     Solvency. Neither Buyer nor Merger Sub is entering into the Transactions with the intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries.

SECTION 4.19     Condition of the Business. Notwithstanding anything contained in this Agreement to the contrary, Buyer and Merger Sub each acknowledges that none of the Company, any Original Stockholder or any Warrant Holder is making any representations or warranties whatsoever, express or implied, beyond those expressly given by the Company in Article III (in each case, as modified by the Company Disclosure Schedules hereto as supplemented or amended in accordance with the terms hereof) or given in the Letters of Transmittal. Buyer and Merger Sub each further acknowledges that none of the Company, any Original Stockholder or any Warrant Holder has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company or any of its Subsidiaries, or the Transactions, not expressly set forth in this Agreement, in the Stock Purchase Agreement or in the Letters of Transmittal, and none of the Company, any Original Stockholder or any Warrant Holder will have or be subject to any liability to Buyer or Merger Sub resulting from the distribution to Buyer, Merger Sub or representatives of, or Buyer’s, Merger Sub’s or any such other Person’s use of, any such information, including any confidential memoranda distributed on behalf of the Company relating to the Company or any of its Subsidiaries or other publications or data room information provided to Buyer, Merger Sub or any of their respective Affiliates or representatives, or any other document or information in any form provided to Buyer, Merger Sub or any of their respective Affiliates or representatives in connection with the sale of the Company and its Subsidiaries and the Transactions. Buyer and its Affiliates are knowledgeable about the industry in which the Company operates and the Laws applicable to the Company’s business and operations, and are experienced in the acquisition and management of businesses. Buyer and its Affiliates have been afforded reasonable access to the books and records, facilities and personnel of the Company for purposes of conducting a due diligence investigation of the Company and its Subsidiaries.

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SECTION 4.20     Filings with SEC and Financial Statements.

(a) Buyer has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Buyer with the SEC under the Securities Act and the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed with the SEC subsequent to the date hereof through the Merger Closing Date (the “Buyer SEC Reports”). All such documents, any material correspondence from or to the SEC or the Nasdaq Stock Market, Inc. and all certifications and statements required by (x) Rule 13a-14 or 15d-14 under the Exchange Act, or (y) 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), with respect to any of the foregoing have been or will be delivered to the Company in the form filed with the SEC or are available on the SEC’s Electronic Data-Gathering, Analysis, and Retrieval system (EDGAR). As of their respective dates or, if amended, as of the date of the last such amendment, each of the Buyer SEC Reports has complied or will through the Merger Closing Date comply with the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations thereunder, in all material respects and none of such documents, as of their respective dates, contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements and notes contained or incorporated or to be contained or incorporated by reference in the Buyer SEC Reports fairly present or will fairly present, as the case may be, in all material respects, the financial condition and the results of operations, changes in stockholders' equity, and cash flows of Buyer and its Subsidiaries as at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP (except as otherwise noted therein) and (ii) the Exchange Act, Regulation S-X or Regulation S-K, or the published general rules and regulations of the SEC, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the omission of notes to the extent permitted by the Exchange Act, Regulation S-X or Regulation S-K, as applicable. Buyer has no off-balance sheet arrangements that are not disclosed in the Buyer SEC Reports. No financial statements other than those of Buyer and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of Buyer.

SECTION 4.21     Information Supplied. None of the information supplied or to be supplied by Buyer and Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement will at the date of mailing of the definitive Proxy Statement (and any amendment or supplement thereto), or at the time of the Buyer Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Buyer or Merger Sub that is included in the Proxy Statement). The definitive Proxy Statement (and any amendment or supplement thereto) will, as of the mailing date and as of the date of the Buyer Stockholder Meeting, comply as to form and substance in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Buyer makes no representation, warranty or covenant with respect to any information supplied by the Company, the Original Stockholders or the Warrant Holders for inclusion which is contained in the Proxy Statement or any filings made by Buyer with the SEC.

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SECTION 4.22     Board Approval. The Board of Directors of Buyer (including any required committee or subgroup of the Board of Directors of Buyer) has, as of the date of this Agreement, (1) declared the advisability of the Merger and approved this Agreement and the Transactions, and (2) determined that the Merger is in the best interest of the stockholders of Buyer. The only vote of the holders of any class or series of capital stock of Buyer necessary to approve this Agreement, the Merger and the other transactions contemplated hereby is the approval of Buyer’s stockholders.

SECTION 4.23     Investment Company Act. Buyer is not, and following the Closing will continue not to be, an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act.

SECTION 4.24     Trust Account. Buyer has (and will have immediately prior to the Effective Time) at least $149,998,500.77 in the Trust Account, such monies invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and held in trust by Continental Stock Transfer & Trust Company pursuant to the Investment Management Trust Agreement, dated as of November 13, 2013, between Buyer and Continental Stock Transfer & Trust Company, as trustee, (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Buyer SEC Reports to be inaccurate in any material respect and/or that would entitle any Person (other than stockholders of Buyer holding shares of Buyer Common Stock sold in Buyer’s initial public offering who shall have elected to redeem their shares of Buyer Common Stock pursuant to Buyer’s certificate of incorporation, as amended) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except (x) to pay income and franchise taxes from any interest income earned in the Trust Account and (y) to redeem shares of Buyer Common Stock in accordance with the provisions of Buyer’s certificate of incorporation, as amended, as described in the Buyer SEC Reports (the “Permitted Releases”). At the Closing, all of the funds remaining in the Trust Account after accounting for the Permitted Releases may and shall be released and used to make the payments contemplated by Sections 2.7, 2.8 and 2.10.

SECTION 4.25     Listing. Buyer Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed for trading on the Nasdaq Capital Market. There is no Proceeding pending or, to the knowledge of Buyer or Merger Sub, threatened against Buyer by the Nasdaq Capital Market or the SEC with respect to any intention by such entity to deregister the Buyer Common Stock or prohibit or terminate the listing of Buyer Common Stock on the Nasdaq Capital Market. Buyer has taken no action that is designed to terminate the registration of Buyer Common Stock under the Exchange Act.

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SECTION 4.26     Fairness Opinion. Buyer has received an opinion from William Blair & Company, L.L.C. addressed to the Board of Directors of Buyer that the consideration to be paid by Buyer for the Company is fair, from a financial point of view, to Buyer (the “Fairness Opinion”). Buyer has obtained the authorization of William Blair & Company, L.L.C. to include a copy of the Fairness Opinion in the Proxy Statement.

SECTION 4.27     No Other Representations and Warranties. Except for the representations and warranties contained in this Article IV and in any certificate or agreement delivered pursuant hereto, neither of Buyer or Merger Sub nor any other Person on behalf of Buyer or Merger Sub or any of their respective Affiliates has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to Buyer or Merger Sub or with respect to any other information provided to the Company, and each of Buyer and Merger Sub disclaims any such representation or warranty. Except for the specific representations and warranties contained in this Article IV (as modified by the Buyer Disclosure Schedules) and in any certificate or agreement delivered pursuant hereto, each of Buyer and Merger Sub hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Company or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Company by any director, officer, employee, agent, consultant, or representative of Buyer or Merger Sub, or any of their respective Affiliates), and none of Buyer or Merger Sub will have or be subject to any liability or obligation to the Company or any other Person resulting from the distribution to the Company of, or any such party’s use of or reliance upon, any such information.

ARTICLE V

COVENANTS

SECTION 5.1     Access to Information. Subject to the Confidentiality Agreement and applicable Law relating to the sharing of information, prior to the Merger Closing Date, upon reasonable notice to the Company, Buyer shall be entitled, through its officers, employees and representatives and agents, to make such investigation of the personnel, properties, businesses and operations of the Company and its Subsidiaries and such examination of the books and records of the Company and its Subsidiaries as each reasonably requests (provided that they shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company and its Subsidiaries) and, at Buyer’s cost and expense, to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours upon reasonable advance notice and under reasonable circumstances and shall be subject to restrictions under applicable Law. Buyer and its representatives shall cooperate with the Company and its representatives and shall use their reasonable best efforts to minimize any disruption to the business in connection with such investigation and examination. Notwithstanding anything herein to the contrary, no such investigation or examination shall be permitted to the extent that it would require the Company or any of its Subsidiaries to disclose information subject to attorney-client privilege or conflict with any confidentiality obligations to which the Company or any of its Subsidiaries is bound. Notwithstanding anything to the contrary contained herein, prior to the Closing, without the prior written consent of a representative of the Company (who shall be identified in writing to Buyer as the representative contemplated by this Section 5.1), (i) Buyer and Merger Sub shall not contact any suppliers to, or franchisees, customers or employees of, the Company or any of its Subsidiaries about the Transactions or any matter relating to the Transactions and (ii) Buyer and Merger Sub shall have no right to perform invasive or subsurface investigations of the properties or facilities of the Company or any of its Subsidiaries. Buyer and Merger Sub shall and shall cause Buyer’s and Merger Sub’s Affiliates and representatives to keep confidential any non-public information received from the Company, its Affiliates or its representatives, directly or indirectly, pursuant to this Section 5.1 in accordance with the Confidentiality Agreement.

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SECTION 5.2     Conduct of the Business Pending the Closing.

(a) Prior to the Closing, except (w) as set forth on Schedule 5.2(a), (x) as required by applicable Law, (y) as otherwise contemplated by this Agreement or, in the case of the Company, the Stock Purchase Agreement or the Company Stockholders Agreement or, in the case of Buyer, the Common Stock Purchase Agreements, or (z) with the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed), each of Buyer and the Company shall, and shall cause each of its Subsidiaries to, (i) conduct its business in the Ordinary Course of Business, or in the ordinary course of business consistent with past practice in Buyer’s case; (ii) use commercially reasonable efforts to preserve substantially intact its corporate existence and business organization; (iii) use commercially reasonable efforts to preserve the goodwill and present business relationships (contractual or otherwise) with material franchisees, suppliers, licensors, distributors and others having material business relationships with it; and (iv) use commercially reasonable efforts to keep available the services of its current officers and employees.

(b) Without limiting the generality of the foregoing Section 5.2(a), except (w) as set forth on Schedule 5.2(b), (x) as required by applicable Law, (y) as otherwise contemplated by this Agreement, the Stock Purchase Agreement or the Company Stockholders Agreement or (z) with the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to:

(i) authorize or reserve for issuance, issue or sell any shares of the Company’s or any of its Subsidiaries’ capital stock or other equity securities;

(ii) authorize or reserve for issuance, issue or sell any securities convertible into, or options with respect to, warrants to purchase, or rights to subscribe for, any shares of the Company’s or any of its Subsidiaries’ capital stock or other equity securities;

(iii) effect any recapitalization, reclassification, stock dividend, stock split or like change in the capitalization of the Company or any of its Subsidiaries;

(iv) declare, set aside or make any payment or distribution of property (or cash) with respect to any security of the Company or its Subsidiaries or purchase, redeem or otherwise acquire any securities of the Company or its Subsidiaries (including any warrants, options or other rights to acquire any securities);

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(v) amend in any material respect the certificate of incorporation or by-laws or comparable organizational documents of the Company or any of its Subsidiaries, except (A) to increase the number of authorized shares of capital stock of the Company so to permit the Levy Subscription and (B) to effect the intent of the last sentence of Section 7.1(a) of the Company Stockholders Agreement;

(vi) subject to any Lien any of the properties or assets (whether tangible or intangible) of the Company or any of its Subsidiaries, except (A) in the Ordinary Course of Business or (B) for Permitted Exceptions;

(vii) become legally committed to make any capital expenditures, except for (A) capital expenditures pursuant to projects for which work has already been commenced or committed and is contemplated in the capital expenditure budget provided to Buyer or (B) capital expenditures related to any Emergency or Force Majeure;

(viii) enter into any merger or consolidation with any Person, or acquire the securities or a substantial portion of the assets of any Person;

(ix) incur or assume any Indebtedness in excess of $750,000 or guarantee any such Indebtedness, other than in the Ordinary Course of Business or pursuant to the Credit Agreement;

(x) loan or advance any funds to any Person such that the amount of principal of loan advances owed by such Person shall be in excess of $50,000;

(xi) sell, assign, license, transfer, convey or lease or otherwise dispose of any material properties or assets of the Company or any of its Subsidiaries except in the Ordinary Course of Business;

(xii) make or rescind any material election relating to Taxes, settle or compromise any material Proceeding relating to Taxes, or, except as required by applicable Law, make any material change to any of its methods of Tax accounting;

(xiii) make any material change to the terms of the Company’s or any of its Subsidiaries’ policies or procedures with respect to its relationships with any Company Franchisees, including (A) any material change to the terms of policies relating to franchisee rent, royalty, or advertising funds, or (B) any material modification to any existing program or plan providing any franchisee incentives or franchisee economic assistance;

(xiv) discharge or satisfy any material Lien or pay any material obligation or liability, other than in the Ordinary Course of Business;

(xv) delay, postpone or cancel the payment of accounts payable, the purchase of inventory, or the replacement of inoperable, worn-out or obsolete assets with assets of comparable quality, in each case in any material respect other than in the Ordinary Course of Business;

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(xvi) sell, assign, transfer, lease, license, permit to lapse, fail to maintain or abandon any material real property interest of the Company or its Subsidiaries, or take any action that could reasonably be expected to cause the loss, lapse or abandonment of any material real property interest of the Company or its Subsidiaries;

(xvii) other than in the Ordinary Course of Business, take or fail to take any action that could reasonably be expected to cause the loss, lapse or abandonment of any material Company Intellectual Property;

(xviii) form any Subsidiary or make a material investment in any other entity (other than the Company or a Subsidiary of the Company);

(xix) terminate or cancel, or amend or modify in any material adverse respect any material insurance policy of the Company or any of its Subsidiaries which is not replaced by a comparable amount of insurance with premiums at a comparable price;

(xx) cancel or waive any right or claim (or series of related rights and claims) either involving more than $1,000,000 or outside the Ordinary Course of Business;

(xxi) terminate, materially modify or cancel any Material Contract, or any Leased Real Property Lease, Company Leased Real Property Lease, Licensed Intellectual Property Contract, Company Benefit Plan, Company Employee Agreement or Company Specified Agreement that meets any of the descriptions set forth in clauses (i) through (xii) of the definition of “Material Contract” in Section 3.13(a), or enter into any Material Contract or any such Leased Real Property Lease, Company Leased Real Property Lease, Licensed Intellectual Property Contract, Company Benefit Plan, Company Employee Agreement or Company Specified Agreement outside the Ordinary Course of Business, except in the case of a Company Benefit Plan as required by Law; or

(xxii) authorize, or commit or agree to do, anything prohibited by this Section 5.2(b).

(c) Without limiting the generality of the foregoing Section 5.2(a), except (w) as set forth on Schedule 5.2(c), (x) as required by applicable Law, (y) as otherwise contemplated by this Agreement or the Common Stock Purchase Agreements or (z) with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), Buyer shall not, and shall not permit any of its Subsidiaries to:

(i) authorize or reserve for issuance, issue or sell any shares of Buyer’s or any of its Subsidiaries’ capital stock or other equity securities;

(ii) authorize or reserve for issuance, issue or sell any securities convertible into, or options with respect to, warrants to purchase, or rights to subscribe for, any shares of Buyer’s or any of its Subsidiaries’ capital stock or other equity securities;

(iii) effect any recapitalization, reclassification, stock dividend, stock split or like change in the capitalization of Buyer or any of its Subsidiaries;

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(iv) declare, set aside or make any payment or distribution of property (or cash) with respect to any security of Buyer or its Subsidiaries or purchase, redeem or otherwise acquire any securities of Buyer or its Subsidiaries (including any warrants, options or other rights to acquire any securities);

(v) amend the certificate of incorporation or by-laws or comparable organizational documents of Buyer or any of its Subsidiaries;

(vi) (A) other than in the ordinary course of business consistent with past practice or as contemplated by an existing Buyer Benefit Plan or Buyer Employee Agreement, agreement, policy or arrangement (including any collective bargaining agreement) increase the compensation or benefits of any employee, (B) materially increase the annual level of compensation of any executive officer of Buyer, (C) modify or amend any Buyer Benefit Plan or Buyer Employee Agreement in any manner that materially increases the amount of the liability attributable to Buyer or any of its Subsidiaries in respect of such Buyer Benefit Plan or Buyer Employee Agreement, (D) enter into, adopt, terminate, establish or materially modify or amend any Buyer Benefit Plans, except as required by Law, or (E) accelerate the vesting or payment of any compensation or benefits under any Buyer Benefit Plan (other than as required under any Buyer Benefit Plan or this Agreement);

(vii) subject to any Lien any of the properties or assets (whether tangible or intangible) of Buyer or any of its Subsidiaries, except (A) in the ordinary course of business consistent with past practice or (B) for Permitted Exceptions;

(viii) become legally committed to make any capital expenditures;

(ix) enter into any merger or consolidation with any Person, or acquire the securities or a substantial portion of the assets of any Person;

(x) incur or assume any Indebtedness or guarantee any Indebtedness other than to fund Approved Transaction Expenses;

(xi) loan or advance any funds to any Person;

(xii) sell, assign, license, transfer, convey or lease or otherwise dispose of any material properties or assets of Buyer or any of its Subsidiaries except in the ordinary course of business consistent with past practice;

(xiii) make or rescind any material election relating to Taxes, settle or compromise any material Proceeding relating to Taxes, or, except as required by applicable Law, make any material change to any of its methods of Tax accounting;

(xiv) discharge or satisfy any material Lien or pay any material obligation or liability, other than in the ordinary course of business consistent with past practice;

(xv) delay, postpone or cancel the payment of accounts payable in any material respect other than in the ordinary course of business consistent with past practice;

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(xvi) sell, assign, transfer, lease, license, permit to lapse, fail to maintain or abandon any material real property interest of Buyer or its Subsidiaries, or take any action that could reasonably be expected to cause the loss, lapse or abandonment of any material real property interest of Buyer or its Subsidiaries;

(xvii) take or fail to take any action that could reasonably be expected to cause the loss, lapse or abandonment of any patents, patent applications, trademarks, service marks, copyright registrations or applications for registration, in each case, that are owned by Buyer or any of its Subsidiaries and material to their business as currently conducted;

(xviii) form any Subsidiary or make a material investment in any other entity (other than Buyer or a Subsidiary of Buyer);

(xix) terminate or cancel, or amend or modify in any material adverse respect any material insurance policy of Buyer or any of its Subsidiaries which is not replaced by a comparable amount of insurance with premiums at a comparable price;

(xx) cancel or waive any right or claim (or series of related rights and claims) outside the ordinary course of business consistent with past practice;

(xxi) terminate, materially modify or cancel any material Contract, or enter into any material Contract outside the ordinary course of business consistent with past practice;

(xxii) initiate, compromise or settle any Proceeding;

(xxiii) use any portion of the Trust Account to acquire any shares of Buyer’s or any of its Subsidiaries’ capital stock or other equity securities, other than acquisitions of shares of Buyer Common Stock from holders of Buyer Common Stock who properly exercise their redemption rights in accordance with Buyer’s certificate of incorporation; or

(xxiv) authorize, or commit or agree to do, anything prohibited by this Section 5.2(c).

SECTION 5.3     Consents. From the date hereof until the Closing, Buyer, Merger Sub and the Company shall use (and the Company shall cause its Subsidiaries to use) their respective commercially reasonable efforts to obtain at the earliest practicable date all consents and approvals required to consummate the Transactions, including under the HSR Act; provided, however, that no party shall be obligated to pay any consideration to any third party, except as contemplated by Sections 5.4(a) and 5.19, from whom consent or approval is requested.

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SECTION 5.4     Regulatory Approvals.

(a) Each of Buyer, Merger Sub and, where applicable, the Company shall use their reasonable best efforts to obtain the expiration or early termination of any waiting periods, or any applicable approvals required, under the HSR Act or other Antitrust Law, and shall (i) make or cause to be made the registrations, declarations and filings required of such party under the HSR Act and any other Antitrust Law listed in Schedule 5.4 (“Antitrust Filings”) with respect to the Transactions as promptly as reasonably practicable and advisable after the date of this Agreement (but, with respect to the HSR Act, in no event later than five (5) Business Days following the Stock Purchase Closing Date), and any filing fees associated therewith shall be borne by Company and shall constitute an Approved Transaction Expense, and such initial filings from Buyer and the Company shall request early termination of any applicable waiting period under the HSR Act, (ii) agree not to extend any waiting period under the HSR Act or enter into any agreement with any Governmental Body not to consummate the Transactions, except with the prior written consent of the other party not to be unreasonably withheld, conditioned or delayed, (iii) subject to applicable Law, furnish to the other party as promptly as reasonably practicable all information required for any application or other filing to be made by the other party pursuant to any applicable Law in connection with the Transactions, (iv) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by, the Antitrust Division of the U.S. Department of Justice (the “DOJ”), the Federal Trade Commission (“FTC”) or any other Governmental Body in respect of such Antitrust Filings, this Agreement or the Transactions, (v) promptly notify the other party of any material communication between that party and the FTC, the DOJ or any other Governmental Body in respect of any Antitrust Filings or any inquiry or Proceeding relating to this Agreement or the Transactions and of any material communication received or given in connection with any Proceeding by a private party relating to the Transactions, (vi) subject to applicable Law, discuss with and permit the other party (and its counsel) to review in advance, and consider in good faith the other party’s reasonable comments in connection with, any Antitrust Filing or communication to the FTC, the DOJ or any other Governmental Body or in connection with any Proceeding by a private party to any other Person, relating to any Antitrust Filing or inquiry or other Proceeding relating to this Agreement or the Transactions, (vii) not participate or agree to participate in any substantive meeting, telephone call or discussion with the FTC, the DOJ or any other Governmental Body in respect of any Antitrust Filing, inquiry or Proceeding relating to this Agreement or the Transactions unless it consults with the other party in advance and, to the extent permitted by such Governmental Body, gives the other party the opportunity to attend and participate in such meeting, telephone call or discussion, (viii) subject to applicable Law, furnish the other party promptly with copies of all correspondence, filings and communications between them and their Affiliates on the one hand, and the FTC, the DOJ or any other Governmental Body or members of their respective staffs on the other hand, with respect to any Antitrust Filing, inquiry or Proceeding relating to this Agreement or the Transactions, and (ix) act in good faith and reasonably cooperate with the other party in connection with any Antitrust Filings and in connection with resolving any investigation or inquiry of any such agency or other Governmental Body under the HSR Act or any other Antitrust Law with respect to any such Antitrust Filing, this Agreement or the Transactions.

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(b) In furtherance and not in limitation of the foregoing, each of Buyer, Merger Sub and the Company shall take any and all steps necessary to (i) resolve, avoid or eliminate impediments or objections, if any, that may be asserted with respect to the Transactions under any Antitrust Law and (ii) avoid the entry of, effect the dissolution of, and have vacated, lifted, reversed or overturned, any Order that would prevent, prohibit, restrict or delay the consummation of the Transactions, so as to enable the parties hereto to close the Transactions expeditiously and as promptly as reasonably practicable. Without limiting the foregoing, Buyer and Merger Sub shall propose, negotiate, commit to and effect, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition or license of, and otherwise take or commit to take actions that after the Merger Closing Date would limit Buyer’s, any of its Affiliates’, the Company’s or any of its Subsidiaries’ freedom of action with respect to, or its or their ability to retain, one or more of the assets, properties, businesses, product lines or services of Buyer, any of its Affiliates, the Company or any of its Subsidiaries or any interest or interests therein. Buyer and Merger Sub also shall agree to terminate or assign any Contract or business relationship if required to obtain any necessary clearance, or the termination of any applicable waiting period, under any Antitrust Law. In addition, Buyer and Merger Sub shall defend vigorously through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated, lifted, reversed, overturned or terminated, any Order (whether temporary, preliminary or permanent) that would restrain, prevent or delay the Closing prior to the consummation of the Transactions, including by pursuing all available avenues of administrative and judicial appeal and all available legislative action. In furtherance of the foregoing, Buyer and Merger Sub shall negotiate in good faith with all applicable Governmental Bodies.

SECTION 5.5     Further Assurances. Each of Buyer, Merger Sub and the Company shall use (and the Company shall cause each of its Subsidiaries to use) its best efforts to (i) take all actions necessary or appropriate to consummate the Transactions and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the Transactions. Buyer, Merger Sub and the Company shall use their best efforts to cause the Closing to occur. Each of Buyer, Merger Sub and the Company shall not, and the Company shall not permit any of its Subsidiaries to, take any action that would, or that would reasonably be expected to, result in any of the conditions set forth in Article VI not being satisfied.

SECTION 5.6     Confidentiality. Buyer acknowledges that the information provided to it in connection with this Agreement and the other agreements contemplated hereby and the Transactions is subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate.

SECTION 5.7     Indemnification, Exculpation and Insurance.

(a) All rights to indemnification and advancement of expenses for acts or omissions occurring through the Closing in favor of the current or former directors, managers, partners and officers of the Company and its Subsidiaries (each, an “Indemnitee”) as provided in (i) the Company’s certificate of incorporation and by-laws and the organizational documents of such Subsidiaries as currently in effect and (ii) the indemnification agreements listed on Schedule 5.7, shall survive the consummation of the Transactions and continue in full force and effect in accordance with their respective terms and shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

(b) For a period of six (6) years after the Closing, Buyer shall cause to be maintained by the Surviving Corporation a “run-off” or “tail” directors’ and officers’ liability insurance policy to the current policy for the Company and its Subsidiaries (the “D&O Tail”), underwritten by one or more insurers with an A.M. Best rating no less than the A.M. Best rating of the current insurer for the Company and its Subsidiaries, with respect to matters occurring prior to or at the Closing and having coverage limits in the same aggregate amount as currently provided for a six (6)-year period following the Merger Closing Date. The costs of the D&O Tail shall be borne by the Surviving Corporation. In no event will Buyer or the Surviving Corporation be required to expend for each covered year an amount in excess of 300% of the current annual premium for such insurance.

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(c) If Buyer or the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 5.7.

SECTION 5.8     Publicity. Prior to Closing, no party hereto shall issue any press release or public announcement concerning this Agreement or the Transactions without obtaining the prior written approval of Buyer and the Company, which approval will not be unreasonably withheld, unless, in the judgment of counsel to the applicable party, public disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange, provided that, to the extent required by applicable Law, the party intending to make such release shall use its commercially reasonable efforts consistent with applicable Law and the rules of any stock exchange to consult with Buyer and the Company with respect to the text thereof. The parties agree to reasonably cooperate on the form of the initial press release to be issued in connection with the Transactions.

SECTION 5.9     Proxy Statement.

(a) As promptly as practicable following the execution and delivery of this Agreement, Buyer shall prepare a proxy statement in connection with the Transactions (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of Buyer relating to the Buyer Stockholder Meeting, for the purpose of, among other things, solicitation of proxies from holders of Buyer Common Stock to vote at the Buyer Stockholder Meeting in favor of (A) the adoption of this Agreement and the approval of the Transactions, (B) the issuance of Buyer Common Stock payable as merger consideration in the Merger, (C) the amendment to Buyer’s certificate of incorporation in the form of the Amended Buyer Charter and (D) any other proposals the parties hereto deem necessary to effectuate the Transactions. The Proxy Statement will comply as to form and substance in all material aspects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. Buyer shall file the Proxy Statement with the SEC as promptly as practicable following the Stock Purchase Closing.

(b) The Company acknowledges that a substantial portion of the Proxy Statement shall include disclosure regarding the Company and the Company’s management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practicable provide Buyer with all information concerning the operations of its business and the Company’s management and operations and financial condition, in each case, required to be included in the Proxy Statement, including the required financial statements of the Company prepared in accordance with Regulation S-X and a related consent from the Company’s independent public accountants. The Company shall, and shall cause its Subsidiaries to, make their managers, directors, officers and employees available to Buyer and its counsel in connection with the drafting of the Proxy Statement and responding in a timely manner to comments on the Proxy Statement from the SEC.

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(c) Prior to filing them with the SEC, Buyer will make available to the Company drafts of the Proxy Statement and any amendment or supplement to the Proxy Statement and provide the Company with an opportunity to comment on such drafts. Buyer shall promptly transmit any such amendment or supplement to its stockholders if at any time prior to the Buyer Stockholder Meeting there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement. Buyer will advise the Company, promptly after it receives notice thereof, of the time when the Proxy Statement has been approved by the SEC or any supplement or amendment has been filed, or of the issuance of any stop order, or of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

(c) Buyer, with the assistance of the Company, shall promptly respond to any SEC comments on the Proxy Statement and shall use reasonable best efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as soon after filing as practicable.

(d) Buyer shall, as soon as practicable following the filing of the preliminary Proxy Statement with the SEC duly call, give notice of, convene and hold a meeting of its stockholders (the “Buyer Stockholder Meeting”) for the purpose of seeking the approval of Buyer’s stockholders by the requisite vote under the Laws of the State of Delaware and Buyer’s certificate of incorporation and by-laws for (i) the adoption of this Agreement and the approval of the Transactions, (ii) the issuance of Buyer Common Stock payable as merger consideration in the Merger, (iii) the amendment to Buyer’s certificate of incorporation in the form of the Amended Buyer Charter and (iv) any other proposals the parties hereto deem necessary to effectuate the Transactions. Buyer shall use its reasonable best efforts to cause the Proxy Statement to be mailed to Buyer’s stockholders as promptly as practicable. Buyer shall, through Buyer’s Board of Directors, recommend to its stockholders that they (i) adopt this Agreement and approve the Merger and other Transactions, (ii) approve the issuance of Buyer Common Stock payable as merger consideration in the Merger, (iii) approve the amendment to Buyer’s certificate of incorporation in the form of the Amended Buyer Charter and (iv) approve any other proposals the parties hereto deem necessary to effectuate the Transactions (the “Buyer Board Recommendation”). Buyer agrees that its obligation to duly call, give notice or, convene and hold the Buyer Stockholders Meeting for the purpose of seeking the approval of Buyer’s stockholders on the matters described in clauses (i) through (iv) of the first sentence of this Section 5.9(d) shall not be affected by any change of the Buyer Board Recommendation, and Buyer agrees to submit the foregoing matters to the vote of its stockholders regardless of whether or not Buyer’s Board of Directors changes the Buyer Board Recommendation.

(e) Buyer shall make all necessary filings with respect to the Transactions under the Securities Act and the Exchange Act and applicable “blue sky” laws and rules and regulations thereunder.

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(f) If at any time prior to the Effective Time, any event, circumstance or information relating to Buyer, Merger Sub or the Company and its Subsidiaries, or any of their respective Subsidiaries, Affiliates, officers or directors, or the Original Stockholders or the Warrant Holders should be discovered by Buyer, Merger Sub or the Company, as applicable, that should be set forth in an amendment or supplement to the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify Buyer or the Company, as applicable, and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC by Buyer and, to the extent required by law, disseminated to the stockholders of Buyer; provided that no information received by Buyer and the Company pursuant to this Section 5.9(f) shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Buyer, and no such information shall be deemed to change, supplement or amend the Company Disclosure Schedules or the Buyer Disclosure Schedules.

SECTION 5.10     Employment and Employee Benefits.

(a) Buyer shall cause the Surviving Corporation and its Subsidiaries to provide Employees who continue to be employed by the Surviving Corporation and its Subsidiaries after the Merger Closing Date (the “Transferred Employees”), (i) for the period of twelve (12) months immediately following the Merger Closing Date, (x) at least the same level of base salary and hourly wages as in effect immediately prior to the Merger Closing Date, (y) employee benefit and incentive plans, programs, contracts and arrangements that are substantially similar, in the aggregate, to the Company Benefit Plans (excluding stock-based compensation) provided by the Company and its Subsidiaries to Transferred Employees prior to the Merger Closing Date, and (z) at least the same level of severance payments and benefits as would have been provided under the Company’s severance plans or policies as in effect immediately prior to the Merger Closing Date; and (ii) for the period immediately following the Merger Closing Date until December 31, 2015 (it being acknowledged that payments related to the Company’s 2014 fiscal year incentive plans will be paid promptly after completion of the 2014 fiscal year-end audit), the same level of cash incentive bonus opportunity as in effect immediately prior to the Merger Closing Date. From and after the Merger Closing Date, Buyer or one of its Affiliates shall honor, and shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their terms, all employment, retention and severance agreements and all severance, incentive and bonus plans, programs and arrangements (excluding with respect to stock-based compensation) as in effect immediately prior to the Merger Closing Date that are applicable to any Employees. Buyer or one of its Affiliates shall recognize the services of the Transferred Employees with the Company and its Subsidiaries prior to the Merger Closing Date as service with Buyer and its Affiliates in connection with any pension or welfare benefit plans and policies (including vacation, paid time off and holiday policies) maintained by Buyer or one of its Affiliates which is made available following the Merger Closing Date by Buyer or one of its Affiliates for purposes of any waiting period, vesting, eligibility and benefit entitlement. Buyer shall make commercially reasonable efforts to (i) waive, or cause its insurance carriers to waive, all limitations as to pre-existing and at-work conditions, if any, with respect to participation and coverage requirements applicable to Transferred Employees under any welfare benefit plan (as defined in Section 3(1) of ERISA) which is made available to Transferred Employees following the Merger Closing Date by Buyer or one of its Affiliates, and (ii) provide credit to Transferred Employees for any co-payments, deductibles and out-of-pocket expenses paid by such Transferred Employees under the employee benefit plans, programs and arrangements of the Company and its Subsidiaries during the portion of the relevant plan year including the Merger Closing Date.

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(b) Buyer shall cause the Surviving Corporation and its Subsidiaries to (i) credit each of the Transferred Employees with an amount of paid vacation and sick leave days following the Merger Closing Date equal to the amount of vacation time and sick leave days each such Transferred Employee has accrued but not yet used or cashed out as of the Merger Closing Date under the Company’s vacation and sick leave policies as in effect immediately prior to the Merger Closing Date, and (ii) allow each of the Transferred Employees to use such accrued vacation and sick leave days at such times as each would have been allowed under the Company’s vacation and sick leave policies as in effect immediately prior to the Merger Closing Date.

(c) Nothing set forth in this Section 5.10 shall confer any rights or remedies upon any Employee, any Transferred Employee or any other Person other than the parties hereto and their respective successors and assigns or shall constitute an amendment to any Company Benefit Plan or Buyer Benefit Plan or any other plan or arrangement covering the Transferred Employees. Nothing in this Section 5.10 shall obligate Buyer to continue the employment of any Transferred Employee for any specific period.

SECTION 5.11     Preservation of Books and Records. For the period of seven (7) years after the Merger Closing Date (or longer if required by Law):

(a) The Surviving Corporation shall maintain the books and records of the Company and its Subsidiaries relating to periods prior to the Closing (the “Books and Records”) and shall not dispose of or destroy, or permit the disposition or destruction of, any of the Books and Records without first offering to turn over possession thereof at the Surviving Corporation’s principal place of business to the GSMP Entities by written notice to the GSMP Entities at their principal place of business at least sixty (60) days prior to the proposed date of such disposition or destruction.

(b) The Surviving Corporation shall allow the Original Stockholders and their respective agents access to all Books and Records on reasonable notice and at reasonable times at Buyer’s principal place of business or at any location where any Books and Records are stored, for the purposes of (i) preparing Tax Returns and complying with the requirements of any Taxing Authority, (ii) financial reporting and accounting, (iii) complying with requirements of applicable Law and (iv) preparing for and conducting any litigation, and any Original Stockholder shall have the right, at its own expense, to make copies of any Books and Records for such purpose; provided that any such access or copying shall be had or done in such a manner so as not to unduly interfere with the normal conduct of Buyer’s business.

(c) Buyer shall and shall cause its Affiliates to make available to the Original Stockholders upon reasonable notice and at reasonable times and upon written request Buyer’s personnel to assist the Original Stockholders in locating and obtaining any Books and Records to which each of the Original Stockholders is entitled.

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SECTION 5.12     Supplementation and Amendment of Disclosure Schedules. From time to time after the date hereof until the Closing, the Company may supplement or amend the Company Disclosure Schedules which were delivered pursuant to this Agreement with respect to any matter first existing or occurring after the date hereof which, if existing or occurring at or prior to the date hereof, would have been required to be set forth or described in such Company Disclosure Schedules or which is necessary to correct any information in such Company Disclosure Schedules which has been rendered inaccurate thereby. No such supplement or amendment shall be taken into account for purposes of determining whether the conditions to closing set forth in Section 6.1(a) or Section 6.1(b) have been satisfied or the accuracy of any representation or warranty.

SECTION 5.13     CERCLA Waiver. Effective upon the Closing, each of Buyer and the Company, for itself, its Subsidiaries and their respective successors and assigns, hereby waives, and unconditionally releases each Stockholder and Warrant Holder from, any rights or remedies that Buyer, the Company, any of their Subsidiaries or any of their respective successors or assigns may otherwise have against such Stockholder or Warrant Holder under any Environmental Law, including any claim for contribution under the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), as amended, or common law.

SECTION 5.14     Exclusivity.

(a) The Company shall immediately cease any existing discussions and negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal (as defined below) and shall not enter into any Contract with respect to any Acquisition Proposal until the earlier of the consummation of the Transactions or the termination of this Agreement pursuant to Section 8.1. Until the earlier of the consummation of the Transactions or the valid termination of this Agreement pursuant to Section 8.1 hereof, neither the Company nor any of its Subsidiaries shall, directly or indirectly, through any Affiliate or any of its or their officers, directors, employees, attorneys, equityholders, financial advisors, accountants or other representatives or agents, directly or indirectly, (i) initiate, solicit, pursue, discuss or encourage any inquiries or the making of any proposal that constitutes an Acquisition Proposal, (ii) continue or engage in negotiations or discussions concerning, or provide any information to any Person relating to, any Acquisition Proposal other than information to any other Person which is traditionally provided in the regular course of business to third parties where the Company and its officers, directors and Affiliates have no reason to believe that such information may be utilized to evaluate any such Acquisition Proposal, or (iii) agree to, approve or recommend, or otherwise enter into any Contract with respect to, any Acquisition Proposal.

(b) For purposes of this Agreement, an “Acquisition Proposal” means any proposal, Contract, offer or inquiry by any Person or Persons for or with respect to (regardless how structured) (i) the acquisition of twenty percent (20%) or more of any class of the equity interests of the Company or any of its Subsidiaries pursuant to a merger, consolidation, dissolution, recapitalization, refinancing or otherwise, (ii) a transaction pursuant to which the Company issues or would issue, or such Person or Persons acquires or would acquire, twenty percent (20%) or more of any class of the equity interests of the Company or any Subsidiary thereof or (iii) a transaction pursuant to which such Person or Persons acquires or would acquire in any manner, directly or indirectly, any assets of the Company or any Subsidiary thereof constituting twenty percent (20%) or more of the fair market value of the assets of the Company and its Subsidiaries taken as a whole.

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(c) Buyer shall immediately cease any existing discussions and negotiations with any third parties conducted prior to the date hereof with respect to any Buyer Acquisition Proposal (as defined below) and shall not enter into any Contract with respect to any Buyer Acquisition Proposal until the earlier of the consummation of the Merger or the termination of this Agreement pursuant to Section 8.1. Until the earlier of the consummation of the Transactions or the valid termination of this Agreement pursuant to Section 8.1 hereof, neither Buyer nor Merger Sub shall, directly or indirectly, through any Affiliate or any of its or their officers, directors, employees, attorneys, equityholders, financial advisors, accountants or other representatives or agents, directly or indirectly, (i) initiate, solicit, pursue, discuss, inquire about or make any proposal that constitutes a Buyer Acquisition Proposal, (ii) continue or engage in negotiations or discussions concerning, or provide any information to or request any information from any Person relating to, any Buyer Acquisition Proposal other than information to or from any other Person which is traditionally provided in the regular course of business to third parties where Buyer, Merger Sub and their officers, directors and Affiliates have no reason to believe that such information may be utilized to evaluate any such Buyer Acquisition Proposal, or (iii) agree to, approve or recommend, or otherwise enter into any Contract with respect to, any Buyer Acquisition Proposal.

(d) For purposes of this Agreement, a “Buyer Acquisition Proposal” means any proposal, Contract, offer or inquiry by any Person or Persons for or with respect to (regardless how structured) (i) the acquisition of twenty percent (20%) or more of any class of the equity interests of another Person pursuant to a merger, consolidation, dissolution, recapitalization, refinancing or otherwise, (ii) a transaction pursuant to which another Person issues or would issue, or Buyer, its stockholders or any of its Subsidiaries acquire or would acquire, twenty percent (20%) or more of any class of the equity interests of such other Person or (iii) a transaction pursuant to which Buyer or any of its Subsidiaries acquires or would acquire in any manner, directly or indirectly, any assets of another Person constituting twenty percent (20%) or more of the fair market value of the assets of such other Person.

SECTION 5.15     Release. Effective as of the Closing, the Company, for itself and on behalf of each of its Subsidiaries and their respective successors and assigns, hereby fully and unconditionally releases, acquits and forever discharges the Sellers from any and all manner of actions, causes of actions, claims, obligations, orders, demands, damages, costs, expenses, compensation or other relief, whether known or unknown, whether in law or equity, arising out of or relating to or accruing from Sellers’ relationship with the Company and its Subsidiaries prior to the Closing; other than with respect to (i) any obligation under this Agreement or any other agreement contemplated hereby or with respect to any Transaction or (ii) any criminal action committed by such Persons.

SECTION 5.16     Tax Matters. Subject to the following sentence, Buyer shall not elect at any time to classify Merger Sub as a corporation for U.S. federal income tax purposes without the prior written consent of each of Levy Newco, Levy Newco II and the GSMP Entities. Upon written notice from Levy Newco, Levy Newco II and the GSMP Entities to such effect at any time on or prior to seventy-five (75) days following the Merger Closing Date, Buyer shall make such election as promptly as practicable.

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SECTION 5.17     Directors and Officers of Buyer. Subject to any limitation imposed under applicable Laws and Nasdaq listing requirements, the parties hereto shall take all necessary actions so that the persons designated by Buyer are elected or appointed, as applicable, to the positions of directors and officers of Buyer effective immediately after the Closing.

SECTION 5.18     Listing. Buyer will use its reasonable best efforts to cause the shares of Buyer Common Stock that will be issued in the Merger to be approved for listing on the Nasdaq Capital Market, subject to official notice of issuance, prior to the Effective Time. From the date hereof through the Closing, Buyer shall take all reasonable efforts which are necessary or reasonably desirable for Buyer to remain listed as a public company on the Nasdaq Capital Market.

SECTION 5.19     Credit Agreement Amendment. The Company shall use its (and cause its applicable Subsidiaries to use their) best efforts to cause certain lenders party to the Credit Agreement and applicable Subsidiaries of the Company to enter into the Credit Agreement Amendment as promptly as possible following the date hereof, providing for additional loans of at least $25,100,000 under the Credit Agreement to be funded on the Stock Purchase Closing Date and permitting the change of control with respect to the Company contemplated by this Agreement and the Stock Purchase Agreement and the repayment of all Indebtedness of Subsidiaries of the Company owed under the Notes; provided that the foregoing shall not be deemed to require the Company or any of its Subsidiaries to agree to any terms or conditions materially less favorable to the Company and its Subsidiaries, or to pay any fees to the Debt Financing Sources or any other debt financing sources materially in excess of the fees contemplated to be paid, under the Credit Agreement Amendment.

SECTION 5.20     Section 16 of the Exchange Act. Prior to the Closing, the Board of Directors of each of Buyer and the Company, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the Federal Securities and Exchange Commission so that the disposition of Common Stock, RSUs or Options and the acquisition of Buyer Common Stock, in each case, pursuant to this Agreement by any officer or director of the Company who is a covered Person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) or by any Person who is expected to become a covered Person of Buyer for purposes of Section 16, as applicable, shall be an exempt transaction for purposes of Section 16.

SECTION 5.21     Company Statement. On the Stock Purchase Closing Date, the Company shall cause the Chief Executive Officer and the Chief Financial Officer of the Company to deliver to Buyer a statement which certifies (i) the amount of Indebtedness as of the close of business on the day immediately preceding the Stock Purchase Closing Date, and which certifies such amount true, correct and complete, (ii) the amount of Company Cash as of the close of business on the day immediately preceding the Stock Purchase Closing Date, and which certifies such amount as being true, correct and complete, (iii) the amount of the Company’s Approved Transaction Expenses as of the close of business on the day immediately preceding the Stock Purchase Closing Date and that the Company and its Subsidiaries have not incurred any other Transaction Expenses that remain unpaid as of the close of business on the day immediately preceding the Stock Purchase Closing Date, and (iv) that, since December 31, 2013, the Company has not declared, set aside or made any payment or distribution of property (or cash) with respect to any security of the Company or its Subsidiaries or purchased, redeemed or otherwise acquired any securities of the Company or its Subsidiaries (including any warrants, options or other rights to acquire any securities) except for the redemption by Sagittarius in 2014 of certain senior subordinated notes of Sagittarius, the payment of interest with respect to the Notes and such senior subordinated notes of Sagittarius and the redemptions by the Company set forth on Schedule 3.5(d).

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SECTION 5.22     Indebtedness Certificate. On the Stock Purchase Closing Date, the Company shall deliver to Buyer a statement certifying the amount of Indebtedness owing under the Credit Agreement by the Company and its controlled Affiliates as of the close of business on the day immediately preceding the Stock Purchase Closing Date, as reflected in a statement provided to the Company or any of its Subsidiaries from the Credit Agreement Agent.

SECTION 5.23     Certain Amendments.

(a) Without the prior written consent of the Company, Buyer shall not, and shall not permit any of its Subsidiaries to, authorize, approve or enter into any amendment to, waive any provision of or terminate, any of the Common Stock Purchase Agreements or the Escrow Agreements or authorize any release of the funds escrowed under the Escrow Agreements other than to fund the cash portion of the merger consideration.

(b) Without the prior written consent of the Company, Buyer shall not, and shall not permit any of its Subsidiaries to, authorize or approve any reduction in the per share exercise price at which any shares of Buyer Common Stock may be purchased upon the exercise of any warrant to purchase shares of Buyer Common Stock.

ARTICLE VI

CONDITIONS TO CLOSING

SECTION 6.1     Conditions Precedent to Obligations of Buyer and Merger Sub. The obligations of Buyer and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Merger Closing Date, of each of the following conditions (any or all of which may be waived by Buyer in whole or in part to the extent permitted by applicable Law):

(a) the representations and warranties of the Company contained in Article III, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the Merger Closing Date as if made on and as of the Merger Closing Date (or, if given as of a specific date, at and as of such date), except (x) for changes permitted by this Agreement or (y) where the failure of such representations and warranties to be true and correct would not have (and would not reasonably be expected to have) a Material Adverse Effect with respect to the Company; and Buyer shall have received a certificate signed by an authorized officer of the Company, confirming the foregoing;

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(b) the Company shall have performed and complied in all material respects with all obligations, covenants and agreements required by this Agreement to be performed or complied with by the Company at or prior to the Closing; and Buyer shall have received a certificate signed by an authorized officer of the Company, confirming the foregoing;

(c) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(d) the required vote of the stockholders of Buyer with respect to this Agreement, the Merger and the Transactions shall have been obtained in accordance with the DGCL, Buyer’s certificate of incorporation, as amended, and the rules and regulations of the Nasdaq Stock Market, Inc.;

(e) the waiting period applicable to the Transactions under the HSR Act and any other applicable Antitrust Laws shall have expired or early termination shall have been granted;

(f) since the date hereof, there shall not have been any event or circumstance which shall have resulted in a Material Adverse Effect with respect to the Company and no change or event shall have occurred that would reasonably be expected to result in such a Material Adverse Effect;

(g) the closing of the Levy Subscription and the Levy Stock Purchase shall have occurred in accordance with the terms of the Stock Purchase Agreement;

(h) the Credit Agreement Amendment shall have become effective and shall be effective on the Merger Closing Date;

(i) the Company shall have caused F&C Restaurant and Sagittarius to repay all Indebtedness of Subsidiaries of the Company owed under the Notes upon the Stock Purchase Closing Date;

(j) all Warrant Holders shall have exchanged all Warrants for Common Stock in accordance with the Stock Purchase Agreement;

(k) the required vote of the stockholders of the Company with respect to this Agreement, the Merger and the Transactions shall have been obtained in accordance with the DGCL and the Company’s certificate of incorporation, as amended; and

(l) the Company shall have delivered to Buyer a certificate, dated not more than thirty (30) days prior to the Merger Closing Date, prepared in accordance with Treasury Regulations Section 1.1445-2(c), duly executed by a responsible officer of the Company, certifying that the ownership interests of the Company are not “United States real property interests” within the meaning of Section 1445 of the Code.

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SECTION 6.2     Conditions Precedent to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Merger Closing Date, of each of the following conditions (any or all of which may be waived by the Company in whole or in part to the extent permitted by applicable Law):

(a) the representations and warranties of Buyer and Merger Sub contained in Article IV, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the Merger Closing Date as if made on and as of the Merger Closing Date (or, if given as of a specific date, at and as of such date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a Material Adverse Effect with respect to Buyer or to impair in any material respect the ability of Buyer or Merger Sub to perform its obligations under this Agreement or prevent or materially delay consummation of the Transactions; and the Company shall have received a certificate signed by an authorized officer of each of Buyer and Merger Sub, confirming the foregoing;

(b) Buyer and Merger Sub each shall have performed and complied in all material respects with all obligations, covenants and agreements required by this Agreement to be performed or complied with by Buyer or Merger Sub at or prior to the Closing; and the Company shall have received a certificate signed by an authorized officer of each of Buyer and Merger Sub, confirming the foregoing;

(c) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(d) the required vote of the stockholders of Buyer with respect to this Agreement, the Merger and the Transactions shall have been obtained in accordance with the DGCL, Buyer’s certificate of incorporation, as amended, and the rules and regulations of the Nasdaq Stock Market, Inc.;

(e) the waiting period applicable to the Transactions under the HSR Act and any other applicable Antitrust Laws shall have expired or early termination shall have been granted;

(f) since the date hereof, there shall not have been any event or circumstance which shall have resulted in a Material Adverse Effect with respect to Buyer and no change or event shall have occurred that would reasonably be expected to result in such a Material Adverse Effect;

(g) the closing of the Levy Subscription and the Levy Stock Purchase shall have occurred in accordance with the terms of the Stock Purchase Agreement;

(h) the Credit Agreement Amendment shall have become effective and shall be effective on the Merger Closing Date;

(i) the Registration Rights Agreement, dated as of November 13, 2013, by and among Buyer, Buyer Sponsor and the other Persons party thereto, shall have been terminated, and all rights and obligations hereunder shall have ceased, and shall be of no further force and effect; and the Company shall have received evidence reasonably satisfactory to the Company of the foregoing;

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(j) Buyer shall have delivered to the Exchange Agent certificates representing the Per Share Equity Consideration to be delivered in respect of each share of Common Stock held by an Original Stockholder, Levy Newco or Levy Newco II;

(k) Buyer shall have delivered to the Company certificates representing the merger consideration payable in Buyer Common Stock to be delivered in respect of each share of Common Stock underlying an Option or RSU held by an Optionholder or an RSU Holder;

(l) the required vote of the stockholders of the Company with respect to this Agreement, the Merger and the Transactions shall have been obtained in accordance with the DGCL and the Company’s certificate of incorporation, as amended; and

(m) the shares of Buyer Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq Capital Market, subject to official notice of issuance.

SECTION 6.3     Frustration of Closing Conditions. None of the Company, Merger Sub or Buyer may rely on the failure of any condition set forth in Section 6.1 or Section 6.2, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its best efforts to comply with any provision of this Agreement.

ARTICLE VII

SURVIVAL

SECTION 7.1     Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the parties hereto contained herein shall not survive the Closing, except for those covenants contained herein that by their terms apply or are to be performed in whole or in part after the Closing. There are no remedies available to the parties hereto with respect to any breach of the representations, warranties, covenants or agreements of the parties to this Agreement after the Closing, except for covenants to be performed in whole or in part after the Closing. Notwithstanding anything to the contrary elsewhere in this Agreement, no party shall, in any event, be liable to the other party for any consequential, special or punitive damages (except to the extent of third party claims therefor).

ARTICLE VIII

TERMINATION

SECTION 8.1     Termination of Agreement. This Agreement may be terminated and the Transactions may be abandoned any time prior to the Closing as follows:

(a) by the Company or Buyer on or after September 30, 2015, if the Closing shall not have occurred by the close of business on such date; provided that the right to terminate this Agreement pursuant to this Section 8.1(a) shall not be available to the Company or Buyer, as applicable, if the principal reason the Closing shall not have occurred by such time is the breach by such party (including Merger Sub, in the case of Buyer) of any of its obligations under this Agreement;

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(b) by mutual written consent of the Company and Buyer;

(c) by the Company or Buyer if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the Transactions, it being agreed that the parties hereto shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence); provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to the Company or Buyer, as applicable, if the issuance of such final nonappealable Order was primarily due to the breach by such party (including Merger Sub, in the case of Buyer) of its obligations under this Agreement;

(d) by Buyer if (i) Buyer is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement, and (ii) any of the conditions set forth in Section 6.1(a) or Section 6.1(b) is incapable of fulfillment (other than conditions that by their nature are to be satisfied at the Closing), or if the breach giving rise to the failure of any such conditions to be satisfied is incurable;

(e) by the Company if (i) the Company is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement, and (ii) any of the conditions set forth in Section 6.2(a) or Section 6.2(b) is incapable of fulfillment (other than conditions that by their nature are to be satisfied at the Closing), or if the breach giving rise to the failure of any such conditions to be satisfied is incurable; or

(f) by Buyer or the Company upon the termination of the Stock Purchase Agreement, provided that (i) the Company may not terminate this Agreement pursuant to this Section 8.1(f) if the Stock Purchase Agreement is terminated as a result of the Company’s breach thereof and (ii) Buyer may not terminate this Agreement pursuant to this Section 8.1(f) if the Stock Purchase Agreement is terminated as a result of Levy Newco’s or Levy Newco II’s breach thereof.

SECTION 8.2     Procedure Upon Termination. In the event of termination of this Agreement by Buyer or the Company, or both, pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party, and this Agreement shall terminate, and the Transactions shall be abandoned, without further action by the parties.

SECTION 8.3     Effect of Termination. If this Agreement is validly terminated pursuant to Section 8.1, this Agreement shall become void and of no effect with no liability on the part of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto; provided, however, that, subject to the terms of this Agreement, if such termination shall result from the failure of any party to perform an agreement or covenant contained herein, such party shall not be relieved of any liability as a result of such failure or breach; provided, further, that the provisions of Section 5.8, this Section 8.3, Article I and Article IX and the provisions of the Confidentiality Agreement shall survive any such termination.

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ARTICLE IX

MISCELLANEOUS

SECTION 9.1     Payment of Sales, Use or Similar Taxes. Notwithstanding anything herein to the contrary, the Surviving Corporation shall timely pay or cause to be paid all sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the Transactions.

SECTION 9.2     Expenses. Except as provided in Section 9.1, each party to this Agreement shall bear its respective fees, costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Transactions (including legal, accounting, financial advisor and other professional fees, collectively, “Transaction Expenses”), provided, that the Surviving Corporation shall pay and be solely responsible for the Approved Transaction Expenses.

SECTION 9.3     Entire Agreement . This Agreement (including the schedules and exhibits hereto), the Confidentiality Agreement, and each other agreement, document, instrument or certificate contemplated hereby or to be executed in connection with the Transactions, represent the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements among the parties respecting the Transactions. The parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting the Transactions exclusively in contract pursuant to the express terms and provisions of this Agreement and the other agreements, documents, instruments and certificates contemplated hereby, and the parties hereto expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement or any of the agreements, documents, instruments or certificates contemplated hereby.

SECTION 9.4     Amendments and Waivers. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by Buyer and the Company; provided that the observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver; provided, further, that, after receipt of the Stockholder Written Consent, if any such amendment or waiver shall by applicable Law require further approval of the Stockholders, the effectiveness of such amendment or waiver shall be subject to the approval of the Stockholders; and provided, further, that Sections 5.7, 5.11, 5.13, 5.15, 5.16 and 9.14, each of which provisions is intended to be for the benefit of the Persons referred to therein and may be enforced by any such Person, and any related defined terms, may not be amended without the prior written consent of such Persons. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Notwithstanding anything to the contrary herein, this Section 9.4 and Sections 9.5, 9.6(b), 9.9 and 9.11 (and any provision of this Agreement to the extent an amendment, modification or supplementation of such provision would modify the substance of such Sections) may not be amended, modified or supplemented in a manner that adversely affects the rights of the Debt Financing Sources without the prior written consent of the Debt Financing Sources.

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SECTION 9.5     Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement, including all claims (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement or the Transactions (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and construed in accordance with the domestic Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than the State of Delaware. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that any claim, suit controversy, dispute, action or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, to which any of the Debt Financing Sources is a party arising out of, or in any way relating to, the Transactions contemplated hereby, including to any dispute arising out of or relating in any way to the Credit Agreement Amendment, shall be governed by, and constructed in accordance with, the laws of the State of New York.

SECTION 9.6     Jurisdiction and Venue.

(a) Any litigation against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought exclusively in the Court of Chancery of the State of Delaware (unless the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in which case, in any state or federal court within the State of Delaware located in New Castle County) (together with the appellate courts thereof, the “Chosen Courts”) and each of the parties hereby submits to the exclusive jurisdiction of the Chosen Courts for the purpose of any such litigation. Each party irrevocably and unconditionally agrees not to assert (i) any objection which it may ever have to the laying of venue of any such litigation in any Chosen Court, (ii) any claim that any such litigation brought in any Chosen Court has been brought in an inconvenient forum and (iii) any claim that any Chosen Court does not have jurisdiction with respect to such litigation. To the extent that service of process by mail is permitted by applicable Law, each party irrevocably consents to the service of process in any such litigation in such courts by the mailing of such process by registered or certified mail, postage prepaid, to such party at its address for notices provided for herein.

(b) Each of the parties hereto (i) agrees that it will not bring or support any claim, suit, action, proceeding, cross-claim or third-party claim against the Debt Financing Sources in any way relating to this Agreement or any of the Transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Credit Agreement Amendment or the performance thereof, in any forum other than any state or federal court of competent jurisdiction within the State of New York located in New York County, and any appellate court thereof, and each of the parties hereto submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts and (ii) waives, to the fullest extent permitted by law, any objection which such party may have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such claim, suit, action or proceeding in any such court. Notwithstanding any provision of this Agreement, each party hereto agrees that none of the Debt Financing Sources shall have any liability or obligation to any party hereto relating to this Agreement or any of the Transactions contemplated hereby, whether at law or equity, in contract, in tort or otherwise, it being understood and agreed that nothing herein shall limit the Company’s and its Subsidiaries’ rights and the Debt Financing Sources’ obligations under the Credit Agreement and the Credit Agreement Amendment.

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SECTION 9.7     Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case to the parties at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other parties pursuant to this provision):

If to the Company prior to the Closing, to:

Del Taco Holdings, Inc.

25521 Commercentre Drive, Suite 200

Lake Forest, CA 92630

Attn:	Jack T. Tang
Fax:	949-616-5002

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attn:	Robert C. Schwenkel, Esq.
David L. Shaw, Esq.
Fax:	212-859-4000

If to Buyer or Merger Sub and, post-Closing, the Company, to:

Levy Acquisition Corp.

444 North Michigan Avenue, Suite 3500

Chicago, IL 60611

Attn:	Lawrence Levy
Fax:	312-245-2916

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with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP

227 West Monroe Street

Chicago, IL 60606-5096

Attn:	Stanley H. Meadows
Scott M. Williams
Fax:	312-984-7700

SECTION 9.8     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

SECTION 9.9     Binding Effect; Assignment; Third Party Beneficiaries . This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as contemplated by Section 2.6 (with respect to the Stockholders’ and the Warrant Holders’ rights to receive the merger consideration described therein), Section 2.8 (with respect to the Optionholders’ right to receive the Option Amount and the RSU Holders’ right to receive the RSU Settlement Amount), and Sections 5.7, 5.11, 5.13, 5.15, 5.16, 9.4 and 9.14 (each of which provisions is intended to be for the benefit of the Persons referred to therein and may be enforced by any such Person), and except for rights of the Debt Financing Sources, each of which is an intended third party beneficiary of the rights set forth in Sections 9.4, 9.5, 9.6(b), this Section 9.9 and Section 9.11, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement. Notwithstanding anything herein to the contrary, prior to the Closing, the Company shall have the right to enforce the rights of the Original Stockholders, the Warrant Holders, the Optionholders and the RSU Holders to pursue damages in the event of Buyer’s or Merger Sub’s breach of this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other parties hereto, and any attempted assignment without the required consents shall be void.

SECTION 9.10     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. A signature delivered by facsimile or by electronic means intended to preserve the original graphic and pictorial appearance thereof shall be deemed to be an original signature.

SECTION 9.11     Waiver of Jury Trial. Each party hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury in respect of any Proceeding directly or indirectly arising out of, under or in connection with this Agreement, including any Proceeding involving the Debt Financing Sources, any Company Documents, any Buyer Documents, any Merger Sub Documents or any Transaction. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Company Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.11.

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SECTION 9.12     Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages or legal remedies, even if available, would not be an adequate remedy therefor. Therefore, it is accordingly agreed that, in addition to any other remedies, each party shall be entitled to equitable relief, including an injunction or injunctions, to prevent or restrain any breach or threatened breach of this Agreement by any other party and to enforce specifically the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of any other party, in the Chosen Courts, and appropriate injunctive relief (including any Order sought by the Company to cause Buyer to perform its covenants and agreements contained in this Agreement) may be applied for and granted in connection therewith. Each of the parties hereto hereby waives: (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate; and (ii) any requirement to post a bond or other security as a prerequisite to obtaining equitable relief.

SECTION 9.13     Trust Account Waiver. The Company acknowledges that Buyer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Buyer and one or more businesses or assets (a “Business Combination”). The Company further acknowledges that, as described in the prospectus dated November 13, 2013 (the “Prospectus”) available at www.sec.gov, substantially all of Buyer’s assets consist of the cash proceeds of Buyer’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in the Trust Account for the benefit of Buyer, certain of its public stockholders and the underwriters of Buyer’s initial public offering. As described in the Prospectus, except with respect to interest earned on the funds held in the Trust Account that may be released to Buyer to pay its franchise and income tax obligations, the cash in the Trust Account may be disbursed only (i) to Buyer in limited amounts from time to time in order to permit Buyer to pay its operating expenses; (ii) if Buyer completes the transactions which constitute a Business Combination, as defined in the Prospectus, then to those Persons and in such amounts as described in the Prospectus; and (iii) if Buyer fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the Trust Agreement, to Buyer in limited amounts to permit Buyer to pay the costs and expenses of its liquidation and dissolution, and then to Buyer’s public stockholders (as such term is defined in the agreement governing the Trust Account). For and in consideration of Buyer entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company, on behalf of itself and its directors, officers, Affiliates and stockholders, hereby irrevocable waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account and agree not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with Buyer; provided that (x) nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against Buyer for legal relief against monies or other assets held outside the Trust Account or for specific performance or other equitable relief in connection with the consummation of the Transactions (including a claim for Buyer to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the Buyer Stockholder Redemption) to the Sellers in accordance with the terms of this Agreement and the Trust Agreement) so long as such claim would not affect Buyer’s ability to fulfill its obligation to effectuate the Buyer Stockholder Redemption, and (y) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against Buyer’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

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SECTION 9.14     Legal Representation.

(a) In any dispute or Proceeding arising after the Closing under or in connection with this Agreement or any of the other agreements contemplated hereby, the parties agree that any of the Original Stockholders, the Optionholders, the RSU Holders or the Warrant Holders shall have the right, at its election, to retain the firm of Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”) to represent such Original Stockholder, Warrant Holder, Optionholder, or RSU Holder in such matter, and Buyer and the Company (on behalf of themselves, their respective Affiliates, directors, officers, employees and representatives and their respective successors and assigns) hereby irrevocably waive and consent to any such representation in any such matter.

(b) Each of the parties further agrees that all communications among Fried Frank, the Company, any of its Subsidiaries and any Original Stockholder, Warrant Holder, Optionholder or RSU Holder related to this Agreement or any of the other agreements contemplated hereby, together with the attorney-client privilege, the expectation of client confidence and all other rights to any evidentiary privilege, belong to such Original Stockholder, Warrant Holder, Optionholder, or RSU Holder, as applicable, and shall not pass to or be claimed by the Company or any of its Affiliates.

(c) If the Transactions are consummated, (i) the Company and its Subsidiaries shall have no right of access to or control over any of Fried Frank’s records related to such transactions, which shall become the property of (and be controlled by) the Original Stockholders, the Warrant Holders, the Optionholders, or the RSU Holders, as applicable, and (ii) it would be impracticable to remove from the records (including emails and other electronic files) of the Company and its Subsidiaries any privileged communications with or among Fried Frank, the Company, any of its Subsidiaries and any Original Stockholder, Warrant Holder, Optionholder or RSU Holder. The Company, its Subsidiaries, Buyer and Merger Sub agree not to access, review or otherwise use, examine or rely upon such privileged communications that may remain in the records of the Company or its Subsidiaries, and the parties agree that no attorney-client privilege, attorney work product or other privilege or protection is waived or intended to be waived by allowing such material to remain in the files of the Company or its Subsidiaries.

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(d) Furthermore, in the event of a dispute between any Original Stockholders, Warrant Holders, Optionholders or RSU Holders, on the one hand, and the Company or any of its Subsidiaries, on the other hand, arising out of or relating to any matter in which Fried Frank acted for them both, none of the attorney-client privilege, the expectation of client confidence or any other rights to any evidentiary privilege will protect from disclosure to the Original Stockholders, the Warrant Holders, the Optionholders or the RSU Holders, as applicable, any information or documents developed or shared during the course of Fried Frank’s joint representation of the Original Stockholders, the Warrant Holders, the Optionholders and the RSU Holders and the Company and its Subsidiaries.

** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers, as of the date first written above.

DEL TACO HOLDINGS, INC.

By:	/s/ Steven L. Brake
Name: Steven L. Brake
Title: EVP, Chief Financial Officer

LEVY ACQUISITION CORP.

By:	/s/ Steven C. Florsheim
Name: Steven C. Florsheim
Title: Executive Vice President

LEVY MERGER SUB, LLC

By:	/s/ Steven C. Florsheim
Name: Steven C. Florsheim
Title: Executive Vice President

Signature Page To Agreement and Plan of Merger

†The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

ANNEX B

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LEVY ACQUISITION CORP.

[__________], 2015

Levy Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.	The name of the Corporation is Levy Acquisition Corp. The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on August 2, 2013 and was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 13, 2013 (the “Prior Certificate”).

2.	This Second Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate”) was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3.	This Amended and Restated Certificate restates, integrates and further amends the provisions of the certificate of incorporation of the Corporation as heretofore amended.

4.	Certain capitalized terms used in this Amended and Restated Certificate are defined where appropriate herein.

5.	The text of the certificate of incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is Del Taco Restaurants, Inc. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE III

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, City of Wilmington, County of New Castle, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 401,000,000 shares, consisting of 400,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

B-1

Section 4.2 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a) Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including a Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation).

(b) Dividends. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(c) Liquidation, Dissolution and Winding Up. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Amended and Restated Certificate or the Bylaws (“Bylaws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Amended and Restated Certificate.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

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(b) Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors expired at the first annual meeting of the stockholders of the Corporation following the effectiveness of the Prior Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of the Prior Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of the Prior Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of the Prior Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three year term. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock — Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

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ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Meetings. Subject to the rights of the holders of any outstanding series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

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(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Amended and Restated Certificate or in the future.

ARTICLE X

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) of the Corporation to bring (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action, suit or proceeding asserting a claim against the Corporation or any of its directors, officers or employees arising pursuant to any provision of the DGCL, this Amended and Restated Certificate or the Bylaws or (iv) any action, suit or proceeding asserting a claim against the Corporation or any of its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of clauses (i) through (iv), any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. If any provision of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance to such person and of the remaining provisions of this Article X to such person, and the application of such provision to other persons and circumstances, shall not in any way be affected or impaired thereby. Any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have received notice of and consented to the provisions of this Article X.

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ARTICLE XI

AMENDMENT OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI.

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IN WITNESS WHEREOF, Levy Acquisition Corp. has caused this Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

LEVY ACQUISITION CORP.

By:
Name: Ari Levy
Title: President and Chief investment Officer

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Annex C

Del Taco Restaurants, Inc.

(previously known as Levy Acquisition Corp.)

OMNIBUS INCENTIVE PLAN

Dated as of __________, 2015

ARTICLE 1

Background and Purpose of the Plan

1.1         Background . This Omnibus Incentive Plan (the “Plan”) permits the grant of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, and other Awards.

1.2         Purpose . The purposes of the Plan are (i) to attract and retain highly competent persons as Employees, Directors, and Consultants of the Company and its Affiliates; (ii) to provide additional incentives to such Employees, Directors, and Consultants by aligning their interests with those of the Company’s shareholders; and (iii) to promote the success and business of the Company and its Affiliates.

1.3         Eligibility . Service Providers who are Employees, Consultants, or Directors, who are determined by the Committee to be significantly responsible for the success and future growth and profitability of the Company, are eligible to receive Awards under the Plan. However, Incentive Stock Options may be granted only to Employees.

1.4         Definitions . Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.

ARTICLE 2

Share Limits

2.1         Shares Subject to the Plan .

Shares Reserved . Subject to adjustment as provided in Section 2.3 hereof, the maximum number of Shares available for delivery to Service Providers pursuant to Awards granted under the Plan shall be 3,300,000 Shares.

All of the available Shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards under the Plan that are to be settled in Shares. The Shares available for delivery under this Plan may be authorized and unissued Shares or treasury Shares.

(a)         Shares Counted Against Limitation. Shares covered by an Award granted under the Plan shall not be counted as used unless and until such Shares are actually issued and delivered to a Participant. In addition, any Shares exchanged by a Participant as full or partial payment to the Company of the exercise price under any Stock Option exercised under the Plan, any Shares retained by the Company pursuant to a Participant’s tax withholding election, any Shares covered by an Award which is settled in cash, and any Shares withheld by the Company in connection with an Award which is net-settled, shall become available for future Awards under the Plan.

(b)         Lapsed Awards. If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part (including as a result of Shares constituting or subject to an Award being repurchased by the Company pursuant to a contractual repurchase right), then the unissued Shares that were subject to such Award and/or such surrendered, canceled, forfeited, or repurchased Shares (as the case may be) shall become available for future Awards under the Plan.

(c)         Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger, consolidation or similar transaction involving such Acquired Company and the Company or an Affiliate, or the acquisition by the Company or an Affiliate of property or stock of the Acquired Company. The Committee may direct that substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any such substitute Awards granted under this Section 2.1(d) shall not count against the Share limitations set forth in Section 2.1(a) or Section 2.2.

2.2         Individual Limits . Awards under the Plan shall be subject to the following individual limits, which shall be construed and applied consistently with Code §162(m), except that the limits shall apply to all Service Providers:

(a)         Stock Options. Subject to adjustment as provided in Section 2.3, the maximum aggregate number of Shares subject to Stock Options granted in any one Fiscal Year to any one Service Provider shall be 800,000 Shares.

(b)         Stock Appreciation Rights. Subject to adjustment as provided in Section 2.3, the maximum aggregate number of Shares subject to Stock Appreciation Rights granted in any one Fiscal Year to any one Service Provider shall be 800,000 Shares.

(c)         Restricted Stock and Restricted Stock Units. Subject to adjustment as provided in Section 2.3, the maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Fiscal Year to any one Service Provider shall be 800,000 Shares.

(d)         Performance Awards. Subject to adjustment as provided in Section 2.3, (i) the maximum aggregate number of Shares subject to Performance Awards payable in Shares granted in any one Fiscal Year to any one Service Provider shall be 800,000 Shares, and (ii) the maximum aggregate amount awarded with respect to Performance Awards payable in cash granted in any one Fiscal Year to any one Service Provider shall be $2,500,000.00, determined as of the date of payout.

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(e)         Cash-Based Awards. Subject to adjustment as provided in Section 2.3, the maximum aggregate amount awarded with respect to Cash-Based Awards granted in any one Fiscal Year to any one Service Provider shall be $2,500,000.00, determined as of the date of payout.

(f)         Other Share-Based Awards. Subject to adjustment as provided in Section 2.3, the maximum aggregate grant with respect to other Share-Based Awards in any one Fiscal Year to any one Service Provider shall be 800,000 Shares.

(g)         Canceled Awards. Any Awards granted to a Service Provider that are canceled shall continue to count toward the individual share limit applicable to that Service Provider set forth in this Section 2.2.

2.3         Adjustments .

(a)         In the event that there is any dividend or distribution payable in Shares, or any adjustment, recapitalization, reclassification, reorganization or other change in the Company’s capital structure or its business, including without limitation, any stock split, reverse stock split, stock dividend, cash dividend or dividend or distribution of cash, stock or other property, share combination or similar event affecting the capital structure of the Company (including a Corporate Transaction as defined in Section 2.3(b) below), then the maximum aggregate number of Shares available for Awards under Section 2.1 of the Plan, the maximum number of Shares issuable to a Service Provider under Section 2.2 of the Plan, and any other limitation under this Plan on the maximum number of Shares issuable to an individual Service Provider or in the aggregate shall be proportionately adjusted (and rounded down to a whole number) by the Committee as it deems equitable in its discretion to prevent dilution or enlargement of the rights of the Participants. In addition, in the event of any distribution or transaction of the type described in the preceding sentence, the Committee may make appropriate and equitable substitutions or adjustments to the number and kind of Shares or other securities subject to outstanding Awards, and/or to the exercise price of outstanding Stock Options and Stock Appreciation Rights. The Committee’s determination with respect to any such adjustments under this Section 2.3(a) shall be conclusive and binding on all Participants.

(b)         In the case of any merger, consolidation, acquisition or disposition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, disaffiliation or similar event affecting the Company or any of its Affiliates (a “Corporate Transaction”), the Committee may, in its discretion, (i) cancel all outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion; and (ii) substitute other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards. Any action or adjustment authorized under this Section 2.3(b) and taken by the Committee shall be conclusive and binding on all Participants.

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(c)         Notwithstanding anything herein to the contrary, the Committee may not take any such action described in this Section 2.3 that would cause an Award that is otherwise exempt from Code §409A to become subject to Code §409A, or cause an Award that satisfies the requirements of Code §409A to fail to so comply with such requirements.

ARTICLE 3

Administration of the Plan

3.1         Administrator . The Plan shall be administered by the Committee.

3.2         Powers of the Committee . Subject to the provisions of the Plan, Applicable Laws, and the specific duties delegated by the Board to the Committee, the Committee shall have the authority in its discretion: (i) to determine the Fair Market Value; (ii) to select the Service Providers to whom Awards may be granted hereunder and the types of Awards to be granted to each; (iii) to determine the number of Shares to be covered by each Award granted hereunder; (iv) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other securities, other Awards, or other property; (v) to approve forms of Award Agreements; (vi) to determine, in a manner consistent with the terms of the Plan, the terms and conditions of any Award granted hereunder, based on such factors as the Committee, in its sole discretion, shall determine; (vii) to construe and interpret the terms of the Plan and Award Agreements; (viii) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (ix) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established pursuant to Section 12.1 of the Plan; (x) to authorize withholding arrangements pursuant to Section 10.7(b) of the Plan; (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee; (xii) to accelerate the vesting of an Award; and (xiii) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.

3.3         Compliance with Applicable Laws . The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws.

3.4         Effect of Committee’s Decision and Committee’s Liability . The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and any other permitted holders of Awards. Neither the Committee nor any of its members shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement.

3.5         Delegation to Executive Officers . To the extent permitted by Applicable Laws, the Committee may delegate to one or more Executive Officers the powers: (i) to designate Employees who are not Executive Officers as eligible to participate in the Plan; and (ii) to determine the amount and type of Awards that may be granted to Employees, provided however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to Participants who are, or who are reasonably expected to be, Executive Officers or (ii) in such a manner as would cause the Plan not to comply with the requirements of Code §162(m) or Applicable Laws.

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3.6         Awards may be Granted Separately or Together . In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award hereunder or any award granted under another plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

3.7         Non-Employee Director Awards . Notwithstanding anything to the contrary herein, the Board shall be responsible for administering this Plan with respect to Awards to Non-Employee Directors, subject to the provisions of this Plan. With respect to the administration of the Plan as it relates to Awards granted to Non-Employee Directors, references in this Plan to the “Committee” shall refer to the Board.

ARTICLE 4

Vesting and Performance Objectives

4.1         General . The vesting schedule or Period of Restriction for any Award shall be specified in the applicable Award Agreement. The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company or an Affiliate for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.

4.2         Period of Absence from Providing Substantial Services . To the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement provides otherwise.

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4.3         Performance Objectives .

(a)         Possible Performance Objectives. The Performance Objective(s) with respect to any Award may include any one or more of the following objectives, as established by the Committee in its sole discretion: (i) earnings, including operating income, net operating income, same store net operating income, earnings before or after any one or more of taxes, interest, depreciation, amortization, or extraordinary or special items (which may exclude nonrecurring or non-cash items) or net earnings; (ii) pre-tax income or after-tax income; (iii) earnings or book value per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and other legal matters, information technology, and goals relating to contributions, dispositions, acquisitions, development and development related activity, capital markets activity and credit ratings, joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, and other transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation and reorganization of joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, research or development collaborations, and the completion of other corporate transactions; (xix) funds from operations (FFO) or funds available for distribution (FAD); (xx) economic value added (or an equivalent metric); (xxi) stock price performance; (xxii) improvement in or attainment of expense levels or working capital levels; (xxiii) operating portfolio metrics including leasing and tenant retention, (xxiv) new store results, or (xxv) any combination of, or a specified increase in, any of the foregoing. Performance Objectives may be based upon Company-wide, Affiliate, divisional, project team, and/or individual performance. The Performance Objectives established by the Committee for any Performance Period may be expressed in terms of attaining a specified level of the Performance Objective or the attainment of a percentage or absolute increase or decrease in the particular objective, and may involve comparisons with respect to historical results of the Company or an Affiliate and/or operating groups or segments thereof, all as the Committee deems appropriate. The Performance Objectives established by the Committee for any Performance Period may be applied to the performance of the Company relative to a market index, a peer group of other companies or a combination thereof, all as determined by the Committee for such Performance Period. The Committee may further specify in respect of the specified Performance Objectives for any Performance Period, a minimum acceptable level of achievement below which no Award payment will be made or vesting will occur, and may set forth a formula for determining the amount of any payment to be made or level of vesting, if performance is at or above the minimum acceptable level, but falls short of maximum achievement of the specified Performance Objectives.

(b)         Objective Criteria; Adjustments to Performance Objectives. Any Performance Objective shall relate to the Service Provider’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved, and to calculate the amount of the Award payable to a Participant based on the level of achievement. The Committee may provide, in connection with the setting of the Performance Objectives, that any evaluation of performance may include or exclude certain items that may occur during any Performance Period including, but not limited to, the following: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved Performance Objectives at targeted levels during the balance of the Performance Period following such divestiture; (iii) to exclude restructuring and/or other nonrecurring charges; (iv) to exclude the effects of changes to generally accepted accounting principles (“GAAP”) or generally accepted accounting standards required by the Financial Accounting Standards Board, International Financial Accounting Standards (“IFRS”), or any other standard setting body; (v) to exclude the impact of any “extraordinary items” as determined under GAAP, IFRS or applicable standards of any other standard setting body; (vi) to exclude the effect of any change in outstanding Shares by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; and (vii) to exclude any other unusual, non-recurring gain or loss or other extraordinary item. To the extent such inclusions or exclusions affect an Award under this Plan, they shall be prescribed in a form that meets the requirements of Code §162(m) for deductibility.

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(c)         Shareholder Approval of Performance Objectives. No Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Code §162(m) shall be made unless the Company’s shareholders shall have previously approved the Plan, or unless the Award is made contingent on shareholder approval of the Plan.

(d)         Documentation of Performance Objectives. With respect to any Award granted to a Covered Employee, the Performance Objectives shall be set forth in writing no later than 90 days after commencement of the Performance Period to which the Performance Objective(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the Performance Objective(s) is (are) substantially uncertain. Such writing shall also include the Performance Period for measuring achievement of the Performance Objectives, as established by the Committee.

(e)         Committee Certification. Prior to settlement of any Award granted to a Covered Employee that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied. For purposes of this Section 4.3(e), approved minutes of the Committee shall be adequate written certification.

(f)         Negative Discretion. The Committee may reduce, but may not increase, the number of Shares deliverable, or the amount payable, under any Award granted to a Covered Employee that is contingent on achievement of one or more Performance Objectives after the applicable Performance Objectives are satisfied.

ARTICLE 5

Stock Options

5.1         Terms of Stock Options . Subject to the provisions of the Plan, the type of Stock Option, term, exercise price, vesting schedule, and other conditions and limitations applicable to each Stock Option shall be as determined by the Committee and shall be stated in the Award Agreement.

5.2         Type of Stock Option . Each Stock Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Neither the Company nor the Committee shall have liability to a Participant or any other party if a Stock Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 2.3 of the Plan that causes the Stock Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.

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5.3         Limitations .

(a)         Maximum Term. No Stock Option shall have a term in excess of 10 years, in each case measured from the date the Stock Option is granted. In the case of any Incentive Stock Option granted to a 10% Shareholder (as defined in Section 5.3(e), below), the term of such Incentive Stock Option shall not exceed 5 years measured from the date the Stock Option is granted.

(b)         Minimum Exercise Price. Subject to Section 2.3 of the Plan, the exercise price per share of a Stock Option shall not be less than 100% of the Fair Market Value per Share on the date the Stock Option is granted. In the case of any Incentive Stock Option granted to a 10% Shareholder (as defined in Section 5.3(e), below), subject to Section 2.3 of the Plan, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date such Incentive Stock Option is granted.

(c)         Repricing Prohibited. Except as provided in Section 2.3, the Committee shall not amend any outstanding Stock Option to reduce its exercise price, and shall not grant a Stock Option with a lower exercise price to a Participant within six months before or after a Stock Option with a higher exercise price held by such Participant is canceled.

(d)         $100,000 Limit for Incentive Stock Options. Notwithstanding a Stock Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by a Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under this Plan, or any other plan of the Company or any Affiliate), such Stock Options shall be treated as Nonstatutory Stock Options (but only to the extent of any such excess). For purposes of this Section 5.3(d), Fair Market Value shall be measured as of the date the Stock Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted.

(e)         10% Shareholder. For purposes of this Section 5.3, a “10% Shareholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or an Affiliate), determined under Code §424(d).

5.4         Payment of Exercise Price . The Committee shall determine the acceptable form of consideration for exercising a Stock Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Committee in its discretion and/or as set out in the applicable Award Agreement, the exercise price of a Stock Option may be paid (i) in United States dollars in cash or by check; (ii) through delivery of Shares owned by the Participant having a Fair Market Value equal, as of the date of exercise, to the exercise price of the Stock Option; (iii) by having the Company retain from the Shares otherwise issuable upon exercise of the Stock Option, a number of Shares having a Fair Market Value equal, as of the date of exercise, to the exercise price of the Stock Option (a “net-exercise”); (iv) in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Committee; (v) by any combination of (i), (ii), (iii) and (iv) above; or (vi) payment of such other lawful consideration as the Committee may determine. Notwithstanding the foregoing, the Committee shall accept only such payment on exercise of an Incentive Stock Option as is permitted by Code §422.

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5.5         Exercise of Stock Options .

(a)         Procedure for Exercise. Any Stock Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Option shall be deemed exercised when the Committee (or its designee) receives: (i) notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Option and (ii) full payment for the Shares (in a form permitted under Section 5.4) with respect to which the Stock Option is exercised.

(b)         Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Stock Options within such period of time as is specified in the Award Agreement to the extent that the Participant’s Stock Options are vested as of the Termination of Service. In the absence of a specified time in the Award Agreement, the Participant’s Stock Options shall remain exercisable for three months following the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death. After the Participant’s death, his Beneficiary may exercise the Participant’s Stock Options only to the extent that the deceased Participant was entitled to exercise such Stock Options as of the date of his or her death.

(c)         Rights as a Shareholder. Shares subject to a Stock Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Stock Option exercise date. Until such Stock Option exercise date, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to a Stock Option.

5.6         Repurchase Rights . The Committee shall have the discretion to grant Stock Options which are immediately exercisable for unvested Shares (“reverse vesting”). If the Participant ceases to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per share equal to the lower of (i) the exercise price paid per Share or (ii) the Fair Market Value per Share at the time of repurchase. The terms upon which such repurchase right shall be exercisable by the Committee (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.

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5.7         Notification upon Disqualifying Disposition of an Incentive Stock Option . Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Shares before the later of (A) two years after the date of grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option.

ARTICLE 6

Stock Appreciation Rights

6.1         Terms of Stock Appreciation Right . The term, exercise price, number of Shares, vesting schedule, medium of settlement, and other conditions and limitations applicable to each Stock Appreciation Right, shall be as determined by the Committee and shall be stated in the Award Agreement. Upon exercise, all Stock Appreciation Rights shall be settled in cash, Shares, other securities, other Awards, other property or any combination thereof as determined by the Committee, and as stated in the Award Agreement.

6.2         Exercise of Stock Appreciation Right .

(a)         Procedure for Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Appreciation Right shall be deemed exercised when the Committee (or its designee) receives notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.

(b)         Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Stock Appreciation Rights within such period of time as is specified in the Award Agreement to the extent that the Participant’s Stock Appreciation Rights are vested as of the Termination of Service. In the absence of a specified time in the Award Agreement, the Participant’s Stock Appreciation Rights shall remain exercisable for three months following the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death. After the Participant’s death, his Beneficiary may exercise the Participant’s Stock Appreciation Rights only to the extent that the deceased Participant was entitled to exercise such Stock Appreciation Rights as of the date of his or her death.

(c)         Rights as a Shareholder. Shares subject to a Stock Appreciation Right payable in Shares shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised and Shares (if any) are delivered in settlement thereof. Unless and until such delivery, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Stock Appreciation Right.

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ARTICLE 7

Restricted Stock and restricted stock units

7.1         Terms of Restricted Stock . Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and any other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee and shall be stated in the Award Agreement. Unless the Committee determines otherwise, Shares of Restricted Stock may be held by the Company as escrow agent until the restrictions on such Shares shall have lapsed.

(a)         Transferability. Except as provided in this Section 7.1, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(b)         Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(c)         Removal of Restrictions. Except as otherwise provided in this Section 7.1, and subject to Section 10.5 of the Plan, Shares of Restricted Stock subject to an Award of Restricted Stock made under the Plan shall be released from the applicable transfer and other restrictions, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2½ months after the end of the Fiscal Year in which the Period of Restriction ends.

(d)         Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

(e)         Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in cash, the Award Agreement may (but is not required to) specify that the cash payments shall be subject to the same restrictions as the related Shares of Restricted Stock, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock vest or are forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date. In no event shall any cash dividend or distribution be paid later than 2½ months after the Fiscal Year in which the dividend or distribution becomes nonforfeitable.

(f)         Right of Repurchase of Restricted Stock. If, with respect to any Award of Restricted Stock, a Participant’s Termination of Service occurs before the end of the Period of Restriction, then the Company shall have the right to repurchase forfeitable Shares of Restricted Stock from the Participant at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost).

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7.2         Terms of Restricted Stock Units . Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement.

(a)         Settlement of Restricted Stock Units. Subject to Section 10.5 of the Plan, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2½ months after the end of the Fiscal Year in which the Period of Restriction ends.

(b)         Dividend and Other Distribution Equivalents. The Committee is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units. The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited. Alternatively, the Award Agreement may (but is not required) to specify that the dividend equivalents or other distributions shall be unrestricted, in which case they shall be paid on the dividend or distribution payment date for the underlying Shares, or as soon as practicable thereafter. In no event shall any unrestricted dividend equivalent or other distribution be paid later than 2½ months after the Fiscal Year in which the record date for the dividend or distribution occurs.

(c)         Forfeiture. If, with respect to any Award of Restricted Stock Units, a Participant’s Termination of Service occurs before the end of the Period of Restriction, then the Restricted Stock Units granted pursuant to such Award shall be forfeited and the Company (and any Affiliate) shall have no further obligation thereunder.

ARTICLE 8

Performance Awards

8.1         Terms of Performance Awards . Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Awards to Participants in such amounts and upon such terms as the Committee shall determine. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Objective(s), the Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award which are not inconsistent with the terms of this Plan. The establishment of Performance Objectives with respect to the grant or vesting of any Performance Award to a Covered Employee intended to result in performance-based compensation for purposes of Code §162(m) shall follow the procedures set forth in Section 4.

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8.2         Initial Value of Performance Shares and Performance Units . Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) Share, subject to adjustment as provided in Section 2.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value that is established by the Committee at the time of grant.

8.3         Settlement of Performance Awards . Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of a Performance Award shall be entitled to receive payout of the value and/or distribution of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved. The determination and certification of the attainment of the Performance Objectives with respect to any Performance Award granted to a Covered Employee intended to result in performance-based compensation for purposes of Code §162(m) shall comply with the requirements set forth in Section 4. Subject to Section 10.5, unless the terms of the Award Agreement require payment at some later date, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Performance Period, and in any event no later than 2½ months after the end of the Fiscal Year in which the Performance Period ends.

8.4         Forfeiture . If, with respect to any Performance Award, (i) a Participant’s Termination of Service occurs before the end of the Performance Period, or (ii) any Performance Objective(s) are not achieved by the end of the Performance Period, then the Performance Shares or Performance Units granted pursuant to such Performance Award shall be forfeited and the Company (and any Affiliate) shall have no further obligation thereunder.

ARTICLE 9

Other Awards

9.1         Cash-Based Awards . Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Service Providers in such amounts and upon such terms and conditions, including the achievement of Performance Objectives, as the Committee may determine.

(a)         Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or formula, the Performance Objective(s), the Performance Period, if applicable, the time and form of payment or distribution, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

(b)         Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. The Committee may also require the satisfaction of such service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Objectives as described in Section 4.3, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish Performance Objectives, the final value of a Cash-Based Award that will be paid to the Participant will depend on the extent to which the Performance Objectives are met. The establishment of Performance Objectives with respect to the grant or vesting of any Cash-Based Award granted to a Covered Employee intended to result in performance-based compensation for purposes of Code §162(m) shall follow the procedures set forth in Section 4.

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(c)         Payment or settlement, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award Agreement, in cash, Shares or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award granted to a Covered Employee intended to result in performance-based compensation for purposes of Code §162(m) shall comply with the requirements set forth in Section 4. Subject to Section 10.5, unless the terms of the Award Agreement require payment at some later date, the amount payable in connection with a Cash-Based Award shall be paid to the Participant as soon as practicable after the end of the applicable Performance Period, and in any event no later than 2½ months after the end of the Fiscal Year in which the Performance Period ends.

9.2         Grant of Other Share-Based Awards . The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Service Providers, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

(a)         Each Other Share-Based Award shall be expressed in terms of Shares or units based on such Shares, as determined by the Committee. The Committee may also require the satisfaction of such service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Objectives as described in Section 4.3, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish Performance Objectives, the final value of Other Share-Based Awards that will be paid to the Participant will depend on the extent to which the Performance Objectives are met. The establishment of Performance Objectives with respect to the grant or vesting of any Other Share-Based Award granted to a Covered Employee intended to result in performance-based compensation for purposes of Code §162(m) shall follow the procedures set forth in Section 4.

(b)         Payment or settlement, if any, with respect to an Other Share-Based Award shall be made in accordance with the terms of the Award, in cash, Shares or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Other Share-Based Award granted to a Covered Employee intended to result in performance-based compensation for purposes of Code §162(m) shall comply with the requirements set forth in Section 4. Subject to Section 10.5, unless the terms of the Award Agreement require payment at some later date, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Performance Period, and in any event no later than 2½ months after the end of the Fiscal Year in which the Performance Period ends.

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(c)         Participants shall have no voting rights with respect to Shares represented by Other Share-Based Awards until the date of the issuance of such Shares, if any, in settlement of such Award.

9.3         Effect of Termination of Service . Each Award Agreement evidencing a Cash-Based Award or Other Share-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following the Participant’s Termination of Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Share-Based Awards, and may reflect distinctions based on the reasons for termination.

ARTICLE 10

Additional Terms of Awards

10.1       No Rights to Awards . No Service Provider shall have any claim to be granted any Awards under the Plan, and the Company is not obligated to extend uniform treatment to Participants or Beneficiaries under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

10.2       No Effect on Employment or Service Relationship . Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Affiliate; nor shall they interfere in any way with the Participant’s right or the Company’s or any Affiliate’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws and any enforceable agreement between the Service Provider and the Company or any Affiliate.

10.3       No Fractional Shares . No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

10.4       Transferability of Awards . Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, and Stock Options and Stock Appreciation Rights awarded hereunder may be exercised, during the lifetime of the Participant, only by the Participant. Subject to the approval of the Committee in its sole discretion, Nonstatutory Stock Options may be transferable to members of a Participant’s immediate family, and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only shareholders. “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption. To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

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10.5       Conditions On Delivery of Shares and Lapsing of Restrictions . The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan unless and until (i) all conditions of the Award have been met or removed to the satisfaction of the Committee, (ii) subject to approval of the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.

10.6       Inability to Obtain Authority . The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

10.7       Withholding .

(a)         Withholding Requirements. Prior to the delivery of any Shares or payment of any cash pursuant to the grant, exercise, vesting, or settlement of an Award, the Company shall have the power and the right to deduct or withhold, or to require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, and local taxes (including the Participant’s employment tax obligations) that the Company determines is required to be withheld to comply with Applicable Laws. The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.

(b)         Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant or Beneficiary to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares, or (ii) delivering to the Company already-owned Shares, in either case having a Fair Market Value equal to the amount required by Applicable Law to be withheld. The Fair Market Value of the Shares to be withheld or delivered, or with respect to which restrictions are removed, shall be determined as of the date that the taxes are required to be withheld.

10.8       Other Provisions in Award Agreements/Change in Control . In addition to the provisions described in the Plan, an Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition, provisions for the acceleration of vesting and/or exercisability of Awards upon a Change in Control of the Company, provisions for the cancellation of Awards in the event of a Change in Control of the Company, and provisions to comply with Applicable Laws.

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10.9       Section 16 of the Exchange Act . It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

10.10     Not Benefit Plan Compensation . Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.

10.11     Section 409A .

(a)         Certain awards under the Plan may constitute nonqualified deferred compensation under Code §409A, including the regulations and guidance promulgated thereunder, and it is intended that such awards either (i) meet the requirements of paragraphs (a)(2), (3), and (4) of Code §409A or (ii) meet an exception to Code §409A, and in each case the terms and provisions of the Plan and Award Agreements should be interpreted and applied in a manner consistent with such requirements.

(b)         Notwithstanding any provision in this Plan or any Award Agreement to the contrary, if any provision of this Plan or any Award Agreement contravenes any regulations or guidance promulgated under Code §409A or could cause any Award to be subject to additional taxes, accelerated taxation, interest or penalties under Code §409A, the Company may, in its sole discretion and without the Participant’s consent, modify this Plan or any Award Agreement: (i) to comply with, or avoid being subject to, Code §409A, or to avoid the imposition of any taxes, accelerated taxation, interest or penalties under Code §409A, and (ii) to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Code §409A. This section does not create an obligation on the part of the Company to modify this Plan or any Award Agreement and does not guarantee that the Awards will not be subject to interest or penalties under Code §409A.

(c)         If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s “separation from service” (as such term is defined under Code §409A) at such time as the Participant is a Specified Employee and such amounts are subject to the provisions of Code §409A, then no payment shall be made, except as permitted under Code §409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death), or as soon as administratively practicable thereafter. “Specified Employee” means an Employee who at any time during the twelve-month period ending on the identification date was a “key employee” as defined under Code §416(i) (applied in accordance with the regulations thereunder, but without regard to paragraph (5) thereof). The Company may adopt a Specified Employee Identification Policy which specifies the identification date, the effective date of any change in the key employee group, compensation definition and other variables that are relevant in identifying specified employees, and which may include an alternative method of identifying specified employees consistent with the regulations under Code §409A. In the absence of any such policy or policy provision, for purposes of the above, the “identification date” is each December 31st, and an employee who satisfies the above conditions will be considered to be a “specified employee” from April 1st following the identification date to March 31st of the following year, and the compensation and other variables, and special rules for corporate events and special rules relating to nonresident aliens, that is necessary in identifying specified employees will be determined and applied in accordance with the defaults specified in the regulations under Code §409A. Any Specified Employee Identification Policy will apply uniformly to all nonqualified deferred compensation plans subject to Code §409A that are maintained by the Company or an affiliate.

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10.12     Market Stand-off Provisions . If the Company or any equity holder of the Company proposes to offer for sale any equity securities of the Company pursuant to a public offering under the Securities Act of 1933, as amended, and if requested by the Company and/or any underwriter engaged by the Company for a reasonable period of time specified by the Company or such underwriter following the filing of the registration statement filed with respect to such offering, a Participant shall not, directly or indirectly, offer, sell, transfer, pledge, contract to sell (including any short sale), grant any option to purchase, or otherwise dispose of, or enter into any hedging or similar transaction with the same economic effect as a sale relating to, any shares of the Common Stock acquired by the Participant pursuant to an Award or any other securities of the Company held by the Participant, and shall execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company my impose stop transfer instructions with respect to such shares or other securities until the end of such period.

ARTICLE 11

Term, Termination AND Amendment OF Plan

11.1        Term of Plan . The Plan shall become effective on the Effective Date; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s shareholders before any compensation under the Plan is paid.

11.2        Termination of the Plan . The Plan shall terminate upon the earliest to occur of (i) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (ii) the date determined by the Board pursuant to its authority under Section 11.3 of the Plan; provided, however, that Incentive Stock Options may not be granted after the tenth anniversary of the Effective Date. No Plan termination that impacts any deferred compensation subject to Code §409A shall be made without compliance with the provisions of Code §409A regarding terminations and liquidations.

11.3        Amendment of the Plan . The Board or the Committee may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or Beneficiaries. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws. Notwithstanding any provision of this Section 11.3 to the contrary, the Company reserves the right to:

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(a)         amend the Plan (or any outstanding Award Agreement) in any respect solely to comply with the provisions of Code §409A so as not to trigger any unintended tax consequences prior to the payment or other taxable event with respect to the Award;

(b)         pay the lump sum value of any deferred compensation hereunder if the Company determines that such payment will not constitute an impermissible acceleration of payments under the limited cashout provision of Treas. Reg. §1.409A-3(j)(4)(v), or under one of the exceptions provided in Treas. Reg. §1.409A-3(j)(4)(ix) or any successor guidance; in such an event, payment shall be made at the earliest date permitted under such guidance; and

(c)         make payments hereunder before such payments are otherwise due if it determines that the provisions of the Plan fail to meet the requirements of Code §409A; provided, however, that such payment(s) may not exceed the amount required to be included in income as a result of such failure to comply the requirements of Code §409A.

11.4        Effect of Amendment or Termination . Except as provided in Sections 11.3 and 11.5 of the Plan, no amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

11.5        Adjustments of Awards Upon the Occurrence of Unusual or Nonrecurring Events . The Committee may, in its sole discretion (but subject to the limitations and conditions expressly stated in the Plan, such as the limitations on adjustment of Performance Objectives), adjust the terms and conditions of Awards during the pendency or in recognition of (i) unusual or nonrecurring events affecting the Company or an Affiliate (such as a capital adjustment, reorganization, or merger) or the financial statements of the Company or an Affiliate, or (ii) any changes in Applicable Laws or accounting principles. By way of example, the power to adjust Awards shall include the power to suspend the exercise of any Stock Option or Stock Appreciation Right.

ARTICLE 12

Miscellaneous

12.1        Authorization of Sub-Plans . The Committee may from time to time establish one or more sub-plans under the Plan, including but not limited to for purposes of satisfying applicable blue sky, securities, and/or tax laws. The Committee shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations as the Committee deems necessary or desirable, and/or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants included within any such sub-plan(s).

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12.2        Governing Law . The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under any state’s applicable principles of conflicts of laws.

12.3        Committee Manner of Action . Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (i) a majority of the members of a Committee shall constitute a quorum, and (ii) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.

12.4        Expenses . The costs of administering the Plan shall be paid by the Company.

12.5        Severability . If any provision of the Plan or any Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

12.6        Delivery of Shares . Subject to any governing rules or regulations (including applicable stock exchange rules), the Company shall issue or cause to be issued the Shares acquired pursuant to an Award and shall deliver such Shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry Shares credited to the account of the Participant, (b) by depositing such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such Shares to the Participant in certificate form.

12.7        Construction . Unless the contrary is clearly indicated by the context, (i) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (ii) the use of the singular shall also include within its meaning the plural and vice versa; and (iii) the word “include” shall mean to include, but not to be limited to.

12.8        No Trust or Fund Created . Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or an Affiliate) and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company (or an Affiliate) pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company (or the Affiliate, as applicable).

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12.9        Headings . Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

12.10      Complete Statement of Plan . This document is a complete statement of the Plan.

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Appendix

As used in the Plan, the following terms shall have the following meanings:

(a)         “Affiliate” means an entity in which the Company has a direct or indirect equity interest, whether now or hereafter existing; provided however, that with respect to an Incentive Stock Option, an Affiliate means a “parent corporation” (as defined in Code §424(e) or a “subsidiary corporation” (as defined in Code §424(f)) with respect to the Company, whether now or hereafter existing and with respect to the grant of a Nonqualified Stock Option an Affiliate means an entity in which the Company has a direct or indirect controlling equity interest to the extent necessary to qualify the Company as an “eligible issuer of service recipient stock” under Treas. Reg. §1.409A-1(b)(5)(iii)(E).

(b)         “Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)         “Award” means, individually or collectively, a grant under the Plan of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Cash-Based Awards, Other Share-Based Awards, or other awards under the Plan.

(d)         “Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(e)         “Beneficiary” means the personal representative of the Participant’s estate or the person(s) to whom an Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent or distribution.

(f)         “Board” means the board of directors of the Company.

(g)         “Cash-Based Award” means an Award, settled in cash, granted pursuant to Article 9.

(h)         “Change of Control” means a change in control as defined in the relevant Award Agreement.

(i)          “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any regulations or other guidance of general applicability promulgated under such section, and shall further be a reference to any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

(j)         “Committee” means the Compensation Committee of the Board, which has been constituted by the Board to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, Code §162(m), and/or other Applicable Laws.

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(k)         “Company” means Del Taco Restaurants, Inc., a Delaware corporation (previously known as Levy Acquisition Corp.), or any successor thereto.

(l)         “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render services to such entity.

(m)         “Covered Employee” means any Employee who is or may become a “Covered Employee” as defined in Code §162(m), or any successor provision of the Code, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than (i) ninety (90) days after the beginning of the relevant Performance Period, or (ii) the date on which twenty-five percent (25%) of the relevant Performance Period has elapsed, as a “Covered Employee” under this Plan for such Performance Period.

(n)         “Director” means a member of the Board.

(o)         “Disability” means total and permanent disability as defined in Code §22(e)(3).

(p)         “Effective Date” means the date on which the Agreement and Plan of Merger, dated as of March 12, 2015, by and among Levy Acquisition Corp., Levy Merger Sub, LLC (“Merger Sub”) and Del Taco Holdings, Inc. becomes effective and Del Taco Holdings, Inc. becomes a wholly-owned subsidiary of Levy Acquisition Corp.

(q)         “Employee” means any person who is an employee, as defined in Code §3401(c), of the Company or any Affiliate or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(r)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)         “Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or a Covered Employee.

(t)         “Fair Market Value” means the closing price of a Share as reported on the Nasdaq National Market (or such other consolidated transaction reporting system on which such Shares are primarily traded) on the date of calculation (or on the next preceding trading date if Shares were not traded on the date of calculation); provided, however, that if Shares of the Company’s common stock are not at any time readily tradeable on a national securities exchange or other market system, “Fair Market Value” shall mean the amount determined in good faith by the Committee as the fair market value of shares of the Company. Fair Market Value shall be determined by the Committee in a manner consistent with Code §409A, to the extent applicable, and any other applicable law or regulation.

(u)         “Fiscal Year” means the Company’s fiscal year. If an Award is granted by an Affiliate, such Affiliate’s fiscal year shall apply instead of the Company’s fiscal year with respect to such Award.

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(v)         “Incentive Stock Option” means a Stock Option intended to qualify as an incentive stock option within the meaning of Code §422.

(w)         “Nonemployee Director” means a Director who is not an Employee.

(x)          “Nonstatutory Stock Option” means a Stock Option not intended to qualify as an Incentive Stock Option.

(y)         “Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 9.

(z)         “Participant” means the holder of an outstanding Award granted under the Plan.

(aa)         “Performance Objective” means a performance objective or goal that must be achieved before an Award, or a portion of an Award, becomes nonforfeitable, as described in Section 4.3 of the Plan.

(bb)         “Performance Period” means a fiscal year of the Company, or a series of two or more consecutive fiscal years, as determined by the Committee.

(cc)         “Performance Share” means an Award under Article 8 and subject to the terms of this Plan, denominated in Shares, the value of which is determined as a function of the extent to which corresponding performance criteria have been achieved.

(dd)         “Performance Unit” means an Award under Article 8 and subject to the terms of this Plan, denominated in U.S. dollars, the value of which is determined as a function of the extent to which corresponding performance criteria have been achieved.

(ee)         “Period of Restriction” means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units, or any other feature of an Award is subject to a substantial risk of forfeiture. A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.

(ff)         “Person” means any individual, company, partnership, group, association or other “person,” as such term is used in Section 14(d) of the Exchange Act.

(gg)         “Restricted Stock” means Shares that, during a Period of Restriction, are subject to restrictions as described in Article 7 of the Plan.

(hh)         “Restricted Stock Unit” means an Award that entitles the recipient to receive Shares or cash after a Period of Restriction, as described in Article 7 of the Plan.

(ii)         “Service Provider” means an Employee, Director or Consultant.

(jj)         “Share” means a share of the Company’s common stock.

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(kk)         “Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount (exercise price) specified by the Committee which shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article 6 of the Plan.

(ll)         “Stock Option” means an option to purchase Shares that is granted pursuant to Article 5 of the Plan. A Stock Option may be an Incentive Stock Option or a Nonstatutory Stock Option.

(mm)       “Termination of Service” means the date an individual ceases to be a Service Provider. Unless the Committee or a Company policy provides otherwise, a leave of absence authorized by the Company or the Committee (including sick leave or military leave) from which return to service is not guaranteed by statute or contract shall be characterized as a Termination of Service if the individual does not return to service within three months; such Termination of Service shall be effective as of the first day that is more than three months after the beginning of the period of leave. If the ability to return to service upon the expiration of such leave is guaranteed by statute or contract, but the individual does not return, the leave shall be characterized as a Termination of Service as of a date established by the Committee or Company policy. For purposes of the Plan and any Award hereunder, if an entity ceases to be an Affiliate, Termination of Service shall be deemed to have occurred with respect to each Participant in respect of such Affiliate who does not continue as a Service Provider in respect of the Company or another Affiliate after such giving effect to such Affiliate’s change in status.

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ANNEX D

CONFIDENTIAL

March 11, 2015

The Board of Directors

Levy Acquisition Corp.

444 North Michigan Avenue, Suite 3500

Chicago, Illinois 60611

Ladies and Gentlemen:

We understand that Levy Acquisition Corp. (“Levy Acquisition” or the “Company”) proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Levy Merger Sub, LLC, a wholly-owned subsidiary of the Company (“Merger Sub”), and Del Taco Holdings, Inc. (the “Target”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Target, with the Target surviving as a wholly-owned subsidiary of the Company (the “Merger”). In consideration therefor, and pursuant to the Merger, we understand that the Company is contemplated to pay for all of the outstanding shares of common stock and other equity interests of the Target, on a cash-free, debt-free basis, through the payment of cash and the issuance of the common stock of the Company, an aggregate purchase price of $500 million (the “Consideration”). The Consideration is subject to adjustment as set forth in the Merger Agreement and the terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have requested our opinion as to (i) the fairness, from a financial point of view, to the Company of the Consideration to be paid by the Company in the Merger and (ii) whether the fair market value of the Target (measured by the enterprise values implied by the various financial analyses we conducted in connection with our opinion) equals or exceeds 80% of the amount held by the Company in trust for the benefit of its public stockholders (excluding any deferred underwriting fees and taxes payable on the income earned on the trust account).

In connection with the preparation of the opinion set forth herein, we have examined, among other things: (a) a draft dated March 11, 2015, of the Merger Agreement; a draft dated March 10, 2015 of a Stock Purchase Agreement by and among certain investors, the Target and stockholders of the Target (the “Stock Purchase Agreement”) and a draft received on March 6, 2015 of a form of the Common Stock Purchase Agreements to be entered into by certain investors and the Company (the “Common Stock Purchase Agreements”); (b) certain audited historical consolidated financial statements of Sagittarius Restaurants LLC, a wholly-owned subsidiary of the Target, and its subsidiaries (the “OpCo”), for the two fiscal years ended January 1, 2013 and December 31, 2013 and unaudited financial statements for the year ended December 30, 2014, (c) certain publicly available financial statements of the Company for the fiscal year ended December 31, 2014; (d) certain internal business, operating and financial information and forecasts of the Target prepared by senior management of the Target, as adjusted by senior management of the Company and approved for our use (the “Forecasts”); (e) certain information regarding the strategic, financial and operational benefits anticipated from the Merger and the prospects of the Target (with and without the Merger) provided to us by the Company; (f) certain information regarding publicly available financial terms of certain other business combinations we deemed relevant; (g) financial information (including the financial position and operating results) of the Target compared with financial and trading information of certain publicly traded companies we deemed relevant; and (h) certain other publicly available information regarding the Target and its industry.

D-26

We have also held discussions with members of the senior management of the Company and the Target and the Company’s investment banking advisor, Piper Jaffray, to discuss the foregoing, the past and current business operations and the financial condition and future prospects of the Target. We have considered such other matters that we have deemed relevant to our inquiry and have taken into account such financial and investment banking procedures and considerations as we have deemed relevant or appropriate.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion, including, without limitation, the Forecasts. We have not made or obtained an independent valuation or appraisal of the assets, liabilities (contingent or otherwise) or solvency of the Company or the Target. We have been advised by the senior management of the Company that the Forecasts and the other prospective financial information prepared for our use by the senior management of the Company and examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company. In that regard, we have assumed, with your consent, that (i) the Forecasts will be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company and Target are as set forth in the OpCo’s and Target’s financial statements made available to us. We have particularly assumed, with your consent, that Target does not have any assets or liabilities (contingent or otherwise) that would be material to the opinion expressed herein that are not reflected in the financial statements of OpCo made available to us. We express no opinion with respect to the Forecasts or other prospective financial information or the estimates and judgments on which they are based.

We did not consider and express no opinion as to the amount or nature of any compensation to any of the Target’s or the Company’s officers, directors or employees (or any class of such persons), whether such payments are made to persons holding such positions before or after the Merger, relative to the Consideration or otherwise. We did not consider and express no opinion as to the fairness of the Consideration to the holders of any class of securities, creditors or constituencies of the Company. We were not requested to, nor did we, participate in the negotiation or structuring of the Merger or the transactions contemplated by the Stock Purchase Agreement or the Common Stock Purchase Agreements. We were not requested to, nor did we, seek alternative candidates for a transaction with the Company, nor were we requested to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction or business strategy in which the Company might engage. Our opinion herein is based upon economic, market, financial and other conditions as they exist on and can be evaluated as of, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We express no view with respect to the tax treatment that will be required to be applied to the Merger, nor does our opinion address any legal, other tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals. We have relied as to all legal, tax and accounting matters on advice of the Company’s management and its third-party legal, tax and accounting advisors. We have further assumed, with your consent, that any adjustment of the Consideration pursuant to the Merger Agreement will not be material to the opinion expressed herein. In rendering our opinion, we have assumed that the final terms of the Merger Agreement, the Stock Purchase Agreement, the Common Stock Purchase Agreements and any ancillary agreements will not vary materially from those set forth in the latest drafts reviewed by us, that the transactions contemplated by the Stock Purchase Agreement, the Common Stock Purchase Agreements and the Merger will be consummated on the terms described in the Stock Purchase Agreement, the Common Stock Purchase Agreements and the Merger Agreement, respectively, without any waiver, modification or amendment of any material terms or conditions thereof, and that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or the Target or on the expected benefits of the Merger. We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger. We also express no view or opinion as to (i) the Common Stock Purchase Agreements and the purchase of shares of common stock of the Company or the other transactions contemplated thereby or any terms or other aspects of implications thereof (including the consideration being received by the Company pursuant thereto), (ii) the Stock Purchase Agreement and the purchase of shares of common stock of the Target or other transactions contemplated thereby or any terms or other aspects of implications thereof (including the consideration being paid by the investors pursuant to the Stock Purchase Agreement) or (iii) the terms or other aspects or implications of any other agreements or other arrangements entered into in connection with, or contemplated by, the Merger Agreement, including, without limitation, any stockholders’ agreement to be entered into by the Company in connection with the transaction.

D-2

For purposes of our analyses, we have considered the Consideration assuming the issuance of a number of the Company shares based upon the value per share of the Company common stock of $10, which the Company advised us, and which we have assumed with your consent, is the fair market value of such shares. We have been advised by the Company, and we have assumed with your consent, that the amount held by the Company in trust for the benefit of its public stockholders (excluding any deferred underwriting commissions and taxes payable on the income earned on the amount held in trust) does not and shall not exceed $150 million.

William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of the Company or affiliates of Target for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. We were engaged by the Company to provide an opinion to the Board of Directors and we will receive a fee as a result of the delivery of this opinion. We also in the past have provided and in the future may provide, certain investment banking services to certain of Target’s affiliates, for which we have received and may receive compensation. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

We express no opinion herein as to the price at which the common shares of the Company will trade at any future time or otherwise as to the effect of the Merger on the trading price of the common shares of the Company. Such trading price may be affected by a number of factors, including but not limited to (i) dispositions of the common shares of the Company by stockholders within a short period of time after the closing of the Merger, (ii) changes in prevailing interest rates and other factors which generally influence the price of securities, (iii) adverse changes in the capital markets, (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or of the Target or in the markets they serve, (v) any actions taken or restrictions imposed by federal, state or other governmental agencies or regulatory authorities, and (vi) timely completion of the Merger on terms and conditions that are acceptable to all parties at interest.

D-3

Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company (in its capacity as such) in connection with its consideration of the Merger. Our opinion is limited to (i) the fairness, from a financial point of view, to the Company of the Consideration to be paid by the Company in the Merger and (ii) whether the fair market value of the Target (measured by the enterprise values implied by the various financial analyses we conducted in connection with our opinion) equals or exceeds 80% of the amount held by the Company in trust for the benefit of its public stockholders (excluding any deferred underwriting commissions and taxes payable on the income earned on the trust account), and we do not address the merits of the underlying decision by the Company to engage in the Merger. This opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote in connection with the proposed Merger. It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent, except that this letter may be included in its entirety in a proxy statement mailed by the Company to its stockholders with respect to the Merger; provided that any summary of this opinion is in form and substance acceptable to us and our counsel. This opinion has been reviewed and approved by our Fairness Opinion Committee.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof (i) the Consideration to be paid by the Company in the Merger is fair, from a financial point of view, to the Company and (ii) the fair market value of the Target (measured by the enterprise values implied by the various financial analyses we conducted in connection with our opinion) equals or exceeds 80% of the amount held by the Company in trust for the benefit of its public stockholders (excluding any deferred underwriting commissions and taxes payable on the income earned on the trust account).

Very truly yours,

/s/ William Blair & Company, L.L.C.

WILLIAM BLAIR & COMPANY, L.L.C.

D-4

Annex E

BONUS PLAN EBITDA RECONCILIATION
(in thousands)

The following table represents a summary of the differences between the Bonus Plan EBITDA discussed in “Del Taco Management - Executive Compensation - Annual Cash Incentive Awards” and Adjusted EBITDA reflected in “Del Taco Management’s Discussion and Analysis of Financial Condition and Results of Operation – Key Performance Indicators – EBITDA and Adjusted EBITDA.” Bonus Plan EBITDA is used only for purposes of determining cash bonus payments for Del Taco’s annual cash incentive plan and is a measurement which includes adjustments that is not a measurement under generally accepted accounting principles.

Adjusted EBITDA	$58,848
Fiscal 2014 cash bonus	4,449
Non-recurring professional services	1,449
Non-recurring legal expense	204
Relocation/Severance expense	153
Board of directors expenses	99
Senior debt rating and subordinated note trustee expense	110
Pre-opening costs	(462)
Other	46
Fiscal 2014 Bonus Plan EBITDA (before bonus expense)	$64,896

E-2

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

LEVY ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Claire P. Murphy, Sophia Stratton and Michael R. Wallach (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of common stock of Levy Acquisition Corp. (the “Company”) that the undersigned is entitled to vote (the “Shares”) at the Special Meeting in Lieu of the 2015 Annual Meeting of Stockholders of the Company, to be held on [__________], 2015 at [__:__] a.p.m. Central Time, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, AND 5. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

LEVY ACQUISITION CORP. - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 5	Please mark votes as indicated in this example	☒

(1) The Business Combination Proposal — to consider and vote upon a proposal to approve the Business Combination, which includes the following (i) approval and adoption of the Agreement and Plan of Merger, dated as of March 12, 2015, as it may be amended, by and among the Company, Levy Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, and Del Taco Holdings, Inc., a Delaware corporation, and the transactions contemplated thereby, (ii) approval of the Common Stock Purchase Agreements, dated March 11, 2015, by and between the Company and certain investors, and the transactions contemplated thereby and (iii) approval of the reimbursement of certain expenses accrued by the Company (collectively, the “Business Combination Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ Intention to Exercise Redemption Rights

If you intend to exercise your redemption rights please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the definitive proxy statement under the heading “Special Meeting in Lieu Of 2015 Annual Meeting of LAC Stockholders - Redemption Rights.”

(2) The Certificate Proposal — to consider and vote upon a proposal to approve the Company’s second amended and restated certificate of incorporation to, among other things:

• change the Company’s name to Del Taco Restaurants, Inc.;

• remove certain provisions related to the Company’s status as a blank check company; and

• make certain other changes that the Company’s board of directors deems appropriate for a public operating company, including, without limitation an exclusive forum provision and eliminating the ability for stockholders to act by written consent (the “Certificate Proposal”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐
(3) The Director Election Proposal — to consider and vote upon a proposal to elect five directors to serve on the Company’s board of directors upon consummation of the Business Combination (the “Director Election Proposal”);
(4) The Incentive Plan Proposal — to consider and vote upon a proposal to approve and adopt the Del Taco 2015 Omnibus Incentive Plan (the “Incentive Plan Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
(5) The Adjournment Proposal — to consider and vote upon a proposal to adjourn the special meeting of stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote (the “Adjournment Proposal”); and	FOR ☐	AGAINST ☐	ABSTAIN ☐
(6) to consider and transact such other procedural matters as may properly come before the special meeting of stockholders or any adjournment or postponement thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date: ___________________________________________, 2015 _________________________________________________________________

Signature _________________________________________________________________

Signature (if held jointly)
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
A vote to abstain will have the same effect as a vote AGAINST proposals 2 and 5. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the above signed stockholder(s). If no direction is made, this proxy will be voted FOR each of proposals 1, 2, 3, 4 and 5. If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.
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